FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-226943-05

PROSPECTUS

$885,202,000 (Approximate)

COMM 2019-GC44 Mortgage Trust

(Central Index Key Number 0001792157)

Issuing Entity

Deutsche Mortgage & Asset Receiving Corporation

(Central Index Key Number 0001013454)

Depositor

German American Capital Corporation

(Central Index Key Number 0001541294)

Goldman Sachs Mortgage Company

(Central Index Key Number 0001541502)

Citi Real Estate Funding Inc.

(Central Index Key Number 0001701238)

Sponsors and Mortgage Loan Sellers

COMM 2019-GC44 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-GC44

Deutsche Mortgage & Asset Receiving Corporation is offering certain classes of the COMM 2019-GC44 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-GC44 identified in the table below. The offered certificates (and the non-offered certificates identified under “Summary of Certificates” and the VRR interest identified under “Summary of VRR Interest”) will represent the ownership interests in the issuing entity, COMM 2019-GC44 Mortgage Trust, a New York common law trust. The assets of the issuing entity will primarily consist of (i) a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the pooled certificates and the VRR interest, and (ii) a subordinate interest in a commercial mortgage loan, which is generally the sole source of payment on the related non-offered loan-specific certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th is not a business day, the next business day), commencing in January 2020. The rated final distribution date for each class of offered certificates is the distribution date in August 2057.

Class	Initial Class Certificate Balance or Notional Amount(1)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(2)
Class A-1	$23,338,000	1.997%	Fixed(3)	November 2024
Class A-2	$138,840,000	2.827%	Fixed(3)	November 2024
Class A-3	$55,469,000	2.688%	Fixed(3)	November 2026
Class A-SB	$29,564,000	2.873%	Fixed(3)	May 2029
Class A-4	$176,000,000	2.698%	Fixed(3)	November 2029
Class A-5	$267,197,000	2.950%	Fixed(3)	November 2029
Class X-A	$808,764,000(4)	0.775%	Variable(5)	November 2029
Class A-M	$118,356,000	3.263%	WAC Cap(3)	November 2029
Class B	$40,685,000	3.465%	WAC Cap(3)	November 2029
Class C	$35,753,000	3.646%	WAC(3)	November 2029

(Footnotes on table begin on page 3)

You should carefully consider the risk factors beginning on page 55 of this prospectus.

None of the certificates, the RR interest or the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates and the RR interest will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, the depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Deutsche Mortgage & Asset Receiving Corporation will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc. and Drexel Hamilton, LLC will purchase the offered certificates from Deutsche Mortgage & Asset Receiving Corporation and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and Citigroup Global Markets Inc. are acting as co-lead managers and joint bookrunners in the following manner: Deutsche Bank Securities Inc. is acting as sole bookrunning manager with respect to approximately 26.9% of each class of offered certificates, Goldman Sachs & Co. LLC is acting as sole bookrunning manager with respect to approximately 49.1% of each class of offered certificates, and Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to approximately 24.0% of each class of offered certificates. Academy Securities, Inc. and Drexel Hamilton, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about December 12, 2019. Deutsche Mortgage & Asset Receiving Corporation expects to receive from this offering approximately 106.70687251% of the aggregate certificate balance of the offered certificates, plus accrued interest from December 1, 2019, before deducting expenses payable by the depositor.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)(3)
Commercial Mortgage Pass-Through Certificates	$885,202,000	100%	$885,202,000	$114,899.22

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Calculated according to Rule 457(s) of the Securities Act of 1933.

(3)	Payment of this registration fee was made in connection with the filing of the preliminary prospectus (accession number: 0001539497-19-001986).

Deutsche Bank Securities	Citigroup	Goldman Sachs & Co. LLC
Co-Lead Managers and Joint Bookrunners
Academy Securities Co-Manager		Drexel Hamilton Co-Manager

November 21, 2019

(THIS PAGE INTENTIONALLY LEFT BLANK)

Summary of Certificates

Class	Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(6)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(2)	Weighted Average Life (Yrs.)(7)	Principal Window(7)
Offered Certificates
Class A-1	$23,338,000		30.000%	1.997%	Fixed(3)	November 2024	2.82	1 – 59
Class A-2	$138,840,000		30.000%	2.827%	Fixed(3)	November 2024	4.93	59 – 59
Class A-3	$55,469,000		30.000%	2.688%	Fixed(3)	November 2026	6.93	83 – 83
Class A-SB	$29,564,000		30.000%	2.873%	Fixed(3)	May 2029	7.24	59 – 113
Class A-4	$176,000,000		30.000%	2.698%	Fixed(3)	November 2029	9.76	113 – 119
Class A-5	$267,197,000		30.000%	2.950%	Fixed(3)	November 2029	9.93	119 – 119
Class X-A	$808,764,000	(4)	N/A	0.775%	Variable(5)	November 2029	N/A	N/A
Class A-M	$118,356,000		18.000%	3.263%	WAC Cap(3)	November 2029	9.93	119 – 119
Class B	$40,685,000		13.875%	3.465%	WAC Cap(3)	November 2029	9.93	119 – 119
Class C	$35,753,000		10.250%	3.646%	WAC(3)	November 2029	9.93	119 – 119
Non-Offered Pooled Certificates(8)
Class X-B	$76,438,000	(4)	N/A	0.096%	Variable(5)	November 2029	N/A	N/A
Class X-D	$41,918,000	(4)	N/A	1.146%	Variable(5)	November 2029	N/A	N/A
Class X-F	$18,493,000	(4)	N/A	0.896%	Variable(5)	November 2029	N/A	N/A
Class D	$23,425,000		7.875%	2.500%	Fixed(3)	November 2029	9.93	119 – 119
Class E	$18,493,000		6.000%	2.500%	Fixed(3)	November 2029	9.93	119 – 119
Class F	$18,493,000		4.125%	2.750%	Fixed(3)	November 2029	9.93	119 – 119
Class G-RR	$9,863,000		3.125%	3.646%	WAC(3)	November 2029	9.93	119 – 119
Class H-RR	$30,822,346		0.000%	3.646%	WAC(3)	November 2029	9.93	119 – 119
Class S(9)	N/A		N/A	N/A	N/A	N/A	N/A	N/A
Class R(10)	N/A		N/A	N/A	N/A	N/A	N/A	N/A
Non-Offered Loan-Specific Certificates(8)
Class 180W-A(11)	$33,155,000		34.943%	3.513%	Variable(12)	November 2024	4.93	59 – 59
Class 180W-B(11)	$35,530,000		20.830%	3.513%	Variable(12)	November 2024	4.93	59 – 59
Class 180W-C(11)	$42,940,000		3.774%	3.513%	Variable(12)	November 2024	4.93	59 – 59
Class 180W-D(11)	$9,500,000		0.000%	3.513%	Variable(12)	November 2024	4.93	59 – 59
180W-VRR Interest(11)	$6,375,000		N/A	3.513%	(13)	November 2024	4.93	59 – 59

(1)	Approximate, subject to a permitted variance of plus or minus 5%. The VRR interest balance described in the table titled “Summary of VRR Interest” below is not included in the certificate balance or notional amount of any class of certificates set forth under “Offered Certificates”, “Non-Offered Pooled Certificates” or “Non-Offered Loan-Specific Certificates” in the table above. The VRR interest is not offered by this prospectus.

(2)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(3)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class D, Class E and Class F certificates, in each case, for each distribution date will be a fixed per annum rate equal to the initial pass-through for such class set forth in the table above. The pass-through rate for the Class A-M certificates for each distribution date will be a per annum rate equal to the lesser of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs (referred to as the “WAC rate”) and (ii) 3.263%. The pass-through rate for the Class B certificates for each distribution date will be a per annum rate equal to the lesser of (i) the WAC rate and (ii) 3.465%. The pass-through rates for each of the Class C, Class G-RR and Class H-RR certificates for each distribution date will be a per annum rate equal to the WAC rate. See “Description of the Certificates—Distributions—Pass-Through Rates”. The Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates are collectively referred to as the “pooled principal balance certificates”.

(4)	The Class X-A, Class X-B, Class X-D and Class X-F certificates (collectively, the “Class X certificates”) will not have certificate balances. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 and Class A-M certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class B and Class C certificates. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates. The notional amount of the Class X-F certificates will be equal to the certificate balance of the Class F certificates. See “Description of the Certificates—Distributions—Pass-Through Rates”.

(5)	No class of Class X certificates will be entitled to distributions of principal. Each class of Class X certificates will accrue interest on their respective notional amount and at their respective pass-through rate as described in “Description of the Certificates—Distributions—Pass-Through Rates”.

(6)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, are represented in the aggregate. The approximate initial credit support percentage for each class of pooled principal balance certificates does not include the subordination provided by the trust subordinate companion loan related to the 180 Water mortgage loan. None of the Class 180W-A, Class 180W-B, Class 180W-C or Class 180W-D certificates or 180W-VRR interest (the “loan-specific certificates”) will provide credit support to any other class of certificates, except to the extent of the subordination of the trust subordinate companion loan (in which the loan-specific certificates each represent an interest) to the 180 Water mortgage loan. The initial credit support percentages of the loan-specific certificates (other than the

180W-VRR interest) are based on the 180 Water whole loan. The approximate initial credit support percentages shown in the table above do not take into account the VRR interest or the 180W-VRR interest. However, losses incurred on the mortgage loans will be allocated between the VRR interest, on the one hand, and the pooled principal balance certificates, on the other hand, pro rata in accordance with their respective outstanding balances, and losses incurred on the trust subordinate companion loan will be allocated between the 180W-VRR interest, on the one hand, and the Class 180W-A, Class 180W-B, Class 180W-C and Class 180W-D certificates, on the other hand, pro rata in accordance with their respective outstanding certificate balances. See “Credit Risk Retention” and “Description of the Certificates”.

(7)	The weighted average life and principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of pooled principal balance certificates (and the loan-specific certificates) are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans (or, in the case of the loan-specific certificates, the trust subordinate companion loan) and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans (or, in the case of the loan-specific certificates, the trust subordinate companion loan).

(8)	The classes of certificates set forth under “Non-Offered Pooled Certificates” and “Non-Offered Loan-Specific Certificates” in the table above and the VRR interest are not offered by this prospectus. Any information in this prospectus concerning the non-offered certificates and the VRR interest is presented solely to enhance your understanding of the offered certificates.

(9)	The Class S certificates will not have a certificate balance, notional amount, pass-through rate, assumed final distribution date or rating. Excess interest accruing after the related anticipated repayment date on any mortgage loan with an anticipated repayment date will, to the extent collected, be allocated to the Class S certificates and the VRR interest. The Class S certificates will not be entitled to distributions in respect of principal or interest other than excess interest.

(10)	The Class R certificates will not have a certificate balance, notional amount, pass-through rate, assumed final distribution date or rating. The Class R certificates will represent the residual interests in each Trust REMIC, as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

(11)	The loan-specific certificates will only be entitled to receive distributions from, and will only incur losses with respect to, the trust subordinate companion loan. The trust subordinate companion loan will be included as an asset of the issuing entity but will not be part of the mortgage pool backing the pooled certificates. No class of pooled certificates will have any interest in the trust subordinate companion loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—180 Water Whole Loan”.

(12)	The pass-through rates for the Class 180W-A, Class 180W-B, Class 180W-C and Class 180W-D certificates, in each case, will be a per annum rate equal to the net mortgage rate on the trust subordinate companion loan. See “Description of the Certificates—Distributions—Pass-Through Rates”.

(13)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the 180W-VRR interest will be the net mortgage rate on the trust subordinate companion loan.

Summary of VRR Interest

Non-Offered Eligible Vertical Interests(1)	Approximate Initial VRR Interest Balance	VRR Interest Rate Description	Assumed Final Distribution Date(2)	Approx. Initial VRR Interest Rate	Weighted Average Life (Yrs.)(3)	Principal Window(3)
Class RR Certificates	$25,800,000	(4)	November 2029	3.646%	8.77	1 – 119
RR Interest	$12,200,000	(4)	November 2029	3.646%	8.77	1 – 119

(1)	Each of the Class RR certificates and the RR interest will constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules) and is expected to be acquired and retained by the applicable sponsors (or the related “originator” or their “majority-owned affiliates”, as each such term is defined in the Credit Risk Retention Rules) as described under “Credit Risk Retention”. The Class RR certificates and the RR interest collectively comprise the “VRR interest”. The VRR interest represents the right to receive approximately 3.71% of all amounts collected on the mortgage loans (net of all expenses of the issuing entity) that are available for distribution to the non-VRR certificates and the VRR interest on each Distribution Date. For more information regarding the VRR interest, see “Credit Risk Retention”.

(2)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(3)	The weighted average life and principal window during which distributions of principal would be received as set forth in the foregoing table with respect to the VRR interest are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates of the mortgage loans.

(4)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the VRR interest will be the WAC rate.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	11
Important Notice About Information Presented in This Prospectus	11
Summary of Terms	19
Risk Factors	55
The Certificates May Not Be a Suitable Investment for You	55
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	55
Risks Related to Market Conditions and Other External Factors	55
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS	55
Other Events May Affect the Value and Liquidity of Your Investment	55
Risks Relating to the Mortgage Loans	56
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	56
Risks of Commercial and Multifamily Lending Generally	56
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	58
Retail Properties Have Special Risks	62
Office Properties Have Special Risks	62
Multifamily Properties Have Special Risks	63
Industrial Properties Have Special Risks	65
Mixed Use Properties Have Special Risks	66
Hospitality Properties Have Special Risks	67
Risks Relating to Affiliation with a Franchise or Hotel Management Company	68
Self Storage Properties Have Special Risks	69
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers	70
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector	70
Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One
or More of These Anchor Stores or Major Tenants	71
Leased Fee Properties Have Special Risks	71
Sale-Leaseback Transactions Have Special Risks	72
Parking Properties Have Special Risks	74
Condominium Ownership May Limit Use and Improvements	74
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	76
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	76
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	77
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	78
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	79
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	80
Risks Related to Zoning Non-Compliance and Use Restrictions	82
Risks Relating to Inspections of Properties	83
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	83
Insurance May Not Be Available or Adequate	83
Terrorism Insurance May Not Be Available for All Mortgaged Properties	85
Risks Associated with Blanket Insurance Policies or Self-Insurance	87
Limited Information Causes Uncertainty	87
Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions	88
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	88
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us	89
Static Pool Data Would Not Be Indicative of the Performance of this Pool	90

Appraisals May Not Reflect Current or Future Market Value of Each Property	90
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	91
The Borrower’s Form of Entity May Cause Special Risks	92
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	93
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	94
Other Financings or Ability to Incur Other Indebtedness Entails Risk	95
Tenancies-in-Common May Hinder Recovery	96
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	97
Risks Associated with One Action Rules	97
State Law Limitations on Assignments of Leases and Rents May Entail Risks	97
Various Other Laws Could Affect the Exercise of Lender’s Rights	97
Risks of Anticipated Repayment Date Loans	98
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	98
Risks Related to Ground Leases and Other Leasehold Interests	100
Increases in Real Estate Taxes May Reduce Available Funds	101
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds	101
Risks Related to Conflicts of Interest	102
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	102
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	104
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	106
Potential Conflicts of Interest of the Operating Advisor	107
Potential Conflicts of Interest of the Asset Representations Reviewer	108
Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders	109
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	111
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Holder To Terminate the Special Servicer of the Applicable Whole Loan	113
Other Potential Conflicts of Interest May Affect Your Investment	113
Other Risks Relating to the Certificates	113
The Certificates Are Limited Obligations	113
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	114
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Certificates	114
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	117
Subordination of the Subordinate Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinate Certificates	119
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	119
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	122
Risks Relating to Modifications of the Mortgage Loans	127
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	128
Payments Allocated to the VRR Interest Will Not Be Available to Make Payments on the Non-VRR Certificates, and Payments Allocated to the Non-VRR Certificates Will Not

Be Available to Make Payments on the VRR Interest	128
Risks Relating to Interest on Advances and Special Servicing Compensation	129
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	129
The Originators, the Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	129
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	131
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	131
Description of the Mortgage Pool	133
General	133
Co-Originated or Third-Party Originated Mortgage Loans	134
Certain Calculations and Definitions	135
Definitions	136
Mortgage Pool Characteristics	143
Overview	143
Property Types	143
Specialty Use Concentrations.	148
Mortgage Loan Concentrations	149
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	149
Geographic Concentrations	151
Mortgaged Properties With Limited Prior Operating History	151
Tenancies-in-Common or Diversified Ownership	152
Condominium and Other Shared Interests	152
Fee & Leasehold Estates; Ground Leases	153
Environmental Considerations	154
Redevelopment, Renovation and Expansion	156
Assessment of Property Value and Condition	157
Litigation and Other Considerations	158
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	160
Loan Purpose	160
Default History, Bankruptcy Issues and Other Proceedings	160
Tenant Issues	161
Tenant Concentrations	161
Lease Expirations and Terminations	162
Purchase Options and Rights of First Refusal	166
Affiliated Leases	167
Insurance Considerations	167
Use Restrictions	168
Appraised Value	169
Non-Recourse Carveout Limitations	170
Real Estate and Other Tax Considerations	171
Delinquency Information	172
Certain Terms of the Mortgage Loans	172
Amortization of Principal	172
Due Dates; Mortgage Rates; Calculations of Interest	172
ARD Loan(s)	173
Single Purpose Entity Covenants	173
Prepayment Protections and Certain Involuntary Prepayments	173
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	176
Defeasance; Collateral Substitution	176
Partial Releases	177
Escrows	179
Mortgaged Property Accounts	180
Exceptions to Underwriting Guidelines	180
Additional Indebtedness	180
General	180
Whole Loans	181
Mezzanine Indebtedness	181
Preferred Equity	184
Other Secured Indebtedness	184
The Whole Loans	184
General	184
The Serviced Pari Passu Whole Loans	189
The Non-Serviced Pari Passu Whole Loans	191
The Serviced AB Whole Loan	194
The Non-Serviced AB Whole Loans	202
Additional Information	233
Transaction Parties	234
The Sponsors and Mortgage Loan Sellers	234
German American Capital Corporation	234
Goldman Sachs Mortgage Company	242
Citi Real Estate Funding Inc.	251
The Depositor	260
The Issuing Entity	260
The Trustee and the Certificate Administrator	261
The Master Servicer	263
The Special Servicer	265
The Operating Advisor and Asset Representations Reviewer	269
Credit Risk Retention	270
Qualifying CRE Loans	271
The VRR Interest	271
Material Terms of the VRR Interest	271
HRR Certificates	274
General	274
Retaining Third-Party Purchaser	274
Material Terms of the HRR Certificates	275

Hedging, Transfer and Financing Restrictions	276
Operating Advisor	276
Representations and Warranties	276
Description of the Certificates	278
General	278
Distributions	280
Method, Timing and Amount	280
Available Funds	281
Priority of Distributions	283
Pass-Through Rates	286
Interest Distribution Amount	289
Principal Distribution Amount	289
Certain Calculations with Respect to Individual Mortgage Loans	291
Excess Interest	292
Application Priority of Mortgage Loan Collections or Whole Loan Collections	292
Allocation of Yield Maintenance Charges and Prepayment Premiums	295
Assumed Final Distribution Date; Rated Final Distribution Date	296
Prepayment Interest Shortfalls	297
Subordination; Allocation of Realized Losses	299
Reports to Certificateholders and the RR Interest Owner; Certain Available Information	301
Certificate Administrator Reports	301
Information Available Electronically	307
Voting Rights	312
Delivery, Form, Transfer and Denomination	313
Denomination	313
Book-Entry Registration	313
Definitive Certificates	316
Certificateholder Communication	316
Access to Certificateholders’ Names and Addresses	316
Requests to Communicate	316
List of Certificateholders	317
Description of the Mortgage Loan Purchase Agreements	317
General	317
Dispute Resolution Provisions	327
Asset Review Obligations	327
Pooling and Servicing Agreement	328
General	328
Assignment of the Mortgage Loans	328
Servicing Standard	329
Subservicing	330
Advances	331
P&I Advances	331
Servicing Advances	333
Nonrecoverable Advances	333
Recovery of Advances	334
Accounts	336
Withdrawals from the Collection Account	339
Servicing and Other Compensation and Payment of Expenses	341
General	341
Master Servicing Compensation	347
Special Servicing Compensation	348
Disclosable Special Servicer Fees	353
Certificate Administrator and Trustee Compensation	353
Operating Advisor Compensation	354
Asset Representations Reviewer Compensation	355
CREFC® Intellectual Property Royalty License Fee	355
Appraisal Reduction Amounts	356
Maintenance of Insurance	363
Modifications, Waivers and Amendments	365
Mortgage Loans with “Due-on-Sale” and “Due-on-Encumbrance” Provisions	370
Inspections	373
Collection of Operating Information	373
Special Servicing Transfer Event	374
Asset Status Report	376
Realization Upon Mortgage Loans	379
Sale of Defaulted Loans and REO Properties	381
The Directing Holder	384
General	384
Major Decisions	387
Asset Status Report	390
Replacement of Special Servicer	391
Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event	391
Servicing Override	394
Rights of Holders of Companion Loans	394
Limitation on Liability of Directing Holder	395
The Operating Advisor	395
General	395
Duties of Operating Advisor at All Times	396
Annual Report	397
Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	399
Recommendation of the Replacement of the Special Servicer	399
Eligibility of Operating Advisor	399
Other Obligations of Operating Advisor	400
Delegation of Operating Advisor’s Duties	401
Termination of the Operating Advisor With Cause	401
Rights Upon Operating Advisor Termination Event	402
Waiver of Operating Advisor Termination Event	402
Termination of the Operating Advisor Without Cause	403

Resignation of the Operating Advisor	403
Operating Advisor Compensation	404
The Asset Representations Reviewer	404
Asset Review	404
Eligibility of Asset Representations Reviewer	409
Other Obligations of Asset Representations Reviewer	409
Delegation of Asset Representations Reviewer’s Duties	410
Assignment of Asset Representations Reviewer’s Rights and Obligations	410
Asset Representations Reviewer Termination Events	410
Rights Upon Asset Representations Reviewer Termination Event	411
Termination of the Asset Representations Reviewer Without Cause	412
Resignation of Asset Representations Reviewer	412
Asset Representations Reviewer Compensation	412
Limitation on Liability of the Risk Retention Consultation Parties	412
Replacement of Special Servicer Without Cause	413
Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote	416
Termination of Master Servicer and Special Servicer for Cause	417
Servicer Termination Events	417
Rights Upon Servicer Termination Event	418
Waiver of Servicer Termination Event	420
Resignation of the Master Servicer and Special Servicer	421
Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	421
Limitation on Liability; Indemnification	422
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	424
Dispute Resolution Provisions	425
Certificateholder’s Rights When a Repurchase Request is Initially Delivered By a Certificateholder	425
Repurchase Request Delivered by a Party to the PSA	425
Resolution of a Repurchase Request	426
Mediation and Arbitration Provisions	429
Servicing of the Non-Serviced Mortgage Loans	430
General	430
Servicing of the Century Plaza Towers Whole Loan	432
Servicing of the Midtown Center Whole Loan	433
Rating Agency Confirmations	433
Evidence as to Compliance	435
Limitation on Rights of Certificateholders and the RR Interest Owner to Institute a Proceeding	436
Termination; Retirement of Certificates	437
Amendment	438
Resignation and Removal of the Trustee and the Certificate Administrator	441
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	442
Certain Legal Aspects of Mortgage Loans	442
General	443
Types of Mortgage Instruments	443
Leases and Rents	443
Personalty	444
Foreclosure	444
General	444
Foreclosure Procedures Vary from State to State	444
Judicial Foreclosure	444
Equitable and Other Limitations on Enforceability of Certain Provisions	445
Nonjudicial Foreclosure/Power of Sale	445
Public Sale	445
Rights of Redemption	446
Anti-Deficiency Legislation	447
Leasehold Considerations	447
Cooperative Shares	447
Bankruptcy Laws	448
Environmental Considerations	453
General	453
Superlien Laws	453
CERCLA	453
Certain Other Federal and State Laws	454
Additional Considerations	455
Due-on-Sale and Due-on-Encumbrance Provisions	455
Subordinate Financing	455
Default Interest and Limitations on Prepayments	455
Applicability of Usury Laws	456
Americans with Disabilities Act	456
Servicemembers Civil Relief Act	456
Anti-Money Laundering, Economic Sanctions and Bribery	457
Potential Forfeiture of Assets	457
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	457

Pending Legal Proceedings Involving Transaction Parties	459
Use of Proceeds	459
Yield and Maturity Considerations	460
Yield Considerations	460
General	460
Rate and Timing of Principal Payments	460
Losses and Shortfalls	461
Certain Relevant Factors Affecting Loan Payments and Defaults	462
Delay in Payment of Distributions	463
Yield on the Certificates with Notional Amounts	463
Weighted Average Life	463
Pre-Tax Yield to Maturity Tables	469
Material Federal Income Tax Considerations	472
General	472
Qualification as a REMIC	473
Status of Offered Certificates	474
Taxation of Regular Interests	475
General	475
Original Issue Discount	475
Acquisition Premium	477
Market Discount	477
Premium	478
Election To Treat All Interest Under the Constant Yield Method	479
Treatment of Losses	479
Yield Maintenance Charges and Prepayment Provisions	480
Sale or Exchange of Regular Interests	480
Taxes That May Be Imposed on a REMIC	481
Prohibited Transactions	481
Contributions to a REMIC After the Startup Day	481
Net Income from Foreclosure Property	481
Bipartisan Budget Act of 2015	482
Taxation of Certain Foreign Investors	482
FATCA	483
Backup Withholding	483
Information Reporting	484
3.8% Medicare Tax on “Net Investment Income”	484
Reporting Requirements	484
Certain State and Local Tax Considerations	485
Method of Distribution (Conflicts of Interest)	486
Incorporation of Certain Information by Reference	488
Where You Can Find More Information	488
Financial Information	488
Certain ERISA Considerations	489
General	489
Plan Asset Regulations	489
Administrative Exemption	490
Insurance Company General Accounts	492
Legal Investment	493
Legal Matters	493
Ratings	494
Index of Defined Terms	496

ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

ANNEX A-2	CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

ANNEX A-3	DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION

ANNEX B	FORM OF REPORT TO CERTIFICATEHOLDERS

ANNEX C	FORM OF OPERATING ADVISOR ANNUAL REPORT

ANNEX D-1	GERMAN AMERICAN CAPITAL CORPORATION AND CITI REAL ESTATE FUNDING INC. MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

ANNEX D-2	EXCEPTIONS TO GACC MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

ANNEX D-3	EXCEPTIONS TO CREFI MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

ANNEX E-1	GOLDMAN SACHS MORTGAGE COMPANY MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

ANNEX E-2	EXCEPTIONS TO GSMC MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

ANNEX F	CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING HOLDER, THE RISK RETENTION CONSULTATION PARTIES, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE”.

Important Notice About Information Presented in This Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Risk Factors, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms”.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Deutsche Mortgage & Asset Receiving Corporation.

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

●	unless otherwise specified, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (ii) references to a mortgage loan by name refer to such mortgage loan secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (iii) any parenthetical with a percent next to a mortgaged property name (or portfolio of mortgaged properties name) indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization, and (iv) any parenthetical with a percent next to a mortgage loan name or a group of mortgage loans indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization.

This prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state or other jurisdiction where such offer, solicitation or sale is not permitted.

EUROPEAN ECONOMIC AREA

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW).

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES, A RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL

CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN DIRECTIVE 2003/71/EC (AS AMENDED OR SUPERSEDED, THE “PROSPECTUS DIRECTIVE”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.

FURTHERMORE, THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL ONLY BE MADE TO A LEGAL ENTITY WHICH IS A QUALIFIED INVESTOR UNDER THE PROSPECTUS DIRECTIVE (“QUALIFIED INVESTOR”). ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF THE OFFERED CERTIFICATES MAY ONLY DO SO WITH RESPECT TO QUALIFIED INVESTORS.

NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES OTHER THAN TO QUALIFIED INVESTORS.

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING ITS OWN DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE“). NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE ANY OFFERED CERTIFICATES TO ANY RETAIL INVESTOR IN THE EEA. FOR THE PURPOSES OF THIS PROVISION:

(i)   THE EXPRESSION “RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A)   A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF MIFID II; OR

(B)   A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR

(C)   NOT A QUALIFIED INVESTOR AS DEFINED IN THE PROSPECTUS DIRECTIVE; AND

(ii)   THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE THE OFFERED CERTIFICATES.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, “FSMA”) THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES”, “UNINCORPORATED ASSOCIATIONS”, ETC.) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS” ); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH CHAPTER 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

NO PERSON HAS ISSUED OR DISTRIBUTED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE OR DISTRIBUTION, OR WILL ISSUE OR DISTRIBUTE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE OR DISTRIBUTION, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF (A) ONLY TO PERSONS OUTSIDE HONG KONG OR (B) ONLY TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) (THE “SFO”) AND ANY RULES OR REGULATIONS MADE UNDER THE SFO.

THE OFFERED CERTIFICATES (IF THEY ARE NOT A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) HAVE NOT BEEN OFFERED OR SOLD AND WILL NOT BE OFFERED OR SOLD, BY MEANS OF ANY DOCUMENT, OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO, OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT CONSTITUTING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32 OF THE LAWS OF HONG KONG) OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 622 OF THE LAWS OF HONG KONG). FURTHER, THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY THE SECURITIES AND FUTURES COMMISSION OF HONG KONG OR ANY OTHER REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFERING CONTEMPLATED IN THIS PROSPECTUS.

W A R N I N G

IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN OR WILL BE LODGED OR REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT.

THIS PROSPECTUS AND ANY OTHER DOCUMENTS OR MATERIALS IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE DIRECTLY OR INDIRECTLY ISSUED, CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(C) OF THE SFA) (“INSTITUTIONAL INVESTOR”) PURSUANT TO SECTION 304 OF THE SFA.

UNLESS SUCH OFFERED CERTIFICATES ARE OF THE SAME CLASS AS OTHER OFFERED CERTIFICATES OF THE ISSUING ENTITY THAT ARE LISTED FOR QUOTATION ON AN APPROVED EXCHANGE (AS DEFINED IN SECTION 2(1) OF THE SFA) (“APPROVED EXCHANGE”) AND IN RESPECT OF WHICH ANY OFFER INFORMATION STATEMENT, INTRODUCTORY DOCUMENT, SHAREHOLDERS’ CIRCULAR FOR A REVERSE TAKE-OVER, DOCUMENT ISSUED FOR THE PURPOSES OF A TRUST SCHEME, OR ANY OTHER SIMILAR DOCUMENT APPROVED BY AN APPROVED EXCHANGE, WAS ISSUED IN CONNECTION WITH AN OFFER, OR THE LISTING FOR QUOTATION, OF THOSE OFFERED CERTIFICATES, ANY SUBSEQUENT OFFERS IN SINGAPORE OF OFFERED CERTIFICATES ACQUIRED PURSUANT TO AN INITIAL OFFER MADE HEREUNDER MAY ONLY BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 304A, TO PERSONS WHO ARE INSTITUTIONAL INVESTORS.

AS THE OFFERED CERTIFICATES ARE ONLY OFFERED TO PERSONS IN SINGAPORE WHO QUALIFY AS AN INSTITUTIONAL INVESTOR, THE ISSUING ENTITY IS NOT REQUIRED TO DETERMINE THE CLASSIFICATION OF THE OFFERED CERTIFICATES PURSUANT TO SECTION 309B OF THE SFA.

NOTHING SET OUT IN THIS NOTICE SHALL BE CONSTRUED AS LEGAL ADVICE AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL COUNSEL. THIS NOTICE IS FURTHER SUBJECT TO THE PROVISIONS OF THE SFA AND ITS REGULATIONS, AS THE SAME MAY BE AMENDED OR CONSOLIDATED FROM TIME TO TIME, AND DOES NOT PURPORT TO BE EXHAUSTIVE IN ANY RESPECT.

THE REPUBLIC OF KOREA

THIS PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS THIS PROSPECTUS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY

BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA”), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.

JAPANESE RETENTION REQUIREMENT

The JAPANESE Financial Services Agency (“JFSA”) published a risk retention rule as part of the regulatory capital regulation of certain categories of Japanese investors seeking to invest in securitization transactions (the “JRR RULE”). The JRR Rule mandates an “indirect” compliance requirement, meaning that certain categories of Japanese investors will be required to apply higher risk weighting to securitization exposures they hold unless the relevant originator commits to hold a retention interest in the securities issued in the securitization transaction equal to at least 5% of the exposure of the total underlying assets in the securitization transaction (the “JAPANESE RETENTION REQUIREMENT”), or such investors determine that the underlying assets were not “inappropriately originated.” In the absence of such a determination by such investors that such underlying assets were not “inappropriately originated,” the Japanese Retention Requirement would apply to an investment by such investors in such securities.

No party to the transaction described in this Prospectus has committed to hold a risk retention interest in compliance with the Japanese Retention Requirement, and we make no representation as to whether the transaction described in this prospectus would otherwise comply with the JRR Rule.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED

INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR. PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Depositor

Deutsche Mortgage & Asset Receiving Corporation, a Delaware corporation. The depositor’s principal offices are located at 60 Wall Street, New York, New York 10005, and its telephone number is (212) 250-2500. See “Transaction Parties—The Depositor”.

Issuing Entity

COMM 2019-GC44 Mortgage Trust, a New York common law trust. The issuing entity will be established on the closing date pursuant to the pooling and servicing agreement that will be entered into between certain parties to this securitization transaction. See “Transaction Parties—The Issuing Entity”.

Sponsors	The sponsors of this transaction are:

●	German American Capital Corporation, a Maryland corporation;

●	Goldman Sachs Mortgage Company, a New York limited partnership; and

●	Citi Real Estate Funding Inc., a New York corporation.

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The sponsors originated, co-originated or acquired (or, on or prior to the closing date, will acquire) and will transfer to the depositor the mortgage loans set forth in the following chart:

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
German American Capital Corporation(1)(2)	9	$275,840,769	26.9%
Goldman Sachs Mortgage Company(3)(4)	20	502,864,115	49.1
Citi Real Estate Funding Inc.	14	245,593,462	24.0
Total	43	$1,024,298,346	100.0%

(1)

Two (2) mortgage loans (12.2%) were originated or co-originated by Deutsche Bank AG, New York Branch, an affiliate of German American Capital Corporation. Five (5) mortgage loans (11.0%) were originated by DBR Investments Co. Limited, an Exempted Company incorporated in the Cayman Islands, an affiliate of German American Capital Corporation. Two (2) mortgage loans (3.7%) were originated by Cantor Commercial Real Estate Lending, L.P. and subsequently acquired by DBR Investments Co. Limited. German American Capital Corporation is expected to acquire each of the mortgage loans originated, co-originated or acquired by Deutsche Bank AG, New York Branch or DBR Investments Co. Limited on or prior to the closing date.

(2)	The Century Plaza Towers mortgage loan (7.3%) is part of a whole loan that was co-originated by Deutsche Bank AG, New York Branch, Wells Fargo Bank, National Association and Morgan Stanley Bank, N.A.

(3)	The Essex Site 2 mortgage loan (3.4%) is part of a whole loan that was co-originated by Goldman Sachs Bank USA and JPMorgan Chase Bank, National Association.

(4)	The Midtown Center mortgage loan (3.2%) is part of a whole loan that was co-originated by Goldman Sachs Bank USA, Wells Fargo Bank, National Association and Bank of America, N.A.

In addition, GACC will transfer to the depositor the 180 Water trust subordinate companion loan, which will be an asset of the issuing entity but will not be included in the mortgage pool.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, is expected to act as the master servicer and will be responsible for the master servicing and administration of the serviced mortgage loans and any related serviced companion loans pursuant to the pooling and servicing agreement. The principal commercial mortgage master servicing offices of the master servicer are located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

Special Servicer

Rialto Capital Advisors, LLC, a Delaware limited liability company, is expected to act as special servicer with respect to the serviced mortgage loans (other than any excluded loan) and any related serviced companion loans. Rialto Capital Advisors, LLC, in its capacity as special servicer, will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such serviced mortgage loans and any related serviced companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating, processing and providing or withholding consent as to certain major decisions and special servicer non-major decisions and other transactions and performing certain enforcement actions relating to such serviced mortgage loans and any related serviced companion loans for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement. The principal servicing offices of the special servicer are located at Southeast Financial Center, 200 S. Biscayne Blvd., Suite 3550, Miami, Florida 33131. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

If the special servicer obtains knowledge that it has become a borrower party with respect to any serviced mortgage loan and any related serviced companion loan (referred to as an “excluded loan”), if any, the special servicer will be required to resign as special servicer of that excluded loan. See “Pooling and Servicing Agreement—Termination of Servicer and Special Servicer for Cause”.

Rialto Capital Advisors, LLC is expected to be appointed as the special servicer with respect to the serviced mortgage loans (other than for any excluded loan) and any related serviced companion loan by RREF III-D AIV RR, LLC, or its affiliate, which is expected to purchase each of the Class G-RR and Class H-RR certificates and RREF III Debt AIV, LP (the parent of RREF III-D AIV RR, LLC), or its affiliate is expected to purchase the Class X-F and Class F certificates and will receive the Class S certificates. On the closing date, RREF III-D AIV RR, LLC, or its affiliate, is expected to be the initial directing holder with respect to each serviced mortgage loan (other than the 180 Water mortgage loan and any excluded loans) and any related serviced companion loans. See “Pooling and Servicing Agreement—The Directing Holder”.

Rialto Capital Advisors, LLC, or its affiliate, assisted RREF III-D AIV RR, LLC (or its affiliate) with due diligence relating to the mortgage loans to be included in the mortgage pool.

Trustee

Wells Fargo Bank, National Association, a national banking association, will be the trustee. The corporate trust office of Wells Fargo Bank, National Association, in its capacity as trustee, is located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Following the transfer of the mortgage loans to the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each serviced mortgage loan and any related serviced companion loans. See “Transaction Parties—The Trustee and the Certificate Administrator” and “Pooling and Servicing Agreement”.

Certificate Administrator

Wells Fargo Bank, National Association, a national banking association, will be certificate administrator. The certificate administrator will also be required to act as custodian, 17g-5 information provider, certificate registrar and authenticating agent. The corporate trust offices of Wells Fargo Bank, National Association, in its capacity as certificate administrator, are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer services, Wells Fargo Bank, NA, 600 South 4th Street, 7th Floor MAC N9300-070, Minneapolis, Minnesota 55479. See “Transaction Parties—The Trustee and the Certificate Administrator” and “Pooling and Servicing Agreement”.

Operating Advisor

Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly owned subsidiary of Park Bridge Financial LLC, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer and, in certain circumstances may recommend to the certificateholders and the RR interest owner that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor“.

Asset Representations Reviewer

Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly owned subsidiary of Park Bridge Financial LLC, will also be the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of certificateholders have voted to direct a review of such delinquent mortgage loans.

See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Holder

The directing holder will have certain consent and consultation rights in certain circumstances with respect to the serviced mortgage loans (other than any non-serviced mortgage loan and any excluded loan) and any related serviced companion loans, as further described in this prospectus. The directing holder (other than with respect to any non-serviced mortgage loan, any excluded loan and the 180 water whole loan) will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). See “Pooling and Servicing Agreement—The Directing Holder”. However, in certain circumstances there may be no directing holder even if there is a controlling class, and in other circumstances there will be no controlling class.

With respect to the controlling class representative, an “excluded loan” is a mortgage loan or whole loan with respect to which the controlling class representative or the holder of the majority of the controlling class certificates (by certificate balance) is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

With respect to the 180 Water controlling class representative, an “excluded loan” is a mortgage loan or whole loan with respect to which the 180 Water controlling class representative or the holder of the majority of the controlling class certificates (by certificate balance) is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

The controlling class will be the most subordinate class of the Class G-RR and Class H-RR certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that during such time as the Class G-RR certificates would be the controlling class, the holders of such certificates will have the right to irrevocably waive their right to appoint a directing holder or to exercise any of the rights of the controlling class certificateholder. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing holder.

RREF III-D AIV RR, LLC, or its affiliate, is expected to purchase the Class G-RR and Class H-RR certificates and RREF III Debt AIV, LP (the parent of RREF III-D AIV RR, LLC), or its affiliate, is expected to purchase the Class X-F and Class F certificates and will receive the Class S certificates and, on the closing date, RREF III-D AIV RR, LLC, or its affiliate, is expected to be the initial directing holder with respect to each serviced mortgage loan (other than the 180 Water mortgage loan and any excluded loan) and any related serviced companion loans.

With respect to the 180 Water whole loan, for so long as no 180 Water control appraisal period is continuing with respect to the 180 Water whole loan, as described under “Pooling and Servicing Agreement—The Directing Holder”, the directing holder for the 180 Water whole loan will be the 180 Water controlling class certificateholder (or its representative) selected by a majority of the 180 Water controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). The 180 Water controlling class will be the most subordinate class of the loan-specific certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reductions allocable to such class, at least equal to 25% of the initial certificate balance of that class. During the continuation of a 180

Water control appraisal period with respect to the 180 Water whole loan, the holder of the companion loan evidenced by note A-1 (which will not be included in the issuing entity) will have control and consultation rights described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—180 Water Whole Loan”, and no class of certificates will be permitted to exercise control rights under the related co-lender agreement for the 180 Water whole loan.

It is expected that Blackstone Real Estate Special Situations Advisors L.L.C. on behalf of its affiliates and managed accounts will be designated as initial directing holder with respect to the 180 Water whole loan.

Risk Retention

Consultation Party

The “risk retention consultation parties” will be (i) a party selected by Deutsche Bank AG, New York Branch, (ii) a party selected by Citi Real Estate Funding Inc. and (iii) a party selected by Goldman Sachs Bank USA, in each case, as an owner of the VRR interest. Each risk retention consultation party will have certain non-binding consultation rights in certain circumstances (i) for so long as no consultation termination event is continuing, with respect to any serviced mortgage loan (other than any excluded loans) and any related serviced companion loans that is a specially serviced loan, and (ii) during the continuance of a consultation termination event, with respect to any serviced mortgage loan (other than any excluded loans) and any related serviced companion loans, as further described in this prospectus. For the avoidance of doubt, none of the risk retention consultation parties will have any consultation rights with respect to any applicable excluded loan. Deutsche Bank AG, New York Branch, Goldman Sachs Mortgage Company and Citi Real Estate Funding Inc. (or affiliates thereof) are expected to be appointed as the initial risk retention consultation parties.

In addition, a party selected by Deutsche Bank AG, New York Branch, as holder of the 180W-VRR interest will be the “risk retention consultation party” with respect to the 180 Water whole loan and such party will have, prior to a 180 Water control appraisal period, the same non-binding consultation rights as described above solely with respect to the 180 Water whole loan.

With respect to any risk retention consultation party, an “excluded loan” is a mortgage loan or whole loan with respect to which such risk retention consultation party or the person entitled to appoint such risk retention consultation party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

Non-Serviced Mortgage Loan

Related Parties

With respect to each non-serviced mortgage loan, the entities acting or expected to act as of the date of this prospectus as master servicer, special servicer, trustee, custodian, directing holder (or equivalent party), operating advisor and asset representations reviewer (or, in each case, in similar capacities) are identified in the table titled “Non-Serviced Whole Loans” under “—Whole Loans” below in connection with the related securitization transactions. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Holders of the Loan-Specific

Certificates

The 180 Water mortgage loan (6.1%), has a trust subordinate companion loan (a subordinate interest in the related whole loan) which will also be held by the issuing entity. The loan-specific certificates will be backed solely by the trust subordinate companion loan, and any expenses or losses incurred in respect to the other mortgage loans will not be borne by the holders of the loan-specific certificates.

Initially, and for so long as no 180 Water control appraisal period is continuing as described under “Pooling and Servicing Agreement—The Directing Holder”, the 180 Water controlling class certificateholder (or its representative) selected by a majority of the 180 Water controlling class certificateholders will be entitled to exercise certain of the rights of the holder of the trust subordinate companion loan under the related co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—180 Water Whole Loan”.

Certain Affiliations

The originators, the sponsors, the underwriters and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates and Periods

Cut-off Date

With respect to each mortgage loan, the later of the related due date of such mortgage loan in December 2019 (or, in the case of any mortgage loan that has its first due date after December 2019, the date that would have been its due date in December 2019 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month) and the date of origination of such mortgage loan.

Closing Date	On or about December 12, 2019.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in January 2020.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Interest Accrual Period

Interest will accrue on the offered certificates during the calendar month immediately preceding the related distribution date. Interest will be calculated on the offered certificates based on a 360-day year consisting of 30-day months, or a “30/360 basis”.

Collection Period

For any mortgage loan or trust subordinate companion loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan or trust subordinate companion loan, as applicable, in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan or trust subordinate companion loan, as applicable, occurring in the month in which that distribution date occurs. However, in the event that the last day of a collection period (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans, or trust subordinate companion loan, as applicable, relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final Distribution

Date;

Rated Final Distribution Date

Each class of offered certificates will have the assumed final distribution dates set forth below, which have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class A-1	November 2024
Class A-2	November 2024
Class A-3	November 2026
Class A-SB	May 2029
Class A-4	November 2029
Class A-5	November 2029
Class X-A	November 2029
Class A-M	November 2029
Class B	November 2029
Class C	November 2029

The rated final distribution date for each class of offered certificates will be the distribution date in August 2057.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed pursuant to the pooling and servicing agreement.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below(1):

(1)        In addition, German American Capital Corporation will sell the trust subordinate companion loan to the depositor, which will in turn deposit the trust subordinate companion loan into the issuing entity. Although the trust subordinate companion loan will be an asset of the issuing entity, amounts distributable to the trust subordinate companion loan pursuant to its related co-lender agreement will be payable only to the loan-specific certificates and therefore support only such loan-specific certificates.

The foregoing illustration does not take into account the sale of any non-offered certificates or the VRR interest.

Offered Certificates

General	We are offering the following classes of COMM 2019-GC44 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-GC44 set forth below (referred to as the ”offered certificates”):

●	Class A-1

●	Class A-2

●	Class A-3

●	Class A-SB

●	Class A-4

●	Class A-5

●	Class X-A

●	Class A-M

●	Class B

●	Class C

The certificates will consist of (i) the offered certificates, (ii) each class of non-offered pooled certificates, which consists of the Class X-B, Class X-D, Class X-F, Class D, Class E, Class F, Class G-RR, Class H-RR, Class S and Class R Certificates (the ”non-offered pooled certificates”), (iii) the Class RR certificates, and (iv) the Class 180W-A, Class 180W-B, Class 180W-C and Class 180W-D certificates and the 180W-VRR interest (collectively, the ”loan-specific certificates” or the ”non-offered loan-specific certificates”). In addition, the RR interest is not being offered by this prospectus. The offered certificates and the non-offered pooled certificates (other than the Class R certificates) are collectively referred to as the ”non-VRR certificates“, and the Class RR certificates and the RR interest are collectively referred to as the ”VRR interest”. The offered certificates and the non-offered pooled certificates (other than the Class R certificates) are referred to as the ”pooled certificates”. The Class G-RR and Class H-RR certificates are collectively referred to as the ”HRR certificates”.

The 180 Water mortgage loan will be pooled together with the other mortgage loans (collectively referred to in this prospectus as the ”mortgage pool”) and interest and principal received in respect of such mortgage loans will be available to make distributions in respect of the pooled certificates and the VRR interest. The trust subordinate companion loan will be an asset of the issuing entity but will not be pooled together with the other mortgage loans, and payments of interest and principal received in respect of the trust subordinate companion loan will only be available to make distributions in respect of the loan-specific certificates.

Certificate Balances and

Notional Amounts	Each class of offered certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Initial Certificate Balance or Notional Amount
Class A-1	$23,338,000
Class A-2	$138,840,000
Class A-3	$55,469,000
Class A-SB(1)	$29,564,000
Class A-4	$176,000,000
Class A-5	$267,197,000
Class X-A	$808,764,000
Class A-M	$118,356,000
Class B	$40,685,000
Class C	$35,753,000

(1)	The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this prospectus.

Pass-Through Rates

A. Offered Certificates

Each class of offered certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate for each class of offered certificates is set forth below:

Class A-1	1.997%(1)
Class A-2	2.827%(1)
Class A-3	2.688%(1)
Class A-SB	2.873%(1)
Class A-4	2.698%(1)
Class A-5	2.950%(1)
Class X-A	0.775%(2)
Class A-M	3.263%(1)
Class B	3.465%(1)
Class C	3.646%(1)

(1)

The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, in each case, for each distribution date will be a fixed per annum rate equal to the initial pass-through rate for such class set forth in the table above. The pass-through rate for the Class A-M certificates for each distribution date will be a per annum rate equal to the lesser of (i) the WAC rate, and (ii) 3.263%. The pass-through rate for the Class B certificates for each distribution date will be a per annum rate equal to the lesser of (i) the WAC rate, and (ii) 3.465%. The pass-through rate for the Class C certificates for each distribution date will be a per annum rate equal to the WAC rate.

(2)

The pass-through rate for the Class X-A certificates for any distribution date will equal the excess, if any, of (a) the WAC rate, over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 and Class A-M certificates for that distribution date, weighted on the basis of their respective certificate balances immediately prior to that distribution date.

See “Description of the Certificates—Distributions—Pass-Through Rates”.

B. Interest Rate Calculation

Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 30/360 basis.

For purposes of calculating the pass-through rates on each class of Class X certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year (”actual/360 basis”), will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “— Interest Distribution Amount”.

C. Servicing and

Administration Fees

The master servicer and the special servicer will be entitled to a master servicing fee and a special servicing fee, respectively, from the payments on each mortgage loan (other than a non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loans and any related REO loans and, (a) with respect to the master servicing fee, if unpaid after final recovery on the related mortgage loan, out of general collections with respect to the other mortgage loans and (b) with respect to the special servicing fees, if the related loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans. The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the stated principal amount of each mortgage loan and any related serviced companion loans at the servicing fee rate equal to a per annum rate ranging from 0.00250% to 0.05125%.

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the stated principal amount of each serviced mortgage loan and any related serviced companion loans as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $5,000 for the related month.

The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

The workout fee will generally be payable with respect to each specially serviced loan and any related serviced companion loans which has become a “corrected loan” (which will occur (i) with respect to a specially serviced loan as to which there has been a payment default, when the borrower has brought the mortgage loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout and (ii) with respect to any other specially serviced loan, when the related default is cured or the other circumstances pursuant to which it became a specially serviced loan cease to exist in the commercially reasonable judgment of the special servicer). The workout fee will be payable out of each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the related mortgage loan (or serviced whole loan, as applicable) for so long as it remains a corrected mortgage loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal (or, if such rate would result in an aggregate workout fee of less than $25,000, then such higher rate as would result in an aggregate workout fee equal to $25,000) and (2) $1,000,000 in the aggregate with respect to any particular workout of a specially serviced loan.

A liquidation fee will generally be payable with respect to each specially serviced loan (and any related serviced companion loans) and any related REO property, each mortgage loan (and under limited circumstances, any related serviced companion loan) repurchased by a mortgage loan seller or other applicable party or that is subject to a loss of value payment or each defaulted mortgage loan that is a non-serviced mortgage loan sold by the special servicer, as to which the special servicer obtains a full, partial or discounted payoff from the related borrower, loan purchaser or which is repurchased by the related mortgage loan seller outside the applicable cure period and, except as otherwise described in this prospectus, with respect to any specially serviced loan or REO property as to which the special servicer receives any liquidation proceeds. The liquidation fee for each mortgage loan (and any related serviced companion loans) and REO property will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% of such payment or proceeds (or, if such rate would result in an aggregate liquidation fee of less than $25,000, then the liquidation fee rate will be equal to such higher rate as would result in an aggregate liquidation fee equal to $25,000) and (2) $1,000,000.

Workout fees and liquidation fees paid by the issuing entity with respect to each serviced mortgage loan and any related serviced companion loans will be subject to an aggregate cap per serviced mortgage loan and any related serviced companion loans of $1,000,000 as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”. Any workout fees or liquidation fees paid to a predecessor or successor special servicer will not be taken into account in determining the cap.

Any primary servicing fees or sub-servicing fees with respect to each serviced mortgage loan and any related serviced companion loan will be paid by the master servicer out of the fees described above.

The master servicer and the special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the stated principal amount of each serviced mortgage loan, REO loan and trust subordinate companion loan at a per annum rate equal to 0.00732%. The trustee fee will be payable by the certificate administrator from the certificate administrator fee.

The operating advisor will be entitled to a fee on each distribution date calculated on the stated principal amount of each mortgage loan, REO loan and trust subordinate companion loan at a per annum rate equal to 0.00156% with respect to each mortgage loan, REO loan and trust subordinate companion loan.

The asset representations reviewer will be entitled to a reasonable hourly fee (to be paid by the applicable mortgage loan seller except as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”) upon the completion of the review it conducts with respect to certain delinquent mortgage loans, which will be subject to a cap as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement will be generally payable prior to any distributions to certificateholders and the RR interest owner.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the stated principal amount of each mortgage loan, the trust subordinate companion loan and any REO loan will be payable to CRE Finance Council© as a license fee for use of its name and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders and the RR interest owner.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders and the

RR interest owner. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

The 180 Water mortgage loan is referred to as a “serviced AB mortgage loan”, and the 180 Water whole loan is referred to as a “serviced AB whole loan”.

With respect to each non-serviced mortgage loan set forth in the following table, the related master servicer under the related pooling and servicing agreement governing the servicing of that mortgage loan will be entitled to a primary servicing fee (which includes any sub-servicing fee) at a rate equal to a per annum rate set forth in the following table, and the related special servicer under the related pooling and servicing agreement will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the related pooling and servicing agreement governing the servicing of such non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans

Non-Serviced Loan	Primary Servicer Fee Rate	Special Servicer Fee Rate
Century Plaza Towers(1)	0.00125%	0.2500%
225 Bush(2)	0.00125%	0.2500%
USAA Office Portfolio	0.00125%	0.2500%	(3)
The Essex Site 2(2)	0.00125%	0.2500%	(4)
Legends at Village West(2)	0.02000%	0.2500%	(4)
Midtown Center	0.00125%	0.2500%
Wind Creek Leased Fee	0.00125%	0.2500%	(4)
Millennium Park Plaza	0.00125%	0.2500%	(3)

(1)	The fee rates specified with respect to the Century Plaza whole loan are related to the CPTS 2019-CPT securitization transaction, expected to close prior to the closing date.

(2)

The fee rates specified with respect to each of the 225 Bush whole loan, The Essex Site 2 whole loan and the Legends at Village West whole loan are based on publicly available information for the Benchmark 2019-B14 securitization. The Benchmark 2019-B14 securitization transaction is expected to close prior to the closing date.

(3)	Subject to a minimum monthly payment amount of $5,000 (prorated for a partial period).

(4)	Subject to a monthly minimum amount of $3,500.

Distributions

A. Allocation Between VRR

Interest and Non-VRR

Certificates

The aggregate amount available for distribution to holders of the non-VRR certificates and the owners of the VRR interest on each distribution date will be: (i) the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the mortgage loans in the applicable one-month collection period (other than any excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date), net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, costs and expenses reimbursable or indemnifiable therefrom to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®; and (ii) allocated to amounts available for distribution to the owners of the VRR interest, on the one hand, and amounts available for distribution to the holders of the non-VRR certificates, on the other hand. On each distribution date, the portion of such pooled aggregate available funds allocable to: (a) the VRR interest will be the product of such pooled aggregate available funds multiplied by a fraction, expressed as a percentage, the numerator of which is the aggregate initial interest balance of the VRR interest, and the denominator of which is the sum of the aggregate initial certificate balance of all of the classes of pooled principal balance certificates and the aggregate initial interest balance of the VRR interest; and (b) the non-VRR certificates will at all times be the product of such pooled aggregate available funds multiplied by the difference between 100% and the percentage referenced in clause (a). With respect to each of the VRR interest and the non-VRR certificates, the percentage referred to in the preceding sentence is referred to in this prospectus as their respective “percentage allocation entitlement”.

B. Amount and Order of

Distributions

On each distribution date, funds available for distribution to the holders of the non-VRR certificates (other than the Class S certificates) (exclusive of any portion thereof that represents the related percentage allocation entitlement of any yield maintenance charges and prepayment premiums) and the Class R certificates will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D and Class X-F certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, in reduction of the certificate balances of those classes, in the following priority:

First, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to the planned principal balance for the related distribution date set forth in Annex F;

Second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero;

Third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero;

Fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero;

Fifth, to principal on the Class A-4 certificates, until the certificate balance of the Class A-4 certificates has been reduced to zero;

Sixth, to principal on the Class A-5 certificates, until the certificate balance of the Class A-5 certificates has been reduced to zero; and

Seventh, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero.

However, if the certificate balances of each class of pooled principal balance certificates, other than the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, have been reduced to zero, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, pro rata, based on their respective certificate balances and without regard to the Class A-SB planned principal balance;

Third, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, pro rata, based on the aggregate unreimbursed losses, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes;

Fourth, to the Class A-M certificates, as follows: (a) to interest on the Class A-M certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-M certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-M certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to that class of certificates;

Fifth, to the Class B certificates, as follows: (a) to interest on the Class B certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to that class of certificates;

Sixth, to the Class C certificates, as follows: (a) to interest on the Class C certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to that class of certificates;

Seventh, to the non-offered pooled certificates (other than the Class X-B, Class X-D, Class X-F, Class S and Class R certificates), in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

The holders of the loan-specific certificates will only be entitled to distributions from amounts paid or advanced on and allocated to the trust subordinate companion loan in accordance with the co-lender agreement relating to the 180 Water whole loan and no class of pooled certificates or the VRR interest will be entitled to distributions paid or advanced on and allocable to the trust subordinate companion loan.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

C. Interest and Principal

Entitlements

A description of the interest entitlement of each class of non-VRR certificates (other than the Class S certificates) and the VRR interest, can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. A description of the interest entitlements of the VRR interest can be found in “Credit Risk Retention—The VRR Interest—Material Terms of the VRR Interest—Priority of Distributions on the VRR Interest”. As described in those sections, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of pooled principal balance certificates and the VRR interest on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” and “Credit Risk Retention—The VRR Interest”.

D. Yield Maintenance Charges,

Prepayment Premiums

Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the owners of the VRR interest, on the one hand, and to holders of certain of the non-VRR certificates, on the other hand, in accordance with their respective percentage allocation entitlement as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. Yield maintenance charges and prepayment premiums with respect to the mortgage loans that are allocated to the non-VRR certificates will be further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Yield maintenance charges received in respect of the trust subordinate companion loan will be distributed to the loan-specific certificates and will not be allocated to the pooled certificates or the VRR interest.

E. Subordination, Allocation of

Losses and Certain Expenses

The following chart generally sets forth the manner in which the payment rights of certain classes of non-VRR certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of non-VRR certificates. On any distribution date, the aggregate amount available for distributions on the pooled certificates and the VRR interest will be allocated between the VRR interest and the non-VRR certificates in accordance with their respective percentage allocation entitlement, and principal and interest (other than excess interest that accrues on a mortgage loan that has an anticipated repayment date (if any)) allocated to the non-VRR certificates will be further allocated to the specified classes of those certificates in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D and Class X-F certificates), in each case as set forth in the following chart. Certain payment rights between the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D and Class X-F certificates are more particularly described under “Description of the Certificates—Distributions”.

On any distribution date, mortgage loan losses will be allocated between the VRR interest and non-VRR certificates in accordance with their respective percentage allocation entitlement, and the mortgage loan losses allocated to the non-VRR certificates will be further allocated to the specified classes of those certificates in ascending order (beginning with certain non-VRR certificates that are not being offered by this prospectus), in each case as set forth in the chart below.

*	The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance as described in this prospectus.

**	The Class X-A, Class X-B, Class X-D and Class X-F certificates are interest-only certificates and the Class X-B, Class X-D and Class X-F certificates are not offered by this prospectus.

***

Other than the Class X-B, Class X-D, Class X-F, Class S and Class R certificates. None of the loan-specific certificates will be subordinate to any class of pooled certificates or the VRR interest, except to the extent of the subordination of the trust subordinate companion loan to the 180 Water mortgage loan as and to the extent set forth in the related co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—180 Water Whole Loan”.

Credit enhancement will be provided solely by certain classes of subordinate non-VRR certificates that will be subordinate to certain classes of senior non-VRR certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. No other form of credit enhancement will be available for the benefit of the holders of the offered certificates. The right to payment of owners of the VRR interest will be pro rata and pari passu with the right to payment of holders of the non-VRR certificates (as a collective whole), and, as described above, any losses incurred on the mortgage loans will be allocated between the VRR interest, on the one hand, and the non-VRR certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of non-VRR certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F or Class S certificates) will reduce the certificate balance of that class of certificates. Principal losses and principal payments, if any, on mortgage loans that are allocated to the VRR interest will reduce the VRR interest balance. Principal losses and principal payments, if any, on the trust subordinate companion loan allocated to a class of loan-specific certificates will reduce the certificate balance of that class of certificates.

The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 and Class A-M certificates. The notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class B and Class C certificates. The notional amount of the Class X-D certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class D and Class E certificates. The notional amount of the Class X-F certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class F certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “Credit Risk Retention—The VRR Interest—Allocation of VRR Realized Losses” for more detailed information regarding the subordination provisions applicable to the pooled certificates and the VRR interest and the allocation of losses to the pooled certificates and the VRR interest.

F. Shortfalls in Available Funds

The following types of shortfalls will reduce the pooled aggregate available funds and will correspondingly reduce the amount allocated to the VRR interest and the non-VRR certificates. The reduction in amounts available for distribution to the non-VRR certificates will reduce distributions to the classes of non-VRR certificates with the lowest payment priorities:

●	shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

●

shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	shortfalls resulting from the application of appraisal reductions to reduce interest advances;

●	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and

●	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated between the VRR interest, on the one hand, and the non-VRR certificates, on the other hand, in accordance with their respective percentage allocation entitlement. The prepayment interest shortfalls allocated to the non-VRR certificates (other than the Class S certificates) entitled to interest are required to be further allocated among the classes of non-VRR certificates, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Distributions—Priority of Distributions”.

With respect to a whole loan that is comprised of a mortgage loan, one or more subordinate companion loans and, in some cases, one or more pari passu companion loans, shortfalls in available funds resulting from any of the foregoing will result first in a reduction in amounts distributable in accordance with the related intercreditor agreement in respect of the related subordinate companion loan(s), and then, result in a reduction in amounts distributable in accordance with the related intercreditor agreement in respect of the related mortgage loan (and any pari passu companion loans, on a pro rata basis), which allocations to the related mortgage loan will in turn reduce distributions in respect of the pooled certificates as described above. See “Description of the Mortgage Pool—The Whole Loans” and “Yield and Maturity Considerations—Yield Considerations—Losses and Shortfalls”.

G. Excess Interest

On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date (which accrues after the related anticipated repayment date), to the extent actually collected and applied as interest during a collection period, will be allocated to the holders of the Class S certificates and the VRR interest owners on the related distribution date. This excess interest will not be available to make distributions to any other class of certificates, to provide credit support for other classes of certificates, to offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances

The master servicer will be required to advance a delinquent periodic payment on each mortgage loan and the trust subordinate companion loan (unless the master servicer or the special servicer determines that the advance would be non-recoverable). Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s or trust subordinate companion loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan or trust subordinate companion loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan or trust subordinate companion loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the regular monthly fees payable to the certificate administrator, the trustee, the operating advisor and the CREFC® license fee.

Neither the master servicer nor the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan that is not held by the issuing entity.

None of the master servicer, special servicer or trustee will make, or be permitted to make, any advance in connection with the exercise of any cure rights or purchase rights granted to the holder of any subordinate companion loan under the related intercreditor agreement.

See “Pooling and Servicing Agreement—Advances”.

B. Servicing Advances

The master servicer may be required to make advances with respect to serviced mortgage loans and any related serviced companion loans to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the priority of the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any servicing advances but may in the special servicer’s discretion make such an advance on an urgent or emergency basis.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. Neither the master servicer nor the trustee is required to advance amounts determined by such party to be non-recoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the master servicer and/or the special servicer (and the trustee, as applicable) under the related pooling and servicing agreement governing the servicing of the related non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest, compounded annually, on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates and the RR interest. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan or trust subordinate companion loan, as applicable, until the related due date has passed and any grace period for late payments applicable to the mortgage loan or the trust subordinate companion loan, as applicable, has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the applicable makers of advances under the related pooling and servicing agreement governing the servicing of the related non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on servicing advances made in respect of the related non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced mortgage loan and to the extent allocable to the related non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool

The issuing entity’s primary assets will be 43 fixed rate commercial mortgage loans and the trust subordinate companion loan, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee simple and/or leasehold estate of the related borrower(s) in 55 commercial and multifamily properties. See “Description of the Mortgage Pool—Additional Indebtedness”.

Although the trust subordinate companion loan is an asset of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, the trust subordinate companion loan is not reflected in this prospectus and the term “mortgage loan” and “mortgage pool” in that context does not include the trust subordinate companion loan unless otherwise indicated. The trust subordinate companion loan supports only the loan-specific certificates. Information in the tables in this prospectus excludes the trust subordinate companion loan unless otherwise stated.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $1,024,298,346.

The principal balance of the trust subordinate companion loan as of the cut-off date will be approximately $127,500,000.

In this prospectus, unless otherwise specified, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (ii) references to a mortgage loan by name refer to such mortgage loan secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (iii) any parenthetical with a percent next to a mortgaged property name (or portfolio of mortgaged properties name) indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization, and (iv) any parenthetical with a percent next to a mortgage loan name or a group of mortgage loans indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the 43 commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each of the mortgage loans in the following table is part of a larger whole loan, each of which is comprised of (i) the related mortgage loan, (ii) one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”) and/or (iii) in the case of 5 of the mortgage loans in the following table, one or more loans that are subordinate in right of payment to the related mortgage loan and any related pari passu companion loans (each referred to in this prospectus as a “subordinate companion loan”). Each of the pari passu companion loans and the subordinate companion loans are referred to in this prospectus as a “companion loan”. The companion loans, together with their related mortgage loan, are each referred to in this prospectus as a “whole loan”. With respect to the 180 Water whole loan set forth below, there is one subordinate companion loan identified as note B, and German American Capital Corporation will transfer such note B (referred to in this prospectus as the ”trust subordinate companion loan”) to the depositor.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(1)(2)	Mortgage Loan Underwritten NCF DSCR(1)	Mortgage Loan Underwritten NOI Debt Yield(1)	Whole Loan LTV Ratio(2)(3)	Whole Loan Underwritten NCF DSCR(3)	Whole Loan Underwritten NOI Debt Yield(3)
Century Plaza Towers	$75,000,000	7.3%	$825,000,000	$300,000,000	39.1%	4.09x	13.5%	52.1%	3.07x	10.1%
180 Water	$62,500,000	6.1%	$75,000,000	$127,500,000	30.5%	3.15x	11.0%	58.7%	1.63x	5.7%
The Shoppes at Blackstone Valley	$55,000,000	5.4%	$109,000,000	N/A	68.7%	1.53x	9.0%	68.7%	1.53x	9.0%
225 Bush	$50,000,000	4.9%	$153,600,000	$146,400,000	34.6%	3.85x	13.4%	59.4%	2.24x	7.8%
USAA Office Portfolio	$45,000,000	4.4%	$197,400,000	N/A	63.8%	2.84x	9.8%	63.8%	2.84x	9.8%
PCI Pharma Portfolio	$40,000,000	3.9%	$68,500,000	N/A	65.4%	2.61x	9.5%	65.4%	2.61x	9.5%
Elston Retail Collection	$39,918,185	3.9%	$29,938,639	N/A	66.5%	1.44x	8.9%	66.5%	1.44x	8.9%
The Essex Site 2	$35,100,000	3.4%	$81,900,000	$58,000,000	39.9%	3.66x	10.3%	59.7%	1.89x	6.9%
Legends at Village West	$34,948,301	3.4%	$84,874,444	N/A	53.3%	1.67x	9.5%	53.3%	1.67x	9.5%
Midtown Center	$32,525,000	3.2%	$349,475,000	143,000,000	39.8%	3.98x	12.6%	54.7%	2.90x	9.1%
Broadcasting Square	$32,000,000	3.1%	$30,000,000	N/A	51.7%	3.50x	12.3%	51.7%	3.50x	12.3%
Cobb Place	$25,000,000	2.4%	$15,000,000	N/A	73.4%	1.90x	10.8%	73.4%	1.90x	10.8%
Wind Creek Leased Fee	$19,923,773	1.9%	$126,117,481	N/A	84.7%	1.27x	7.1%	84.7%	1.27x	7.1%
Millennium Park Plaza	$15,000,000	1.5%	$195,000,000	N/A	65.8%	2.01x	7.5%	65.8%	2.01x	7.5%

(1)	Calculated based on the balance of or debt service on, as applicable, the related whole loan excluding any related subordinate companion loans.

(2)	Calculated based on other than the “as is” appraised value with respect to the Legends at Village West whole loan. See “Description of the Mortgage Pool—Appraised Value” for more information.

(3)	Calculated based on the balance of or debt service on, as applicable, the related whole loan excluding any related mezzanine debt.

The 180 Water, The Shoppes at Blackstone Valley, PCI Pharma Portfolio, Elston Retail Collection, Broadcasting Square and Cobb Place whole loans will be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction and are each referred to in this prospectus as a “serviced whole loan”, the related companion loans are referred to in this prospectus as “serviced companion loans” and any related pari passu companion loan is referred to in this prospectus as a “serviced pari passu companion loan”.

In addition, the 180 Water mortgage loan is referred to as a “serviced AB mortgage loan”, and the 180 Water whole loan is referred to as a “serviced AB whole loan”.

Each mortgage loan identified in the following table will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate pooling and servicing agreement or trust and servicing agreement, as applicable, identified in the following table relating to the securitization of a related companion loan and is, together with the related companion loan(s), referred to in this prospectus as a

“non-serviced whole loan”. Each related mortgage loan is referred to as a “non-serviced mortgage loan” and each of the related companion loans are referred to in this prospectus as a “non-serviced companion loan”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans

Loan Name	Transaction/ Pooling and Servicing Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee	Certificate Administrator and Custodian	Initial Directing Party(1)	Operating Advisor	Asset Representations Reviewer
Century Plaza Towers(2)	CPTS 2019-CPT	7.3%	Wells Fargo Bank, National Association	CWCapital Asset Management LLC	Wilmington Trust, National Association	Wells Fargo Bank, National Association	Blackstone Real Estate Special Situations Advisors L.L.C.	N/A	N/A
225 Bush(3)	Benchmark 2019-B14	4.9%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	(4)	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC
USAA Office Portfolio	CGCMT 2019-GC41	4.4%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association	Citibank, N.A.	RREF III-D AIV RR, LLC	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC
The Essex Site 2(3)	Benchmark 2019-B14	3.4%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	JPMorgan Chase Bank, National Association(5)	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC
Legends at Village West(3)	Benchmark 2019-B14	3.4%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	KKR Real Estate Credit Opportunity Partners II L.P.	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC
Midtown Center	DC Office Trust 2019-MTC	3.2%	Wells Fargo Bank, National Association	CWCapital Asset Management LLC	Wilmington Trust, National Association	Wells Fargo Bank, National Association	N/A(6)	N/A	N/A
Wind Creek Leased Fee	Benchmark 2019-B13	1.9%	Midland Loan Services, a Division of PNC Bank, National Association	CWCapital Asset Management LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Eightfold Real Estate Capital Fund V, L.P.	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC
Millennium Park Plaza	CGCMT 2019-GC41	1.5%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association	Citibank, N.A.	RREF III-D AIV RR, LLC	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC

(1)

The entity listed as the “Initial Directing Party” reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan until such party’s rights are terminated pursuant to the related pooling and servicing agreement, trust and servicing agreement or intercreditor agreement, as applicable.

(2)

With respect to the Century Plaza whole loan, the related controlling companion loan is expected to be contributed to the CPTS 2019-CPT securitization prior to the closing date for this securitization. Accordingly, such whole loan is expected to be serviced and administered pursuant to the CPTS 2019-CPT pooling and servicing agreement by the parties thereto.

(3)

With respect to the 225 Bush whole loan, The Essex Site 2 whole loan and the Legends at Village West whole loan, the related controlling companion loans are expected to be contributed to the Benchmark 2019-B14 securitization prior to the closing date for this securitization. Accordingly, such whole loans are expected to be serviced and administered pursuant to the Benchmark 2019-B14 pooling and servicing agreement and the parties thereto.

(4)

The Initial Directing Party for the 225 Bush whole loan will be FMR, LLC, the 225 controlling class representative, as the loan-specific directing certificateholder for the 225 Bush loan-specific certificates. During the continuance of a 225 Bush control appraisal period, the directing holder (or equivalent party) under the Benchmark 2019-B14 pooling and servicing agreement (initially KKR Real Estate Credit Opportunity Partners II L.P.) is expected to be the Directing Party for the 225 Bush whole loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—225 Bush Whole Loan”.

(5)

The Initial Directing Party for The Essex Site 2 whole loan is Prima Mortgage Investment Trust, LLC, as the holder of the related subordinate companion loan. During the continuance of a The Essex Site 2 control appraisal period, the directing holder (or equivalent party) under the Benchmark 2019-B14 pooling and servicing agreement (initially KKR Real Estate Credit Opportunity Partners II L.P. (or its affiliate)) is expected to be the Directing Party for The Essex Site 2 whole loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Essex Site 2 Whole Loan”.

(6)	There is no controlling class and no directing holder under the DC Office Trust 2019-MTC trust and servicing agreement.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loan, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following table sets forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with one or more pari passu companion loans or subordinate companion loans is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding any related subordinate companion loans, mezzanine debt or preferred equity. However, unless specifically indicated, for the purpose of numerical and statistical information with respect to the composition of the mortgage pool contained in this prospectus (including any tables, charts and information set forth on Annex A-1, A-2 and A-3), no subordinate companion loan is reflected in this prospectus.

Although the trust subordinate companion loan is an asset of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, the trust subordinate companion loan is not reflected in this prospectus and the term “mortgage loan” and “mortgage pool” in that context does not include the trust subordinate companion loan unless otherwise indicated. The trust subordinate companion loan supports only the loan-specific certificates. Information in the tables in this prospectus excludes the trust subordinate companion loan unless otherwise stated.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Additional Information” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics(1)

All Mortgage Loans
Initial Pool Balance(2)	$1,024,298,346
Number of mortgage loans	43
Number of mortgaged properties	55
Range of Cut-off Date Balances	$5,000,000 to $75,000,000
Average Cut-off Date Balance	$23,820,892
Range of Mortgage Rates	2.7590% to 5.0500%
Weighted average Mortgage Rate	3.5463%
Range of original terms to maturity(3)	60 months to 121 months
Weighted average original term to maturity(3)	109 months
Range of remaining terms to maturity(3)	59 months to 119 months
Weighted average remaining term to maturity(3)	108 months
Range of original amortization term(4)	300 months to 420 months
Weighted average original amortization term(4)	351 months
Range of remaining amortization terms(4)	293 months to 416 months
Weighted average remaining amortization term(4)	350 months
Range of LTV Ratios as of the Cut-off Date(5)(6)	30.5% to 84.7%
Weighted average LTV Ratio as of the Cut-off Date(5)(6)	57.2%
Range of LTV Ratios as of the maturity date(3)(5)(6)	30.5% to 72.8%
Weighted average LTV Ratio as of the maturity date(3)(5)(6)	53.4%
Range of UW NCF DSCR(6)(7)	1.27x to 4.09x
Weighted average UW NCF DSCR(6)(7)	2.58x
Range of UW NOI Debt Yield(6)	7.1% to 14.1%
Weighted average UW NOI Debt Yield(6)	10.5%
Percentage of Initial Pool Balance consisting of:
Interest Only	63.2%
Interest Only, then Amortizing Balloon	16.7%
Amortizing Balloon	17.0%
Interest Only, Anticipated Repayment Date	3.2%

(1)	Except where expressly stated otherwise, statistical information in this table does not include the trust subordinate companion loan

(2)	Subject to a permitted variance of plus or minus 5%.

(3)	With respect to any mortgage loan with an anticipated repayment date, calculated through or as of, as applicable, such anticipated repayment date.

(4)	Does not include mortgage loans that pay interest-only until their maturity dates or anticipated repayment date.

(5)

Unless otherwise indicated under “Description of the Mortgage Pool—Appraised Value”, the cut-off date loan-to-value ratio has been calculated using the “as-is” appraised value. However, with respect to 5 mortgage loans (15.2%), the related loan-to-value ratios have been calculated using “as complete”, “as portfolio”, “as stabilized” or similar hypothetical values. Such mortgage loans are identified under “Description of the Mortgage Pool—Appraised Value.” For further information, see Annex A-1. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value.”

(6)

In the case of 14 mortgage loans (54.9%), each of which has one or more pari passu companion loans and, in certain cases, one or more subordinate companion loans that are not included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yields have been calculated including the related pari passu companion loan(s), but excluding any related subordinate companion loan(s). See the table titled “Whole Loan Summary” under “Description of the Mortgage Pool—The Whole Loans” for information about the debt service coverage ratios, loan-to-value ratios and debt yields including the subordinate companion loans.

(7)

Debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date (but without regard to any leap year adjustments), provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity date or anticipated repayment date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to its maturity date or anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable immediately following the expiration of the interest-only period.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency.

See “Description of the Mortgage Pool”.

Loans Underwritten Based on

Projections of Future Income

Fourteen (14) of the mortgage loans (31.2%) are secured by mortgaged properties that (i) were constructed, in a lease-up period or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no or limited prior operating history or the mortgage loan seller did not take the operating history into account in the underwriting of the related mortgage loan, (ii) were acquired by the related borrower or an affiliate of the borrower within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information (or provided limited historical financial information) for such acquired mortgaged property or (iii) are subject to one or more double-net or triple-net leases with the related tenant(s) where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	None of the mortgage loans vary from the underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Additional Aspects of Certificates

Denominations

The offered certificates with certificate balances will be issued, maintained and transferred only in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $100,000 and in integral multiples of $1 in excess of $100,000.

Registration, Clearance and

Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Credit Risk Retention

For a discussion of the manner by which German American Capital Corporation, as retaining sponsor, intends to satisfy the credit risk retention requirements of the credit risk retention rules, see “Credit Risk Retention”.

None of the sponsors, the depositor, the issuing entity or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issuance of the offered certificates in accordance with the EU risk retention and due diligence requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU risk retention and due diligence requirements or similar requirements. See “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Information Available to

Certificateholders and the

RR Interest Owner

On each distribution date, the certificate administrator will prepare and make available to each certificateholder and the RR interest owner a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record and the RR interest owner may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

●	BlackRock Financial Management, Inc., Moody’s Analytics, Bloomberg Financial Markets, L.P., RealINSIGHT,

CMBS.com, Inc., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corporation, Markit LLC and Thomson Reuters Corporation;

●	The certificate administrator’s website initially located at www.ctslink.com; and

●	The master servicer’s website initially located at www.pnc.com/midland.

Optional Termination

On any distribution date on which the aggregate principal balance of the pool of mortgage loans and the trust subordinate companion loan remaining in the issuing entity is less than 1.0% of the aggregate principal balance of the mortgage loans and the trust subordinate companion loan as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans and the trust subordinate companion loan (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates including the loan-specific certificates (other than the Class S and Class R certificates) and the RR interest for the mortgage loans and the trust subordinate companion loan held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D and Class E certificates are no longer outstanding and (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class S and Class R certificates) and the RR interest.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value

Payment

Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan or trust subordinate companion loan, as applicable, from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan or trust subordinate companion loan, as applicable, in the mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan or the trust subordinate companion loan, as applicable, the value of the related mortgaged property or the interests of any certificateholders or the RR interest owner in the mortgage loan or trust subordinate companion loan, as applicable, or mortgaged property or causes the mortgage loan or trust subordinate companion loan, as applicable, to be other than a “qualified mortgage” within the meaning of Code Section

860G(a)(3)(but without regard to the rule of Treas. Reg. Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements”.

Sale of Defaulted Loans

Pursuant to the pooling and servicing agreement, the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans and any related serviced companion loans and/or related REO properties and accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for such defaulted serviced mortgage loan and any related serviced companion loans or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders, the RR interest owner and the related pari passu companion loan holders (as a collective whole as if such certificateholders, the RR interest owner and such pari passu companion loan holders constituted a single lender and, with respect to a whole loan with a subordinate companion loan, taking into account the subordinate nature of such subordinate companion loan).

If a non-serviced mortgage loan with a related pari passu companion loan becomes a defaulted mortgage loan and the special servicer under the related pooling and servicing agreement or trust and servicing agreement, as applicable, for the related pari passu companion loan determines to sell such pari passu companion loan, then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan and any related subordinate companion loans, in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

Pursuant to each mezzanine loan intercreditor agreement with respect to the mortgage loans with mezzanine indebtedness, the holder of the related mezzanine loan has the right to purchase the related mortgage loan as described in “Description of the Mortgage Pool—Additional Indebtedness”. Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness”, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of Defaulted Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.

Tax Status

Elections will be made to treat designated portions of the issuing entity (exclusive of interest that is deferred after the anticipated repayment date of a mortgage loan with an anticipated repayment date and the excess interest distribution account) as three separate REMICs (the ”Trust Subordinate Companion Loan REMIC”, the ”Lower-Tier REMIC” and the ”Upper-Tier REMIC” and each, a ”Trust REMIC”) for federal income tax purposes. In addition, (1) the portions of the issuing entity consisting of (i) entitlement to collections of excess interest accrued on any mortgage loan with an anticipated repayment date and the related distribution account, and (ii) the uncertificated regular interests in the Upper-Tier REMIC corresponding to the VRR interest and distributions thereon, will be classified as a “trust” under Section 301.7701-4(c) of the Treasury Regulations, (the ”Grantor Trust”), (2) the Class S certificates and the VRR interest will represent beneficial ownership of the excess interest and related distribution account and (3) the VRR interest will represent beneficial ownership of the uncertificated regular interests in the Upper-Tier REMIC corresponding to the VRR interest and distributions thereon.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●

It is anticipated that the Class X-A certificates will be issued with original issue discount, that the Class C certificates will be issued with de minimis original issue discount and that the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M and Class B certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA Considerations

Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings

The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate such class of offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income producing commercial, multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General. Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels. See “Description of the Mortgage Pool—Tenant Issues”.

A Tenant Concentration May Result in Increased Losses. Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks. If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the five largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks. If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease. The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure. In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal to purchase and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right may not be subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal or first offer, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow. Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the related borrower allows uses at the mortgaged property in violation of use restrictions in current tenant leases;

●	if the related borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions;

●	if the related borrower fails to provide a designated number of parking spaces;

●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease;

●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time or if the casualty or condemnation occurs within a specified period of the lease expiration date;

●	if a tenant’s use is not permitted by zoning or applicable law;

●	if the tenant is unable to exercise an expansion right;

●	if the landlord defaults on its obligations under the lease;

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor;

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time;

●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied;

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time;

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations;

●	in the case of government sponsored tenants, any time or for lack of appropriations; or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks. Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties.” The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as well as changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, and “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers,” “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. We cannot assure you that the net operating income contributed by the mortgaged retail properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance. In addition, some or all of the rental payments from tenants may be tied to tenant’s gross sales. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remained unchanged.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the adaptability of the building to changes in the technological needs of the tenants;

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

●	in the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property; and

●	office space used as lab and/or research and development may rely on funds for research and development from government and/or private sources of funding, which may become unavailable.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

Certain office tenants at the mortgaged properties may use their leased space to create shared workspaces that they lease to other businesses. Shared workspaces are rented by customers on a short term basis. Short term space users may be more impacted by economic fluctuations compared to traditional long term office leases, which has the potential to impact operating profitability of the company offering the shared space and, in turn, its ability to maintain its lease payments. This may subject the related mortgage loan to increased risk of default and loss.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base;

●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, in New York State, the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units is uncertain.

We cannot assure you that the rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgage real properties. If rents are reduced, we cannot assure you that any such mortgaged real property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the multifamily properties may be residential cooperative buildings where the land under the building is owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property. Some of these factors include:

●	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

●	the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the residential cooperative corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

●	the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

●	that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “Multifamily Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks” and/or “Self Storage Properties Have Special Risks”. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at the mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;

●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors; and

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, some of the hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences.

In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or hotel management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination. In addition, replacement franchises, licenses and/or hospitality property managers may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property manager. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure, licensor or real estate owned property.

In some cases where a hospitality property is subject to a license or franchise agreement, the licensor or franchisor has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor or franchisor. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and we cannot assure you that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadowed anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant goes dark or is otherwise no longer in occupancy, if the subject store is not meeting the minimum sales requirements under its lease or if a specified percentage of the related mortgaged property is vacant. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related loan. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the tenant or to the tenant withholding some or all of its rental payments or to litigation against the related borrower. We cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with the subject tenants or with respect to the mortgaged retail properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent. See “—Retail Properties Have Special Risks”.

With respect to the Wind Creek Leased Fee mortgage loan (1.9%), the mortgaged property is a leased fee property that is ground leased to the owners of casino and hotel improvements located on the mortgaged property. The ability of the borrower to make payments on the mortgage loan is dependent on the ground tenant’s ability to make payments under such ground lease. The ground tenant operates a casino business, which is subject to a number of risks including: (i) the casino business is highly competitive among a large number of participants, including riverboat casinos, dockside casinos, land-based casinos, video lottery, sweepstakes and poker machines not located in casinos, internet lotteries and other internet wagering gaming services; (ii) the casino business is subject to changes in discretionary consumer spending, which may decline during economic downturns or for other reasons; (iii) the gaming industry is characterized by an element of chance, which may result in the actual win rates of the casino being less than anticipated; (iv) the risk that customers or employees may attempt or commit fraud or theft or cheat in order to increase winnings; (v) the risk that credit extended to customers may be uncollectable; and (vi) the gaming industry is subject to significant regulation, and loss of its gaming license could materially adversely affect the ability of the tenant to pay its rent. Due to the borrower’s dependence on rental payments from the ground tenant as a primary source of revenues, the borrower may be limited in its ability to enforce any rights under the ground lease or to terminate the ground lease. Failure by the tenant to comply with the terms of the ground lease or to comply with the gaming regulations to which the property is subject could require the borrower to find another lessee for the mortgaged property and there could be a decrease or cessation of rental payments by the tenant. In such event, the borrower may be unable to locate a suitable lessee at similar rental rates or at all. In addition, casino licenses are generally not transferable. As such, in the event of a foreclosure and termination of the ground lease, the lender or its agent, or a purchaser of the mortgaged property, would not have the right to operate the casino without first obtaining a license.

Sale-Leaseback Transactions Have Special Risks

Certain mortgaged properties were each the subject of a sale-leaseback transaction in connection with the acquisition of such property (or a portion of such property) by the related borrower or following such acquisition, including the Young Innovations Portfolio mortgaged property (1.1%). Each of these mortgaged properties (or a portion thereof) are leased to a tenant, who is the former owner of the mortgaged property or portion thereof, pursuant to a lease. We cannot assure you that any of these tenants will not file for bankruptcy protection.

A bankruptcy with respect to a tenant in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant. If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case. The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the federal bankruptcy code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property. The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 210 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the federal bankruptcy code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance. To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim. The tenant also might assert that the entire claim on the deemed loan is an unsecured claim. In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease. The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan. Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage. That secured claim has been collaterally assigned to the mortgagees. However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease. Pursuant to section 502(b)(6) of the federal bankruptcy code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

It is likely that each lease constitutes an “unexpired lease” for purposes of the federal bankruptcy code. Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the federal bankruptcy code solely on the basis of a provision in such contract to such effect or because of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease. In addition, the federal bankruptcy code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition. As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the certificates.

Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must re-let the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to section 502(b)(6) of the federal bankruptcy code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing. We cannot assure you such recharacterization would not occur with respect to the mortgage loans as to which the related mortgaged properties were the subject of sale-leaseback transactions.

The application of any of these doctrines to any one of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the certificateholders and the RR interest owner.

Parking Properties Have Special Risks

Certain of the mortgaged properties are comprised in whole or in part of, or contain, a parking lot or parking garage. The primary source of income for parking lots and garages is the rental fees charged for parking spaces (or in the case of a parking lot or parking garage leased in whole or part to a parking garage or parking lot operator, rents from such operating lease). Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

With respect to parking properties leased to a parking garage, parking lot operator or single tenant user, such leases generally provide the parking operator the right to terminate such leases upon various contingencies, which may include if there are specified reductions in gross receipts, or specified income targets are not met, if certain subleases of such parking properties are terminated or reduced, or upon a specified amount of capital expenditures to such properties being required in order to comply with applicable law, or other adverse events. We cannot assure you that the operating lessee of a parking property will not terminate its lease upon such an event.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders and the RR interest owner to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders and the RR interest owner may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Stated Remaining Term (Mos.)” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es), if any, have been paid in full, classes that have a lower sequential priority are more likely to face these types of risk of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are retail, office, multifamily, industrial, mixed use and hospitality. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in California, New York, Massachusetts, Illinois, Pennsylvania and Kentucky. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions.

Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property, any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee, the special servicer or the master servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders and the RR interest owner.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty number 41 in Annex D-1, representation and warranty number 43 in Annex E-1, and the identified exceptions to those representations and warranties in Annex D-2, Annex D-3 or Annex E-2, as applicable.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation”, “—Goldman Sachs Mortgage Company”, “—Citi Real Estate Funding Inc.”, “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents. In addition, such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease(s) and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 10 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as medical and dental offices, fitness centers, lab space, gas stations, bank branches, data centers, urgent care facilities, schools, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as bank branches, restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit, lease defaults, ratings and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance. Zoning protection insurance will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, vertical subdivisions and related structures, the related declarations or other use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Additionally, some of the mortgaged properties may have current or past tenants that handle or have handled hazardous materials and, in some cases, related contamination at some of the mortgaged properties was previously investigated and, as warranted, remediated with regulatory closure, the conditions of which in some cases may include restrictions against any future redevelopment for residential use or other land use restrictions. See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty number 40 in Annex D-1, representation and warranty number 43 in Annex E-1, and the identified exceptions to those representations and warranties in Annex D-2, Annex D-3 or Annex E-2, as applicable.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole or major tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

Certain Risks Are Not Covered under Standard Insurance Policies. In general (other than where the mortgage loan documents permit the borrower to rely on a tenant (including a ground tenant) or other third party (such as a condominium association, if applicable) to obtain the insurance coverage, on self-insurance provided by a tenant or on a tenant’s agreement to rebuild or continue paying rent), the master servicer and special servicer will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage loan documents. See “Description of the Mortgage Pool—Insurance Considerations”. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy (windstorm is a common exclusion for properties located in certain locations). Most policies typically do not cover any physical damage resulting from, among other things:

●	war;

●	revolution;

●	terrorism;

●	nuclear, biological or chemical materials;

●	governmental actions;

●	floods and other water related causes;

●	earth movement, including earthquakes, landslides and mudflows;

●	wet or dry rot;

●	vermin; and

●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of certificates.

Standard Insurance May Be Inadequate Even for Types of Losses That Are Insured Against. Even if a type of loss is covered by the insurance policies required to be in place at the mortgaged properties, the mortgaged properties may suffer losses for which the insurance coverage is inadequate. For example:

●	in a case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;

●	in certain cases, particularly where land values are high, the insurable value (at the time of origination of the mortgage loan) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

●	with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;

●	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

●	if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

We Cannot Assure You That Required Insurance Will Be Maintained. We cannot assure you that borrowers have maintained or will maintain the insurance required under the mortgage loan documents or that such insurance will be adequate.

Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or the special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standard and subject to the discussion under “Pooling and Servicing Agreement—The Directing Holder” and “—The Operating Advisor”, that either (a) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the mortgaged property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (b) such insurance is not available at any rate. Additionally, if the related borrower fails to maintain such terrorism insurance coverage, neither the master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standard, that such terrorism insurance coverage is not available for the reasons set forth in the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, we cannot assure you that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the master servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders and the RR interest owner.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program’s (“NFIP”) is scheduled to expire on December 20, 2019. We cannot assure you if or when NFIP will be reauthorized. If NFIP is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 81% (in 2019) or 80% (in 2020) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $180 million (in 2019) or $200 million (in 2020). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See “Annex A-3—Description of Top Fifteen Mortgage Loans and Additional Mortgage Loan

Information” for a summary of the terrorism insurance requirements under each of the ten largest mortgage loans.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”.

Limited Information Causes Uncertainty

Historical Information. Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for, among other things, inflation, significant occupancy increases and/or a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information. The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described under “Description of the Mortgage Pool—Additional Information”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (or letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy in all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Additional Information”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders or the RR interest owner until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders and the RR interest owner. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders and the RR interest owner. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the issuing entity.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”, “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes” and”—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”. A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation—Review of GACC Mortgage Loans”, “—Goldman Sachs Mortgage Company—Review of GSMC Mortgage Loans” and “—Citi Real Estate Funding Inc.—Review of the CREFI Mortgage Loans”. The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or whole loan, if applicable). See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect the “as-is” value as well as an “as-stabilized”, “hypothetical as-is”, “as complete” or “as-is air rights” value or similar hypothetical value. However, the appraised value reflected in this prospectus with respect to each mortgaged property reflects the “as-is” value, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and
“—Appraised Value”, where, to the extent another value is used, such value and the satisfaction of the related conditions or assumptions are described, which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-stabilized”, “hypothetical as-is”, “as complete” or “as-is air rights” values or similar hypothetical values, we cannot assure you that those assumptions are or will be accurate or that such value will be the value of the related mortgaged property at the indicated stabilization or other relevant date or at maturity or anticipated repayment date. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. For additional information regarding the appraisals obtained by the sponsors or, in the case of any mortgage loan acquired by the related sponsor, appraisal(s) obtained by the related originator and relied upon by such sponsor, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation”, “—Goldman Sachs Mortgage Company” and “—Citi Real Estate Funding Inc.” We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, and will comply, with such requirements, and in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s)(and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Certain of the mortgage loans have been made to single purpose limited partnerships that have a general partner or general partners that are not themselves single purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain real estate investment trusts, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability to Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors or managers for the mortgaged properties and their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders and the RR interest owner if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or has been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. See also representation and warranty number 32 in Annex D-1, representation and warranty number 33 in Annex E-1, and the identified exceptions to those representations and warranties in Annex D-2, Annex D-3 or Annex E-2, as applicable. However, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although the companion loans related to the whole loans (other than the trust subordinate companion loan) are not assets of the issuing entity, each related borrower is still obligated to make interest and principal payments on such companion loans. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders and the RR interest owner as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders and the RR interest owner. See “Certain Legal Aspects of Mortgage Loans”.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property, and in certain cases, debt service on any related subordinate companion loan or mezzanine loan, will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on the related mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest on the mortgage loan that has been deferred, to the extent actually collected, will be paid to the holders of the Class S certificates and the owners of the VRR Interest, neither of which are offered by this prospectus. To the extent that payments are required to be made on a related subordinate companion loan or mezzanine loan prior to application of excess cash flow to repay an anticipated repayment date mortgage loan, the amount of excess cash flow available to repay such mortgage loan will be reduced. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan(s)”.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or repay the outstanding principal amount at the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial or multifamily real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the related mortgage loan or sell the related mortgaged property on or before the related mortgage loan’s maturity date or anticipated repayment date, as applicable.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of the related companion loans.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and each pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 Amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 Amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See representation and warranty number 35 in Annex D-1, representation and warranty number 36 in Annex E-1, and the identified exceptions to those representations and warranties in Annex D-2, Annex D-3 or Annex E-2, as applicable.

Except as noted in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal or first offer in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans (and German American Capital Corporation will sell the trust subordinate companion loan) to the depositor (an affiliate of German American Capital Corporation, one of the sponsors, DBR Investments Co. Limited, an originator, Deutsche Bank AG, acting through its New York Branch, an originator and one of the initial risk retention consultation parties, and Deutsche Bank Securities Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators or their affiliates are the holders of the mezzanine loans and/or companion loans related to their mortgage loans. The originators and/or their respective affiliates may retain existing mezzanine loans and/or companion loans or originate future permitted mezzanine indebtedness with respect to the mortgage loans. These transactions may cause the originators and their affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Deutsche Bank AG, acting through its New York Branch, Goldman Sachs Mortgage Company and Citi Real Estate Funding Inc. are each expected to hold a portion of the VRR interest as described in “Credit Risk Retention”, and are (or are affiliated with the entities) expected to be appointed as the initial risk retention consultation parties. Each risk retention consultation party may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from any risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation parties and the VRR interest owners by whom they are appointed may have interests that are in conflict with those of certain other certificateholders, in particular if any risk retention consultation party or VRR interest owners holds companion loan securities, or has financial interests in, or other financial dealings (as a lender or otherwise) with, a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is a risk retention consultation party or VRR interest owners entitled to appoint such risk retention consultation party (any such mortgage loan referred to in this context as an “excluded loan” as to such risk retention consultation party), then such risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention”.

In addition, for so long as any of Deutsche Bank AG, acting through its New York Branch or Citi Real Estate Funding Inc. (in each case as a holder of the Class RR certificates or a risk retention consultation party) or Goldman Sachs Mortgage Company (as the RR interest owner or a risk retention consultation party) is a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will forego access to any “conflicted information” solely relating to such excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding such restriction, we cannot assure you that none of Deutsche Bank AG, acting through its New York Branch or Citi Real Estate Funding Inc. (in each case as a holder of the Class RR certificates or a risk retention consultation party) or Goldman Sachs Mortgage Company (as the RR interest owner or a risk retention consultation party) will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

In addition, an affiliate of GSMC, a mortgage loan seller and sponsor, has an 85%, indirect ownership interest in the borrowers with respect to The Essex Site 2 Mortgage Loan (3.4%). Additionally, an affiliate of GSMC invested approximately $2.0 million in the sole tenant of 55 Green Street Mortgage

Loan (3.6%). The interests of such borrower or tenant may conflict with the interests of the certificateholders, and GSMC has no obligation to act in the best interest of the certificateholders. In addition, we cannot assure you that the related mortgage loans do not contain terms less favorable to the lender (and consequently, to the investors) than loans that were not made to an affiliate of the originator or to an owner of a property occupied by a sole tenant in which an affiliate of GSMC has invested.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

In addition, three of the borrower sponsors with respect to the Wind Creek Leased Fee mortgage loan (1.9%) are in senior management positions at entities affiliated with Cantor Commercial Real Estate Lending, L.P., the originator of the Wind Creek Leased Fee whole loan. The interests of such borrower sponsors may conflict with the interests of the certificateholders, and Cantor Commercial Real Estate Lending, L.P. has no obligation to act in the best interest of the certificateholders. In addition, we cannot assure you that the related mortgage loan does not contain terms less favorable to the lender (and consequently, to the investors) than loans that were not made to senior management at affiliates of Cantor Commercial Real Estate Lending, L.P.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in
“—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”,
“—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. Similarly, the expected VRR interest owners and the parties expected to be designated to consult with the special servicer on their behalf as the risk retention consultation parties are each an Underwriter Entity. We cannot assure you that any actions that such party takes in either such capacity will necessarily be aligned with the interests of the holders of other classes of certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of (i) the depositor, (ii) German American Capital Corporation, a sponsor, (iii) Deutsche Bank AG, acting through its New York Branch, an originator, an initial risk retention consultation party and an initial VRR interest owner, and (iv) DBR Investments Co. Limited, an originator. Goldman Sachs & Co. LLC, one of the underwriters, is an affiliate of (i) Goldman Sachs Bank USA, an originator and the initial RR interest owner, and (ii) Goldman Sachs Mortgage Company, a sponsor and an initial risk retention consultation party. Citigroup Global Markets Inc., one of the underwriters, is an affiliate of Citi Real Estate Funding Inc., a sponsor, an originator, an initial risk retention consultation party and an initial VRR interest owner. In addition, affiliates of the underwriters are holders of companion loans as described in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is generally similar to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates or securities relating to any of the applicable companion loans, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, if the special servicer obtains knowledge that it has become a borrower party with respect to a serviced mortgage loan and any related serviced companion loan, the special servicer will be required to resign as special servicer with respect to that mortgage loan or serviced whole loan (referred to in this prospectus as an “excluded loan”) and a separate special servicer that is not a borrower party (referred to in this prospectus as an “excluded special servicer”) will be appointed as special servicer for such excluded loan as described under “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded loan and will be entitled to all special servicing compensation with respect to such excluded loan earned during such time as the related mortgage loan is a excluded loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect all mortgage loans and serviced whole loans that are not excluded loans). While the special servicer will have the same access to information related to the excluded loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to the excluded loan to the related borrower party or any employees or personnel of such borrower party involved in the management of any investment in the related borrower party or the related mortgaged property and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, we cannot assure you that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to a, excluded mortgage loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the Class X-B, Class X-D, Class X-F, Class D, Class E, Class F, Class G-RR, Class H-RR, Class S, Class R certificates, the VRR interest, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or the special servicer.

The special servicer may enter into one or more arrangements with the directing holder, a controlling class certificateholder, a serviced companion loan holder, other certificateholders or the RR interest owner (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

RREF III-D AIV RR, LLC, or its affiliate, is expected to be the initial directing holder with respect to each serviced mortgage loan (other than any excluded loan and the 180 Water mortgage loan) and the purchaser of the Class G-RR and Class H-RR certificates.  RREF III Debt AIV, LP (the parent of RREF III-D AIV RR, LLC), or its affiliate is expected to purchase the Class X-F and Class F certificates and will receive the Class S certificates. Rialto Capital Advisors, LLC is expected to act as the special servicer with respect to each serviced mortgage loan (other than with respect to any applicable excluded loan) and any related serviced companion loans and it or an affiliate assisted RREF III-D AIV RR, LLC, or its affiliate, with its due diligence on the mortgage loans prior to the Closing Date.  In addition, Rialto Capital Advisors, LLC was appointed as the initial special servicer for the USAA Portfolio and Millennium Park Plaza whole loans, which are serviced under the CGCMT 2019-GC41 pooling and servicing agreement and is an affiliate of the entity that is the controlling class certificateholder and initial controlling class representative under the CGCMT 2019-GC41 pooling and servicing agreement.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC has been appointed as the initial operating advisor with respect to all of the serviced mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, Park Bridge Lender Services LLC and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, the risk retention consultation parties, collateral property owners and their vendors or affiliates of any of those parties. In the normal course of its business, Park Bridge Lender Services LLC and its affiliates are also hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the duties of Park Bridge Lender Services LLC as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders and the RR interest owner, especially if the operating advisor or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent or sponsor of a borrower or any of their affiliates.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Park Bridge Lender Services LLC.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans other than the non-serviced mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing holder, the risk retention consultation parties or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

In addition, the asset representations reviewer and its affiliates may have interests that are in conflict with those of certificateholders and the RR interest owner, especially if the asset representations reviewer or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower or any of their affiliates.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Park Bridge Lender Services LLC.

Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders

RREF III-D AIV RR, LLC (or its affiliate), is expected to be the initial directing holder with respect to each serviced mortgage loan (other than any excluded loan and the 180 Water mortgage loan).  The special servicer may, at the direction of the directing holder (for so long as a control termination event does not exist and other than with respect to any applicable excluded loan), take actions with respect to the specially serviced mortgage loans administered under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The controlling class representative will be controlled by the controlling class certificateholders.

The 180 Water whole loan will be serviced pursuant to the pooling and servicing agreement related to this transaction, and the 180 Water mortgage loan and the trust subordinate companion loan will be assets in the issuing entity.  The initial directing holder for the 180 Water whole loan is expected to be Blackstone Real Estate Special Situations Advisors L.L.C. on behalf of its affiliates and managed accounts, which is expected to be the 180 Water controlling class certificateholder (or its representative). For so long as no 180 Water control appraisal period is continuing, the directing holder for the 180 Water whole loan will be the 180 Water controlling class certificateholder (or its representative) selected by a majority of the 180 Water controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time).  The 180 Water controlling class will be the most subordinate class of the Class 180W-A Class 180W-B, Class 180W-C or Class 180W-D certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reductions allocable to such class, at least equal to 25% of the initial certificate balance of that class.

During the continuance of a 180 Water control appraisal period, the holder of the companion loan evidenced by note A-1 (which will not be included in the issuing entity) will have control and consultation rights as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—180 Water Whole Loan”, and no class of certificates will be permitted to exercise control rights under the related co-lender agreement for the 180 Water whole loan.  The directing holder for the 180 Water whole loan will have the right to (i) consent to certain material decisions and actions made with respect to the 180 Water whole loan, (ii) prior to a 180 Water control appraisal period, purchase the 180 Water mortgage loan under certain limited circumstances and (iii) replace the special servicer with respect to the 180 Water whole loan, with or without cause.  The related special servicer may, at the direction of the related directing holder, take actions with respect to the 180 Water whole loan that could adversely affect the holders of some or all of the classes of certificates.  See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—180 Water Whole Loan”.

The controlling class certificateholders, the 180 Water controlling class certificateholders, and the holders of the companion loans or securities backed by such companion loans may have interests in conflict with those of the other certificateholders and the RR interest owner. As a result, it is possible that the directing holder on behalf of the controlling class certificateholders or the 180 Water controlling class certificateholders (for so long as a control termination event does not exist and other than with respect to any applicable excluded loan) or the directing holder (or equivalent entity or representative thereof) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may direct the special servicer or the special servicer under such pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates or the interests of the RR interest owner. Set forth in the following table is the identity of the initial directing holder (or equivalent party) for each whole loan, the expected securitization trust holding the controlling note in such whole loan and the pooling and servicing agreement under which it is expected to be serviced.

Whole Loan	Pooling/Trust and Servicing Agreement	Controlling Noteholder	Initial Directing Party(1)
Century Plaza Towers(2)	CPTS 2019-CPT	CPTS 2019-CPT	Blackstone Real Estate Special Situations Advisors L.L.C.
180 Water	COMM 2019-GC44	COMM 2019-GC44	(3)
The Shoppes at Blackstone Valley	COMM 2019-GC44	COMM 2019-GC44	RREF III-D AIV RR, LLC
225 Bush(4)	Benchmark 2019-B14	Benchmark 2019-B14	(5)
USAA Office Portfolio	CGCMT 2019-GC41	CGCMT 2019-GC41	RREF III-D AIV RR, LLC
PCI Pharma Portfolio	COMM 2019-GC44	COMM 2019-GC44	RREF III-D AIV RR, LLC
Elston Retail Collection	COMM 2019-GC44	COMM 2019-GC44	RREF III-D AIV RR, LLC
The Essex Site 2(4)	Benchmark 2019-B14	Benchmark 2019-B14	JPMorgan Chase Bank, National Association(6)
Legends at Village West(4)	Benchmark 2019-B14	Benchmark 2019-B14	KKR Real Estate Credit Opportunity Partners II L.P.
Midtown Center	DC Office Trust 2019-MTC	DC Office Trust 2019-MTC	N/A
Broadcasting Square	COMM 2019-GC44	COMM 2019-GC44	RREF III-D AIV RR, LLC
Cobb Place	COMM 2019-GC44	COMM 2019-GC44	RREF III-D AIV RR, LLC
Wind Creek Leased Fee	Benchmark 2019-GC44	Benchmark 2019-GC44	Eightfold Real Estate Capital Fund V, L.P.
Millennium Park Plaza	Millennium Park Plaza	Millennium Park Plaza	RREF III-D AIV RR, LLC

(1)

The entity listed as the “Initial Directing Party” reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan until such party’s rights are terminated pursuant to the related pooling and servicing agreement, trust and servicing agreement or intercreditor agreement, as applicable.

(2)

With respect to the Century Plaza whole loan, the related controlling companion loan is expected to be contributed to the CPTS 2019-CPT securitization prior to the closing date for this securitization. Accordingly, such whole loan is expected to be serviced and administered pursuant to the CPTS 2019-CPT pooling and servicing agreement by the parties thereto.

(3)

The Initial Directing Holder for the 180 Water whole loan is expected to be Blackstone Real Estate Special Situations Advisors L.L.C. on behalf of its affiliates and managed accounts, the 180 Water controlling class representative, as the loan-specific directing holder. Other than during the continuance of a 180 Water control appraisal period, the holder of Note A-1 (which will not be included in the issuing entity and is expected to be initially included in the Benchmark 2019-B14 securitization, scheduled to close prior to the closing date) will be the directing holder for the 180 Water whole loan. See “Description of the Mortgage Poll—The Whole Loans—The Serviced AB Whole Loans—180 Water”.

(4)

With respect to the 225 Bush whole loan, The Essex Site 2 whole loan and the Legends at Village West whole loan, the related controlling companion loans are expected to be contributed to the Benchmark 2019-B14 securitization prior to the closing date for this securitization. Accordingly, such whole loans are expected to be serviced and administered pursuant to the Benchmark 2019-B14 pooling and servicing agreement and the parties thereto.

(5)

The Initial Directing Party for the 225 Bush whole loan is expected to be FMR LLC, the 225 controlling class representative, as the loan-specific directing certificateholder for the 225 Bush loan-specific certificates. Other than during the continuance of a 225 Bush control appraisal period, the directing holder (or equivalent party) under the Benchmark 2019-B14 pooling and servicing agreement (initially KKR Real Estate Credit Opportunity Partners II L.P.) is expected to be the Directing Party for the 225 Bush whole loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—225 Bush Whole Loan”.

(5)

The initial Directing Party for The Essex Site 2 whole loan is Prima Mortgage Investment Trust, LLC, as the holder of the related subordinate companion loan. During the continuance of a The Essex Site 2 control appraisal period, the directing holder (or equivalent party) under the Benchmark 2019-B14 pooling and servicing agreement (initially KKR Real Estate Credit Opportunity Partners II L.P. (or its affiliate)) is expected to be the Directing Party for The Essex Site 2 whole loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Essex Site 2 Whole Loan”.

(6)	There is no controlling class and no directing holder under the DC Office Trust 2019-MTC trust and servicing agreement.

The special servicer, in connection with obtaining the consent of, or upon non-binding consultation with, the directing holder or a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”. In connection with the pari passu whole loans serviced under the pooling and servicing agreement for this securitization, the serviced companion loan holders do not have any duties to the holders of any class of certificates or the RR interest owner, and they may have interests in conflict with those of the certificateholders or the RR interest owner. As a result, it is possible that a serviced companion loan holder (solely with respect to the related serviced whole loan) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates or the interests of the RR interest owner. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of Servicer and Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing holder for cause at any time and without cause (for so long as a control termination event does not exist and other than with respect to any applicable excluded loan). See “Pooling and Servicing Agreement—The Directing Holder” and “—Termination of Servicer and Special Servicer for Cause—Servicer Termination Events”.

Similarly, the applicable controlling class related to the securitization trust indicated in the chart above as the controlling noteholder  has certain consent and/or consultation rights with respect to the non-serviced mortgage loans under the related pooling and servicing agreement governing the servicing of that related non-serviced whole loan and have similar conflicts of interest with the holders of other certificates backed by the companion loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The directing holder and its affiliates (and the directing holder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders and the RR interest owner, especially if the applicable directing holder or any of its affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the controlling class representative or the holder of the majority of the controlling class (by certificate balance) (or, with respect to the 180 Water whole loan, other than during the continuance of a 180 Water control appraisal period, the 180 Water controlling class certificateholder (or its representative) selected by a majority of the 180 Water controlling class certificateholders (by certificate balance)) (any such mortgage loan referred to in this prospectus as an “excluded loan” as to such party), the directing holder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing holder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing holder or a controlling class certificateholder, as applicable, the directing holder or such controlling class certificateholder, as applicable, will not be given access to any excluded information solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, we cannot assure you that the directing holder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information”. Each of these relationships may create a conflict of interest.

RREF III-D AIV RR, LLC, or its affiliate, is expected to be appointed the initial directing holder with respect to each serviced mortgage loan (other than any excluded loan and the 180 Water mortgage loan) and the purchaser of the Class G-RR and Class H-RR certificates.  RREF III Debt AIV, LP (the parent of RREF III-D AIV RR, LLC), or its affiliate is expected to purchase the Class X-F and Class F certificates and will receive the Class S certificates. Rialto Capital Advisors, LLC is expected to act as the special servicer with respect to each serviced mortgage loan (other than with respect to any applicable excluded loan) and any related serviced companion loans and it or an affiliate assisted RREF III-D AIV RR, LLC, or its affiliate, with its due diligence on the mortgage loans prior to the Closing Date.  In addition, Rialto Capital Advisors, LLC was appointed as the initial special servicer for the USAA Portfolio and Millennium Park Plaza whole loans, which are serviced under the CGCMT 2019-GC41 pooling and servicing agreement, and is an affiliate of the entity that is the controlling class certificateholder and initial controlling class representative under the CGCMT 2019-GC41 pooling and servicing agreement.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class G-RR and Class H-RR certificates (collectively, the “HRR Certificates”), which is referred to in this prospectus as the “Retaining Third-Party Purchaser” (see “Pooling and Servicing Agreement—The Directing Holder—General”), was required under the credit risk retention rules to perform certain due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity. In addition, the Retaining Third-Party Purchaser was given the opportunity by the sponsors to request the removal, re-sizing, decrease in the principal balance of the mortgage loan, reduction of the time during which the loan pays interest-only, increase in the amount of required reserves or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the Retaining Third-Party Purchaser received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the Retaining Third-Party Purchaser or that the final pool as influenced by the Retaining Third-Party Purchaser’s feedback will not adversely affect the performance of your certificates and benefit the performance of the Retaining Third-Party Purchaser’s certificates. Because of the differing subordination levels, the Retaining Third-Party Purchaser has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the Retaining Third-Party Purchaser but that does not benefit other investors. In addition, the Retaining Third-Party Purchaser may enter into hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The Retaining Third-Party Purchaser performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The Retaining Third-Party Purchaser is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the Retaining Third-Party Purchaser’s acceptance of a mortgage loan. The Retaining Third-Party Purchaser’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The Retaining Third-Party Purchaser will have no liability to any certificateholder for any actions taken by them as described in the preceding two paragraphs.

RREF III-D AIV RR, LLC, or its affiliate, is expected to be the Retaining Third-Party Purchaser and to be appointed as the initial directing holder with respect to each serviced mortgage loan (other than any excluded loan and the 180 Water mortgage loan). The directing holder will have certain rights to direct and consult with the special servicer. In addition, the directing holder will generally have certain consultation rights with regard to a non-serviced mortgage loan under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of such non-serviced whole loan and the related intercreditor agreement. See “Pooling and Servicing Agreement—The Directing Holder” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Control Rights” and “—The Non-Serviced AB Whole Loans”.

Rialto Capital Advisors, LLC is expected to act as the special servicer with respect to each serviced mortgage loan (other than any applicable excluded loans) and any related serviced companion loans and it or an affiliate assisted RREF III-D AIV RR, LLC (or its affiliate) with its due diligence on the mortgage loans prior to the Closing Date.  In addition, Rialto Capital Advisors, LLC was appointed as the initial special servicer with respect to the USAA Portfolio and Millennium Park Plaza whole loans, which are serviced under the CGCMT 2019-GC41 pooling and servicing agreement and is an affiliate of the entity that is the controlling class certificateholder and initial controlling class representative under the CGCMT 2019-GC41 pooling and servicing agreement.

Because the incentives and actions of the Retaining Third-Party Purchaser may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool and should not rely upon the Retaining Third-Party Purchaser’s due diligence or investment decision (or due diligence or the investment decision of its affiliates).

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Holder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing holder exercising control rights over that whole loan will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing holder under the pooling and servicing agreement for this securitization or under any pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

The special servicer (or a successor special servicer) may enter into one or more arrangements with the directing holder, a controlling class certificateholder, the 180 Water controlling class representative, a 180 Water controlling class certificateholder, a companion loan holder, the VRR interest owners, a holder of a companion loan security or other certificateholders (or an affiliate or a third party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of the special servicer under the pooling and servicing agreement and the co-lender agreements and limitations on the right of such person to replace the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans and the trust subordinate companion loan, and distributions on any class of certificates and the RR interest will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans and the trust subordinate companion loan, as applicable. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders and the RR interest owner will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●

legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●

increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

●

investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Certificates

We make no representation as to the proper characterization of the certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●

Investors should be aware and in some cases are required to be aware of the risk retention and due diligence requirements in the European Union (the “EU Risk Retention and Due Diligence Requirements”) which apply in respect of institutional investors as defined in specified European Union Directives and Regulations (“Institutional Investors”) including: institutions for occupational retirement; credit institutions; alternative investment fund managers who manage or market alternative investment funds in the European Union; investment firms (as defined in Regulation (EU) No 575/2013 (the “CRR”)); insurance and reinsurance undertakings; and management companies of UCITS funds (or internally managed UCITS), as set out in Regulation (EU)

2017/2402 (the “EU Securitization Regulation”).  These requirements restrict such investors from investing in securitizations unless such investors have verified that: (i) the originator, sponsor or original lender will retain, on an ongoing basis, a material net economic interest of not less than five percent in the securitization determined in accordance with Article 6 of the EU Securitization Regulation and the risk retention is disclosed to Institutional Investors; (ii) the originator, sponsor or securitization special purpose entity (i.e., the issuer special purpose vehicle) has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for in that Article; and (iii) where the originator or original lender is established in a non-European Union country, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on thorough assessment of the obligor’s creditworthiness.

Pursuant to Article 14 of the CRR consolidated subsidiaries of credit institutions and investment firms subject to the CRR may also be subject to these requirements.

Failure to comply with one or more of the requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the certificates acquired by the relevant investor. Aspects of the requirements and what is or will be required to demonstrate compliance to European national regulators remain unclear.

Prospective investors should make themselves aware of the EU Risk Retention and Due Diligence Requirements described above (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the certificates.

●

Prospective investors should be aware that none of the originators, the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issuance of the certificates in accordance with any EU Risk Retention and Due Diligence Requirements, provide information allowing a prospective investor to comply with its due diligence obligations under the EU Risk Retention and Due Diligence Requirements, or take any other action which may be required by a prospective investor for the purposes of its compliance with the EU Risk Retention and Due Diligence Requirements.  Consequently, the certificates may not be a suitable investment for investors that are now or may in the future be subject to any EU Risk Retention and Due Diligence Requirements. As a result, the price and liquidity of the certificates in the secondary market may be adversely affected.  This could adversely affect your ability to transfer your certificates or the price you may receive upon your sale of your certificates.  Each investor should evaluate the impact any such non-compliance may have on it.

●

Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in July 2013 implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●

Section 619 of the Dodd-Frank Act (such statutory provision together with the implementing regulations, the “Volcker Rule”) generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●

The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of certificates will constitute “mortgage related securities”.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor or the retaining third-party purchaser will at times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor or the retaining third-party purchaser to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder or RR interest owner may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●

may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to 5 nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected 3 of those nationally recognized statistical rating organizations to rate certain classes of the pooled certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the pooled certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the pooled certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the pooled certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of rated pooled certificates, due in part to the initial subordination levels provided by such nationally recognized statistical rating organization for the classes of pooled certificates. If the depositor had selected such nationally recognized statistical rating organizations to rate those other classes of rated pooled certificates not rated by it, its ratings of those other pooled certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations engaged to rate such certificates.  In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of pooled certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates.  Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.  Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of pooled certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

In August 2011, S&P Global Ratings downgraded the U.S. Government’s credit rating from “AAA” to “AA+”. In the event that S&P Global Ratings is engaged by the depositor and thereafter elects pursuant to the transaction documents not to review, declines to review, or otherwise waives its review of one or more proposed defeasances of mortgage loans included in the trust and for which defeasance is permitted under the related loan documents, the transaction documents would then permit the related borrower to defease any such mortgage loan without actually obtaining a rating agency confirmation from S&P Global Ratings. Subsequent to any such defeasance(s), we cannot assure you that S&P Global Ratings would not thereafter decrease the ratings, if any, which it has assigned to the certificates.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Subordination of the Subordinate Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinate Certificates

As described in this prospectus, the rights of the holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on such class of subordinate certificates will be subordinated to the rights of the holders of more senior certificates having an earlier alphabetical or alphanumeric class designation.

If you acquire Class A-M, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the senior certificates. The Class A-M certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates.  The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates.  The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G-RR and Class H-RR certificates. As a result, investors in those classes of pooled certificates that are subordinated in whole or part to other classes of pooled certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of pooled certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General. The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●

the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium or buy any of the Class X certificates, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If prepayment principal distributions are very high, holders of certificates purchased at a premium or holders of any of the Class X certificates might not fully recover their initial investment. Conversely, if you buy a certificate at a discount (other than any of the Class X certificates) and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●

a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●

a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●

the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or provide incentives for the borrower to repay by the related anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity, or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders and the RR interest owner. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, the holder of a subordinate companion loan or any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A, Class X-B, Class X-D and Class X-F certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the following table is based upon all or a portion of the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Class or Classes
Class X-A	Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 Class A-M
Class X-B	Class B, Class C
Class X-D	Class D, Class E
Class X-F	Class F

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X certificates. Investors in the Class X certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves. With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield. If losses on the mortgage loans allocated to the principal balance certificates exceed the aggregate certificate balance of principal balance certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a pooling and servicing agreement governing the servicing of the non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of pooled principal balance certificates and the balance of the VRR interest, pro rata based on their respective percentage allocation entitlement as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the pooled principal balance certificates and the VRR interest, pro rata based on their respective percentage allocation entitlement as described in this prospectus, on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans and allocated to the pooled principal balance certificates, first the Class H-RR certificates, then the Class G-RR certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-M certificates and, then pro rata, the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of any of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 or Class A-M certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates. A reduction in the certificate balance of any of the Class B or Class C certificates will result in a corresponding reduction in the notional amount of the Class X-B certificates. A reduction in the certificate balance of any of the Class D or Class E certificates will result in a corresponding reduction in the notional amount of the Class X-D certificates. A reduction in the certificate balance of the Class F certificates will result in a corresponding reduction in the notional amount of the Class X-F certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination. The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights. Except as described in this prospectus, you and other certificateholders and the RR interest owner generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than any mortgage loan that will be serviced under a separate pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing holder or the risk retention consultation parties under the pooling and servicing agreement for this transaction and the rights of the holders of the related companion loans and mezzanine debt under the related intercreditor agreement. With respect to the non-serviced mortgage loans, you will generally not have any right to vote or make decisions with respect the non-serviced mortgage loans, and those decisions will generally be made by the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of the related non-serviced mortgage loan and the related companion loan, subject to the rights of the directing holder appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. In all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reductions, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loans that will be serviced under a pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any excluded special servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a borrower party or affiliate of any of such persons will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information—Certificate Administrator Reports”.

The Rights of the Directing Holder, the Risk Retention Consultation Parties and the Operating Advisor Could Adversely Affect Your Investment. The directing holder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan or any applicable excluded loan) and the right to replace the special servicer with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of appraisal reductions and realized losses, is less than 25% of its initial certificate balance), occurs and is continuing, the directing holder will lose the consent rights and the right to replace the special servicer, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs, then the directing holder will lose the consultation rights. See “Pooling and Servicing Agreement—The Directing Holder”.

In addition, each risk retention consultation party will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan and any applicable excluded loan). In addition, for so long as no 180 Water control appraisal period is continuing, the 180W risk retention consultation party will have certain consultation rights with respect to the 180 Water mortgage loan See “Pooling and Servicing Agreement—The Directing Holder—Major Decisions”.

These actions and decisions with respect to which the directing holder has consent or consultation rights and any risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or serviced whole loans, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing holder and any risk retention consultation party, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to a non-serviced mortgage loan, the special servicer under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan may, at the direction or upon the advice of the directing holder of the related securitization trust holding the controlling note for the related non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of the non-controlling notes) will have limited consultation rights with respect to major decisions relating to each non-serviced whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing holder for this transaction so long as no control termination event has occurred and is continuing and by the special servicer if a control termination event has occurred and is continuing. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or the terms of the related loan documents, it is possible that the directing holder (or equivalent entity) under such pooling and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing holder, the risk retention consultation parties and the directing holder (or equivalent entity) under the pooling and servicing agreement or the trust and servicing agreement governing the servicing of each non-serviced mortgage loan:

(i)      may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)     may act solely in its own interests or the interests of the holders of the controlling class or the VRR interest, as applicable (or in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan);

(iii)     does not have any duties to the holders of any class of certificates other than the controlling class or the VRR interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan);

(iv)     may take actions that favor its own interests or the interests of the holders of the controlling class or the VRR interest owners (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates; and

(v)      will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing holder, any risk retention consultation party, a controlling companion loan holder or the directing holder (or the equivalent) under the pooling and servicing agreement or the trust and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if the certificate balances of the HRR Certificates in the aggregate (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial certificate balances of such classes in the aggregate, (such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as an operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan). Further, the operating advisor will have the right to recommend a replacement of the special servicer (other than with respect to the 180 Water Whole Loan), as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of the Special Servicer

After Operating Advisor Recommendation and Certificateholder Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, the RR interest owner and, with respect to any serviced whole loan, for the benefit of the holders of the related companion loan (as a collective whole as if the certificateholders, RR interest owner and companion loan holders constituted a single lender, taking into account the subordinate nature of a subordinate companion loan). We cannot assure you that any actions taken by the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in any one or more classes of certificates. With respect to any non-serviced mortgage loan, any operating advisor appointed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan may have rights and duties under such pooling and servicing agreement that vary in certain respects from those under the pooling and servicing agreement for this transaction. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer. In general, the directing holder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement (and with respect to the 180 Water whole loan for so long as a 180 Water control appraisal period is continuing with respect to the 180 Water whole loan), the special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the pooled voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balances of the pooled principal balance certificates) and (y) upon receipt of approval by (i) certificateholders holding at least 66 2/3% of a quorum of the pooled certificateholders and the holders of the Class RR certificates (which is the holders of pooled certificates and the Class RR certificates evidencing at least 50% of the pooled voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)) or (ii) pooled certificateholders and the holders of the Class RR certificates holding more than 50% of each class of “pooled non-reduced certificates” (each class of pooled certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F, Class S and Class R certificates) outstanding that has not been reduced to less than 25% of its initial certificate balance through the application of appraisal reduction amounts and realized losses). See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”.

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders and the RR interest owner as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer (other than with respect to the 180 Water Whole Loan) and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of voting rights of pooled principal balance certificates and the Class RR certificates evidencing at least a majority of a quorum (which, for this purpose, is holders that (i) evidence at least 20% of the pooled voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) of all pooled principal balance certificates and the Class RR certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other).

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. The certificateholders will have no right to replace the master servicer or the special servicer of the pooling and servicing agreement relating to a non-serviced mortgage loan. We cannot assure you that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Loan Holders and Mezzanine Debt Could Adversely Affect Your Investment. The holders of a pari passu companion loan relating to the serviced mortgage loans will have certain consultation rights (on a non-binding basis) with respect to major decisions relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer is not obligated to consult with the companion loan holder if required under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to any mortgage loan that is subject to one or more subordinate companion loans, the holders of such companion loan(s) will generally have the right under limited circumstances to (i) other than with respect to the trust subordinate companion loan, cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a “control period” or a “control termination event” applicable to such subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan. The rights of the holder of a subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to mortgage loans that have or may in the future have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of a subordinate companion loan (including the trust subordinate companion loan, the Century Plaza subordinate companion loan and the 225 Bush subordinate companion loan) or mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the co-lender agreement or intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan, you will not have any right to vote with respect to any matters relating to the servicing and administration of the non-serviced mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”,

“—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the companion loan holders:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates or the RR interest owner;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●

will have no liability whatsoever for having so acted and that no certificateholder or RR interest owner may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received with respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans.

In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates or the RR interest. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates and the RR interest.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except German American Capital Corporation, in its capacity as a sponsor) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. In particular, in the case of a non-serviced loan that is serviced under the pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer (if applicable) under that pooling and servicing agreement may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “Description of the Mortgage Loan Purchase Agreements”.

Payments Allocated to the VRR Interest Will Not Be Available to Make Payments on the Non-VRR Certificates, and Payments Allocated to the Non-VRR Certificates Will Not Be Available to Make Payments on the VRR Interest

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the non-VRR certificates and the VRR interest owners, pro rata, based upon their respective percentage allocation entitlement. Amounts received and allocated to the non-VRR certificates will not be available to satisfy any amounts due and payable to the VRR interest. Likewise, amounts received and allocated to the VRR interest will not be available to satisfy any amounts due and payable to the non-VRR certificates. Accordingly, any losses incurred by the issuing entity will also be effectively allocated between the non-VRR certificates (collectively) and the VRR interest, pro rata, based upon their respective percentage allocation entitlement. See “Description of the Certificates—Distributions” and “Credit Risk Retention”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “prime rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders and the RR interest owner to receive distributions on the offered certificates and the RR interest, respectively. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Originators, the Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of an originator, a sponsor or the depositor, or a receivership or conservatorship of Goldman Sachs Bank USA (“GS Bank”), an originator and the parent of Goldman Sachs Mortgage Company, it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.  Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

Goldman Sachs Mortgage Company, a sponsor and an originator, is an indirect, wholly-owned subsidiary of GS Bank a New York State chartered bank, the deposits of which are insured by the Federal Deposit Insurance Corporation (the “FDIC”).  If GS Bank were to become subject to receivership, the proceeding would be administered by the FDIC under the FDIA; likewise, if GS Bank were to become subject to conservatorship, the agency appointed as conservator would likely be the FDIC as well.  The FDIA gives the FDIC the power to disaffirm or repudiate contracts to which a bank is party at the time of receivership or conservatorship and the performance of which the FDIC determines to be burdensome, in which case the counterparty to the contract has a claim for payment by the receivership or conservatorship estate of “actual direct compensatory damages” as of the date of receivership or conservatorship. The FDIC has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6).

The transfer of the mortgage loans by the sponsors to the depositor in connection with this offering is not expected to qualify for the FDIC Safe Harbor.  However, these transfers are not transfers by banks, and in any event, even if the FDIC Safe Harbor were applicable to this transfer, the FDIC Safe Harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the applicable mortgage loans by such sponsor to the depositor would generally be respected as a sale in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, legal opinions on bankruptcy law matters unavoidably have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that the transfer of a mortgage loan to the depositor was not a sale.  If such party’s challenge were successful, delays, reductions in payments and/or losses on the certificates could occur. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the then-acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates or the RR interest owner continuing to hold the full non-notionally reduced amount of such certificates or RR interest for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure. If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other limitations, the independent contractor generally will not be allowed to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan becomes imminent.  Any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, as applicable, to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders and the RR interest owner. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, as applicable, to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and the RR interest owner is greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders and the RR interest owner. In most circumstances, the special servicer will be required to sell the mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions. Foreclosure property includes only the real property (ordinarily the land and the structures) securing the real estate mortgage and personal property incident to such real property.

REMIC Status. If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the Upper-Tier REMIC, the Lower-Tier REMIC and the Trust Subordinate Companion Loan REMIC, as applicable, may be treated as one or more separate associations taxable as corporations under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount. One or more classes of the offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount.  In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, the investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the United States Internal Revenue Code of 1986, as amended.

State and Local Taxes Could Adversely Impact Your Investment. In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Considerations”, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates. State income tax laws may differ substantially from the corresponding federal income tax laws, and this prospectus does not purport to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may (i) attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, a borrower or a mortgaged property or on some other basis, (ii) require nonresident holders of certificates to file returns in such jurisdiction or (iii) attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates.

We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, neither we nor any other person will be obligated to indemnify or otherwise to reimburse the holders of certificates for such tax or penalty.

You should consult your own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of (i) a pool of 43 fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $1,024,298,346 (the “Initial Pool Balance”) and (ii) the Trust Subordinate Companion Loan. The “Cut-off Date” with respect to each Mortgage Loan and the Trust Subordinate Companion Loan is the later of the related due date in December 2019 (or, in the case of any Mortgage Loan that has its first due date after December 2019, the date that would have been its due date in December 2019 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month) and the date of origination of such Mortgage Loan.

Fourteen (14) of the Mortgage Loans (54.9%) are each part of a larger whole loan (a “Whole Loan”), each of which is comprised of (i) the related Mortgage Loan, (ii) one or more loans that are pari passu in right of payment to the related Mortgage Loan (each referred to in this prospectus as a “Pari Passu Companion Loan”) and (iii) in the case of 5 of the Mortgage Loans (24.9%) one or more loans that are subordinate in right of payment to the related Mortgage Loan and the related Pari Passu Companion Loans (each referred to in this prospectus as a “Subordinate Companion Loan”). Each of the Pari Passu Companion Loans and the Subordinate Companion Loans are referred to in this prospectus as a “Companion Loan”. Each Companion Loan is secured by the same mortgage(s) and the same assignment(s) of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the Companion Loans and the servicing and administration of the Whole Loans that will not be serviced under the pooling and servicing agreement for this transaction. With respect to the 180 Water Whole Loan, there is one Subordinate Companion Loan relating to the 180 Water Mortgage Loan, the Subordinate Companion Loan identified as Note B, which will be included in the issuing entity (the “Trust Subordinate Companion Loan”) and will have a principal balance as of the Cut-off Date of $127,500,000.  Although the Trust Subordinate Companion Loan will be an asset of the issuing entity, amounts distributable in respect of the Trust Subordinate Companion Loan pursuant to the related co-lender agreement will be payable only to the Class 180W-A, Class 180W-B, Class 180W-C and Class 180W-D certificates and the 180W-VRR Interest (the “Loan-Specific Certificates”).

The Mortgage Loans were originated, co-originated or acquired (or, on or prior to the closing date, will be acquired) by the mortgage loan sellers set forth in the following chart. The mortgage loan sellers will sell their respective Mortgage Loans and the Trust Subordinate Companion Loan to the depositor, which will in turn sell the Mortgage Loans and the Trust Subordinate Companion Loan to the issuing entity:

Sellers of the Mortgage Loans

Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
German American Capital Corporation(1)(2)	9	$275,840,769	26.9%
Goldman Sachs Mortgage Company(3)(4)	20	502,864,115	49.1
Citi Real Estate Funding Inc.	14	245,593,462	24.0
Total	43	$1,024,298,346	100.0%

(1)

Two (2) Mortgage Loans (12.2%) were originated or co-originated by Deutsche Bank AG, New York Branch (“DBNY”), an affiliate of German American Capital Corporation (“GACC”). Five (5) Mortgage Loans (11.0%) were originated by DBR Investments Co. Limited, an Exempted Company incorporated in the Cayman Islands (“DBRI”), an affiliate of GACC. Two (2) Mortgage Loans (3.7%) were originated by Cantor Commercial Real Estate Lending, L.P. and subsequently acquired by DBRI. GACC is expected to acquire each of the Mortgage Loans originated, co-originated or acquired by DBNY or DBRI on or prior to the Closing Date.

(2)	The Century Plaza Towers Mortgage Loan (7.3%) is part of a Whole Loan that was co-originated by DBNY, Wells Fargo Bank, National Association and Morgan Stanley Bank, N.A.

(3)	The Essex Site 2 Mortgage Loan (3.4%) is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA and JPMorgan Chase Bank, National Association.

(4)	The Midtown Center Mortgage Loan (3.2%) is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA, Wells Fargo Bank, National Association and Bank of America, N.A.

Each of the Mortgage Loans or Whole Loans is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial or multifamily real properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Properties, as applicable, and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the Sponsors, the Mortgage Loan Sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

The Mortgage Loans included in this transaction were selected for this transaction from mortgage loans specifically originated or acquired for securitizations of this type by the Mortgage Loan Sellers taking into account rating agency criteria and feedback, subordinate investor feedback, property type and geographic location.

Co-Originated or Third-Party Originated Mortgage Loans

The following Mortgage Loans are component promissory notes of whole loans co-originated by the related mortgage loan seller (or an affiliate) and another entity:

●

The Century Plaza Towers Mortgage Loan (7.3%), for which GACC is the mortgage loan seller, is part of a Whole Loan that was co-originated by DBNY, Wells Fargo Bank, National Association and Morgan Stanley Bank, N.A.

●

The Essex Site 2 Mortgage Loan (3.4%), for which GSMC is the mortgage loan seller, is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA and JPMorgan Chase Bank, National Association.

●

The Midtown Center Street Mortgage Loan (3.2%), for which GSMC is the mortgage loan seller, is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA, Wells Fargo Bank, National Association and Bank of America, N.A.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on December 12, 2019 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

Although the Trust Subordinate Companion Loan is an asset of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, the Trust Subordinate Companion Loan is not reflected in this prospectus and the term “Mortgage Loan” and “Mortgage Pool” in that context does not include the Trust Subordinate Companion Loan unless otherwise indicated.  The Trust Subordinate Companion Loan supports only the Loan-Specific Certificates.  Information in the tables in this prospectus excludes the Trust Subordinate Companion Loan unless otherwise stated.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balance (in the case of Mortgage Loan information) or by Allocated Loan Amount as of the Cut-off Date (in the case of Mortgaged Property information).

The information presented in this prospectus with respect to the Loan Per Net Rentable Area, Loan-to-Value Ratio, Loan-to-Value Ratio at Maturity, Underwritten NCF DSCR, Underwritten NCF Debt Yield and Underwritten NOI Debt Yield for each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), but excluding any related Subordinate Companion Loan(s), unless otherwise indicated.

Unless otherwise specified, (i) references to a Mortgaged Property (or portfolio of Mortgaged Properties) by name refer to such Mortgaged Property (or portfolio of Mortgaged Properties) so identified on Annex A-1, (ii) references to a Mortgage Loan by name refer to such Mortgage Loan secured by the related Mortgaged Property (or portfolio of Mortgaged Properties) so identified on Annex A-1, (iii) any parenthetical with a percent next to a Mortgaged Property name (or portfolio of Mortgaged Properties name) indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of the related Mortgage Loan (or, if applicable, the allocated loan amount with respect to such Mortgaged Property) represents of the Initial Pool Balance, and (iv) any parenthetical with a percent next to a Mortgage Loan name or a group of Mortgage Loans indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of such Mortgage Loan or the aggregate outstanding principal balance of such group of Mortgage Loans, as applicable, represents of the Initial Pool Balance.

Definitions

For purposes of this prospectus, including the information presented in the Annexes to this prospectus, the indicated terms have the following meanings:

“ADR” means, for any hospitality property, average daily rate.

“Allocated Loan Amount” generally means, (a) with respect to any single Mortgaged Property that is the only real property collateral for the related Mortgage Loan, the total outstanding principal balance of such Mortgage Loan; and (b) with respect to any Mortgaged Property that is one of multiple Mortgaged Properties securing a Mortgage Loan, the portion of the total outstanding principal balance of such Mortgage Loan allocated to the subject Mortgaged Property in accordance with net cash flow, appraised value or otherwise in accordance with or as set forth in the related Mortgage Loan documents.

“Annual Debt Service” generally means, for any Mortgage Loan or Companion Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan or Companion Loan following the Cut-off Date (but without regard to any leap year adjustments) or: (i) in the case of a Mortgage Loan or Companion Loan that provides for interest only payments through maturity or anticipated repayment date, the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter and (ii) in the case of a Mortgage Loan or Companion Loan that provides for an initial interest only period and provides for scheduled amortization payments thereafter, 12 times the monthly payment of principal and interest payable during such subsequent amortization period. Monthly debt service and debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the Mortgage Loan or Companion Loan, as applicable following the Cut-off Date (but without regard to any leap year adjustments), subject to the exceptions set forth in the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Pari Passu Companion Loan and without regard to any related Subordinate Companion Loan.

“Appraised Value” means, for any Mortgaged Property, the appraised value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the applicable mortgage loan seller. In certain cases, in addition to an “as-is” value, the appraisal states an appraised value based on hypothetical or other projected values for the related Mortgaged Property that assumes that certain events will occur with respect to re-tenanting, construction, renovation or repairs at such Mortgaged Property. In most such cases, the applicable mortgage loan seller has generally taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In the case of certain Mortgage Loans as described under “—Appraised Value”, the Cut-off Date LTV Ratio or the Maturity Date LTV for such Mortgage Loans has been calculated based on an Appraised Value of a related Mortgaged Property other than the “as-is” Appraised Value. Other than as set forth described under “—Appraised Value”, the Appraised Value reflected in this prospectus for each Mortgaged Property reflects the “as-is” value. We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A-1. We make no representation that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of any ARD Loan, outstanding at the related Anticipated Repayment Date or due at maturity, as the case may be) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cut-off Date Balance” of any Mortgage Loan or Companion Loan, will be the unpaid principal balance of that Mortgage Loan or Companion Loan, as of the Cut-off Date, after application of all payments due on or before that date, whether or not received.

“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding), generally on a daily basis.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

“Lease Expiration” means the date at which the applicable tenant’s lease is scheduled to expire.

“Loan Per Net Rentable Area” means the principal balance per unit of measurement as of the Cut-off Date.

“Loan-to-Value Ratio,” “Cut-off Date LTV Ratio,” “LTV Ratio” or “Current LTV” means, with respect to any Mortgage Loan, (a) the Cut-off Date Balance of such Mortgage Loan divided by (b) the Appraised Value of the related Mortgaged Property or aggregate Appraised Values of the Mortgaged Properties; provided that:

●

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, the Loan-to-Value Ratio was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loans and without regard to any related Subordinate Companion Loan.

●

With respect to each Mortgaged Property identified in “—Appraised Value” below, unless otherwise indicated, the respective Cut-off Date LTV Ratio was calculated using an “as-is”, “as-stabilized”, “as-renovated”, “as-portfolio” or “hypothetical as-is” Appraised Value.

“Loan-to-Value Ratio at Maturity or ARD”, “LTV Ratio at Maturity or ARD”, “Balloon LTV” or “Maturity Date LTV Ratio” means, with respect to any Mortgage Loan, (a) the Balloon Balance of such Mortgage Loan, divided by (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties; provided that:

●

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Loan-to-Value Ratio at Maturity or ARD was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loans and without regard to any related Subordinate Companion Loan.

●	In the case of an ARD Loan, the Loan-to-Value Ratio at Maturity or ARD is calculated with respect to the related Balloon Balance on the related Anticipated Repayment Date/

●

With respect to each Mortgaged Property identified in “—Appraised Value” below, unless otherwise indicated, the respective Loan-to-Value Ratio at Maturity or ARD was calculated using an Appraised Value other than the “as-is”, “as-stabilized”, “as-renovated”, “as-portfolio” or “hypothetical as-is” Appraised Value.

 “Most Recent NOI” and “Trailing 12 NOI” (which is for the twelve-month period ending as of the date specified in Annex A-1) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not substitutes for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or substitutes for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity, and in certain cases may reflect partial year annualizations.

“MSA” means metropolitan statistical area.

“Net Operating Income” or “NOI,” with respect to any Mortgaged Property, means historical net operating income for the annual or other period specified (or ending on the “NOI Date” specified). In general, it is the revenue derived from the use and operation of such Mortgaged Property less the sum of (a) actual operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising) and (b) actual fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments). Net operating income generally does not reflect (i.e., it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

“NRA” means net rentable area.

“Occupancy” means, unless the context indicates otherwise, (i) in the case of multifamily, self storage and mixed use (to the extent the related Mortgaged Property includes multifamily space) properties, the percentage of rental Units that are rented as of the Occupancy Date; (ii) in the case of office, retail, industrial and mixed use properties (to the extent the related Mortgaged Property includes office, retail or industrial space), the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality and mixed use (to the extent the related Mortgaged Property includes hospitality space) properties, the percentage of available Rooms occupied for the trailing 12-month period ending on the Occupancy Date. In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions. See footnotes to Annex A-1 for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy. See “—Tenant Issues” below.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

“Prepayment Provision” means the number of payments from the first due date through and including the maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable, for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with the same sponsor or with sponsors affiliated with other sponsors in the Mortgage Pool. Each Related Group is identified by a separate number on Annex A-1.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account. Hospitality and multifamily properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

“Soft Springing Hard Lockbox” means that the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account or cash management account until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, at which time the lockbox account converts to a Hard Lockbox.

“Springing Cash Management” means, until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, revenue from the lockbox (if any) is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents.

“Springing Hard Lockbox” means a lockbox that is not currently in place, but the related Mortgage Loan documents require the imposition of a Hard Lockbox upon the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events.

“Springing Soft Lockbox”: means a lockbox that is not currently in place, but the related Mortgage Loan documents require the imposition of a Soft Lockbox upon the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, any combination of the foregoing or other special purpose property, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten EGI” or “UW EGI”, with respect to any Mortgaged Property, means the gross potential rent, recoveries and other income, less mark to market, vacancy and collection loss.

“Underwritten Expenses” or “UW Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income”. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Underwritten NCF Debt Yield”, “UW NCF Debt Yield” or “Cut-off Date UW NCF Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance of such Mortgage Loan; provided that:

●

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Underwritten NCF Debt Yield was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s) and without regard to any related Subordinate Companion Loan(s).

“Underwritten NOI Debt Yield” or “UW NOI Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Operating Income for the related Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan; provided that:

●

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, the debt yield was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s) and without regard to any related Subordinate Companion Loan(s).

“Underwritten Net Cash Flow,” “Underwritten NCF” or “UW NCF”, with respect to any Mortgaged Property, means the Underwritten Net Operating Income decreased by an amount that the related mortgage loan seller has determined for the capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable. Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. For example, with respect to certain of the 15 largest Mortgage Loans, including Century Plaza Towers (7.3%) and 225 Bush (4.9%), UW NOI and UW NCF were based on the average rent of the sole or certain top five tenants at the related Mortgaged Property by net rentable area during the term of the related lease (or, in some cases, the term of the related Mortgage Loan), due to the investment grade rating or institutional tenant status of the applicable tenants and/or lease guarantors. In addition, with respect to the Wind Creek Leased Fee Mortgage Loan (1.9%), the Mortgage Loan was underwritten based on the average increase in annual base rent under the sole tenant’s lease over the life of the Wind Creek Leased Fee Mortgage Loan, which assumes contractual consumer price index increases of 2.0% annually. In addition, with respect to the USAA Office Portfolio (4.4%), the Underwritten NCF reflects the present value of rent steps through the entire term of the sole tenant’s lease, discounted at 7.0%.

“Underwritten Net Cash Flow DSCR,” “Underwritten NCF DSCR,”  or “UW NCF DSCR,” means, with respect to any Mortgage Loan, (a) the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan; provided that:

●

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Underwritten Net Cash Flow DSCR was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s) and without regard to any related Subordinate Companion Loan(s).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. The Underwritten Net Cash Flow DSCRs are presented in this prospectus for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, we cannot assure you, and no representation is made, that the Underwritten Net Cash Flow DSCRs accurately reflect that ability.

“Underwritten Net Operating Income,” “Underwritten NOI,” or “UW NOI,” with respect to any Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, which is an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related mortgage loan seller.

The Underwritten Net Operating Income for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Operating Income set forth in this prospectus. Certain of such assumptions and subjective judgments of each mortgage loan seller relate to future events, conditions and circumstances, including future expense levels, future increases in rents over current rental rates (including in circumstances where a tenant may currently be in a free or reduced rent period), future vacancy rates, the levels and stability of cash flows for properties with short term rentals (such as hospitality properties), commencement of occupancy and rent payments with respect to leases for which rentals have not yet commenced and/or a “free rent” period is still in effect, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the depositor, the applicable mortgage loan seller, the master servicer or the special servicer have control. In certain cases, Net Operating Income includes rents paid on “dark” space by a tenant that has ceased operations at the subject Mortgaged Property prior to the end of its lease. In some cases, the Underwritten Net Operating Income set forth in this prospectus for any Mortgaged Property is higher, and may be materially higher, than the annual net operating income for such Mortgaged Property based on historical operating statements.

In determining Underwritten Net Operating Income for a Mortgaged Property, the applicable mortgage loan seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; and in some cases, the appraisal, borrower budgets and/or local market information was the primary basis for the determination. From that information, the applicable mortgage loan seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), appraiser estimates, borrower budgets, material changes in the operating position of a Mortgaged Property of which the applicable mortgage loan seller was aware (e.g., current rent roll information including newly signed leases (regardless of whether the tenant has taken occupancy), near term rent steps, expirations of “free rent” periods, market rents, and market vacancy data), and estimated capital expenditures, leasing commissions and tenant improvement costs. In certain cases, the applicable mortgage loan seller’s estimate of Underwritten Net Operating Income reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease from the recent historical net operating income set forth therein) based upon the applicable mortgage loan seller’s own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Operating Income even though such expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with some exceptions, before using it as a basis for the determination of Underwritten Net Operating Income. In certain cases with respect to certain credit rated tenants, or credit worthy tenants, the applicable mortgage loan seller may have calculated Underwritten Net Operating Income based on certain adjustments to the rental income, such as using the average rent due under the related lease from such tenant over such Mortgage Loan or lease term. Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties.

Specifically, the rental revenue included in the Net Operating Income is based on leases in place, leases that have been executed but the tenant is not yet paying rent and/or in occupancy, leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 12 months past the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related originator or appraiser; plus any additional recurring revenue fees. In some cases the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out.

Additionally, in determining rental revenue for multifamily rental properties, the related mortgage loan seller either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In some cases the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. See “—Tenant Issues” below. In the case of certain of the top 15 Mortgage Loans, including Century Plaza Towers (7.3%) and 225 Bush (4.9%), UW NOI and UW NCF were based on the average rent of the sole or certain top five tenants at the related Mortgaged Property by net rentable area during the term of the related lease (or, in some cases, the term of the related Mortgage Loan), due to the investment grade rating or institutional tenant status of the applicable tenants and/or lease guarantors. In addition, with respect to the USAA Office Portfolio (4.4%), the Underwritten NCF reflects the present value of rent steps through the entire term of the sole tenant’s lease, discounted at 7.0%.

“Underwritten Net Operating Income DSCR”, “Underwritten NOI DSCR” or “UW NOI DSCR” or means, with respect to any Mortgage Loan, (a) the Underwritten Net Operating Income for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan; provided that:

●

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Underwritten Net Operating Income DSCR was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s) and without regard to any related Subordinate Companion Loan(s).

The Underwritten Net Operating Income DSCRs are presented in this prospectus for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, we cannot assure you, and no representation is made, that the Underwritten Net Operating Income DSCRs accurately reflect that ability. See the definition of “Underwritten Net Cash Flow DSCR” for more information regarding the evaluation of debt service coverage ratios.

“Underwritten EGI”, “UW EGI” with respect to any Mortgaged Property, means the gross potential rent, recoveries and other income, less mark to market, vacancy and collection loss.

“Underwritten Revenues” with respect to any Mortgage Loan, means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income”. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Units” or “Rooms” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a self storage property, the number of storage units and (d) in the case of a Mortgaged Property operated as student housing, the number of beds.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

Mortgage Pool Characteristics

Overview

The issuing entity will include seven Mortgage Loans (16.2%) that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan or Whole Loan and/or represent separate obligations of each borrower that are cross-collateralized and cross-defaulted with each other.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The following table shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Retail	10	$274,463,498	26.8%
Anchored(2)	8	249,763,498	24.4
Unanchored	2	24,700,000	2.4
Office	11	$265,165,178	25.9%
CBD	5	212,258,706	20.7
Suburban/Suburban Flex	6	52,906,472	5.2
Multifamily	17	$218,045,000	21.3%
Garden	6	71,155,000	6.9
Mid Rise	9	67,790,000	6.6
High Rise	1	62,500,000	6.1
Townhomes	1	16,600,000	1.6
Industrial	8	$95,457,318	9.3%
Warehouse/Distribution	2	38,221,105	3.7
Flex	4	37,821,967	3.7
R&D/Flex	1	18,102,929	1.8
Warehouse	1	1,311,317	0.1
Mixed Use	4	$88,989,346	8.7%
Office/Retail	2	38,889,346	3.8
Multifamily/Retail	1	35,100,000	3.4
Multifamily/Office/Retail	1	15,000,000	1.5
Hospitality	4	$62,254,233	6.1%
Extended Stay	2	30,481,269	3.0
Full Service	1	18,000,000	1.8
Limited Service	1	13,772,964	1.3
Leased Fee	1	$19,923,773	1.9%
Total	55	$1,024,298,346	100.0%

(1)

Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts, which amounts, if not specified in the related mortgage loan documents, are based on the appraised values, as set forth in Annex A-1.

(2)	Includes anchored properties and a power center property.

Retail Properties.

With respect to the retail properties and mixed use properties with retail components set forth in the above chart:

●

With respect to The Shoppes at Blackstone Valley Mortgage Loan (5.4%), provided that no event of default is continuing, the borrower is permitted to enter into up to two long-term ground leases with a third party (which may be an affiliate of the borrower) with respect to certain parcels of Mortgaged Property (three of which are currently occupied by major tenants and one of which is currently parking space that could be developed in the future).  In connection with any such ground lease, the borrower is required to provide a REMIC opinion and obtain rating agency confirmation.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Office Properties.

With respect to the office properties set forth in the above chart and mixed use properties with office components set forth in the above chart:

●

With respect to the Midtown Center Mortgage Loan (3.2%), on September 30, 2019, the We Company, which is affiliated with the second largest tenant at the Mortgaged Property, filed to withdraw its initial public offering filing with the Securities and Exchange Commission that had been made on August 14, 2019 (the “IPO Filing”).  In the IPO filing, The We Company had publicly disclosed a number of risks related to The We Company, including, among others, (a) a history of losses that, given its accelerated rate of growth, may prevent it from achieving profitability for the foreseeable future and (b) that the departure of Adam Neumann, the then-current Chief Executive Officer of “could have a material adverse effect on [the] business”. Additionally, it has been reported that an anticipated $6 billion credit facility with a syndicate of lenders that includes Goldman Sachs Bank USA and Goldman Sachs Lending Partners LLC that was disclosed in the IPO filing was contingent on raising at least $3 billion in an initial public offering.  Since the date of the initial filing of the IPO, Adam Neumann has resigned as CEO of The We Company. Additionally, (a) on September 26, 2019, S&P downgraded its credit rating for WeWork Cos. from B to B- on concerns about the company’s access to capital and governance practices and (b) on October 1, 2019, Fitch Ratings downgraded its credit rating of WeWork Cos. from B to CCC+ with negative outlook.  WeWork recently announced that it has accepted a financing package from its largest investor, SoftBank Group Corp. (“SoftBank)”. SoftBank is expected to provide WeWork with more than $5 billion in capital, along with a tender offer of up to $3 billion for existing shareholders.  Additionally, SoftBank is expected to accelerate an existing commitment to fund $1.5 billion. Following the tender offer, SoftBank’s economic ownership of WeWork will be approximately 80%, however, SoftBank is not expected to hold a majority of the voting rights nor is it expected to control WeWork. Additionally, Adam Neumann is expected to step down from WeWork’s board of directors and become a board observer. The size of the board of directors is expected to be expanded and it is expected to receive voting control over Neumann’s shares.  We cannot assure you that such financings will be completed or successful.  We cannot assure you that these events will not have an adverse effect on WeWork’s brand reputation, and its ability to otherwise successfully conduct its business, which may materially adversely affect the Mortgaged Property.

●

With respect to the BOA Building Tulsa (1.8%), the borrower sponsor acts as the non-recourse carveout guarantor with respect to a competitive office property located adjacent to the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”, “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mixed Use Properties.

With respect to the mixed-use properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks,” “—Retail Properties Have Special Risks”, “—Multifamily Properties Have Special Risks”, and/or “—Self Storage Properties Have Special Risks”, as applicable.

Certain of the mixed use Mortgaged Properties may have specialty uses. See “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Hospitality Properties.

With respect to the hospitality properties set forth in the above chart:

●	The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance by Allocated Loan Amount	% of Initial Pool Balance by Allocated Loan Amount	Expiration of License, Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date	Upfront PIP Reserve	Renewal Option
Embassy Suites Laredo	$18,000,000	1.8%	10/31/2034	10/6/2029	$4,550,000	No
Residence Inn Phoenix Chandler South	$17,500,000	1.7%	6/1/2038	11/6/2029	N/A	No
Hampton Inn Summerlin	$13,772,964	1.3%	8/31/2033	11/6/2029	$1,921,340	No
Home2 Suites Hanford Lemoore	$12,981,269	1.3%	3/31/2037	11/6/2029	N/A	No

●

With respect to the Embassy Suites Laredo Mortgage Loan (1.8%), the  Residence Inn Phoenix Chandler South Mortgage Loan (1.7%), the Hampton Inn Summerlin Mortgage Loan(1.3%) and the Home2 Suites Hanford Lemoore Mortgage Loan (1.3%), the related appraisals identified hotels under construction or development that are expected to be at least partially competitive with the related Mortgaged Property.

●

With respect to the Spectrum Apartments Mortgaged Loan (1.7%), there are 25 unrelated multifamily properties under construction and an additional 46 proposed multifamily properties that are anticipated to be added to the local market over the next several years and are expected to result in reduced rents and increased vacancy rates.

●	Hospitality properties may be particularly affected by seasonality.

●

Certain of the hospitality properties securing the Mortgage Loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. See “—Redevelopment, Renovation and Expansion” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Hospitality Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks”.

Multifamily Properties.

With respect to the multifamily properties and mixed use properties with multifamily components set forth in the above chart:

●

With respect to the 180 Water Mortgage Loan (6.1%) Mortgage Loan, The Essex Site 2 Mortgage Loan (3.4%) and Ledges One (1.4%), the related borrower sponsor (or its affiliates) currently owns other multifamily properties within a five-mile radius expected to be directly competitive with the related Mortgaged Property.

●	With respect to the Bushwick Multifamily Portfolio – 682 Chauncey Street Mortgaged Property (0.8%), three of the ten units are rent-stabilized.

●

With respect to the 180 Water Mortgage Loan (6.1%), as to which the Mortgaged Property is a multifamily property with ground floor retail space, the borrower is in the process of converting mezzanine space between the ground level and the second floor of the Mortgaged Property into seven additional residential units, required to be substantially completed by October 18, 2020. In addition, 69.2% of the square feet of the ground floor retail space at the Mortgaged Property (which comprises approximately 3.6% of total square feet at the Mortgaged Property) was vacant as of June 30, 2019. The UW NCF DSCR is 1.63x with respect to the 180 Water Whole Loan and 0.85x with respect to the total debt consisting of the 180 Water Whole Loan and an existing mezzanine loan.  As a result, the Mortgage Loan is in a cash management trigger period.  The borrower deposited $1,200,000 into an operating shortfall reserve and $1,808,900 into a conversion reserve (among other escrows and reserves) at origination, and made an additional deposit of $200,000 into the operating shortfall reserve, and a deposit of approximately $891,146 into a prepaid rent reserve, on the payment date in November 2019.  Further, until the UW NCF DSCR with respect to the total debt reaches 1.15x as of any quarterly calculation date, if the lender determines that the balance of the operating shortfall reserve is less than the shortfalls expected to occur over the immediately succeeding three-month period, then the lender may notify the borrower, and the borrower will be required to deposit additional funds into the operating shortfall reserve such that the balance will cover all expected shortfalls to occur over the immediately succeeding six-month period.  A failure of the borrower to make the required deposits, or to complete the conversion, lease the additional seven residential units or tenant the retail space, could result in a default under the mezzanine loan, which in turn may result in a change in control of the borrower, or could ultimately result in an event of default under the related Whole Loan.  The operating shortfall reserve will be released to the borrower if the debt service coverage ratio of the related Whole Loan and the mezzanine loan is at least 1.15x as of the end of any calendar quarter.

●

With respect to the 180 Water Mortgage Loan (6.1%), the borrower is permitted to consummate a zoning lot merger of the Mortgaged Property with the adjacent property known as 160 Water Street in order to permit the owner of 160 Water Street (provided that the borrower sponsor has a material economic interest in such owner and the borrower sponsor is actively involved with such owner in the conversion of the 160 Water Street building from office to residential and/or hotel) to use the unused residential density of the  Mortgaged Property, estimated to be 73 residential units.  Such right is subject to satisfaction of certain conditions set forth in the mortgage loan documents, including the execution of certain development right agreements that are approved or pre-approved by the lender, receipt by the lender of a REMIC opinion and satisfaction of other REMIC requirements. The lender entered into an amendment to the Mortgage Loan documents pre-approving the form of development rights agreements prior to the Closing Date.

●

With respect to the 180 Water Mortgage Loan (6.1%), the borrower is permitted to lease up to 20 residential units for terms of less than one year, or for below market rates, provided that certain conditions are satisfied, including that the lessee is not to a borrower related party and is not leased pursuant to a “bulk lease” (a lease of 15 or more units to a single person or affiliated persons).  The borrower may also lease up to 25 residential units to borrower related parties, provided certain conditions set forth in the Mortgage Loan documents are satisfied, including that the leases are at market rates.

●

With respect to the 180 Water Mortgaged Property (6.1%), the related borrower sponsor currently holds an equity interest in one or more other multifamily properties located within a 5-mile radius, and which directly compete with the related Mortgaged Property.

●

With respect to the Ledges One Mortgage Loan (1.4%), the borrower sponsor owns two multifamily buildings with eight total units, which are located in the same development as and compete with the Mortgaged Property, plus another 60 units in development.

●	With respect to the City Point Apartments & Townhomes Mortgage Loan (0.7%), 11 of the 112 units are leased to tenants whose rent is subsidized by Section 8 vouchers.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks” , “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Self Storage Properties.

With respect to the self storage properties and mixed use properties with self storage components set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Self-Storage Properties Have Special Risks”.

Leased Fee.

The Wind Creek Leased Fee Mortgage Loan (1.9%) is secured by the fee simple interest, but not the improvements (subject to the provisions of the related ground lease) in one Mortgaged Property.  Certain factors may adversely affect the operation and value of a Mortgaged Property that consists entirely of a leased fee interest. See “Risk Factors—Risks Related to the Mortgage Loans—Leased Fee Properties Have Special Risks”.

The Wind Creek Leased Fee Mortgaged Property (1.9%) consists of a fee simple interest that is ground leased to Sands Bethworks Gaming LLC. The Wind Creek Casino and Resort Bethlehem is managed by Wind Creek Hospitality, an affiliate of Sands Bethworks Gaming LLC, and the principal gaming and hospitality entity for the Poarch Band of Creek Indians.  Generally, Native American tribes have immunity from private lawsuits and may not be sued in tribal, state or federal courts.  While the lender has obtained a waiver from the tenant of its sovereign rights with respect to termination of the ground lease following an event of default under the ground lease, we cannot assure you that any attempt by the lender to enforce the terms of the lease or the waiver after a foreclosure on the Mortgaged Property would not be challenged. In addition, casino licenses are generally not transferable. As such, in the event of a foreclosure and termination of the ground lease, the lender or its agent would not have the right to operate the casino without first obtaining a license.

In addition, with respect to the Wind Creek Leased Fee Mortgaged Property (1.9%), the Mortgage Loan documents provide that the provisions of the ground lease govern the application of casualty insurance and condemnation proceeds.  The ground lease provides that the proceeds of any casualty will be provided to the tenant (or its leasehold mortgagee), to be applied to restoration, provided that if the restoration cost would reasonably be anticipated to be greater than the Casualty Threshold (as defined below)  or the casualty occurs within five years of expiration of the applicable term of the ground lease, the tenant has the right to terminate the lease, in which case the lease requires that the casualty proceeds be distributed as follows: (i) the landlord will receive an amount not to exceed $80,000,000; (ii) the tenant (or its leasehold mortgagee) will receive an amount not to exceed $920,000,000, and (iii) any balance will be distributed, pari passu, 8% to the landlord and 92% to the tenant.  “Casualty Threshold” means $15,000,000, subject to increase based on a consumer price index adjustment. In addition, upon a condemnation of the Mortgaged Property, or such portion that the gaming improvements cannot feasibly be used or reconverted to a comparable facility, the tenant may terminate the lease, and condemnation proceeds will be allocated in the same proportion as described above.  The Wind Creek Leased Fee Whole Loan has an outstanding principal balance of $146,600,000.  Accordingly, such provisions of the ground lease may result in there being insufficient proceeds to repay the related Whole Loan (and therefore the Mortgage Loan) if there is a condemnation or a casualty and the tenant elects not to restore the Mortgaged Property.

The Broadcasting Square Mortgaged Property (3.1%) consists of two condominium units. One of the related condominium units is owned in fee by one of the related borrowers, which ground leased such unit to a second related borrower, and the second related borrower in turn subleased the unit to a third related borrower. The related mortgage encumbers related borrowers’ fee, ground leasehold, and subleasehold estates.

Industrial Properties.

With respect to the industrial properties set forth in the above chart:

●	With respect to the Young Innovations Portfolio Mortgage Loan (1.1%), the borrower is not permitted to transfer the Mortgaged Properties to a competitor of Young Innovations, the sole tenant.

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks”.

Specialty Use Concentrations.

Certain Mortgaged Properties have one or more tenants that operate their space as a specialty use. Such specialty uses may not allow the space to be readily converted to be suitable for another type of tenant, they may rely on contributions from individuals and government grants or other subsidies to pay rent and other operating expenses or they may have primarily seasonal use that makes income potentially more volatile than for properties with longer term leases. For example, with respect to the 5 largest tenants at the Mortgaged Properties securing the 15 largest Mortgage Loans by Cut-off Date Balance, or Mortgaged Properties with respect to which a single tenant operates the Mortgaged Property, certain tenants operate their space as a specialty use, as set forth in the following table:

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance
Bank Branch	3	17.3%
Restaurant(1)	3	12.7%
Theater	3	12.2%
Grocery	2	6.2%
Government Tenant	2	4.5%
Religious Center	1	1.3%

(1)	Excludes any hospitality Mortgaged Properties that may have a restaurant on-site.

The Broadcasting Square Mortgaged Property (3.1%) include one or more tenants that operate all or a portion of its space as an on-site gas station and/or an automobile repair and servicing facility.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mortgage Loan Concentrations

Top Ten Mortgage Loans

The following table shows certain information regarding the ten largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Sq. Ft./Unit(1)	UW NCF DSCR(1)	Cut-off Date LTV Ratio(1)	U/W Maturity Date NOI Debt Yield(1)	Property Type
Century Plaza Towers	$75,000,000	7.3%	$375	4.09x	39.1%	13.5%	Office
180 Water	62,500,000	6.1	$239,965	3.15x	30.5%	11.0%	Multifamily
The Shoppes at Blackstone Valley	55,000,000	5.4	$208	1.53x	68.7%	9.0%	Retail
Weston Kentucky Portfolio	52,253,500	5.1	$36	3.06x	59.5%	12.3%	Industrial
225 Bush	50,000,000	4.9	$351	3.85x	34.6%	13.4%	Office
USAA Office Portfolio	45,000,000	4.4	$275	2.84x	63.8%	9.8%	Office
PCI Pharma Portfolio	40,000,000	3.9	$80	2.61x	65.4%	9.5%	Various
Elston Retail Collection	39,918,185	3.9	$391	1.44x	66.5%	8.9%	Retail
55 Green Street	36,600,000	3.6	$673	2.46x	56.9%	8.8%	Office
The Essex Site 2	35,100,000	3.4	$571	3.66x	39.9%	10.3%	Mixed Use
Top 10 Total/Wtd. Avg.	$491,371,685	48.0%		2.95x	51.0%	10.9%

(1)

With respect to the Century Plaza Towers, 180 Water, The Shoppes at Blackstone Valley, 225 Bush, USAA Office Portfolio, PCI Pharma Portfolio, Elston Retail Collection and The Essex Site 2 Mortgage Loans, Loan per Sq. Ft./Unit, UW NCF DSCR, Cut-off Date LTV Ratio and U/W NOI Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

See “—Assessment of Property Value and Condition” for additional information.

For more information regarding the fifteen largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions under “Description of Top Fifteen Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3. Other than with respect to the top ten Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 3.4% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The Mortgage Pool will include 5 Mortgage Loans (15.3%), set forth in the following table entitled “Multi-Property Mortgage Loans”, which are each secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or Allocated Loan Amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that Mortgaged Property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The following table shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Weston Kentucky Portfolio	$ 52,253,500	5.1%
USAA Office Portfolio	45,000,000	4.4
PCI Pharma Portfolio	40,000,000	3.9
Young Innovations Portfolio	11,110,290	1.1
Bushwick Multifamily Portfolio	8,500,000	0.8
Total	$ 156,863,790	15.3%

In addition, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers.

Two (2) groups of Mortgage Loans (7.1%), set forth in the following table entitled “Related Borrower Loans”, are not cross-collateralized but have the same borrower sponsor or borrower sponsors related to each other. The following table shows each group of Mortgage Loans having borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1.

Related Borrower Loans

Mortgage Loan	Aggregate Cut-off Date Principal Balance	Approx. % of Initial Pool Balance
Group 1:
PCI Pharma Portfolio	$40,000,000	3.9%
Young Innovations Portfolio	11,110,290	1.1
Total for Group 1:	$51,110,290	5.0%
Group 2:
152 South 4th Street	$5,750,000	0.6%
155 Meserole Street	5,450,000	0.5
119 Guernsey Street	5,090,000	0.5
273 Leonard Street	5,000,000	0.5
Total for Group 2:	$21,290,000	2.1%

Mortgage Loans with related borrower sponsors are identified under “Related Borrower” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

This table shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
California	10	$236,687,742	23.1%
New York	9	$127,390,000	12.4%
Massachusetts	3	$83,803,000	8.2%
Illinois	5	$73,430,414	7.2%
Pennsylvania	3	$70,026,701	6.8%
Kentucky	3	$52,253,500	5.1%

(1)

Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an Allocated Loan Amount, which amounts, if not specified in the related mortgage loan documents, are based on the appraised values, as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout 14 other states and the District of Columbia, with no more than 4.5% of the Initial Pool Balance by Allocated Loan Amount secured by Mortgaged Properties located in any such jurisdiction.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to particular geographic areas or the regions of the United States, and concentrations of Mortgaged Properties in particular geographic areas may increase the risk that conditions in the real estate market where the Mortgaged Property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes, terrorist attacks or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on Mortgage Loans secured by those Mortgaged Properties. For example:

●	Sixteen (16) Mortgaged Properties (31.4%) are located in California, Florida and Texas and are more susceptible to wildfires.

●

Eleven (11) Mortgaged Properties (23.9%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Seismic reports were prepared with respect to these Mortgaged Properties and, based on those reports, no Mortgaged Property has a seismic expected loss greater than 19%.

●

Nine (9) Mortgaged Properties (13.9%) are located in Georgia, Texas, Florida and South Carolina, and may be more generally susceptible to floods or hurricanes than properties in other parts of the country.

●

With respect to the 180 Water Mortgage Loan (6.1%), the Mortgaged Property is located within a special flood hazard area. The descriptive overview of the Mortgaged Property set forth in the appraisal noted that the Mortgaged Property experienced substantial damage in 2012 from Hurricane Sandy to the ground floor and mechanical and building equipment situated in the basement area, including electrical gear, the domestic water pump, the fire pump and elevator equipment and resulting in costs of approximately $4.0 million to make repairs and obtain temporary generator service.

Mortgaged Properties With Limited Prior Operating History

Each of The Essex Site 2 (3.4%), Midtown Center (3.2%), Villa Carlotta (2.0%) Residence Inn Phoenix Chandler South (1.7%), Spectrum Apartments (1.7%), Ledges One (1.4%), Home2 Suites Hanford Lemoore (1.3%) and Bushwick Multifamily Portfolio (0.8%) Mortgage Loans are secured by

Mortgaged Properties that were constructed, in a lease-up period or were the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history or the related Mortgage Loan Seller did not take the operating history into account in the underwriting of the related Mortgage Loan (and in the case of the Ledges One Mortgage Loan (1.4%), the related Mortgaged Property completed construction in November 2017 and reached stabilization in August 2019. The related TTM historical financials represent the one-month August 2019 financials annualized over a twelve month period).

Each of the Wind Creek Leased Fee (1.9%) and Newpark Flats Apartments (0.8%) Mortgage Loans are secured by Mortgaged Properties that were acquired by the related borrower or an affiliate of the borrower within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related Mortgage Loan Seller with historical financial information (or provided limited historical financial information) for such acquired Mortgaged Property.

Each of the USAA Office Portfolio (4.4%), PCI Pharma Portfolio (3.9%), 55 Green Street (3.6%) and Young Innovations Portfolio (1.1%) Mortgage Loans are secured by Mortgaged Properties that are single tenant properties subject to double-net or triple-net leases with the related tenant where the related borrower did not provide the related Mortgage Loan Seller with historical financial information for the related Mortgaged Property. See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

Each of the Tri Pointe Plaza Mortgage Loan (2.2%) and the Oxy Lofts Mortgage Loan (0.9%) has one or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition.

With respect to the Claremont Apartments Mortgage Loan (1.5%), the related borrower is a Massachusetts limited liability company comprised of 30 individual and entity members, with no single member having more than a 6.944% interest. The related guarantor is the managing member of the borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Tenancies-in-Common May Hinder Recovery”.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium and Other Shared Interests

Each of The Essex Site 2 (3.4%), Broadcasting Square (3.1%) and Oxy Lofts (0.9%) Mortgage Loans are secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium. Except as described below, the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.

With respect to The Essex Site 2 Mortgage Loan (3.4%), the Mortgaged Property consists of four condominium units out of a total of seven condominium units that collectively comprise a condominium regime. The borrowers control three out of the seven votes on the condominium board. In addition, an affiliate of the borrowers serving as the master tenant (“Master Tenant”) under a certain master lease between the Master Tenant and the borrowers controls two out of the seven votes on the condominium board pursuant to an irrevocable proxy given by the borrowers in favor of the Master Tenant. In the event of a significant casualty or condemnation, the borrowers are required to cause the Master Tenant to vote to rebuild, and the failure to do so will result in full recourse to the related guarantor. If any amendment, modification or waiver to the condominium documents (a) adversely impairs or changes the priority of the lien held by a mortgagee with respect to a unit, or (b) terminates the condominium, such amendment, waiver or modification will not be binding upon such mortgagee without its prior written consent.  Additionally, the lender has been appointed as the insurance trustee.

With respect to the Oxy Lofts Mortgage Loan (0.9%), a condominium plan (subdivision) and condominium declaration were recorded with respect to the Mortgaged Property when it was originally developed by the borrower’s predecessor in title. A condo association was also created (but is no longer active). No units were conveyed and no assessments were imposed for common elements. The borrower took title to the entire Mortgaged Property, which was subject to the condominium as separate legal lots with no reference to condominium units or common elements. Under California law, the condominium units and common elements do not exist until a conveyance of a unit to a third party occurs. The condominium plan and condominium declaration are exceptions from coverage in the title insurance policy but the legal description insured under the related title insurance policy is for the separate legal lots but not separate condominium units.  The title insurance policy will include a condominium endorsement.  Pursuant to the loan agreement, the borrower covenanted not to sell any condominium unit to a third party or operate the Mortgaged Property as a condominium.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Fee & Leasehold Estates; Ground Leases

The following table shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Property Ownership Interest(1)

Property Ownership Interest	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee Simple(2)	54	$1,007,574,000	98.4%
Leasehold	1	16,724,346	1.6
Total	55	$1,024,298,346	100.0%

(1)

Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts, which amounts, if not specified in the related mortgage loan documents, are based on the appraised values, as set forth in Annex A-1.

(2)	May include mortgaged properties constituting the borrower’s leasehold interest in the mortgaged property along with the corresponding fee interest of the ground lessor in such mortgaged property.

With respect to The Essex Site 2 Mortgage Loan (3.4%), one of the related borrowers has a beneficial interest, rather than a fee simple interest, in two of the condominium units that constitute part of the collateral for the Mortgage Loan pursuant to a certain Declaration of Interest and Nominee Agreement (the “Nominee Agreement”) with Site 2 DSA Housing Development Fund Corporation (“HDFC”), which is the fee owner of such condominium units. HDFC is not a borrower under the Mortgage Loan, but it executed the related mortgage for the sole purpose of subjecting its interest in such condominium units to the lien of the Mortgage Loan. The Mortgage Loan documents provide for a non-recourse carveout for any losses incurred by the lender in connection with any material amendment or modification of the Nominee Agreement without the lender’s consent and a full recourse carveout in the event of any termination of the Nominee Agreement without lender’s consent, which shall not be unreasonably withheld, conditioned or delayed.

In general, unless the related fee interest is also encumbered by the related Mortgage (and therefore treated as a fee simple interest in the chart above), each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options) and, except as noted below or in the exceptions to representation and warranty number 35 in Annex D-1 or representation and warranty number 36 in Annex E-1 indicated on Annex D-2, Annex D-3 or Annex E-2, as applicable, contains customary lender protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “—Bankruptcy Laws”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 9 months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (“ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

●

With respect to The Shoppes at Blackstone Valley Mortgage Loan (5.4%), the Phase I ESA identified a REC due to the detection, beginning in approximately 2003, of perchlorate in on-site monitoring wells and storm water drainage features, as well as in the public supply wells across the Blackstone River east of the Mortgaged Property.  It is suspected that the perchlorate originated from explosives used to blast bedrock during the development of the Mortgaged Property.  The release was reported to the Massachusetts Department of Environmental Protection, and the portion of the release within the boundaries of the Mortgaged Property achieved regulatory closure in September 2012.  The remaining portion of the release, which is off-site, is in Remedy Operation Status, which relates to continued monitoring of the off-site portion of the release.  One off-site well continues to exceed the regulatory standard.  The environmental consultant recommended continued monitoring and reporting of the off-site release.

●

With respect to the Elston Retail Collection Mortgage Loan (3.9%), the Phase I ESA identifies as a controlled REC historic operations on the Mortgaged Property. Such historic operations involved the use of hazardous substances and the generation of hazardous waste, which resulted in impacts to site soils and groundwater. The Mortgaged Property was entered into the Illinois Site Remediation Program (“SRP”) under two separate identification numbers to address historical impacts. Under the SRP, areas of impacted soils were remediated and engineered barriers were put into place to manage any risk associated with residual impacts. Based upon the remediation conducted and the engineered barriers in place, the Illinois Environmental Protection Agency issued No Further Remediation (“NFR”) letters for the Mortgaged Property that: (1) restrict land use to industrial/commercial purposes; (2) require that the engineered barriers at the Mortgaged Property (consisting of concrete slabs/foundations and walkways, asphalt paved parking areas, or three-feet of clean fill (in green space areas)) remain over residual impacts and be appropriately maintained; (3) require the development of a Site Safety Plan to address possible worker exposure in the event that  any future excavation or construction is performed within impacted areas beneath engineered barriers at the Mortgaged Property; (4) prohibit the use of groundwater for potable purposes (through an existing municipal code); and (5) require appropriate handling and disposal of any impacted soils or groundwater disturbed at or removed from the Mortgaged Property. Given closure of the SRP matters with the issuance of the NFR letters, the Phase I ESA environmental consultant did not recommend any additional assessment. However, the Phase I ESA consultant did recommend continued implementation of the NFR letters’ requirements.

●

With respect to the Wind Creek Leased Fee Mortgage Loan (1.9%), the Phase I ESA identified as a controlled recognized environmental condition (“CREC”) impacts to soil and groundwater associated with historical activities conducted on site by the Bethlehem Steel Corporation (“BSC”). According to the Phase I ESA, the Mortgaged Property is part of a larger, 1,800-acre property historically owned and occupied by BSC, and historically operated as a steel plant. BSC discontinued steel manufacturing operations at the property in 1995. The former BSC property has undergone extensive environmental investigation since 1995, which identified impacts to soil and groundwater associated with historic on-site activities. Specific details on the remedial actions undertaken on the Mortgaged Property were not provided. However, remedial actions were conducted from about the late 1990s until about 2010, have been successfully completed, and the Pennsylvania Department of Environmental Protection (“PA DEP”) and US Environmental Protection Agency (“EPA”) signed off on such remedial actions. PA DEP previously approved releases of liability at the BSC property for soil on February 13, 2003, and for groundwater on April 5, 1999 (under the Land Recycling and Environmental Remediation Standards Act). However, heavy metals remain in soil, and volatile organic compounds remain in the groundwater.  PA DEP’s approval was contingent upon the BSC property owners placing restrictive covenants on land and groundwater use at the BSC property.  BSC complied with this requirement, as established by the Bethlehem Works Declaration of Covenants, Conditions, Restrictions, Release and Indemnification dated September 13, 2004, and recorded by the County of Northampton Recorder of Deeds. The Mortgaged Property is subject to two environmental covenants, one for each of the two condominium units that comprise the Mortgaged Property. The environmental covenants were recorded on May 9, 2013 and detail Activity and Use Limitations (“AULs”), compliance reporting, and other requirements imposed on the Mortgaged Property. The Phase I ESA recommends continued compliance with the AULs and other terms and conditions in the environmental covenants. In addition, the borrower sponsors provided the lender with an environmental indemnity and purchased a Pollution Liability Policy from Great American Insurance Group, rated “A+: XV” by AM Best, in the amount of $10,000,000 which provides coverage for third party bodily injury and property damage claims arising out of new or existing pollution conditions on, at, under or migrating from the Mortgaged Property. The policy covers the period from May 31, 2019 to May 31, 2029.

●

With respect to the Brookside Park Apartments Mortgage Loan (1.7%), the Phase I ESA and a Phase I ESA Addendum identify short-term radon sampling results equal to or exceeding 4.0 pCi/L, the action level for radon established by the U.S. Environmental Protection Agency (“EPA”), as an environmental concern for the Mortgaged Property. Based on short-term test results, the environmental consultant has recommended that long-term radon sampling be conducted. Depending upon the results of the long-term radon sampling, radon mitigation systems may need to be installed in each of the three buildings where radon exceedances have been identified. The Phase I ESA consultant has estimated the cost of conducting long-term radon sampling to be $2,500, and has estimated the total cost to install and operate radon mitigation systems in the three site buildings to range from $45,000 to $60,000. An environmental reserve of $78,125 was established at closing to address long-term radon testing and the installation and operation of radon mitigation systems under the three site buildings, if necessary.

●

With respect to the Spectrum Apartments Mortgage Loan (1.7%), the Phase I ESA identifies as a controlled REC impacts to soils and resulting soil vapors associated with historic operations on the Mortgaged Property. In 2016, the Mortgaged Property was entered into the Voluntary Cleanup Program (“VCP”) to address historic soil impacts. Under the VCP, soil remediation was conducted and an active sub-slab vapor mitigation system was placed beneath one site building while passive sub-slab vapor mitigation systems were installed beneath the other two site buildings. On October 10, 2018, an environmental covenant was recorded with respect to the Mortgaged Property that requires continued operation and maintenance of the sub-slab vapor mitigation systems. The Mortgaged Property also has in place a restrictive covenant, which prohibits development that would expose or disturb any remaining impacted soils without the prior written approval of the Minnesota Pollution Control Agency (“MPCA”). The MPCA ultimately issued a No Further Action (“NFA”) determination letter with respect to the Mortgaged Property in

July 2019. Given the NFA determination, the Phase I ESA consultant did not recommend any further investigation of the Mortgaged Property. However, the Phase I ESA consultant did recommend that the quarterly results of sub-slab vapor mitigation system monitoring, which must be conducted as part of a Vapor Mitigation System Operation, Maintenance, and Monitoring Plan, be provided for review, and the September 2019 results have been provided.

●

With respect to the 874 Springfield Mortgage Loan (1.7%), the related Phase I ESA identified as a Controlled REC a release to soil and groundwater associated with six heating oil USTs at the Mortgaged Property, five of which were closed in 1996 and one of which was closed in 2014. Various investigations and soil remediation have been performed at the Mortgaged Property to identify and address soil and groundwater impacts. Based upon these investigations and upon remediation, a Limited Use Response Action Outcome (“RAO”) was issued to the Mortgaged Property closing the release. In accordance with the RAO, and to manage residual soil impacts, a deed notice was filed for the Mortgaged Property restricting access to soils where impacts exceeded applicable limits. Based on the issuance of the RAO, the deed notice, and the closure of the USTs, the Phase I ESA consultant did not recommend any further investigation. However, the Phase I ESA consultant did recommend that the restrictions associated with the RAO continue to be followed. The Phase I ESA also identifies as a Controlled REC for the Mortgaged Property impacts to soil and groundwater associated with historic onsite dry cleaning operations and possibly with an off-site source. Soils were excavated beneath the former dry cleaner space, and sampling confirmed that constituents of concern were no longer identified in subsurface soils above applicable criteria. To address impacts to groundwater, a Classification Exception Area/Well Restriction Area was established at the Mortgaged Property. Analytical results confirmed that no further action was necessary in relation to vapor intrusion. Monitored natural attenuation is ongoing at the Mortgaged Property. The Phase I ESA consultant has recommended continued investigation, remediation and monitoring of the groundwater impacts under regulatory oversight until such time a Response Action Outcome is issued.

For several of the properties, the related ESAs noted that onsite underground storage tanks (“USTs”) or leaking USTs previously had been removed or closed in place or other types of potential or actual spills or releases may have occurred, and based on criteria such as past investigations, cleanups or other response actions, quantities or types of hazardous materials involved, absence of significant risk, tank test results or other records, and/or other circumstances including regulatory closure, the ESAs did not recommend any further investigation or other action at the current time. In some such cases even where regulatory closure was documented for past incidents the ESAs reported that requests to governmental agencies for any related files are pending; however, those ESAs concluded that nevertheless such incidents were not likely to be significant at the present time.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo redevelopment, renovation or expansion, including with respect to hospitality properties, executing property improvement plans (“PIPs”). In certain cases, such PIPs may be required by the franchisor to maintain franchise affiliation, as described in “—Mortgage Pool Characteristics—Property Types—Hospitality Properties” above. For example, with respect to a Mortgaged Property that is currently undergoing or is expected to undergo material redevelopment, renovation or expansion and is a Mortgaged Property that (i) secures a Mortgage Loan that is one of the top 20 Mortgage Loans or (ii) where the related costs are anticipated to be more than 10% of the Cut-off Date Balance of the related Mortgage Loan:

●

With respect to the Century Plaza Towers Mortgage Loan (7.3%) a number of the tenants are building out their spaces. At origination, the borrower deposited approximately $71,223,945 into a TI/LC reserve for outstanding landlord work and tenant allowances, including for the following four of the top five tenants: Bank of America, Manatt Phelps, Kirkland & Ellis, and Greenberg Glusker. Such reserve also includes funds for buildout of several speculative suites.

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With respect to the 180 Water Mortgage Loan (6.1%), the borrower is currently in the process of converting the mezzanine space into seven additional residential units.  At origination, the borrower deposited $1,808,900, representing the expected cost of the conversion, into a conversion reserve that will be available to the borrower to pay for such costs.  The borrower is obligated under the Mortgage Loan documents to substantially complete the conversion work not later than October 18, 2020 and thereafter diligently pursue final completion, subject to force majeure events.  The borrower’s obligations to complete the conversion work are guaranteed under a completion guaranty executed by the individual that is also the non-recourse carveout guarantor.

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With respect to the 55 Green Street Mortgage Loan (3.6%), the sole tenant, Getaround, is in the process of completing its buildout with respect to two of the five floors at the Mortgaged Property.  The first floor is expected to be completed by the end of 2019, and the fifth floor is expected to be completed by March 2020.

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With respect to the Broadcasting Square Mortgaged Property (3.1%), the borrower is permitted to redevelop any or all of certain outparcel sites with new buildings at the Mortgaged Property, provided that, among other things, (i) no event of default is continuing, (ii) lender approves of the plans and specifications, (iii) the debt service coverage ratio at the time of the commencement of the outparcel redevelopment, taking into account the removal of the applicable existing building, is at least 1.25x, (iv) the aggregate average rental for each replacement building is no less than 80% of the pre-construction rental rate.

●

With respect to the Embassy Suites Laredo Mortgage Loan (1.8%), the Mortgaged Property is subject to a franchise-mandated PIP to renovate guestrooms, public areas, and the exterior of the Mortgaged Property, which is estimated to cost approximately $4,550,000.  The borrower is required to complete the PIP by 2021.  At origination, the borrower reserved $4,550,000 in a PIP reserve, which represents 100% of the estimated cost of the PIP.

●

With respect to the Hampton Inn Summerlin Mortgage Loan (1.3%), the Mortgaged Property is currently undergoing a PIP. Approximately $1,750,000 of the work in connection with such PIP was completed prior to the related borrower acquiring the Mortgaged Property, and at origination of the Mortgage Loan, $1,921,340 was reserved in order to complete the related PIP, and the related work is generally required to be completed by June 20, 2021.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering, except for in the case of the Wind Creek Leased Fee Mortgage Loan (1.9%), as to which the borrower’s interest in the Mortgaged Property consists of a leased fee interest solely in the land and not any improvements. None of these engineering reports are more than 9 months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

In addition, in connection with the origination of each Mortgage Loan included in the issuing entity, the related mortgage loan seller or other originator generally examined whether the use and occupancy of the related real property collateral was in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. In addition, certain Mortgaged Properties may be legal non-conforming uses that may be restricted after certain events, such as casualties, at the Mortgaged Properties. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”, “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes” and “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and see representation and warranty number 25 on Annex D-1 and representation and warranty number 26 on Annex E-1 and the identified exceptions to those representations and warranties in Annex D-2, Annex D-3 or Annex E-2, as applicable, for additional information.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Property may be subject to ongoing litigation or condemnation proceedings. For example:

With respect to the Century Plaza Towers Mortgage Loan (7.3%), the borrower is in the process of negotiating easements with the City of Los Angeles (“Los Angeles”) for underground subway tunnels across a portion of the Mortgaged property. If the borrower and Los Angeles are unable to come to terms, Los Angeles could reinstate condemnation proceedings for such portion of the Mortgaged Property.

With respect to the 180 Water Mortgage Loan (6.1%), the borrower is a defendant in two personal injury lawsuits filed during 2017 and 2018, one by an individual who alleges unsafe building conditions during construction work and another by an individual who alleges a failure to secure equipment. These lawsuits allege severe injuries, were filed in the state’s trial courts and seek unspecified relief. According to information provided on behalf of the borrower, the plaintiff in the first case is a laborer for a subcontractor and alleges that a load of unattended Plexiglas fell on the plaintiff’s leg while the plaintiff was sweeping debris, which resulted in a left fibial shaft fracture and required surgery involving a 10mm x 330mm stryker nail and stryker distal locking screws, with x-rays showing a comminuted fracture of the mid to distal third tibial diaphysis and a minimally displaced fracturean. The borrower’s insurer tendered the claim to the contractor (to which the Plexiglas belonged) for defense and indemnification but the contractor’s risk management administrator refused the tender on grounds that there was no contract in place at the time of the injury requiring the contractor to cause its insurance to name an additional insured. According to the same information, the case is early in discovery and no demand for specific relief has been made but the claim is viewed as having significant value on account of the nature of the alleged injuries and the ensuing surgery. According to the information provided on behalf of the borrower, the plaintiff in the second case alleges that an unsecured window louver fell from an elevation (specifically an A-frame/dolly) and struck the plaintiff, resulting in concussion, post-concussion syndrome, herniated and bulging disks and a left shoulder partial thickness interior distal supraspinatus tendon tear. Depositions of the plaintiff and the insured are scheduled for December 2019 and January 2020 and no demand for specific relief has been made. According to information provided on behalf of the borrower, the two cases described above are covered by insurance. As of the origination date, the borrower had in place umbrella liability insurance coverage with a limit of $100,000,000 per occurrence and in the aggregate. We cannot assure you that the borrower will not be held liable or that the primary and umbrella liability insurance coverage will ultimately prove adequate to avoid losses to the borrower were it held liable.

With respect to the Elston Retail Collection Mortgage Loan (3.9%), an affiliate of one of the related guarantors is the defendant in a pending lawsuit with a former business partner related to a purchase and sale of unrelated assets.

With respect to the Broadcasting Square Mortgage Loan (3.1%), an officer of the borrower entities who is also a beneficiary and settlor of one of the guarantor trusts served as the CEO of Rite Aid in the 1990s. He and five former Rite Aid executives were convicted of charges stemming from overstating $1.6 billion in corporate earnings in the 1990s. On June 21, 2002, the SEC filed accounting fraud charges against the officer and the five executives. Additionally, the defendants were also responsible for public reports that failed to accurately disclose several related transactions by the officer, including one in which he arranged for Rite Aid to transfer $2.6 million to a partnership between the officer and a relative reportedly for the purpose of purchasing a new 83-acre site for Rite Aid’s headquarters. The officer also made material misrepresentations to Rite Aid’s lenders in order to obtain a loan. On May 27, 2004, the officer pled guilty to the charges of conspiracy to defraud and conspiracy to construct justice and was sentenced to 96 months in federal prison and ordered to pay criminal monetary penalties, which was satisfied on July 19, 2004.

With respect to the Brookside Park Apartments Mortgage Loan (1.7%), one of the guarantors is the defendant in various lawsuits alleging, among other things, defamation, breach of fiduciary duties, and a claim for an accounting of trust in connection with the allegation that he mismanaged the assets of Frank Stronach, the founder of Magna International. This pending lawsuit is not covered by insurance, and the plaintiffs are seeking a material amount of monetary damages. The related guarantor is also the defendant in a professional malpractice lawsuit filed by a client of the guarantor’s law firm related to a transaction that occurred in 2004 that resulted in the Canadian equivalent of the IRS reassessing the client for tax owed, plus interest, and imposing a penalty. The related guarantor values the claim between approximately $4.5 million and $5.5 million.

With respect to the Spectrum Apartments Mortgage Loan (1.7%), one of the related guarantors is the defendant in a lawsuit brought by his former business partner, who is also a member of one of the related borrowers, in March 2018 in connection with the breakup of their former business. The lawsuit was dismissed in February 2019 on the basis that the parties had previously settled such dispute prior to the complaint being filed, and the plaintiff subsequently appealed the dismissal in April 2019, which is pending. In addition, an affiliate of the related borrower sponsor is the owner of an unrelated multifamily property that is currently in special servicing.

With respect to the City Pointe Apartments & Townhomes Mortgage Loan (0.7%), the borrower sponsor, Alexander Olympus Zarris, entered into a civil settlement agreement in the amount of $475,000 with the United States Attorney’s office relating to violations of the False Claims Act and the Financial Institutions Reform, Recovery and Enforcement Act of 1989. The United States Attorney’s office stated that it concluded that Mr. Zarris had improperly obtained federal funds intended to benefit seniors in the housing market by seeking out units intended for elderly buyers, paying for artificially inflated appraisal values and then assisting the elderly buyers in the sales transaction and requiring them to immediately apply for Home Equity Conversion Mortgages, which are insured by the federal government. Such applications concealed facts material to the underwriting process. The proceeds of the Home Equity Conversion Mortgages were wired to a company owned by Mr. Zarris. These practices led to federal insurance payments on Home Equity Conversion Mortgages that otherwise may not have been originated. Additionally, Mr. Zarris was indicted in the State of Indiana for five felony counts of acting as unlicensed loan brokers, five counts of loan broker fraud and four counts of fraud on a financial institution in July 2009. Due to statute of limitations issues and the fact that most victims were deceased, the parties settled the claims. Mr. Zarris and his co-defendants, Barbara and George Zarris, agreed to pay $9,500 to the surviving victims and, in exchange, the state dismissed all charges.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

Loan Purpose

Thirty-three (33) of the Mortgage Loans (77.1%) were, in whole or in part, originated in connection with the borrower’s refinancing of a previous mortgage loan or credit facility secured by the related Mortgaged Property.

Eight (8) of the Mortgage Loans (19.9%) were, in whole or in part, originated in connection with the borrower’s acquisition of the related Mortgaged Property.

Two (2) of the Mortgage Loans (3.0%) were, in whole or in part, originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

Default History, Bankruptcy Issues and Other Proceedings

None of the Mortgage Loans (i) were refinancings in whole or in part of a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the related Mortgaged Property, which prior loan was in default at the time of refinancing and/or otherwise involved a discounted pay-off, maturity extension, short sale or other restructuring or (ii) provided acquisition financing for the related borrower’s purchase of the related Mortgaged Property at a foreclosure sale or after becoming REO Property.

In addition, with respect to certain of the Mortgage Loans, (a) related borrowers, borrower sponsors and/or key principals (or affiliates thereof) have previously sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Properties securing its related Mortgage Loan) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or (b) a Mortgaged Property was acquired by the related borrower or an affiliate thereof through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership.

For example, within approximately the last 10 years, with respect to the 20 largest Mortgage Loans:

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With respect to the Weston Kentucky Portfolio Mortgage Loan (5.1%), the borrower sponsor had ownership interests in (i) a property secured by a $7.4 million loan that was subject to a discounted payoff of $6.2 million in 2008 and (ii) a property secured by a $15.95 million loan that was subject to an $11.0 million discounted payoff in 2011.

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With respect to the Legends at Village West Mortgage Loan (3.4%), affiliates of the related borrower sponsor were involved in certain unrelated mortgage loans between that were ultimately transferred to the lender, mezzanine lender, or preferred equity investors via deed-in-lieu of foreclosures and foreclosures between 2008 and 20012.

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With respect to the Broadcasting Square Mortgage Loan (3.1%), one trustee of one of the guarantor trusts was the debtor in a Chapter 7 bankruptcy in 2001 and a Chapter 11 bankruptcy in 2002 in connection with a bookstore chain that went bankrupt in 2001. This trustee and her husband allegedly moved assets in the amount of approximately $25 million to offshore accounts in the Cook Islands and allegedly fraudulently transferred their home. Ultimately, they reached a settlement with the creditors.

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With respect to the Westland Fair Mortgage Loan (3.1%), the borrower sponsor previously owned an office building that had secured a $19.5 million mortgage loan that went into monetary default in 2014 after the property lost a major tenant and three other tenants. The property was transferred to special servicing and a receiver was appointed and foreclosed on the property in 2015. The borrower sponsor also previously owned two office parks and two shopping centers that secured four mortgage loans in the aggregate amount of $58.75 million. After the properties suffered occupancy declines due to large tenants vacating, reducing their rents and/or not renewing their leases, the loans went into default and were transferred to special servicers. The borrower sponsor was able to negotiate discounted payoffs with the special servicers between 2011 and 2016 in the aggregate amount of approximately $42 million. The borrower sponsor also owned an enclosed regional mall that secured a mortgage loan that went into default after the property declined in performance following the 2008 recession. Upon mutual agreement, the lender took back the property by a deed-in-lieu of foreclosure in 2012, with payment of approximately $320,000 by the guarantors of the loan. The borrower sponsor also owned an office tower that secured a $19.5 million mortgage loan that went into maturity default in 2017, when the lead tenant’s lease was about to expire and the borrower sponsor was unable to refinance. The property subsequently experienced hurricane damage and was sold in 2018 for $15.75 million, approximately $3.75 million below the then current loan amount.

●	With respect to the Villa Carlotta Mortgage Loan (2.0%), the borrower sponsors were the subject of a deed-in-lieu of foreclosure in 2015 with respect to an unrelated property.

Additionally, with respect to the Cobb Place Mortgage Loan (2.4%), a prior loan secured by the Mortgaged Property, which matured in April 2015, resulted in a loss of $429,304 to the GSMS 2005-GG4 trust.

With respect to certain of the Mortgage Loans, related borrowers, sponsors and/or key principals (or affiliates thereof) may previously have been the subject of personal bankruptcy proceedings, or a related Mortgaged Property has previously been involved in a borrower, principal or tenant bankruptcy.

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With respect to the Hub at Vista Palomar Park Mortgage Loan (0.7%), a prior loan secured by the Mortgaged Property, with a principal balance of approximately $11.1 million, was foreclosed upon in 2012. Norco purchased the Mortgaged Property out of foreclosure for approximately $6.1 million and subsequently sold the Mortgaged Property to the borrower sponsor.

We cannot assure you that there are no other bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workout matters that involved one or more Mortgage Loans or Mortgaged Properties, and/or a guarantor, borrower, borrower sponsor or other party to a Mortgage Loan.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”, “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Twelve (12) of the Mortgaged Properties (13.0%) are leased to a single tenant.

●	Two (2) of the Mortgaged Properties (7.1%) are each leased to a tenant that makes up 50% or more (but less than 100%) of the rentable square footage.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans— Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations. Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top ten Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Even if none of the top five tenants at a particular Mortgaged Property as identified on Annex A-1 have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may still be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan. Identified below are certain material lease expirations or concentrations of lease expirations with respect to the Mortgaged Properties:

●	In certain cases, the lease of a single tenant, major tenant or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date of the related Mortgage Loan.

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With respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Properties identified in the following table, such Mortgaged Properties are occupied by a single tenant under a lease which expires prior to, or within 12 months after the maturity (or, in the case of any ARD Loan, the anticipated repayment date) of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Lease Expiration Date	Maturity/ARD Date
55 Green Street	3.6%	6/30/2029	11/6/2029
Legacy Corporate Centre I & II	1.3%	12/31/2029	8/6/2029

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With respect to the Mortgaged Properties shown in the following table, one or more leases representing 50% or greater of the net rentable square footage of the related Mortgaged Property (excluding Mortgaged Properties leased to a single tenant and set forth in the bullet above) expire in a single calendar year prior to, or within twelve months after, the maturity of the related Mortgage Loan. There may be other Mortgaged Properties as to which leases representing at least 50% or greater of the net rentable square footage of the related Mortgaged Property expire over several calendar years prior to maturity of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	% of NRSF Expiring	Lease Expiration Year	Maturity Date/ARD
Elston Retail Collection	3.9%	71.8%	2030	11/6/2029
Midtown Center	3.2%	82.2%	2033	10/11/2029(1)

(1)	With respect to the Midtown Center Mortgage Loan, the Maturity Date/ARD of 10/11/2029 represents the Anticipated Repayment Date of the Midtown Center Mortgage Loan. The final maturity date of the Midtown Center Mortgage Loan is September 30, 2033.

●	In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Furthermore, tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may be in financial distress, may have filed for bankruptcy or may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs. In addition, certain shadow anchor tenants may be in financial distress or may be experiencing adverse business conditions, which could have a negative effect on the operations of certain tenants at the Mortgaged Properties. Furthermore, commercial tenants having multiple leases may experience adverse business conditions that result in their deciding to close under-performing stores.

We cannot assure you that any other tenant or anchor tenant at a Mortgaged Property will not close stores, including stores at or near the Mortgaged Property.

Terminations. In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease (with respect to all or a portion of its leased property). For example (with respect to the largest 15 Mortgage Loans and the largest five tenants at each Mortgaged Property secured by the Mortgage Loans included in the Mortgage Pool as identified on Annex A-1 or with respect to single tenant Mortgaged Properties):

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With respect to the Century Plaza Towers Mortgage Loan (7.3%), (i) the largest tenant, Bank of America, has the right to terminate its lease as of September 30, 2026 upon written notice on or before September 30, 2025 and the payment of a termination fee in the amount of $1,908,666; (ii) the fourth largest tenant, Kirkland & Ellis, has the one-time right to terminate its lease as of January 1, 2032 upon written notice on or before January 1, 2031 and payment of a termination fee; and (iii) the fifth largest tenant, Greenberg Glusker, has the one-time right to terminate its lease as of March 1, 2032. In addition, the second largest tenant, Manatt Phelps, has the right to terminate its lease on the 4th floor on the last day of the 5th year or 10th year of its lease term.

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With respect to the Midtown Center Mortgage Loan (3.2%), the largest tenant, Fannie Mae, representing approximately 82.2% of the net rentable area at the Mortgaged Property, has (i) a unilateral termination option effective May 31, 2029 upon 32 months’ notice and (ii) beginning in 2025, the right to contract its premises by one full floor in accordance with the lease upon at least 18 months’ notice.

In addition, certain of the tenant leases may permit a tenant to go dark at any time. For example, taking into account the 5 largest tenants based on net rentable square footage at those Mortgaged Properties securing the largest 15 Mortgage Loans by aggregate Cut-off Date Balance or in cases where any Mortgaged Property is leased to a single tenant who has the option to go dark:

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With respect to The Shoppes at Blackstone Valley Mortgage Loan (5.4%), the second largest tenant, Kohl’s, representing approximately 11.1% of the net rentable area at the Mortgaged Property, and the fifth largest tenant, Marshalls, representing approximately 5.3% of the net rentable area at the Mortgaged Property, have the right to go dark at any time. If the tenant remains dark for more than (x) 12 months with respect to Kohl’s (unless the tenant is dark due to certain excusable events such as a borrower default or the building being repaired following a casualty),or (y) 180 days with respect to Marshalls, the related borrower has a right to terminate the lease.

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With respect to the Elston Retail Collection Mortgage Loan (3.9%), the second largest tenant, Best Buy, which represents 25.6% of the net rentable area at the Mortgaged Property, has the right to go dark at any time. If the tenant remains dark for 180 days or more, the related borrower has a right to terminate the lease.

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With respect to the Broadcasting Square Mortgage Loan (3.1%), the largest tenant, Weis Markets, Inc., which represents 11.2% of the net rentable area at the Mortgaged Property, has the right to go dark at any time upon 90 days’ notice, and after such closure, the related borrower will have the right, upon 45 days’ notice, to terminate the lease. The second largest tenant, Dick’s Sporting Goods, which represents 9.6% of the net rentable area at the Mortgaged Property, has the right to go dark at any time, and if it remains dark for 180 days or more, the related borrower has the right to terminate the lease upon 30 days’ notice. The third largest tenant, Bed Bath & Beyond, which represents 6.4% of the net rentable area at the Mortgaged Property, has the right to go dark at any time, and if it remains dark for six months or more, the related borrower has the right to terminate the lease upon 60 days’ notice. The fourth largest tenant, Marmaxx Corp., d/b/a Marshall’s, which represents 5.0% of the net rentable area at the Mortgaged Property, has the right to go dark at any time, and if it remains dark for 120 consecutive days, the related borrower has the right to terminate the lease upon 30 days’ notice. The fifth largest tenant, Ross, d/b/a Marshall’s, which represents 5.0% of the net rentable area at the Mortgaged Property, has the right to go dark at any time, and the related borrower does not have the right to terminate the lease.

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With respect to the Westland Fair Mortgage Loan (3.1%), each of the top five tenants, Michael’s, PetSmart, Smart and Final, Skechers Outlet, and Office Depot, representing in the aggregate approximately 47.1% of the net rentable area at the Mortgaged Property, has the right to go dark under at any time (except that the Skechers Outlet right to go dark applies following the 60th month of its lease). The borrower will have the right to terminate (i) the Michael’s lease if the tenant remains dark for at least 12 months, (ii) the PetSmart lease upon 30 days’ prior notice following the tenant going dark, (iii) the Smart and Final lease if more than 10,000 square feet of the premises have been vacated, (iv) the Sketchers Outlet lease if the tenant remains dark for more than 45 days and (v) the Office Depot lease if more than 20,000 square feet of the premises have been vacated for at least 12 months.

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With respect to the Cobb Place Mortgage Loan (2.4%), each of the four largest tenants, American Signature Home, Ashley Furniture, DSW Shoes, and Bed Bath & Beyond, representing in the aggregate approximately 49.2% of the net rentable area at the Mortgaged Property, has the right to go dark at any time (except that the DSW Shoes right to go dark applies following the first year of its lease). The borrower will have the right to terminate (i) the American Signature Home lease or the DSW Shoes lease upon 30 days’ notice if the tenant remains dark for at least 120 days, (ii) the Ashley Furniture lease upon written notice at any time after the tenant goes dark, and (iii) the Bed Bath & Beyond lease if the tenant remains dark for more than 270 days.

See Annex A-1 and the footnotes related thereto for additional information on the top five tenants at the related Mortgaged Properties.

With respect to the largest 20 Mortgage Loans and the largest five tenants at each Mortgaged Property as set forth in Annex A-1, or with respect to single tenant Mortgaged Properties, set forth below are government tenants or tenants that rely on government contracts with leases subject to unilateral termination or termination contingent upon the tenant’s failure to appropriate sufficient funding or upon the loss of access to certain government programs or upon other events related to government status.

Mortgage Loan Name	% of the Initial Pool Balance by Allocated Loan Amount	Tenant Name	% of Net Rentable Area
Midtown Center	3.2%	Fannie Mae	82.2%
Weston Kentucky Portfolio – Bluegrass Corporate Center	1.3%	Kentucky Farm Bureau	3.60%

See Annex A-3 for more information on material termination options relating to the largest 10 Mortgage Loans.

Other. Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation or may be underwritten based on straight-line rents. For example, with respect to single tenant properties or tenants that are one of the top five tenants at a Mortgaged Property identified on Annex A-1 with respect to the largest 15 Mortgage Loans or tenants individually or in the aggregate representing more than 25% of the net rentable area at the Mortgaged Property, certain of such tenants have not taken possession or commenced paying rent or are in rent abatement periods as set forth below:

●

With respect to Century Plaza Towers (7.3%), the largest tenant, Bank of America, has signed a lease for an additional 26,664 square foot on the 13th floor of the South Tower and is expected to being paying rent and take occupancy in January 2020. The second largest tenant, Manatt Phelps has signed a lease for five suites in the South Tower on the 4th, 14th, 15th, 16th and 17th floors totaling 116,366 square feet and is expected to begin paying rent and take occupancy in stages starting in March 2020, with full occupancy of the space expected by May 2020. The Fourth Largest Tenant, Kirkland & Ellis, has not yet taken occupancy and is expected to occupy three suites in the South Tower on the 37th, 38th, and 39th floors totaling 85,664 SF starting in January 2020. The Fifth largest tenant, Greenberg Glusker, has signed a lease for three suites in the South Tower on the 26th, 27th and 31st floors totaling 83,199 SF and is expected to being paying rent and take occupancy in March 2020.

●

With respect to the Midtown Center Mortgage Loan (3.2%), the second largest tenant, WeWork, is not fully occupying its space and is entitled to free rent through December 2019. A rent concession reserve was required at origination for full abated amounts. In addition, the underwritten rent for Fannie Mae, the largest tenant, includes its contractual rent step in December 2019 and a separate credit for straight-line rent averaging through the remaining loan term to the anticipated repayment date. Further, the underwritten rent for WeWork includes (i) the contractual rent step in September 2020, and (ii) an additional underwriting credit for a portion of the WeWork premises (39,785 square feet which is 36.2% of the net rentable area), the second largest tenant, on the 4th floor of the West Tower (the “4W Space”), by straight-line rent averaging through the remaining loan term to the anticipated repayment date, because Fannie Mae is (i) obligated to begin paying rent attributable to the 4W Space in the event the WeWork lease is terminated due to a lease default or bankruptcy; and (ii) required to pay the related borrower the related share of any losses it incurs with respect to the 4W Space (as a proportion of WeWork’s total net rentable area) that are attributable to WeWork’s non-performance of its lease obligations.

With respect to the Wind Creek Leased Fee Mortgage Loan (1.9%), whenever base rent exceeds 3% of the sum of gross slot machine revenue and gross table game revenue from all of the ground lessee’s and its subtenants’, operators’ and affiliates’ gaming facilities (“Wind Creek Tenant Gaming Proceeds”) within a 50-mile radius of the Mortgaged Property (defined as for the immediately preceding year), Wind Creek Base Rent (as defined below) will be adjusted to 3% of the Tenant Gaming Proceeds for the previous year. Gross slot machine revenue and gross table game revenue are calculated in accordance with the Pennsylvania Gaming Law as of May 31, 2019 and as reported to the Pennsylvania Gaming Control Board, subject to the gaming proceeds methodology (which is provided as an exhibit to the ground lease that clarifies and interprets how gross slot machine revenue and gross table game revenue are calculated). Pursuant to the ground lease, the rent payable may not be less than $8,500,000. Additionally, in no event may the Wind Creek Base Rent be reduced if the cause of the Wind Creek Tenant Gaming Proceeds reduction is solely attributable to casualty, condemnation and/or a temporary closure in furtherance of a capital improvement. As of the cut-off date, the ground rent was for an annual amount of $9,500,000, with consumer price index increases up to 2% annually (the “Wind Creek Base Rent”).

With respect to the Wind Creek Leased Fee Mortgage Loan (1.9%), during a period after May 31, 2019 where Wind Creek Tenant Gaming Proceeds decrease below $475,739,460 for a trailing four-quarter testing period and any of the following events occur (each, a “Competitive Gaming Project”): (i) the addition of live table games or internet gaming at the Resorts World Casino in New York, New York; (ii) the addition of live table games or internet gaming at the Empire City Casino in Yonkers, New York; (iii) the opening of any new gaming or internet gaming facility in the following regions: New York City, Westchester County, Rockland County, Suffolk County, or Nassau County; (iv) the opening of any gaming facility anywhere in the state of New Jersey outside of Atlantic County; (v) the opening of any gaming facility in Pennsylvania within 50 miles of the Mortgaged Property; or (vi) the opening of any internet gaming facility in Pennsylvania (in each case with respect to items (i)-(vi), by an entity that is not the ground lessee or an affiliate of the ground lessee) (such time period, a “Competitive Gaming Period”), the Wind Creek Base Rent will be adjusted to 90% of the then applicable Wind Creek Base Rent, provided that Wind Creek Base Rent will only be adjusted one time during any Competitive Gaming Period, regardless of the number of Competitive Gaming Projects that open. Pursuant to the ground lease, the rent payable may not be less than $8,500,000.

In addition, with respect to the Wind Creek Leased Fee Mortgage Loan (1.9%), the Mortgage Loan was underwritten based on the average increase in annual base rent under the sole tenant’s lease over the life of the Wind Creek Leased Fee Mortgage Loan, which assumes contractual consumer price index increases of 2.0% annually.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions”.

See Annex A-3 for more information on other tenant matters relating to the largest 20 Mortgage Loans.

Purchase Options and Rights of First Refusal

Certain of the Mortgaged Properties are subject to purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property. With respect to each of The Shoppes at Blackstone Valley (5.4%), PCI Pharma Portfolio (3.9%) Elston Retail Collection (3.9%), Wind Creek Leased Fee (1.9%), Residence Inn Phoenix Chandler South (1.7%) and North Attleboro Center (1.4%) Mortgage Loans, certain tenants, franchisors, property managers, ground lessors, developers or owners’ associations at one or more of the related Mortgaged Properties or other parties have a purchase option or a right of first refusal or right of first offer or similar right, upon satisfaction of certain conditions, to purchase all or a portion of one or more of the related Mortgaged Properties.

In particular, with respect to each such Mortgaged Property that secures one of the top 15 Mortgage Loans:

●

With respect to The Shoppes at Blackstone Valley Mortgage Loan (5.4%), the largest tenant, Target, representing approximately 16.1% of the net rentable area at the Mortgaged Property, ground leases its premises from the borrower pursuant to a ground lease that contains a right of first refusal in the event that the borrower sells its fee interest in the portion of the Mortgaged Property covered by the Target ground lease (but not if the borrower sells any more or any less than such portion).

●

With respect to the PCI Pharma Portfolio Mortgage Loan (3.9%), each related Mortgaged Property is subject to a right of first offer in favor of Packaging Coordinators, Inc., the master tenant, in the event the borrower intends to sell such Mortgaged Property. Such right of first offer does not apply to a foreclosure.

●

With respect to the Elston Retail Collection Mortgage Loan (3.9%), the third largest tenant at the Mortgaged Property, BMO Harris Bank, has a right of first offer to purchase its portion of the Mortgaged Property. The right of first offer does not apply to a sale, foreclosure or deed-in-lieu of foreclosure.

●

With respect to the Broadcasting Square Mortgage Loan (3.1%), McDonald’s representing 0.5% of net rentable area, has a right of first offer to purchase its portion of the Mortgaged Property. The right of first offer was not subordinated to the lien of the Mortgage Loan.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”. In addition, please see representation and warranty number 7 in Annex D-1, representation and warranty number 8 in Annex E-1, and the identified exceptions to those representations and warranties in Annex D-2, Annex D-3 or Annex E-2, as applicable.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates including, in certain circumstances, under an operating lease between a borrower and an affiliate of the related borrower. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower, excluding Mortgaged Properties that are leased to an affiliate of the borrower that functions as an operating lease:

●

With respect to The Essex Site 2 Mortgage Loan (3.4%), the affordable housing unit at the Mortgaged Property is subject to a master lease (the “Master Lease”) between the Residential Borrower and Site 2 DSA Affordable MT LLC (“Master Tenant”), pursuant to which the Master Tenant will operate the affordable housing unit and enter into subleases with residential tenants. Master Tenant and the lender entered into a subordination, non-disturbance and attornment agreement with respect to the Master Lease whereby the Master Tenant agreed to subordinate the Master Lease to the lien of the mortgage in exchange for non-disturbance so long as the Master Tenant is not in default under the Master Lease. The Master Tenant is a joint venture between Site 2 DSA Affordable Managers LLC, an affiliate of the Residential Borrower (“Site 2 Affordable Managers”), and Wells Fargo Affordable Housing Community Development Corporation (“Investor Member”). Site 2 Affordable Managers owns 0.01% of the interests in Master Tenant and controls the day to day operations of Master Tenant, and Investor Member owns 99.99% of the interests in Master Tenant. The lender has taken a pledge of Site 2 Affordable Manager’s equity interests in the Master Tenant so that, upon foreclosure, an affiliate of Residential Borrower will not control the Master Tenant.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Eleven (11) of the Mortgaged Properties (23.9%) are located in areas that are considered a high earthquake risk. These areas include all or parts of the states of California and Utah.

With respect to 34 of the Mortgaged Properties, which secure in whole or in part 27 Mortgage Loans (62.8%), the related borrowers maintain insurance under blanket policies.

With respect to certain of the Mortgaged Properties, certain insurance requirements of the related Mortgage Loan documents may be satisfied by insurance, including self-insurance, provided by a sole or significant tenant or the property manager, as described below:

●

With respect to the Elston Retail Collection Mortgage Loan (3.9%), the Mortgage Loan documents permit the related borrower to cause the insurance required at the related Mortgaged Property pursuant to the requirements of the Mortgage Loan documents to be maintained by a tenant, Kohl’s, with respect to the portion of the Mortgaged Property leased by Kohl’s, provided that, among other things, Starr Surplus Lines Insurance Company, rated “A:XV” with A.M. Best, Aspen Specialty Insurance Company, rated “A:XV” with A.M. Best, Hallmark Insurance Company, rated “A-:IX” with A.M. Best, Pioneer American Insurance Company, rated “A:XV” with A.M. Best, Hamilton RE, rated “A-:XIV” with A.M. Best, and People’s Insurance Company of China, rated “A-:VII” with A.M. Best, are in their current positions as insurers under the Kohl’s Policies, and their ratings are not withdrawn or downgraded.

●

With respect to the Wind Creek Leased Fee Mortgage Loan (1.9%), the Mortgage Loan documents allow the borrower to rely on property and business interruption insurance maintained by the sole tenant in accordance with the terms of its ground lease.

Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

●

With respect to the 225 Bush Mortgage Loan (4.9%), the improvements at the related Mortgaged Property have been designated as a “Significant Building” under Article 11 of the City of San Francisco Planning Code (the “SF Code”). Pursuant to the SF Code, certain alterations or any demolition of a structure designated as a Significant Building is subject to the approval of the City of San Francisco Historic Preservation Commission.

●

With respect to The Essex Site 2 Mortgage Loan (3.4%), in the event 40,000 square feet of the Mortgaged Property is not used for a movie theater, the borrowers must provide notice of the inability to the New York City Economic Development Corporation (“NYCEDC”) documenting the commercially reasonable efforts made by the borrowers, over a period of not less than 12 months, to lease the space to a theater operator. In such event, the borrowers (following consultation with the NYCEDC) must (a) identify a party who will use the retail space in a manner reasonably acceptable to the NYCEDC and consistent with the overall objectives of the “retail mix” to be maintained within the project, and (b) develop (with the approval of NYCEDC) an alternate plan for the use of the space, subject to the following limitations: (i) retailers larger than 18,000 square feet must be located above or below the ground floor level, (ii) retail spaces must not exceed 30,000 square feet with the exception of the grocery store, fitness center and movie theater, (iii) not including the supermarket/grocery store, movie theater, bowling alley and fitness facilities, there must be no more than three retailers within the project larger than 18,000 square feet, and (iv) there must be at least 40 micro retail spaces within the project as a whole.

●

With respect to the Villa Carlotta Mortgage Loan (2.0%), the Mortgaged Property is registered as a Historic-Cultural Monument by the city of Los Angeles Cultural Heritage Commission. Renovations, alterations and conversions of the Mortgaged Property from its current use may be limited as a result of such status, and we cannot assure you that such restrictions will not impact revenue from the Mortgaged Property.

Further, the Mortgaged Properties securing the Mortgage Loans may have zoning, building code, or other local law issues in addition to the issues described above. In addition, certain of the Mortgaged Properties are subject to a temporary certificate of occupancy (the “TCO”). In such cases, the related Mortgage Loan documents require the related borrower to use commercially reasonable efforts to maintain the TCO, or cause the sponsor of the property to maintain the TCO, and to cause the TCO to be continuously renewed at all times until a permanent certificate of occupancy (“PCO”) is obtained for the related Mortgaged Property or contain covenants to similar effect.

With respect to the 180 Water Mortgage Loan (6.1%), the Mortgaged Property has only a TCO, which expires January 15, 2020. The borrower is generally required under the related loan documents to preserve, renew and keep in full force and effect its existence and all rights, licenses, permits, franchises and all applicable governmental authorizations necessary for the operation of the related Mortgaged Property, comply with all legal requirements applicable to it and the related Mortgaged Property and to keep and maintain all licenses necessary for the operation of the related Mortgaged Property as a multi-family residential building (including short and long term stay) with retail space.

In addition, (i) certain of the Mortgaged Properties may be subject to zoning violations relating to maintenance and inspection requirements with respect to the Mortgaged Properties, for which the related Mortgage Loan documents generally require the related borrowers to reserve funds to remedy the violations, and (ii) certain of the Mortgaged Properties are legal non-conforming uses that may be restricted after certain events, such as casualties, or may restrict renovations at the Mortgaged Properties.

With respect to the Claremont Apartments Mortgage Loan (1.5%), the Mortgaged Property’s multifamily use is legal non-conforming; the Mortgaged Property was developed pursuant to a variance granted by the Abington Zoning Board of Appeals, dated December 18, 1970. The Mortgaged Property may be rebuilt in the event of a casualty so long as (a) the reconstruction commences within two years from the date of such casualty and (b) the rebuilt structure is no less conforming that the previous structure.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions”.

Appraised Value

In certain cases, in addition to an “as-is” value, the appraisal states a value other than the “as-is” value for a Mortgaged Property that assumes that certain events will occur with respect to re-tenanting, construction, renovation or repairs at such Mortgaged Property or states an “as portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Other than as set forth below, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects the “as-is” value, which may be based on certain “extraordinary assumptions”, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commission allowances, free or abated rent periods or increased tenant occupancies.

With respect to the Mortgaged Properties that secure the Mortgage Loans listed in the following table, the respective Cut-off Date LTV Ratio and the related Maturity Date LTV Ratio was calculated using an Appraised Value other than the “as-is” Appraised Value:

Mortgage Loan	% of Initial Pool Balance	Mortgage Loan Cut-off Date LTV Ratio (Other Than “As-Is”)	Mortgage Loan Maturity Date LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Mortgage Loan Cut-off Date LTV Ratio (“As-Is”)	Mortgage Loan Maturity Date LTV Ratio (“As-Is”)	Appraised Value (“As-Is”)
Weston Kentucky Portfolio(1)	5.1%	65.0%	65.0%	$80,400,000	67.4%	67.4%	$77,500,000
55 Green Street(2)	3.6%	56.9%	56.9%	$64,300,000	61.2%	61.2%	$59,800,000
Legends at Village West(3)	3.4%	53.3%	48.3%	$225,000,000	58.5%	53.0%	$205,000,000
Embassy Suites Laredo(4)	1.8%	69.8%	58.5%	$25,800,000	87.8%	73.6%	$20,500,000
Hampton Inn Summerlin(5)	1.3%	62.6%	45.1%	$22,000,000	76.9%	55.4%	$17,900,000

(1)

The Appraised Value (Other than As-Is) of $80,400,000 assumes the bulk sale value of the Mortgaged Properties in one transaction to one purchaser. The Appraised Value (“As-Is”) reflects the sum of the “as-is” appraised values for the Mortgaged Properties on an individual basis.

(2)

The Appraised Value (Other than As-Is) represents the “as stabilized” value of $64,300,000 as of February 1, 2020, which assumes that Getaround, the sole tenant, has completed the buildout of the incomplete floors and that all leasing capital has been paid by the borrower.

(3)

The Appraised Value (Other than As-Is) reflects the “as stabilized” appraised value of $225,000,000. This represents the aggregate “as-stabilized” appraised value as of September 1, 2021, which assumes the Mortgaged Property achieves stabilized occupancy. On the origination date of the related Mortgage Loan, an upfront reserve of $10,000,000 was deposited into the tenant improvements and leasing commissions account.

(4)

The Appraised Value (Other Than As-Is) reflects the “as complete” of $25,800,000 for the Mortgaged Property, as of September 6, 2020, which assumes that the renovations estimated to cost approximately $4,600,000 in capital expenditures are completed within the first 18 months. The “as-is” appraised value of the Mortgaged Property is $20,500,000 as of September 6, 2019.

(5)

The Appraised Value (Other Than As-Is) reflects the “as complete” appraised value of $22,000,000, as of September 1, 2020, which assumes that the renovations estimated to cost approximately $3,000,000 in capital expenditures are completed. The “as-is” appraised value of the Mortgaged Property is $17,900,000 as of August 29, 2019.

For additional information regarding the appraisals obtained by the sponsors or, in the case of any mortgage loan acquired and re-underwritten by the related sponsor, appraisal(s) obtained by the related originator and relied upon by such sponsor, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation”, “—Goldman Sachs Mortgage Company” and “—Citi Real Estate Funding Inc.” See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans are generally non-recourse, the Mortgage Loans generally provide for recourse to the borrower and the related guarantor for liabilities that result from, for example fraud by the borrower, certain voluntary insolvency proceedings or other matters. However, certain of the Mortgage Loans may not contain such non-recourse carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. As such, we cannot assure you that the related guarantor will be willing or able to satisfy its obligations under the Mortgage Loan documents. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See Annex D-2, Annex D-3 and Annex E-2 for additional information.

●	With respect to the Century Plaza Towers Mortgage Loan (7.3%), there is no non-recourse carveout guarantor or separate environmental indemnitor.

●

The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

●	Certain of the Mortgage Loans provide, with respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, that the recourse obligations for environmental indemnification may terminate immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or in some cases, after a permitted transfer of the Mortgaged Property).

●

With respect to certain of the Mortgage Loans, the related environmental indemnity may require the making of a claim against an applicable environmental insurance policy prior to any claim being made under such environmental indemnity.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantors.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●

With respect to the Legends at Village West Mortgage Loan (3.4%), subject to the lender’s reasonable approval, the borrower may be permitted to enter into certain taxable industrial revenue bonds with Kansas City, Kansas in order to avoid payment of sales tax on certain items purchased by the borrower. The lender’s consent may be conditioned on, among other things, such bonds being terminable at any time without payment of any penalty.

●

With respect to The Essex Site 2 Mortgage Loan (3.4%), the Mortgaged Property is subject to regulatory agreements and other documents (collectively, the “HPD Documents”) with the New York City Department of Housing Preservation and Development that govern the Mortgaged Property and require the residential condominium units to be used for multifamily housing, a portion of which must be affordable units, and the retail unit to be used as a movie theater. In connection with complying with requirements to operate affordable residential units, the borrowers benefit from a tax exemption pursuant to Section 421-a of the New York Real Property Tax Law. The borrowers have covenanted under the Mortgage Loan documents to comply with the HPD Documents and not to amend or replace the HPD Documents without the lender’s prior written consent. In addition, the tax exemption that the Mortgaged Property received pursuant to Section 421-a of the New York Real Property Tax Law exempts it from the payment of approximately 93.35% of the real estate taxes with respect to the residential units and 60.93% of real property taxes with respect to the theater unit, resulting in a total estimated real estate tax abatement of approximately $28 million. The exemption expires in 2054. The Mortgage Loan was underwritten based on the abated taxes.

●	With respect to the Brookside Park Apartments Mortgage Loan (1.7%), 46% of the units at the related Mortgaged Property are reserved for subsidized Section 8 tenants.

●

With respect to the Bushwick Multifamily Portfolio Mortgage Loan (0.8%), a portion of the related Mortgaged Property, located at 682 Chauncey Street, New York, New York, is currently in year 1 of a 35-year New York tax abatement program known as 421-a, which is scheduled to phase out completely in 2054. The Mortgaged Property received a 100% exemption on any increases in assessed value for the first 25 years and an exemption of approximately 30% for the final 10 years. Taxes were underwritten at $117 with respect to 682 Chauncey Street.

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Twenty-eight (28) Mortgage Loans (66.3%) are interest-only until the related maturity date or Anticipated Repayment Date.

Eight (8) Mortgage Loans (17.0%) (excluding interest-only and partial interest-only Mortgage Loans) provide for payments of interest and principal until the related maturity date or anticipated repayment date and then have an expected Balloon Balance at the related maturity date.

Seven (7) Mortgage Loans (16.7%) provide for payments of interest-only for the first 22 to 59 months following the Cut-off Date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan until the related maturity date or anticipated repayment date and therefore have an expected Balloon Balance at the related maturity date.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) and grace periods that occur as described in the following table:

Overview of Due Dates

Due Date	Default Grace Period Days	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
6	0	38	$ 791,725,046	77.3%
9	0	1	75,000,000	7.3
1	5	1	55,000,000	5.4
1	0	1	35,100,000	3.4
6	5	1	34,948,301	3.4
11	0	1	32,525,000	3.2
Total		43	$1,024,298,346	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. A grace period does not apply to a maturity date or anticipated repayment date. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

ARD Loan(s)

The Midtown Center Mortgage Loan (3.2%) (the “ARD Loan”) provides that, after a certain date (the “Anticipated Repayment Date”), if the related borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”). See Annex A-1 for the Anticipated Repayment Dates and the Revised Rates for the ARD Loan.

After its Anticipated Repayment Date, the ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents, all escrows and property expenses required under the related Mortgage Loan documents and debt service on the related mezzanine loan be used to accelerate amortization of principal (without payment of any yield maintenance premium or prepayment charge) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loan after its related Anticipated Repayment Date, the payment of Excess Interest will be deferred and will be required to be paid only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of the Class S certificates and the VRR Interest Owners. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Single Purpose Entity Covenants

Certain borrowers are not required to have an independent director. For example, with respect to Mortgage Loans with a Cut-off Date Balance of $20 million or more, the borrowers under the Tri Pointe Plaza Mortgage Loan (2.2%) and the Villa Carlotta Mortgage Loan (2.0%) are not required to have an independent director. See “—The Borrower’s Form of Entity May Cause Special Risks”.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally (except in some cases as relates to a prepayment in connection with a casualty or condemnation) require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 3 to 7 payments) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

With respect to certain of the Mortgage Loans that permit the borrower to voluntarily prepay such Mortgage Loan with payment of a prepayment premium or yield maintenance charge, the yield maintenance charge will generally, subject to variations, be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date or the commencement of the related open period, as applicable, determined by discounting such payments at the Discount Rate or Reinvestment Yield (or as otherwise stated in the related Mortgage Loan documents), less the amount of principal being prepaid; provided that in no event may the aggregate rate being used to discount any such payment ever exceed the applicable interest rate under the Mortgage Loan.

With respect to certain other Mortgage Loans that permit the borrower to voluntarily prepay the Mortgage Loan with the payment of a prepayment premium or a yield maintenance charge, the yield maintenance charge will generally, subject to certain variations, be an amount (in some cases not less than 1% of the amount prepaid) equal to the present value of a series of payments, each equal to the Interest Payment Differential as of the date of prepayment and payable on each scheduled due date over the remaining original term of the prepaid Mortgage Loan through and including the stated maturity date, the Anticipated Repayment Date or the commencement of the open period, as applicable, discounted at a rate that, when compounded monthly, is equivalent to the Reinvestment Yield when compounded semi-annually.

“Discount Rate” generally means the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date or the commencement of the related open period, as applicable, or, the remaining weighted average life of the Mortgage Loan, plus an additional fixed percentage, as applicable, of the Mortgage Loan.

“Reinvestment Yield” will generally equal, depending on the Mortgage Loan, either: (a) the yield calculated by the lender by the linear interpolation of the yields, “as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities” for the week ending prior to the date on which prepayment is made, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the loan maturity date or the Anticipated Repayment Date or the day that is the first day of the open period, as applicable; or (b) the lesser of (i) the yield on the U.S. Obligations with the same maturity date as the stated maturity date, the Anticipated Repayment Date or date preceding the commencement of the open period, as applicable, of the prepaid Mortgage Loan or, if no such U.S. Obligations issue is available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with maturity dates (one prior to and one following) that are closest to the stated maturity date, the Anticipated Repayment Date or the date preceding the commencement of the open period, as applicable, of the prepaid Mortgage Loan or (ii) the yield on the U.S. Obligations with a term equal to the remaining average life of the prepaid Mortgage Loan or, if no such U.S. Obligations are available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with terms (one prior to and one following) that are closest to the remaining average life of the prepaid Mortgage Loan with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is 14 days prior to the date of prepayment set forth in borrower’s notice of repayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

“U.S. Obligations” generally means securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, not subject to prepayment, call or early redemption, (2) other non-callable “government securities” as defined in Treasury regulations Section 1.860G-2(a)(8)(ii), or (3) such other instruments as set forth in the related Mortgage Loan documents.

The term “Interest Payment Differential” will generally equal (i) the positive difference, if any, of the related mortgage interest rate minus the Reinvestment Yield as of the date of prepayment, divided by (ii) 12, and multiplied by (iii) the outstanding principal balance (or the portion thereof being prepaid) of the prepaid Mortgage Loan on the date of prepayment, provided that the Interest Payment Differential will never be less than zero.

Notwithstanding the foregoing, yield maintenance charges payable (if at all) in connection with an involuntary prepayment (such as a prepayment resulting from a liquidation following a default) may be calculated in a manner that varies from those described above.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Partial Releases” below.

Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●

will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●

if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and A-3 for more information on reserves relating to the five largest tenants with respect to each Mortgage Loan.

Voluntary Prepayments.

Forty-two (42) Mortgage Loans (92.7%) permit the related borrower, after a lockout period of 11 to 31 payments following the origination date, either to defease the Mortgage Loan or to prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge and 1.0% of the prepaid amount if such prepayment occurs prior to the related open prepayment period.

The Mortgage Loans that permit voluntary prepayment with yield maintenance have the following lock-out period as calculated from the Cut-off Date and as indicated in the following table:

Mortgage Loan	Cut-off Date Principal Balance	% of Initial Outstanding Pool Balance	Lock-Out Period (payments from Cut-off Date)
Century Plaza Towers	$ 75,000,000	7.3%	0
Weston Kentucky Portfolio	$ 52,253,500	5.1%	24
USAA Office Portfolio	$ 45,000,000	4.4%	6
PCI Pharma Portfolio	$ 40,000,000	3.9%	22
55 Green Street	$ 36,600,000	3.6%	10
Spectrum Apartments	$ 17,500,000	1.7%	24
Young Innovations Portfolio	$ 11,110,290	1.1%	22

The Mortgage Loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
4	20	41.0%
5	8	24.4
7	5	15.3
3	9	14.4
6	1	4.9
Total	43	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to other existing equity holders or to specified persons or persons satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers or borrowers that are Delaware statutory trusts, transfers to new tenant-in-common borrowers or new beneficiaries of the Delaware statutory trust, as applicable. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●

the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property and/or a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●

the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders or the RR Interest Owner); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance; Collateral Substitution

The terms of 39 Mortgage Loans (85.2%) (the “Defeasance Loans”) permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940) or other instruments that otherwise satisfy REMIC requirements for defeasance collateral, that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or anticipated repayment date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including or together with, as applicable, a balloon payment due at maturity or at any related anticipated repayment date or at the open prepayment date, as applicable, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment, a partial substitution, or for no consideration in the case of parcels that are vacant, non-income producing or were not taken into account in the underwriting of the Mortgage Loan, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●

With respect to the Century Plaza Towers Mortgage Loan (7.3%), provided no event of default has occurred and is continuing, the borrower has the right to convert the windowless space located on the top-two floors of each tower of the Mortgaged Property (the “Conversion Space”) into non-occupiable space, so long as, among other things, such conversion does not, and is not reasonably expected to, have a material adverse effect on, among other things, the value, use or operation of the Mortgaged Property. In addition, so long as no event of default is then continuing, the borrower may transfer the development credits associated with the Conversion Space in connection with the anticipated construction of a building at the property located at 2000 Avenue of the Stars, provided that certain conditions, including but limited to the following, are satisfied: (i) the borrower either (A) prepays in the amount of $30,000,000 in accordance with Mortgage Loan documents or (B) if such development credits are transferred to an affiliate of the borrower in connection with the anticipated building construction discussed above, the borrower deposits with the lender cash or a letter of credit equal to the sum of (x) $30,000,000, plus (y) 105% of what the prepayment fee would be if such cash or letter of credit were to be applied to the outstanding principal balance of the Century Plaza Whole Loan on such date.

●

With respect to the USAA Office Portfolio Mortgage Loan (4.4%), provided that no event of default is continuing, the borrowers have a one time right at any time from and after July 6, 2020, to obtain the release of a single Mortgaged Property subject to the satisfaction of certain conditions, including, among others: (i) the borrowers’ prepayment (together with any applicable yield maintenance premium) in an amount equal to the greater of (x) 110% of the allocated loan amount for the applicable Mortgaged Property or (y) the portion of the net proceeds received by the borrowers in connection with the sale of such Mortgaged Property that when applied to the repayment of the Mortgage Loan would result in a loan-to-value ratio of not greater than 60% (based on a newly acquired appraisal of the applicable Mortgaged Properties), (ii) after giving effect to such release, the debt yield (as calculated under the Mortgage Loan documents) for the 12-month period ending on the last day of the most recent fiscal quarter, is no less than the greater of (x) 8.3% and (y) the debt yield (as calculated under the related Mortgage Loan documents) immediately prior to such release and (iii) if requested by the lender, delivery of a rating agency confirmation and a REMIC opinion.

●

With respect to the PCI Pharma Portfolio Mortgage Loan (3.9%), the borrower may release up to three of the Mortgaged Properties from the lien of the Mortgage Loan documents following (x) a casualty or condemnation of a Mortgaged Property that results in the master tenant terminating its master lease with respect to such property (y) the occurrence of an event of default with respect to a Mortgaged Property (a “Permitted Release Default Event”), subject to the satisfaction of certain terms and conditions including, without limitation (i) the borrower prepays or defeases a portion of the Mortgage Loan equal to 115% of the allocated loan amount for such property (or 120% with respect to a release due to a Permitted Release Default Event), plus the payment of a yield maintenance premium (if applicable) (ii) no event of default is continuing, or in the case of a release due to a Permitted Release Default Event, (w) the release would cure such event of default, (x) such event of default is not the result of the borrower’s gross negligence or willful misconduct, (y) no other event of default is continuing, and (z) the release will be completed prior to the expiration of the cure period for such event of default (which may be extended if the borrower is diligently pursuing such cure), and (iii) the borrower has delivered a REMIC opinion.

●

With respect to the Young Innovations Portfolio Mortgage Loan (1.1%), The borrower may obtain the release of any Mortgaged Property subject to a lease sweep default under the Mortgage Loan Documents and/or an individual Mortgaged Property subject to a default under the Mortgage Loan documents; provided that each of the conditions under the Mortgage Loan agreements are satisfied, including but not limited to: (i) no event of default has occurred and remains uncured, (ii) the borrower partially prepays the Mortgage Loan (or after the defeasance lockout expiration date, defeases or prepays) in a portion equal to 115% of the allocated loan amount of the Mortgaged Property being released, (iii) after giving effect to such release, the debt service coverage ratio is greater than the greater of (a) the debt service coverage ratio immediately prior to such release and (b) 1.66x, (iv) after giving effect to such release, the loan-to-value ratio is not greater than the lesser of (a) the loan-to-value ratio immediately prior to such release and (b) 64.59%.

●

With respect to the Bushwick Multifamily Portfolio Mortgage Loan (0.8%), at any time after second anniversary of the Closing Date, the related borrower has the one time right to release any individual Mortgaged Property provided that, among other conditions: (i) the borrower delivers a REMIC opinion, (ii) if requested by lender, the borrower delivers a rating agency confirmation, (iii) as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, the debt service coverage ratio with respect to the remaining Mortgaged Properties is greater than the greater of (a) 1.75x, and (b) the debt service coverage ratio for all of the Mortgaged Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable, (iv) as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, the loan-to-value ratio with respect to the remaining Mortgaged Properties is no greater than the lesser of (a) 65.0%, and (b) the loan-to-value ratio for all of the Mortgaged Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable, and (v) the related borrower makes a partial prepayment in an amount equal to the greater of (a) 125% of the allocated loan amount for the each individual Mortgaged Property being released, and (b) 100% of the net sales proceeds applicable to each such individual Mortgaged Property.

Furthermore, some of the Mortgage Loans, including, without limitation, the Weston Kentucky Portfolio Mortgage Loan (5.1%) and the Elston Retail Collection Mortgage Loan (3.9%) each permit the release or substitution of specified parcels of real estate, improvements and/or development rights that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Thirty-three (33) Mortgage Loans (62.3%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Thirty-seven (37) Mortgage Loans (78.2%) provide for monthly or upfront escrows for ongoing replacements or capital repairs.

Fifteen (15) Mortgage Loans (59.9%), secured by office, retail and industrial properties with commercial tenants, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

Nineteen (19) Mortgage Loans (33.7%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Fourteen (14) Mortgage Loans (24.7%) provide for upfront reserves for immediate repairs.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or deliver a guaranty in lieu of maintaining cash reserves, and any such guaranty may be subject to a cap. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

Mortgaged Property Accounts

Lockbox Accounts. The Mortgage Loans documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the manner in which tenant rent is transferred to a lockbox account, in some cases, only upon the occurrence of a trigger event:

Lockbox Account Types

Lockbox Type	Number of Mortgage Loans	Approx. % of Initial Pool Balance
Hard	22	69.0%
Springing Hard	8	18.1
None	4	5.4
Springing Soft	6	3.6
Soft	2	2.5
Soft (Residential) / Hard (Nonresidential)	1	1.5
Total	43	100.0%

The lockbox accounts will not be assets of the issuing entity. See “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions” or Annex A-1 for a description of lockbox and cash management accounts.

Exceptions to Underwriting Guidelines

None of the Mortgage Loans were originated by GACC or an affiliate with variances from the underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation”.

None of the Mortgage Loans were originated by CREFI or an affiliate with variances from the underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Citi Real Estate Funding Inc.”

None of the Mortgage Loans were originated by GSMC or an affiliate with variances from the underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company.”

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●

any borrower that is not required pursuant to the terms of the applicable Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●

the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●

although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of passive equity interests (such as limited partnership or non-managing membership equity interests) in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●

certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Loan holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or a pledge of passive equity interests (such as limited partnership or non-managing membership equity interests) in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio, and in some cases mezzanine debt is already in place. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio(2)	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Underwritten NCF DSCR(2)	Cut-off Date Total Debt Underwritten NCF DSCR(1)
180 Water	$62,500,000	$100,000,000	$75,000,000	$127,500,000	$365,000,000	4.75000%	30.5%	80.8%	3.15x	0.85x
The Essex Site 2	$35,100,000	$40,000,000	$81,900,000	$58,000,000	$215,000,000	4.15025%	39.9%	73.4%	3.66x	1.33x

(1)	Calculated including any related Pari Passu Companion Loan, subordinate companion loan and mezzanine debt.

(2)	Calculated including any related Pari Passu Companion Loan and excluding subordinate companion loan and any mezzanine debt.

In each case, the mezzanine indebtedness is coterminous with the related Mortgage Loan.

The mezzanine loans related to the 180 Water (6.1%) and The Essex Site 2 (3.4%) Mortgage Loans identified in the table above are each subject to an intercreditor agreement between the holder(s) of the related mezzanine loan(s) and the related lender under the related Mortgage Loan that sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan(s). Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan(s) are subordinate after an event of default under the related Mortgage Loan (taking into account the cure rights of the mezzanine lender(s)), and in certain cases, only after the mezzanine lender(s) receive notice of such event of default) to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the Mortgaged Property or proceeds of any enforcement upon the mezzanine loan collateral, or required redemptions thereof, and any mezzanine loan guarantees in respect of which the related mortgage lender does not own a corresponding claim or right), (b) so long as there is no event of default under the related Mortgage Loan, (taking into account the cure rights of the mezzanine lender(s)), the related mezzanine lender(s) may accept payments on and prepayments of the related mezzanine loan(s) prior to the prepayment in full of the Mortgage Loan, provided that such prepayment is from a source of funds other than the respective Mortgaged Property (unless such funds are derived from excess cash), (c) the related mezzanine lender(s) will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender(s) may amend or modify the related mezzanine loan(s) in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the consent of the mezzanine lender(s) to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents and upon compliance with the terms and conditions in the applicable intercreditor agreement, the related mezzanine lender(s) may foreclose upon the pledged equity interests in the related Mortgage Loan borrower or, if applicable, the related senior mezzanine loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower or, if applicable, the related senior mezzanine loan borrower, and a change in the management of the related Mortgaged Properties and (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary default (or, in some cases, a non-monetary default) occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender(s) has or have, as applicable, the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued and unpaid interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees, Workout Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, spread maintenance charges payable in connection with a prepayment or yield maintenance charges, liquidated damages and prepayment premiums.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following table, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following table and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required
Century Plaza Towers	$75,000,000	52.1%	3.12x	9.5%	Yes
180 Water(1)	$62,500,000	N/A	0.85x	4.1%	Yes
The Shoppes at Blackstone Valley(2)	$55,000,000	70.0%	1.25x	9.1%	Yes
Villa Carlotta	$20,500,000	80.0%	1.25x	7.0%	Yes
Embassy Suites Laredo	$18,000,000	69.8%	2.18x	12.25%	Yes
Hub at Vista Palomar Park	$7,200,000	61.3%	2.74x	10.12%	Yes

(1)	The borrower has a one-time right to incur indebtedness in the form of a mezzanine loan that will in no even be greater than $100,000,000.

(2)	The borrower has the right to incur additional indebtedness in the form of a mezzanine loan that will in no event be greater than $40,000,000.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described above. The intercreditor agreement required to be entered into in connection with any future mezzanine loan or the incurrence of the future mezzanine loan will be subject to receipt of a Rating Agency Confirmation (or in the case of the 180 Water Mortgage Loan, subject to the requirements described below). The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

With respect to the 180 Water Mortgage Loan (6.1%), the related borrower has the right to cause its owners to replace the existing mezzanine loan (in whole, but not in part) with a replacement mezzanine loan. The principal amount of the replacement mezzanine loan may not exceed the lesser of the then-existing outstanding principal balance of the existing mezzanine loan and $100,000,000. The replacement right is also subject to the satisfaction of other conditions, including that (i) the replacement mezzanine loan must be secured by all or part of the equity collateral that secures the existing mezzanine loan, (ii) the scheduled maturity date of the replacement mezzanine loan must be no earlier than the scheduled maturity date of the Mortgage Loan, (iii) immediately after giving effect to the closing of the replacement mezzanine loan, the aggregate debt service coverage ratio as determined under the Mortgage Loan documents (for the purposes of this paragraph, the “Contractual Total Debt DSCR”) of the Mortgage Loan and the mezzanine indebtedness (whether the replacement mezzanine loan or the remaining existing mezzanine loan) (for the purposes of this paragraph, the “Total Debt”) must not be less than the greater of the Contractual DSCR of the Total Debt as of the origination date of the Mortgage Loan and the Contractual DSCR of the Total Debt in effect immediately prior to the closing of the replacement mezzanine loan, (iv) immediately after giving effect to the replacement mezzanine loan, the aggregate debt yield as determined under the Mortgage Loan documents (for the purposes of this paragraph, the “Contractual Debt Yield”) of the Total Debt must not be less than the greater of the Contractual Debt Yield of the Total Debt as of the origination date of the Whole Loan and the Contractual Debt Yield of the Total Debt as in effect immediately prior to the closing of the replacement mezzanine loan, (v) the replacement mezzanine lender enters into an intercreditor agreement with the mortgage lender under the Mortgage Loan in substantially the same form as the initial mezzanine intercreditor agreement and (vi) rating agency confirmation is delivered.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

Some of the Mortgage Loans do not prohibit affiliates of the related borrower from pledging their indirect ownership interests in the borrower in connection with pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Preferred Equity

Preferred equity structures would permit one or more special limited partners or members to receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak and/or result in potential changes in the management of the related Mortgaged Property in the event the preferred return is not satisfied.

Other Secured Indebtedness

With respect to The Essex Site 2 Mortgage Loan (3.4%), in connection with the Section 421-a tax exemption from which the Mortgaged Property benefits, the borrowers executed two enforcement notes payable to the order of the City of New York, acting by and through the Department of Housing Preservation and Development, in the aggregate amount of $77,799,999, which are secured by two enforcement mortgages. No payments are due under the notes during the term of the Mortgage Loan and the enforcement mortgages are subordinate to the lien of the mortgage in favor of the lender. In the event of a foreclosure on the Mortgage Loan, a $389,000 payment would be due under the enforcement notes. See “Real Estate and Other Tax Considerations”.

The Whole Loans

General

Each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as “Century Plaza Towers”, “180 Water”, “The Shoppes at Blackstone Valley”, “225 Bush”, “USAA Office Portfolio”, “PCI Pharma Portfolio”, “Elston Retail Collection”, “The Essex Site 2”, “Legends at Village West”, “Midtown Center”, “Broadcasting Square”, “Cobb Place”, “Wind Creek Leased Fee” and “Millennium Park Plaza” securing 54.9% of the Initial Pool Balance is part of the related Whole Loan consisting of the Mortgage Loan and the related Pari Passu Companion Loan(s) and, in certain cases, the related Subordinate Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (each, a “Companion Loan Holder”) are generally governed by an intercreditor agreement or co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and related Companion Loans are cross-collateralized and cross-defaulted.

Set forth in the following chart with respect to each Whole Loan is certain information regarding Mortgage Loans, any Pari Passu Companion Loan(s) and any Subordinate Companion Loan(s), including the identity of the current or anticipated holder of the controlling and non-controlling Mortgage Notes and the Cut-off Date Balance of each such Mortgage Loan and any related Companion Loan(s), which may be shown in the aggregate where the same holder holds more than one Mortgage Note.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Note(s)	Original Balance ($)	Cut-off Date Balance ($)	Current or Anticipated Holder of Note(s)(1)	Control Note (Yes/No)
Century Plaza Towers	A-1-S1, A-1-S2, A-1-S3, A-2-S1, A-2-S2, A-2-S3, A-2-C1, A-2-C3, A-2-C4, A-3-S1, A-3-S2, A-3-S3, A-3-C1, A-3-C3	$525,000,000	$525,000,000	CPTS 2019-CPT	No
	A-1-C4, A-1-C5	75,000,000	75,000,000	COMM 2019-GC44	No
	A-1-C3, A-1-C8	62,500,000	62,500,000	JPMDB 2019-COR6	No
	A-1-C1, A-1-C2, A-1-C6, A-1-C7	112,500,000	112,500,000	DBRI	No
	A-2-C2, A-2-C5, A-2-C6, A-2-C7	62,500,000	62,500,000	Morgan Stanley Bank, N.A.	No
	A-3-C2, A-3-C4, A-3-C5	62,500,000	62,500,000	Wells Fargo Bank, National Association	No
	Total Senior Notes	$900,000,000	$900,000,000
	B-1, B-2, B-3	$300,000,000	$300,000,000	CPTS 2019-CPT	Yes
	Total	$1,200,000,000	$1,200,000,000
180 Water	A-1	$50,000,000	$50,000,000	Benchmark 2019-B14	No(2)
	A-2, A-4, A-5	62,500,000	62,500,000	COMM 2019-GC44	No
	A-3	25,000,000	25,000,000	DBRI	No
	Total Senior Notes	$137,500,000	$137,500,000
	B	$127,500,000	$127,500,000	COMM 2019-GC44	Yes
	Total	$265,000,000	$265,000,000
The Shoppes at Blackstone Valley	A-1	$55,000,000	$55,000,000	COMM 2019-GC44	Yes
	A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9	109,000,000	109,000,000	GS Bank	No
	Total	$164,000,000	$164,000,000
225 Bush	A-1, A-6	$60,000,000	$60,000,000	Benchmark 2019-B14	No(3)
	A-2	50,000,000	50,000,000	COMM 2019-GC44	No
	A-3, A-4	65,000,000	65,000,000	UBS AG, New York Branch	No
	A-5	28,600,000	28,600,000	DBRI	No
	Total Senior Notes	$203,600,000	$203,600,000
	B	$146,400,000	$146,400,000	Benchmark 2019-B14	Yes
	Total	$350,000,000	$350,000,000
USAA Office Portfolio	A-1	$62,400,000	$62,400,000	CGCMT 2019-GC41	Yes
	A-2	45,000,000	45,000,000	GSMS 2019-GC42	No
	A-3, A-4	75,000,000	75,000,000	CGCMT 2019-GC43	No
	A-5	15,000,000	15,000,000	GSMS 2019-GSA1	No
	A-6, A-7, A-8	45,000,000	45,000,000	COMM 2019-GC44	No
	Total	$242,400,000	$242,400,000
PCI Pharma Portfolio	A-1	$40,000,000	$40,000,000	COMM 2019-GC44	Yes
	A-2, A-3, A-4, A-5, A-6, A-7	68,500,000	68,500,000	GS Bank	No
	Total	$108,500,000	$108,500,000
Elston Retail Collection	A-1	$40,000,000	$39,918,185	COMM 2019-GC44	Yes
	A-2	30,000,000	29,938,639	CREFI	No
	Total	$70,000,000	$69,856,824
The Essex Site 2	A-1-1, A-1-3	$56,900,000	$56,900,000	Benchmark 2019-B14	No(4)
	A-1-2	25,000,000	25,000,000	JPMorgan Chase Bank, National Association	No
	A-1-4	35,100,000	35,100,000	COMM 2019-GC44	No
	Total Senior Notes	$117,000,000	$117,000,000
	B-1-1	$40,600,000	$40,600,000	Prima Mortgage Investment Trust, LLC	Yes(4)
	B-1-2	17,400,000	17,400,000	Prima Mortgage Investment Trust, LLC	Yes(4)
	Total	$175,000,000	$175,000,000
Legends at Village West	A-1	$50,000,000	$49,926,144	Benchmark 2019-B14	Yes
	A-2	35,000,000	34,948,301	COMM 2019-GC44	No
	A-3	35,000,000	34,948,301	CREFI	No
	Total	$120,000,000	$119,822,745
Midtown Center	A-1-1, A-1-2, A-1-3	$261,000,000	$261,000,000	DC Office Trust 2019-MTC	No
	A-2-1, A-2-2, A-2-3, A-2-4, A-2-5	88,475,000	88,475,000	BANK 2019-BNK22	No
	A-2-6, A-2-7	32,525,000	32,525,000	COMM 2019-GC44	No
	Total Senior Notes	$382,000,000	$382,000,000

Mortgage Loan	Note(s)	Original Balance ($)	Cut-off Date Balance ($)	Current or Anticipated Holder of Note(s)(1)	Control Note (Yes/No)
	B-1-1, B-1-2, B-1-3	$143,000,000	$143,000,000	DC Office Trust 2019-MTC	Yes
	Total	$525,000,000	$525,000,000
Broadcasting Square	A-1	$32,000,000	$32,000,000	COMM 2019-GC44	Yes
	A-2	30,000,000	30,000,000	CREFI	No
	Total	$62,000,000	$62,000,000
Cobb Place	A-1	$25,000,000	$25,000,000	COMM 2019-GC44	Yes
	A-2	15,000,000	15,000,000	GS Bank	No
	Total	$40,000,000	$40,000,000
Wind Creek Leased Fee	A-4, A-5-2, A-6	$41,600,000	$41,441,447	Benchmark 2019-B13	Yes
	A-1, A-2	40,000,000	39,847,545	CD 2019-CD8	No
	A-3	45,000,000	44,828,489	CGCMT 2019-GC41	No
	A-5-1	20,000,000	19,923,773	COMM 2019-GC44	No
	Total	$146,600,000	$146,041,254
Millennium Park Plaza	A-1	$70,000,000	$70,000,000	CGCMT 2019-GC41	Yes
	A-2	30,000,000	30,000,000	GSMS 2019-GC42	No
	A-3, A-5	60,000,000	60,000,000	CGCMT 2019-GC43	No
	A-4	35,000,000	35,000,000	GSMS 2019-GSA1	No
	A-6, A-7	15,000,000	15,000,000	COMM 2019-GC44	No
	Total	$210,000,000	$210,000,000

(1)

The identification of a securitization trust means we have identified another securitization trust that has closed or as to which a preliminary prospectus (or preliminary offering circular) or final prospectus (or final offering circular) has printed that has or is expected to include the identified Mortgage Note(s).

(2)

With respect to the 180 Water Whole Loan, the initial Control Note is Note B. During the continuance of a 180 Control Appraisal Period, Note A-1 (which is not part of the Mortgage Pool) will be the Control Note. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The 180 Water Whole Loan”.

(3)

With respect to the 225 Bush Whole Loan, the initial Control Note is Note B. During the continuance of a 225 Bush Control Appraisal Period, Note A-1 will be the Control Note. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—225 Bush Whole Loan”.

(4)

With respect to The Essex Site 2 Whole Loan, the controlling noteholder is the holder of a majority of the principal balance of the B notes. During the continuance of a The Essex Site 2 Control Appraisal Period, Note A-1-1 will be the Control Note. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Essex Site 2 Whole Loan”.

“AB Whole Loan” means any Whole Loan comprised of a Mortgage Loan, a Subordinate Companion Loan and, in certain cases, one or more Pari Passu Companion Loans. The Century Plaza Towers Whole Loan, the 180 Water Whole Loan, the 225 Bush Whole Loan, The Essex Site 2 Whole Loan and the Midtown Center Whole Loan are the only AB Whole Loans related to the issuing entity.

“Benchmark 2019-B13 PSA” means the pooling and servicing agreement governing the servicing of the Wind Creek Leased Fee Whole Loan.

“Benchmark 2019-B14 PSA” means the pooling and servicing agreement governing the servicing of each of the 225 Bush Whole Loan, The Essex Site 2 Whole Loan and the Legends at Village West Whole Loan.

“CGCMT 2019-GC41 PSA” means the pooling and servicing agreement governing the servicing of the USAA Office Portfolio and the Millennium Park Plaza Whole Loan.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) with a “Yes” answer in the column “Control Note (Yes/No)” in the table above entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Current or Anticipated Holder of Note(s)” in the table above entitled “Whole Loan Control Notes and Non-Control Notes.”

 “CPTS 2019-CPT TSA” means the trust and servicing agreement governing the servicing the Century Plaza Towers Whole Loan.

“DC Office Trust 2019-MTC TSA” means the trust and servicing agreement governing the servicing the Midtown Center Whole Loan.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Note(s) with respect to each Whole Loan will be the promissory note(s) with “No” answers in the column “Control Note (Yes/No)” in the table above entitled “Whole Loan Control Notes and Non-Control Notes.”

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Current or Anticipated Holder of Note(s)” in the table above entitled “Whole Loan Control Notes and Non-Control Notes.”

“Non-Serviced Certificate Administrator” means the certificate administrator under the Non-Serviced PSA relating to a Non-Serviced Whole Loan.

“Non-Serviced Companion Loan” means, with respect to each Non-Serviced Whole Loan, any promissory note that is a part of such Whole Loan other than the Non-Serviced Mortgage Loan.

“Non-Serviced Custodian” means the custodian under the Non-Serviced PSA relating to a Non-Serviced Whole Loan.

“Non-Serviced Directing Holder” means the directing certificateholder (or equivalent entity) under the Non-Serviced PSA relating to a Non-Serviced Whole Loan.

“Non-Serviced Master Servicer” means the master servicer under the Non-Serviced PSA relating to a Non-Serviced Whole Loan.

“Non-Serviced Mortgage Loan” means each of (i) the Century Plaza Towers Mortgage Loan, (ii) the 225 Bush Mortgage Loan, (iii) the USAA Office Portfolio Mortgage Loan, (iv) The Essex Site 2 Mortgage Loan, (v) the Legends at Village West Mortgage Loan, (vi) the Midtown Center Mortgage Loan, (vii) the Wind Creek Leased Fee Mortgage Loan and (viii) the Millennium Park Plaza Mortgage Loan.

“Non-Serviced Pari Passu Companion Loan” means, with respect to each Non-Serviced Whole Loan, any pari passu promissory note other than the Non-Serviced Mortgage Loan.

“Non-Serviced Pari Passu Whole Loan” means each of (i) the Century Plaza Towers Whole Loan, (ii) the 225 Bush Whole Loan, (iii) the USAA Office Portfolio Whole Loan, (iv) The Essex Site 2 Whole Loan (v) the Legends at Village West Whole Loan, (vi) the Midtown Center Whole Loan, (vii) the Wind Creek Leased Fee Whole Loan and (viii) the Millennium Park Plaza Whole Loan.

“Non-Serviced PSA” means the lead servicing agreement relating to a Non-Serviced Whole Loan (if applicable), which will be (i) with respect to the Century Plaza Towers Whole Loan, the CPTS 2019-CPT TSA, (ii) with respect to each of the 225 Bush Whole Loan, The Essex Site 2 Whole Loan and the Legends at Village West Whole Loan, the Benchmark 2019-B14 PSA, (iii) with respect to each of the USAA Office Portfolio Whole Loan and the Millennium Park Plaza Whole Loan, the CGCMT 2019-GC41 PSA, (iv) with respect to the Wind Creek Leased Fee Whole Loan, the Benchmark 2019-B13 PSA and (v) with respect to the Midtown Center Whole Loan, the DC Office Trust 2019-MTC TSA.

“Non-Serviced Securitization Trust” means a securitization trust that is created and governed by a Non-Serviced PSA.

“Non-Serviced Special Servicer” means the special servicer under the Non-Serviced PSA relating to a Non-Serviced Whole Loan.

“Non-Serviced Trustee” means the trustee under the Non-Serviced PSA relating to a Non-Serviced Whole Loan.

“Non-Serviced Whole Loan” means each of (i) the Century Plaza Towers Whole Loan, (ii) the 225 Bush Whole Loan, (iii) the USAA Office Portfolio Whole Loan, (iv) The Essex Site 2 Whole Loan (v) the Legends at Village West Whole Loan, (vi) the Midtown Center Whole Loan, (vii) the Wind Creek Leased Fee Whole Loan and (viii) the Millennium Park Plaza Whole Loan.

“Serviced AB Mortgage Loan” means any Serviced Mortgage Loan that is part of a Serviced AB Whole Loan. The 180 Water Mortgage Loan will be a Serviced AB Mortgage Loan related to the issuing entity.

“Serviced AB Whole Loan” means any Whole Loan serviced pursuant to the PSA comprised of a Serviced Mortgage Loan, a Serviced Subordinate Companion Loan and, in certain cases, one or more Serviced Pari Passu Companion Loans. The 180 Water Whole Loan will be a Serviced AB Whole Loan related to the issuing entity.

“Serviced Companion Loan” means any Serviced Pari Passu Companion Loan and any Serviced Subordinate Companion Loan.

“Serviced Mortgage Loan” means each of the (i) 180 Water Mortgage Loan, (ii) The Shoppes at Blackstone Valley Mortgage Loan, (iii) the PCI Pharma Mortgage Loan, (iv) Elston Retail Collection Mortgage Loan, (v) Broadcasting Square Mortgage Loan and (vi) Cobb Place Mortgage Loan.

“Serviced Pari Passu Companion Loan” means, with respect to each Serviced Pari Passu Whole Loan, any pari passu promissory note that is a part of such Whole Loan other than the Serviced Pari Passu Mortgage Loan.

“Serviced Pari Passu Mortgage Loan” means each of the (i) 180 Water Mortgage Loan, (ii) The Shoppes at Blackstone Valley Mortgage Loan, (iii) the PCI Pharma Mortgage Loan, (iv) Elston Retail Collection Mortgage Loan, (v) Broadcasting Square Mortgage Loan and (vi) Cobb Place Mortgage Loan.

“Serviced Pari Passu Whole Loan” means each of the (i) 180 Water Whole Loan, (ii) The Shoppes at Blackstone Valley Whole Loan, (iii) the PCI Pharma Whole Loan, (iv) Elston Retail Collection Whole Loan, (v) Broadcasting Square Whole Loan and (vi) Cobb Place Whole Loan.

“Serviced Subordinate Companion Loan” means, with respect to any Serviced AB Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan, which includes the Trust Subordinate Companion Loan.

“Serviced Whole Loan” means each of the (i) 180 Water Whole Loan, (ii) The Shoppes at Blackstone Valley Whole Loan, (iii) the PCI Pharma Whole Loan, (iv) Elston Retail Collection Whole Loan, (v) Broadcasting Square Whole Loan and (vi) Cobb Place Whole Loan.

“Subordinate Companion Loan” means with respect to any Whole Loan, any related subordinated note, which is generally subordinated in right of payment to the related Mortgage Loan to the extent set forth in the related Intercreditor Agreement.

“Whole Loan” means each of (i) the Century Plaza Towers Whole Loan, (ii) the 180 Water Whole Loan, (iii) The Shoppes at Blackstone Valley Whole Loan, (iv) the 225 Bush Whole Loan, (v) the USAA Office Portfolio Whole Loan, (vi) the PCI Pharma Portfolio Whole Loan (vii) the Elston Retail Collection Whole Loan, (viii) The Essex Site 2 Whole Loan , (ix) the Legends at Village West Whole Loan, (x) the Midtown Center Whole Loan, (xi) the Broadcasting Square Whole Loan, (xii) the Cobb Place Whole Loan, (xiii) the Wind Creek Leased Fee Whole Loan and (xiv) the Millennium Park Plaza Whole Loan, as the context may require and as applicable.

The following table provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(1)(2)	Mortgage Loan Underwritten NCF DSCR(1)	Mortgage Loan Underwritten NOI Debt Yield(1)	Whole Loan LTV Ratio(2)(3)	Whole Loan Underwritten NCF DSCR(3)	Whole Loan Underwritten NOI Debt Yield(3)
Century Plaza Towers	$75,000,000	7.3%	$825,000,000	$300,000,000	39.1%	4.09x	13.5%	52.1%	3.07x	10.1%
180 Water	$62,500,000	6.1%	$75,000,000	$127,500,000	30.5%	3.15x	11.0%	58.7%	1.63x	5.7%
The Shoppes at Blackstone Valley	$55,000,000	5.4%	$109,000,000	N/A	68.7%	1.53x	9.0%	68.7%	1.53x	9.0%
225 Bush	$50,000,000	4.9%	$153,600,000	$146,400,000	34.6%	3.85x	13.4%	59.4%	2.24x	7.8%
USAA Office Portfolio	$45,000,000	4.4%	$197,400,000	N/A	63.8%	2.84x	9.8%	63.8%	2.84x	9.8%
PCI Pharma Portfolio	$40,000,000	3.9%	$68,500,000	N/A	65.4%	2.61x	9.5%	65.4%	2.61x	9.5%
Elston Retail Collection	$39,918,185	3.9%	$29,938,639	N/A	66.5%	1.44x	8.9%	66.5%	1.44x	8.9%
The Essex Site 2	$35,100,000	3.4%	$81,900,000	$58,000,000	39.9%	3.66x	10.3%	59.7%	1.89x	6.9%
Legends at Village West	$34,948,301	3.4%	$84,874,444	N/A	53.3%	1.67x	9.5%	53.3%	1.67x	9.5%
Midtown Center	$32,525,000	3.2%	$349,475,000	143,000,000	39.8%	3.98x	12.6%	54.7%	2.90x	9.1%
Broadcasting Square	$32,000,000	3.1%	$30,000,000	N/A	51.7%	3.50x	12.3%	51.7%	3.50x	12.3%
Cobb Place	$25,000,000	2.4%	$15,000,000	N/A	73.4%	1.90x	10.8%	73.4%	1.90x	10.8%
Wind Creek Leased Fee	$19,923,773	1.9%	$126,117,481	N/A	84.7%	1.27x	7.1%	84.7%	1.27x	7.1%
Millennium Park Plaza	$15,000,000	1.5%	$195,000,000	N/A	65.8%	2.01x	7.5%	65.8%	2.01x	7.5%

(1)	Calculated based on the balance of or debt service on, as applicable, the related Whole Loan excluding any related Subordinate Companion Loans.

(2)	Calculated based on other than the “as is” appraised value with respect to the Legends at Village West Whole Loan. See “—Appraised Value” for more information.

(3)	Calculated based on the balance of or debt service on, as applicable, the related Whole Loan excluding any related mezzanine debt.

The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●

The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●

All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

●

The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than, without the consent of the non-transferring noteholder, a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii) (a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), or (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans

With respect to any Serviced Pari Passu Whole Loan, the related Control Note will be included in the Trust, and the Directing Holder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Mortgage Loan as described under “Pooling and Servicing Agreement—The Directing Holder”.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the Non-Controlling Holder (or if such Non-Control Note has been securitized, the directing certificateholder (or equivalent holder) with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and non-binding consultation rights described below; provided that if such party or its representative is (or is a borrower party affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the right of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Holder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Holder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to consult (or to use reasonable efforts to consult) each such Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by such special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such non-binding consultation right will expire ten (10) business days (or, with respect to an “acceptable insurance default” in the case of certain Serviced Pari Passu Whole Loans, 30 days) after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to attend annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder (except, in certain cases, if the Non-Controlling Holder is the borrower or an affiliate of the borrower) unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if reasonably requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Holder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●

The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●

All payments, proceeds and other recoveries on the Non-Serviced Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).

●

The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than, without the consent of the non-transferring noteholder, a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii) (a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), or (b) if any such non-transferring holder’s interest in the related Non-Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Whole Loan, the related Control Note will be held as of the Closing Date by the related Controlling Holder. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided that with respect to each Non-Serviced Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement. There is no “Controlling Holder” with respect to the Midtown Center Whole Loan.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder (or equivalent entity) with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Whole Loan, one or more related Non-Control Notes will be included in the issuing entity, and the Directing Holder, prior to the occurrence and continuance of a Control Termination Event, or the special servicer (consistent with the Servicing Standard), during the continuance of a Control Termination Event, will be entitled to exercise the consent or consultation rights described above.

With respect to any Non-Serviced Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Holder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Holder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or any proposed action to be taken by such Non-Serviced Special Servicer in respect of the applicable major decision.

Such consultation right will expire ten (10) business days (or, with respect to an “acceptable insurance default” in the case of certain Non-Serviced Whole Loans, 30 days) after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to attend annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Whole Loan.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Whole Loan (other than any promissory notes not contributed to the related Non-Serviced Securitization Trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to the Non-Serviced Securitization Trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Whole Loan without the consent of each Non-Controlling Holder (except, in certain cases, if the Non-Controlling Holder is the borrower or an affiliate of the borrower) unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Holder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Serviced AB Whole Loan

The 180 Water Whole Loan

General

The 180 Water Whole Loan (the “180 Water Whole Loan”) is evidenced by six promissory notes (each, a “180 Water Note”), each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “180 Water Mortgaged Property”). The 180 Water Whole Loan is evidenced by five senior pari passu promissory notes and one junior promissory note, the note designations and the Cut-off Date Balances of which are set forth in the chart below:

Note Designation	Cut-off Date Balance
Note A-1 (“180 Water Note A-1”)	$50,000,000
Note A-2 (“180 Water Note A-2”)	$40,000,000
Note A-3 (“180 Water Note A-3”)	$25,000,000
Note A-4 (“180 Water Note A-4”)	$15,000,000
Note A-5 (“180 Water Note A-5”)	$7,500,000
Note B (“180 Water Subordinate Companion Loan”)	$127,500,000

The 180 Water Note A-2, the 180 Water Note A-4 and the 180 Water Note A-5 (the “180 Water Mortgage Loan”) will be part of the Mortgage Pool. The 180 Water Note A-1 and the 180 Water Note A-3 (collectively referred to as the “180 Water Senior Pari Passu Companion Loans”), together with the 180 Water Mortgage Loan, are collectively referred to as the “180 Water Senior Mortgage Loan” or the “180 Water Senior Notes” and the holders of such 180 Water Senior Notes are collectively referred to as the “180 Water Note A Holders”. The 180 Water Subordinate Companion Loan is subordinate to the 180 Water Mortgage Loan. The 180 Water Senior Pari Passu Companion Loans and the 180 Water Subordinate Companion Loan are collectively referred to as the “180 Water Companion Loans”. Only the 180 Water Mortgage Loan and the 180 Water Subordinate Companion Loan are included in the issuing entity.

The rights of the holders of the promissory notes evidencing the 180 Water Whole Loan (the “180 Water Noteholders”) are subject to an Intercreditor Agreement (the “180 Water Intercreditor Agreement”). The following summaries describe certain provisions of the 180 Water Intercreditor Agreement.

Servicing

The 180 Water Whole Loan will be serviced and administered pursuant to the terms of the PSA and the 180 Water Intercreditor Agreement, by the master servicer and the special servicer, as the case may be, according to the Servicing Standard. See “Pooling and Servicing Agreement”. The master servicer or the trustee, as applicable, under the PSA will be responsible for making any Servicing Advances with respect to the 180 Water Whole Loan, in each case unless the master servicer or the trustee, as applicable, or the special servicer under the PSA determines that such an advance would not be recoverable from collections on the 180 Water Whole Loan.

Application of Payments

The 180 Water Intercreditor Agreement sets forth the respective rights of the holder of the 180 Water Senior Mortgage Loan and the holder of the 180 Water Subordinate Companion Loan with respect to distributions of funds received in respect of the 180 Water Whole Loan, and provides, in general, that the 180 Water Subordinate Companion Loan and the respective rights of the holder of the 180 Water Subordinate Companion Loan to receive payments of interest, principal and other amounts with respect to the 180 Water Subordinate Companion Loan, respectively, will, prior to a 180 Water Sequential Pay Event, be junior, subject and subordinate to the 180 Water Senior Mortgage Loan and the respective rights of the holder of the 180 Water Senior Mortgage Loan to receive payments of interest, principal and other amounts with respect to the 180 Water Senior Mortgage Loan, respectively, as and to the extent set forth in the 180 Water Intercreditor Agreement.

If no 180 Water Sequential Pay Event has occurred and is continuing, all amounts tendered by the borrower or otherwise available for payment on the 180 Water Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied by the master servicer in the following order of priority:

first, to the 180 Water Note A Holders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on their respective principal balances, at the applicable note interest rate (net of the servicing fee rate);

second, to the 180 Water Note A Holders, pro rata (based on their respective principal balances), in an aggregate amount equal to all principal payments received, including any insurance and condemnation proceeds received, if any, until the respective principal balances have been reduced to zero;

third, to the 180 Water Note A Holders, pro rata (based on their respective entitlements to interest) up to the amount of any unreimbursed out-of-pocket costs and expenses paid by such 180 Water Note A Holder, including any advances paid from sources other than collections and not previously reimbursed by the borrower (or paid or advanced by the master servicer or the special servicer, as applicable, on its behalf and not previously paid or reimbursed to such servicer) with respect to the 180 Water Whole Loan pursuant to the 180 Water Intercreditor Agreement or the related pooling and servicing agreement;

fourth, if the proceeds of any foreclosure sale or any liquidation of the 180 Water Whole Loan or the 180 Water Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through third and, as a result of a written modification, waiver, amendment, restructuring or workout of the 180 Water Whole Loan (a “180 Water Workout”), the aggregate principal balance of the 180 Water Senior Notes has been reduced, such excess amount will be paid to the 180 Water Note A Holders pro rata (based on their respective principal balances), in an aggregate amount up to the reduction, if any, of the respective principal balances as a result of such 180 Water Workout, plus interest on such amount at the related note interest rate;

fifth, to the extent the holder of the 180 Water Subordinate Companion Loan (the “180 Water Subordinate Companion Loan Holder”) have made any payments or advances to cure defaults pursuant to the 180 Water Intercreditor Agreement, to reimburse the 180 Water Subordinate Companion Loan Holder for all such cure payments;

sixth, to the 180 Water Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the principal balance of the 180 Water Subordinate Companion Loan at the applicable note interest rate (net of the servicing fee rate);

seventh, to the 180 Water Subordinate Companion Loan Holder in an amount equal to all principal payments received, including any insurance and condemnation proceeds, if any, remaining after giving effect to the allocations in clause (ii) above, until the principal balance of the 180 Water Subordinate Companion Loan has been reduced to zero;

eighth, if the proceeds of any foreclosure sale or any liquidation of the 180 Water Whole Loan or the 180 Water Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through seventh and, as a result of a 180 Water Workout, the principal balance of the 180 Water Subordinate Companion Loan has been reduced, such excess amount will be required to be paid to the 180 Water Subordinate Companion Loan Holder in an amount up to the reduction, if any, of the principal balance of the 180 Water Subordinate Companion Loan as a result of such 180 Water Workout, plus interest on such amount at the related note interest rate;

ninth, to the 180 Water Note A Holders, pro rata (based on their respective principal balances), in an aggregate amount equal to the product of (i) the 180 Water Note A Percentage Interest multiplied by (ii) the 180 Water Note A Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

tenth, to the 180 Water Subordinate Companion Loan Holder in an amount equal to the product of (i) the 180 Water Subordinate Companion Loan Percentage Interest multiplied by (ii) the 180 Water Subordinate Companion Loan Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

eleventh, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the related pooling and servicing agreement, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the master servicer or special servicer, as applicable (in each case provided that such reimbursements or payments relate to the 180 Water Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid pro rata to the 180 Water Note A Holders and the 180 Water Subordinate Companion Loan Holder in accordance with the 180 Water Note A Percentage Interest and the 180 Water Subordinate Companion Loan Percentage Interest, respectively, with the amount distributed to the 180 Water Note A Holders to be allocated among the 180 Water Note A Holders pro rata based on their respective principal balances; and

twelfth, if any excess amount, including, without limitation, any default interest, is available to be distributed in respect of the 180 Water Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through eleventh, any remaining amount will be paid pro rata to the 180 Water Note A Holders and the 180 Water Subordinate Companion Loan Holder in accordance with the initial the 180 Water Note A Percentage Interest and the initial the 180 Water Subordinate Companion Loan Percentage Interest, respectively, with the amount distributed to the 180 Water Note A Holders to be allocated among the 180 Water Note A Holders pro rata based on their respective principal balances.

Upon the occurrence and continuance of a the 180 Water Sequential Pay Event, amounts tendered by the borrower or otherwise available for payment on the 180 Water Whole Loan or the 180 Water Mortgaged Property or amounts realized on proceeds thereof (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

first, to the 180 Water Note A Holders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on their respective principal balances, at the applicable note interest rate (net of the servicing fee rate);

second, to the 180 Water Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the 180 Water Subordinate Companion Loan principal balance at the applicable note interest rate (net of the servicing fee rate);

third, to the 180 Water Note A Holders, pro rata (based on their respective principal balances), in reduction of their respective principal balances, until such principal balances have been reduced to zero;

fourth, to the 180 Water Note A Holders, pro rata (based on their respective entitlements), up to the amount of any unreimbursed out-of-pocket costs and expenses paid by such 180 Water Note A Holder, including any advances paid from sources other than collections, in each case to the extent reimbursable by the borrower but not previously reimbursed by the borrower (or paid or advanced by any the master servicer or the special servicer, as applicable, on its behalf and not previously paid or reimbursed to such servicer), with respect to the 180 Water Whole Loan pursuant to the 180 Water Intercreditor Agreement or the related pooling and servicing agreement;

fifth, if the proceeds of any foreclosure sale or any liquidation of the 180 Water Whole Loan or the 180 Water Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth and, as a result of a the 180 Water Workout the aggregate principal balance of the 180 Water Senior Notes has been reduced, such excess amount will be required to be paid to the 180 Water Note A Holders pro rata (based on their respective principal balances) in an aggregate amount up to the reduction, if any, of based on their respective principal balances as a result of such the 180 Water Workout, plus interest on such amount at the related note interest rate;

sixth, to the extent the 180 Water Subordinate Companion Loan Holder has made any payments or advances to cure defaults pursuant to the 180 Water Intercreditor Agreement, to reimburse the 180 Water Subordinate Companion Loan Holder for all such cure payments; and to the 180 Water Subordinate Companion Loan Holder in the amount of any other unreimbursed reasonable out-of-pocket costs and expenses paid by the 180 Water Subordinate Companion Loan Holder, in each case to the extent reimbursable by, but not previously reimbursed by, the borrower;

seventh, to the 180 Water Subordinate Companion Loan Holder, until the principal balance of the 180 Water Subordinate Companion Loan has been reduced to zero;

eighth, to the 180 Water Note A Holders, pro rata (based on their respective principal balances) in an aggregate amount equal to the product of (i) the 180 Water Note A Percentage Interest multiplied by (ii) 180 Water Note A Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

ninth, to the 180 Water Subordinate Companion Loan Holder in an amount equal to the product of (i) the 180 Water Subordinate Companion Loan Percentage Interest multiplied by (ii) the 180 Water Subordinate Companion Loan Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

tenth, if the proceeds of any foreclosure sale or any liquidation of the 180 Water Whole Loan or the 180 Water Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through ninth and, as a result of a the 180 Water Workout the principal balance of the 180 Water Subordinate Companion Loan has been reduced, such excess amount will be paid to the 180 Water Subordinate Companion Loan Holder in an amount up to the reduction, if any, of the principal balance of the 180 Water Subordinate Companion Loan as a result of such 180 Water Workout, plus interest on such amount at the related note interest rate;

eleventh, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the related pooling and servicing agreement, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the master servicer or the special servicer, as applicable (in each case provided that such reimbursements or payments relate to the 180 Water Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid pro rata to the 180 Water Note A Holders and the 180 Water Subordinate Companion Loan Holder in accordance with the 180 Water Note A Percentage Interest and the 180 Water Subordinate Companion Loan Percentage Interest, respectively, with the amount distributed to the 180 Water Note A Holders to be allocated between the 180 Water Note A Holders pro rata based on their respective principal balances; and

twelfth, if any excess amount, including, without limitation, any default interest, is available to be distributed in respect of the 180 Water Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through eleventh, any remaining amount will be paid pro rata to the 180 Water Note A Holders and the 180 Water Subordinate Companion Loan Holder in accordance with the 180 Water Note A Percentage Interest and the 180 Water Subordinate Companion Loan Percentage Interest, respectively, with the amount distributed to the 180 Water Note A Holders to be allocated between the 180 Water Note A Holders pro rata based on their respective principal balances.

“180 Water Note A Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the sum of the principal balances of the 180 Water Senior Notes, and the denominator of which is the sum of the principal balances of the 180 Water Senior Notes and the principal balance of the 180 Water Subordinate Companion Loan.

“180 Water Note A Rate” means 3.410377%.

“180 Water Note A Relative Spread” means the ratio of the 180 Water Note A Rate to the weighted average of the 180 Water Note A Rate and the 180 Water Subordinate Companion Loan Rate.

“180 Water Note A-1 Holder” means the holder of 180 Water Note A-1.

“180 Water Note A-2 Holder” means the holder of 180 Water Note A-2.

“180 Water Note A-3 Holder” means the holder of 180 Water Note A-3.

“180 Water Note A-4 Holder” means the holder of 180 Water Note A-4.

“180 Water Note A-5 Holder” means the holder of 180 Water Note A-5.

“180 Water Subordinate Companion Loan Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the principal balance of the 180 Water Subordinate Companion Loan, and the denominator of which is the sum of the principal balance of the 180 Water Senior Mortgage Loan and the principal balance of the 180 Water Subordinate Companion Loan.

“180 Water Subordinate Companion Loan Rate” means 3.410377%.

“180 Water Subordinate Companion Loan Relative Spread” means the ratio of the 180 Water Subordinate Companion Loan Rate to the weighted average of the 180 Water Note A Rate and the 180 Water Subordinate Companion Loan Rate.

“180 Water Sequential Pay Event” means any event of default under the 180 Water Whole Loan with respect to an obligation to pay money due under the 180 Water Whole Loan, any other event of default for which the 180 Water Whole Loan is actually accelerated or any other event of default which causes the 180 Water Whole Loan to become a Specially Serviced Loan, or any bankruptcy or insolvency event that constitutes an event of default under the 180 Water Whole Loan; provided, however, that unless the master servicer or the special servicer, as applicable, has notice or knowledge of such event at least 10 business days prior to the applicable Distribution Date, distributions will be made sequentially beginning on the subsequent Distribution Date; provided, further, that the aforementioned requirement of notice or knowledge will not apply in the case of distribution of the final proceeds of a liquidation or final disposition of the 180 Water Whole Loan. A 180 Water Sequential Pay Event will no longer exist to the extent it has been cured (including any cure payment made by the 180 Water Subordinate Companion Loan Holder in accordance with the 180 Water Intercreditor Agreement) and will not be deemed to exist to the extent the 180 Water Subordinate Companion Loan Holder is exercising its cure rights under the 180 Water Intercreditor Agreement or the default that led to the occurrence of such the 180 Water Sequential Pay Event has otherwise been cured or waived.

Consultation and Control

Pursuant to the 180 Water Intercreditor Agreement, the controlling holder with respect to the 180 Water Whole Loan (the “180 Water Controlling Noteholder”), as of any date of determination, will be (i) if and for so long as no 180 Water Control Appraisal Period has occurred and is continuing, the 180 Water Subordinate Companion Loan Holder and (ii) if and for so long as a 180 Water Control Appraisal Period has occurred and is continuing, the 180 Water Note A-1 Holder; provided, however, that from and after the Closing Date, references to the “180 Water Controlling Noteholder” will mean the Controlling Class Certificateholder (or its representative) or any other party assigned the rights to exercise the rights of the “Controlling Noteholder” under the 180 Water Intercreditor Agreement, as and to the extent provided in the related pooling and servicing agreement; and provided further that, if the 180 Water Subordinate Companion Loan Holder would be the 180 Water Controlling Noteholder pursuant to the terms of the 180 Water Intercreditor Agreement, but any interest in the 180 Water Subordinate Companion Loan is held by the borrower or a borrower related party, or the borrower or a borrower related party would otherwise be entitled to exercise the rights of the 180 Water Controlling Noteholder in respect of the 180 Water Subordinate Companion Loan, then a 180 Water Control Appraisal Period will be deemed to have occurred. The 180 Water Subordinate Companion Loan Holder is the 180 Water Controlling Noteholder as of the Closing Date.

Pursuant to the terms of the 180 Water Intercreditor Agreement, if any consent, modification, amendment or waiver under or other action in respect of the 180 Water Whole Loan (whether or not a servicing transfer event has occurred and is continuing) that would constitute a 180 Water Major Decision has been requested or proposed, at least 10 business days (or 30 days with respect to any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the borrower) prior to taking action with respect to such 180 Water Major Decision (or making a determination not to take action with respect to such 180 Water Major Decision), the master servicer or the special servicer must receive the written consent of the 180 Water Controlling Noteholder (or its representative) before implementing a decision with respect to such 180 Water Major Decision, provided, that if the master servicer or the special servicer, as the case may be, does not receive a response within 10 business days (or 30 days with respect to any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the borrower) of its delivery of notice of a 180 Water Major Decision and the Major Decision Reporting Package (as such term is defined in the 180 Water Intercreditor Agreement), then the 180 Water Controlling Noteholder (or its controlling noteholder representative) will be deemed to have approved such action. Notwithstanding the provisions set forth in the previous paragraph, in the event that the special servicer or the master servicer (in the event the master servicer is otherwise authorized by the 180 Water Intercreditor Agreement or the related pooling and servicing agreement to take such action), as applicable, determines that immediate action, with respect to the foregoing matters, or any other matter requiring consent of the 180 Water Controlling Noteholder (or its controlling noteholder representative) in the 180 Water Intercreditor Agreement or the related pooling and servicing agreement, is necessary to protect the interests of the 180 Water Noteholders (as a collective whole (taking into account the subordinate nature of the 180 Water Subordinate Companion Loan and the pari passu nature of the 180 Water Senior Notes)), the special servicer or master servicer, as applicable, may take any such action without waiting for the response of the 180 Water Controlling Noteholder (or its controlling noteholder representative), provided that the special servicer or the master servicer, as applicable, provides the 180 Water Controlling Noteholder with prompt written notice following such action including a reasonably detailed explanation of the basis therefor. Similarly, following the occurrence of an extraordinary event with respect to the Mortgaged Property, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the master servicer or the special servicer, as the case may be, may take actions with respect to the Mortgaged Property before obtaining the consent of the 180 Water Controlling Noteholder (or its representative) if the applicable servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the 180 Water Noteholders, and the applicable servicer has made a reasonable effort to contact the 180 Water Controlling Noteholder (or its representative).

Notwithstanding the foregoing, the master servicer or special servicer, as the case may be, may not follow any advice, direction, objection or consultation provided by the 180 Water Controlling Noteholder (or its representative) that would require or cause the master servicer or the special servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the Servicing Standard, require or cause the master servicer or the special servicer, as applicable, to violate provisions of the 180 Water Intercreditor Agreement or the related pooling and servicing agreement, require or cause the master servicer or the special servicer, as applicable, to violate the terms of the 180 Water Whole Loan, or materially expand the scope of the master servicer’s or the special servicer’s responsibilities under the 180 Water Intercreditor Agreement or the related pooling and servicing agreement.

The special servicer will be required to provide copies to each 180 Water Non-Controlling Note A Holder of any notice, information and report that is required to be provided to the 180 Water Controlling Noteholder pursuant to the related pooling and servicing agreement with respect to any of the 180 Water Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report within the same time frame such notice, information and report is required to be provided to the 180 Water Controlling Noteholder, and the special servicer will be required to consult with each 180 Water Non-Controlling Note A Holder on a strictly non-binding basis, to the extent having received such notices, information and reports, any 180 Water Non-Controlling Note A Holder requests consultation with respect to any such 180 Water Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report, and consider alternative actions recommended by such 180 Water Non-Controlling

Note A Holder; provided that after the expiration of a period of 10 business days from delivery to any 180 Water Non-Controlling Note A Holder by the special servicer of written notice of a proposed action, together with copies of the notice, information and reports, the special servicer will no longer be obligated to consult with such 180 Water Non-Controlling Note A Holder, whether or not such 180 Water Non-Controlling Note A Holder has responded within such 10 business day period (unless, the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10 business day period will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto).

“180 Water Control Appraisal Period” will exist with respect to the 180 Water Whole Loan, if and for so long as:

1.      (1) the initial principal balance of the 180 Water Subordinate Companion Loan, minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the 180 Water Subordinate Companion Loan after the date of creation of the 180 Water Subordinate Companion Loan, (y) any Appraisal Reduction Amount for the 180 Water Whole Loan that is allocated to the 180 Water Subordinate Companion Loan and (z) any losses realized with respect to the 180 Water Mortgaged Property or the 180 Water Whole Loan that are allocated to the 180 Water Subordinate Companion Loan, is less than

2.      25% of the remainder of (i) the initial principal balance of the 180 Water Subordinate Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the 180 Water Subordinate Companion Loan Holder on the 180 Water Subordinate Companion Loan, after the date of creation of such 180 Water Subordinate Companion Loan, provided that a 180 Water Control Appraisal Period will terminate upon the occurrence of a cure by the 180 Water Subordinate Companion Loan Holder pursuant to the terms of the 180 Water Intercreditor Agreement.

“180 Water Lead Securitization” means the securitization of COMM 2019-GC44 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-GC44.

“180 Water Noteholder” means any of the 180 Water Note A Holders and the 180 Water Subordinate Companion Loan Holder, as applicable.

“180 Water Non-Controlling Note A Holder” means each 180 Water Note A Holder that is not the 180 Water Controlling Noteholder; provided that, from and after the 180 Water Lead Securitization, “180 Water Non-Controlling Note A Holder” means each 180 Water Note A Holder, if any, whose A note is no longer included in the 180 Water Lead Securitization or, if such A note is then included in a 180 Water Non-Lead Securitization (other than the 180 Water Lead Securitization), the 180 Water Note A Subordinate Class Representative pursuant to the 180 Water Non-Lead Securitization for such securitization or their duly appointed representative; provided, further, that if such 180 Water Non-Controlling Note A Holder’s A Note is held by (or the related 180 Water Non-Controlling Note A Subordinate Class Representative is) a borrower party, no person will be entitled to exercise the rights of such 180 Water Non-Controlling Note A Holder with respect to such A Note.

“180 Water Non-Lead Securitization” means any securitization other than a 180 Water Lead Securitization.

“180 Water Note A Subordinate Class Representative” means, with respect to an A Note that is no longer included in the 180 Water Lead Securitization and is then included in a 180 Water Non-Lead Securitization, the holders of the majority of the class of securities issued in such securitization designated as the “controlling class” pursuant to the related pooling and servicing agreement for such securitization or their duly appointed representative.

“180 Water Major Decision” means a “Major Decision” under the related pooling and servicing agreement or any one or more analogous terms in the related pooling and servicing agreement at any time when one or more of the 180 Water Senior Notes are included in the issuing entity.

Cure Rights

In the event that the related borrower fails to make any payment of principal or interest on the 180 Water Whole Loan by the end of the applicable grace period or any other event of default under the related 180 Water Whole Loan documents occurs and is continuing, the 180 Water Subordinate Companion Loan Holder will have the right to cure such event of default subject to certain limitations set forth in the 180 Water Intercreditor Agreement. Unless the issuing entity (or, if the issuing entity no longer holds any of the 180 Water Senior Notes and the 180 Water Subordinate Companion Loan, the 180 Water Note A-1 Holder) consents to additional cure periods, the 180 Water Subordinate Companion Loan Holder’s right to cure a monetary default or non-monetary default will be limited to a combined total of (i) six (6) cures of monetary defaults over the term of the 180 Water Whole Loan, no more than four (4) of which may be consecutive, and (ii) six (6) cures of non-monetary defaults over the term of the 180 Water Whole Loan.

So long as a monetary default exists for which a permitted cure payment is made, such monetary default will not be treated as an “Event of Default” under the 180 Water Whole Loan (including for purposes of (i) whether a “180 Water Sequential Pay Event” has occurred (ii) accelerating the 180 Water Whole Loan, modifying, amending or waiving any provisions of the loan documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the 180 Water Mortgaged Property; or (iii) treating the 180 Water Whole Loan as a Specially Serviced Loan).

Notwithstanding the foregoing, prior to the securitization of the 180 Water Subordinate Companion Loan, the foregoing will apply. If the 180 Water Subordinate Companion Loan is securitized and for so long as the 180 Water Subordinate Companion Loan is an asset of the issuing entity related to such securitization, the foregoing will not apply and have no force or effect.

Purchase Option

After the occurrence and delivery of a notice of an event of default with respect to the 180 Water Whole Loan or a servicing transfer event, the 180 Water Subordinate Companion Loan Holder will have the right, by written notice to the 180 Water Note A Holders (a “180 Water Purchase Notice”), to purchase in immediately available funds, the 180 Water Senior Mortgage Loan, in whole but not in part, at the defaulted mortgage loan purchase price, which is generally equal to unpaid principal, interest and expenses (but generally excluding prepayment premiums, default interest or late charges unless the holder is the borrower or an affiliate of the borrower). Upon delivery of the 180 Water Purchase Notice to the then current 180 Water Note A Holders, the 180 Water Note A Holders will be required to sell (and the 180 Water Subordinate Companion Loan Holder will be required to purchase) the 180 Water Senior Mortgage Loan at the defaulted mortgage loan purchase price, on a date (the “180 Water Defaulted Note Purchase Date”) not less than 10 and not more than 60 days after the date of the 180 Water Purchase Notice. The failure of the requesting purchaser to purchase the 180 Water Senior Mortgage Loan on the 180 Water Defaulted Note Purchase Date will result in the termination of such right with respect to the event of default under 180 Water Whole Loan or servicing transfer event that gave rise to such right. The right of the 180 Water Subordinate Companion Loan Holder to purchase the 180 Water Senior Mortgage Loan as described in this paragraph will automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the 180 Water Mortgaged Property. Notwithstanding the foregoing sentence, the 180 Water Note A Holders are required to give the 180 Water Subordinate Companion Loan Holder ten business days prior written notice of its intent with respect to any consummation of a foreclosure sale, sale by power of sale or delivery of deed in lieu of foreclosure with respect to the related Mortgaged Property. Notwithstanding the foregoing sentence, if title to the 180 Water Mortgaged Property is transferred to the 180 Water Note A Holders (or a designee on their behalf), in a manner commonly known as “the borrower turning over the keys” and not otherwise in connection with a consummation by the 180 Water Note A Holders of a foreclosure sale or sale by power of sale or acceptance of a deed in lieu of foreclosure, less than ten business days after the acceleration of the 180 Water Whole Loan, the 180 Water Note A Holders will be required to notify the 180 Water Subordinate Companion Loan Holder of such transfer and the 180 Water Subordinate Companion Loan Holder will have a 15 business day period from the date of such notice from the 180 Water Note A Holders to deliver the 180 Water Purchase Notice to the 180 Water Note A Holders, in which case the 180 Water Subordinate Companion Loan Holder will be obligated to purchase the 180 Water Mortgaged Property, in immediately available funds, within such 15 business day period at the applicable purchase price.

Notwithstanding the foregoing, prior to the securitization of the 180 Water Subordinate Companion Loan, the foregoing purchase option will apply. If the 180 Water Subordinate Companion Loan is securitized and for so long as the 180 Water Subordinate Companion Loan is an asset of the issuing entity related to such securitization, the foregoing purchase option will not apply and have no force or effect.

Sale of Defaulted Whole Loan

Pursuant to the terms of the 180 Water Intercreditor Agreement and the related pooling and servicing agreement, if the 180 Water Whole Loan becomes a defaulted loan, and if the special servicer determines to sell the 180 Water Senior Mortgage Loan in accordance with the related pooling and servicing agreement, then the special servicer may elect to sell the 180 Water Whole Loan subject to the consent (or deemed consent) of the 180 Water Subordinate Companion Loan Holder or the 180 Water Controlling Noteholder under the provisions described above under “—The Serviced AB Whole Loans—180 Water Whole Loan—Consultation and Control”.

Special Servicer Appointment Rights

Pursuant to the 180 Water Intercreditor Agreement, the 180 Water Controlling Noteholder (or its representative) will have the right, at any time, with or without cause, to replace the special servicer then acting with respect to the 180 Water Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the other 180 Water Noteholders.

Amendments

The 180 Water Intercreditor Agreement may only be amended by the consent of all 180 Water Noteholders.

The Non-Serviced AB Whole Loans

The Century Plaza Towers Whole Loan

General

The Century Plaza Towers Mortgage Loan (7.3%) is part of a Whole Loan that is part of a split loan structure comprised of 29 senior promissory notes and three subordinate promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property, with an aggregate initial principal balance of $1,200,000,000. Two such senior promissory notes designated A-1-C4 and A-1-C5 with an aggregate initial principal balance of $75,000,000 (collectively, the “Century Plaza Towers Mortgage Loan”), will be deposited into this securitization. The Century Plaza Towers Whole Loan is evidenced by (i) the Century Plaza Towers Mortgage Loan, (ii) nine senior promissory notes designated A-1-S1, A-1-S2, A-1-S3, A-2-S1, A-2-S2, A-2-S3, A-3-S1, A-3-S2, and A-3-S3 (the “Century Plaza Towers Standalone Pari Passu Companion Loans”), which have an aggregate initial principal balance of $400,000,000; (iii) 18 senior promissory notes designated A-1-C1, A-1-C2, A-1-C3, A-1-C6, A-1-C7, A-1-C8, A-2-C1, A-2-C2, A-2-C3, A-2-C4, A-2-C5, A-2-C6, A-2-C7, A-3-C1, A-3-C2, A-3-C3, A-3-C4 and A-3-C5 (the “Century Plaza Towers Non-Standalone Pari Passu Companion Loans” and, together with the Century Plaza Towers Standalone Pari Passu Companion Loans, the “Century Plaza Towers Pari Passu Companion Loans”), which have an aggregate initial principal balance of

$425,000,000; and (iv) three subordinate promissory notes designated B-1, B-2 and B-3 (the “Century Plaza Towers Subordinate Companion Loans” and, together with the Century Plaza Towers Standalone Pari Passu Companion Loans, the “Century Plaza Towers Standalone Companion Loans”), which have an aggregate initial principal balance of $300,000,000.

The Century Plaza Towers Mortgage Loan, the Century Plaza Towers Pari Passu Companion Loans and the Century Plaza Towers Subordinate Companion Loans are referred to herein, collectively, as the “Century Plaza Towers Whole Loan”, and the Century Plaza Towers Pari Passu Companion Loans and the Century Plaza Towers Subordinate Companion Loans are referred to herein as the “Century Plaza Towers Companion Loans”.  The Century Plaza Towers Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the Century Plaza Towers Mortgage Loan. The Century Plaza Towers Subordinate Companion Loans are generally pari passu in right of payment with each other, but subordinate in right of payment with respect to the Century Plaza Towers Mortgage Loan and Century Plaza Towers Pari Passu Companion Loans.

Only the Century Plaza Towers Mortgage Loan is included in the issuing entity. The Century Plaza Towers Standalone Companion Loans were contributed to a securitization trust governed by the CPTS 2019-CPT TSA (the “CPTS 2019-CPT Securitization". The Century Plaza Towers Non-Standalone Pari Passu Companion Loans are expected to be contributed to other securitizations from time to time in the future, however, the holders of the related unsecuritized Century Plaza Towers Non-Standalone Pari Passu Companion Loans are under no obligation to do so.

The rights of the holders of the promissory notes evidencing the Century Plaza Towers Whole Loan (the “Century Plaza Towers Noteholders”) are subject to an Intercreditor Agreement (the “Century Plaza Towers Intercreditor Agreement”). The following summaries describe certain provisions of the Century Plaza Towers Intercreditor Agreement.

Servicing

The Century Plaza Towers Whole Loan (including the Century Plaza Towers Mortgage Loan) and any related REO Property will be serviced and administered pursuant to the terms of the CPTS 2019-CPT TSA by Wells Fargo Bank, National Association as servicer (the “Century Plaza Towers Servicer”), and, if necessary, CWCapital Asset Management LLC, as special servicer (the “Century Plaza Towers Special Servicer”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Century Plaza Towers Whole Loan”, but subject to the terms of the Century Plaza Towers Intercreditor Agreement.

Advances

The applicable master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the Century Plaza Towers Mortgage Loan (but not on the Century Plaza Towers Companion Loans) pursuant to the terms of the PSA unless the applicable master servicer, the applicable special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Century Plaza Towers Mortgage Loan.

Property protection advances in respect of the Century Plaza Towers Whole Loan will be made by the Century Plaza Towers Servicer or the trustee under the CPTS 2019-CPT TSA (the “Century Plaza Towers Trustee”), as applicable, unless a determination of nonrecoverability is made under the CPTS 2019-CPT TSA, as described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Century Plaza Towers Mortgage Loan”.

Application of Payments Prior to a Century Plaza Towers Triggering Event of Default

Generally, as long as no (i) event of default with respect to an obligation of the Century Plaza Towers Whole Loan borrower to pay money due under the Century Plaza Towers Whole Loan or (ii) non-monetary event of default (other than an imminent event of default) as a result of which the Century Plaza Towers Whole Loan becomes a specially serviced mortgage loan under the CPTS 2019-CPT TSA (a

“Century Plaza Towers Triggering Event of Default”) has occurred and is continuing, all amounts available for payment on the Century Plaza Towers Whole Loan (excluding (i) all amounts for required reserves or escrows required by the related mortgage loan documents to be held as reserves or escrows and (ii) proceeds, awards or settlements to be applied to the restoration or repair of the related Mortgaged Property or released to the borrower in accordance with the Servicing Standard or the related mortgage loan documents), will be allocated, subject to any deduction, reimbursement, recovery or other payment required or permitted under the Century Plaza Towers Intercreditor Agreement, as follows:

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first, (A) first, to the holders of the Century Plaza Towers Pari Passu Companion Loans and the issuing entity, as holder of the Century Plaza Towers Mortgage Loan (or the Century Plaza Towers Servicer or the Century Plaza Towers Trustee and, if applicable, the applicable master servicer and the master servicer under any pooling and servicing agreement relating to a Century Plaza Towers Non-Standalone Pari Passu Companion Loan securitization) up to the amount of any nonrecoverable property protection advances (or in the case of the master servicer or a master servicer of any Century Plaza Towers Non-Standalone Pari Passu Companion Loan securitization, if applicable, its pro rata share of any nonrecoverable property protection advances previously reimbursed to the Century Plaza Towers Servicer or the Century Plaza Towers Trustee from general collections of the issuing entity or related Century Plaza Towers Non-Standalone Pari Passu Companion Loan securitization trust, as applicable) that remain unreimbursed (together with interest thereon at the applicable advance rate), (B) second, to the holders of the Century Plaza Towers Pari Passu Companion Loans and the issuing entity, as holder of the Century Plaza Towers Mortgage Loan (or the Century Plaza Towers Servicer or the Century Plaza Towers Trustee and, if applicable, the applicable master servicer and the master servicer under any pooling and servicing agreement relating to a Century Plaza Towers Non-Standalone Pari Passu Companion Loan securitization), on a pro rata and pari passu basis (based on their respective outstanding principal balances), up to the amount of any nonrecoverable principal and interest advances, as applicable, that remain unreimbursed (together with interest thereon at the applicable advance rate), (C) third, to the holders of the Century Plaza Towers Subordinate Companion (or the Century Plaza Towers Servicer or the Century Plaza Towers Trustee) on a pro rata and pari passu basis (based on their respective outstanding principal balances) up to the amount of any nonrecoverable principal and interest advances that remain unreimbursed (together with interest thereon at the applicable advance rate), and (D) fourth, on a pro rata and pari passu basis (based on the total outstanding note principal balances of the Century Plaza Towers Standalone Companion Loans), to the holders of the Century Plaza Towers Standalone Companion Loans (or the Century Plaza Towers Servicer or the Century Plaza Towers Trustee) up to the amount of any nonrecoverable administrative advances that remain unreimbursed (together with interest thereon at the applicable advance rate);

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second, to the holders of the Century Plaza Towers Standalone Companion Loans (or the Century Plaza Towers Servicer, Century Plaza Towers Special Servicer or the Century Plaza Towers Trustee), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by the holder of such Century Plaza Towers Standalone Companion Loans (or the Century Plaza Towers Servicer, Century Plaza Towers Special Servicer or the Century Plaza Towers Trustee, as applicable), with respect to the Century Plaza Towers Whole Loan, including, without limitation, unreimbursed property protection advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property protection advances and administrative advances and interest thereon are then payable or reimbursable under the CPTS 2019-CPT TSA;

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third, initially, to the holders of the Century Plaza Towers Whole Loan (or the Century Plaza Towers Servicer), the applicable accrued and unpaid servicing fee (without duplication of any portion of the servicing fee paid by the related borrower), and, then, to the holders of the Century Plaza Towers Whole Loan (or the Century Plaza Towers Special Servicer), any special servicing fees (including, without limitation, any workout fees and liquidation fees) earned by it with respect to the Century Plaza Towers Whole Loan under the CPTS 2019-CPT TSA;

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fourth, pari passu, to the holders of the Century Plaza Towers Pari Passu Companion Loans and to the issuing entity, as holder of the Century Plaza Towers Mortgage Loan, up to an amount equal to the accrued and unpaid interest on the related outstanding note principal balance at the related interest rate, net of the servicing fee rate, on a pro rata basis according to the amount of accrued and unpaid interest due to the holders of the Century Plaza Towers Pari Passu Companion Loans and the issuing entity, as holder of the Century Plaza Towers Mortgage Loan;

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fifth, pari passu, in respect of principal, to the holders of the Century Plaza Towers Pari Passu Companion Loans and to the issuing entity, as holder of the Century Plaza Towers Mortgage Loan, all payments and prepayments of amounts allocable to the reduction of the principal balance of the Century Plaza Towers Mortgage Loan and Century Plaza Towers Pari Passu Companion Loans, until the related outstanding note principal balances have been reduced to zero, with the aggregate amount so payable allocated between holders on a pro rata basis (based on their respective outstanding note principal balances);

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sixth, if the proceeds of any foreclosure sale or any liquidation of the Century Plaza Towers Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing priorities first through fifth, pari passu to the holders of the Century Plaza Towers Pari Passu Companion Loans and to the issuing entity, as holder of the Century Plaza Towers Mortgage Loan, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to the holders of the Century Plaza Towers Pari Passu Companion Loans and to the issuing entity, as holder of the Century Plaza Towers Mortgage Loan, plus interest thereon at the related interest rate, net of the servicing fee rate, on a pro rata basis based on the amount of realized losses previously allocated to each such Century Plaza Towers Pari Passu Companion Loan and the Century Plaza Towers Mortgage Loan;

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seventh, to the holders of any of the Century Plaza Towers Subordinate Companion Loans that are not included in the CPTS 2019-CPT Securitization (or the Century Plaza Towers Servicer, the Century Plaza Towers Special Servicer or Century Plaza Towers Trustee (if any), as applicable), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by the holders of the Century Plaza Towers Subordinate Companion Loans (or the Century Plaza Towers Servicer, the Century Plaza Towers Special Servicer or Century Plaza Towers Trustee (if any), as applicable), with respect to the Century Plaza Towers Whole Loan pursuant to the CPTS 2019-CPT TSA and the Century Plaza Towers Intercreditor Agreement, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable under the CPTS 2019-CPT TSA or the Century Plaza Towers Intercreditor Agreement, and any cure payment made by the holders of Century Plaza Towers Subordinate Companion Loans pursuant to the Century Plaza Towers Intercreditor Agreement;

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eighth, pari passu, to the holders of the Century Plaza Towers Subordinate Companion Loans, up to an amount equal to the accrued and unpaid interest on the related outstanding note principal balance at the related interest rate, net of the servicing fee rate, on a pro rata basis according to the amount of accrued and unpaid interest due to the holders of each Century Plaza Towers Subordinate Companion Loan;

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ninth, pari passu, in respect of principal, to the holders of the Century Plaza Towers Subordinate Companion Loans all payments and prepayments of principal until the related outstanding note principal balances have been reduced to zero, with the aggregate amount so payable allocated between holders on a pro rata basis (based on their respective outstanding note principal balances);

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tenth, if the proceeds of any foreclosure sale or any liquidation of the Century Plaza Towers Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing priorities first through ninth, pari passu to the holders of the Century Plaza Towers Subordinate Companion Loans, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to the holders of the Century Plaza Towers Subordinate Companion Loans, plus interest thereon at the related interest rate, net of the servicing fee rate, on a pro rata basis based on the amount of realized losses previously allocated to each such Century Plaza Towers Subordinate Companion Loan;

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eleventh, any interest accrued at the default rate on the outstanding principal balance of the Century Plaza Towers Whole Loan to the extent such default interest amount is (i) actually paid by the related borrower, (ii) in excess of interest accrued on the outstanding principal balance at the Century Plaza Towers Whole Loan interest rate and (iii) not required to be paid to the Century Plaza Towers Servicer, the Century Plaza Towers Trustee or the Century Plaza Towers Special Servicer, the applicable master servicer or the trustee under the PSA, or the master servicer or trustee under any pooling and servicing agreement relating to a Century Plaza Towers Non-Standalone Pari Passu Companion Loan securitization, pari passu, to the Century Plaza Towers Noteholders in an amount calculated on the related outstanding note principal balance at the excess of (x) the related default rate over (y) the related note interest rate, with the aggregate amount so payable to be allocated between the holders on a pro rata basis according the respective amounts due to them under this priority eleventh;

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twelfth, pro rata and pari passu, to the holders of the Century Plaza Towers Pari Passu Companion Loans and to the issuing entity, as holder of the Century Plaza Towers Mortgage Loan, any prepayment premium, to the extent actually paid by the related borrower and allocable to any prepayment of the Century Plaza Towers Pari Passu Companion Loans and Century Plaza Towers Mortgage Loan, with the aggregate amount so payable to be allocated between such holders on a pro rata basis according the respective amounts due to them under this priority twelfth;

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thirteenth, pro rata and pari passu, to the holders of the Century Plaza Towers Subordinate Companion Loans, any prepayment premium, to the extent actually paid by the related borrower and allocable to any prepayment of the Century Plaza Towers Subordinate Companion Loans, with the aggregate amount so payable to be allocated between such holders on a pro rata basis according the respective amounts due to them under this priority thirteenth;

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fourteenth, pro rata and pari passu (in the case of penalty charges, only to the extent not required to be paid to the Century Plaza Towers Servicer, the Century Plaza Towers Trustee or the Century Plaza Towers Special Servicer under the CPTS 2019-CPT TSA, the applicable master servicer or the trustee under the PSA, or a master servicer or trustee under any pooling and servicing agreement relating to a Century Plaza Towers Non-Standalone Pari Passu Companion Loan securitization, or, in each case, as required to be paid to them in accordance with the Century Plaza Towers Intercreditor Agreement), to each Century Plaza Towers Noteholder, its percentage interest of any assumption fees and penalty charges, in each case to the extent actually paid by the borrower; and

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fifteenth, any excess amount not otherwise applied pursuant to the foregoing priorities first through fourteenth above, to the holders of the Century Plaza Towers Whole Loan on a pro rata and pari passu in accordance with their respective initial percentage interests.

Application of Payments after a Century Plaza Towers Triggering Event of Default

Generally, for so long as a Century Plaza Towers Triggering Event of Default has occurred and is continuing, all amounts available for payment on the Century Plaza Towers Whole Loan (excluding (i) all amounts for required reserves or escrows required by the related loan documents to be held as reserves or escrows and (ii) proceeds, awards or settlements to be applied to the restoration or repair of the related Mortgaged Property or released to the borrower in accordance with the Servicing Standard or the mortgage loan documents), will be allocated, subject to any deduction, reimbursement, recovery or other payment required or permitted under the Century Plaza Towers Intercreditor Agreement, as follows:

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first, (A) first, to the holders of the Century Plaza Towers Pari Passu Companion Loans and the issuing entity, as holder of the Century Plaza Towers Mortgage Loan (or the Century Plaza Towers Servicer or the Century Plaza Towers Trustee and, if applicable, the applicable master servicer and the master servicer under any pooling and servicing agreement relating to a Century Plaza Towers Non-Standalone Pari Passu Companion Loan securitization) up to the amount of any nonrecoverable property protection advances (or in the case of the master servicer or a master servicer of any Century Plaza Towers Non-Standalone Pari Passu Companion Loan securitization, if applicable, its pro rata share of any nonrecoverable property protection advances previously reimbursed to the Century Plaza Towers Servicer or the Century Plaza Towers Trustee from general collections of the issuing entity or related Century Plaza Towers Non-Standalone Pari Passu Companion Loan securitization trust, as applicable) that remain unreimbursed (together with interest thereon at the applicable advance rate), (B) second, to the holders of the Century Plaza Towers Pari Passu Companion Loans and the issuing entity, as holder of the Century Plaza Towers Mortgage Loan (or the Century Plaza Towers Servicer or the Century Plaza Towers Trustee and, if applicable, the applicable master servicer and the master servicer under any pooling and servicing agreement relating to a Century Plaza Towers Non-Standalone Pari Passu Companion Loan securitization), on a pro rata and pari passu basis (based on their respective outstanding principal balances), up to the amount of any nonrecoverable principal and interest advances, as applicable, that remain unreimbursed (together with interest thereon at the applicable advance rate), (C) third, to the holders of the Century Plaza Towers Subordinate Companion (or the Century Plaza Towers Servicer or the Century Plaza Towers Trustee) on a pro rata and pari passu basis (based on their respective outstanding principal balances) up to the amount of any nonrecoverable principal and interest advances that remain unreimbursed (together with interest thereon at the applicable advance rate), and (D) fourth, on a pro rata and pari passu basis (based on the total outstanding note principal balances of the Century Plaza Towers Standalone Companion Loans), to the holders of the Century Plaza Towers Standalone Companion Loans (or the Century Plaza Towers Servicer or the Century Plaza Towers Trustee) up to the amount of any nonrecoverable administrative advances that remain unreimbursed (together with interest thereon at the applicable advance rate);

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second, to the holders of the Century Plaza Towers Standalone Companion Loans (or the Century Plaza Towers Servicer, Century Plaza Towers Special Servicer or the Century Plaza Towers Trustee), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by the holder of such Century Plaza Towers Standalone Companion Loans (or the Century Plaza Towers Servicer, Century Plaza Towers Special Servicer or the Century Plaza Towers Trustee, as applicable), with respect to the Century Plaza Towers Whole Loan, including, without limitation, unreimbursed property protection advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property protection advances and administrative advances and interest thereon are then payable or reimbursable under the CPTS 2019-CPT TSA;

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third, initially, to the holders of the Century Plaza Towers Whole Loan (or the Century Plaza Towers Servicer), the applicable accrued and unpaid servicing fee (without duplication of any portion of the servicing fee paid by the related borrower), and, then, to the holders of the Century Plaza Towers Whole Loan (or the Century Plaza Towers Special Servicer), any special servicing fees (including, without limitation, any workout fees and liquidation fees) earned by it with respect to the Century Plaza Towers Whole Loan under the CPTS 2019-CPT TSA;

●	fourth, pari passu to the holders of the Century Plaza Towers Pari Passu Companion Loans and to the issuing entity, as holder of the Century Plaza Towers Mortgage Loan, up to an amount equal to the accrued and unpaid interest on the related outstanding note principal balance at the related interest rate, net of the servicing fee rate, on a pro rata basis according to the amount of accrued and unpaid interest due to the holders of the Century Plaza Towers Pari Passu Companion Loans and the issuing entity, as holder of the Century Plaza Towers Mortgage Loan;

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fifth, pari passu, to the holders of the Century Plaza Towers Subordinate Companion Loans, up to an amount equal to the accrued and unpaid interest on the related outstanding note principal balance at the related interest rate, net of the servicing fee rate, on a pro rata basis according to the amount of accrued and unpaid interest due to the holders of each Century Plaza Towers Subordinate Companion Loan;

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sixth, pari passu, in respect of principal, to the holders of the Century Plaza Towers Pari Passu Companion Loans and to the issuing entity, as holder of the Century Plaza Towers Mortgage Loan, remaining funds until the related outstanding note principal balances have been reduced to zero, with the aggregate amount so payable allocated between holders on a pro rata basis (based on their respective outstanding note principal balances);

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seventh, if the proceeds of any foreclosure sale or any liquidation of the Century Plaza Towers Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing priorities first through sixth, pari passu to the holders of the Century Plaza Towers Pari Passu Companion Loans and to the issuing entity, as holder of the Century Plaza Towers Mortgage Loan, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to the holders of the Century Plaza Towers Pari Passu Companion Loans and to the issuing entity, as holder of the Century Plaza Towers Mortgage Loan, plus interest thereon at the related interest rate, net of the servicing fee rate, on a pro rata basis based on the amount of realized losses previously allocated to each such Century Plaza Towers Pari Passu Companion Loan and the Century Plaza Towers Mortgage Loan;

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eighth, to the holders of any of the Century Plaza Towers Subordinate Companion Loans that are not included in the CPTS 2019-CPT Securitization (or the Century Plaza Towers Servicer, the Century Plaza Towers Special Servicer or Century Plaza Towers Trustee (if any), as applicable), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by the holders of the Century Plaza Towers Subordinate Companion Loans (or the Century Plaza Towers Servicer, the Century Plaza Towers Special Servicer or Century Plaza Towers Trustee (if any), as applicable), with respect to the Century Plaza Towers Whole Loan pursuant to the CPTS 2019-CPT TSA and the Century Plaza Towers Intercreditor Agreement, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable under the CPTS 2019-CPT TSA or the Century Plaza Towers Intercreditor Agreement, and any cure payment made by the holders of Century Plaza Towers Subordinate Companion Loans pursuant to the Century Plaza Towers Intercreditor Agreement;

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ninth, pari passu in respect of principal, to the holders of the Century Plaza Towers Subordinate Companion Loans, all remaining funds until the related outstanding note principal balances have been reduced to zero, with the aggregate amount so payable allocated between holders on a pro rata basis (based on their respective outstanding note principal balances);

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tenth, if the proceeds of any foreclosure sale or any liquidation of the Century Plaza Towers Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing priorities first through ninth, pari passu to the holders of the Century Plaza Towers Subordinate Companion Loans, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to the holders of the Century Plaza Towers Subordinate Companion Loans, plus interest thereon at the related interest rate, net of the servicing fee rate, on a pro rata basis based on the amount of realized losses previously allocated to each such Century Plaza Towers Subordinate Companion Loan;

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eleventh, pro rata and pari passu, to the holders of the Century Plaza Towers Pari Passu Companion Loans and to the issuing entity, as holder of the Century Plaza Towers Mortgage Loan, any prepayment premium, to the extent actually paid by the related borrower and allocable to any prepayment of the Century Plaza Towers Pari Passu Companion Loans and Century Plaza Towers Mortgage Loan, with the aggregate amount so payable to be allocated between the holders on a pro rata basis according the respective amounts due to them under this priority eleventh;

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twelfth, pro rata and pari passu, to the holders of the Century Plaza Towers Subordinate Companion Loans, any prepayment premium, to the extent actually paid by the related borrower and allocable to any prepayment of the Century Plaza Towers Subordinate Companion Loans and Century Plaza Towers Mortgage Loan, with the aggregate amount so payable to be allocated between such holders on a pro rata basis according the respective amounts due to them under this priority twelfth;

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thirteenth, any interest accrued at the default rate on the outstanding principal balance of the Century Plaza Towers Whole Loan to the extent such default interest amount is (i) actually paid by the related borrower, (ii) in excess of interest accrued on the outstanding principal balance at the Century Plaza Towers Whole Loan interest rate and (iii) not required to be paid to the Century Plaza Towers Servicer, the Century Plaza Towers Trustee or the Century Plaza Towers Special Servicer, the applicable master servicer or the trustee under the PSA, or the master servicer or trustee under any pooling and servicing agreement relating to a Century Plaza Towers Non-Standalone Pari Passu Companion Loan securitization, pari passu, to the Century Plaza Towers Noteholders in an amount calculated on the related outstanding note principal balance at the excess of (x) the related default rate over (y) the related note interest rate, with the aggregate amount so payable to be allocated between the holders on a pro rata basis according the respective amounts due to them under this priority thirteenth;

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fourteenth, pro rata and pari passu (in the case of penalty charges, only to the extent not required to be paid to the Century Plaza Towers Servicer, the Century Plaza Towers Trustee or the Century Plaza Towers Special Servicer under the CPTS 2019-CPT TSA, the applicable master servicer or the trustee under the PSA, or a master servicer or trustee under any pooling and servicing agreement relating to an Century Plaza Towers Non-Standalone Pari Passu Companion Loan securitization, or, in each case, as required to be paid to them in accordance with the Century Plaza Towers Intercreditor Agreement), to Century Plaza Towers Noteholder, its percentage interest of any assumption fees and penalty charges, in each case to the extent actually paid by the borrower; and

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fifteenth, any excess amount not otherwise applied pursuant to the foregoing priorities first through fourteenth above, to the holders of the Century Plaza Towers Whole Loan on a pro rata and pari passu in accordance with their respective initial percentage interests.

For the purpose of this “—Application of Payments Prior to a Century Plaza Towers Triggering Event of Default” and “Application of Payments after a Century Plaza Towers Triggering Event of Default” section, with respect to Century Plaza Towers Mortgage Loan, the Century Plaza Towers Pari Passu Companion Loans and the Century Plaza Towers Subordinate Companion Loans, the term “percentage interest” means the percentage equivalent of a fraction, the numerator of which is equal to the principal balance of such loan, and the denominator of which is equal to the principal balance of the Century Plaza Towers Whole Loan.

Consultation and Control

The controlling noteholder under the Century Plaza Towers Intercreditor Agreement will be the securitization trust created pursuant to the terms of the CPTS 2019-CPT TSA. Pursuant to the terms of the CPTS 2019-CPT TSA, the related controlling class representative, which is expected to initially be Blackstone Real Estate Special Situations Advisors L.L.C. (the “Century Plaza Towers Directing Certificateholder”), will have consent and/or consultation rights with respect to the Century Plaza Towers Whole Loan similar, but not necessarily identical, to those held by the Directing Certificateholder under the terms of the PSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Century Plaza Towers Mortgage Loan”.

Neither the issuing entity nor any holder of a Century Plaza Towers Non-Standalone Pari Passu Companion Loan, as non-controlling note holders, will have any right to consult with the Century Plaza Towers Servicer or the Century Plaza Towers Special Servicer with respect to major decisions to be taken with respect to the Century Plaza Towers Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Century Plaza Towers Whole Loan or for any other matter.

Cure Rights

If the Century Plaza Towers Subordinate Companion Loans are no longer included in the CPTS 2019-CPT Securitization and there is a monetary default or non-monetary default (in either case, beyond applicable notice and grace periods) with respect to the Century Plaza Towers Whole Loan, then the Century Plaza Towers Subordinate Companion Loan holders will have the right, but not the obligation to: (A) cure such monetary default within 10 business days following the receipt of notice of such default and (B) cure such non-monetary default within 30 days following receipt of notice of such default, provided that under certain circumstances the cure period with respect to a non-monetary default may be extended by an additional 60 days (for a total of up to 90 days). If the Century Plaza Towers Subordinate Companion Loan holders elect to cure a default by way of a payment of money (a “Cure Payment”), the Century Plaza Towers Subordinate Companion Loan holders will be required to make such Cure Payment as directed by the Century Plaza Towers Special Servicer and such Cure Payment will include all costs, expenses, losses, liabilities, obligations, damages, penalties and disbursements imposed on, incurred by or asserted against the issuing entity or the Century Plaza Towers Pari Passu Companion Loan holders related to the default and incurred during the period of time from the expiration of the grace period for such default until such Cure Payment is made or other cure is effected. So long as a default exists that is being cured by the Century Plaza Towers Subordinate Companion Loan holders and the applicable cure period has not expired and the Century Plaza Towers Subordinate Companion Loan holders are permitted to cure under the terms of the Century Plaza Towers Intercreditor Agreement, the default will not be treated as a default or a Century Plaza Towers Triggering Event of Default (i) that results in the application of payments in accordance with “—Application of Payments After to a Century Plaza Towers Triggering Event of Default” above, (ii) for purposes of triggering an acceleration of the Century Plaza Towers Whole Loan, modifying, amending or waiving any provisions or the Mortgage Loan documents or commencing foreclosure proceedings or similar legal proceedings with respect to the Century Plaza Towers Mortgaged Property or (iii) for purposes of treating the Century Plaza Towers Whole Loan as a specially serviced loan. Notwithstanding anything to the contrary, the Century Plaza Towers Subordinate Companion Loan Holders’ right to cure a default will be limited to six (6) Cure Events over the life of the Century Plaza Towers Whole Loan and no single Cure Event may exceed four (4) consecutive months. A “Cure Event” means the Century Plaza Towers Subordinate Companion Loan Holders’ exercise of their cure rights whether for one month or for consecutive months in the aggregate.

Purchase Option

If the Century Plaza Towers Subordinate Companion Loans are no longer included in the CPTS 2019-CPT Securitization and a Century Plaza Towers Triggering Event of Default has occurred and is continuing, then, upon written notice from the Century Plaza Towers Special Servicer of such occurrence (a “Repurchase Option Notice”), the Century Plaza Towers Subordinate Companion Loan holders will have the right (and if all of the Century Plaza Towers Subordinate Companion Loan holders provide such notice, then all of the Century Plaza Towers Subordinate Companion Loan holders collectively, on a pro rata basis will have such right), prior to any other party, by written notice to the Century Plaza Towers Special Servicer (the “Repurchase Election Notice”) after the occurrence of the Century Plaza Towers Triggering Event of Default and prior to the earliest date to occur of (a) the cure of the Century Plaza

Towers Triggering Event of Default, (b) the consummation of a foreclosure sale, sale by power of sale or delivery of a deed-in-lieu of foreclosure with respect to the related Mortgaged Property, (c) the modification of the mortgage loan documents in accordance with the CPTS 2019-CPT TSA and the Century Plaza Towers Intercreditor Agreement, and (d) the date that is 90 days after the related controlling noteholder’s receipt of the Repurchase Option Notice, to purchase the Century Plaza Towers Mortgage Loan and Century Plaza Towers Pari Passu Companion Loans for the applicable purchase price provided in the Century Plaza Towers Intercreditor Agreement on a date not less than five (5) business days nor more than fifteen (15) business days after the date of the Repurchase Election Notice, except as described below with respect to a Repurchase Election Notice based on a Notice of Foreclosure/DIL.

The Century Plaza Towers Special Servicer will be required to give the Century Plaza Towers Subordinate Companion Loan holders five (5) business days’ prior written notice of its intent with respect to any consummation of a foreclosure sale, sale by power of sale or delivery of deed-in-lieu of foreclosure with respect to the related Mortgaged Property (a “Notice of Foreclosure/DIL”). If the Century Plaza Towers Special Servicer intends to accept a deed-in-lieu of foreclosure, it will be required to deliver a Notice of Foreclosure/DIL stating its intent to the Century Plaza Towers Subordinate Companion Loan holders and the Century Plaza Towers Subordinate Companion Loan holders will have the option, within 10 business days from receipt of such Notice of Foreclosure/DIL, to deliver a Repurchase Election Notice to the Century Plaza Towers Special Servicer and to consummate the purchase option on a date to occur no later than 30 days from the day it received the Notice of Foreclosure/DIL, provided that such 30 days may be extended at the option of the Century Plaza Towers Subordinate Companion Loan holders for an additional 30 days upon payment of a $5,000,000 non-refundable cash deposit and provision of evidence satisfactory to the Century Plaza Towers Special Servicer that it is diligently and expeditiously proceeding to consummate its purchase of the Century Plaza Towers Mortgage Loan and the Century Plaza Towers Pari Passu Companion Loans.

Sale of Defaulted Century Plaza Towers Whole Loan

Pursuant to the terms of the Century Plaza Towers Intercreditor Agreement, if the Century Plaza Towers Whole Loan becomes a defaulted mortgage loan, and if the Century Plaza Towers Special Servicer determines to sell the Century Plaza Towers Mortgage Loan and the Century Plaza Towers Companion Loans in accordance with the Century Plaza Towers TSA, then the Century Plaza Towers Special Servicer will have the right and the obligation to sell the Century Plaza Towers Mortgage Loan and the Century Plaza Towers Companion Loans as notes evidencing one whole loan in accordance with the terms of the CPTS 2019-CPT TSA. In connection with any such sale, the Century Plaza Towers Special Servicer will be required to follow the procedures set forth in the CPTS 2019-CPT TSA.

Special Servicer Appointment Rights

Pursuant to the Century Plaza Towers Intercreditor Agreement and the CPTS 2019-CPT TSA, the Century Plaza Towers Directing Certificateholder (prior to a control termination event) or certificateholders with the requisite percentage of voting rights will have the right, with or without cause, to replace the Century Plaza Towers Special Servicer then acting with respect to the Century Plaza Towers Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the issuing entity or any other Century Plaza Towers Non-Standalone Pari Passu Companion Loan holders.

The 225 Bush Whole Loan

General

The 225 Bush Whole Loan (the “225 Bush Whole Loan”) is evidenced by seven promissory notes (each, a “225 Bush Note”), each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “225 Bush Mortgaged Property”. The 225 Bush Whole Loan is

evidenced by six senior pari passu promissory notes and one junior subordinate promissory note, the note designations and the Cut-off Date Balances of which are set forth in the chart below:

Note Designation	Cut-off Date Balance
Note A-1 (“225 Bush Note A-1”)	$50,000,000
Note A-2 (“225 Bush Note A-2”)	$50,000,000
Note A-3 (“225 Bush Note A-3”)	$30,000,000
Note A-4 (“225 Bush Note A-4”)	$35,000,000
Note A-5 (“225 Bush Note A-5”)	$28,600,000
Note A-6 (“225 Bush Note A-6”)	$10,000,000
Note B (“225 Bush Subordinate Companion Loan”)	$146,400,000

The 225 Bush Note A-2 (the “225 Bush Mortgage Loan”) will be part of the Mortgage Pool. The 225 Bush Subordinate Companion Loan will be included in the Benchmark 2019-B14 Mortgage Trust. The 225 Bush Note A-1, 225 Bush Note A-3, 225 Bush Note A-4, 225 Bush Note A-5 and 225 Bush Note A-6 (collectively referred to as the “225 Bush Senior Pari Passu Companion Loans”), together with the 225 Bush Mortgage Loan, are collectively referred to as the “225 Bush Senior Mortgage Loan” or the “225 Bush Senior Notes” and the holders of such 225 Bush Senior Notes are collectively referred to as the “225 Bush Note A Holders”.

The rights of the holders of the promissory notes evidencing the 225 Bush Whole Loan (the “225 Bush Noteholders”) are subject to an Intercreditor Agreement (the “225 Bush Intercreditor Agreement”). The following summaries describe certain provisions of the 225 Bush Intercreditor Agreement.

Servicing

The 225 Bush Whole Loan will be serviced and administered pursuant to the terms of the B14 PSA and the 225 Bush Intercreditor Agreement, by Midland Loan Services, a Division of PNC Bank, National Association, as master servicer and as special servicer, as the case may be, according to the servicing standard under the B14 PSA. The B14 Master Servicer or Wells Fargo Bank, National Association, as trustee, as applicable, under the B14 PSA will be responsible for making any Servicing Advances with respect to the 225 Bush Whole Loan, in each case unless the B14 Master Servicer or the B14 Trustee, as applicable, or the B14 Special Servicer under the B14 PSA determines that such an advance would not be recoverable from collections on the 225 Bush Whole Loan.

Application of Payments

The 225 Bush Intercreditor Agreement sets forth the respective rights of the holder of the 225 Bush Senior Mortgage Loan and the holder of the 225 Bush Subordinate Companion Loan with respect to distributions of funds received in respect of the 225 Bush Whole Loan, and provides, in general, that the 225 Bush Subordinate Companion Loan and the respective rights of the holder of the 225 Bush Subordinate Companion Loan to receive payments of interest, principal and other amounts with respect to the 225 Bush Subordinate Companion Loan, respectively, will, prior to a 225 Bush Sequential Pay Event, be junior, subject and subordinate to the 225 Bush Senior Mortgage Loan and the respective rights of the holder of the 225 Bush Senior Mortgage Loan to receive payments of interest, principal and other amounts with respect to the 225 Bush Senior Mortgage Loan, respectively, as and to the extent set forth in the 225 Bush Intercreditor Agreement.

If no 225 Bush Sequential Pay Event has occurred and is continuing, all amounts tendered by the borrower or otherwise available for payment on the 225 Bush Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied by the B14 Master Servicer in the following order of priority:

first, to the 225 Bush Note A Holders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on their respective principal balances, at the applicable note interest rate (net of the servicing fee rate);

second, to the 225 Bush Note A Holders, pro rata (based on their respective principal balances), in an aggregate amount equal to all principal payments received, including any insurance and condemnation proceeds received, if any, until the respective principal balances have been reduced to zero;

third, to the 225 Bush Note A Holders, pro rata (based on their respective entitlements to interest) up to the amount of any unreimbursed out-of-pocket costs and expenses paid by such 225 Bush Note A Holder, including any advances paid from sources other than collections and not previously reimbursed by the borrower (or paid or advanced by the B14 Master Servicer or the B14 Special Servicer, as applicable, on its behalf and not previously paid or reimbursed to such servicer) with respect to the 225 Bush Whole Loan pursuant to the 225 Bush Intercreditor Agreement or the B14 PSA;

fourth, if the proceeds of any foreclosure sale or any liquidation of the 225 Bush Whole Loan or the 225 Bush Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(iii) and, as a result of a written modification, waiver, amendment, restructuring or workout of the 225 Bush Whole Loan (a “225 Bush Workout”), the aggregate principal balance of the 225 Bush Senior Notes has been reduced, such excess amount will be paid to the 225 Bush Note A Holders pro rata (based on their respective principal balances), in an aggregate amount up to the reduction, if any, of the respective principal balances as a result of such 225 Bush Workout, plus interest on such amount at the related note interest rate;

fifth, to the extent the holder of the 225 Bush Subordinate Companion Loan (the “225 Bush Subordinate Companion Loan Holder”) have made any payments or advances to cure defaults pursuant to the 225 Bush Intercreditor Agreement, to reimburse the 225 Bush Subordinate Companion Loan Holder for all such cure payments;

sixth, to the 225 Bush Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the principal balance of the 225 Bush Subordinate Companion Loan at the applicable note interest rate (net of the servicing fee rate);

seventh, to the 225 Bush Subordinate Companion Loan Holder in an amount equal to all principal payments received, including any insurance and condemnation proceeds, if any, remaining after giving effect to the allocations in clause (ii) above, until the principal balance of the 225 Bush Subordinate Companion Loan has been reduced to zero;

eighth, if the proceeds of any foreclosure sale or any liquidation of the 225 Bush Whole Loan or the 225 Bush Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(vii) and, as a result of a 225 Bush Workout, the principal balance of the 225 Bush Subordinate Companion Loan has been reduced, such excess amount will be required to be paid to the 225 Bush Subordinate Companion Loan Holder in an amount up to the reduction, if any, of the principal balance of the 225 Bush Subordinate Companion Loan as a result of such 225 Bush Workout, plus interest on such amount at the related note interest rate;

ninth, to the 225 Bush Note A Holders, pro rata (based on their respective principal balances), in an aggregate amount equal to the product of (i) the 225 Bush Note A Percentage Interest multiplied by (ii) the 225 Bush Note A Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

tenth, to the 225 Bush Subordinate Companion Loan Holder in an amount equal to the product of (i) the 225 Bush Subordinate Companion Loan Percentage Interest multiplied by (ii) the 225 Bush Subordinate Companion Loan Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

eleventh, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the B14 PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the B14 Master Servicer or the B14 Special Servicer, as applicable (in each case provided that such reimbursements or payments relate to the 225 Bush Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid pro rata to the 225 Bush Note A Holders and the 225 Bush Subordinate Companion Loan Holder in accordance with the 225 Bush Note A Percentage Interest and the 225 Bush Subordinate Companion Loan Percentage Interest, respectively, with the amount distributed to the 225 Bush Note A Holders to be allocated among the 225 Bush Note A Holders pro rata based on their respective principal balances; and

twelfth, if any excess amount, including, without limitation, any default interest, is available to be distributed in respect of the 225 Bush Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(xi), any remaining amount will be paid pro rata to the 225 Bush Note A Holders and the 225 Bush Subordinate Companion Loan Holder in accordance with the initial the 225 Bush Note A Percentage Interest and the initial the 225 Bush Subordinate Companion Loan Percentage Interest, respectively, with the amount distributed to the 225 Bush Note A Holders to be allocated among the 225 Bush Note A Holders pro rata based on their respective principal balances.

Upon the occurrence and continuance of a the 225 Bush Sequential Pay Event, amounts tendered by the borrower or otherwise available for payment on the 225 Bush Whole Loan or the 225 Bush Mortgaged Property or amounts realized on proceeds thereof (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

first, to the 225 Bush Note A Holders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on their respective principal balances, at the applicable note interest rate (net of the servicing fee rate);

second, to the 225 Bush Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the 225 Bush Subordinate Companion Loan principal balance at the applicable note interest rate (net of the servicing fee rate);

third, to the 225 Bush Note A Holders, pro rata (based on their respective principal balances), in reduction of their respective principal balances, until such principal balances have been reduced to zero;

fourth, to the 225 Bush Note A Holders, pro rata (based on their respective entitlements), up to the amount of any unreimbursed out-of-pocket costs and expenses paid by such 225 Bush Note A Holder, including any advances paid from sources other than collections, in each case to the extent reimbursable by the borrower but not previously reimbursed by the borrower (or paid or advanced by any the B14 Master Servicer or the B14 Special Servicer, as applicable, on its behalf and not previously paid or reimbursed to such servicer), with respect to the 225 Bush Whole Loan pursuant to the 225 Bush Intercreditor Agreement or the B14 PSA;

fifth, if the proceeds of any foreclosure sale or any liquidation of the 225 Bush Whole Loan or the 225 Bush Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(iv) and, as a result of a the 225 Bush Workout the aggregate principal balance of the 225 Bush Senior Notes has been reduced, such excess amount will be required to be paid to the 225 Bush Note A Holders pro rata (based on their respective principal balances) in an aggregate amount up to the reduction, if any, of based on their respective principal balances as a result of such the 225 Bush Workout, plus interest on such amount at the related note interest rate;

sixth, to the extent the 225 Bush Subordinate Companion Loan Holder has made any payments or advances to cure defaults pursuant to the 225 Bush Intercreditor Agreement, to reimburse the 225 Bush Subordinate Companion Loan Holder for all such cure payments; and to the 225 Bush Subordinate Companion Loan Holder in the amount of any other unreimbursed reasonable out-of-pocket costs and expenses paid by the 225 Bush Subordinate Companion Loan Holder, in each case to the extent reimbursable by, but not previously reimbursed by, the borrower;

seventh, to the 225 Bush Subordinate Companion Loan Holder, until the principal balance of the 225 Bush Subordinate Companion Loan has been reduced to zero;

eighth, to the 225 Bush Note A Holders, pro rata (based on their respective principal balances) in an aggregate amount equal to the product of (i) the 225 Bush Note A Percentage Interest multiplied by (ii) 225 Bush Note A Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

ninth, to the 225 Bush Subordinate Companion Loan Holder in an amount equal to the product of (i) the 225 Bush Subordinate Companion Loan Percentage Interest multiplied by (ii) the 225 Bush Subordinate Companion Loan Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

tenth, if the proceeds of any foreclosure sale or any liquidation of the 225 Bush Whole Loan or the 225 Bush Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(ix) and, as a result of a the 225 Bush Workout the principal balance of the 225 Bush Subordinate Companion Loan has been reduced, such excess amount will be paid to the 225 Bush Subordinate Companion Loan Holder in an amount up to the reduction, if any, of the principal balance of the 225 Bush Subordinate Companion Loan as a result of such 225 Bush Workout, plus interest on such amount at the related note interest rate;

eleventh, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the B14 PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the B14 Master Servicer or the B14 Special Servicer, as applicable (in each case provided that such reimbursements or payments relate to the 225 Bush Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid pro rata to the 225 Bush Note A Holders and the 225 Bush Subordinate Companion Loan Holder in accordance with the 225 Bush Note A Percentage Interest and the 225 Bush Subordinate Companion Loan Percentage Interest, respectively, with the amount distributed to the 225 Bush Note A Holders to be allocated between the 225 Bush Note A Holders pro rata based on their respective principal balances; and

twelfth, if any excess amount, including, without limitation, any default interest, is available to be distributed in respect of the 225 Bush Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(xi), any remaining amount will be paid pro rata to the 225 Bush Note A Holders and the 225 Bush Subordinate Companion Loan Holder in accordance with the 225 Bush Note A Percentage Interest and the 225 Bush Subordinate Companion Loan Percentage Interest, respectively, with the amount distributed to the 225 Bush Note A Holders to be allocated between the 225 Bush Note A Holders pro rata based on their respective principal balances.

“225 Bush Note A Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the sum of the principal balances of the 225 Bush Senior Notes, and the denominator of which is the sum of the principal balances of the 225 Bush Senior Notes and the principal balance of the 225 Bush Subordinate Companion Loan.

“225 Bush Note A Rate” means 3.303%.

“225 Bush Note A Relative Spread” means the ratio of the 225 Bush Note A Rate to the weighted average of the 225 Bush Note A Rate and the 225 Bush Subordinate Companion Loan Rate.

“225 Bush Note A-1 Holder” means the holder of 225 Bush Note A-1.

“225 Bush Note A-2 Holder” means the holder of 225 Bush Note A-2.

“225 Bush Note A-3 Holder” means the holder of 225 Bush Note A-3.

“225 Bush Note A-4 Holder” means the holder of 225 Bush Note A-4.

“225 Bush Note A-5 Holder” means the holder of 225 Bush Note A-5.

“225 Bush Note A-6 Holder” means the holder of 225 Bush Note A-6.

“225 Bush Subordinate Companion Loan Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the principal balance of the 225 Bush Subordinate Companion Loan, and the denominator of which is the sum of the principal balance of the 225 Bush Senior Mortgage Loan and the principal balance of the 225 Bush Subordinate Companion Loan.

“225 Bush Subordinate Companion Loan Rate” means 3.303%.

“225 Bush Subordinate Companion Loan Relative Spread” means the ratio of the 225 Bush Subordinate Companion Loan Rate to the weighted average of the 225 Bush Note A Rate and the 225 Bush Subordinate Companion Loan Rate.

“225 Bush Sequential Pay Event” means any event of default under the 225 Bush Whole Loan with respect to an obligation to pay money due under the 225 Bush Whole Loan, any other event of default for which the 225 Bush Whole Loan is actually accelerated or any other event of default which causes the 225 Bush Whole Loan to become a Specially Serviced Loan, or any bankruptcy or insolvency event that constitutes an event of default under the 225 Bush Whole Loan; provided, however, that unless the B14 Master Servicer or the B14 Special Servicer, as applicable, has notice or knowledge of such event at least 10 business days prior to the applicable Distribution Date, distributions will be made sequentially beginning on the subsequent Distribution Date; provided, further, that the aforementioned requirement of notice or knowledge will not apply in the case of distribution of the final proceeds of a liquidation or final disposition of the 225 Bush Whole Loan.  A 225 Bush Sequential Pay Event will no longer exist to the extent it has been cured (including any cure payment made by the 225 Bush Subordinate Companion Loan Holder in accordance with the 225 Bush Intercreditor Agreement) and will not be deemed to exist to the extent the 225 Bush Subordinate Companion Loan Holder is exercising its cure rights under the 225 Bush Intercreditor Agreement or the default that led to the occurrence of such the 225 Bush Sequential Pay Event has otherwise been cured or waived.

Consultation and Control

Pursuant to the 225 Bush Intercreditor Agreement, the controlling holder with respect to the 225 Bush Whole Loan (the “225 Bush Controlling Noteholder”), as of any date of determination, will be (i) if and for so long as no 225 Bush Control Appraisal Period has occurred and is continuing, the 225 Bush Subordinate Companion Loan Holder and (ii) if and for so long as a 225 Bush Control Appraisal Period has occurred and is continuing, the 225 Bush Note A-1 Holder; provided, however, that from and after the closing date of the B14 transaction, references to the “225 Bush Controlling Noteholder” will mean the Controlling Class Certificateholder (or its representative) or any other party assigned the rights to exercise the rights of the “Controlling Noteholder” under the 225 Bush Intercreditor Agreement, as and to the extent provided in the B14 PSA; and provided further that, if the 225 Bush Subordinate Companion Loan Holder would be the 225 Bush Controlling Noteholder pursuant to the terms of the 225 Bush Intercreditor Agreement, but any interest in the 225 Bush Subordinate Companion Loan is held by the borrower or a borrower related party, or the borrower or a borrower related party would otherwise be entitled to exercise the rights of the 225 Bush Controlling Noteholder in respect of the 225 Bush Subordinate Companion Loan, then a 225 Bush Control Appraisal Period will be deemed to have occurred. The 225 Bush Subordinate Companion Loan Holder is the 225 Bush Controlling Noteholder as of the Closing Date.

Pursuant to the terms of the 225 Bush Intercreditor Agreement, if any consent, modification, amendment or waiver under or other action in respect of the 225 Bush Whole Loan (whether or not a servicing transfer event has occurred and is continuing) that would constitute a 225 Bush Major Decision has been requested or proposed, at least 10 business days (or 30 days with respect to any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the borrower) prior to taking action with respect to such 225 Bush Major Decision (or making a determination not to take action with respect to such 225 Bush Major Decision), the B14 Master Servicer or the B14 Special Servicer must receive the written consent of the 225 Bush Controlling Noteholder (or its representative) before implementing a decision with respect to such 225 Bush Major Decision, provided, that if the B14 Master Servicer or the B14 Special Servicer, as the case may be, does not receive a response within 10 business days (or 30 days with respect to any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the borrower) of its delivery of notice of a 225 Bush Major Decision and the Major Decision Reporting Package (as such term is defined in the 225 Bush Intercreditor Agreement), then the 225 Bush Controlling Noteholder (or its controlling noteholder representative) will be deemed to have approved such action.  Notwithstanding the provisions set forth in the previous paragraph, in the event that the B14 Special Servicer or the B14 Master Servicer (in the event the B14 Master Servicer is otherwise authorized by the 225 Bush Intercreditor Agreement or the B14 PSA to take such action), as applicable, determines that immediate action, with respect to the foregoing matters, or any other matter requiring consent of the 225 Bush Controlling Noteholder (or its controlling noteholder representative) in the 225 Bush Intercreditor Agreement or the B14 PSA, is necessary to protect the interests of the 225 Bush Noteholders (as a collective whole (taking into account the subordinate nature of the 225 Bush Subordinate Companion Loan and the pari passu nature of the 225 Bush Senior Notes)), the B14 Special Servicer or the B14 Master Servicer, as applicable, may take any such action without waiting for the response of the 225 Bush Controlling Noteholder (or its controlling noteholder representative), provided that the B14 Special Servicer or the B14 Master Servicer, as applicable, provides the 225 Bush Controlling Noteholder with prompt written notice following such action including a reasonably detailed explanation of the basis therefor.  Similarly, following the occurrence of an extraordinary event with respect to the Mortgaged Property, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the B14 Master Servicer or the B14 Special Servicer, as the case may be, may take actions with respect to the Mortgaged Property before obtaining the consent of the 225 Bush Controlling Noteholder (or its representative) if the applicable servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the 225 Bush Noteholders, and the applicable servicer has made a reasonable effort to contact the 225 Bush Controlling Noteholder (or its representative).

Notwithstanding the foregoing, the B14 Master Servicer or the B14 Special Servicer, as the case may be, may not follow any advice, direction, objection or consultation provided by the 225 Bush Controlling Noteholder (or its representative) that would require or cause the B14 Master Servicer or the B14 Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the Servicing Standard, require or cause the B14 Master Servicer or the B14 Special Servicer, as applicable, to violate provisions of the 225 Bush Intercreditor Agreement or the B14 PSA, require or cause the B14 Master Servicer or the B14 Special Servicer, as applicable, to violate the terms of the 225 Bush Whole Loan, or materially expand the scope of the B14 Master Servicer’s or the B14 Special Servicer’s responsibilities under the 225 Bush Intercreditor Agreement or the B14 PSA.

The B14 Special Servicer will be required to provide copies to each 225 Bush Non-Controlling Note A Holder of any notice, information and report that is required to be provided to the 225 Bush Controlling Noteholder pursuant to the B14 PSA with respect to any of the 225 Bush Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report within the same time frame such notice, information and report is required to be provided to the 225 Bush Controlling Noteholder, and the B14 Special Servicer will be required to consult with each 225 Bush Non-Controlling Note A Holder on a strictly non-binding basis, to the extent having received such notices, information and reports, any 225 Bush Non-Controlling Note A Holder requests consultation with respect to any such 225 Bush Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report, and consider alternative actions recommended by such 225 Bush Non-Controlling Note A Holder; provided that after the expiration of a period of 10 business days from delivery to any 225 Bush Non-Controlling Note A Holder by the B14 Special Servicer of written notice of a proposed action, together with copies of the notice, information and reports, the B14 Special Servicer will no longer be obligated to consult with such 225 Bush Non-Controlling Note A Holder, whether or not such 225 Bush Non-Controlling Note A Holder has responded within such 10 business day period (unless, the B14 Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10 business day period will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto).

“225 Bush Control Appraisal Period” will exist with respect to the 225 Bush Whole Loan, if and for so long as:

1.      the initial principal balance of the 225 Bush Subordinate Companion Loan, minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the 225 Bush Subordinate Companion Loan after the date of creation of the 225 Bush Subordinate Companion Loan, (y) any Appraisal Reduction Amount for the 225 Bush Whole Loan that is allocated to the 225 Bush Subordinate Companion Loan and (z) any losses realized with respect to the 225 Bush Mortgaged Property or the 225 Bush Whole Loan that are allocated to the 225 Bush Subordinate Companion Loan, is less than

2.      25% of the remainder of (i) the initial principal balance of the 225 Bush Subordinate Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the 225 Bush Subordinate Companion Loan Holder on the 225 Bush Subordinate Companion Loan, after the date of creation of such 225 Bush Subordinate Companion Loan, provided that a 225 Bush Control Appraisal Period will terminate upon the occurrence of a cure by the 225 Bush Subordinate Companion Loan Holder pursuant to the terms of the 225 Bush Intercreditor Agreement.

“225 Bush Lead Securitization” means the securitization of Benchmark 2019-B14 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, 2019-B14.

“225 Bush Noteholder” means any of the 225 Bush Note A Holders and the 225 Bush Subordinate Companion Loan Holder, as applicable.

“225 Bush Non-Controlling Note A Holder” means each 225 Bush Note A Holder that is not the 225 Bush Controlling Noteholder; provided that, from and after the 225 Bush Lead Securitization, “225 Bush Non-Controlling Note A Holder” means each 225 Bush Note A Holder, if any, whose A note is no longer included in the 225 Bush Lead Securitization or, if such A note is then included in a 225 Bush Non-Lead Securitization (other than the 225 Bush Lead Securitization), the 225 Bush Note A Subordinate Class Representative pursuant to the 225 Bush Non-Lead Securitization for such securitization or their duly appointed representative; provided, further, that if such 225 Bush Non-Controlling Note A Holder’s A Note is held by (or the related 225 Bush Non-Controlling Note A Subordinate Class Representative is) a borrower party, no person will be entitled to exercise the rights of such 225 Bush Non-Controlling Note A Holder with respect to such A Note.

“225 Bush Non-Lead Securitization” means any securitization other than a 225 Bush Lead Securitization.

“225 Bush Note A Subordinate Class Representative” means, with respect to an A Note that is no longer included in the 225 Bush Lead Securitization and is then included in a 225 Bush Non-Lead Securitization, the holders of the majority of the class of securities issued in such securitization designated as the “controlling class” pursuant to the related pooling and servicing agreement for such securitization or their duly appointed representative.

For so long as the 225 Bush Subordinate Companion Loan is an asset of the Benchmark 2019-B14 Mortgage Trust, the following paragraph will not have any force or effect.

The 225 Bush Subordinate Companion Loan Holder is entitled to avoid a 225 Bush Control Appraisal Period caused by application of an Appraisal Reduction Amount upon the satisfaction of certain conditions (within 30 days of the B14 Master Servicer’s or the B14 Special Servicer’s, as applicable, receipt of a third party appraisal that indicates such 225 Bush Control Appraisal Period has occurred), including delivery to the B14 Master Servicer or the B14 Special Servicer, as applicable, of additional collateral in the form of either (x) cash or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institution(s) that meets the rating requirements as described in the 225 Bush Intercreditor Agreement, in each case, in an amount which, when added to the appraised value of the related Mortgaged Property as determined pursuant to the B14 PSA, would cause the applicable 225 Bush Control Appraisal Period not to occur.

“225 Bush Major Decision” means a “Major Decision” under the B14 PSA or any one or more analogous terms in the B14 PSA at any time when one or more of the 225 Bush Senior Notes and 225 Bush Subordinate Companion Loan are included in the 225 Bush Lead Securitization.

Cure Rights

In the event that the related borrower fails to make any payment of principal or interest on the 225 Bush Whole Loan by the end of the applicable grace period or any other event of default under the related 225 Bush Whole Loan documents occurs and is continuing, the 225 Bush Subordinate Companion Loan Holder will have the right to cure such event of default subject to certain limitations set forth in the 225 Bush Intercreditor Agreement.  Unless the 225 Bush Lead Securitization (or, if the 225 Bush Lead Securitization no longer holds any of the 225 Bush Senior Notes and the 225 Bush Subordinate Companion Loan, the 225 Bush Note A-1 Holder) consents to additional cure periods, the 225 Bush Subordinate Companion Loan Holder’s right to cure a monetary default or non-monetary default will be limited to a combined total of (i) six (6) cures of monetary defaults over the term of the 225 Bush Whole Loan, no more than four (4) of which may be consecutive, and (ii) six (6) cures of non-monetary defaults over the term of the 225 Bush Whole Loan.

So long as a monetary default exists for which a permitted cure payment is made, such monetary default will not be treated as an “Event of Default” under the 225 Bush Whole Loan (including for purposes of (i) whether a “225 Bush Sequential Pay Event” has occurred (ii) accelerating the 225 Bush Whole Loan, modifying, amending or waiving any provisions of the loan documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the 225 Bush Mortgaged Property; or (iii) treating the 225 Bush Whole Loan as a Specially Serviced Loan).

Notwithstanding the foregoing, for so long as the 225 Bush Subordinate Companion Loan is an asset of the 225 Bush Lead Securitization, the 225 Bush Subordinate Companion Loan Holder may not exercise the cure rights described above.

Purchase Option

After the occurrence and delivery of a notice of an event of default with respect to the 225 Bush Whole Loan or a servicing transfer event, the 225 Bush Subordinate Companion Loan Holder will have the right, by written notice to the 225 Bush Note A Holders (a “225 Bush Purchase Notice”), to purchase in immediately available funds, the 225 Bush Senior Mortgage Loan, in whole but not in part, at the defaulted mortgage loan purchase price, which is generally equal to unpaid principal, interest and expenses (but generally excluding prepayment premiums, default interest or late charges unless the holder is the borrower or an affiliate of the borrower).  Upon delivery of the 225 Bush Purchase Notice to the then current 225 Bush Note A Holders, the 225 Bush Note A Holders will be required to sell (and the 225 Bush Subordinate Companion Loan Holder will be required to purchase) the 225 Bush Senior Mortgage Loan at the defaulted mortgage loan purchase price, on a date (the “225 Bush Defaulted Note Purchase Date”) not less than 10 and not more than 60 days after the date of the 225 Bush Purchase Notice.  The failure of the requesting purchaser to purchase the 225 Bush Senior Mortgage Loan on the 225 Bush Defaulted Note Purchase Date will result in the termination of such right with respect to the event of default under 225 Bush Whole Loan or servicing transfer event that gave rise to such right.  The right of the 225 Bush Subordinate Companion Loan Holder to purchase the 225 Bush Senior Mortgage Loan as described in this paragraph will automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the 225 Bush Mortgaged Property.  Notwithstanding the foregoing sentence, the 225 Bush Note A Holders are required to give the 225 Bush Subordinate Companion Loan Holder ten business days prior written notice of its intent with respect to any consummation of a foreclosure sale, sale by power of sale or delivery of deed in lieu of foreclosure with respect to the related Mortgaged Property.  Notwithstanding the foregoing sentence, if title to the 225 Bush Mortgaged Property is transferred to the 225 Bush Note A Holders (or a designee on their behalf), in a manner commonly known as “the borrower turning over the keys” and not otherwise in connection with a consummation by the 225 Bush Note A Holders of a foreclosure sale or sale by power of sale or acceptance of a deed in lieu of foreclosure, less than ten business days after the acceleration of the 225 Bush Whole Loan, the 225 Bush Note A Holders will be required to notify the 225 Bush Subordinate Companion Loan Holder of such transfer 225 Bush the 225 Bush Subordinate Companion Loan Holder will have a 15 business day period from the date of such notice from the 225 Bush Note A Holders to deliver the 225 Bush Purchase Notice to the 225 Bush Note A Holders, in which case the 225 Bush Subordinate Companion Loan Holder will be obligated to purchase the 225 Bush Mortgaged Property, in immediately available funds, within such 15 business day period at the applicable purchase price.

If the 225 Bush Subordinate Companion Loan is an asset of the 225 Bush Lead Securitization, such purchase option described above will not have any force or effect.

Sale of Defaulted Whole Loan

Pursuant to the terms of the 225 Bush Intercreditor Agreement and the B14 PSA, if the 225 Bush Whole Loan becomes a defaulted loan, and if the B14 Special Servicer determines to sell the 225 Bush Senior Mortgage Loan in accordance with the B14 PSA, then the B14 Special Servicer may elect to sell the 225 Bush Whole Loan subject to the consent (or deemed consent) of the 225 Bush Subordinate Companion Loan Holder or the 225 Bush Controlling Noteholder under the provisions described above under “—The Non-Serviced AB Whole Loans—The 225 Bush Whole Loan—Consultation and Control”.

Special Servicer Appointment Rights

Pursuant to the 225 Bush Intercreditor Agreement, the 225 Bush Controlling Noteholder (or its representative) will have the right, at any time, with or without cause, to replace the B14 Special Servicer then acting with respect to the 225 Bush Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the other 225 Bush Noteholders.

Amendments

The 225 Bush Intercreditor Agreement may only be amended by the consent of all 225 Bush Noteholders.

The Essex Site 2 Whole Loan

The Essex Site 2 Mortgage Loan (3.4%) is part of a split loan structure (“The Essex Whole Loan”) comprised of the notes listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. Four senior promissory notes (“The Essex A Notes” or “The Essex Senior Mortgage Loan”) and two subordinate promissory notes (“The Essex B Notes” or “The Essex Subordinate Companion Loan”; and, collectively with The Essex A Notes, “The Essex Notes”). The holders of such The Essex A Notes are collectively referred to as the “The Essex Note A Holders, ” and the holders of such The Essex B Notes are collectively referred to as the “The Essex Note B Holders”.  Each such promissory note is secured by the same mortgage instrument on the same underlying Mortgaged Property, and such promissory notes have an aggregate initial principal balance of $175,000,000.

Each of The Essex Notes is expected to be transferred to a securitization trust. The Essex Site 2 Mortgage Loan (“The Essex Mortgage Loan”) is evidenced by one promissory note, Note A-1-4, with an aggregate initial principal balance of $35,100,000. Each remaining The Essex A Notes will constitute a “Pari Passu Companion Loan” under the pooling and servicing agreement for the Benchmark 2019-B14 Mortgage Trust (the “B14 PSA”) (and will be collectively referred to herein as a “The Essex Pari Passu Companion Loans”).

The Essex Pari Passu Companion Loans and The Essex Subordinate Companion Loan are collectively referred to herein as the “The Essex Companion Loans”. The Essex Mortgage Loan and The Essex Companion Loans collectively comprise The Essex Whole Loan.

The Essex Pari Passu Companion Loans are generally pari passu in right of payment with each other and with The Essex Mortgage Loan. The Essex Subordinate Companion Loan is generally subordinate in right of payment to The Essex Mortgage Loan and The Essex Pari Passu Companion Loans.

Only The Essex Mortgage Loan is included in the issuing entity. Servicing of The Essex Whole Loan will be governed by the B14 PSA. The remaining The Essex Mortgage Pari Passu Companion Loans are expected to be contributed to other securitizations from time to time in the future; however, the holder of the related unsecuritized promissory note is under no obligation to do so.

The rights of the holders of the promissory notes evidencing The Essex Whole Loan (the “The Essex Noteholders”) are subject to a Co-Lender Agreement (the “The Essex Intercreditor Agreement”). The following summaries describe certain provisions of The Essex Intercreditor Agreement.

Servicing

The Essex Whole Loan will be serviced and administered pursuant to the terms of the B14 PSA by Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (in such capacity, the “B14 Master Servicer”), and, if necessary, Midland Loan Services, a Division of PNC Bank, National Association, as special servicer (in such capacity, the “B14 Special Servicer”), but subject to the terms of The Essex Intercreditor Agreement. The B14 Master Servicer or Wells Fargo Bank, National Association, as trustee (the “B14 Trustee”), as applicable, under the B14 PSA will be responsible for making any Servicing Advances with respect to The Essex Whole Loan, in each case unless the B14 Master Servicer or the B14 Trustee, as applicable, or the B14 Special Servicer under the B14 PSA determines that such an advance would not be recoverable from collections on The Essex Whole Loan.

Application of Payments

The Essex Intercreditor Agreement sets forth the respective rights of the holder of The Essex Senior Mortgage Loan and the holder of The Essex Subordinate Companion Loan with respect to distributions of funds received in respect of The Essex Whole Loan, and provides, in general, that The Essex Subordinate Companion Loan and the respective rights of the holder of The Essex Subordinate Companion Loan to receive payments of interest, principal and other amounts with respect to The Essex Subordinate Companion Loan, respectively, will, prior to a The Essex Sequential Pay Event, be junior, subject and subordinate to The Essex Senior Mortgage Loan and the respective rights of the holder of The Essex Senior Mortgage Loan to receive payments of interest, principal and other amounts with respect to The Essex Senior Mortgage Loan, respectively, as and to the extent set forth in The Essex Intercreditor Agreement.

If no The Essex Sequential Pay Event has occurred and is continuing, all amounts tendered by the borrower or otherwise available for payment on The Essex Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied by the B14 Master Servicer in the following order of priority:

(i)          first, to each of The Essex Note A Holders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on the principal balance of such The Essex A Note at the applicable note interest rate (net of the servicing fee rate);

(ii)         second, to each of The Essex Note A Holders, pro rata, (based on their respective entitlements to interest) in an amount equal to such The Essex A Note’s The Essex Percentage Interest in all principal payments received, including any insurance and condemnation proceeds received, if any, with respect to such Payment Due Date allocated as principal on The Essex Mortgage Loan and payable to the noteholders, until their respective principal balances have been reduced to zero;

(iii)        third, to each of The Essex Note A Holders, pro rata (based on their respective entitlements) up to the amount of any unreimbursed out-of-pocket costs and expenses paid by such The Essex Note A Holder including any advances paid from sources other than collections and not previously reimbursed by the borrower (or paid or advanced by the B14 Master Servicer or the B14 Special Servicer, as applicable, on its behalf and not previously paid or reimbursed to such servicer) with respect to The Essex Mortgage Loan pursuant to The Essex Intercreditor Agreement or the related pooling and servicing agreement;

(iv)        fourth, to each of The Essex Note A Holders, pro rata (based on their respective entitlements) in an amount equal to the product of (i) The Essex Percentage Interest of such note multiplied by (ii) The Essex Relative Spread of such note and (iii) any prepayment Premium to the extent paid by the borrower;

(v)         fifth, if the proceeds of any foreclosure sale or any liquidation of any of The Essex Whole Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(iv) and, as a result of a workout the aggregate principal balance of The Essex A Notes has been reduced, such excess amount will be paid to each of The Essex Note A Holders pro rata (based on the principal balances of such notes) in an aggregate amount up to the reduction, if any, of the principal balance of the each of The Essex A Notes as a result of such workout, plus interest on such aggregate amount at the related The Essex A Note;

(vi)        sixth, to each of The Essex Note B Holders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on the principal balance of such The Essex B Note at the applicable note interest rate (net of the servicing fee rate);

(vii)       seventh, to each of The Essex Note B Holders, pro rata (based on the principal balances) in an amount equal to such The Essex B Note’s The Essex Percentage Interest in all principal payments received, including any insurance and condemnation proceeds received, if any, with respect to such Payment Due Date allocated as principal on The Essex Mortgage Loan and payable to the noteholders remaining after giving effect to the allocation in clause (b) above, until their respective principal balances have been reduced to zero;

(viii)      eighth, to each of The Essex Note B Holders, pro rata (based on their respective entitlements) in an amount equal to the product of (i) The Essex Percentage Interest of such note multiplied by (ii) The Essex Relative Spread of such note and (iii) any prepayment premium to the extent paid by the borrower;

(ix)       ninth, to the extent a The Essex Note B Holder has made any payments or advances to cure defaults pursuant to The Essex Intercreditor Agreement, to each of The Essex Note B Holders, pro rata (based on their respective entitlements to reimbursement for cure payments) to reimburse the such noteholder for all such cure payments;

(x)        tenth, if the proceeds of any foreclosure sale or any liquidation of any of The Essex Whole Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(ix) and, as a result of a workout the aggregate principal balance of a The Essex B Note has been reduced, to each of The Essex Note B Holders, pro rata, in an amount up to the reduction, if any, of the principal balance of such note as a result of such workout, plus interest on such aggregate amount at the related interest rate of such The Essex B Note; and

(xi)       eleventh, if any excess amount is available to be distributed in respect of The Essex Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(x), any remaining amount shall be paid pro rata to the Noteholders in accordance with their respective initial The Essex Percentage Interests.

Upon the occurrence and continuance of a The Essex Sequential Pay Event, amounts tendered by the borrower or otherwise available for payment on The Essex Whole Loan or the Mortgaged Property or amounts realized on proceeds thereof (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

(i)          first, to each of The Essex Note A Holders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on the principal balance of such The Essex A Note at the applicable note interest rate (net of the servicing fee rate);

(ii)         second, to each of The Essex Note A Holders, pro rata (based on the principal balances of such notes) until their respective principal balances have been reduced to zero;

(iii)        third, to each of The Essex Note A Holders, pro rata (based on their respective entitlements) up to the amount of any unreimbursed out-of-pocket costs and expenses paid by such The Essex Note A Holder including any advances paid from sources other than collections and not previously reimbursed by the borrower (or paid or advanced by the B14 Master Servicer or the B14 Special Servicer, as applicable, on its behalf and not previously paid or reimbursed to such servicer) with respect to The Essex Mortgage Loan pursuant to The Essex Intercreditor Agreement or the related pooling and servicing agreement;

(iv)        fourth, to each of The Essex Note A Holders, pro rata (based on their respective entitlements) in an amount equal to the product of (i) The Essex Percentage Interest of such note multiplied by (ii) The Essex Relative Spread of such note and (iii) any prepayment premium to the extent paid by the borrower;

(v)         fifth, if the proceeds of any foreclosure sale or any liquidation of any of The Essex Whole Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(iv) and, as a result of a workout the aggregate principal balance of The Essex A Notes has been reduced, such excess amount will be paid to each of The Essex Note A Holders pro rata (based on the principal balances of such notes) in an aggregate amount up to the reduction, if any, of the principal balance of the each of The Essex A Notes as a result of such workout, plus interest on such aggregate amount at the related The Essex A Note rate;

(vi)        sixth, to each of The Essex Note B Holders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on the principal balance of such The Essex B Note at the applicable note interest rate (net of the servicing fee rate);

(vii)       seventh, to each of The Essex Note B Holders, pro rata (based on the principal balances of such notes) until their respective principal balances have been reduced to zero;

(viii)      eighth, to each of The Essex Note B Holders, pro rata (based on their respective entitlements) in an amount equal to the product of (i) The Essex Percentage Interest of such note multiplied by (ii) The Essex Relative Spread of such note and (iii) any prepayment premium to the extent paid by the borrower;

(ix)       ninth, to the extent a The Essex Note B Holder has made any payments or advances to cure defaults pursuant to The Essex Intercreditor Agreement, to each of The Essex Note B Holders, pro rata (based on their respective entitlements to reimbursement for cure payments) to reimburse the such noteholder for all such cure payments;

(x)        tenth, if the proceeds of any foreclosure sale or any liquidation of any of The Essex Whole Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(ix) and, as a result of a workout the aggregate principal balance of a The Essex B Note has been reduced, to each of The Essex Note B Holders, pro rata, in an amount up to the reduction, if any, of the principal balance of such note as a result of such workout, plus interest on such aggregate amount at the related interest rate of such The Essex B Note; and

(xi)       eleventh, if any excess amount is available to be distributed in respect of The Essex Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(x), any remaining amount shall be paid pro rata to the Noteholders in accordance with their respective initial The Essex Percentage Interests.

“The Essex Relative Spread” with respect to any The Essex Note and any date of determination will mean the ratio of the interest rate of such The Essex Note to the weighted average as of such date of determination (prior to taking into account any payments made on account of principal as of such date) of the interest rates on all The Essex Notes based on their principal balances.

“The Essex Percentage Interest” with respect to any of The Essex Notes means a fraction, expressed as a percentage, the numerator of which is the principal balance of such The Essex Note and the denominator of which is the sum of the principal balance of all The Essex Notes.

“The Essex Sequential Pay Event” any event of default with respect to an obligation to pay money due under The Essex Mortgage Loan, any other event of default for which The Essex Mortgage Loan is actually accelerated or any other event of default which causes The Essex Mortgage Loan to become a Specially Serviced Loan, or any bankruptcy or insolvency event that constitutes an event of default; provided, however, that unless the B14 Master Servicer or the B14 Special Servicer, as applicable, under the servicing agreement has notice or knowledge of such event at least 10 business days prior to the applicable distribution date, distributions will be made sequentially beginning on the subsequent distribution date; provided, further, that the aforementioned requirement of notice or knowledge will not apply in the case of distribution of the final proceeds of a liquidation or final disposition of The Essex Mortgage Loan.  A The Essex Sequential Pay Event will no longer exist to the extent it has been cured (including any cure payment made by a curing noteholder in accordance with The Essex Intercreditor Agreement) and will not be deemed to exist to the extent any curing noteholder is exercising its cure rights under The Essex Intercreditor Agreement or the default that led to the occurrence of such Sequential Pay Event has otherwise been cured or waived.

Workout

If the B14 Special Servicer, in connection with a workout or proposed workout of The Essex Whole Loan, modifies the terms thereof such that (i) the principal balance of The Essex Whole Loan is decreased, (ii) the applicable note interest rate or scheduled amortization payments on The Essex Whole Loan are reduced, (iii) payments of interest or principal on any The Essex Note are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of The Essex Whole Loan, such modification will not alter, and any modification of the Mortgage Loan documents will be structured to preserve, the sequential order of payment of The Essex Notes as set forth in the related Mortgage Loan agreement and the priority of payment described under “—Application of Payments” above. Accordingly, any modification, amendment or waiver resulting in a reduction in the principal entitlement as a result of a workout of The Essex Whole Loan will be applied to The Essex Notes in the following order: (a) first, to the reduction of the note principal balance of each of The Essex B Notes, on a pari passu basis, until the note principal balance of each such note is reduced to zero; and (b) second, to the reduction of the note principal balance of each of The Essex A Notes, on a pari passu basis, until the note principal balance of each such note is reduced to zero.

Cure Rights

In the event that the related borrower fails to make any payment of principal or interest on The Essex Whole Loan by the end of the applicable grace period or any other event of default under The Essex Whole Loan documents occurs and is continuing, unless The Essex Control Appraisal Period has occurred and is continuing with respect to The Essex Whole Loan, The Essex Controlling Noteholder will have the right to cure such event of default subject to certain limitations set forth in The Essex Intercreditor Agreement.  Unless the holder of The Essex Mortgage Loan consents to additional cure periods, The Essex Controlling Noteholder will be limited to (a) four cures of monetary defaults, no more than three (3) of which may be consecutive, and (b) three cures of non-monetary defaults in each case, over the term of The Essex Whole Loan.  The Essex Controlling Noteholder will not be required to pay any default interest or late charges in order to effect a cure.

Purchase Option

If an event of default with respect to The Essex Whole Loan has occurred and is continuing, The Essex Controlling Noteholder will have the option to purchase The Essex Whole Loan in whole but not in part at a price generally equal to the sum, without duplication, of (a) the aggregate principal balance of The Essex A Notes, (b) accrued and unpaid interest on the principal balance of The Essex A Notes at its net interest rate from the date as to which interest was last paid in full by the related borrower up to and including the end of the interest accrual period related to the monthly payment date next following the date of the purchase, (c) any other amounts due under The Essex Whole  Loan to the holder of The Essex A Notes but excluding prepayment premiums, default interest, late fees, exit fees and any other similar fees (unless the purchaser is The Essex Whole Loan borrower or a borrower related party), (d) any unreimbursed Servicing Advances and any expenses incurred in enforcing The Essex Whole Loan documents, including, without limitation, Servicing Advances and earned and unpaid Special Servicing Fees incurred by or on behalf of the holders of The Essex Notes (without duplication of amounts under clause (c) above), (e) any accrued and unpaid interest on Advances with respect to an Advance made by or on behalf of the holder of a The Essex A Note (without duplication of amounts under clause (c) above), (f) (i) if The Essex Whole Loan borrower or a borrower related party is the purchaser or (ii) if The Essex Whole Loan is purchased more than 90 days after such option first becomes exercisable pursuant to The Essex Intercreditor Agreement, any Liquidation Fees or Workout Fees payable with respect to The Essex Whole Loan, or (iii) if The Essex Whole Loan is purchased more than 120 days after such option first becomes exercisable pursuant to The Essex Intercreditor Agreement, any default interest on the principal balance of The Essex A Notes at the applicable default rate applicable from the date as to which default interest was last paid in full by The Essex Whole Loan borrower and (g) any recovered costs not reimbursed previously to holders of The Essex A Notes pursuant to The Essex Intercreditor Agreement.  Notwithstanding the foregoing, if the purchasing noteholder is purchasing from The Essex Whole Loan borrower or a borrower related party, the purchase price will not include the amounts described above under clauses (d) through (f).

Sale of Defaulted Whole Loan

Upon The Essex Whole Loan becoming a defaulted mortgage loan, the B14 Special Servicer will be required to sell The Essex A Notes together with The Essex B Notes as notes evidencing one The Essex Whole Loan in accordance with the terms of the B14 PSA. Notwithstanding the foregoing, the B14 Special Servicer will not be required or permitted to sell the Essex B Notes without the consent of the holders of the Essex B Notes.

Notwithstanding the foregoing, the B14 Special Servicer will not be permitted to sell The Essex Whole Loan if The Essex Whole Loan becomes a defaulted The Essex Whole Loan without the written consent of The Essex Non-Controlling Note Holders (as defined below) (provided that such consent is not required if a holder of a The Essex Non-Controlling Note Holder is a borrower affiliate) unless the B14 Special Servicer has delivered to each The Essex Non-Controlling Note Holder: (a) at least 15 business days’ prior written notice of any decision to attempt to sell The Essex Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the B14 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for The Essex Whole Loan, and any documents in the servicing file reasonably requested by any The Essex Non-Controlling Note Holder that are material to the price of The Essex Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the related directing holder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the B14 Master Servicer or the B14 Special Servicer in connection with the proposed sale; provided that The Essex Non-Controlling Note Holder may waive any of the delivery or timing requirements described in this sentence.

Control and Consultation Rights

The controlling note holder (“The Essex Controlling Noteholder”) under The Essex Intercreditor Agreement will be (i) the holder of a majority of The Essex B Notes (by principal balance) (the “Majority B Noteholder”), unless a The Essex Control Appraisal Period has occurred and is continuing; or (ii) if a The Essex Control Appraisal Period has occurred and is continuing, the holder of a majority of the holder of Note A-1-1 (the “Lead Note”); provided, however, that if the Majority B Noteholder would be The Essex Controlling Noteholder pursuant to the terms hereof, but any interest in The Essex B Notes is held by the borrower or a borrower related party, or the borrower or borrower related party would otherwise be entitled to exercise the rights of The Essex Controlling Noteholder, a The Essex Control Appraisal Period will be deemed to have occurred.

“The Essex Control Appraisal Period” means any period, with respect to The Essex Whole Loan, if and for so long as:

(a)   (1) the initial The Essex B Note aggregate principal balance minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, The Essex B Notes after the date of creation of The Essex B Notes, (y) any appraisal reduction amount for The Essex Whole Loan that is allocated to The Essex B Notes and (z) any losses realized with respect to the Mortgaged Property or The Essex Whole Loan that are allocated to The Essex B Notes, is less than

(b)   twenty-five percent (25%) of the remainder of the (i) initial The Essex B Note principal balance less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holder of The Essex B Notes on The Essex B Notes after the date of creation of The Essex B Notes.

The Essex Controlling Noteholder is entitled to avoid its applicable The Essex Control Appraisal Period caused by application of an appraisal reduction amount upon satisfaction of certain conditions, including without limitation, (i) delivery of additional collateral in the form of either (x) cash or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in The Essex Intercreditor Agreement (either (x) or (y) “The Essex Threshold Event Collateral”) and (ii) The Essex Threshold Event Collateral is in an amount which, when added to the appraised value of the Mortgaged Property as determined pursuant to the B14 PSA, would cause The Essex Control Appraisal Period not to occur.

Pursuant to the terms of The Essex Intercreditor Agreement, prior to the occurrence and continuance of a The Essex Control Appraisal Period with respect to The Essex Whole Loan, with respect to any consent, modification, amendment or waiver under or other action in respect of a “mortgage” (as defined under The Essex Intercreditor Agreement) (whether or not a servicing transfer event has occurred and is continuing) that would constitute a The Essex Major Decision, the B14 Master Servicer or the B14 Special Servicer, as applicable, is required to provide The Essex Controlling Noteholder with at least 10 business days (or, in the case of a determination of an Acceptable Insurance Default, 20 days) prior notice requesting consent to the requested The Essex Major Decision.  The B14 Master Servicer or the B14 Special Servicer may not take any action with respect to such The Essex Major Decision (or make a determination not to take action with respect to such The Essex Major Decision), unless and until the B14 Special Servicer receives written consent of The Essex Controlling Noteholder; provided that The Essex Controlling Noteholder’s consent rights will expire if the related master servicer or special servicer delivers a second notice within five business days of the first notice and The Essex Controlling Noteholder fails to respond within 5 business days of receipt of the second notice.

“The Essex Major Decision” means:

(a)      at any time that the Note A-1-1 is included in the Benchmark 2019-B14 Mortgage Trust,

(i)         a major decision under the B14 PSA; or

(ii)        any modification, waiver or amendment of the master lease , the nominee agreement and certain additional agreements related to the use of the property and the subordinate debt payable to the order of the City of New York, acting by and through the Department of Housing Preservation and Development; or

(b)      at any time that Note A-1-1 is not included in a securitization,

(i)         any proposed or actual foreclosure upon or comparable conversion (which will include acquisitions of any REO Property) of the ownership of the property or properties securing The Essex Whole Loan if it comes into and continues in default;

(ii)        any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of the related loan documents or any extension of the maturity date of The Essex Whole Loan;

(iii)       following a default or an event of default with respect to the related loan documents, any exercise of remedies, including the acceleration of The Essex Whole Loan or initiation of any proceedings, judicial or otherwise, under the related loan documents;

(iv)       any sale of The Essex Whole Loan (when it is a defaulted loan) or REO Property for less than the applicable Purchase Price;

(v)        any determination to bring the Mortgaged Property or REO Property into compliance with applicable environmental laws or to otherwise address any hazardous materials located at the Mortgaged Property or REO Property;

(vi)       any release of material collateral or any acceptance of substitute or additional collateral for The Essex Whole Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related the related loan documents and for which there is no lender discretion;

(vii)      any waiver of any determination not to enforce a “due-on-sale” or “due-on-encumbrance” clause with respect to The Essex Whole Loan or any consent to such a waiver or any consent to a transfer of all or any portion of the Mortgaged Property or of any direct or indirect legal or beneficial interests in the related borrower;

(viii)     any incurrence of additional debt by the related borrower or any mezzanine financing by any direct or indirect beneficial owner of the related borrower (to the extent that the lender has consent rights pursuant to the related loan documents);

(ix)      any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement or other similar agreement with any mezzanine lender or subordinate debt holder related to The Essex Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto;

(x)       any property management company changes, including, without limitation, approval of a new property manager or the termination of a manager and appointment of a new property manager or franchise changes, and any new management agreement or amendment, modification or termination of any management agreement (in each case, if the lender is required to consent or approve such changes under the related loan documents);

(xi)      releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the related mortgage loan documents and for which there is no lender discretion;

(xii)     any acceptance of an assumption agreement releasing a borrower, guarantor or other obligor from liability under The Essex Whole Loan other than pursuant to the specific terms of The Essex Whole Loan and for which there is no lender discretion;

(xiii)    any determination of an Acceptable Insurance Default;

(xiv)    any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and nondisturbance or attornment agreement in connection with any lease, at a Mortgaged Property if it would be “material lease” as defined in the related loan documents; or

(xv)     any modification, waiver or amendment of the master lease , the nominee agreement and certain additional agreements related to the use of the property and the subordinate debt payable to the order of the City of New York, acting by and through the Department of Housing Preservation and Development.

Notwithstanding the foregoing, the Master Servicer or the Special Servicer, as the case may be, is not required to follow any advice or consultation provided by the holder of The Essex Controlling Noteholder (or its representative) that would require or cause the holder of The Essex Mortgage Loan (or the Master Servicer or the Special Servicer, as the case may be, acting on its behalf), to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the holder of The Essex Mortgage Loan (or the Master Servicer or the Special Servicer, as the case may be, acting on its behalf) to violate provisions of The Essex Intercreditor Agreement or the B14 PSA, require or cause the holder of The Essex Mortgage Loan (or the Master Servicer or the Special Servicer, as the case may be, acting on its behalf) to violate the terms of The Essex Whole Loan, or materially expand the scope of any holder of The Essex Mortgage Loan’s (or the Master Servicer’s or the Special Servicer’s, as applicable) responsibilities under The Essex Intercreditor Agreement or the B14 PSA.

The holders of The Essex Pari Passu Companion Loans, other than the Lead Note, are referred to herein as “The Essex Non-Controlling Noteholders”. Pursuant to the terms of The Essex Intercreditor Agreement, at any time the holder of Lead Note is The Essex Controlling Noteholder, the B14 Special Servicer will be required to consult with each The Essex Non-Controlling Noteholder (or its related representative) on a strictly non-binding basis with respect to any The Essex Major Decision or the implementation of any recommended actions in the summary of the asset status report relating to The Essex Whole Loan.

Notwithstanding the foregoing, after the expiration of a period of 10 business days (or, in the case of a determination of an acceptable insurance default, 20 days) from the delivery to a The Essex Non-Controlling Noteholder (or its related representative) by the B14 Special Servicer of written notice of a proposed action, together with copies of the notice, information and report required to be provided to The Essex Non-Controlling Noteholders, the B14 Special Servicer will no longer be obligated to consult with such The Essex Non-Controlling Noteholder (or its representative), whether or not such The Essex Non-Controlling Noteholder (or its representative) has responded within such 10 business day or 20 day period.

Notwithstanding the consultation rights of any The Essex Non-Controlling Noteholder (or its representative) set forth in the immediately preceding paragraph, the B14 Master Servicer or the B14 Special Servicer, as applicable, may make any The Essex Major Decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day or 20 day period if the B14 Master Servicer or the B14 Special Servicer, as applicable, determines that immediate action with respect thereto is necessary to protect the interests of The Essex Noteholders. In no event will the related master servicer or related special servicer, as applicable, for any The Essex Non-Controlling Noteholder be obligated at any time to follow or take any alternative actions recommended by any The Essex Non-Controlling Noteholder (or its representative).

Special Servicer Appointment Rights

Pursuant to the terms of The Essex Intercreditor Agreement and the B14 PSA, The Essex Controlling Noteholder (prior to the occurrence and continuance of a The Essex Control Appraisal Period with respect to The Essex Whole Loan) will have the right, with or without cause, to replace the B14 Special Servicer then acting with respect to The Essex Whole Loan and appoint a replacement special servicer in lieu of such special servicer.  The Directing Certificateholder (after the occurrence and during the continuance of a The Essex Control Appraisal Period) will have the right, with or without cause (subject to the limitations set forth in the B14 PSA and described herein), to replace the B14 Special Servicer then acting with respect to The Essex Whole Loan and appoint a replacement special servicer in lieu of such special servicer.

Midtown Center Whole Loan

General

The Midtown Center Mortgage Loan (as defined below), representing approximately 3.2% of the Initial Pool Balance, is part of a Whole Loan evidenced by 13 promissory notes each of which is secured by the same mortgage instrument on the same Mortgaged Property, with an aggregate initial principal amount of $525,000,000.  Notes A-2-6 and A-2-7 with an aggregate initial principal balance of $32,525,000 (collectively, the “Midtown Center Mortgage Loan”), will be deposited into this securitization.

The Midtown Center Whole Loan (as defined below) is evidenced by (i) the Midtown Center Mortgage Loan, (ii) eight senior promissory notes, Notes A-1-1, A-1-2, A-1-3, A-2-1, A-2-2, A-2-3, A-2-4 and A-2-5, which have an aggregate initial principal balance of $349,475,000 (the “Midtown Center Pari Passu Companion Loans” and, together with the Midtown Center Mortgage Loan, the “Midtown Center Senior Notes”) and (iii) three subordinate promissory notes, Notes B-1-1, B-1-2 and B-1-3 (the “Midtown Center Subordinate Companion Loans” and, together with the Midtown Center Pari Passu Companion Loans, the “Midtown Center Companion Loans”), which have an aggregate initial principal balance of $143,000,000. The Midtown Center Senior Notes are generally pari passu in right of payment with each other, and the Midtown Center Subordinate Companion Loans are generally subordinate in right of payment to the Midtown Center Senior Notes.

Only the Midtown Center Mortgage Loan is included in the issuing entity.  The current holders of the Midtown Center Notes are set forth in the table entitled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

The Midtown Center Mortgage Loan, the Midtown Center Pari Passu Companion Loans and the Midtown Center Subordinate Companion Loans are collectively referred to in this prospectus as the “Midtown Center Whole Loan”.  The rights of the holders of the promissory notes evidencing the Midtown Center Whole Loan (the “Midtown Center Noteholders”) are subject to an Intercreditor Agreement (the “Midtown Center Intercreditor Agreement”).  The Midtown Center Whole Loan will be serviced and administered pursuant to the DC Office Trust 2019-MTC TSA and the Midtown Center Intercreditor Agreement.  The following summaries describe certain provisions of the Midtown Center Intercreditor Agreement.

Servicing

The Midtown Center Whole Loan is expected to be serviced pursuant to the terms of the DC Office Trust 2019-MTC TSA by Wells Fargo Bank, National Association, as servicer (the “Midtown Center Servicer”), and, if necessary, CWCapital Asset Management LLC, as special servicer (the “Midtown Center Special Servicer”), which will govern the terms of the DC Office Trust 2019-MTC securitization into which each of the Midtown Center Pari Passu Companion Loans evidenced by Notes A-1-1, A-1-2 and A-1-3 and the Midtown Center Subordinate Companion Loans  will be deposited, in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, but subject to the terms of the Midtown Center Intercreditor Agreement.  See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Distributions

The Midtown Center Intercreditor Agreement provides, in general, that (i) each Midtown Center Senior Note and the rights of the holder thereof to receive payments of interest, principal and other amounts with respect thereto are made on a pro rata and pari passu basis with each other Midtown Center Senior Note and (ii) the Midtown Center Subordinate Companion Loans and the right of the holders thereof to receive payments of interest, principal and other amounts with respect thereto is at all times, junior, subject and subordinate to the Midtown Center Senior Notes and the right of the holders thereof to receive payments of interest, principal and other amounts with respect thereto, in each case to the extent described below.

Application of Payments Prior to an Event of Default

Prior to the occurrence and continuance of an event of default with respect to the Midtown Center Whole Loan, any collections received in respect of the Midtown Center Whole Loan or related Mortgaged Property will be applied to the Midtown Center Mortgage Loan, the Midtown Center Pari Passu Companion Loans and the Midtown Center Subordinate Companion Loans in accordance with Midtown Center mortgage loan agreement.

Accordingly, subject to the right of the Midtown Center Servicer, the Midtown Center Special Servicer, the trustee and the certificate administrator under the DC Office Trust 2019-MTC TSA to be reimbursed for any unanticipated trust fund expenses in accordance with the DC Office Trust 2019-MTC TSA, the monthly debt service payment on the Midtown Center Whole Loan will be applied:  first, to the payment of interest due and payable on the Midtown Center Senior Notes, pro rata and pari passu; second, to the payment of interest due and payable on each of the Midtown Center Subordinate Companion Loans, pro rata and pari passu; third, to the reduction of the outstanding principal balance of each of the Midtown Center Senior Notes, pro rata and pari passu, until the outstanding principal balance of each such Midtown Center Senior Note is reduced to zero; and fourth, to the reduction of the outstanding principal balance of Midtown Center Subordinate Companion Loans, pro rata and pari passu, until the outstanding principal balance of each such Midtown Center Subordinate Companion Loan is reduced to zero.

Application of Payments After an Event of Default

Following the occurrence and during the continuance of an event of default with respect to the Midtown Center Whole Loan, payments and proceeds with respect to the Midtown Center Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

First, to provide reimbursement to the Midtown Center Servicer and the trustee under the DC Office Trust 2019-MTC TSA (the “Midtown Center Trustee”) for any nonrecoverable servicing advances and administrative advances and any interest thereon;

Second, to provide reimbursement to holders of the Midtown Center Senior Notes for any nonrecoverable monthly debt service advances and interest thereon on the Midtown Center Senior Notes, on a pari passu and pro rata basis, then to provide reimbursement to holders of the Midtown Center Subordinate Companion Loans for any nonrecoverable monthly debt service advances and interest thereon on the Midtown Center Subordinate Companion Loans, on a pari passu and pro rata basis;

Third, to provide reimbursement to the Midtown Center Servicer and Midtown Center Trustee, as applicable, for any servicing advances and administrative advances plus any interest thereon and any trust fund expenses;

Fourth, to the holders of the Midtown Center Senior Notes on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest (other than default interest) on the outstanding principal of their respective notes;

Fifth, to the holders of the Midtown Center Senior Notes on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on monthly debt service advances;

Sixth, to the holders of the Midtown Center Subordinate Companion Loans, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest (other than default interest) on the outstanding principal of their respective notes;

Seventh, to the holders of the Midtown Center Subordinate Companion Loans, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on monthly debt services advances on the B Notes;

Eighth, to the holders of the Midtown Center Senior Notes, payments of principal, on a pro rata and pari passu basis, based on their outstanding principal balances, until their principal balances have been reduced to zero;

Ninth, to the holders of the Midtown Center Subordinate Companion Loans, payments of principal on a pro rata and pari passu basis, based on their outstanding principal balances, until their principal balances have been reduced to zero;

Tenth, to pay the Midtown Center Servicer or the Midtown Center Special Servicer any amounts to be applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items;

Eleventh, to fund any other reserves to the extent then required to be held in escrow;

Twelfth, to pay to the holders of the Midtown Center Senior Notes any yield maintenance or other prepayment premium then due and payable to the holders of the Midtown Center Senior Notes, on a pro rata and pari passu basis, then to the holders of the Midtown Center Subordinate Companion Loans any yield maintenance or other prepayment premium then due and payable to the holders of the Midtown Center Subordinate Companion Loans, on a pro rata and pari passu basis;

Thirteenth,  to pay the Midtown Center Servicer or the Midtown Center Special Servicer default interest and late fees then due and payable under the Midtown Center Whole Loan documents, all of which will be applied in accordance with the DC Office Trust 2019-MTC TSA;

Fourteenth, to pay any additional servicing compensation that the Midtown Center Servicer or the Midtown Center Special Servicer is entitled to receive under the DC Office Trust 2019-MTC TSA; and

Fifteenth, any remaining amount will be paid pro rata to the holders of the Midtown

Center Companion Loans and the issuing entity as holder of the Midtown Center Mortgage Loan, based on the original principal balance of the Midtown Center Mortgage Loan and the Midtown Center Companion Loans.

If a P&I Advance is made with respect to the Midtown Center Mortgage Loan pursuant to the terms of the PSA, unless such P&I Advance is determined to be nonrecoverable, that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Midtown Center Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances”, on other mortgage loans in this securitization, but not out of payments or other collections on the Midtown Center Companion Loans.

The issuing entity is required to pay its pro rata share of any unanticipated trust fund expenses relating to the servicing of the Midtown Center Whole Loan in accordance with the DC Office Trust 2019-MTC TSA and the Midtown Center Intercreditor Agreement to the extent that such amounts remain unpaid or unreimbursed after funds received from the related borrower for payment of such amounts and any principal and interest collections allocable to the Midtown Center Subordinate Companion Loans have been applied to pay such amounts.

To the extent collections received after the final liquidation of the Midtown Center Whole Loan or the related Mortgaged Property are not sufficient to pay such fees and expenses incurred in connection with the servicing and administration of the Midtown Center Whole Loan in full, the issuing entity will be required to pay or reimburse its pro rata share of such unpaid fees and expenses (after allocating such fees and expenses first to the Midtown Center Subordinate Companion Loans and then to the Midtown Center Senior Notes, in that order) from general collections on the other mortgage loans in the trust.  This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Consultation and Control

The controlling noteholder under the Midtown Center Intercreditor Agreement will be the securitization trust created pursuant to the terms of the DC Office Trust 2019-MTC TSA.  The terms of the DC Office Trust 2019-MTC TSA are not expected to provide for a directing certificateholder or similar party that will have consent and/or consultation rights with respect to the Midtown Center Whole Loan similar to those held by the Directing Certificateholder under the terms of the PSA.  The Midtown Center Servicer and Midtown Special Servicer will be required to make any servicing decisions with respect the Mortgage Loan in accordance with the servicing standard set forth in the DC Office Trust 2019-MTC TSA, but will not be required to obtain the consent of any party prior to taking any servicing action.  The DC Office Trust 2019-TSA is, however, expected to provide that the Midtown Center Servicer and Midtown Special Servicer will be required to consult with the risk retention consultation parties named in the DC Office Trust 2019-MTC TSA (the “Midtown Center Risk Retention Consultation Parties”) with respect to certain matters that are similar to those granted to the Risk Retention Consultation Party under the PSA.   See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

In addition, pursuant to the terms of the Midtown Center Intercreditor Agreement, the issuing entity, as a non-controlling note holder will (i) have the right to receive copies of all notices, information and reports that the Midtown Center Servicer or the Midtown Center Special Servicer, as applicable, is required to provide to the Midtown Center Risk Retention Consultation Parties (within the same time frame such notices, information and reports to the Midtown Center Risk Retention Consultation Parties without regard to whether or not the Midtown Center Risk Retention Consultation Parties actually have lost any rights to receive such information as a result of a consultation termination event or control termination event under the DC Office Trust 2019-MTC TSA) with respect to any major decisions to be taken with respect to the Midtown Center Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Midtown Center Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the issuing entity requests consultation with respect to certain major decisions to be taken with respect to the Midtown Center Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Midtown Center Whole Loan.  The consultation rights of the issuing entity will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the issuing entity has responded within such period; provided that if the Midtown Center Servicer or the Midtown Center Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal.  Notwithstanding the consultation rights of the issuing entity as described above the Midtown Center Servicer or the Midtown Center Special Servicer, as applicable, is permitted to make any material decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Midtown Center Mortgage Loan, the related the Midtown Center Pari Passu Companion Loans and the related the Midtown Center Subordinate Companion Loans.  Neither the Midtown Center Servicer nor the Midtown Center Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Midtown Center Mortgage Loan (or its representative).

Sale of Defaulted Midtown Center Whole Loan

Pursuant to the terms of the Midtown Center Intercreditor Agreement, if the Midtown Center Whole Loan becomes a specially serviced loan pursuant to the terms of the DC Office Trust 2019-MTC TSA, and if the Midtown Center Special Servicer determines to sell the Midtown Center Pari Passu Companion Loans in accordance with the DC Office Trust 2019-MTC TSA, then the Midtown Center Special Servicer will be required to sell the Midtown Center Mortgage Loan together with the Midtown Center Pari Passu Companion Loans and the Midtown Center Subordinate Companion Loans as one whole loan.  In connection with any such sale, the Midtown Center Special Servicer will be required to follow the procedures set forth under the DC Office Trust 2019-MTC TSA.  See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.  Proceeds of the sale of the Midtown Center Whole Loan will be distributed in accordance with the priority of payments described in “—Application of Payments After an Event of Default” above.

Notwithstanding the foregoing, the Midtown Center Special Servicer will not be permitted to sell the Midtown Center Pari Passu Companion Loans together with the Midtown Center Mortgage Loan if such loan becomes a defaulted loan without the written consent of the issuing entity as holder of the Midtown Center Mortgage Loan (provided that such consent is not required if the issuing entity is the borrower or an affiliate of the borrower) unless the Midtown Center Special Servicer has delivered to the issuing entity:  (a) at least 15 business days’ prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Midtown Center Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Midtown Center Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity that are material to the price of the Midtown Center Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Midtown Center Servicer or the Midtown Center Special Servicer in connection with the proposed sale; provided that the issuing entity may waive any of the delivery or timing requirements described in this sentence.  Subject to the terms of the DC Office Trust 2019-MTC TSA, the holder of the Midtown Center Mortgage Loan (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan (unless such person is the borrower or an agent or affiliate of the borrower).

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the 15 largest Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of this prospectus.

Additionally, an Asset Data File containing certain detailed information regarding the Mortgage Loans for the reporting period specified therein will be filed or caused to be filed by the depositor on Form ABS-EE on or prior to the date of filing of this prospectus and available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

German American Capital Corporation, Goldman Sachs Mortgage Company, and Citi Real Estate Funding Inc. are sponsors of, and mortgage loan sellers in, this securitization transaction (in such capacity, the “Sponsors” or “Mortgage Loan Sellers”, as applicable).

For a description of certain affiliations, relationships and related transactions between the sponsors and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

German American Capital Corporation

General. German American Capital Corporation, a Maryland corporation (“GACC”), is a sponsor and a mortgage loan seller in this securitization transaction.  Deutsche Bank AG, New York Branch (“DBNY”) or DBR Investments Co. Limited, an Exempted Company incorporated in the Cayman Islands (“DBRI”), each an affiliate of GACC, originated (either directly or, in some cases, through table funding arrangements) all of the GACC Mortgage Loans, except with respect to (i) the Century Plaza Towers Whole Loan, which was co-originated by DBNY, Wells Fargo Bank, National Association and Morgan Stanley Bank, N.A., (ii) the Wind Creek Leased Whole Loan, which was originated by Cantor Commercial Real Estate Lending, L.P. (“CCRE”) and which DBRI has acquired prior to the date hereof and (iii) and the BOA Building Tulsa Mortgage Loan, which was originated by CCRE and which DBNY has acquired prior to the date hereof. DBNY or DBRI, as applicable, has reunderwritten such acquired loans in accordance with the procedures described under “—DB Originators’ Underwriting Guidelines and Processes” below, subject to any exceptions, if any, identified under “—Exceptions”.

GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation.  GACC is an affiliate of (i) DBRI, an originator, (ii) DBNY, an originator, a Retaining Party, an initial Risk Retention Consultation Party, and an initial holder of a portion of the VRR Interest, (iii) Deutsche Bank Securities Inc., an underwriter, and (iv) the depositor.  The principal offices of GACC are located at 60 Wall Street, New York, New York 10005. Prior to the date of this prospectus, DBRI purchased for cash from DBNY each of the GACC Mortgage Loans (or, in certain cases, a 100% equity participation in such GACC Mortgage Loans) originated by DBNY, other than the BOA Building Tulsa Mortgage Loan. It is expected that, prior to pricing of the Offered Certificates, DBRI will purchase for cash from DBNY a 100% equity participation interest in the BOA Building Tulsa Mortgage Loan. DBRI and DBNY will sell their respective interests in the GACC Mortgage Loans to GACC on the Closing Date. During the period from DBRI’s purchase to the Closing Date, DBRI will have borne the credit risk in respect of the GACC Mortgage Loans. In addition, DBRI is the current holder of certain of the Century Plaza Towers Pari Passu Companion Loans, 180 Water Pari Passu Companion Loans and 225 Bush Pari Passu Companion Loans, which are expected to be securitized in one or more future securitizations.

Deutsche Bank AG (together with certain affiliates, “Deutsche Bank”) filed a Form 6-K with the SEC on December 23, 2016. The Form 6-K states that Deutsche Bank “has reached a settlement in principle with the Department of Justice in the United States (“DOJ”) regarding civil claims that the DOJ considered in connection with the bank’s issuance and underwriting of residential mortgage-backed securities (RMBS) and related securitization activities between 2005 and 2007. Under the terms of the settlement agreement, Deutsche Bank agreed to pay a civil monetary penalty of US dollar 3.1 billion and to provide US dollar 4.1 billion in consumer relief in the United States. The consumer relief is expected to be primarily in the form of loan modifications and other assistance to homeowners and borrowers, and other similar initiatives to be determined, and delivered over a period of at least five years.” On January 17, 2017, the DOJ issued a press release officially announcing a $7.2 billion settlement with Deutsche Bank “resolving federal civil claims that Deutsche Bank misled investors in the packaging, securitization, marketing, sale and issuance of residential mortgage-backed securities (RMBS) between 2006 and 2007. . . . The settlement requires Deutsche Bank to pay a $3.1 billion civil penalty under the Financial

Institutions Reform, Recovery and Enforcement Act (FIRREA). Under the settlement, Deutsche Bank will also provide $4.1 billion in relief to underwater homeowners, distressed borrowers and affected communities.”

Pursuant to certain interim servicing agreements between GACC and/or certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, two of the Mortgage Loans (7.9%) to be contributed to this securitization by GACC.

GACC’s Securitization Program. GACC has been engaged as an originator and/or seller/contributor of loans into CMBS securitizations for more than ten years.

GACC has been a seller of loans into securitization programs including (i) the “COMM” program, in which its affiliate Deutsche Mortgage & Asset Receiving Corporation (“DMARC”) is the depositor, (ii) the “CD” program in which DMARC is the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., (iii) the “Benchmark” program in which DMARC is the depositor on a rotating basis with JPMorgan and Citigroup, and (iv) programs where third party entities, including affiliates of General Electric Capital Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others, have acted as depositors.

Under the COMM name, GACC has had two primary securitization programs, the “COMM FL” program, into which large floating rate commercial mortgage loans were securitized, and the “COMM Conduit/Fusion” program, into which both fixed rate conduit loans and large loans were securitized.

GACC acquires both fixed rate and floating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties. The total amount of loans securitized by GACC from October 1, 2010 through September 30, 2019 is approximately $77.405 billion.

GACC or its affiliate has purchased loans for securitization in the past and it may elect to purchase loans for securitization in the future. If GACC or its affiliate purchases loans for securitization, GACC or such affiliate will either reunderwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters or initial purchasers, GACC works with NRSROs, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and NRSRO criteria.

For the most part, GACC and its affiliates rely on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the NRSROs. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC and its affiliates have servicing arrangements is conducted under the purview of loan underwriting personnel.

Pursuant to an MLPA, GACC will make certain representations and warranties, subject to certain exceptions set forth therein (and in Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the depositor (the “GACC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject GACC Mortgage Loans or such other standard as is described in the related MLPA, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, replace the subject Mortgage Loan with a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. The depositor will assign certain of its rights under each MLPA to the issuing entity. In addition, GACC has agreed to indemnify the depositor, the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates. See “Pooling and Servicing Agreement—Assignment of the Mortgage Loans”.

Review of GACC Mortgage Loans.

Overview. GACC, in its capacity as the Sponsor of the GACC Mortgage Loans, has conducted a review of the GACC Mortgage Loans in connection with the securitization described in this prospectus. GACC determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the GACC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GACC’s affiliates (the “GACC Deal Team”). The review procedures described below were employed with respect to all of the GACC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the GACC Deal Team created a data tape (the “GACC Data Tape”) containing detailed loan-level and property-level information regarding each GACC Mortgage Loan. The GACC Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the DB Originators during the underwriting process. After origination of each GACC Mortgage Loan, the GACC Deal Team updated the information in the GACC Data Tape with respect to the GACC Mortgage Loan based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GACC Deal Team. The GACC Data Tape was used by the GACC Deal Team to provide the numerical information regarding the GACC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of GACC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GACC relating to information in this prospectus regarding the GACC Mortgage Loans. These procedures included:

●	comparing the information in the GACC Data Tape against various source documents provided by GACC that are described above under “—Data Tape”;

●	comparing numerical information regarding the GACC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GACC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the GACC Mortgage Loans disclosed in this prospectus.

Legal Review. GACC engaged various law firms to conduct certain legal reviews of the GACC Mortgage Loans for disclosure in this prospectus. In anticipation of securitization of each GACC Mortgage Loan originated by the applicable DB Originator, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from GACC’s standard form loan documents. In addition, origination counsel for each GACC Mortgage Loan reviewed GACC’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties set forth on Annex D-2.

Securitization counsel was also engaged to assist in the review of the GACC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan documents with respect to certain of the GACC Mortgage Loans that deviate materially from GACC’s standard form document, (ii) a review of the loan summaries referred to above relating to the GACC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each GACC Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each GACC Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions of the Code.

GACC prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the GACC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GACC Mortgage Loans included in the next 5 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GACC Mortgage Loan, GACC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each GACC Mortgage Loan, GACC, together with origination counsel, conducted a search with respect to each borrower under the related GACC Mortgage Loan to determine whether it filed for bankruptcy. If GACC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GACC Mortgage Loan, GACC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the GACC Mortgage Loans originated by a DB Originator, the GACC Deal Team also consulted with the applicable GACC Mortgage Loan origination team to confirm that the GACC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—DB Originators’ Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, GACC determined that the disclosure regarding the GACC Mortgage Loans in this prospectus is accurate in all material respects. GACC also determined that the GACC Mortgage Loans were originated (or acquired and re-underwritten) in accordance with the applicable DB Originator’s origination procedures and underwriting criteria, except as described below under “—Exceptions”. GACC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

DB Originators’ Underwriting Guidelines and Processes.

General. DBRI and DBNY are each an originator and are affiliated with each other, GACC, Deutsche Bank Securities Inc., one of the underwriters, and the depositor. DBRI and DBNY are referred to as the “DB Originators” in this prospectus. Each DB Originator originates loans located in the United States that are secured by retail, multifamily, office, hotel and industrial/warehouse properties. All of the mortgage loans originated by a DB Originator generally are originated in accordance with the underwriting criteria described below. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and we cannot assure you that every mortgage loan will conform in all respects with the guidelines.

Loan Analysis. In connection with the origination of mortgage loans, the applicable DB Originator conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls, sales where applicable and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals are examined prior to approval of the mortgage loan through a review of available financial statements and public records searches. A member of the applicable DB Originator underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s sub-market and the utility of the mortgaged property within the sub-market. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Cash Flow Analysis. The applicable DB Originator reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Information”.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by the applicable DB Originator and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool” and Annex A-1 and Annex A-3. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal obtained in accordance with the guidelines described under “—Appraisal and Loan-to-Value Ratio” below. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and Loan-to-Value Ratio.  For each Mortgaged Property, the applicable DB Originator obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and the applicable DB Originator relies upon) a current (within 6 months of the origination date of the mortgage loan) comprehensive narrative appraisal conforming to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”) and Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisal is based on the “as-is” market value of the Mortgaged Property as of the date of value in its then-current condition, and in accordance with the Mortgaged Property’s highest and best use as determined within the appraisal. In certain cases, the applicable DB Originator may also obtain prospective or hypothetical values on an “as-stabilized”, “as-complete” and/or “hypothetical as-is” basis, reflecting stipulated assumptions including, but not limited to, leasing, occupancy, income normalization, construction, renovation, restoration and/or repairs at the Mortgaged Property. The applicable DB Originator then determines the loan-to-value ratio of the mortgage loan for origination or, if applicable, in connection with its acquisition of the mortgage loan, in each case based on the value and effective value dates set forth in the appraisal. In connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the applicable DB Originator relies upon the appraisal(s) obtained by the related originator. Such appraisal(s) may reflect a value for a particular Mortgaged Property that varies from an opinion of value of the applicable DB Originator. The information in this prospectus regarding such acquired mortgage loans, including, but not limited to, appraised values and loan-to-value ratios, reflects the information contained in such originator’s appraisal. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios of such acquired mortgage loans would not be different if a DB Originator had originated such mortgage loans. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Evaluation of Borrower. The applicable DB Originator evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. The applicable DB Originator evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, the applicable DB Originator either (i) obtains or updates (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the applicable DB Originator relies upon) an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the applicable DB Originator relies upon) an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, the applicable DB Originator reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, the applicable DB Originator either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Insurance Considerations”.

Physical Assessment Report. Prior to origination, the applicable DB Originator obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and the applicable DB Originator relies upon) a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. The applicable DB Originator reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the applicable DB Originator generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, the applicable DB Originator may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

Title Insurance Policy. The borrower is required to provide, and the applicable DB Originator reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and the applicable DB Originator reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the applicable DB Originator may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. The applicable DB Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, the applicable DB Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by a DB Originator. The typical required escrows for mortgage loans originated by a DB Originator are as follows:

●

Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the applicable DB Originator with sufficient funds to satisfy all taxes and assessments. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or the applicable DB Originator may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.

●

Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide the applicable DB Originator with sufficient funds to pay all insurance premiums. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

●

Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.

●

Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.

●

Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

The applicable DB Originator may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) the applicable DB Originator’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) the applicable DB Originator has structured springing escrows that arise for identified risks, (v) the applicable DB Originator has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) the applicable DB Originator believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—DB Originators’ Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by GACC may vary from, or may not comply with, the applicable DB Originator’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by GACC, the applicable DB Originator may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions. Disclosed above are the DB Originators’ general underwriting guidelines with respect to the GACC Mortgage Loans. One or more GACC Mortgage Loans may vary from the specific DB Originator underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more GACC Mortgage Loans, a DB Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases set forth below, the applicable DB Originator made exceptions and the underwriting of a particular GACC Mortgage Loan did not comply with all aspects of the disclosed criteria.

The GACC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act. GACC most recently filed a Form ABS-15G with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 13, 2019. GACC’s “Central Index Key” number is 0001541294. With respect to the period from and including October 1, 2016 to and including September 30, 2019, GACC did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization.  Neither GACC nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that DBNY (an affiliate of GACC and an originator of certain of the GACC Mortgage Loans) will retain the DBNY VRR Interest Portion as described under “Credit Risk Retention”.  However, GACC and/or its affiliates may acquire in the future certain additional classes of certificates.  Any such party will have the right to dispose of any such certificates (other than the DBNY VRR Interest) at any time. DBNY or an affiliate will be required to retain the DBNY VRR Interest Portion as further described under “Credit Risk Retention”.

The information set forth under “—German American Capital Corporation” has been provided by GACC.

Goldman Sachs Mortgage Company

General

Goldman Sachs Mortgage Company (“GSMC”) is a New York limited partnership, is a sponsor and a mortgage loan seller. The respective Mortgage Loans that GSMC is selling to the depositor in this securitization transaction are collectively referred to in this prospectus as the “GSMC Mortgage Loans”.

GSMC was formed in 1984.  Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is Goldman Sachs Bank USA (“GS Bank”).  GSMC’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000.  GSMC is an initial Risk Retention Consultation Party and an affiliate of GS Bank, an originator and the initial RR Interest Owner, and Goldman Sachs & Co. LLC, an underwriter.

GS Bank is the originator (or co-originator) of all of the GSMC Mortgage Loans. The Essex Site 2 Whole Loan was co-originated by GS Bank and JPMorgan Chase Bank, National Association. The Midtown Center Whole Loan was co-originated by GS Bank, Wells Fargo Bank, National Association and Bank of America, N.A.

Neither GSMC nor any of its affiliates will insure or guarantee distributions on the certificates.  The Certificateholders will have no rights or remedies against GSMC for any losses or other claims in connection with the certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by GSMC in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

GSMC’s Commercial Mortgage Securitization Program

As a sponsor, GSMC originates and acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the public and/or private securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS Commercial Securities Corporation II or another entity that acts in a similar capacity.  In coordination with its affiliates, Goldman Sachs Commercial Mortgage Capital, L.P., Goldman Sachs Bank USA (“GS Bank”) and other unaffiliated underwriters, GSMC works with rating agencies, investors, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction.

From the beginning of its participation in commercial mortgage securitization programs in 1996 through December 31, 2018, GSMC originated or acquired approximately 2,897 fixed and floating rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $120.2 billion.  As of December 31, 2018, GSMC had acted as a sponsor and mortgage loan seller on approximately 182 fixed and floating-rate commercial mortgage-backed securitization transactions.  GSMC securitized approximately $2.165 billion, $4.636 billion, $6.586 billion, $5.098 billion, $6.284 billion, $6.972 billion, $11.730 billion and $8.548 billion of commercial loans in public and private offerings in calendar years 2011, 2012, 2013, 2014, 2015, 2016, 2017 and 2018, respectively.

Review of GSMC Mortgage Loans

Overview. GSMC, in its capacity as the sponsor of the GSMC Mortgage Loans, has conducted a review of the GSMC Mortgage Loans in connection with the securitization described in this prospectus.  The review of the GSMC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GSMC’s affiliates (the “GSMC Deal Team”).  The review procedures described below were employed with respect to all of the GSMC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below.  No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the GSMC Deal Team created a database of loan-level and property-level information relating to each GSMC Mortgage Loan.  The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Goldman Originator during the underwriting process.  After origination of each GSMC Mortgage Loan, the GSMC Deal Team updated the information in the database with respect to the GSMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GSMC Deal Team.

A data tape (the “GSMC Data Tape”) containing detailed information regarding each GSMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The GSMC Data Tape was used by the GSMC Deal Team to provide certain numerical information regarding the GSMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. GSMC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GSMC, relating to information in this prospectus regarding the GSMC Mortgage Loans.  These procedures included:

●	comparing certain information in the GSMC Data Tape against various source documents provided by GSMC that are described above under “—Database”;

●	comparing numerical information regarding the GSMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GSMC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the GSMC Mortgage Loans disclosed in this prospectus.

Legal Review. GSMC engaged various law firms to conduct certain legal reviews of the GSMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each GSMC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from GSMC’s standard form loan documents.  In addition, origination counsel for each GSMC Mortgage Loan reviewed GSMC’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GSMC Mortgage Loans.  Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain GSMC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the GSMC Mortgage Loans prepared by origination counsel and (iii) a review of a due diligence questionnaire completed by the GSMC Deal Team.  Securitization counsel also reviewed the property release provisions, if any, for each GSMC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.  In addition, for each GSMC Mortgage Loan originated by GSMC or its affiliates, GSMC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Based on their respective reviews of pertinent sections of the related Mortgage Loan documents, origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries of those of the GSMC Mortgage Loans included in the ten largest Mortgage Loans in the Mortgage Pool, and the abbreviated Mortgage Loan summaries for those of the GSMC Mortgage Loans included in the next five largest Mortgage Loans in the Mortgage Pool, which summaries are incorporated on “Annex A-3—Description of Top Fifteen Mortgage Loans”. The applicable borrowers and borrowers’ counsel reviewed these GSMC Mortgage Loan summaries as well.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GSMC Mortgage Loan, GSMC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  GSMC conducted a search with respect to each borrower under a GSMC Mortgage Loan to determine whether it filed for bankruptcy after origination of the GSMC Mortgage Loan.  If GSMC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GSMC Mortgage Loan, GSMC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The GSMC Deal Team also consulted with the Goldman Originator to confirm that the GSMC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—Goldman Originator’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Goldman Originator’s Underwriting Guidelines and Processes—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, GSMC determined that the disclosure regarding the GSMC Mortgage Loans in this prospectus is accurate in all material respects. GSMC also determined that the GSMC Mortgage Loans were originated or acquired in accordance with GSMC’s origination procedures and underwriting criteria except as described under “—Goldman Originator’s Underwriting Guidelines and Processes—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below. GSMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

The Goldman Originator

GS Bank is affiliated with GSMC, one of the sponsors and Goldman Sachs & Co. LLC, one of the underwriters.  GS Bank is referred to as the “Goldman Originator” in this prospectus.

The primary business of the Goldman Originator is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties.  The commercial mortgage loans originated by the Goldman Originator include both fixed and floating rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations.  Many of the commercial mortgage loans originated by GS Bank are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or loan seller.

Fixed Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Fixed Rate Loans Originated (approximate)	Total Goldman Originator Fixed Rate Loans Securitized (approximate)
2018	$3.1 billion	$2.6 billion
2017	$7.3 billion	$7.7 billion
2016	$6.1 billion	$5.2 billion
2015	$6.2 billion	$6.0 billion
2014	$2.9 billion	$3.1 billion
2013	$5.0 billion	$5.3 billion
2012	$5.6 billion	$4.6 billion
2011	$2.3 billion	$2.2 billion
2010	$1.6 billion	$1.1 billion
2009	$400 million	$400 million

(1)	Represents origination for all Goldman Originator and affiliates of Goldman Originator originating commercial mortgage loans.

Floating Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Floating Rate Loans Originated (approximate)	Total Goldman Originator Floating Rate Loans Securitized (approximate)
2018	$8.1 billion	$5.9 billion
2017	$5.6 billion	$4.0 million
2016	$2.3 billion	$1.6 million
2015	$2.0 billion	$261.0 million
2014	$3.2 billion	$2.0 billion
2013	$777 million	$1.3 billion
2012	$1.9 billion	$0
2011	$140 million	$0
2010	$0	$0
2009	$40 million	$0

(1)	Represents origination for the Goldman Originator and affiliates of the Goldman Originator originating commercial mortgage loans.

Goldman Originator’s Underwriting Guidelines and Processes

The Goldman Originator’s commercial mortgage loans are primarily originated in accordance with the origination procedures and underwriting criteria described below.  However, variations from these procedures and criteria may occur as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by the Goldman Originator.  Therefore, this general description of the Goldman Originator’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below.  For important information about the circumstances that have affected the underwriting of a GSMC Mortgage Loan in the mortgage pool, see “—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below and “Annex E-2—Exceptions to Goldman Sachs Mortgage Company Representations and Warranties”.

The underwriting process for each mortgage loan originated by the Goldman Originator is performed by an origination team comprised of real estate professionals which typically includes an originator, analyst, loan officer and commercial closer.  This team conducts a review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering.  In certain cases, the Goldman Originator may engage an independent third party due diligence provider, pursuant to a program of specified procedures, to assist in the underwriting and preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by the Goldman Originator origination team.

A member of the Goldman Originator origination team performs or engages a third party to perform an inspection of the property in order to assess the physical quality of the collateral, confirm tenancy, and determine visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas.  Such site inspections are also generally used to assess the submarket in which the property is located and to evaluate the property’s competitiveness within its market.

The Goldman Originator origination team also performs a review of the financial status, credit history and background of the borrower and certain key principals of the borrower.  Among the items generally reviewed are financial statements, independent credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation.

After the compilation and review of all documentation and other relevant considerations, the origination team finalizes its underwriting analysis of the property’s cash flow in accordance with the property specific cash flow underwriting guidelines of the Goldman Originator.  Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees.  A complete credit committee package is prepared to summarize all of the above referenced information.

All commercial mortgage loans must be presented to one or more credit committees which consist of senior real estate professionals, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

The Goldman Originator’s underwriting guidelines generally require that a mortgage loan have, at origination, a minimum underwritten debt service coverage ratio of 1.20x for multifamily properties, 1.40x for hospitality properties and 1.25x for all other property types and maximum loan-to-value ratio of 80% for multifamily properties and 75% for all other property types.  However these thresholds are guidelines and exceptions may be made on the merits of each individual loan taking into account such factors as reserves, letters of credit and/ or guarantees, the Goldman Originator’s judgment of the property and/or market performance in the future.

Certain properties may also be encumbered by, or otherwise support payments on, subordinate debt and/or mezzanine debt secured by direct or indirect ownership interests in the borrower.  It is possible that the Goldman Originator or an affiliate will be a lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory. When such additional debt is taken into account, the aggregate debt may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

The Goldman Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves.  In addition, the Goldman Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions.  Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants.  In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item.  Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the Goldman Originator.

Generally, the required escrows for GSMC Mortgage Loans are as follows:

●

Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional or high net-worth individual property sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

●

Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant is required to obtain insurance directly or self-insures.

●

Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

●

Tenant Improvement / Leasing Commissions—Tenant improvement / leasing commission reserves may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.

●

Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the function, performance or value of the property or (iii) if the related mortgaged property is a single tenant property the tenant is responsible for the repairs.

●

Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues or (ii) environmental insurance is obtained or already in place.

For a description of the escrows collected with respect to the GSMC Mortgage Loans, please see Annex A-1.

The Goldman Originator and its origination counsel will generally examine whether the use and occupancy of the property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.  In some cases, a mortgaged property may constitute a legal non-conforming use or structure.  In such cases, the Goldman Originator may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance coverage in the casualty insurance policy with respect to the particular non-conformity unless it determines that:  (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

The borrower is required to provide, and the Goldman Originator or its origination counsel typically will review, a title insurance policy for each property.  The title insurance policies provided typically must meet the following requirements:  (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Except in certain instances where credit rated tenants are required to obtain insurance or may self-insure, the Goldman Originator typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser (x) of the outstanding principal balance of the mortgage loan and (y) 100% of the full insurable replacement cost of the improvements located on the property.  If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area.  The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of:  (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, except in some cases where self-insurance is permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion.  The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism.  Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates.  In some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the PML or SEL is greater than 20%.

In the course of originating their respective GSMC Mortgage Loans, the Goldman Originator generally considered the results of third party reports as described below:

●

Appraisal—The Goldman Originator obtains an appraisal or an update of an existing appraisal for each mortgaged property prepared by an appraisal firm approved in accordance with the Goldman Originator’s internal documented appraisal policy.  The Goldman Originator origination team and a third party consultant engaged by the Goldman Originator typically reviews the appraisal. All appraisals are conducted by an independent appraiser that is state certified, an appraiser belonging to the Appraisal Institute, a member association of professional real estate appraisers, or any otherwise qualified appraiser.  All appraisals are conducted in accordance with the Uniform Standards of Professional Appraisal Practices. In addition, the appraisal report (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●

Environmental Report—The Goldman Originator obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the Goldman Originator.  In certain cases, the borrower may have obtained the Phase I site assessment, and the assessment is then re-addressed to the Goldman Originator.  The Goldman Originator origination team and a third party environmental consultant engaged by the Goldman Originator or the borrower typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.  For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the Goldman Originator or the environmental consultant believes that such an analysis is warranted under the circumstances. In cases in which the Phase I site assessment identifies any potential adverse environmental conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, the Goldman Originator generally requires additional environmental testing, such as a Phase II environmental assessment on the related mortgaged property, an environmental insurance policy, the borrower to conduct remediation activities or to establish an operations and maintenance plan, or to place funds in escrow to be used to address any required remediation.

●

Physical Condition Report—The Goldman Originator obtains a physical condition report (“PCR”) or an update of a previously obtained PCR for each mortgaged property prepared by a structural engineering firm approved by the Goldman Originator to assess the structure, exterior walls, roofing, interior structure and/ or mechanical and electrical systems.  In certain cases, the borrower may have obtained the PCR, and the PCR is then re-addressed to the Goldman Originator.  The Goldman Originator and a third party structural consultant engaged by the Goldman Originator or the borrower typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan.  In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the Goldman Originator generally requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

●

Seismic—The Goldman Originator generally obtains a seismic report or an update of a previously obtained seismic report for all mortgaged properties located in seismic zone 3 or 4 to assess probable maximum loss (“PML”) or scenario expected loss (“SEL”) for the related mortgaged property.  In certain cases, the borrower may have obtained the seismic report and the seismic report is then re-addressed to the Goldman Originator.

From time to time, GSMC originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect GSMC as the payee. GSMC has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts.

The Essex Site 2 Mortgage Loan (3.4%) was (together with any related Companion Loans) co-originated by GS Bank and JPMorgan Chase Bank, National Association. The Midtown Center Mortgage Loan (3.2%) was (together with any related Companion Loans) co-originated by GS Bank, Wells Fargo Bank, National Association and Bank of America, N.A. Each of the preceding Mortgage Loans and each related Companion Loan was co-originated in accordance with the underwriting guidelines described above.

Servicing

Interim servicing for all of GSMC’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with GSMC, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines

The Goldman Originator has disclosed generally its underwriting guidelines with respect to the GSMC Mortgage Loans. However, one or more of the GSMC Mortgage Loans may vary from the specific Goldman Originator underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the GSMC Mortgage Loans, the Goldman Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, the Goldman Originator may have made exceptions and the underwriting of a particular mortgage loan did not comply with all aspects of the disclosed criteria.

The GSMC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Certain characteristics of the GSMC Mortgage Loans can be found on Annex A-1.

Compliance with Rule 15Ga-1 under the Exchange Act

GSMC most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on November 13, 2019.  GSMC’s Central Index Key is 0001541502.  With respect to the period from and including October 1, 2016 to and including September 30, 2019, GSMC has the following activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

% of principal balance	Check if Regis-tered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn		Demand Rejected
(a)	(b)	(c)	#(d)	$(e)	% of principal balance(f)	#(g)	$(h)	% of principal balance(i)	#(j)	$(k)	% of principal balance(l)	#(m)	$(n)	% of principal balance(o)	#(p)	$(q)	% of principal balance(r)	#(s)	$(t)	% of principal balance(u)	#(v)	$(w)	% of principal balance(x)
Asset Class: Commercial Mortgage Backed Securities
GS Mortgage Securities Trust 2012-GCJ9 (CIK 0001560456)	X	Goldman Sachs Mortgage Company	12	411,105,625	29.6	1	0	0.55	0	0	0.00	1	0	0.55	5,825,781	0.55	0.00	0	0	0.00	0	0	0.00
		Citigroup Global Markets Realty Corp.	30	313,430,906	22.6	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Archetype Mortgage Funding I LLC	14	137,272,372	9.9	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Jefferies LoanCore LLC	18	527,119,321	38	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Asset Class			74	1,388,928,224	100%	1	0	0.55	0	0	0.00	1	0	0.55	5,825,781	0.55	0.00	0	0	0.00	0	0	0.00

Retained Interests in This Securitization

As of the date of this prospectus, neither GSMC nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization, other than the RR Interest.  However, GSMC and/or its affiliates may acquire in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.  GSMC (or its MOA) will be required to retain the RR Interest as described under “Credit Risk Retention”.

The information set forth under “—Goldman Sachs Mortgage Company” has been provided by GSMC.

Citi Real Estate Funding Inc.

Citi Real Estate Funding Inc. (“CREFI”) is a sponsor and a mortgage loan seller in this securitization transaction. CREFI originated or co-originated all of the Mortgage Loans it is selling to the depositor in this transaction. The respective Mortgage Loans that CREFI is selling to the depositor in this securitization transaction are collectively referred to in this prospectus as the “CREFI Mortgage Loans”. CREFI is a New York corporation organized in 2014 and is a wholly-owned subsidiary of Citibank, N.A., a national banking association, which is in turn a wholly-owned subsidiary of Citicorp LLC, a Delaware limited liability company, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CREFI maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group, and its facsimile number is (212) 723-8604. CREFI is an affiliate of Citigroup Global Markets Inc. (one of the underwriters). CREFI makes, and purchases (or may purchase) from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions.

Neither CREFI nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against CREFI for any losses or other claims in connection with the certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CREFI in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements—General”.

CREFI’s Commercial Mortgage Origination and Securitization Program.

CREFI, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States. CREFI has been engaged in the origination of multifamily and commercial mortgage loans for securitization since January 2017, and in the securitization of multifamily and commercial mortgage loans since April 2017. CREFI is an affiliate of Citigroup Global

Markets Realty Corp. (“CGMRC”), which was engaged in the origination of multifamily and commercial mortgage loans for securitization from 1996 to 2017. Many CREFI staff worked for CGMRC, and CREFI’s underwriting guidelines, credit committee approval process and loan documentation are substantially similar to CGMRC’s. The multifamily and commercial mortgage loans originated by CREFI may include both fixed rate loans and floating rate loans.

In addition, in the normal course of its business, CREFI may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CREFI.

In connection with the commercial mortgage securitization transactions in which CREFI participates, CREFI generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CREFI will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

CREFI generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally, CREFI and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates.

Review of the CREFI Mortgage Loans.

Overview. In connection with the preparation of this prospectus, CREFI conducted a review of the Mortgage Loans that it is selling to the depositor. The review was conducted as set forth below and was conducted with respect to each of the CREFI Mortgage Loans. No sampling procedures were used in the review process.

Database. First, CREFI created a database of information (the “CREFI Securitization Database”) obtained in connection with the origination of the CREFI Mortgage Loans, including:

●	certain information from the CREFI Mortgage Loan documents;

●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);

●	insurance information for the related Mortgaged Properties;

●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;

●	bankruptcy searches with respect to the related borrowers; and

●	certain information and other search results obtained by CREFI’s deal team for each of the CREFI Mortgage Loans during the underwriting process.

CREFI also included in the CREFI Securitization Database certain updates to such information received by CREFI’s securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of CREFI’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

Using the information in the CREFI Securitization Database, CREFI created a Microsoft Excel file (the “CREFI Data File”) and provided that file to the depositor for the inclusion in this prospectus (particularly in Annexes A-1, A-2 and A-3) of information regarding the CREFI Mortgage Loans.

Data Comparison and Recalculation. CREFI engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CREFI, relating to information in this prospectus regarding the CREFI Mortgage Loans. These procedures included:

●	comparing the information in the CREFI Data File against various source documents provided by CREFI that are described above under “—Database” above;

●	comparing numerical information regarding the CREFI Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CREFI Data File; and

●	recalculating certain percentages, ratios and other formulae relating to the CREFI Mortgage Loans disclosed in this prospectus.

Legal Review. CREFI also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CREFI Mortgage Loans, which questionnaire was prepared by the depositor’s legal counsel for use in eliciting information relating to the CREFI Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the CREFI Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

●

whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CREFI’s (or the applicable mortgage loan seller’s) criteria;

●	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;

●

whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the cut-off date;

●	a description of any material issues with respect to any of the mortgage loans;

●

whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;

●	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;

●

whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;

●	whether any mortgage loans are interest-only for their entire term or a portion of their term;

●	whether any mortgage loans permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;

●	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;

●	whether any mortgage loans are cross-collateralized or secured by multiple properties, or have related borrowers with other mortgage loans in the subject securitization;

●	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;

●	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;

●	information regarding lockbox arrangements, grace periods, interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;

●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;

●	whether any borrower is not a special purpose entity;

●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;

●	whether any borrower under a mortgage loan is affiliated with a borrower under another mortgage loan to be included in the issuing entity;

●

whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;

●	a list of any related Mortgaged Properties for which a single tenant occupies over 20% of such property, and whether there are any significant lease rollovers at a particular Mortgaged Property;

●	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;

●	a description of any material leasing issues at the related Mortgaged Properties;

●	whether any related Mortgaged Properties are subject to condemnation proceedings or litigation;

●

a list of related Mortgaged Properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related Mortgaged Property except for those which will be remediated by the cut-off date;

●

whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related Mortgaged Properties, or whether there are any zoning issues at the mortgaged properties;

●	a list of Mortgaged Properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or

●	general information regarding property type, condition, use, plans for renovation, etc.

CREFI also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex D-1 and requested that origination counsel identify exceptions to such representations and warranties. CREFI compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion on Annex D-3. In addition, for each CREFI Mortgage Loan originated by CREFI or one of its affiliates, CREFI prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CREFI Mortgage Loan, if any, purchased by CREFI or its affiliates from a third-party originator of such CREFI Mortgage Loan, CREFI reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CREFI Mortgage Loan to CREFI or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related Mortgaged Property provided by the originator of such CREFI Mortgage Loan, prepared exceptions to the representations and warranties in the MLPA based upon such review, and provided them to the depositor for inclusion on Annex D-3. With respect to any CREFI Mortgage Loan that is purchased by CREFI or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CREFI or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CREFI or its affiliates. The rights, if any, that CREFI or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the trustee for this securitization, and the Certificateholders and the trustee for this securitization will not have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “Description of the Mortgage Loan Purchase Agreements—General”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, CREFI, as Mortgage Loan Seller, with respect to the applicable CREFI Mortgage Loans under the related MLPA constitutes the sole remedy available to the Certificateholders and the trustee for this securitization for any uncured material breach of any of CREFI’s representations and warranties regarding the CREFI Mortgage Loans, including any of the CREFI Mortgage Loans that were purchased by CREFI or its affiliates from a third party originator.

In addition, with respect to each CREFI Mortgage Loan, CREFI reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, CREFI requested the borrowers under the related CREFI Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CREFI became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CREFI Mortgage Loan, CREFI requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, CREFI prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the CREFI Mortgage Loans included in the 10 largest Mortgage Loans  in the Mortgage Pool, and the abbreviated loan summaries for those of the CREFI Mortgage Loans included in the next 5 largest Mortgage Loans in the Mortgage Pool, which the loan summaries and the abbreviated loan summaries are incorporated in “Description of Top Fifteen Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3.

Findings and Conclusions. Based on the foregoing review procedures, CREFI found and concluded that the disclosure regarding the CREFI Mortgage Loans in this prospectus is accurate in all material respects. CREFI also found and concluded that the CREFI Mortgage Loans were originated in accordance with CREFI’s origination procedures and underwriting criteria, except for any material deviations described under “—CREFI’s Underwriting Guidelines and Processes—Exceptions” below. CREFI attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CREFI’s Underwriting Guidelines and Processes.

General. CREFI’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the procedures and underwriting criteria described below. However, variations from the procedures and criteria described below may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CREFI. Therefore, this general description of CREFI’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process. The credit underwriting process for each of CREFI’s loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CREFI. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”,
“—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self-storage, multifamily and manufactured housing community properties.

A member of CREFI’s deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

CREFI’s deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CREFI’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. CREFI’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CREFI’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless CREFI determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. While CREFI’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus and Annex A-1 reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. CREFI may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, CREFI may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of CREFI’s commercial mortgage loans.

Generally, CREFI requires escrows as follows:

●

Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or reimburse the landlord for the real estate taxes paid.

●

Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

●

Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●

Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.

●

Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

●

Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the CREFI Mortgage Loans, please see Annex A-1.

Title Insurance Policy. The borrower is required to provide, and CREFI or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the mortgage loan representation and warranty set forth in paragraph (7) on Annex D-1 without any exceptions that CREFI deems material.

Property Insurance. CREFI requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the mortgage loan representations and warranties in paragraphs (17) and (30) on Annex D-1 without any exceptions that CREFI deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CREFI Mortgage Loans, CREFI generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal

CREFI obtains an appraisal meeting the requirements described in the mortgage loan representation and warranty set forth in paragraph (42) on Annex D-1 without any exceptions that CREFI deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report

CREFI generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CREFI. CREFI or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, CREFI generally requires that the condition be addressed in a manner that complies with the mortgage loan representation and warranty set forth in paragraph (41) on Annex D-1 without any exceptions that CREFI deems material.

Property Condition Report

CREFI generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CREFI. CREFI or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CREFI often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all of CREFI’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CREFI, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions.  One or more of the CREFI Mortgage Loans may vary from the specific CREFI underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the CREFI Mortgage Loans, CREFI may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the CREFI Mortgage Loans have exceptions to the related underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act. Prior to April 18, 2017, CREFI had no prior history as a securitizer. CREFI most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 14, 2019. CREFI’s Central Index Key is 0001701238. As of September 30, 2019, CREFI has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization.  Neither CREFI nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that CREFI (or a “majority-owned affiliate” (as defined in Regulation RR) of CREFI) will retain the CREFI VRR Interest Portion. However, CREFI and/or its affiliates may own in the future certain classes of certificates.  Any such party will have the right to dispose of any such certificates (other than the CREFI VRR Interest Portion) at any time. CREFI (or a majority-owned affiliate of CREFI) will be required to retain the CREFI VRR Interest Portion as further described under “Credit Risk Retention”.

The information set forth under “—Citi Real Estate Funding Inc.” has been provided by CREFI.

The Depositor

The depositor is Deutsche Mortgage & Asset Receiving Corporation. The depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the depositor are located at 60 Wall Street, New York, New York 10005. The telephone number is (212) 250-2500. The depositor’s capitalization is nominal. All of the shares of capital stock of the depositor are held by DB U.S. Financial Markets Holding Corporation.

During the 9 years ending September 30, 2019, the depositor has acted as depositor with respect to public and private conduit or combined conduit/large loan commercial mortgage securitization transactions in an aggregate amount of approximately $112.73 billion.

The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the mortgage loans from each mortgage loan seller (and the Trust Subordinate Companion Loan from GACC) and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders and the RR Interest Owner.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders and the RR Interest Owner upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, COMM 2019-GC44 Mortgage Trust (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the mortgage loans, the Trust Subordinate Companion Loan and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and the RR Interest Owner and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the mortgage loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth under “Transaction Parties—The Trustee and the Certificate Administrator”, “—The Master Servicer”, “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the mortgage loans, the Trust Subordinate Companion Loan and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer, the asset representations reviewer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the mortgage loans to the issuing entity. The depositor will be purchasing the mortgage loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements”.

The Trustee and the Certificate Administrator

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as trustee, certificate administrator and custodian under the PSA.  The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.  Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.9 trillion in assets and approximately 259,000 employees as of December 31, 2018, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The transaction parties may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045 and its office for certificate transfer services is located at 600 South 4th Street, 7th Floor, MAC: N9300-070, Minneapolis, Minnesota 55479.

Wells Fargo Bank has provided corporate trust services since 1934.  Wells Fargo Bank acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.  As of December 31, 2018, Wells Fargo Bank was acting as trustee on approximately 359 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $141 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo Bank is generally required to make an advance if the related master servicer or special servicer fails to make a required advance.  In the past three years, Wells Fargo Bank has not been required to make an advance on a commercial mortgage-backed securities transaction.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the trust and to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of December 31, 2018, Wells Fargo Bank was acting as securities administrator with respect to more than $476 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant and subject to the PSA and is acting as custodian of the mortgage loan file (other than the Mortgage Note with respect to the related mortgage loan for any Non-Serviced Whole Loan under the related Non-Serviced PSA).  In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the Certificateholders.  Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor. Wells

Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota.  As of December 31, 2018, Wells Fargo Bank was acting as custodian of more than 261,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by one or more of the sponsors or an affiliate thereof, and one or more of those mortgage loans may be included in the trust.  The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For one CMBS transaction, Wells Fargo Bank, N.A. disclosed transaction-level noncompliance on its 2018 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for such transaction related to its CMBS bond administration function.  An administrative error caused an underpayment to one class and a corresponding overpayment to another class on one distribution date in 2018.  The affected distributions were revised to correct the error before the next distribution date.

Since June 18, 2014, a group of institutional investors have filed civil complaints in the Supreme Court of the State of New York, New York County, and later the U.S. District Court for the Southern District of New York against Wells Fargo Bank, N.A., (“Wells Fargo Bank”) in its capacity as trustee for certain residential mortgage backed securities (“RMBS”) trusts.  The complaints against Wells Fargo Bank alleged that the trustee caused losses to investors and asserted causes of action based upon, among other things, the trustee’s alleged failure to: (i) notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought included money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Wells Fargo Bank has reached an agreement, in which it denies any wrongdoing, to resolve these claims on a class wide basis for the 271 RMBS trusts currently at issue.  On May 6, 2019, the court entered an order approving the settlement agreement.  Separate lawsuits against Wells Fargo Bank making similar allegations filed by certain other institutional investors concerning 57 RMBS trusts in New York federal and state court are not covered by the agreement. With respect to the foregoing litigations, Wells Fargo Bank believes plaintiffs’ claims are without merit and intends to contest the claims vigorously, but there can be no assurances as to the outcome of the litigations or the possible impact of the litigations on Wells Fargo Bank or the RMBS trusts.

Neither Wells Fargo Bank nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization.  However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this heading “—The Trustee and Certificate Administrator” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the certificate administrator and trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator and trustee will only be liable under the PSA to the extent of their respective obligations specifically imposed by the PSA.  For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator and trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.  Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

The Master Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), is expected to act as the master servicer and in this capacity will initially be responsible for the master servicing and administration of the Mortgage Loans and any Serviced Companion Loans pursuant to the PSA. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the mortgage loans for the applicable loan seller.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a commercial financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial mortgage-backed securities (“CMBS”) by S&P, Moody’s Investors Service, Inc., Fitch, Morningstar Credit Ratings, LLC, DBRS, Inc. and KBRA.  Midland has received rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and Morningstar. For each category, S&P ranks Midland as “Strong” and Morningstar ranks Midland as “CS1”. Fitch ranks Midland as “CMS2” for master servicer, “CPS2” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed.  Furthermore, Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans or the Serviced Companion Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.pnc.com/midland.  Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of September 30, 2019, Midland was master and primary servicing approximately 34,130 commercial and multifamily mortgage loans with a principal balance of approximately $524 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada.  Approximately 10,643 of such loans, with a total principal balance of approximately $203 billion, pertain to commercial and multifamily mortgage-backed securities.  The related loan pools include multifamily, office, retail, hospitality and other income-producing properties. As of September 30, 2019, Midland was named the special servicer in approximately 352 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $163 billion.  With respect to such commercial mortgage-backed securities transactions as of such date, Midland was administering approximately 107 assets with an outstanding principal balance of approximately $1.1 billion.

Midland has been servicing mortgage loans in CMBS transactions since 1992.  The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2016 to 2018.

	Calendar Year End (Approximate amounts in billions)
Portfolio Size – Master/Primary Servicing	2016	2017	2018
CMBS	$149	$162	$181
Other	$294	$323	$352
Total	$444	$486	$533

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992.  The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2016 to 2018.

	Calendar Year End (Approximate amounts in billions)
Portfolio Size – Special Servicing	2016	2017	2018
Total	$121	$145	$158

Midland will acquire the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the Mortgage Loans sold to the issuing entity by the sponsor pursuant to one or more servicing rights appointment agreements entered into on the Closing Date. The “excess servicing strip” means a portion of the Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the Servicing Fee Rate minus 0.00125%, but which may be reduced under certain circumstances as provided in the PSA.

 Pursuant to a certain interim servicing agreement between GACC and/or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain GACC Mortgage Loans prior to their inclusion in the issuing entity.

Pursuant to a certain interim servicing agreement between GSMC and/or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain GSMC Mortgage Loans prior to their inclusion in the issuing entity.

Pursuant to a certain interim servicing agreement between CREFI and/or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain CREFI Mortgage Loans prior to their inclusion in the issuing entity.

PNC Bank, National Association and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity.  In some cases, fee rates, amounts or discounts may be offered to PNC Bank, National Association and its affiliates by a third party vendor which differ from those offered to the issuing entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank, National Association or its affiliates other than the Midland division.

From time to time, Midland and/or its affiliates may purchase or sell securities, including certificates issued in this offering in the secondary market.

Midland is also (i) expected to be the master servicer and the special servicer of each of the 225 Bush Whole Loan, The Essex Site 2 Whole Loan and the Legends at Village West Whole Loan, which are each expected to be serviced under the Benchmark 2019-B14 PSA, (ii) the master servicer of each of the USAA Office Portfolio Whole Loan and the Millennium Park Plaza Whole Loan, which are each serviced under the CGCMT 2019-GC41 PSA, and (iii) the master servicer of the Wind Creek Leased Fee Whole Loan, which is serviced under the Benchmark 2019-B13 PSA.

The report on assessment of compliance with applicable servicing criteria for the twelve months ending on December 31, 2018, furnished pursuant to Item 1122 of Regulation AB for Midland, identified a material instance of noncompliance relating to the servicing criterion described in Item 1122(d)(3)(i)(A) of Regulation AB, which requires that:

“Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports: (A) Are prepared in accordance with timeframes and other terms set forth in the transaction agreements....”

For CMBS transactions subject to the reporting requirements of Regulation AB on and after November 23, 2016 (the effective date of the most recent amendment to Regulation AB), Midland as master servicer became responsible for Schedule AL reporting.  Midland is currently remediating the Schedule AL reporting for the CMBS transactions found to be incorrect, and will be making improvements to its systems, processes and procedures to support its Schedule AL reporting obligations.

The foregoing information concerning the Master Servicer has been provided by Midland.  Midland does not make any representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of Midland as Master Servicer), the Certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by Midland) or any related documents.

The Special Servicer

Rialto Capital Advisors, LLC, a Delaware limited liability company (“RCA”), is expected to act as the special servicer and in such capacity is expected to initially be responsible for the servicing and administration of Specially Serviced Loans (other than any Excluded Special Servicer Mortgage Loan and any Non-Serviced Whole Loan) and REO Properties as well as the reviewing of certain Major Decisions and other transactions relating to Mortgage Loans (other than any Excluded Special Servicer Mortgage Loan and any Non-Serviced Whole Loan) pursuant to the PSA.

RCA maintains its principal servicing office at Southeast Financial Center, 200 S. Biscayne Blvd., Suite 3550, Miami, Florida 33131.

RCA has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. RCA currently has a commercial mortgage-backed securities special servicer rating of “CSS2” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P, a commercial mortgage special servicer ranking of “MOR CS2” by Morningstar, a rating by KBRA and a rating by DBRS.

RCA is an affiliate of Rialto Capital Management, LLC, a Delaware limited liability company and Securities and Exchange Commission registered investment adviser (“RCM”). RCM is a vertically integrated commercial real estate investment and asset manager. Previously an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B), a national homebuilder, RCM and RCA were acquired on November 30, 2018 by investment funds managed by Stone Point Capital LLC

(“Stone Point”) in partnership with RCM’s management team. Stone Point is a financial services and asset management focused private equity firm based in Greenwich, Connecticut. As of September 30, 2019, RCM was the sponsor of, and certain of its affiliates were investors in, nine private equity fund structures (collectively, the “Funds”) and RCM also advised several other investment vehicles such as coinvestments, joint ventures and separately managed accounts, having over $5.0 billion of regulatory assets under management in the aggregate. Of the nine funds, five are focused in whole or in part on investments in commercial mortgage-backed securities with the remaining funds focused on distressed and value-add real estate related investments, mezzanine debt and/or credit investments.

In addition, as of September 30, 2019, RCM has underwritten and purchased, primarily for the Funds, over $7.1 billion in face value of subordinate commercial mortgage-backed securities certificates in approximately 112 securitizations totaling approximately $118 billion in overall transaction size. RCM (or an affiliate) has the right to appoint the special servicer for each of these transactions.

Rialto Management Group, LLC, together with its subsidiaries, RCA and RCM (excluding Stone Point), had 234 employees as of September 30, 2019 and is headquartered in Miami with offices located in New York City and Atlanta and additional offices across the United States and in Europe.

RCA has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. RCA has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by RCA for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

RCA is subject to an annual external audit. As part of such external audit, auditors perform test work and review internal controls throughout the year. While RCA was a part of Lennar, RCA was determined to be Sarbanes-Oxley compliant.

RCA maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, RCA has a formal, documented disaster recovery and business continuity plan.

As of September 30, 2019, RCA and its affiliates were actively special servicing approximately 181 portfolio loans (and REO properties) with an unpaid principal balance of approximately $2.68 billion (see footnote 2 to the chart below).

RCA is also currently performing special servicing for approximately 114 commercial real estate securitizations.  With respect to such securitization transactions, RCA is administering approximately 7,600 assets with an unpaid principal balance at securitization of approximately $119.5 billion.  The asset pools specially serviced by RCA include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land.

The table below sets forth information about RCA’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:

CMBS Pools	As of 12/31/2016	As of 12/31/2017	As of 12/31/2018	As of 9/30/2019
Number of CMBS Pools Named Special Servicer	75	90	105	114
Approximate Aggregate Unpaid Principal Balance(1)	$79 billion	$91.8 billion	$110.9 billion	$119.5 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	37	77	136	181
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$320 million	$1.1 billion	$2.02 billion	$2.68 billion

(1)

Includes all commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by RCA.

(2)

Includes only those commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer that are, as of the specified date, specially serviced by RCA. Does not include any resolutions during the specified year.

In its capacity as the special servicer, RCA will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. RCA may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that RCA has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

RCA does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances, RCA may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of RCA, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this securitization transaction, as compared to the types of assets specially serviced by RCA in other commercial mortgage-backed securitization pools generally, for which RCA has developed processes and procedures which materially differ from the processes and procedures employed by RCA in connection with its special servicing of commercial mortgage-backed securitization pools generally. There have not been, during the past three years, any material changes to the policies or procedures of RCA in the servicing function it will perform under the PSA for assets of the same type included in this securitization transaction.

No securitization transaction in which RCA was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of RCA as special servicer, including as a result of a failure by RCA to comply with the applicable servicing criteria in connection with any securitization transaction. RCA has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. RCA has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which RCA is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by RCA in connection with any securitization in which RCA was acting as special servicer.

RCA does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, RCA believes that its financial condition will not have any material impact on the Mortgage Pool performance or the performance of the certificates.

From time to time RCA is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. RCA does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against RCA or of which any of its property is the subject, that are material to the Certificateholders or the RR Interest Owner.

RCA occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which RCA acts as special servicer, RCA may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, RCA’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace RCA as the special servicer.

RREF III-D AIV RR, LLC (or its affiliates) is expected to be the initial Directing Holder with respect to each Serviced Mortgage Loan (other than any Excluded Loan and the 180 Water Mortgage Loan). RCA, the expected special servicer for this transaction, is an affiliate of: (a) RREF III-D AIV RR, LLC, the entity that is anticipated to purchase the Class G-RR and Class H-RR certificates and serve as retaining third party purchaser and to be appointed as initial Directing Holder with respect to each Serviced Mortgage Loan (other than any Excluded Loan and the 180 Water Mortgage Loan); and (b) RREF III Debt AIV, LP (or its affiliate), the entity that is expected to purchase the Class X-F and Class F certificates and will receive the Class S certificates.  RCA or an affiliate assisted RREF III-D AIV RR, LLC and/or one or more of its affiliates with its due diligence of the Mortgage Loans prior to the Closing Date.

From time to time, RCA and/or its affiliates may purchase other securities, including certificates in this offering and including the secondary market, and may dispose of them at any time. Except as described herein, neither RCA nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, RREF III-D AIV RR, LLC, or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The foregoing information regarding RCA under the heading “—The Special Servicer” has been provided by RCA.

Certain duties and obligations of the Special Servicer and the provisions of the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement”.  The special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “The Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

The special servicer may be terminated, with respect to the Mortgage Loans serviced under the PSA (a) with or without cause by the Directing Holder, (b) for cause at any time, and (c) otherwise without cause as described under “The Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”, upon satisfaction of certain conditions specified in the PSA. The special servicer may resign under the PSA as described under “The Pooling and Servicing Agreement—Resignation of the Master Servicer and Special Servicer”. The Special Servicer and various related persons and entities will be entitled to be indemnified by the Issuing Entity for certain losses and liabilities incurred by the special servicer as described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Operating Advisor and Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as operating advisor under the PSA with respect to each Serviced Mortgage Loan. Park Bridge Lender Services will also act as asset representations reviewer under the PSA with respect to each Mortgage Loan. Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included:  mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of September 30, 2019, Park Bridge Lender Services was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate cut-off principal balance of $203.9 billion issued in 248 transactions.

As of September 30, 2019, Park Bridge Lender Services is acting as asset representations reviewer for commercial mortgage-backed securities transactions with an approximate aggregate cut-off principal balance of $94.5 billion issued in 106 transactions.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Park Bridge Lender Services satisfies each of the criteria of the definition of “Eligible Operating Advisor” set forth in “Pooling and Servicing Agreement—The Operating Advisor—Eligibility of Operating Advisor”.  Park Bridge Lender Services: (a) is an operating advisor on other commercial mortgage-backed securities transactions rated by the Rating Agencies and none of the Rating Agencies has qualified, downgraded or withdrawn any of its ratings of one or more classes of certificates for any such transaction citing concerns with Park Bridge Lender Services as the sole or material factor in such rating action; (b) can and will make the representations and warranties as operating advisor set forth in the PSA, including to the effect that it possesses sufficient financial strength to fulfill its duties and responsibilities pursuant to the PSA over the life of the issuing entity; (c) is not (and is not affiliated (including Risk Retention Affiliated) with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a sponsor, any Borrower Party, the Retaining Third-Party Purchaser, the Directing Holder, a Risk Retention Consultation Party, or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates); (d) has not been paid by the special servicer or any successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the recommendation of the replacement of the special servicer or the appointment of a successor special servicer to become the special servicer; (e) (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and (f) does not directly or indirectly, through one or more affiliates or otherwise, own or have any derivative exposure in any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than its fees from its role as operating advisor and asset representations reviewer.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of their respective obligations specifically imposed by the PSA and no implied duties or obligations may be asserted against the operating advisor or asset representations reviewer.  For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s and the asset representations reviewer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”, as applicable.

Credit Risk Retention

This securitization transaction is required to comply with the Credit Risk Retention Rules. GACC has been designated by the Sponsors to act as the “retaining sponsor” under the Credit Risk Retention Rules (in such capacity, the “Retaining Sponsor”) and the Retaining Sponsor intends to satisfy the credit risk retention requirements of the Credit Risk Retention Rules as follows:

●

The Retaining Sponsor will acquire (or cause the other Retaining Parties to acquire) on the Closing Date portions of a “single vertical security” (as defined in the Credit Risk Retention Rules) that is an “eligible vertical interest” (as defined in the Credit Risk Retention Rules) in the issuing entity, consisting of (i) an uncertificated interest retained by GS Bank (or its MOA) as described below (the “RR Interest”) and (ii) the definitive Class RR Certificates acquired by the Retaining Sponsor (or its MOA) and CREFI (or its MOA) as described below (the “Class RR Certificates”).  The VRR Interest has  an aggregate initial VRR Interest Balance of approximately $38,000,000, representing approximately 3.71% of all classes of Pooled Principal Balance Certificates and the VRR Interest.  The owner of the RR Interest is referred to as the “RR Interest Owner” and the RR Interest Owner and the holders of the Class RR Certificates are referred to collectively as the “VRR Interest Owners”;

●

The Retaining Sponsor will satisfy a portion of its risk retention requirements by transferring $16,688,835, representing approximately 43.9% of the entire VRR Interest Balance as of the Closing Date (the “DBNY VRR Interest Portion”), to DBNY, as an MOA of the Retaining Sponsor; and DBNY will acquire the DBNY VRR Interest Portion from the Retaining Sponsor on the Closing Date;

●

The Retaining Sponsor will offset a portion of its risk retention requirements by the portion of the VRR Interest acquired on the Closing Date by GS Bank (or its MOA), in the form of the RR Interest, which portion will equal $12,200,000, representing approximately 32.1% of the entire VRR Interest as of the Closing Date (the “GS Bank VRR Interest Portion”); GS Bank originated Mortgage Loans representing approximately 49.1% of the Initial Pool Balance, which is equal to at least 20% of the total Initial Pool Balance and is equal to its percentage ownership of the aggregate VRR Interest Balance as of the Closing Date, in accordance with the Credit Risk Retention Rules; GS Bank will acquire the GS Bank VRR Interest Portion from the Retaining Sponsor on the Closing Date; and

●

The Retaining Sponsor will offset a portion of its risk retention requirements by the portion of the VRR Interest acquired on the Closing Date by CREFI (or its MOA), which portion will equal $9,111,165, representing approximately 24.0% of the entire VRR Interest as of the Closing Date (the “CREFI VRR Interest Portion”); CREFI originated Mortgage Loans representing approximately 24.0% of the Initial Pool Balance, which is equal to at least 20% of the total Initial Pool Balance and is equal to its percentage ownership of the aggregate VRR Interest Balance as of the Closing Date, in accordance with the Credit Risk Retention Rules; CREFI will acquire the CREFI VRR Interest Portion from the Retaining Sponsor on the Closing Date;

●

RREF III-D AIV RR, LLC, a Delaware limited liability company (the “Retaining Third-Party Purchaser”), is expected to purchase for cash the Class G-RR and Class H-RR certificates (collectively, the “HRR Certificates”), with an aggregate initial Certificate Balance of $40,685,346, representing approximately 1.34% of the aggregate fair value of all Classes of Non-VRR Certificates and the VRR Interest. The HRR Certificates will constitute an “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules).

The percentage of all classes of Pooled Principal Balance Certificates and the VRR Interest represented by the VRR Interest (which is approximately 3.71%) and the percentage of the aggregate fair value of all Classes of Non-VRR Certificates and the VRR Interest represented by the HRR Certificates (which is approximately 1.34%) will equal at least 5%, as of the Closing Date.

“Credit Risk Retention Rules” means Regulation RR, 12 C.F.R. Part 244.

“MOA” means a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules).

The Retaining Sponsor, GSMC and CREFI (and their applicable MOAs) are collectively referred to herein as the “Retaining Parties“.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, the Retaining Third-Party Purchaser, the Retaining Parties and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, each of the Retaining Sponsor, the Retaining Third-Party Purchaser, the Retaining Parties or any other party may not be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

Qualifying CRE Loans

The Sponsors have determined that for purposes of this transaction 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in §244.17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Risk Retention Percentage”) for this transaction is 5.0%. The Required Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

The VRR Interest

Material Terms of the VRR Interest

General

The right to payment of VRR Interest Owners is pro rata and pari passu with the right to payment of holders of the Non-VRR Certificates (as a collective whole).  On each Distribution Date, the portion of

Pooled Aggregate Available Funds allocable to: (a) the VRR Interest will be the product of such Pooled Aggregate Available Funds multiplied by the VRR Percentage; and (b) the Non-VRR Certificates will be the product of such Pooled Aggregate Available Funds multiplied by the Non-VRR Percentage.  In addition, any losses incurred on the Mortgage Loans will be allocated between the VRR Interest, on the one hand, and the Pooled Principal Balance Certificates, on the other hand, pro rata in accordance with the VRR Percentage and the Non-VRR Percentage, respectively.

VRR Available Funds

The amount available for distribution to the VRR Interest Owners on each Distribution Date will, in general, equal the product of the VRR Percentage multiplied by the Pooled Aggregate Available Funds (described under “Description of the Certificates—Distributions—Available Funds”) for such Distribution Date (such amount, the “VRR Available Funds”).

Allocation of VRR Realized Losses

In addition, on each Distribution Date, any VRR Realized Losses will be allocated to the VRR Interest; and, in connection therewith, the VRR Interest Balance will be reduced without distribution, as a write-off, to the extent of such VRR Realized Loss.

The “VRR Realized Loss“, with respect to each Distribution Date, is the amount, if any, by which (i) the aggregate VRR Interest Balance, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the product of (A) the VRR Percentage and (B) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool (for purposes of this calculation, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances), including any REO Loans (but in each case, excluding any Companion Loan), as of the end of the last day of the related Collection Period.

In the event that VRR Realized Losses previously allocated to the VRR Interest in reduction of its VRR Interest Balance are recovered subsequent to such VRR Interest Balance being reduced to zero, VRR Interest Owners may receive distributions in respect of such recoveries (with interest) in accordance with the distribution priorities described under “—The VRR Interest—Priority of Distributions on the VRR Interest” below.

Priority of Distributions on the VRR Interest

On each Distribution Date, for so long as the aggregate VRR Interest Balance has not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account for distribution to the VRR Interest, to the extent of the VRR Available Funds, in the following order of priority:

First, to the RR Interest and the Class RR Certificates, pro rata based on their respective VRR Interest Balances, in respect of interest, up to an amount equal to the VRR Interest Distribution Amount for such Distribution Date;

Second, to the RR Interest and the Class RR Certificates, pro rata based on their respective VRR Interest Balances, in reduction of the VRR Interest Balance thereof, up to an amount equal to the VRR Principal Distribution Amount for such Distribution Date, until the VRR Interest Balance has been reduced to zero; and

Third, to reimburse (with interest) prior write-offs of the respective VRR Interest Balance of the RR Interest and the Class RR Certificates, pro rata based on their respective VRR Interest Balances, up to an amount equal to the unreimbursed VRR Realized Losses previously allocated to the VRR Interest, plus interest in an amount equal to the VRR Realized Loss Interest Distribution Amount for such Distribution Date;

provided, however, that to the extent any VRR Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R certificates, which evidence the REMIC residual interest in each of the Upper-Tier REMIC, the Lower-Tier REMIC, and the Trust Subordinate Companion Loan REMIC, in compliance with the Code and applicable REMIC Regulations. The REMIC residual interest, sometimes commonly referred to as a “non-economic residual”, is a tax-based certificate required to be issued as part of any REMIC securitization and the holder of that interest will incur certain tax liability for the net income of the REMIC trust. The REMIC residual interest is not entitled to any interest or principal in the securitization trust; however, REMIC Regulations require that the amount, if any, remaining in a REMIC trust after all amounts are paid to the regular interests be paid to the REMIC residual interest.

Except for tax reporting purposes, the VRR Interest does not have a specified Pass-Through Rate, however, the effective interest rate on the VRR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date.

The “Non-VRR Percentage” is an amount expressed as a percentage equal to 100% minus the VRR Percentage. For the avoidance of doubt, at all times, the sum of the VRR Percentage and the Non-VRR Percentage will equal 100%.

The “VRR Percentage” will equal a fraction, expressed as a percentage, the numerator of which is the initial VRR Interest Balance, and the denominator of which is the aggregate initial Certificate Balance of all of the classes of Pooled Principal Balance Certificates and the initial VRR Interest Balance.

The “VRR Allocation Percentage” will equal a fraction, expressed as a percentage, equal to the VRR Percentage divided by the Non-VRR Percentage.

The “VRR Interest Balance” means the Certificate Balance of the Class RR Certificates and/or the RR Interest Balance of the RR Interest, as applicable.

The “VRR Interest Distribution Amount” with respect to any Distribution Date and the VRR Interest will equal the product of (a) the VRR Allocation Percentage and (b) the aggregate amount of interest distributed on the Non-VRR Certificates according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth, Twenty-second and Twenty-fifth in “Description of the Certificates—Distributions—Priority of Distributions”.

The “VRR Principal Distribution Amount” with respect to any Distribution Date and the VRR Interest will equal the product of (a) the VRR Allocation Percentage and (b) the aggregate amount of principal distributed on the Non-VRR Certificates according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth, Twenty-third and Twenty-sixth in “Description of the Certificates—Distributions—Priority of Distributions”.

The “VRR Realized Loss Interest Distribution Amount“, with respect to any Distribution Date, an amount equal to the product of (a) the VRR Allocation Percentage and (b) the aggregate amount of interest on unreimbursed Realized Losses distributed to the holders of the Non-VRR Certificates according to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-first, Twenty-fourth and Twenty-seventh in “Description of the Certificates—Distributions—Priority of Distributions”.

Yield Maintenance Charges and Prepayment Premiums

The VRR Interest Owners will be entitled to the VRR Percentage of each yield maintenance charge and prepayment premium collected on the Mortgage Loans, as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute a portion of any Excess Interest received with respect to any ARD Loan during the applicable one-month Collection Period to the VRR Interest Owners in an amount equal to the VRR Percentage of such Excess Interest. Excess Interest will not be available to make distributions to any other class of Certificates (or interests) (other than the Class S certificates as described in “Description of the Certificates—Distributions—Excess Interest”) or to provide credit support for other Classes of Certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

HRR Certificates

General

The Retaining Third-Party Purchaser will purchase the HRR Certificates.

The Retaining Sponsor estimates that, if it had relied solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of the Credit Risk Retention Rules with respect to this securitization transaction, it would have retained an eligible horizontal residual interest with an aggregate fair value dollar amount of approximately $52,351,730, representing 5% of the aggregate fair value, as of the Closing Date, of all classes of Pooled Certificates and the VRR Interest.

As of the date of this prospectus, there are no material differences between (a) the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed in the preliminary prospectus under the heading “Credit Risk Retention” prior to the pricing of the certificates and (b) the valuation methodology or the key inputs and assumptions that were used in calculating the fair value set forth above under this “Credit Risk Retention” section.

A reasonable time after the Closing Date, the Retaining Sponsor will be required to disclose to, or cause to be disclosed to, Pooled Certificateholders and the VRR Interest Owners the following: (a) the fair value of the HRR Certificates that will be retained by the Retaining Third-Party Purchaser based on actual sale prices and finalized tranche sizes, (b) the fair value of the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) that the Retaining Sponsor would have been required to retain under the Credit Risk Retention Rules, and (c) to the extent the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed below under the heading “Determination of Amount of Required Horizontal Credit Risk Retention” prior to the pricing of the certificates materially differs from the methodology or key inputs and assumptions used to calculate the fair value at the time of the Closing Date, descriptions of those material differences. Any such notice from the Retaining Sponsor of such disclosures are expected to be posted on the certificate administrator’s website on the “U.S. Risk Retention Special Notices” tab.

Retaining Third-Party Purchaser

RREF III-D AIV RR, LLC, a Delaware limited liability company, is expected to purchase the HRR Certificates and will act as the Retaining Third Party Purchaser. The Retaining Third Party Purchaser is wholly owned, directly or indirectly, by RREF III Debt AIV, LP, which was formed with a primary purpose of investing in commercial mortgaged-backed securities, including the junior tranches of such securities (“CMBS B-Piece Securities”). The Retaining Third Party Purchaser has purchased other CMBS B-Piece Securities in the capacity of a third party purchaser, and its affiliates have been a third party purchaser in several other CMBS securitizations and RREF III Debt AIV, LP has held CMBS B-Piece Securities and served as controlling class representative and directing certificate holder (or in a similar capacity) for more than ten other CMBS securitizations. The Retaining Third Party Purchaser is advised by RCM, an affiliate of the Special Servicer and experienced commercial real estate debt investor. In addition, RCM has underwritten and purchased, primarily for the Funds, over $7.1 billion in face value of subordinate, newly-originated commercial mortgage-backed securities certificates in approximately 112 different securitizations totaling approximately $118 billion in overall transaction size.  RCM (or an affiliate) has the right to appoint the special servicer for each of these transactions. See “Transaction Parties—The Special

Servicer—Rialto Capital Advisors, LLC” for additional information about the Retaining Third Party Purchaser, RCM and their respective affiliates. For a description of any material conflicts of interest or material potential conflicts of interest between the Retaining Third-Party Purchaser and another party to this securitization, see “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer,” “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders” and “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans.”

RREF III-D AIV RR, LLC, or its affiliate, is expected to be appointed as the initial directing holder with respect to each Serviced Mortgage Loan (other than any Excluded Loan and the 180 Water Mortgage Loan). Rialto Capital Advisors, LLC, the expected special servicer for this transaction is an affiliate (a) of RREF III-D AIV RR, LLC, the entity that is expected to purchase the Class G-RR and Class H-RR certificates and be appointed as the initial directing holder with respect to each Serviced Mortgage Loan (other than any Excluded Loan and the 180 Water Mortgage Loan); and (b) RREF III Debt AIV, LP (or its affiliate), the entity that is expected to purchase the Class X-F and Class F certificates and will receive the Class S certificates. Rialto Capital Advisors, LLC is expected to act as a special servicer and it or an affiliate assisted RREF III-D AIV RR, LLC, or its affiliate, with its due diligence of the mortgage loans prior to the closing date. Any review by the Retaining Third Party Purchaser and its affiliates of the credit risk of the securitized assets is solely for its own benefit, may not be relied upon by any other person, and is not intended to be, and may not be, construed as an approval or endorsement of the sponsor’s underwriting standards or any loan-level disclosure in this prospectus.  The Retaining Third Party Purchaser makes no representations or warranties with respect to any such underwriting standards or disclosure and the Retaining Third Party Purchaser has not independently verified the truth or accuracy of any representations or warranties of the sponsor or any other party to this transaction or any related documents.

Solely for its own purposes and benefit, the Retaining Third Party Purchaser has completed an independent review of the credit risk of each mortgage loan consisting of a review of the sponsors’ underwriting standards, the collateral and expected cash flows.  Such review was based on the mortgage loan files and information regarding the mortgage loans provided by or on behalf of the sponsors. The Retaining Third Party Purchaser has no liability to any person or entity for the manner in which it conducted its due diligence or the extent of such due diligence. The Retaining Third Party Purchaser is not required to take into account the interests of any other investor in the certificates or any other party in conducting its due diligence or in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. The Retaining Third Party Purchaser’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement or approval of any such mortgage loan, the underwriting for such mortgage loan or of the originator of such mortgage loan. Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Retaining Third-Party Purchaser may have special relationships or interests that conflict with those of the holders of one or more Classes of certificates. In addition, the Retaining Third-Party Purchaser does not have any duties to the holders of any Class of certificates, may act solely in its own interests, and will have no liability to any Certificateholders for having done so, and no Certificateholder may take any action whatsoever against the Retaining Third-Party Purchaser or any director, officer, employee, agent or principal of the Retaining Third-Party Purchaser for having so acted.

RREF III-D AIV RR, LLC (“RREF”), a Delaware limited partnership, is expected to act as the Retaining Third-Party Purchaser. RREF (or an MOA thereof) will purchase and hold the HRR Certificates.

Material Terms of the HRR Certificates

For a description of the material terms of the classes of certificates that comprise the HRR Certificates, see “Description of the Certificates” and “Pooling and Servicing Agreement—The Directing Holder—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event”. You are strongly urged to review this prospectus in its entirety.

Hedging, Transfer and Financing Restrictions

The Retaining Third-Party Purchaser will agree to certain hedging, transfer and financing restrictions that are applicable to a “retaining sponsor” or “third-party purchaser” (each as defined in the Credit Risk Retention Rules).

These restrictions will include an agreement by the Retaining Third-Party Purchaser not to transfer the HRR Certificates, except to an MOA (in accordance with the Credit Risk Retention Rules) or, on and after the fifth anniversary of the Closing Date (or such earlier or later date such transfer is first permitted in accordance with the Credit Risk Retention Rules, as then in effect), to a subsequent third-party purchaser.

In addition, the Retaining Third-Party Purchaser and its affiliates will not be permitted to enter into any financing, hedging, pledging, hypothecation, transfer or any other similar transaction or activity with respect to the HRR Certificates unless such transaction complies with the Credit Risk Retention Rules (as then in effect).

Unless stated otherwise, the restrictions described under this heading “—Hedging, Transfer and Financing Restrictions” will expire on the earliest of (i) the date that is the latest of (a) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the total unpaid principal balance of the Mortgage Loans as of the Cut-off Date; (b) the date on which the total outstanding Certificate Balance of the Pooled Certificates has been reduced to 33% of the total outstanding Certificate Balance of the Pooled Certificates as of the Closing Date; or (c) two years after the Closing Date, or (ii) subject to the consent of the Retaining Sponsor (which consent may not be unreasonably withheld, delayed or conditioned), the date on which the Credit Risk Retention Rules have been officially abolished or officially determined by the applicable regulatory agencies to be no longer applicable to this securitization transaction or the HRR Certificates; provided that such restrictions relating to the Retaining Third-Party Purchaser will also expire on the date on which all of the Mortgage Loans have been defeased in accordance with the risk retention requirements set forth in § 244.7(b)(8)(i) of the Credit Risk Retention Rules.

In addition, neither the Retaining Parties nor their respective affiliates intend to transfer the VRR Interest or enter into any hedging, financing, pledging, hypothecation or any other similar transaction or activity with respect to the VRR Interest, unless such transaction complies with the Credit Risk Retention Rules (as then in effect).

Operating Advisor

The operating advisor for this securitization transaction will be Park Bridge Lender Services LLC, a New York limited liability company. The operating advisor will be required to be an Eligible Operating Advisor. For information regarding the operating advisor and a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, see “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. For a description of the material terms of the PSA with respect to the operating advisor and the operating advisor’s compensation, see “Pooling and Servicing Agreement—The Operating Advisor” and “—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”. For a description of any material conflicts of interest or material potential conflicts of interest between the operating advisor and another party to this securitization transaction, see “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”.

Representations and Warranties

GACC and CREFI will make the representations and warranties identified on Annex D-1, subject to the exceptions to these representations and warranties set forth in Annex D-2 and Annex D-3, respectively, and GSMC will make the representations and warranties identified on Annex E-1, subject to the exceptions to these representations and warranties set forth in Annex E-2.

At the time of its decision to include the GACC Mortgage Loans in this transaction, GACC determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party (and/or is required to under the related Mortgage Loan Documents) may resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by GACC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by GACC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which GACC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable GACC Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool.”

At the time of its decision to include the GSMC Mortgage Loans in this transaction, GSMC determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-2 were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan to value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by GSMC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by GSMC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which GSMC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable GSMC Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the CREFI Mortgage Loans in this transaction, CREFI determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-3 were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by CREFI that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by CREFI that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which CREFI based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable CREFI Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool.”

Description of the Certificates

General

The COMM 2019-GC44 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-GC44 will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will consist of the following classes: Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class  X-A, Class X-B, Class X-D, Class X-F, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class H-RR, Class R, Class S, Class RR, Class 180W-A, Class 180W-B, Class 180W-C and Class 180W-D certificates and the 180W-VRR Interest.

One or more of such classes and the RR Interest will also be collectively referred to as follows:

Designation	Classes
“Offered Certificates”	Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class A-M, Class B and Class C
“Senior Certificates”	Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D and Class X-F
“Senior Principal Balance Certificates”	Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5
“Subordinate Certificates”	Class A-M, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR
“Principal Balance Certificates”

Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class H-RR, Class 180W-A, Class 180W-B, Class 180W-C and Class 180W-D

“Class X Certificates”	Class X-A, Class X-B, Class X-D and Class X-F
“Residual Certificates”	Class R
“Non-VRR Certificates”	All certificates (other than Class RR Certificates, Residual Certificates and Loan-Specific Certificates)
“VRR Interest”	Class RR Certificates and the RR Interest
“Pooled Certificates”	Senior Certificates, Subordinate Certificates and Class S certificates
“Pooled Principal Balance Certificates”	Principal Balance Certificates (other than Loan-Specific Certificates)
“Loan-Specific Certificates”	Class 180W-A, Class 180W-B, Class 180W-C and Class 180W-D and the 180W-VRR Interest

The certificates and the RR Interest will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans, the Trust Subordinate Companion Loan and all payments under and proceeds of the Mortgage Loans and the Trust Subordinate Companion Loan received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off

Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans (and in the case of GACC, the Trust Subordinate Companion Loan) it sold to the depositor; (6) the “regular interests” in the Lower-Tier REMIC; and (7) the “regular interests” in the Trust Subordinate Companion Loan REMIC.

As further described in this prospectus:

●	the primary source for payments of principal and interest on the Non-VRR Certificates and the VRR Interest will be amounts received by the issuing entity in respect of the Mortgage Loans; and

●	the primary source for payments of principal and interest on the Loan-Specific Certificates will be amounts received by the issuing entity in respect of the Trust Subordinate Companion Loan.

Upon initial issuance, the Pooled Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Initial Certificate Balance or Notional Amount
Offered Certificates
A-1	$ 23,338,000
A-2	$ 138,840,000
A-3	$ 55,469,000
A-SB	$ 29,564,000
A-4	$ 176,000,000
A-5	$ 267,197,000
X-A	$ 808,764,000
A-M	$ 118,356,000
B	$ 40,685,000
C	$ 35,753,000

Non-Offered Pooled Certificates
X-B	$ 76,438,000
X-D	$ 41,918,000
X-F	$ 18,493,000
D	$ 23,425,000
E	$ 18,493,000
F	$ 18,493,000
G-RR	$ 9,863,000
H-RR	$ 30,822,346
S	N/A
R	N/A

The “Certificate Balance” of any class of (a) Pooled Principal Balance Certificates and Class RR Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus and (b) Loan-Specific Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Trust Subordinate Companion Loan. On each Distribution Date, the Certificate Balance of each class of Pooled Principal Balance Certificates and Class RR Certificates will be reduced by any distributions of principal actually made on, and by any Pooled Realized Losses or VRR Realized Losses, as applicable, actually allocated to, that class of Pooled Principal Balance Certificates or Class RR Certificates, as applicable, on that Distribution Date. In the event that Pooled Realized Losses or VRR Realized Losses previously allocated to a class of Pooled Principal Balance Certificates or Class RR Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Pooled Principal Balance Certificates or Class RR Certificates, as applicable, may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below and “Credit Risk Retention—The VRR Interest—Priority of Distributions on the VRR Interest” above.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 and Class A-M certificates. The initial Notional Amount of the Class X-A certificates will be approximately $808,764,000.  The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class B and Class C certificates. The initial Notional Amount of the Class X-B certificates will be approximately $76,438,000.  The Notional Amount of the Class X-D certificates will equal the aggregate of the Certificate Balances of the Class D and Class E certificates.  The initial Notional Amount of the Class X-D certificates will be approximately $41,918,000.  The Notional Amount of the Class X-F certificates will equal the Certificate Balance of the Class F certificates.  The initial Notional Amount of the Class X-F certificates will be approximately $18,493,000.

The Class S certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class S certificates will represent the right to receive the Non-VRR Percentage of any Excess Interest received on any ARD Loan allocated as described under “—Excess Interest” below.

“Excess Interest” with respect to any ARD Loan is the interest collected from the related borrower at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

Distributions

Method, Timing and Amount

Distributions on the certificates and the RR Interest are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the fourth business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the eleventh day of each calendar month (or, if the eleventh day of that calendar month is not a business day, then the next business day) commencing in January 2020.

All distributions to Certificateholders (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions to Certificateholders are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. For so long as Wells Fargo Bank is the certificate administrator, funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Trust Subordinate Companion Loan REMIC Distribution Account, the Interest Reserve Account and the Gain-on-Sale Reserve Account may not be invested; provided that if Wells Fargo Bank is not the certificate administrator, such funds may be invested in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The “Available Funds” for each Distribution Date will equal (i) with respect to distributions to be made on the Pooled Certificates, the VRR Interest and the Class R certificates, the Pooled Aggregate Available Funds and (ii) in the case of distributions to be made on the Loan-Specific Certificates and the Class R certificates, the 180 Water Available Funds.

The aggregate amount available for distribution to holders of the Pooled Certificates, the Class R Certificates and the VRR Interest Owners on each Distribution Date (the “Pooled Aggregate Available Funds”) will, in general, equal the sum of the following amounts (without duplication) (which, for the avoidance of doubt, will not include any amounts received in respect of the Trust Subordinate Companion Loan):

(a)   the aggregate amount of all cash received on the Mortgage Loans (in the case of any Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property (including Compensating Interest Payments with respect to the Mortgage Loans required to be deposited by the master servicer) that is on deposit in or credited to any portion of the Collection Account (in each case, exclusive of any amount on deposit in the Collection Account that is held for the benefit of the holder of any related Companion Loan or the holders of the Loan-Specific Certificates), as of the Master Servicer Remittance Date, exclusive of (without duplication):

●

all scheduled payments of principal and/or interest (the “Periodic Payments”) and any balloon payments paid by the borrowers of a Mortgage Loan that are due on a Due Date (without regard to grace periods) after the end of the related Collection Period (without regard to grace periods), excluding Excess Interest and interest relating to periods prior to, but due after, the Cut-off Date;

●

all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, net insurance proceeds and Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Pooled Certificateholders;

●

with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless, in either case, such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to holders of the Class S certificates and the VRR Interest Owners);

●	all yield maintenance charges and prepayment premiums;

●	all amounts deposited in the Collection Account in error; and

●

any late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)   if and to the extent not already included in clause (a), the aggregate amount transferred on or before the applicable Determination Date from the REO Account allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)   P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Pooled Certificateholders);

(d)   with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)   the aggregate amount of gain-on-sale proceeds transferred to the Lower-Tier REMIC Distribution Account from the Gain-on-Sale Reserve Account for distribution on the subject Distribution Date.

The aggregate amount available for distribution to holders of the Loan-Specific Certificates (including the 180W-VRR Interest) and the Class R certificates on each Distribution Date (the “180 Water Available Funds”) will, in general, equal the sum of the following amounts (without duplication) (which, for the avoidance of doubt, will not include any amounts received in respect of the Mortgage Loans):

(a)   the aggregate amount of all cash received on the Trust Subordinate Companion Loan and any related REO Property (including Compensating Interest Payments with respect to the Trust Subordinate Companion Loan required to be deposited by the master servicer) that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any Mortgage Loan, any other Companion Loan or the holders of the Pooled Certificates or the VRR Interest Owners), as of the Master Servicer Remittance Date, exclusive of (without duplication):

●

all Periodic Payments and any balloon payments paid by the borrower that are due on a Due Date (without regard to grace periods) after the end of the related Collection Period (without regard to grace periods), excluding Excess Interest and interest relating to periods prior to, but due after, the Cut-off Date;

●

all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, net insurance proceeds and Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of the Trust Subordinate Companion Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Trust Subordinate Companion Loan;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Loan-Specific Certificateholders;

●

with respect to any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amounts related to the Trust Subordinate Companion Loan to the extent those funds are on deposit in the Collection Account;

●	all yield maintenance charges and prepayment premiums;

●	all amounts deposited in the Collection Account in error; and

●

any late payment charges or accrued interest on the Trust Subordinate Companion Loan allocable to the default interest rate for the Trust Subordinate Companion Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the Trust Subordinate Companion Loan;

(b)   if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Account allocable to the Trust Subordinate Companion Loan to the Collection Account for such Distribution Date;

(c)   P&I Advances on the Trust Subordinate Companion Loan made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)   with respect to any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Trust Subordinate Companion Loan REMIC Distribution Account pursuant to the PSA; and

(e)   the aggregate amount of gain-on-sale proceeds transferred to the Trust Subordinate Companion Loan REMIC Distribution Account from the Gain-on-Sale Reserve Account for distribution on the subject Distribution Date.

The amount available for distribution to holders of the Non-VRR Certificates on each Distribution Date (with respect to such Distribution Date, the “Pooled Available Funds”) will, in general, equal the Non-VRR Percentage of the Pooled Aggregate Available Funds for such Distribution Date.

The “Collection Period” for each Distribution Date and any Mortgage Loan or the Trust Subordinate Companion Loan (including any related Companion Loan) will be the period commencing on the day immediately following the Due Date for such Mortgage Loan or the Trust Subordinate Companion Loan (including any related Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan or the Trust Subordinate Companion Loan (including any related Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan or the Trust Subordinate Companion Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to Mortgage Loans or the Trust Subordinate Companion Loan (including any related Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

Priority of Distributions

On each Distribution Date, prior to the Crossover Date, for so long as the Certificate Balances or Notional Amounts of the Pooled Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Pooled Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D and Class X-F certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amount for such Classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, in reduction of the Certificate Balances thereof, in the following priority:

1.     to the Class A-SB certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates has been reduced to the Class A-SB Planned Principal Balance as set forth on Annex F for such Distribution Date;

2.     then, to the Class A-1 certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-SB certificates pursuant to clause (1) above) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates has been reduced to zero;

3.     then, to the Class A-2 certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-SB and Class A-1 certificates pursuant to clauses (1) and (2) above) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates has been reduced to zero;

4.     then, to the Class A-3 certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-SB, Class A-1 and Class A-2 certificates pursuant to clauses (1), (2) and (3) above) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates has been reduced to zero;

5.     then, to the Class A-4 certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-SB, Class A-1, Class A-2 and Class A-3 certificates pursuant to clauses (1), (2), (3) and (4) above) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates has been reduced to zero;

6.     then, to the Class A-5 certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-SB, Class A-1, Class A-2, Class A-3 and Class A-4 certificates pursuant to clauses (1), (2), (3), (4) and (5) above) for such Distribution Date, until the Certificate Balance of the Class A-5 certificates has been reduced to zero;

7.     then, to the Class A-SB certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates pursuant to clauses (1), (2), (3), (4), (5) and (6) above) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates has been reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, up to an amount equal to, and pro rata, based upon the aggregate unreimbursed Pooled Realized Losses previously allocated to each such Class;

Fourth, to the Class A-M certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Fifth, to the Class A-M certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Sixth, to the Class A-M certificates, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such Class;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Eighth, to the Class B certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Ninth, to the Class B certificates, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such Class;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Eleventh, to the Class C certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twelfth, to the Class C certificates, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such Class;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Fourteenth, to the Class D certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Fifteenth, to the Class D certificates, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such Class;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Seventeenth, to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Eighteenth, to the Class E certificates, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such Class;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twentieth, to the Class F certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-first, to the Class F certificates, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such Class;

Twenty-second, to the Class G-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twenty-third, to the Class G-RR certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-fourth, to the Class G-RR certificates, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such Class;

Twenty-fifth, to the Class H-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twenty-sixth, to the Class H-RR certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-seventh, to the Class H-RR certificates, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such Class; and

Twenty-eighth, to the Class R certificates as specified in the PSA.

Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, regardless of the allocation of principal payments described in priority Second above, the Principal Distribution Amount for such Distribution Date will be distributed to each Class of Senior Principal Balance Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such class is reduced to zero, and without regard to the Class A-SB Planned Principal Balance.  The “Crossover Date” is the Distribution Date on which the Certificate Balance of each Class of Subordinate Certificates is (or will be) reduced to zero.  None of the Class X Certificates will be entitled to any distribution of principal.  If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) and previously resulted in a reduction of the Aggregate Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred):  (i) the VRR Percentage of the amount of such recovery will be added to the VRR Interest Balance, up to the lesser of (A) the VRR Percentage of the amount of such recovery and (B) the amount of unreimbursed VRR Realized Losses previously allocated to the VRR Interest; (ii) the Non-VRR Percentage of the amount of such recovery will be added to the Certificate Balance(s) of the class or classes of Pooled Principal Balance Certificates that previously were allocated Pooled Realized Losses, in the same sequential order as distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of the Non-VRR Percentage of the amount of such recovery and (B) the amount of the unreimbursed Pooled Realized Losses previously allocated to the subject class of certificates; and (iii) the Interest Shortfall with respect to each affected class of Non-VRR Certificates for the next Distribution Date will be increased by the amount of interest that would have accrued through the then current Distribution Date if the restored write-down for the reimbursed class of Pooled Principal Balance Certificates had never been written down.  If the Certificate Balance of any class of Pooled Principal Balance Certificates or the VRR Interest Balance is so increased, the amount of unreimbursed Pooled Realized Losses or VRR Realized Losses, as applicable, of such class of certificates or the RR Interest will be decreased by such amount.

Reimbursement of previously allocated Pooled Realized Losses or VRR Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Non-VRR Certificates for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate for the Class A-1 certificates will be a per annum rate equal to 1.997%.

The Pass-Through Rate for the Class A-2 certificates will be a per annum rate equal to 2.827%.

The Pass-Through Rate for the Class A-3 certificates will be a per annum rate equal to 2.688%.

The Pass-Through Rate for the Class A-SB certificates will be a per annum rate equal to 2.873%.

The Pass-Through Rate for the Class A-4 certificates will be a per annum rate equal to 2.698%.

The Pass-Through Rate for the Class A-5 certificates will be a per annum rate equal to 2.950%.

The Pass-Through Rate for the Class A-M certificates will be a per annum rate equal to the lesser of (i) the WAC Rate that corresponds to the related interest accrual period and (ii) 3.263%.

The Pass-Through Rate for the Class B certificates will be a per annum rate equal to the lesser of (i) the WAC Rate that corresponds to the related interest accrual period and (ii) 3.465%.

The Pass-Through Rate for the Class C certificates will be a per annum rate equal to the WAC Rate that corresponds to the related interest accrual period.

The Pass-Through Rate for the Class D certificates will be a per annum rate equal to 2.500%.

The Pass-Through Rate for the Class E certificates will be a per annum rate equal to 2.500%.

The Pass-Through Rate for the Class F certificates will be a per annum rate equal to 2.750%.

The Pass-Through Rate for the Class G-RR certificates will be a per annum rate equal to the WAC Rate that corresponds to the related interest accrual period.

The Pass-Through Rate for the Class H-RR certificates will be a per annum rate equal to the WAC Rate that corresponds to the related interest accrual period.

The Pass-Through Rate applicable to the Class X-A certificates for the initial Distribution Date will equal approximately 0.775% per annum. The Pass-Through Rate applicable to the Class X-A certificates for each Distribution Date will equal the weighted average of the respective strip rates (the “Class X-A Strip Rates”) at which interest accrues from time to time on the respective components of the Notional Amount of the Class X-A certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will have a component notional balance that corresponds to the Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 or Class A-M certificates, respectively. The applicable Class X-A Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the class of certificates that comprises such component.

The Pass-Through Rate applicable to the Class X-B certificates for the initial Distribution Date will equal approximately 0.096% per annum.  The Pass-Through Rate applicable to the Class X-B certificates for each Distribution Date will equal the weighted average of the respective strip rates (the “Class X-B Strip Rate”) at which interest accrues from time to time on the respective components of the Notional Amount of the Class X-B certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date).  Each of those components will have a component notional balance that corresponds to the Certificate Balance of the Class B or Class C certificates, respectively.  The applicable Class X-B Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the class of certificates that comprises such component.

The Pass-Through Rate applicable to the Class X-D certificates for the initial Distribution Date will equal approximately 1.146% per annum.  The Pass-Through Rate applicable to the Class X-D certificates for each Distribution Date will equal the weighted average of the respective strip rates (the “Class X-D Strip Rate”) at which interest accrues from time to time on the respective components of the Notional Amount of the Class X-D certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date).  Each of those components will have a component notional balance that corresponds to the Certificate Balance of the Class D or Class E certificates, respectively.  The applicable Class X-D Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the class of certificates that comprises such component.

The Pass-Through Rate applicable to the Class X-F certificates for the initial Distribution Date will equal approximately 0.896% per annum.  The Pass-Through Rate applicable to the Class X-F certificates for each Distribution Date will equal the strip rate (the “Class X-F Strip Rate”) at which interest accrues from time to time on the component of the Notional Amount of the Class X-F certificates outstanding immediately prior to the related Distribution Date.  Such component will have a component notional balance that corresponds to the Certificate Balance of the Class F certificates.  The applicable Class X-F Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the class of certificates that comprises such component.

The Class S certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than the Non-VRR Percentage of any Excess Interest, if any, with respect to any ARD Loan.

Although it does not have a specified Pass-Through Rate (other than for tax reporting purposes), the effective interest rate for the VRR Interest will be the WAC Rate for the related Distribution Date.

The Pass-Through Rate for the Class 180W-A, Class 180W-B, Class 180W-C and Class 180W-D certificates for any Distribution Date will be a per annum rate equal to the Net Mortgage Rate on the Trust Subordinate Companion Loan.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including a Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including a Non-Serviced Mortgage Loan) and the Trust Subordinate Companion Loan is a per annum rate equal to the related Mortgage Rate (including any portion related to the Trust Subordinate Companion Loan) then in effectfor the related Interest Accrual Period (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates and Withheld Amounts, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 basis, then, solely for purposes of calculating the Pass-Through Rate on the Non-VRR Certificates (other than the Class S certificates) and the VRR Interest (and for the purposes of calculating the Base Interest Fraction), the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan or Serviced Companion Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan (in absence of a default) as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Non-VRR Certificates (other than the Class S certificates) will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Non-VRR Certificates will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Non-VRR Certificates will be equal to the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month immediately preceding the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts (which, for the avoidance of doubt, will not include the Trust Subordinate Companion Loan):

(a)   the Scheduled Principal Distribution Amount for that Distribution Date, and

(b)   the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)  Nonrecoverable Advances (including any servicing advance with respect to a Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, and

(B)  Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Principal Distribution Amount” with respect to any Distribution Date and the Pooled Principal Balance Certificates will equal the sum of (a) the Principal Shortfall for such Distribution Date and (b) the Non-VRR Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) the principal portion of any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related collection period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including the Non-Serviced Mortgage Loans) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan (other than the Trust Subordinate Companion Loan)), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification, a default or a bankruptcy modification (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan (other than the Trust Subordinate Companion Loan)) at its Mortgage Rate (net of the related Servicing Fees (other than in the case of any Non-Serviced Mortgage Loan, the servicing fee rate pursuant to the applicable pooling and servicing agreement)).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date to holders of the Non-VRR Certificates in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex F. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex F. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan and Trust Subordinate Companion Loan will initially equal its Cut-off Date Balance (or in the case of a Trust Subordinate Companion Loan, the unpaid principal balance of such Trust Subordinate Companion Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received) and, on each Distribution Date, will be reduced by the amount of principal payments received on such Mortgage Loan or Trust Subordinate Companion Loan or advanced for such Distribution Date. With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. With respect to any Whole Loan on any date of determination, the Stated Principal Balance of such Whole Loan will be the sum of the Stated Principal Balance of the related Mortgage Loan and each related Companion Loan on such date. The Stated Principal Balance of a Mortgage Loan, Trust Subordinate Companion Loan or Whole Loan may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan, Trust Subordinate Companion Loan or Whole Loan, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of Mortgage Loans”. If any Mortgage Loan, Trust Subordinate Companion Loan or Whole Loan is paid in full or the Mortgage Loan, Trust Subordinate Companion Loan or Whole Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan or Whole Loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan, Trust Subordinate Companion Loan or Whole Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of Pooled Realized Losses and VRR Realized Losses, as well as for purposes of calculating the Servicing Fee and Certificate Administrator/Trustee Fee payable each month, each REO Property (including any REO Property with respect to any Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to each Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders and the RR Interest Owner or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

With respect to an AB Whole Loan (other than the Trust Subordinate Companion Loan only), no amounts relating to the related REO Property or REO Loan allocable to a Subordinate Companion Loan will be available for amounts due to the Certificateholders, other than indirectly in the limited circumstances related to reimbursement of Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to an AB Whole Loan incurred with respect to an AB Whole Loan in accordance with the PSA. Amounts relating to the REO Property or REO Loan in respect of the Trust Subordinate Companion Loan will only be available to holders of the Loan-Specific Certificates.

Excess Interest

On each Distribution Date, the certificate administrator will be required to distribute (i) to the holders of the Class S certificates, the Non-VRR Percentage of any Excess Interest received by the issuing entity with respect to any ARD Loan during the Collection Period for (or, in the case of a Non-Serviced Mortgage Loan, as part of a distribution to the issuing entity during the month of) such Distribution Date, and (ii) to the VRR Interest Owners, the remainder of such Excess Interest.  Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.  The Class S certificates and the VRR Interest will be entitled to such distributions of Excess Interest notwithstanding any reduction of their related Certificate Balance or VRR Interest Balance, as applicable, to zero.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to each Serviced Whole Loan, the related Intercreditor Agreement), all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of each Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) the sum of (a)(x) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates) or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, and (b) Accrued AB Loan Interest;

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of (i) accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with the related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance and (ii) Accrued AB Loan Interest (in each of clause (i) and (ii), to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest and Excess Interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued and unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner permitted by such REMIC provisions.

“Accrued AB Loan Interest” means, with respect to any AB Modified Loan and any date of determination, accrued and unpaid interest that remains unpaid with respect to the junior note(s) of such AB Modified Loan.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of each Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) the sum of (a)(x) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause Fifth below or clause Fifth of the prior waterfall under this “—Application Priority of Mortgage Loan Collections and Whole Loan Collections” on earlier dates) or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, and (b) Accrued AB Loan Interest;

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of (i) accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with the related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance and (ii) Accrued AB Loan Interest (in each of clause (i) and (ii), to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior waterfall under this “—Application Priority of Mortgage Loan Collections and Whole Loan Collections” on earlier dates);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest and Excess Interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On any Distribution Date, prepayment premiums and yield maintenance charges collected in respect of the Mortgage Loans during the related Collection Period will be required to be distributed by the certificate administrator in the following manner:  (a) to the holders of the Class A-1 through Class E certificates, the product of (1) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class of certificates on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of each of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates on such Distribution Date; (2) the Base Interest Fraction for the related principal prepayment and such class of certificates and (3) the Non-VRR Percentage of such prepayment premiums and yield maintenance charges, and (b) to the VRR Interest, the VRR Percentage of such prepayment premiums and yield maintenance charges.

Any yield maintenance charges or prepayment premiums collected during the related Collection Period remaining after such distributions described in the preceding paragraph (the “IO Group YM Distribution Amount”) will be allocated in the following manner:

(a)   first, to the Class X-A certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distribution to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 and Class A-M certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(b)   second, to the Class X-B certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distribution to the Class B and Class C certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount; and

(c)   third, to the Class X-D Certificates, the IO Group YM Distribution Amount remaining after such distribution to the holders of the Class X-A and Class X-B Certificates described in (a) and (b) above.

Any yield maintenance charges or prepayment premiums payable in respect of the Trust Subordinate Companion Loan will be distributed to the Loan-Specific Certificates.

The “Base Interest Fraction” for any principal prepayment on any Mortgage Loan and for:

(A) any of the Class A-1 through Class E certificates with a Pass-Through Rate equal to either the WAC Rate or the WAC Rate less a specified rate, will be a fraction (not greater than one)(a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such class of certificates exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Net Mortgage Rate on such Mortgage Loan during the related interest accrual period exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the Net Mortgage Rate on such Mortgage Loan during the related interest accrual period, then the respective Base Interest Fraction will be zero; provided, further, that if such yield rate is greater than or equal to the Net Mortgage Rate on such Mortgage Loan during the related interest accrual period, but less than the Pass-Through Rate described in clause (a)(i) above, then the respective Base Interest Fraction will be one; and

(B) any of the Class A-1 through Class E certificates with a Pass-Through Rate equal to a fixed per annum rate, will be a fraction (not greater than one)(a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such class of certificates exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date, and net of the Administrative Cost Rate) during the related interest accrual period multiplied by 365/360 exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the amount set forth in clause (b)(i) above, then the respective Base Interest Fraction will be zero; provided, further, that if such yield rate is greater than or equal to the amount set forth in clause (b)(i) above, but less than the Pass-Through Rate described in clause (a)(i) above, then the respective Base Interest Fraction will be one.

The yield rate with respect to any prepaid Mortgage Loan will be equal to the yield rate stated in the related loan documents, or if none is stated, will be the yield rate which, when compounded monthly, is equivalent to the yield, on the U.S. Treasury primary issue with a maturity date closest to the maturity date or the related Anticipated Repayment Date, as applicable, for the prepaid Mortgage Loan. In the event that there are: (a) two or more U.S. Treasury issues with the same coupon, the issue with the lower yield will be selected and (b) two or more U.S. Treasury issues with maturity dates equally close to the maturity date or the related Anticipated Repayment Date, as applicable, for such prepaid Mortgage Loan, the issue with the earlier maturity date will be selected.

In the case of the Serviced Whole Loan, prepayment premiums or yield maintenance charges actually collected in respect of such Serviced Whole Loan will be allocated in the proportions described in the applicable intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans”.

For a description of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	November 2024
Class A-2	November 2024
Class A-3	November 2026
Class A-SB	May 2029
Class A-4	November 2029
Class A-5	November 2029
Class X-A	November 2029
Class A-M	November 2029
Class B	November 2029
Class C	November 2029

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in August 2057. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Intercreditor Agreement) in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees, applicable Servicing Fees on any Serviced Companion Loan and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or yield maintenance charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Intercreditor Agreement) in whole or in part after the Determination Date (or, with respect to each Mortgage Loan or Serviced Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees, applicable Servicing Fees on any Serviced Companion Loan and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”.

Prepayment Interest Shortfalls for each Distribution Date with respect to each AB Whole Loan will generally be allocated first, to the related Subordinate Companion Loans in accordance with the related Intercreditor Agreement and then, pro rata to the related Mortgage Loan and any related Pari Passu Companion Loan.

To the extent that the Prepayment Interest Excess for all Mortgage Loans (other than the Non-Serviced Mortgage Loans) or Serviced Companion Loans serviced by the master servicer exceeds the Compensating Interest Payment for all Mortgage Loans (other than the Non-Serviced Mortgage Loans) or Serviced Companion Loans serviced by the master servicer as of any Distribution Date, such excess amount (the “Net Prepayment Interest Excess”) will be payable to the master servicer as additional compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount, with respect to each Serviced Mortgage Loan and any related Pari Passu Companion Loan and the Trust Subordinate Companion Loan, equal to the lesser of:

(i)                the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any related Pari Passu Companion Loan and the Trust Subordinate Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage

Loan or any related Pari Passu Companion Loan or Trust Subordinate Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)               the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan, Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a rate of 0.00125% per annum, (B) all Prepayment Interest Excess received by the master servicer during such Collection Period with respect to the Mortgage Loans (and, so long as a Whole Loan is serviced under the PSA, any related Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the Mortgage Loan or any related Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders or the RR Interest Owner to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan or Serviced Whole Loan as a result of the master servicer failing to enforce the related Mortgage Loan or Serviced Whole Loan documents regarding principal prepayments (a “Prohibited Prepayment”) (other than (t) the Non-Serviced Mortgage Loans, (u) in accordance with the terms of the Mortgage Loan documents, (v) subsequent to a default under the related Mortgage Loan documents (provided that the master servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard) or if the Mortgage Loan or Serviced Whole Loan is a Specially Serviced Loan, (w) at the request or with the consent of the special servicer and so long as a Control Termination Event has not occurred or is not continuing (other than with respect to any applicable Excluded Loan), the Directing Holder, (x) pursuant to applicable law or a court order, (y) in connection with the payment of any Insurance and Condemnation Proceeds unless the master servicer did not apply the proceeds thereof in accordance with the terms of the related loan documents and such failure causes the shortfall or (z) a previously Specially Serviced Loan with respect to which the special servicer has waived or amended the prepayment restriction such that the related borrower is not required to prepay on a Due Date or pay interest that would have accrued on the amount prepaid through and including the last day of the Interest Accrual Period occurring following the date of such prepayment), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan or Serviced Whole Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

With respect to the Trust Subordinate Companion Loan, the master servicer will be required to make Compensating Interest Payments in an amount calculated in the same manner described above applicable to the Mortgage Loans and the related Serviced Whole Loan.

Compensating Interest Payments with respect to the Serviced Whole Loans will be allocated among the related Mortgage Loan, the related Serviced Pari Passu Companion Loan and the Trust Subordinate Companion Loan, pro rata, in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the applicable master servicer under the related other pooling and servicing agreement.

Any Excess Prepayment Interest Shortfall allocated to the Mortgage Loans for any Distribution Date will, to the extent of the Non-VRR Percentage thereof, be allocated on that Distribution Date among each class of Non-VRR Certificates, pro rata in accordance with their respective Interest Accrual Amounts for that Distribution Date, with the remaining portion thereof being deemed allocated to the VRR Interest.

Any Excess Prepayment Interest Shortfall allocated to the Trust Subordinate Companion Loan for any Distribution Date will be allocated on such Distribution Date to the Loan-Specific Certificates, pro rata, in accordance with each class’s accrued interest.  Prepayment Interest Excess in respect of the Trust Subordinate Companion Loan will be paid to the master servicer as additional servicing compensation.

“Excess Prepayment Interest Shortfall” means, with respect to any Distribution Date, (i) with respect to the Mortgage Loans, the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Pooled Available Funds for such Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for such Distribution Date and the portion of the compensating interest payments allocable to any Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer, and (ii) with respect to the Trust Subordinate Companion Loan, the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Trust Subordinate Companion Loan to be included in the 180 Water Available Funds for such Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for such Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive the Non-VRR Percentage of distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Subordinate Certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to that class prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Pooled Realized Losses to classes of certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Crossover Date, allocation of principal that is allocable to the Pooled Principal Balance Certificates on any Distribution Date will be made as described under “—Distributions—Priority of Distributions” above. On or after the Crossover Date, allocation of principal will be made to each class of Senior Principal Balance Certificates that are still outstanding, pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero. See
“—Distributions—Priority of Distributions” above.

Allocation to the Senior Principal Balance Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Senior Principal Balance Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Senior Principal Balance Certificates, the percentage interest in the issuing entity evidenced by the Senior Principal Balance Certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Senior Principal Balance Certificates by the Subordinate Certificates.

Following retirement of the Senior Principal Balance Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G-RR  and Class H-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to Class H-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Pooled Certificateholders and the VRR Interest Owner on that date, the certificate administrator will be required to calculate the Pooled Realized Loss and the VRR Realized Loss for such Distribution Date.

On each Distribution Date, immediately following the distributions to be made to the Loan-Specific Certificateholders on that date, the certificate administrator will be required to calculate the 180 Water Realized Loss for such Distribution Date.

The “Pooled Realized Loss” with respect to the Mortgage Loans, with respect to any Distribution Date, is the amount, if any, by which (i) the aggregate Certificate Balance of the Pooled Principal Balance Certificates, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the product of (A) the Non-VRR Percentage and (B) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool (for purposes of this calculation, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances), including any REO Loans (but in each case, excluding any Companion Loan), as of the end of the last day of the related Collection Period. The certificate administrator will be required to allocate any Pooled Realized Losses among the respective classes of Pooled Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class H-RR certificates;

second, to the Class G-RR certificates;

third, to the Class F certificates;

fourth, to the Class E certificates;

fifth, to the Class D certificates;

sixth, to the Class C certificates;

seventh, to the Class B certificates; and

eighth, to the Class A-M certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Pooled Realized Losses among the Senior Principal Balance Certificates, pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

The certificate administrator will be required to allocate (i) any 180 Water Realized Losses among the respective classes of the Loan-Specific Certificates: first, to the Class 180W-D Certificates, then, to the Class 180W-C Certificates, then, to the Class 180W-B Certificates, and then, to the Class 180W-A Certificates, in each case until the Certificate Balance of each such class is reduced to zero and (ii) any 180 Water VRR Realized Losses to the 180W-VRR Interest.

Pooled Realized Losses will not be allocated to the VRR Interest, the Class S certificates or the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the Certificate Balances of the related classes of Pooled Principal Balance Certificates are reduced by such Pooled Realized Losses.  VRR Realized Losses, rather than Pooled Realized Losses, will be allocated to the VRR Interest.  See “Credit Risk Retention—The VRR Interest—Material Terms of the VRR Interest—Allocation of VRR Realized Losses”.

180 Water Realized Losses and 180 Water VRR Realized Losses will be allocated only to the Loan-Specific Certificates.  Pooled Realized Losses will not be allocated to the Loan-Specific Certificates.  180 Water Realized Losses and 180 Water VRR Realized Losses will not be allocated to the Pooled Certificates.

The “180 Water Realized Loss” with respect to the Trust Subordinate Companion Loan and any Distribution Date, is the amount, if any, by which (i) the product of (A) the Non-VRR Percentage and (B) the Stated Principal Balance of such Trust Subordinate Companion Loan (including the assumed Stated Principal Balance if such Trust Subordinate Companion Loan has become an REO Loan) as of the end of the last day of the related Collection Period, is less than (ii) the aggregate Certificate Balance of the Loan-Specific Certificates (other than the 180W-VRR Interest) after giving effect to distributions of principal on that Distribution Date.

The “180 Water VRR Realized Loss” with respect to the Trust Subordinate Companion Loan and each Distribution Date, is the amount, if any, by which (i) the aggregate Certificate Balance of the 180W-VRR Interest, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the product of (A) the 180W-VRR Percentage and (B) the aggregate Stated Principal Balance of the Trust Subordinate Companion Loan (for purposes of this calculation, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Trust Subordinate Companion Loan that were used to reimburse the master servicer or the trustee from general collections of principal on the Trust Subordinate Companion Loan for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances), including any REO Loan (but in each case, excluding the 180 Water Senior Pari Passu Companion Loans), as of the end of the last day of the related Collection Period.

The “180W-VRR Percentage” will equal a fraction, expressed as a percentage, the numerator of which is the initial Certificate Balance of the 180W-VRR Interest, and the denominator of which is the aggregate initial Certificate Balance of all of the Classes of Offered Loan-Specific Certificates and the initial Certificate Balance of the 180W-VRR Interest.

The Pooled Realized Losses, the VRR Realized Losses, the 180 Water Realized Losses and the 180 Water VRR Realized Losses are collectively referred to as “Realized Losses”.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans or Trust Subordinate Companion Loan, including as a result of defaults and delinquencies on the related Mortgage Loans or the Trust Subordinate Companion Loan, Nonrecoverable Advances made in respect of the Mortgage Loans or the Trust Subordinate Companion Loan, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan or Trust Subordinate Companion Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee and the Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

A class of Pooled Certificates or the VRR Interest will be considered outstanding until its Certificate Balance (other than the Class RR Certificates), Notional Amount or VRR Interest Balance, as applicable, is reduced to zero, except that the Class S certificates will be considered outstanding so long as holders of such certificates are entitled to receive Excess Interest. However, notwithstanding a reduction of its Certificate Balance (other than the Class RR Certificates) or VRR Interest Balance to zero, reimbursements of any previously allocated Pooled Realized Losses and VRR Realized Losses, as applicable, are required thereafter to be made to a class of Pooled Principal Balance Certificates and the VRR Interest, as applicable, in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” and “Credit Risk Retention—The VRR Interest” above.

Reports to Certificateholders and the RR Interest Owner; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, the certificate administrator will be required to prepare and make available to each Certificateholder and the RR Interest Owner of record on the certificate administrator’s website a Distribution Date statement, based in part on the information delivered to it by the master servicer or special servicer, providing all information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans. The certificate administrator will include on each Distribution Date statement a statement that each Certificateholder and the RR Interest Owner may access such notices via the certificate  administrator’s website and that each Certificateholder and the RR Interest Owner may register to receive electronic mail notifications when such notices are posted thereon.

In addition, the certificate  administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total debt service coverage ratio calculated on the basis of the Mortgage Loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the Mortgage Loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate or the RR Interest Owner, a statement containing information (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and a reduction in the interest balance of the RR Interest, and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder, RR Interest Owner or Certificate Owner reasonably requests, to enable Certificateholders and the RR Interest Owner to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable, substantially in the form provided in the PSA, in the case of the Distribution Date statement (which form is subject to change) and as required under the PSA in the case of the CREFC® Reports and including substantially the following information:

(1)   a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B;

(2)       a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)       a CREFC® historical loan modification and corrected loan report;

(4)       a CREFC® advance recovery report;

(5)       a CREFC® total loan report;

(6)       a CREFC® operating statement analysis report;

(7)       a CREFC® comparative financial status report;

(8)       a CREFC® net operating income adjustment worksheet;

(9)       a CREFC® real estate owned status report;

(10)     a CREFC® servicer watch list;

(11)     a CREFC® loan level reserve and letter of credit report;

(12)     a CREFC® property file;

(13)     a CREFC® financial file;

(14)     a CREFC® loan setup file; and

(15)     a CREFC® loan periodic update file.

The master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer, as applicable, regards as confidential, so long as such information is not required to be disclosed pursuant to Item 1125 of Regulation AB. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under a Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders and the RR Interest Owner by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

On or before each Master Servicer Remittance Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file (with respect to the first Master Servicer Remittance Date only);

●	a CREFC® loan periodic update file; and

●	a CREFC® Appraisal Reduction Amount template (if any Appraisal Reduction Amount has been calculated).

No later than two (2) calendar days following each Distribution Date (provided that if such second calendar day is not a business day, then the immediately succeeding business day), the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® Schedule AL File.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) is required to prepare, or the special servicer (with respect to Specially Serviced Loans and REO Properties) is required to prepare and deliver to the master servicer, the following for each Mortgaged Property and REO Property:

●

Within 45 days after receipt of a quarterly operating statement, if any, commencing for the quarter ending March 31, 2020, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter (and the borrower provides sufficient information to report pursuant to CREFC® guidelines), provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required) for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12 month basis, or if the related Serviced Mortgage Loan is on the CREFC® Servicer Watch List.

●

Within 30 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls commencing for the calendar year ending December 31, 2020, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to satisfy its reporting obligation described in clause (8) above.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA.

The holders of the Loan-Specific Certificates will be entitled to obtain access to reports and other information in a manner substantially similar to the procedures described above.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer, any Excluded Special Servicer, the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any person (including the Directing Holder, Risk Retention Consultation Party or VRR Interest Owner) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers a NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is a Risk Retention Consultation Party or the special servicer) be entitled to receive (i) if such party is the Directing Holder, any Controlling Class Certificateholder or any 180 Water Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan and (ii) if such party is not the Directing Holder, any Controlling Class Certificateholder or any 180 Water Controlling Class Certificateholder, any information other than the Distribution Date statement; provided, however, that, if the special servicer obtains knowledge that it is a Borrower Party, the special servicer will nevertheless be a Privileged Person; provided, further, however, that the special servicer will not directly or indirectly provide any information solely related to any Excluded Special Servicer Mortgage Loan (which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Mortgage Loan) to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that any Excluded Controlling Class Holder will be permitted to obtain, upon reasonable request in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website) from the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), in each case, to the extent in the possession of the master servicer or the special servicer, as applicable.

“Risk Retention Consultation Party” will be (a) each of (i) the party selected by DBNY (such party, the “VRR-A Risk Retention Consultation Party”), (ii) the party selected by GSMC (such party, the “VRR-B Risk Retention Consultation Party”) and (iii) the party selected by CREFI (such party, the “VRR-C Risk Retention Consultation Party”) and (b) solely with respect to the 180 Water Mortgage Loan, the party selected by DBNY (such party, the “180W Risk Retention Consultation Party”), as holder of the 180W-VRR Interest. The other parties to the PSA will be entitled to assume that the identity of any Risk Retention Consultation Party has not changed until such parties receive written notice of a replacement of such Risk Retention Consultation Party from DBNY (in the case of the VRR-A Risk Retention Consultation Party and the 180W Risk Retention Consultation Party), GSMC (in the case of the VRR-B Risk Retention Consultation Party) or CREFI (in the case of the VRR-C Risk Retention Consultation Party). Notwithstanding the foregoing, no Risk Retention Consultation Party will have any consultation rights with respect to any related Excluded Loan.  For the avoidance of doubt, there may be multiple Risk Retention Consultation Parties.  The initial Risk Retention Consultation Parties with respect to the mortgage pool are expected to be DBNY, GSMC and CREFI. The initial 180W Risk Retention Consultation Party is expected to be DBNY.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, Restricted Mezzanine Holder or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or a Restricted Mezzanine Holder, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Restricted Mezzanine Holder, as applicable, (b) solely with respect to the 10 largest Mortgage Loans by Stated Principal Balance, any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor or manager, as applicable, or (c) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such Restricted Mezzanine Holder. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Restricted Mezzanine Holder” means a holder of a related mezzanine loan that has been accelerated or as to which the mezzanine lender has initiated foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Controlling Class Representative or any Controlling Class Certificateholder (or, with respect to the 180 Water Whole Loan other than during the continuance of a 180 Water Control Appraisal Period, the 180 Water Controlling Class Representative or any 180 Water Controlling Class Certificateholder)  is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties other than such information with respect to such Excluded Controlling Class Loan that is aggregated with information on other Mortgage Loans at a pool level.

“Excluded Loan” means with respect to (i) the Controlling Class Representative, a Mortgage Loan or Whole Loan with respect to which, as of the applicable date of determination, the Controlling Class Representative or the holder of the majority of the Controlling Class (by Certificate Balance) (or, with respect to the 180 Water Whole Loan other than during the continuance of a 180 Water Control Appraisal Period, the 180 Water Controlling Class Representative or the holder of the majority of the 180 Water Controlling Class (by Certificate Balance)) is a Borrower Party, or (ii) any Risk Retention Consultation Party, a Mortgage Loan, Trust Subordinate Companion Loan or Whole Loan with respect to which, as of the applicable date of determination, such Risk Retention Consultation Party or the person entitled to appoint such Risk Retention Consultation Party is a Borrower Party.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification on the certificate administrator’s website (which may be a “click-through confirmation”), representing (i) that such person executing the certificate is a Certificateholder, the RR Interest Owner, the Directing Holder or a Risk Retention Consultation Party (in each case, to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Loan Holder or a prospective purchaser of a certificate (or any investment advisor or manager or other representative of the foregoing), (ii) that either (a) such person is a Risk Retention Consultation Party or is a person who is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Holder, a Controlling Class Certificateholder, a Risk Retention Consultation Party or a 180 Water Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Holder, a Controlling Class Certificateholder, a Risk Retention Consultation Party or a 180 Water Controlling Class Certificateholder, in which case such person will only receive access to the Distribution Date statements prepared by the certificate administrator, (iii) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to obtain, upon request in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information) from the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), in each case, to the extent in the possession of the master servicer or the special servicer, as applicable and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan.

A “Certificateholder” is the person in whose name a certificate (including the Class RR Certificates) is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate (including the Class RR Certificates) registered in the name of or beneficially owned by (i) the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons or (ii) any Borrower Party, in each case will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Mortgage Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA or waive a Servicer Termination Event or trigger an Asset Review with respect to a Mortgage Loan; provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, the master servicer and the special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

A “Loan-Specific Certificateholder” is a Certificateholder of a Loan-Specific Certificate.

A “Pooled Certificateholder” is a Certificateholder of a Pooled Certificate.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date statements, CREFC® reports and supplemental notices with respect to such Distribution Date statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as BlackRock Financial Management, Inc., Moody’s Analytics, Bloomberg Financial Markets, L.P., RealINSIGHT, CMBS.com, Inc., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corporation, Markit LLC and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder or the RR Interest Owner that has delivered an Investor Certification, the master servicer may provide (or forward electronically) at the expense of such Certificateholder or the RR Interest Owner copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer; provided that in connection with such request, the master servicer may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer, generally to the effect that such person is a Certificateholder or a beneficial holder of book-entry certificates (or an investment advisor for a Certificateholder or a beneficial holder of book-entry certificates) or the RR Interest Owner and a Privileged Person and will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder and the RR Interest Owner may have under the PSA. Certificateholders and the RR Interest Owner will not, however, be given access to or be permitted to request copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website (and will make available to the general public this prospectus, Distribution Date statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

○	this prospectus;

○	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the closing date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

○	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

●	the following “SEC EDGAR filings”:

○

any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

○	the Distribution Date statements;

○	the CREFC® bond level files;

○	the CREFC® collateral summary files;

○	the CREFC® Reports, other than the CREFC® loan setup file and the CREFC® special servicer loan file (provided that they are received by the certificate administrator); and

○	any Operating Advisor Annual Reports;

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

○	the summary of any Final Asset Status Report as provided by the special servicer;

○	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

○	notice of any release based on an environmental release under the PSA;

○	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

○	notice of final payment on the certificates or the RR Interest;

○	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator;

○	any notice of resignation or termination of the master servicer or special servicer;

○	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

○	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

○

any notice to Certificateholders or the RR Interest Owner of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

○

notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

○	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

○	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

○	any notice of the termination of the issuing entity;

○

any notice that a Control Termination Event, a 180 Water Control Appraisal Period or an Operating Advisor Consultation Event has occurred or is terminated or that a Consultation Termination Event has occurred;

○	any notice of the occurrence of an Operating Advisor Termination Event;

○	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

○	any Proposed Course of Action Notice;

○	any assessment of compliance delivered to the certificate administrator;

○	any accountants’ attestation reports delivered to the certificate administrator;

○	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;

○	any notice or documents provided to the certificate administrator by the depositor or the master servicer directing the certificate administrator to post to the “special notices” tab;

●	the “Investor Q&A Forum”;

●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

●	the “U.S. Risk Retention Special Notices” tab.

provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan.

Notwithstanding the description set forth above, for purposes of obtaining information or access to the certificate administrator’s website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraph.

Notwithstanding the foregoing, if the Directing Holder, any Controlling Class Certificateholder, the 180 Water Controlling Class Representative or any 180 Water Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each of the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide a new Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Holder, any Controlling Class Certificateholder or any

180 Water Controlling Class Representative is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Holder, any Controlling Class Certificateholder or 180 Water Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Holder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Holder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information upon reasonable request in accordance with terms of the PSA and the master servicer and the special servicer, as applicable, may require and rely on such certifications prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will contain (i) the information required by Rule 15Ga-1(a) concerning all Mortgage Loans of the issuing entity that were the subject of a demand to repurchase or replace due to a breach of one or more representations and warranties, (ii) a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, and (iii) incorporate by reference the Form ABS-EE filing for the related reporting period (which Form ABS-EE disclosures will be filed at the time of each filing of the applicable report on Form 10-D with respect to each Mortgage Loan that was part of the Mortgage Pool during any portion of the related reporting period).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website or its filing of such information pursuant to the PSA, including, but not limited to, filing via EDGAR, and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it or filed by it, as applicable, for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance therewith.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders, the RR Interest Owner and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date statements, (b) the master servicer or the special servicer relating to servicing reports, the Mortgage Loans (excluding a Non-Serviced Mortgage Loan), the Trust Subordinate Companion Loan or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders and/or the RR Interest Owner, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Holder or a Risk Retention Consultation Party (in its capacity as a Risk Retention Consultation Party) as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder, RR Interest Owner and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders, the RR Interest Owner and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder, RR Interest Owner or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at “www.ctslink.com”. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and may be submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date statements and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will require the master servicer, subject to certain restrictions set forth in the PSA, to provide certain of the reports or, in the case of the master servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the master servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the master servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses). Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by

Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders or the RR Interest Owner only those persons in whose names the certificates or the RR Interest, as applicable, are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)   2% in the case of the Class X-A, Class X-B, Class X-D and Class X-F certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)   in the case of any Principal Balance Certificates and the Class RR Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates and the Class RR certificates, each determined as of the prior Distribution Date.

At all times during the term of the PSA, the voting rights for the Pooled Certificates and the Class RR Certificates (the “Pooled Voting Rights”) will be allocated among the respective classes of Pooled Certificateholders and holders of the Class RR certificates as follows:

(1)   2% in the case of the Class X-A, Class X-B, Class X-D and Class X-F certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)   in the case of any Pooled Principal Balance Certificates and the Class RR Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the Pooled Principal Balance Certificates and the Class RR Certificates, each determined as of the prior Distribution Date.

At all times during the term of the PSA, the voting rights for the loan-specific certificates (the “Loan-Specific Voting Rights”) will be allocated among the respective classes of Loan-Specific Certificateholders as follows: a percentage equal to the product of 100% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and operating advisor with respect to the 180 Water Whole Loan as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and the operating advisor with respect to the 180 Water Whole Loan as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the Loan-Specific Certificates, each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective percentage interests.

None of the Class S certificates, Class R certificates or the RR Interest will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

Denomination

The Offered Certificates (other than the Class X Certificates) will be issued, maintained and transferred only in minimum denominations of $10,000, and in integral multiples of $1 in excess of $10,000. The Class X Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $100,000 and in integral multiples of $1 in excess of $100,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under
“—Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”,

“—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions

govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

Each class of HRR Certificates may only be issued as Definitive Certificates and held by a custodian on behalf of the related investor pursuant to the PSA.  Any request for release of any HRR Certificate must be consented to by the Retaining Sponsor and may be subject to any additional requirements pursuant to the PSA.

The Class RR Certificates will be evidenced by one or more certificates and is expected to be held at all times in definitive form by the certificate administrator on behalf of the beneficial owners of the Class RR Certificates.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such

Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

Wells Fargo Bank, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention:  Corporate Trust Administration Group – COMM 2019-GC44

with a copy to:

trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investors is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, (ii) the name of the transaction, COMM 2019-GC44 and (iii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans (and the Trust Subordinate Companion Loan, in the case of GACC) from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, a “MLPA”), between the applicable mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver (or cause to be delivered) to the certificate administrator, in its capacity as custodian, among other things, the following documents (except that the documents with respect to each Non-Serviced Whole Loan (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan (and the Trust Subordinate Companion Loan, in the case of GACC) sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”); provided that, for the avoidance of doubt, references to the Mortgage File for the Trust Subordinate Companion Loan will refer to the Mortgage File for the 180 Water Mortgage Loan, and the Mortgage Note(s) evidencing such Trust Subordinate Companion Loan:

(i)             (A) the original Mortgage Note, bearing, or accompanied by, all prior or intervening endorsements, endorsed by the most recent endorsee prior to the trustee or, if none, by the originator, without recourse, either in blank and further showing a complete, unbroken chain of endorsement from the originator or to the order of the trustee; and (B) in the case of each related Serviced Companion Loan, a copy of the executed Mortgage Note for such Serviced Companion Loan;

(ii)            (A) the original (or a certified copy thereof from the applicable recording office (or a copy thereof from the applicable recording office if it is not the practice of such office to provide certified  copies, provided that the custodian is not required to investigate whether any recording office cannot provide a certified copy)) of the Mortgage and, (B) if applicable, the originals (or certified copies thereof from the applicable recording office (or copies thereof from the applicable recording office if it is not the practice of such office to provide certified copies, provided that the custodian is not required to investigate whether any recording office cannot provide a certified copy)) of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan or Serviced Whole Loan to the most recent assignee of record thereof prior to the trustee, if any, in each case with evidence of recording indicated thereon;

(iii)           an original or copy (if the related mortgage loan seller or its designee, rather than the custodian and its designee, is responsible for the recording thereof) of an assignment of mortgage, in recordable form (except for missing recording information and, if delivered in blank, except for the name of the assignee), executed by the most recent assignee of record thereof prior to the trustee or, if none, by the originator, either in blank or in favor of the trustee;

(iv)           (A) an original or copy of any related security agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the related Mortgage Loan or Serviced Whole Loan to the most recent assignee thereof prior to the trustee, if any; and (B) an original assignment of any related security agreement (if such item is a document separate from the related Mortgage) executed by the most recent assignee thereof prior to the trustee or, if none, by the originator, either in blank or in favor of the trustee, which assignment may be included as part of the corresponding assignment of mortgage referred to in clause (iii) above;

(v)            (A) stamped or certified copies of any UCC financing statements and continuation statements which were filed in order to perfect (and maintain the perfection of) any security interest held by the originator of the Mortgage Loan or Serviced Whole Loan (and each assignee of record prior to the trustee) in and to the personalty of the borrower at the Mortgaged Property (in each case with evidence of filing or recording thereon) and which were in the possession of the related mortgage loan seller (or its agent) at the time the Mortgage Files were delivered to the custodian, together with original UCC-3 assignments of financing statements showing a complete chain of assignment from the secured party named in such UCC-1 financing statement to the most recent assignee of record thereof prior to the trustee, if any, and (B) if any such security interest is perfected and the earlier UCC financing statements and continuation statements were in the possession of the related mortgage loan seller, an assignment of UCC financing statement by the most recent assignee of record prior to the trustee or, if none, by the originator, evidencing the transfer of such security interest, either in blank or in favor of the trustee; provided that other evidence of filing or recording reasonably acceptable to the trustee may be delivered in lieu of delivering such UCC financing statements including, without limitation, evidence of such filed or recorded UCC financing statement as shown on a written UCC search report from a reputable search firm, such as CSC/LexisNexis Document Solutions, Corporation Service Company, CT Corporation System and the like or printouts of on-line confirmations from such UCC filing or recording offices or authorized agents thereof;

(vi)           the original or a copy of the loan agreement relating to such Mortgage Loan, if any;

(vii)          the original or a copy of the lender’s title insurance policy issued in connection with the origination of the Mortgage Loan, together with all endorsements or riders (or copies thereof) that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property, or a “marked up” commitment to insure marked as binding and countersigned by the related insurer or its authorized agent (which may be a pro forma or specimen title insurance policy which has been accepted or approved as binding in writing by the related title insurance company), or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company;

(viii)         (A) the original or a copy of the related assignment of leases, rents and profits (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan or Serviced Whole Loan to the most recent assignee of record thereof prior to the trustee, if any, in each case with evidence of recording thereon; and (B) an original or copy (if the related mortgage loan seller or its designee, rather than the custodian and its designee, is responsible for the recording thereof) of an assignment of any related Assignment of Leases, Rents and Profits (if such item is a document separate from the Mortgage), in recordable form (except for missing recording information and, if delivered in blank, except for the name of the assignee), executed by the most recent assignee of record thereof prior to the trustee or, if none, by the originator, either in blank or in favor of the trustee, which assignment may be included as part of the corresponding assignment of mortgage referred to in clause (iii) above;

(ix)           the original or copy of any environmental indemnity agreements and copies of any environmental insurance policies pertaining to the related Mortgaged Property required in connection with origination of the related Mortgage Loan or Serviced Whole Loan and copies of Environmental Reports;

(x)            copies of the currently effective management agreements, if any, for the Mortgaged Properties;

(xi)           if the borrower has a leasehold interest in the related Mortgaged Property, the original or copy of the ground lease (or, with respect to a leasehold interest where the borrower is a lessee and that is a space lease or an air rights lease, the original of such space lease or air rights lease), and any related lessor estoppel or similar agreement or a copy thereof; if any;

(xii)          if the related assignment of contracts is separate from the Mortgage, the original executed version of such assignment of contracts and the assignment thereof, if any, to the trustee;

(xiii)          if any related lockbox agreement or cash collateral account agreement is separate from the Mortgage or Loan Agreement, a copy thereof; with respect to the reserve accounts, cash collateral accounts and lockbox accounts, if any, a stamped or certified copy of the UCC-1 financing statements, if any, submitted for filing with respect to the related mortgagee’s security interest in the reserve accounts, cash collateral accounts and lockbox accounts and all funds contained therein (and UCC-3 assignments of financing statements assigning such UCC-1 financing statements to the trustee);

(xiv)         originals or copies of all assumption, modification, written assurance and substitution agreements, if any, with evidence of recording thereon if appropriate, in those instances where the terms or provisions of the Mortgage, the Mortgage Note or any related security document have been modified or the Mortgage Loan or Serviced Whole Loan has been assumed;

(xv)          the original or a copy of any guaranty of the obligations of the borrower under the Mortgage Loan or Serviced Whole Loan together with, as applicable, (A) the original or copies of any intervening assignments of such guaranty showing a complete chain of assignment from the originator of the Mortgage Loan or Serviced Whole Loan to the most recent assignee thereof prior to the trustee, if any, and (B) an original assignment of such guaranty executed by the most recent assignee thereof prior to the trustee or, if none, by the originator;

(xvi)         the original or a copy of the power of attorney (with evidence of recording thereon, if appropriate) granted by the related borrower if the Mortgage, Mortgage Note or other document or instrument referred to above was signed on behalf of the borrower pursuant to such power of attorney;

(xvii)        with respect to each Whole Loan, a copy of the related Intercreditor Agreement and, if applicable, a copy of any pooling and servicing agreement relating to a Serviced Companion Loan;

(xviii)        with respect to hospitality properties, a copy of the franchise agreement, if any, an original or copy of the comfort letter, if any, and if, pursuant to the terms of such comfort letter, the general assignment of the Mortgage Loan is not sufficient to transfer or assign the benefits of such comfort letter to the Trust, a copy of the notice to the franchisor of the transfer of such Mortgage Loan and/or a copy of the request for the issuance of a new comfort letter in favor of the Trust (in each case, as and to the extent required pursuant to the terms of such comfort letter), with the original of any replacement comfort letter to be included in the Mortgage File following receipt thereof by the master servicer;

(xix)         the original (or copy, if the original is held by the master servicer or applicable master servicer under the applicable Non-Serviced PSA) of any letter of credit held by the lender as beneficiary or assigned as security for such Mortgage Loan or Serviced Whole Loan;

(xx)          the appropriate assignment or amendment documentation related to the assignment to the Trust of any letter of credit securing such Mortgage Loan or Serviced Whole Loan (or copy thereof, if the original is held by the master servicer or applicable master servicer under the applicable Non-Serviced PSA) which entitles the master servicer on behalf of the issuing entity and the Companion Loan Holders (with respect to any Serviced Whole Loan) to draw thereon; and

(xxi)         with respect to any Mortgage Loan with related mezzanine debt or other subordinate debt (other than a Companion Loan), a copy of the related co-lender agreement, subordination agreement or other intercreditor agreement;

provided that with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date, and any assignments in favor of the trustee will be in favor of the trustee under the related Non-Serviced PSA.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated Intralinks website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, collectively the following documents in electronic format:

(a)   A copy of each of the following documents:

(i)             the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)            the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)           assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy of such assignment to be sent for recordation);

(iv)           any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)            an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy of such assignment to be sent for recordation);

(vi)           the assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)          all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)          the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)           any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(x)            an original assignment in favor of the trustee of any financing statement executed and filed in favor of the applicable mortgage loan seller in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy of such assignment to be sent for filing);

(xi)           any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan;

(xii)          any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)          any ground lease, ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)         any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)          any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xvi)          any lockbox or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)         any related mezzanine intercreditor agreement;

(xviii)        all related environmental reports;

(xix)         all related environmental insurance policies;

(b)   a copy of any engineering reports or property condition reports;

(c)   other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)   for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)   copies of all legal opinions (excluding attorney client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)    copies of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the origination of the related Mortgage Loan;

(g)   a copy of the appraisal for the related Mortgaged Property(ies);

(h)   for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)    a copy of the applicable mortgage loan seller’s asset summary;

(j)    copies of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)   copies of any zoning reports;

(l)    copies of financial statements of the related mortgagor;

(m)  copies of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)   copies of all UCC searches;

(o)   copies of all litigation searches;

(p)   copies of all bankruptcy searches;

(q)   a copy of the origination settlement statement;

(r)    a copy of the insurance consultant report;

(s)    copies of the organizational documents of the related mortgagor and any guarantor;

(t)    copies of the escrow statements;

(u)  a copy of any closure letter (environmental);

(v)  a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties; and

(w)  a copy of the payment history with respect to such Mortgage Loan prior to the Closing Date;

provided that with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, any assignments in favor of the trustee will be in favor of the trustee under the related Non-Serviced PSA; in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan, the Diligence File will be required to include a statement to that effect; provided that the mortgage loan seller will not be required to deliver information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan (and in the case of GACC, the Trust Subordinate Companion Loan) sold by that mortgage loan seller. Those representations and warranties with respect to the Mortgage Loans (but not the Trust Subordinate Companion Loan) of GACC and CREFI are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2 and Annex D-3, respectively. Those representations and warranties of GSMC are set forth in Annex E-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex E-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan or Trust Subordinate Companion Loan is missing from the Mortgage File or defective or if there is a breach of a representation or warranty relating to any Mortgage Loan or Trust Subordinate Companion Loan, and such omission, breach or defect materially and adversely affects the value of the related Mortgage Loan or Trust Subordinate Companion Loan, the value of the related Mortgaged Property or the interests of the Trustee, any Certificateholder or the RR Interest Owner in the Mortgage Loan, Trust Subordinate Companion Loan or Mortgaged Property or causes the Mortgage Loan or Trust Subordinate Companion Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan or Trust Subordinate Companion Loan to be treated as a qualified mortgage (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(x)  such mortgage loan seller’s receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or

(y)  in the case of such Material Defect that would cause the Mortgage Loan or Trust Subordinate Companion Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan or Trust Subordinate Companion Loan to be treated as a qualified mortgage, the discovery by any party to the PSA of the such Material Defect; provided that the mortgage loan seller has received notice in accordance with the terms of the PSA,

(1)  cure such Material Defect in all material respects, at its own expense,

(2)  repurchase the affected Mortgage Loan, Trust Subordinate Companion Loan or REO Loan at the Purchase Price, or

(3)  substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution, provided that no such substitution may occur on or after the second anniversary of the Closing Date;

provided that GACC may not repurchase the Trust Subordinate Companion Loan without repurchasing the related Mortgage Loan; provided, further, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan, the Trust Subordinate Companion Loan and the related REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to the related Whole Loans, for which no substitution will be permitted)), if such Material Defect is capable of being cured, the mortgage loan seller is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor, the asset representations reviewer and, prior to the occurrence of a Consultation Termination Event, the Directing Holder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period. Notwithstanding the foregoing, there will be no such 90-day extension, if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to repurchase the related Mortgage Loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a Breach Notice as required by the terms of the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report) and such delay precludes the mortgage loan seller from curing such Material Defect and (iii) such Material Defect did not relate to a Mortgage Loan or Trust Subordinate Companion Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect. With respect to each Non-Serviced Mortgage Loan, each mortgage loan seller agrees that any document defect as such term is defined in the related controlling Non-Serviced PSA (other than a defect related to the promissory note for the related Non-Serviced Companion Loan) will constitute a document defect under the related MLPA.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release would not cause an adverse REMIC event to occur and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the special servicer (for so long as no Control Termination Event has occurred and is continuing and only with respect to any Mortgage Loan that is not an applicable Excluded Loan, with the consent of the Directing Holder (or the 180 Water Controlling Class Representative in respect of the Trust Subordinate Companion Loan)) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. In connection with any such determination with respect to any non-Specially Serviced Loan, the master servicer will promptly provide the special servicer, but in any event within the time frame and in the manner provided in the PSA, with the servicing file and other such information to the extent set forth in the PSA in order to permit the special servicer to calculate the Loss of Value Payment as set forth in the PSA. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan or Trust Subordinate Companion Loan to be treated as a qualified mortgage.

With respect to any Mortgage Loan and Trust Subordinate Companion Loan (or related REO Loan) (including, to the extent required pursuant to the final sentence of this paragraph, any related Companion Loan) a, “Purchase Price” equals to the sum of (1) the outstanding principal balance of such Mortgage Loan or the Trust Subordinate Companion Loan (or related REO Loan) (including, to the extent required pursuant to the final sentence of this paragraph, any related Companion Loan), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan or the Trust Subordinate Companion Loan (or any related REO Loan) (including, to the extent required pursuant to the final sentence of this paragraph, any related Companion Loan) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on the ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid), Workout Fees, Liquidation Fees (to the extent set forth in clause (5) below) and any other additional trust fund expenses in respect of such Mortgage Loan and the related REO Loan, if any, and the Trust Subordinate Companion Loan, (4) solely in the case of a repurchase or substitution by a mortgage loan seller, any unpaid Asset Representations Reviewer Asset Review Fee related to such Mortgage Loan and all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan or Trust Subordinate Companion Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote Election or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions“ and (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan (or related REO Loan) (including, to the extent required pursuant to the final sentence of this paragraph, any related Companion Loan) (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased prior to the expiration of the additional 90-day period immediately following the initial 90-day period). For purposes of this definition, (i) the “Purchase Price” in respect of a Serviced Companion Loan that is purchased by the related mortgage loan seller will be the purchase price paid by the related mortgage loan seller under the related pooling and servicing agreement governing the securitization that includes such Serviced Companion Loan, or the applicable servicing agreement, and (ii) with respect to a sale of an REO Property securing a Serviced Whole Loan, the term Mortgage Loan or REO Loan will be construed to include any related Companion Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to the Whole Loans, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a Material Defect exists that must, on the date of substitution:

(a)  have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)  have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)  have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)  accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year and the actual number of days elapsed);

(e)  have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)   have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)  comply (except in a manner that would not be adverse to the interests of the Certificateholders and the RR Interest Owner) as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)  have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related servicing file;

(i)   have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)   constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable mortgage loan seller’s expense);

(k)  not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date;

(l)   have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m) not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the applicable mortgage loan seller);

(n)  have been approved (i), so long as a Control Termination Event has not occurred and is not continuing, by the Directing Holder, and (ii) during any such time that the master servicer is the Enforcing Servicer, by the special servicer;

(o)  prohibit defeasance within two years of the Closing Date;

(p)  not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on any Trust REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of the PSA as determined by an opinion of counsel to be paid by the applicable mortgage loan seller;

(q)  have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)   be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee, the certificate administrator, the operating advisor and the asset representations reviewer and, prior to the occurrence of a Consultation Termination Event, the Directing Holder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders, the RR Interest Owner and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided, however, that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller will be required to cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and the amount of any fees and expenses of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller will be deemed to have cured the breach in all respects. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or the Trust Subordinate Companion Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of each Serviced Mortgage Loan, any related Serviced Companion Loans (including, for the avoidance of doubt, the Trust Subordinate Companion Loan) and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and the related Intercreditor Agreement.

The Non-Serviced Mortgage Loans, the related Non-Serviced Companion Loan and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the Non-Serviced Master Servicer and the Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (other than the Non-Serviced Mortgage Loans), the related Serviced Companion Loans and any related REO Properties. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be read to include the servicing and administration of the related Serviced Companion Loans but not to include the Non-Serviced Mortgage Loans, the related Non-Serviced Companion Loans and any related REO Property. In the case of the Serviced Whole Loans, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

Certain provisions of the Non-Serviced PSAs relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loan and the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

In general, (i) the master servicer will be responsible for the servicing and administration of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any related Serviced Companion Loans that are non-Specially Serviced Loans (except for Special Servicer Non-Major Decisions, and Special Servicer Major Decisions as to which the processing and/or consent or other involvement of the special servicer is required), and (ii) the special servicer will be responsible for the servicing and administration of Specially Serviced Loans and REO Properties and, in certain circumstances, the special servicer will review, evaluate and/or provide or withhold consent or process certain Special Servicer Non-Major Decisions (other than with respect to the processing of matters covered in clause (c)(i) and (c)(ii) of the definition of “Special Servicer Non-Major Decision”) and Special Servicer Major Decisions.

The PSA requires the master servicer or the special servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the Serviced Companion Loans and to follow the Servicing Standard with respect to such collection procedures. Consistent with the above, the master servicer or the special servicer may, in its discretion, waive any late payment fee or default interest it is entitled to receive in connection with any delinquent Periodic Payment or balloon payment with respect to any Mortgage Loan or Serviced Companion Loan it is servicing.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans and the Trust Subordinate Companion Loan to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to a separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans and the Trust Subordinate Companion Loan, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates and the RR Interest Owner. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Serviced Mortgage Loan and any related Serviced Companion Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates and the RR Interest Owner. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA and the Directing Holder (so long as no Consultation Termination Event has occurred) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver (or cause to be delivered) an electronic copy of the Diligence Files for each of its Mortgage Loans to (or as instructed by) the depositor within 60 days following the Closing Date. The depositor will then be required to deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders and the RR Interest Owner the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will each be required to diligently service and administer the Mortgage Loans (excluding the Non-Serviced Mortgage Loans), any related Serviced Companion Loans and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan), for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

(1)  the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and

(2)  the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or the special servicer, as the case may be, with a view to; (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or Serviced Whole Loans or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loans, and the best interests of the issuing entity, the Certificateholders and the RR Interest Owner (as a collective whole as if such Certificateholders and RR Interest Owner constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders, the RR Interest Owner and the holder(s) of the related Companion Loan(s) (as a collective whole as if such Certificateholders, the RR Interest Owner and the holder(s) of the related Companion Loan(s) constituted a single lender), taking into account the pari passu or subordinate nature of the related Companion Loan(s)) as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)  any relationship that the master servicer or the special servicer, as the case may be, or any of their respective affiliates, as the case may be, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)  the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)  the obligation, if any, of the master servicer to make advances;

(D)  the right of the master servicer or the special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)  the ownership, servicing or management for others of any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)  any debt that the master servicer or the special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)  any option to purchase any Mortgage Loan or the related Companion Loan(s) the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)  any obligation of the master servicer, the special servicer or one of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or the special servicer or one of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan(s) or sale of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar non-defaulted debt of the borrowers as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of a Non-Serviced Mortgage Loan, the master servicer and special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of their respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and the Serviced Companion Loans to one or more third-party sub-servicers provided that the master servicer and the special servicer, as applicable, will not thereby be relieved of any of those obligations or duties under the PSA and will remain responsible for the acts or omissions of any such sub-servicers. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Holder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the depositor is a party to or (C) to perform other covenants and obligations set forth in such Sub-Servicing Agreement in accordance with the terms of such Sub-Servicing Agreement. No sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable. The master servicer’s consent may also be required for certain other servicing decisions as provided in the related Sub-Servicing Agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, generally to the same extent the master servicer would be reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “Master Servicer Remittance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be non-recoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)  all Periodic Payments (other than any balloon payments) (net of any applicable Servicing Fees (other than, in the case of any Non-Serviced Mortgage Loan, the servicing fee rate pursuant to the applicable pooling and servicing agreement)) that were due on the Mortgage Loans, the Trust Subordinate Companion Loan and any REO Loan (including any portion of a REO Loan related to the Trust Subordinate Companion Loan, other than any portion of an REO Loan related to any other Companion Loan) during the related Collection Period and not received as of the business day preceding the Master Servicer Remittance Date; and

(2)  in the case of each Mortgage Loan or Trust Subordinate Companion Loan delinquent in respect of its balloon payment as of the Master Servicer Remittance Date (including any REO Loan (including any portion of a REO Loan related to the Trust Subordinate Companion Loan, other than any portion of an REO Loan related to any other Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment or 180 Water Assumed Scheduled Payment, as applicable.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including the Non-Serviced Mortgage Loans), Trust Subordinate Companion Loan or REO Loan (including any portion of a REO loan related to the Trust Subordinate Companion Loan, other than any portion of a REO Loan related to any other Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to (but not including) the Distribution Date on which liquidation of the Mortgage Loan or Trust Subordinate Companion Loan or disposition of the REO Property, as the case may be, occurs. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan or Trust Subordinate Companion Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the Master Servicer Remittance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been assessed with respect to any Mortgage Loan (or, in the case of any Non-Serviced Whole Loan, an appraisal reduction has been assessed in accordance with the related Non-Serviced PSA and the master servicer has notice of such Appraisal Reduction Amount) or Trust Subordinate Companion Loan, then the interest portion of any P&I Advance in respect of that Mortgage Loan or the Trust Subordinate Companion Loan, as applicable, for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan or Trust Subordinate Companion Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan or Trust Subordinate Companion Loan, as applicable, immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan or Trust Subordinate Companion Loan, as applicable), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan or Trust Subordinate Companion Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, yield maintenance charges or prepayment premiums or Excess Interest or with respect to any Companion Loan (other than the Trust Subordinate Companion Loan).

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, and are not credit support for the certificates and will not act to guarantee or insure against losses on the mortgage loans or otherwise.

With respect to any Non-Serviced Whole Loan, if any servicer under the Non-Serviced PSA determines that a P&I Advance with respect to the related Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to the related Non-Serviced Mortgage Loan, but the master servicer and the trustee may conclusively rely upon any such determination. Similarly, with respect to any Non-Serviced Mortgage Loan, if the master servicer or special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related master servicer and related trustee under the related Non-Serviced PSA as such determination relates to any proposed P&I Advance with respect to any related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

The “180 Water Assumed Scheduled Payment” for any Collection Period and with respect to the Trust Subordinate Companion Loan that is delinquent in respect of its balloon payment (excluding, for purposes of any P&I Advances, the portion allocable to the 180 Water Mortgage Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such

Trust Subordinate Companion Loan (or portion of the REO Loan allocable to the Trust Subordinate Companion Loan) on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Trust Subordinate Companion Loan, (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification, a default or a bankruptcy modification (or similar proceeding), and (b) interest on the Stated Principal Balance of that Trust Subordinate Companion Loan (excluding, for purposes of any P&I Advances, the portion allocable to the 180 Water Mortgage Loan) at its Mortgage Rate (net of the related Servicing Fees).

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of the Serviced Mortgage Loans and any related Serviced Companion Loans, as applicable, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, neither the master servicer nor the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Servicing Advances, but may make a Servicing Advance on an urgent or emergency basis in its discretion. No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loan under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and the RR Interest Owner and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to Serviced Whole Loans. With respect to any Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make servicing advances with respect to such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans“ and “—Servicing of the Non-Serviced Mortgage Loans” below.

Nonrecoverable Advances

Notwithstanding the foregoing, no party to the PSA will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made or previously made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer, the Directing Holder (prior to the occurrence of a Consultation Termination Event) (and, with respect to a Serviced Mortgage Loan, to any master servicer or special servicer under the PSA governing any securitization trust into which the related Pari

Passu Companion Loan is deposited, and, with respect to any Non-Serviced Mortgage Loan, the related master servicer under the related Non-Serviced PSA), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination may be conclusively relied upon by, and will be binding upon, the master servicer and the trustee. For the avoidance of doubt, any nonrecoverability determination with respect to the Trust Subordinate Companion Loan will be made based on the subordinate nature of the Trust Subordinate Companion Loan. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is non-recoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, (b) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (c) estimated future expenses, (d) estimated timing of recoveries, and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee, as applicable, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance, and (d) in the case of a potential P&I Advance with respect to the Trust Subordinate Companion Loan, the subordinate nature of the Trust Subordinate Companion Loan, and (f) with respect to a Non-Serviced Whole Loan, any non-recoverability determination of the other master servicer or other trustee under the related Non-Serviced PSA relating to a principal and interest advance for a Non-Serviced Companion Loan. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination or prohibit any such other authorized person from making a determination, that an Advance is non-recoverable) at any time and may obtain at the expense of the issuing entity any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, and will be binding upon, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders and the RR Interest Owner.

Recovery of Advances

The master servicer, the special servicer or the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan or Trust Subordinate Companion Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or the Trust Subordinate Companion Loan (“Related Proceeds”). Each of the master servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections relating to the Mortgage Loans (which excludes the Trust Subordinate Companion Loan) on deposit in the Collection Account (first from principal collections and then from any other collections); provided that Nonrecoverable Advances that are P&I Advances made in respect of the Trust Subordinate Companion Loan (and any interest due on such Advances) may not be reimbursed directly from general collections on the Mortgage Loans in the Mortgage Pool, but can be reimbursed only from collections relating to the 180 Water Mortgage Loan and the Trust Subordinate Companion Loan. Amounts payable in respect of each Serviced Companion Loan (other than the Trust Subordinate Companion Loan) pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. With respect to a Servicing Advance on a Serviced Whole Loan, the master servicer or the trustee, as applicable, will be entitled to reimbursement first, out of amounts allocable to any Subordinate Companion Loan(s), then, from amounts that would have been allocable to the holder of the related Mortgage Loan and any related Serviced Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then, if the Servicing Advance is a Nonrecoverable Advance, from general collections of the issuing entity; provided that the master servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the issuing entity the rights of the issuing entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Companion Loans from the holders of such Companion Loans.

Neither the master servicer nor the trustee will be entitled to recover (1) any Nonrecoverable Advance made in respect of a Mortgage Loan (other than the 180 Water Mortgage Loan) or any interest due on such Advance from any collections on the 180 Water Whole Loan allocable to the Trust Subordinate Companion Loan or (2) any Nonrecoverable Advance that is a P&I Advance made in respect of such Trust Subordinate Companion Loan or any interest due on such Advance from any collections or amounts allocable to the Mortgage Loans (other than the 180 Water Mortgage Loan). With respect to the Trust Subordinate Companion Loan, the master servicer or the trustee will only be entitled to reimbursement for a P&I Advance and interest thereon from the amounts that would have been allocable to the 180 Water Mortgage Loan and the Trust Subordinate Companion Loan.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Holder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans or the Trust Subordinate Companion Loan, as applicable, to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, and thereafter will be required to deliver copies of such notice to the 17g-5 Information Provider as soon as practical. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement.

Each of the master servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan or the Trust Subordinate Companion Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Neither the master servicer nor the trustee will be entitled to recover (1) any Workout-Delayed Reimbursement Amounts in respect of a Mortgage Loan (other than the 180 Water Mortgage Loan) from any collections on the 180 Water Whole Loan allocable to the Trust Subordinate Companion Loan or (2) any Workout-Delayed Reimbursement Amounts in respect of the Trust Subordinate Companion Loan from any collections on or allocable to the Mortgage Loans (other than the 180 Water Mortgage Loan). However, if the Workout-Delayed Reimbursement Amount relates to a Servicing Advance for the 180 Water Whole Loan, the master servicer will be entitled to recover such Workout-Delayed Reimbursement Amount from general collections on deposit in the Collection Account for the Mortgage Pool including the Trust Subordinate Companion Loan.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each of the master servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate, compounded annually (the “Reimbursement Rate”), accrued on the amount of the Advance, including any outstanding P&I Advance on a Trust Subordinate Companion Loan, from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans” for reimbursements of servicing advances made in respect of each Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders and the RR Interest Owner. The master servicer is required to deposit in the Collection Account within two Business Days following receipt of properly identified funds all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans and the Trust Subordinate Companion Loan (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loans or property acquired by foreclosure or otherwise) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on the Whole Loans will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan and the Trust Subordinate Companion Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Serviced Whole Loan Custodial Account”) with respect to each Serviced Whole Loan, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of each Serviced Whole Loan in the related Serviced Whole Loan Custodial Account. The issuing entity will only be entitled to amounts on deposit in a Serviced Whole Loan Custodial Account to the extent these funds are not otherwise payable to the holder of a related Serviced Companion Loan (other than the Trust Subordinate Companion Loan) or payable or reimbursable to any party to the PSA. Any amounts in a Serviced Whole Loan Custodial Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the related Mortgage Loans (or Trust Subordinate Companion Loan REMIC Distribution Account in respect of the Trust Subordinate Companion Loan), to the extent of funds on deposit in the Collection Account, on the related Master Servicer Remittance Date, the Available Funds for such Distribution Date and any yield maintenance charges or prepayment premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account”, an “Upper-Tier REMIC Distribution Account”, a “Excess Interest Distribution Account” and a “Trust Subordinate Companion Loan REMIC Distribution Account”, each of which may be sub-accounts of a single account (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders and the RR Interest Owner (or for the benefit of the holders of the Loan-Specific Certificates, in the case of the Trust Subordinate Companion Loan REMIC Distribution Account).

On each Distribution Date, the certificate administrator is required (1) to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account (other than with respect to the Trust Subordinate Companion Loan)), plus, among other things, any P&I Advances, less amounts, if any, distributable to the Class S and Class R certificates as set forth in the PSA, generally to make distributions of interest and principal from (i) Pooled Available Funds to the holders of the Non-VRR Certificates (other than the Class S certificates), (ii) VRR Available Funds to the VRR Interest Owners and (iii) the 180 Water Available Funds to the holders of the Loan-Specific Certificates, as described under “Description of the Certificates—Distributions” and “Credit Risk Retention—The VRR Interest”, and (2) to apply amounts on deposit in the Trust Subordinate Companion Loan REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account with respect to the Trust Subordinate Companion Loan, less amounts, if any, distributable to the Class R certificates) to make distributions of interest and principal from the 180 Water Available Funds to the holders of the Loan-Specific Certificates.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders and the RR Interest Owner. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans and the Trust Subordinate Companion Loan into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans and the Trust Subordinate Companion Loan that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the Master Servicer Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account or the Trust Subordinate Companion Loan REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Trust Subordinate Companion Loan REMIC Distribution Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Loan-Specific Certificates.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in the name of the trustee for the benefit of the holders of the Class S certificates and the VRR Interest Owners. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Pooled Certificateholders and the VRR Interest Owners. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains (other than amounts allocable to the Trust Subordinate Companion Loan) will be deposited into the Gain-on-Sale Reserve Account. In connection with each Distribution Date, the certificate administrator will be required to determine if the Pooled Available Funds for such Distribution Date (determined without regard to the inclusion of any such gains therein) would be sufficient to pay all interest and principal due and owing to, and to reimburse all previously allocated Pooled Realized Losses reimbursable to, the holders of the Non-VRR Certificates on such Distribution Date. If the certificate administrator determines that such Pooled Available Funds (as so determined) would not be sufficient to make such payments and reimbursements, then the certificate administrator will be required to withdraw from the Gain-on-Sale Reserve Account and deposit in the Lower-Tier REMIC Distribution Account an amount (to be included in the Pooled Aggregate Available Funds for the related Distribution Date for allocation between the VRR Interest and the Non-VRR Certificates) equal to the lesser of (i) all amounts then on deposit in the Gain-on-Sale Reserve Account and (ii) the sum of (A) the amount of the applicable insufficiency and (B) the VRR Allocation Percentage of the amount described in the immediately preceding clause. In addition, holders of the Class R certificates will be entitled to distributions of amounts on deposit in the Gain-on-Sale Reserve Account that exceed amounts reasonably anticipated to be required to offset possible future Pooled Realized Losses and VRR Realized Losses, as determined by the special servicer from time to time, or that remain after all distributions with respect to the Non-VRR Certificates on the final Distribution Date. Any gains allocable to the Trust Subordinate Companion Loan will be applied on the applicable Distribution Date to reimburse the holders of the Loan-Specific Certificates for 180 Water Realized Losses and 180 Water VRR Realized Losses and, to the extent not so applied, such gains will be held and applied to offset future 180 Water Realized Losses and 180 Water VRR Realized Losses, if any.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (the “REO Account”) for collections from REO Properties. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders and the RR Interest Owner.

The Collection Account, the Serviced Whole Loan Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account, and the REO Account are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA. Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer, as applicable, if any, will be payable to such person as additional compensation, and such person will be required to bear any losses resulting from their investment of such funds.

 “Business Day” means any day other than (i) a Saturday or a Sunday, (ii) a legal holiday in New York, New York or the principal cities in which the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the trustee or the certificate administrator conduct servicing, trust administration or surveillance operations or (iii) a day on which the Federal Reserve Bank of New York or banking institutions or savings associations in New York, New York, Charlotte, North Carolina, Cleveland, Ohio, Oakland, California, Kansas City, Missouri, Pittsburgh, Pennsylvania, Overland Park, Kansas, Minneapolis, Minnesota or Columbia, Maryland, or the principal cities in which the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the trustee or the certificate administrator conduct servicing, trust administration or surveillance operations are authorized or obligated by law or executive order to be closed.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Serviced Whole Loan Custodial Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to the Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)     to remit on each Master Servicer Remittance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account (or the Trust Subordinate Companion Loan REMIC Distribution Account in respect of the Trust Subordinate Companion Loan) certain portions of the Available Funds and any prepayment premiums or yield maintenance charges attributable to the Mortgage Loans on the related Distribution Date, (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any, or (C) to the certificate administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts”;

(ii)    to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to each Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)   to pay to the master servicer and the special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)   to pay itself any Net Prepayment Interest Excess;

(v)    to pay to the operating advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(vi)   to pay to the asset representations reviewer the unpaid Asset Representations Reviewer Asset Review Fee (to the extent such fee is to be paid by the issuing entity);

(vii)  to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(viii) to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan or Trust Subordinate Companion Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(ix)  to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the applicable mortgage loan seller’s obligations under the applicable section of the related MLPA;

(x)   to pay for any unpaid costs and expenses incurred by the issuing entity;

(xi)  to pay the master servicer and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the companion loan distribution account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xii) to recoup any amounts deposited in the Collection Account in error;

(xiii) to the extent not reimbursed or paid pursuant to any of the above clauses, (A) to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA and (B) to reimburse or pay any party to the PSA any unpaid expenses specifically reimbursable from the Collection Account under the PSA;

(xiv) to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xv)  to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xvi) to pay the CREFC® Intellectual Property Royalty License Fee;

(xvii) to reimburse the certificate administrator out of general collections on the Mortgage Loans, the Trust Subordinate Companion Loan and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xviii)  to pay the applicable mortgage loan seller or any other person, with respect to each Mortgage Loan, if any (or the Trust Subordinate Companion Loan, if applicable), previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement; and

(xix)  to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

Certain of the foregoing withdrawals of items specifically related to a Serviced AB Whole Loan will be made out of the Collection Account or Serviced Whole Loan Custodial Account, first, from amounts on deposit allocated to the related Subordinate Companion Loan, second, from amounts on deposit allocated to the related Mortgage Loan, and then, from general collections in respect of all other Mortgage Loans.

No amounts payable or reimbursable to the parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan, except as specifically described in the PSA with respect to the

Trust Subordinate Companion Loan in the case of expenses not allocated to any particular Mortgage Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to the Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans”.

If a P&I Advance is made with respect to any Serviced Mortgage Loan that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan (or the Trust Subordinate Companion Loan in the case of the 180 Water Mortgage Loan) or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan (other than the Trust Subordinate Companion Loan in the case of the 180 Water Mortgage Loan). Likewise, the Certificate Administrator/Trustee Fee and the Operating Advisor Fee that accrue with respect to any Serviced Mortgage Loan that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Serviced Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Pari Passu Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The master servicer, special servicer, certificate administrator, trustee, operating advisor and asset representations reviewer will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the master servicer, special servicer, certificate administrator, trustee, operating advisor and (under some circumstances) asset representations reviewer from amounts that the issuing entity is entitled to receive or amounts paid by certain third parties. In addition, CREFC® will be entitled to a license fee for use of their names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the master servicer, special servicer, trustee, and operating advisor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates and the RR Interest on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount(1)	Frequency	Source of Payment(1)
Fees
Master Servicing Fee/master servicer

The Stated Principal Balance of each Mortgage Loan, REO Loan or Serviced Companion Loan multiplied by the Servicing Fee Rate calculated on the same basis as interest accrues on the Mortgage Loan, REO Loan or Serviced Companion Loan.

		Monthly	Payment of interest on the related Mortgage Loan, REO Loan or Serviced Companion Loan.
Additional Master Servicing Compensation/master servicer	Prepayment interest excess (to the extent any excess exceeds the amount of any Prepayment Interest Shortfalls).	From time to time	Any actual prepayment interest excess.
Additional Master Servicing Compensation/master servicer	100% of any amounts collected for checks returned for insufficient funds.	From time to time	The related fees.
Additional Master Servicing Compensation/master servicer	All investment income earned on amounts on deposit in the Collection Account and certain custodial and reserve accounts and fees for insufficient funds on returned checks.	Monthly	The investment income.
Special Servicing Fee/special servicer

The Stated Principal Balance of each Specially Serviced Loan (including any related Serviced Companion Loan) and REO Loan multiplied by the Special Servicing Fee Rate calculated on the same basis as interest accrues on the Mortgage Loan, REO Loan or Serviced Companion Loan, subject to a floor as described under “—Special Servicing Compensation”.

Monthly

First out of collections on the related Mortgage Loan and REO Loan and then from general collections in the collection account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Type/Recipient	Amount(1)	Frequency	Source of Payment(1)
Workout Fee/special servicer	1.0% of each collection of principal and interest on each Corrected Loan (including any related Serviced Companion Loan), subject to a cap described under “—Special Servicing Compensation”.	Monthly	The related collection of principal or interest.
Liquidation Fee/special servicer	1.0% of each recovery of Liquidation Proceeds, net of certain expenses related to the liquidation and subject to a cap described under “—Special Servicing Compensation”.	Upon receipt of Liquidation Proceeds	The related Liquidation Proceeds.
Additional Servicing Compensation/master servicer and/or special servicer

All late payment fees and Net Default Interest, Modification Fees, assumption application fees, assumption, waiver consent and earnout fees, defeasance fees, review fees, processing fees, demand fees, beneficiary statement charges and/or other similar items.(2)

		From time to time	The related fees.
	Solely payable to the special servicer, all interest or other income earned on deposits in any REO Account.	Monthly	The investment income.
Certificate Administrator/Trustee Fee/certificate administrator/trustee

The Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans and REO Loans calculated on the same basis as interest accrues on the Mortgage Loans and REO Loans.

		Monthly	Payment of interest on the related Mortgage Loan or REO Loan.
Operating Advisor Fee/operating advisor

The Operating Advisor Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans and the REO Loans (including Non-Serviced Mortgage Loans, but excluding any Companion Loans) calculated on the same basis as interest accrued on the Mortgage Loans and REO Loans.

		Monthly	Payment of interest on the related Mortgage Loan or REO Loan.

Type/Recipient	Amount(1)	Frequency	Source of Payment(1)
Operating Advisor Consulting Fee/operating advisor

A fee in connection with each Major Decision for which the operating advisor has consulting rights equal to $10,000 or such lesser amount as the related borrower pays with respect to any Mortgage Loan or REO Loan.

		From time to time	Paid by related borrower.
Asset Representations Reviewer Asset Review Fee/asset representations reviewer	A reasonable and customary hourly fee, plus any related costs and expenses; provided that such fee will not be greater than the Asset Representations Reviewer Fee Cap.	From time to time

Payable by the related mortgage loan seller in connection with each Asset Review; provided, however, that if the related mortgage loan seller (i) is insolvent or (ii) at any time after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust.

CREFC® Intellectual Property Royalty License Fee

Amount of interest accrued during an Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the same balance, in the same manner and for the same number of days as interest at the applicable Mortgage Rate accrued with respect to each Mortgage Loan during the related Interest Accrual Period.

		Monthly	Payment of interest on the related Mortgage Loan.

Type/Recipient	Amount(1)	Frequency	Source of Payment(1)
Expenses
Reimbursement of Servicing Advances/master servicer/trustee	To the extent of funds available, the amount of any Servicing Advances.	From time to time

Recoveries on the related Mortgage Loan or Serviced Companion Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Interest on Servicing Advances/master servicer/trustee	At Reimbursement Rate.	When Advance is reimbursed

First from late payment charges and default interest on the related Mortgage Loan or Serviced Companion Loan in excess of the regular interest rate, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Reimbursement of P&I Advances/master servicer/trustee	To the extent of funds available, the amount of any P&I Advances.	From time to time

Recoveries on the related Mortgage Loan or, with respect to the 180 Water Mortgage Loan, the Trust Subordinate Companion Loan and the 180 Water Mortgage Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account, subject to certain limitations.

Type/Recipient	Amount(1)	Frequency	Source of Payment(1)
Interest on P&I Advances/master servicer/trustee	At Reimbursement Rate.	When Advance is reimbursed

First from late payment charges and default interest on the related Mortgage Loan or Trust Subordinate Companion Loan in excess of the regular interest rate, and then from general collections in the Collection Account from the Mortgage Loan but not any Serviced Companion Loan (other than in respect of the 180 Water Mortgage Loan and the Trust Subordinate Companion Loan), subject to certain limitations.

Expenses, including without limitation, indemnification expenses/trustee, certificate administrator, operating advisor, the asset representations reviewer, master servicer and special servicer

Amounts for which the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, the master servicer and the special servicer are entitled to indemnification or reimbursement.

		From time to time	General collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations, or the Distribution Account.
Expenses of the issuing entity not Advanced (may include environmental remediation, appraisals, expenses of operating REO Property and any independent contractor hired to operate REO Property)	Based on third party charges.	From time to time

First from income on the related REO Property, if applicable, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

(1)

All references to the Serviced Companion Loans in the table above will not include the Trust Subordinate Companion Loan and such fees and compensation with respect to the Trust Subordinate Companion Loan will be payable to the parties to the PSA as otherwise set forth in this prospectus. Withdrawals permitted to be made above from general collections on deposit in the Collection Account will generally not be permitted to be made from collections on the Trust Subordinate Companion Loan if the expense relates specifically to a Mortgage Loan other than the 180 Water Mortgage Loan.

(2)	Allocable between the master servicer and the special servicer as provided in the PSA.

Pursuant to the PSA, any successor master servicer or special servicer assuming the obligations of the master servicer or special servicer under the PSA generally will be entitled to the compensation to which the master servicer or the special servicer would have been entitled to receive after such successor becomes the master servicer or the special servicer, as applicable. If no successor master servicer or special servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor master servicer or special servicer will be treated as Realized Losses. The PSA does not provide for any successor trustee to receive compensation in excess of that paid to its predecessor trustee.

“Net Default Interest” with respect to any Mortgage Loan or the Trust Subordinate Companion Loan and any Distribution Date, any default interest accrued on such Mortgage Loan or the Trust Subordinate

Companion Loan during the preceding Collection Period, less amounts required to pay the master servicer, the special servicer or the trustee, as applicable, interest on the related Advances on the related Mortgage Loan or the Trust Subordinate Companion Loan at the Reimbursement Rate and to reimburse the issuing entity for certain additional expenses of the trust on the related Mortgage Loan (excluding Special Servicing Fees, Workout Fees and Liquidation Fees).

Master Servicing Compensation

Pursuant to the PSA, the master servicer will be entitled to withdraw the Master Servicing Fee for the Mortgage Loans and the Trust Subordinate Companion Loan from the Collection Account. The “Master Servicing Fee” will be payable monthly and will accrue at a rate per annum (the “Master Servicing Fee Rate”) that is a component of the Servicing Fee Rate. The “Servicing Fee” will be payable monthly and will accrue at a percentage rate per annum (the “Servicing Fee Rate”) equal to the Administrative Cost Rate set forth on Annex A-1 under the heading “Administrative Cost Rate”, less the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate, for each Mortgage Loan and will include the Master Servicing Fee and any fee for primary servicing functions payable to the master servicer or the applicable primary servicer. With respect to the Trust Subordinate Companion Loan, the Servicing Fee Rate will be 0.00125%. The Servicing Fee will be retained by the master servicer and any other primary servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of each Mortgage Loan and Serviced Companion Loan, and to the extent any Servicing Fee remains unpaid at the liquidation of the related Mortgage Loan, from general collections in the Collection Account.

The master servicer will also be entitled to retain as additional servicing compensation with respect to the Mortgage Loans and any related Serviced Companion Loans that it is servicing (together with the Master Servicing Fee, “Servicing Compensation”), to the extent not prohibited by applicable law, the related Mortgage Loan documents and any related Intercreditor Agreement, (i) all investment income earned on amounts on deposit in the Collection Account with respect to the Mortgage Loans that it is servicing (and with respect to each Serviced Whole Loan, the related separate custodial account) and certain reserve accounts (to the extent consistent with the related Mortgage Loan documents); (ii) 100% of any Modification Fees and consent fees (or similar fees) related to any consents, modifications, waivers, extensions or amendments of any Mortgage Loans (and the related Serviced Companion Loans) that are non-Specially Serviced Loans, that do not involve a Major Decision or Special Servicer Non-Major Decision, 50% of any Modification Fees and consent fees (or similar fees) related to any consents, modifications, waivers, extensions or amendments of any Mortgage Loans (and the related Serviced Companion Loans) that are non-Specially Serviced Loans that involve one or more Major Decisions or Special Servicer Non-Major Decisions (whether or not processed by the special servicer), 100% of any defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include the special servicer’s portion of any Modification Fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA), 100% of assumption fees or processing fees with respect to Mortgage Loans (and the related Serviced Companion Loans) which do not involve a Major Decision or Special Servicer Non-Major Decision, 50% of assumption fees with respect to Mortgage Loans (and the related Serviced Companion Loans) which involve a Major Decision or Special Servicer Non-Major Decision (whether or not processed by the special servicer), 100% of beneficiary statement charges to the extent such beneficiary statements are prepared by the master servicer (but not including prepayment premiums or yield maintenance charges) on all Mortgage Loans (and the related Serviced Companion Loans) that are non-Specially Serviced Loans, 100% of assumption application fees with respect to Mortgage Loans (and the related Serviced Companion Loans) for which the master servicer is processing the underlying assumption related transaction (whether or not the consent of the special servicer is required) and 0% of any such fee with respect to Specially Serviced Loans; (iii) Net Prepayment Interest Excess, if any; (iv) 100% of charges for checks returned for insufficient funds (with respect to any Mortgage Loan or Specially Serviced Loan); (v) Net Default Interest and any late payment fees that accrued during a Collection Period on any Mortgage Loans (and the related Serviced Companion Loans, if applicable) that are non-Specially Serviced Loans to the extent collected by the issuing entity and remaining after application thereof to reimburse interest on Advances with respect to such Mortgage Loan and to reimburse the issuing entity for certain expenses of the issuing entity relating to such Mortgage

Loan; and (vi) (A) with respect to non-Specially Serviced Loans, 100% of any fee paid in connection with any Master Servicer Non-Major Decision and to the extent not expressly provided above, 50% of any fee paid in connection with any Major Decision or Special Servicer Non-Major Decision and (B) with respect to Specially Serviced Loans, 0% of any such fees. If a Mortgage Loan is a Specially Serviced Loan, the special servicer will be entitled to the full amount of any and all Modification Fees, or assumption fees or any other fees, as described below under “—Special Servicing Compensation”.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge reasonable review fees in connection with any borrower request.

With respect to any of the fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof (other than a split fee with respect to penalty charges), the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee (other than penalty charges), the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. If the special servicer decides not to charge any fee (other than penalty charges), the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any of such fee charged by the master servicer.

If the master servicer resigns or is terminated as the master servicer, then it will be entitled to retain the related excess servicing strip, except to the extent that any portion of such excess servicing strip is needed to compensate any replacement master servicer for assuming the duties of the master servicer, as the master servicer under the PSA. In the event that the master servicer resigns or is terminated as a primary servicer, it will be entitled to retain its primary servicing fee with respect to those underlying mortgage loans for which it is primary servicer, except to the extent that any such portion of such primary servicing fee is needed to compensate any replacement primary servicer for assuming the duties of the master servicer as a primary servicer under the PSA. The initial master servicer will be entitled to transfer any such excess servicing strip and/or primary servicing fees that may be retained by it in connection with its resignation or termination.

In connection with the Prepayment Interest Shortfall amount, the master servicer will be obligated to reduce its Servicing Compensation as provided under “Description of the Certificates—Prepayment Interest Shortfalls”.

The master servicer will pay all of its overhead expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement to the extent and as described in the PSA).

Special Servicing Compensation

Pursuant to the PSA, the special servicer will be entitled to certain fees for the Mortgage Loans that it is special servicing including the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The special servicer will not be entitled to retain any portion of the Excess Interest paid on the ARD Loan.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and REO Loan at the Special Servicing Fee Rate calculated on the basis of the Stated Principal Balance of such Specially Serviced Loan or REO Loan, as applicable.

The “Special Servicing Fee Rate” means (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan or REO Loan that would be less than $5,000 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan or REO Loan will be the higher per annum rate as would result in a Special Servicing Fee equal to $5,000 for such month with respect to such Specially Serviced Loan or REO Loan.

A “Workout Fee” will in general be payable with respect to each Corrected Loan and will be payable by the issuing entity out of each collection of interest and principal (including scheduled payments, prepayments (provided that a repurchase or substitution by a mortgage loan seller of a Mortgage Loan due to a Material Defect will not be considered a prepayment for purposes of this definition), balloon payments and payments at maturity, but excluding late payment charges, default interest and Excess Interest) received on the related Specially Serviced Loan that becomes a Corrected Loan, for so long as it remains a Corrected Loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal and (2) $1,000,000 in the aggregate with respect to any particular workout of a Specially Serviced Loan; provided that no Workout Fee will be payable by the issuing entity with respect to any Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (iii) of the definition of “Specially Serviced Loan” and no event of default actually occurs, unless the Mortgage Loan or Serviced Companion Loan is modified by the special servicer in accordance with the terms of the PSA or the Mortgage Loan subsequently qualifies as a Specially Serviced Loan for a reason other than under clause (iii) of the definition of “Specially Serviced Loan”; provided, further, that if a Mortgage Loan or Serviced Companion Loan becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of “Specially Serviced Loan” and the related collection of principal and interest is received within 4 months following the related maturity date as a result of the related Mortgage Loan or Serviced Companion Loan being refinanced or otherwise repaid in full, the special servicer will not be entitled to collect a Workout Fee out of the proceeds received in connection with such workout if such fee would reduce the amount available for distributions to Certificateholders, but the special servicer may collect from the related borrower and retain (x) a workout fee, (y) such other fees as are provided for in the related Mortgage Loan documents and (z) other appropriate fees in connection with such workout; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at 1.0% is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) to be $25,000. In addition, notwithstanding the foregoing, the total amount of Workout Fees payable by the issuing entity with respect to such Corrected Loan and with respect to any particular workout (assuming, for the purposes of this calculation, that such Corrected Loan continues to perform throughout its term in accordance with the terms of the related workout) will be reduced by the amount of any and all related Offsetting Modification Fees received by the special servicer as additional servicing compensation relating to that Corrected Loan; provided that the special servicer will be entitled to collect such Workout Fees from the issuing entity until such time it has been fully paid such reduced amount. In addition, the Workout Fee will be subject to the cap described below.

The Workout Fee with respect to any such Corrected Loan will cease to be payable if such Corrected Loan again becomes a Specially Serviced Loan or if the related Mortgaged Property later becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan or Serviced Whole Loan again becomes a Corrected Loan.

If the special servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it will retain the right to receive any and all Workout Fees payable with respect to each Corrected Loan during the period that it had responsibility for servicing such Specially Serviced Loan when it became a Corrected Loan (or for any Specially Serviced Loan that had not yet become a Corrected Loan because as of the time that the special servicer is terminated the borrower has not made three consecutive monthly debt service payments and subsequently the Specially Serviced Loan becomes a Corrected Loan) at the time of such termination or resignation (and the successor special servicer will not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Corrected Loan ceases to be payable in accordance with the preceding paragraph.

A “Liquidation Fee” will be payable by the issuing entity to the special servicer, except as otherwise described below, with respect to (i) each Specially Serviced Loan (and any related Serviced Companion Loans) or REO Loan, (ii) each Mortgage Loan (and under limited circumstances, any related Serviced Subordinate Companion Loan) repurchased by a mortgage loan seller or other applicable party or that is subject to a Loss of Value Payment or (iii) each defaulted mortgage loan that is a Non-Serviced Mortgage Loan sold by the special servicer in accordance with the PSA, in each case, as to which the special servicer obtains a full, partial or discounted payoff from the related borrower, a loan purchaser or mortgage loan seller, as applicable, and, except as otherwise described below, with respect to any Specially Serviced Loan or REO Property as to which the special servicer recovered any proceeds (“Liquidation Proceeds”). The Liquidation Fee will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% of such payment or proceeds (exclusive of any portion of such amount that represents penalty charges) (or, if such rate would result in an aggregate Liquidation Fee of less than $25,000, then such higher rate as would result in an aggregate Liquidation Fee equal to $25,000) and (2) $1,000,000; provided that the total amount of a Liquidation Fee payable by the issuing entity with respect to any Specially Serviced Loan, REO Loan or Mortgage Loan in connection with any particular liquidation (or partial liquidation) will be reduced by the amount of any and all related Offsetting Modification Fees received by the special servicer as additional servicing compensation relating to that Specially Serviced Loan, REO Loan or Mortgage Loan. In addition, the Liquidation Fee will be subject to the cap described below.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

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the purchase of any Defaulted Loan by the special servicer, the Directing Holder or any Companion Loan Holder or any of their respective affiliates (except in the case of the Directing Holder (or its affiliate), if such purchase occurs within 90 days after the transfer of the Defaulted Loan to special servicing),

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the purchase of all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan by the Sole Certificateholder, the Certificateholder owning a majority of the percentage interest of the then Controlling Class, the special servicer or the master servicer and, if applicable, the repurchase of the Trust Subordinate Companion Loan, in connection with the termination of the issuing entity,

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a repurchase or replacement of a Mortgage Loan by a mortgage loan seller due to a breach of a representation or warranty or a document defect in the mortgage file prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the PSA,

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with respect to (A) an AB Whole Loan, the purchase of such AB Whole Loan by the holders of a Subordinate Companion Loan or (B) any Mortgage Loan that is subject to mezzanine indebtedness, the purchase of such Mortgage Loan by the holder of the related mezzanine loan, in each case described in clause (A) or (B) above, within 90 days after the first time that such holder’s option to purchase such Mortgage Loan becomes exercisable,

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with respect to a Serviced Companion Loan that is subject to another securitization, (A) a repurchase or replacement of such Serviced Companion Loan by the applicable mortgage loan seller due to a breach of a representation or warranty or a document defect under the related Non-Serviced PSA for the trust that owns such Serviced Companion Loan prior to the expiration of the cure period (including any applicable extension thereof) set forth therein, or (B) a purchase of the Serviced Companion Loan pursuant to a clean-up call or similar liquidation under the related Non-Serviced PSA for the trust that owns such Serviced Companion Loan,

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the purchase of the related Mortgage Loan by the related Companion Loan Holder pursuant to the related intercreditor agreement or co-lender agreement within 90 days after the first time that such holder’s option to purchase such Mortgage Loan becomes exercisable,

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a Loss of Value Payment by a mortgage loan seller, if such payment is made prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the PSA; provided that, with respect to a Serviced Companion Loan and any related Loss of Value Payment made after such periods, a Liquidation Fee will only be payable to the special servicer the extent that (i) the special servicer is enforcing the related mortgage loan seller’s obligations under the applicable MLPA with respect to such Serviced Companion Loan and (ii) the related Liquidation Fee is not otherwise required to be paid to the special servicer engaged with respect to such Serviced Companion Loan securitization trust or otherwise prohibited from being paid to the special servicer (in each case, under the related pooling and servicing agreement governing the securitization trust that includes such Serviced Companion Loan), and

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if a Mortgage Loan or Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of “Specially Serviced Loan” as a result of a payment default at maturity and the related Liquidation Proceeds are received within 3 months following the related maturity date as a result of the related Mortgage Loan or Serviced Whole Loan being refinanced or otherwise repaid in full (provided that the special servicer may collect from the related borrower and retain (x) a liquidation fee, (y) such other fees as are provided for in the related Mortgage Loan documents and (z) other appropriate fees in connection with such liquidation).

If, however, Liquidation Proceeds are received with respect to any Specially Serviced Loan as to which the special servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. The special servicer, however, will only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to Liquidation Proceeds received on any Mortgage Loan or Specially Serviced Loan.

If the special servicer is terminated or resigns, and prior to or subsequent to such resignation or termination, either (A) a Specially Serviced Loan was liquidated or is modified pursuant to an action plan submitted by the initial special servicer and approved (or deemed approved) by the Directing Holder or the special servicer has determined to grant a forbearance, or (B) a Specially Serviced Loan being monitored by the special servicer subsequently became a Corrected Loan, then in either such event the special servicer (and not the successor special servicer) will be paid the related Workout Fee or Liquidation Fee, as applicable.

The total amount of Workout Fees and Liquidation Fees that are payable by the issuing entity with respect to each Mortgage Loan, Serviced Whole Loan or REO Loan throughout the period such Mortgage Loan or the Mortgage Loan relating to such Serviced Whole Loan (or REO Loan) is an asset of the issuing entity will be subject to an aggregate cap of $1,000,000. For the purposes of determining whether any such cap has been reached with respect to a special servicer and a Mortgage Loan, Serviced Whole Loan or REO Loan, only the Workout Fees and Liquidation Fees paid to such special servicer with respect to such Mortgage Loan, Serviced Whole Loan or REO Loan will be taken into account, and any Workout Fees or Liquidation Fees for any other Mortgage Loans, Serviced Whole Loans or REO Loans will not be taken into account (and any Workout Fees or Liquidation Fees paid to a predecessor or successor special servicer will also not be taken into account).

In addition, the special servicer will also be entitled to retain, as additional servicing compensation:

●	100% of any Modification Fees and consent fees (or similar fees) related to Specially Serviced Loans,

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50% of any Modification Fees and consent fees (or similar fees) related to any consents, modifications, waivers, extensions or amendments of any Mortgage Loans (and the related Serviced Companion Loans) that are non-Specially Serviced Loans that involve one or more Major Decisions or Special Servicer Non-Major Decisions (whether or not processed by the special servicer),

●	100% of any assumption fees or processing fees on Specially Serviced Loans,

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50% of assumption fees or processing fees with respect to Mortgage Loans (and the related Serviced Companion Loans) that are non-Specially Serviced Loans that involve a Major Decision or Special Servicer Non-Major Decision (whether or not processed by the special servicer),

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100% of assumption application fees received with respect to the Mortgage Loans (and the related Serviced Companion Loans) for which the special servicer is processing the underlying assumption related transaction,

●	100% of beneficiary statement charges to the extent such beneficiary statements are prepared by the special servicer (but not including prepayment premiums or yield maintenance charges),

●	any interest or other income earned on deposits in the REO Accounts,

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Net Default Interest and any late payment fees that accrued during a Collection Period on any Specially Serviced Loan to the extent collected by the issuing entity and remaining after application thereof during such Collection Period to reimburse interest on Advances with respect to such Specially Serviced Loan and to reimburse the issuing entity for certain expenses of the issuing entity with respect to such Specially Serviced Loan; provided, however, that with respect to a Mortgage Loan that has a related Serviced Companion Loan, Net Default Interest and late payment fees will be allocated as provided in and subject to the terms of the related intercreditor agreement and the applicable pooling and servicing agreement, and

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(A) with respect to non-Specially Serviced Loans, 0% of any fee paid in connection with any Master Servicer Non-Major Decision and to the extent not expressly provided above, 50% of any fee paid in connection with any Major Decision or Special Servicer Non-Major Decision and (B) with respect to Specially Serviced Loans, 100% of any such fees.

“Modification Fees” means, with respect to any Mortgage Loan or Serviced Companion Loan, any and all fees with respect to a modification, restructure, extension, waiver or amendment that modifies, restructures, extends, amends or waives any term of the related Mortgage Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer (other than all assumption fees, consent fees, assumption application fees, defeasance fees and similar fees). For each modification, restructure, extension, waiver or amendment in connection with the working out of a Specially Serviced Loan, the Modification Fees collected from the related borrower will be subject to a cap of 1% of the outstanding principal balance of such Mortgage Loan or Serviced Companion Loan on the closing date of the related modification, restructure, extension, waiver or amendment (prior to giving effect to such modification, restructure, extension, waiver or amendment); provided that no aggregate cap exists in connection with the amount of Modification Fees which may be collected from the borrower with respect to any Specially Serviced Loan or REO Loan.

“Sole Certificateholder” is any Certificateholder (or Certificateholders, provided that they act in unanimity) holding 100% of the then-outstanding certificates (including certificates with Certificate Balances that have been actually or notionally reduced by any Realized Losses or VRR Realized Losses, as applicable, or Appraisal Reduction Amounts, but excluding the Class S and Class R certificates) or an assignment of the Voting Rights thereof; provided that the Certificate Balances or the Notional Amounts of the Class X-A, Class X-B and Class X-D certificates and the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D and Class E certificates have been reduced to zero.

“Offsetting Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Whole Loan or REO Loan and with respect to any Workout Fee or Liquidation Fee payable by the issuing entity, any and all Modification Fees collected by the special servicer as additional servicing compensation, but only to the extent that (1) such Modification Fees were earned and collected by the special servicer (A) in connection with the workout or liquidation (including partial liquidation) of a Specially Serviced Loan or REO Loan as to which the subject Workout Fee or Liquidation Fee became payable or (B) in connection with any workout of a Specially Serviced Loan that closed within the prior 18 months (determined as of the closing day of the workout or liquidation as to which the subject Workout Fee or Liquidation Fee became payable) and (2) such Modification Fees were earned in connection with a modification, restructure, extension, waiver or amendment of such Mortgage Loan, Serviced Whole Loan or REO Loan at a time when such Mortgage Loan, Serviced Whole Loan or REO Loan was a Specially Serviced Loan.

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Whole Loan and any purchaser of any Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Serviced Whole Loan, if applicable), the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA, other than Permitted Special Servicer/Affiliate Fees and compensation and other remuneration expressly provided for in the PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, property condition report fees, customary title agent fees and insurance commissions and fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan, Serviced Whole Loan or REO Property.

Disclosable Special Servicer Fees

The PSA will provide that, with respect to each Collection Period, the special servicer must deliver or cause to be delivered to the master servicer within 2 business days following the Determination Date, and the master servicer will deliver, to the extent it has received, to the certificate administrator, without charge and on the same day as the master servicer is required to deliver the CREFC® Investor Reporting Package for such Distribution Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates during the related Collection Period. Such report may omit any such information that has previously been delivered to the certificate administrator by the master servicer or the special servicer. No such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, and as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan and any related Serviced Companion Loan and any purchaser of any Serviced Mortgage Loan and any related Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Serviced Mortgage Loan and any related Serviced Companion Loan, if applicable, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA; provided that any compensation and other remuneration that the master servicer or the certificate administrator is permitted to receive or retain pursuant to the terms of the PSA in connection with its respective duties in such capacity as master servicer or certificate administrator under the PSA will not be Disclosable Special Servicer Fees.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”). The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of interest on each Mortgage Loan, REO Loan and the Trust Subordinate Companion Loan (prior to application of such interest payments to make payments on the certificates) and will accrue at a rate (the “Certificate

Administrator/Trustee Fee Rate”), equal to 0.00732% per annum, and will be computed on the same accrual basis as interest accrues on the related Mortgage Loan, REO Loan and the Trust Subordinate Companion Loan and based on the Stated Principal Balance of the related Mortgage Loan, the Trust Subordinate Companion Loan or REO Loan as of the Due Date in the immediately preceding Collection Period. The Certificate Administrator/Trustee Fee will be paid to the certificate administrator and the certificate administrator will be required to remit to the trustee the trustee fee in accordance with the terms of the PSA from the Certificate Administrator/Trustee Fee. In addition, the trustee and certificate administrator will each be entitled to recover from the issuing entity all reasonable unanticipated expenses and disbursements incurred or made by such party in accordance with any of the provisions of the PSA, but not including routine expenses incurred in the ordinary course of performing its duties as trustee or certificate administrator, as applicable, under the PSA, and not including any expense, disbursement or advance as may arise from its willful misconduct, negligence, fraud or bad faith.

Operating Advisor Compensation

An operating advisor fee (the “Operating Advisor Fee”) will be payable to the operating advisor monthly from amounts received with respect to each Mortgage Loan, the Trust Subordinate Companion Loan and REO Loan (including Non-Serviced Mortgage Loans, but excluding any Companion Loans) and will accrue at a rate equal to the applicable Operating Advisor Fee Rate with respect to each such Mortgage Loan or REO Loan on the Stated Principal Balance of the related Mortgage Loan or REO Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan or REO Loan and prorated for any partial periods.

The “Operating Advisor Fee Rate” for each Interest Accrual Period is a per annum rate equal to 0.00156% with respect to each such Mortgage Loan, REO Loan and the Trust Subordinate Companion Loan.

An Operating Advisor Consulting Fee will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation rights. The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $10,000 (or, such lesser amount as the related borrower pays) with respect to any Mortgage Loan; provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower. If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or the special servicer processing the Major Decision to use efforts to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision that are consistent with the efforts that the master servicer or the special servicer, as applicable, would use to collect any borrower-paid fees not specified in the related loan documents owed to it in accordance with the Servicing Standard, but only to the extent not prohibited by the related loan documents; but in no event may take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard provided that the master servicer or the special servicer, as applicable, will be required to consult on a non-binding basis with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Similar fees and/or fee provisions to those described above will be (or are expected to be) payable to the applicable operating advisor (if any) under each Non-Serviced PSA with respect to the related Non-Serviced Mortgage Loan, although there may be differences in the calculations of such fees.

Asset Representations Reviewer Compensation

With respect to each Delinquent Loan that is subject to an Asset Review, the asset representations reviewer will be entitled to a fee that is a reasonable and customary hourly fee charged by the asset representations reviewer for similar consulting assignments at the time of such review and any related costs and expenses; provided that the total payment to the asset representations reviewer will not be greater than the Asset Representations Reviewer Fee Cap (the “Asset Representations Reviewer Asset Review Fee”).

With respect to an individual Asset Review Trigger and the Mortgage Loans that are Delinquent Loans and are subject to an Asset Review (the “Subject Loans”), the “Asset Representations Reviewer Fee Cap” will equal the sum of: (i) $16,000 multiplied by the number of Subject Loans, plus (ii) $1,600 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,100 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,100 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated, for the year of the Closing Date and for the year of the occurrence of the Asset Review.

Similar fees and/or fee provisions to those described above will be (or are expected to be) payable to the applicable asset representations reviewer (if any) under each Non-Serviced PSA with respect to the related Non-Serviced Mortgage Loan, although there may be differences in the calculations of such fees.

The related mortgage loan seller with respect to each Delinquent Loan that is subject to an Asset Review will be required to pay the portion of the Asset Representations Reviewer Asset Review Fee attributable to the Delinquent Loan contributed by it, as allocated on the basis of the hourly charges and costs and expenses incurred with respect to its related Delinquent Loans; provided that if the total charge for the asset representations reviewer on an hourly fee plus costs and expenses basis would exceed the Asset Representations Reviewer Fee Cap, each mortgage loan seller’s required payment will be reduced pro rata according to its proportion of the total charges until the aggregate amount owed by all mortgage loan sellers is equal to the Asset Representations Reviewer Fee Cap; provided, however, that if the related mortgage loan seller (i) is insolvent or (ii) at any time after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, fails to pay such amount within 90 days of written request by the asset representations reviewer following its completion of the applicable Asset Review, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer or the special servicer, as applicable, of such insolvency or failure to pay such amount; provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the master servicer or the special servicer, as applicable, will be required, to the extent consistent with the Servicing Standard, to pursue remedies against such mortgage loan seller in order to seek recovery of such amounts from such mortgage loan seller or its insolvency estate. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (including any portion of an REO Loan related to the Trust Subordinate Companion Loan, other than the portion of an REO Loan related to any Serviced Companion Loan) and the Trust Subordinate Companion Loan and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan, Trust Subordinate Companion Loan or REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan or REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders and the RR Interest Owner, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan and the Trust Subordinate Companion Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(i)    the date on which such Mortgage Loan or Serviced Whole Loan becomes a Modified Mortgage Loan (as defined below),

(ii)   the 120th day following the occurrence of any uncured delinquency in Periodic Payments with respect to such Mortgage Loan or Serviced Whole Loan,

(iii)  the 30th day following the date on which the related borrower has filed a bankruptcy petition, the 30th day following the date on which a receiver is appointed and continues in such capacity in respect of a Mortgaged Property securing such Mortgage Loan or Serviced Whole Loan or the 60th day following the related borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed in respect of a Mortgaged Property securing such Mortgage Loan or Serviced Whole Loan,

(iv)  the date on which the Mortgaged Property securing such Mortgage Loan or Serviced Whole Loan becomes an REO Property, and

(v)   a payment default has occurred with respect to the related balloon payment; provided, however, that if (A) the related borrower is diligently seeking a refinancing or sale of the related Mortgaged Property or Mortgaged Properties and delivers, on or prior to the related maturity date or extended maturity date, a statement to that effect, and delivers, within 30 days following the related maturity date or extended maturity date, a refinancing commitment, letter of intent or otherwise binding application for refinancing from an acceptable lender or a signed purchase agreement reasonably acceptable to the special servicer (who will be required to promptly deliver a copy to the master servicer, the operating advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing)), (B) the related borrower continues to make its Assumed Scheduled Payment, and (C) no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Companion Loan, then an Appraisal Reduction Event will not occur until the earlier of (1) 120 days beyond the related maturity date or extended maturity date and (2) the termination of the refinancing commitment, letter of intent, otherwise binding application for refinancing or signed purchase agreement.

A “Modified Mortgage Loan” is any Specially Serviced Loan which has been modified by the special servicer in a manner that: (a) reduces or delays the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Periodic Payments with respect to such Mortgage Loan or Serviced Companion Loan), including any reduction in Periodic Payments; (b) except as expressly contemplated by the related mortgage, results in a release of the lien of the mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as-is) of the property to be released; or (c) in the reasonable good faith judgment of the special servicer, otherwise materially impairs the value of the security for such Mortgage Loan or Serviced Companion Loan or reduces the likelihood of timely payment of amounts due thereon.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Serviced Mortgage Loan and any related Serviced Companion Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the master servicer (and, prior to the occurrence of a Consultation Termination Event, in consultation with the Directing Holder and, after the occurrence and during the continuance of an Operating Advisor Consultation Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the later of (i) the date the master servicer receives from the special servicer the related appraisal or the special servicer’s Small Loan Appraisal Estimate and (ii) the occurrence of such Appraisal Reduction Event equal to the excess of:

(a)  the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)  the excess of:

(i)         the sum of:

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90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as a Servicing Advance), minus such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, or (B) by an internal valuation performed by the special servicer with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000;

●	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; and

●	all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Serviced Whole Loan; over

(ii)        the sum as of the Due Date occurring in the month of the date of determination of:

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to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate (and any accrued and unpaid interest on any Subordinate Companion Loan);

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all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan;

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all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan, Serviced Whole Loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer or the trustee, as applicable); and

●	any other unpaid additional expenses of the issuing entity in respect of such Mortgage Loan or Serviced Whole Loan.

Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loan, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Whole Loan (other than a Serviced AB Whole Loan) with a Pari Passu Companion Loan will be allocated in accordance with the related Intercreditor Agreement or, if no allocation is specified in the related Intercreditor Agreement, then, pro rata, between the related Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan based upon their respective Stated Principal Balances. Any Appraisal Reduction Amount in respect of a Serviced AB Whole Loan (including the 180 Water Whole Loan) will be allocated, first, to the Subordinate Companion Loan (until its principal balance is notionally reduced to zero by such related Appraisal Reduction Amounts) and second, in accordance with the related Intercreditor Agreement or, if no allocation is specified in the related Intercreditor Agreement, then, pro rata, between the related Serviced Pari Passu Mortgage Loan and any related Serviced Pari Passu Companion Loan based upon their respective Stated Principal Balances.

The special servicer will be required to, with respect to a Mortgage Loan having a Stated Principal Balance of $2,000,000 or higher, order and use efforts consistent with the Servicing Standard to obtain an appraisal, and with respect to a Mortgage Loan having a Stated Principal Balance of less than $2,000,000, conduct a valuation (such valuation, a “Small Loan Appraisal Estimate”) or order and use efforts consistent with the Servicing Standard to obtain an appraisal, within 60 days of the occurrence of an Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, within 30 days of the Appraisal Reduction Event) (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the later of (i) the date the master servicer receives from the special servicer the related appraisal or the special servicer’s Small Loan Appraisal Estimate and (ii) the occurrence of such Appraisal Reduction Event, the master servicer will be required to calculate and report to the special servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of any Consultation Termination Event, the Directing Holder (for so long as no Consultation Termination Event has occurred), the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information reasonably requested by the master servicer from the special servicer, to the extent such information is in the possession of the special servicer, necessary to calculate the Appraisal Reduction Amount. Such report will also be forwarded by the master servicer, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold, or to the holder of any related Serviced Companion Loan by the master servicer.

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clause (ii) of the definition of Appraisal Reduction Event above, within 30 days), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer. The Appraisal Reduction Amount is calculated as of the first Determination Date that is at least ten business days after the later of (i) the special servicer’s delivery of such MAI appraisal or Small Loan Appraisal Estimate to the master servicer and (ii) the occurrence of such Appraisal Reduction Event. The special servicer, upon reasonable request, will be required to deliver to the master servicer any information in the special servicer’s possession reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount.

Other than with respect to a Non-Serviced Mortgage Loan, contemporaneously with the earliest of (i) the effective date of any modification of the maturity date or extended maturity date, Mortgage Rate,

principal balance or amortization terms of any Mortgage Loan or Serviced Whole Loan or any other term thereof, any extension of the maturity date or extended maturity date of a Mortgage Loan or Serviced Whole Loan or consent to the release of any Mortgaged Property or REO Property from the lien of the related Mortgage other than pursuant to the terms of the Mortgage Loan or Serviced Whole Loan; (ii) the occurrence of an Appraisal Reduction Event; (iii) a default in the payment of a balloon payment for which an extension has not been granted; or (iv) the date on which the special servicer, consistent with the Servicing Standard, requests an Updated Appraisal, the special servicer will be required to use commercially reasonable efforts to obtain an Updated Appraisal (or a letter update for an existing appraisal which is less than two years old) of the Mortgaged Property or REO Property, as the case may be, from an independent MAI appraiser (an “Updated Appraisal”) or a Small Loan Appraisal Estimate, as applicable, in each case within 60 days of such request, provided that, the special servicer will not be required to obtain an Updated Appraisal or Small Loan Appraisal Estimate of any Mortgaged Property with respect to which there exists an appraisal or Small Loan Appraisal Estimate which is less than 12 months old.

For so long as a Mortgage Loan or Serviced Whole Loan is a Specially Serviced Loan, the special servicer is required within 30 days of the end of each 9-month period following the related Appraisal Reduction Event to use commercially reasonable efforts to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the master servicer from the special servicer, to the extent such information is in the possession of, the special servicer, necessary to calculate the Appraisal Reduction Amount, the master servicer is required to determine or redetermine, as applicable, and report to the special servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of a Consultation Termination Event, the Directing Holder, the calculated or recalculated amount of the Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the master servicer. With respect to any Mortgage Loan, prior to the occurrence of a Consultation Termination Event, the special servicer will consult with the Directing Holder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the master servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan.

Each Non-Serviced Mortgage Loan is subject to the provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under the related Non-Serviced PSA in respect of any Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on a Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders and the RR Interest Owner. Pursuant to the related Non-Serviced PSA, each Non-Serviced Mortgage Loan will be treated together with each related Non-Serviced Companion Loan as a single Mortgage Loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise such Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to any Non-Serviced Whole Loan will generally be allocated first, to any Subordinate Companion Loan and then, to the related Non-Serviced Mortgage Loan and the Non-Serviced Companion Loan, on a pro rata basis based upon their respective outstanding principal balances.

If any Serviced Mortgage Loan and any related Serviced Companion Loan previously subject to an Appraisal Reduction Amount that becomes a Corrected Loan, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the VRR Interest (to the extent of the VRR Percentage of the reduction in such P&I Advance), on the one hand, and to the most subordinate class of certificates then-outstanding (i.e., first, to the Class H-RR certificates, second, to the Class G-RR certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-M certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates to the extent of the Non-VRR Percentage of the reduction in such P&I Advance), on the other hand. See “Pooling and Servicing Agreement—Advances”.

As a result of calculating one or more Appraisal Reduction Amounts that is allocated to the Trust Subordinate Companion Loan, the amount of any required P&I Advance with respect to such Trust Subordinate Companion Loan will be reduced, which will have the effect of reducing the amount of interest available to the Loan-Specific Certificates then-outstanding in reverse sequential order.

As of the first Determination Date following a Serviced Mortgage Loan becoming an AB Modified Loan, the master servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the master servicer thereof. The special servicer, upon reasonable prior written request, will provide the master servicer with information in its possession that is reasonably required to calculate or recalculate any Collateral Deficiency Amount. None of the special servicer, the trustee or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The certificate administrator will be entitled to conclusively rely on the master servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan or Trust Subordinate Companion Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan or Trust Subordinate Companion Loan, as applicable) (x) the most recent Appraised Value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan or the Trust Subordinate Companion Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The certificate administrator will be entitled to conclusively rely on the master servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Pooled Non-Reduced Certificates, the Controlling Class and the occurrence of a Control Termination Event, the VRR Percentage of any Appraisal Reduction Amounts will be allocated to the VRR Interest to notionally reduce (to not less than zero) the VRR Interest Balance thereof, and the Non-VRR Percentage of any Appraisal Reduction Amounts will be allocated to each class of Pooled Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class H-RR certificates, second, to the Class G-RR certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-M certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). In addition, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, the Non-VRR Percentage of Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class H-RR certificates, second, to the Class G-RR certificates, and third, to the Class F certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any class of Control Eligible Certificates will be allocated the Non-VRR Percentage of both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts, as described in this paragraph.

For purposes of determining the Non-Reduced Certificates, the 180 Water Controlling Class and the occurrence of a 180 Water Control Appraisal Period, Appraisal Reduction Amounts allocated to the 180 Water Whole Loan will be allocated first to the Trust Subordinate Companion Loan and then to the 180 Water Mortgage Loan. The VRR Percentage of any Appraisal Reduction Amounts allocated to the Trust Subordinate Companion Loan will be allocated to the 180W-VRR Interest to notionally reduce (to not less than zero) the Certificate Balance thereof. The Non-VRR Percentage of Appraisal Reduction Amounts allocated to the Trust Subordinate Companion Loan will be allocated to each class of Loan-Specific Certificates other than the 180W- VRR Interest in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class 180W-D certificates, then, to the Class 180W-C certificates, then, to the Class 180W-B certificates, then, to the Class 180W-A certificates). In addition, for purposes of determining the 180 Water Controlling Class and the occurrence of a 180 Water Control Appraisal Period, the Non-VRR Percentage of any Collateral Deficiency Amounts allocated to the Trust Subordinate Companion Loan will be allocated to each class of 180 Water Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class 180W-D certificates, then, to the Class 180W-C certificates, then, to the Class 180W-B certificates, then, to the Class 180W-A certificates). For the avoidance of doubt, for purposes of determining the 180 Water Controlling Class and the occurrence of a 180 Water Control Appraisal Period, any Class of 180 Water Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts, as described in this paragraph.

With respect to (i) any Appraisal Reduction Amount calculated for purposes of determining the Non-Reduced Certificates and (ii) any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The master servicer will be required to promptly notify the certificate administrator and the special servicer of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates or 180 Water Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order a supplemental appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable efforts to obtain an appraisal prepared on an “as-is” basis by an MAI appraiser reasonably acceptable to the special servicer within 60 days from receipt of the Requesting Holders’ written request. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, the master servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information reasonably requested by the master servicer from the special servicer, to the extent such information is in the possession of, the special servicer, to make such recalculation. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class or 180 Water Controlling Class, as applicable, and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

In addition, the Requesting Holders of any Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order an additional appraisal of any Serviced Mortgage Loan for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with regard to, the related Mortgaged Property or Mortgaged Properties that would have a material effect on its appraised value, and the special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to the special servicer within 60 days from receipt of the Requesting Holders’ written request; provided that the special servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at, or with regard to, the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the Appraised Value of the related Mortgaged Property or Mortgaged Properties. The right of the holders of an Appraised-Out Class to require the special servicer to order an additional appraisal as described in this paragraph will be limited to no more frequently than once in any 9-month period with respect to any Mortgage Loan.

Any Appraised-Out Class for which the Requesting Holders are challenging the master servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class or the 180 Water Controlling Class until such time, if any, as such class is reinstated as the Controlling Class or the 180 Water Controlling Class. The rights of the Controlling Class or the 180 Water Controlling Class will be exercised by the next most senior Control Eligible Certificates or 180 Water Control Eligible Certificates, respectively, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related directing holder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans“ and “—Servicing of the Non-Serviced Mortgage Loans” below. With respect to an AB Whole Loan, the holder of the related Subordinate Companion Loan may in certain circumstances post collateral to avoid a change of control as described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans”.

Maintenance of Insurance

In the case of each Serviced Mortgage Loan and any related Serviced Companion Loan, as applicable (but excluding any Serviced Mortgage Loan as to which the related Mortgaged Property has become an REO Property), the master servicer will be required to use commercially reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain the following insurance coverage (including identifying the extent to which such borrower is maintaining insurance coverage and, if such borrower does not so maintain, the master servicer will be required to itself cause to be maintained) for the related Mortgaged Property: (a) except where the Mortgage Loan documents permit a borrower to rely on self-insurance provided by a tenant, a fire and casualty extended coverage insurance policy that does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of the improvements securing the Mortgage Loan or Serviced Whole Loan, as applicable, or the Stated Principal Balance of the Mortgage Loan or the Serviced Whole Loan, as applicable, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and (b) all other insurance coverage as is required (including, but not limited to, coverage for acts of terrorism), subject to applicable law, under the related Mortgage Loan documents.

Notwithstanding the foregoing,

(i)    the master servicer will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless the trustee has an insurable interest and such insurance policy was (x) in effect at the time of the origination of such Mortgage Loan or the Serviced Whole Loan, as applicable, or (y) required by the related Mortgage Loan documents and is available at commercially reasonable rates; provided that the master servicer will be required to require the related borrower to maintain such insurance in the amount, in the case of clause (x), maintained at origination, and in the case of clause (y), required by such Mortgage Loan or Serviced Whole Loan, in each case, to the extent such amounts are available at commercially reasonable rates and to the extent the trustee has an insurable interest;

(ii)   if and to the extent that any Mortgage Loan document grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the master servicer must (to the extent consistent with the Servicing Standard) require the related borrower to obtain the requisite insurance coverage from qualified insurers that meet the required ratings set forth in the PSA;

(iii)  the master servicer will have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce those insurance requirements against any borrower; provided that this will not limit the master servicer’s obligation to obtain and maintain a force-placed insurance policy as set forth in the PSA;

(iv)  except as provided below, in no event will the master servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage to the extent that the failure of such borrower to maintain insurance coverage is an Acceptable Insurance Default (as determined by the special servicer subject to the discussion under “—The Directing Holder“ and “—The Operating Advisor” below);

(v)   to the extent the master servicer itself is required to maintain insurance that the borrower does not maintain, the master servicer will not be required to maintain insurance other than what is available on a force-placed basis at commercially reasonable rates, and only to the extent the issuing entity as lender has an insurable interest thereon; and

(vi)  any explicit terrorism insurance requirements contained in the related Mortgage Loan documents are required to be enforced by the master servicer in accordance with the Servicing Standard (unless the special servicer, with the consent of, if no Control Termination Event has occurred and is continuing, the Directing Holder, and after consultation with the Risk Retention Consultation Parties and the Operating Advisor in accordance with the PSA, has consented to a waiver (including a waiver to permit the master servicer to accept insurance that does not comply with specific requirements contained in the Mortgage Loan documents) in writing of that provision in accordance with the Servicing Standard); provided that the special servicer will be required to promptly notify the master servicer in writing of such waiver.

With respect to each REO Property, the special servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with an insurer meeting certain criteria set forth in the PSA (subject to the right of the special servicer to direct the master servicer to make a Servicing Advance for the costs associated with coverage that the special servicer determines to maintain, in which case the master servicer will be required to make that Servicing Advance (subject to the recoverability determination and Servicing Advance procedures described above under “—Advances”)) to the extent reasonably available at commercially reasonable rates and to the extent the trustee has an insurable interest (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated Principal Balance of the Serviced Mortgage Loan, REO Loan or Serviced Whole Loan, as applicable (or such greater amount of coverage required by the related Mortgage Loan documents (unless such amount is not available or, if no Control Termination Event has occurred and is continuing, the Directing Holder has consented to a lower amount)), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1,000,000 per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months. However, the special servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at commercially reasonable rates and consistent with the Servicing Standard, and in no case will any such insurance be an expense of the special servicer.

If either (x) the master servicer or the special servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the Serviced Whole Loans and the REO Properties, as applicable, as to which it is the master servicer or the special servicer, as the case may be, then, to the extent such policy (i) is obtained from an insurer meeting certain criteria set forth in the PSA, and (ii) provides protection equivalent to the individual policies otherwise required or (y) the master servicer or special servicer, as applicable, meeting the ratings requirements of the Rating Agencies set forth in the PSA, and the master servicer or the special servicer self-insures for its obligation to maintain the individual policies otherwise required, then the master servicer or special servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the master servicer or the special servicer, as the case may be, that maintains such policy will be required, if there has not been maintained on any Mortgaged Property securing a Serviced Mortgage Loan or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there has been one or more losses that would have been covered by such an individual policy, to promptly deposit into the Collection Account (or, with respect to a Serviced Whole Loan, the related separate custodial account), from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan or the related Serviced Whole Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).

With respect to the payment of insurance premiums and delinquent tax assessments, in the event that the master servicer determines that a Servicing Advance of such amounts would not be recoverable, that master servicer will be required to notify the trustee, the certificate administrator and the special servicer of such determination. Upon receipt of such notice, the master servicer (with respect to any

Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan) and the special servicer (with respect to any Specially Serviced Loan or REO Property) will be required to determine (with the reasonable assistance of the master servicer) whether or not payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders and the RR Interest Owner (and in the case of a Serviced Companion Loan, the holder of the related Serviced Companion Loan, as a collective whole as if such Certificateholders, RR Interest Owner and Serviced Companion Loan holder constituted a single lender). If the master servicer or the special servicer determines that such payment (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders and, in the case of any Serviced Companion Loan, the related Serviced Companion Loan Holders (and in the case of a Serviced Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan), the special servicer (in the case of a determination by the special servicer) will be required to direct the master servicer to make such payment, who will then be required to make such payment from the Collection Account (or, with respect to a Serviced Whole Loan, the related custodial account) to the extent of available funds.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans or any Serviced Whole Loan, nor will any Mortgage Loan be subject to Federal Housing Administration insurance.

“Acceptable Insurance Default” means, with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan, any default arising by reason of the failure of the related borrower to maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, as to which the special servicer has determined, in accordance with the Servicing Standard (and (i) unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Holder (or, if a Control Termination Event has occurred and is continuing, but no Consultation Termination Event has occurred and is continuing, after consulting with the Directing Holder) and (ii) with respect to any Specially Serviced Loan, after non-binding consultation with the Risk Retention Consultation Parties in accordance with the PSA (but, in either case, other than with respect to any Mortgage Loan that is an Excluded Loan as to any such party)), that either:

(x)  such insurance is not available at commercially reasonable rates and the subject hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the geographic region in which such Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or

(y)  such insurance is not available at any rate;

provided that the Directing Holder and the Risk Retention Consultation Parties, as applicable, will not have more than 30 days to respond to the master servicer’s or the special servicer’s, as applicable, request for such consent or consultation, as applicable; provided, further, that upon the master servicer’s or the special servicer’s, as applicable, determination, consistent with the Servicing Standard, that exigent circumstances do not allow the master servicer or the special servicer, as applicable, to consult with the Directing Holder, or the Risk Retention Consultation Parties, as applicable, the master servicer or the special servicer, as applicable, will not be required to do so.

Modifications, Waivers and Amendments

The PSA will permit (a) as to Mortgage Loans that are non-Specially Serviced Loans and actions that do not involve Special Servicer Major Decisions or Special Servicer Non-Major Decisions (other than the items listed in clauses (c)(i) and (c)(ii) of the definition of “Special Servicer Non-Major Decision”, which the master servicer will process, subject to special servicer consent or deemed consent as provided in the PSA), the master servicer, or (b)(i) with respect to any Specially Serviced Loan or (ii) as to Special Servicer Major Decisions or Special Servicer Non-Major Decisions (other than the items listed in clauses (c)(i) and clause (c)(ii) of the definition of “Special Servicer Non-Major Decision”, which the master servicer will process, subject to special servicer consent or deemed consent as provided in the PSA) irrespective of whether such Mortgage Loan is a Specially Serviced Loan, the special servicer, in each case subject to (x) the rights of the Directing Holder, and (y) with respect to a Serviced AB Whole Loan, the rights of the holder of the related Subordinate Companion Loan, and, after consultation with the operating advisor to the extent described under “—The Operating Advisor”, to modify, waive, amend, consent or take such other action with respect to any term of any Serviced Mortgage Loan and any related Serviced Companion Loan if such modification, waiver, amendment, consent or other action (c)(i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Mortgage Loan or Serviced Companion Loan pursuant to Treasury regulations Section 1.860G-2(b) and would not otherwise (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)).

Notwithstanding the foregoing, the master servicer and special servicer may mutually agree as provided in the PSA that the master servicer will process any of the foregoing matters that are Special Servicer Major Decisions or Special Servicer Non-Major Decisions with respect to any non-Specially Serviced Loan.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing the Non-Serviced Whole Loan) or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan to value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will exclude the value of personal property and going concern value, if any.

In no event, however, may the master servicer or the special servicer extend the maturity of any Mortgage Loan, Serviced Whole Loan or Specially Serviced Loan to a date occurring later than the earlier of (A) five years prior to the Rated Final Distribution Date and (B) if the Mortgage Loan, Serviced Whole Loan or Specially Serviced Loan is secured solely or primarily by a ground lease (or, with respect to a leasehold interest where the borrower is the lessee and that is a space lease or an air rights lease, such space lease or air rights lease), the date 20 years prior to the expiration of the term of such ground lease (or, with respect to a leasehold interest where the borrower is the lessee and that is a space lease or an air rights lease, such space lease or air rights lease)(or 10 years prior to the expiration of such lease if the master servicer or the special servicer, as applicable, gives due consideration to the remaining term of the ground lease (or, with respect to a leasehold interest where the borrower is the lessee and that is a space lease or an air rights lease, such space lease or air rights lease) and such extension is in the best interest of the Certificateholders and the RR Interest Owner and if a Serviced Companion Loan is involved, the holder of the related Serviced Companion Loan (as a collective whole as if such Certificateholders, RR Interest Owner and Serviced Companion Loan holder constituted a single lender and, with respect to a Serviced Subordinate Companion Loan, taking into account the subordinate nature of such Serviced Subordinate Companion Loan) and, if no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder).

In addition, neither the master servicer nor the special servicer may permit any borrower to add or substitute any collateral for an outstanding Serviced Mortgage Loan and any related Serviced Companion Loan, which collateral constitutes real property, unless the master servicer or the special servicer, as applicable, receives a Rating Agency Confirmation.

The special servicer will process (unless the special servicer and the master servicer mutually agree that the master servicer will process, as further described below) and consent to or refuse consent to, as applicable, all Special Servicer Major Decisions and Special Servicer Non-Major Decisions. The special servicer will also be required to obtain the consent of the Directing Holder, and will be required to consult with the operating advisor, in connection with any Special Servicer Major Decision to the extent described under “—The Directing Holder” and “—The Operating Advisor”.

In addition, with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan), the following actions will be subject to the special servicer’s processing and consent or, if mutually agreed to by the special servicer and the master servicer, the master servicer will be required to process such request subject to the consent of the special servicer as further described below (each of the following, a “Special Servicer Non-Major Decision”):

(a)  approving leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements for leases in excess of the lesser of (i) 30,000 square feet and (ii) 30% of the net rentable area at the related Mortgaged Property;

(b)  approving material rights-of-way and material easements, and consent to subordination of the related Mortgage Loan or Serviced Whole Loan to such material rights-of-way or easements;

(c)  agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (i) a waiver of a mortgage loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral), (ii) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents other than direct, non-callable obligations of the United States would be permitted or (iii) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment; provided that the foregoing is not otherwise a Major Decision;

(d)  approving any waiver regarding the receipt of financial statements that involves permitting delivery of financial statements less than quarterly or more than 60 days after the end of the calendar quarter;

(e)  any requests for the disbursement of (i) earnouts or holdback amounts with respect to any Specially Serviced Loan that is not otherwise a Major Decision and (ii) amounts from (A) any escrow accounts, reserve accounts, letters of credit or other collateral related to hospitality property improvement plans or (B) earnout or performance escrows, reserves or holdbacks, in the case of clause (ii)(A) and (ii)(B), relating to certain Mortgage Loans set forth in an exhibit to the PSA;

(f)   approving any proposed modification or waiver of any material provision in the related loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower;

(g)  approving any casualty insurance settlements or condemnation settlements, and determining whether to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property;

(h)  approving annual budgets for the related Mortgaged Property if the budget provides for (x) increases in operating expenses equal to or more than 110% of the amount budgeted therefor for the prior year and (y) payments to a borrower affiliate;

(i)   franchise changes with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan for which the lender is not required to consent or approve under the related Mortgage Loan documents;

(j)   agreeing to any modification or amendment to any ground lease or any subordination, non-disturbance and attornment agreement relating to any ground lease or any entry into a new ground lease with respect to a Mortgaged Property or determining whether to cure any default by a borrower under a ground lease;

(k)  approving any transfers of an interest in the borrower, unless such transfer (i) is permitted under the terms of the related Mortgage Loan documents without the exercise of any lender approval or discretion other than confirming the satisfaction of the other conditions to the transfer set forth in the related Mortgage Loan documents that do not include any other approval or exercise of discretion, including a consent to transfer to any subsidiary or affiliate of such borrower or to a person acquiring less than a majority interest in such borrower, and (ii) does not involve incurring new mezzanine financing or a change in control of the borrower;

(l)   any consent to a transfer of the Mortgaged Property or interests in the borrower where (i) such transfer may be effected without the consent or discretion of the lender under the related loan agreement, (ii) the loan documents include specific objective conditions that must be satisfied for such action where lender discretion is not necessary in order to determine whether such specific objective conditions have been satisfied and (iii) such specific objective conditions have been satisfied with no exceptions; and

(m) any consent to the incurrence of additional debt where (i) such incurrence of debt may be effected without the consent or discretion of the lender under the related loan agreement, (ii) the loan documents include specific objective conditions that must be satisfied for such action where lender discretion is not necessary in order to determine whether such specific objective conditions have been satisfied and (iii) such specific objective conditions have been satisfied with no exceptions;

provided, however, that with respect to clauses (c)(i) and (c)(ii) of this definition the master servicer will be required to evaluate and process requests for any modifications described in such clauses and obtain the consent or deemed consent of the special servicer as provided in the PSA.

Upon receiving a request for any matter described in this section that constitutes a Special Servicer Non-Major Decision or a Special Servicer Major Decision with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan, the master servicer will be required to forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request, the special servicer will be required to process such request and the master servicer will have no further obligation with respect to such request or the Special Servicer Non-Major Decision or Special Servicer Major Decision other than providing the special servicer with any reasonably requested information or documentation. In addition, the master servicer will be required to provide the special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the Mortgage Loan is the ground lease, and the special servicer will determine in accordance with the Servicing Standard whether to cure any borrower defaults relating to ground leases.

Notwithstanding the foregoing, the master servicer and special servicer may mutually agree as provided in the PSA that the master servicer will process any of the foregoing matters (as well as any Special Servicer Major Decision) with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan). If the master servicer and special servicer mutually agree that the master servicer will process a Special Servicer Non-Major Decision, the master servicer will be required to obtain the special servicer’s prior consent to such Special Servicer Non-Major Decision.

The special servicer is also required to obtain the consent of the Directing Holder, and will be required to consult with the operating advisor in connection with any modification, waiver or amendment with regard to any Specially Serviced Loan to the extent described under “—The Directing Holder“ and “—The Operating Advisor” in this prospectus. When the special servicer’s consent is required and the master servicer processing such request is recommending approval with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan), the master servicer will be required to forward to the special servicer the written request from the borrower for modification, waiver or amendment, accompanied by the master servicer’s recommendation and analysis and the master servicer is required to provide the special servicer with any and all information in the master servicer’s possession that the special servicer may reasonably request to grant or withhold such consent. When the special servicer’s consent is required under the PSA, such consent will be deemed given 15 business days (or, in connection with an Acceptable Insurance Default, 90 days) after receipt (unless earlier objected to) by the special servicer from the master servicer of the master servicer’s written analysis and recommendation with respect to such proposed Special Servicer Major Decision or Special Servicer Non-Major Decision

together with such other information reasonably required by the special servicer and reasonably available to the master servicer.

The master servicer will process and consent to or refuse consent to, as applicable, all Master Servicer Major Decisions and Master Servicer Non-Major Decisions with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan). The master servicer will also be required to obtain the consent of the Directing Holder, and will be required to consult with the operating advisor, in connection with any Master Servicer Major Decision with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan), to the extent described under “—The Directing Holder” and “—The Operating Advisor”. With respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan), the master servicer will be required to process and consent to any action that is a Master Servicer Major Decision or a Master Servicer Non-Major Decision (which consist of the following actions (each of the following, a “Master Servicer Non-Major Decision”):

(a)  approving leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements for leases (i) equal to or less than the lesser of (A) 30,000 square feet and (B) 30% of the net rentable area at the related Mortgaged Property and (ii) which are not ground leases;

(b)  approving any waiver regarding the receipt of financial statements if such waiver does not involve permitting delivery of financial statements less than quarterly or more than 60 days after the end of the calendar quarter;

(c)  approving annual budgets for the related Mortgaged Property so long as the budget does not provide for (x) increases in operating expenses equal to or more than 110% of the amount budgeted therefor for the prior year and (y) payments to a borrower affiliate;

(d)  approving immaterial rights-of-way and immaterial easements, and consent to subordination of the related Mortgage Loan or Serviced Whole Loan to such immaterial rights-of-way or easements;

(e)  any modification, consent to a modification or waiver of any immaterial non-monetary term (excluding the timing of payments but including late payment charges or default interest) of a Serviced Mortgage Loan and any related Serviced Companion Loan;

(f)   other than with respect to reserves and escrows which are addressed in clause (h) below, any release of collateral or any acceptance of substitute or additional collateral for a Serviced Mortgage Loan and any related Serviced Companion Loan or any consent to either of the foregoing, to the extent the foregoing is not otherwise a Major Decision;

(g)  any property management company changes with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan (i) with a principal balance less than or equal to $2,500,000 or (ii) where the property management company will not be an affiliate of the related borrower following such change;

(h)  releases or substitutions of any amounts from any escrow accounts, reserve accounts, letters of credit or collateral, if required pursuant to the specific terms of the related Serviced Mortgage Loan and any related Serviced Companion Loan and for which no lender discretion is required and other than those set forth in an exhibit to the PSA;

(i)   any acceptance of an assumption agreement releasing a borrower from liability under a Serviced Mortgage Loan and any related Serviced Companion Loan if (i) such action may be effected without the consent or discretion of the lender under the related loan agreement, (ii) the loan documents include specific objective conditions that must be satisfied for such action where lender discretion is not necessary in order to determine whether such specific objective conditions have been satisfied and (iii) such specific objective conditions have been satisfied with no exceptions;

(j)   any modification, waiver or amendment of an intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender, holder of a Companion Loan or other subordinate debt holder related to a Mortgage Loan (including a Non-Serviced Mortgage Loan, to the extent consent rights with respect to such modification, waiver or amendment are granted to the holder of the Companion Loan or other subordinate debt under the related agreement) or such Serviced Whole Loan, or an action to enforce rights with respect thereto, to the extent the foregoing is not otherwise a Major Decision; and

(k)  any other action that does not constitute a Major Decision or a Special Servicer Non-Major Decision.

The master servicer or the special servicer, as applicable, is required to notify the trustee, the certificate administrator, the Directing Holder (other than during the period when a Consultation Termination Event has occurred and is continuing), the operating advisor (only if an Operating Advisor Consultation Event has occurred and is continuing), the depositor and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website), in writing, of any modification, waiver, material consent or amendment of any term of any Serviced Mortgage Loan and any related Serviced Companion Loan and the date of the modification and deliver a copy to the custodian for deposit in the related mortgage file, an original counterpart of the agreement relating to such modification, waiver, material consent or amendment, promptly (and in any event within 10 business days) following the execution of the agreement. With respect to certain Master Servicer Non-Major Decisions, the PSA may provide that the master servicer will be required to deliver prior written notice to the special servicer and the Directing Holder.

Any modification, extension, waiver or amendment of the payment terms of a Serviced Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related Mortgage Loan documents and intercreditor agreement, if any, such that neither the issuing entity as holder of the Mortgage Loan nor a holder of any related Serviced Companion Loan gains a priority over the other such holder that is not reflected in the related Mortgage Loan documents and intercreditor agreement.

Any modification, waiver or amendment with respect to a Serviced Whole Loan may be subject to the consent of one or more holders of a related Serviced Companion Loan and the special servicer as described under “Description of the Mortgage Pool—The Whole Loans”.

See also “—The Directing Holder“ and “—The Operating Advisor” for a description of the Directing Holder’s and the operating advisor’s rights with respect to modifications, waivers and amendments and reviewing and approving the Asset Status Report.

Mortgage Loans with “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The special servicer (other than with respect to any non-Specially Serviced Loan involving a Master Servicer Non-Major Decision) will be responsible for determining whether to enforce any “due-on-sale” clauses contained in the Mortgage Loan documents or to provide its consent to any assumption and for the handling of all related processing and documentation, or, if mutually agreed to by the master servicer and the special servicer, the master servicer will be required to process such request subject to the consent of the special servicer. The special servicer will not be required to enforce any such “due-on-sale” clauses and in connection therewith will not be required to (1) accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) withhold its consent to any sale or transfer, if (x) such provision is not exercisable under applicable law or if the special servicer determines that the enforcement of such provision is reasonably likely to result in meritorious legal action by the borrower or (y) the special servicer determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate or other applicable discount rate), than would enforcement of such clause. If the special servicer determines that (i) granting such consent would be likely to result in a greater recovery, (ii) such provisions are not legally enforceable or (iii) that the conditions to sale or transfer have been satisfied, the master servicer or the special servicer is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon and to release the original borrower; provided that (a) the credit status of the prospective transferee is in compliance with the Servicing Standard and criteria and the terms of the related Mortgage and (b) the special servicer has received a Rating Agency Confirmation (and, if the affected Mortgage Loan is part of a Serviced Whole Loan, a Rating Agency Confirmation with respect to any commercial mortgage pass-through certificates backed by any related Serviced Companion Loan) from the Rating Agencies with respect to any Mortgage Loan that (A) represents more than 5% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (B) has a Stated Principal Balance that is more than $35,000,000, (C) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000, (D) is the 180 Water Whole Loan or (E) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the 10 largest mortgage loans in the related other securitization (provided that the special servicer will be entitled to reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator of such other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization).

The master servicer (with respect to any non-Specially Serviced Loan involving a Master Servicer Non-Major Decision) will be responsible for processing any such transaction without the consent or approval of the special servicer or the Directing Holder. In connection with such processing, the master servicer will be required to receive a Rating Agency Confirmation (and, if the affected Mortgage Loan is part of a Serviced Whole Loan, a Rating Agency Confirmation with respect to any commercial mortgage pass-through certificates backed by any related Serviced Companion Loan) from the Rating Agencies with respect to any Mortgage Loan that (A) represents more than 5% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (B) has a Stated Principal Balance that is more than $35,000,000, (C) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000, (D) is the 180 Water Whole Loan or (E) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the 10 largest mortgage loans in the related other securitization (provided that the master servicer will be entitled to reasonably rely upon the written notification provided by master servicer, special servicer, trustee or certificate administrator of such other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization). To the extent not precluded by the Mortgage Loan documents, the master servicer or the special servicer, as applicable, may not approve an assumption or substitution without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such assumption or substitution. However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the issuing entity; provided that in the case of a Serviced Whole Loan the special servicer or the master servicer, as applicable, will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Pari Passu Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the issuing entity the rights of the issuing entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to such Serviced Pari Passu Companion Loans from the holders of such Serviced Pari Passu Companion Loans. No assumption agreement may contain any terms that are different from any term of any Mortgage or related Note, except pursuant to the provisions described under “—Modifications, Waivers and Amendments“ above and “—Realization Upon Mortgage Loans” below.

The special servicer (other than with respect to any non-Specially Serviced Loan involving a Master Servicer Non-Major Decision) will be responsible for determining whether to enforce any “due-on-encumbrance” clauses contained in the Mortgage Loan documents or to provide its consent to any loan or encumbrance and for the handling of all related processing and documentation, or, if mutually agreed to by the master servicer and the special servicer, the master servicer will be required to process such request subject to the consent of the special servicer. The special servicer will not be required to enforce any such “due-on-encumbrance” clauses and in connection therewith will not be required to (1) accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) withhold its consent to any lien or encumbrance, if the special servicer (A) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the issuing entity or the holder of any Serviced Companion Loan, if applicable, or that the conditions to further encumbrance have been satisfied (other than in the case of a Non-Serviced Mortgage Loan) and (B) receives a prior Rating Agency Confirmation (including a Rating Agency Confirmation with respect to any commercial mortgage pass-through certificates backed by any related Serviced Companion Loan) from the Rating Agencies with respect to any Mortgage Loan that (i) represents more than 2% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (ii) has a Stated Principal Balance that is more than $35,000,000, (iii) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000, (iv) has an aggregate loan-to-value ratio (including any existing and proposed additional debt) that is equal to or greater than 85%, (v) has an aggregate debt service coverage ratio (in each case, determined based upon the aggregate of the Stated Principal Balance of the related Mortgage Loan, any existing additional debt and the principal amount of the proposed additional lien) that is less than 1.20x, or (vi) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the 10 largest mortgage loans in the related other securitization (provided that the master servicer will be entitled to reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator of the applicable other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization); provided that with respect to clauses (i)-(vi) above, such Mortgage Loan must also have a Stated Principal Balance of at least $10,000,000 for the requirement of a Rating Agency Confirmation to apply.

The master servicer (with respect to any non-Specially Serviced Loan involving a Master Servicer Non-Major Decision) will be responsible for processing any such transaction without the consent or approval of the special servicer or the Directing Holder. In connection with such action, the master servicer will be required to receive a prior Rating Agency Confirmation (including a Rating Agency Confirmation with respect to any commercial mortgage pass-through certificates backed by any related Serviced Companion Loan) from the Rating Agencies with respect to any Mortgage Loan that (A) represents more than 2% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (B) has a Stated Principal Balance that is more than $35,000,000, (C) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000, (D) has an aggregate loan-to-value ratio (including any existing and proposed additional debt) that is equal to or greater than 85%, (E) has an aggregate debt service coverage ratio (in each case, determined based upon the aggregate of the Stated Principal Balance of the related Mortgage Loan, any existing additional debt and the principal amount of the proposed additional lien) that is less than 1.20x, or (F) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the 10 largest mortgage loans in the related other securitization (provided that the master servicer will be entitled to reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator of the applicable other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization); provided that with respect to clauses (A), (B), (C), (D), (E) and (F), such Mortgage Loan must also have a Stated Principal Balance of at least $10,000,000 for the requirement of a Rating Agency Confirmation to apply. Neither the master servicer nor the special servicer will be responsible for enforcing a “due-on-sale” or “due-on-encumbrance” clause with respect to any Non-Serviced Mortgage Loan. To the extent not precluded by the Mortgage Loan documents, the master servicer or the special servicer, as applicable, may not approve the creation of any lien or other encumbrance without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such lien or encumbrance. However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the issuing entity; provided that in the case of a Serviced Whole Loan the special servicer or the master servicer, as applicable, will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Pari Passu Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the issuing entity the rights of the issuing entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to such Serviced Pari Passu Companion Loans from the holders of such Serviced Pari Passu Companion Loans. Neither the master servicer nor the special servicer will be responsible for enforcing a “due-on-sale” or a “due-on-encumbrance” clause with respect to any Non-Serviced Mortgage Loan.

Notwithstanding the foregoing but subject to other conditions contained in the PSA regarding Rating Agency Confirmations, without any other approval, consent or consultation, (i) the master servicer may grant and process a borrower’s request for any Master Servicer Non-Major Decision relating to a non-Specially Serviced Loan and (ii) the special servicer may grant and process a borrower’s request for any matter relating to a Specially Serviced Loan that is not a Major Decision.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense), physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months (commencing in 2021) and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2021 unless a physical inspection has been performed by the special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement). With respect to a Serviced AB Whole Loan (which includes the 180 Water Whole Loan), the costs will be allocated, first, as an expense of the holders of the related Subordinate Companion Loan (with respect to the 180 Water Whole Loan, the Trust Subordinate Companion Loan), and second, as an expense of the holders of the related Mortgage Loan and Serviced Pari Passu Companion Loan (if applicable), pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies in the Mortgaged Property of which it has knowledge and deems material, of any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the preparer of such report deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan that requires the borrower to deliver operating statements, the special servicer or the master servicer, as applicable, is also required to use reasonable efforts to collect and review the annual operating statements beginning with calendar year end 2020 of the related Mortgaged Property. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan.

Special Servicing Transfer Event

The Serviced Mortgage Loans and any related Serviced Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Serviced Mortgage Loan and any related Serviced Companion Loan (including those loans that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing:

(i)    either (x) with respect to any Mortgage Loan or Serviced Companion Loan, other than a balloon loan, a payment default has occurred on such Mortgage Loan or Serviced Companion Loan at its maturity date or, if the maturity date of such Mortgage Loan or Serviced Companion Loan has been extended in accordance with the PSA, a payment default occurs on such Mortgage Loan or Serviced Companion Loan at its extended maturity date or (y) with respect to a balloon loan, a payment default has occurred with respect to the related balloon payment; provided that if (A) the related borrower is diligently seeking a refinancing or sale of the related Mortgaged Property or Mortgaged Properties and delivers, on or before the related maturity date or extended maturity date, a statement to that effect, and delivers, on or before the related maturity date or extended maturity date, a refinancing commitment, letter of intent or otherwise binding application for refinancing from an acceptable lender or a signed purchase agreement reasonably acceptable to the master servicer (who will be required to promptly deliver a copy to the special servicer) or the special servicer (who will be required to promptly deliver a copy to the master servicer), in each case, who will promptly deliver a copy to the operating advisor (if a Control Termination Event has occurred and is continuing) and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing), (B) the related borrower continues to make its Assumed Scheduled Payment, and (C) no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Companion Loan, then a Servicing Transfer Event will not occur until the earlier of (1) 120 days beyond the related maturity date or extended maturity date and (2) the termination of the refinancing commitment, letter of intent, otherwise binding application for refinancing or signed purchase agreement;

(ii)   any monthly payment (other than a balloon payment or any other payment due under clause (i)(x) above in this definition) or any amount due on a monthly basis as an escrow payment or reserve funds, is 60 days or more delinquent;

(iii)  the master servicer or the special servicer determines in its reasonable business judgment, exercised in accordance with the Servicing Standard, that (x) a default consisting of a failure to make a payment of principal or interest is reasonably foreseeable or there is a significant risk of such default or (y) any other default that is likely to impair the use or marketability of the related Mortgaged Property or the value of the Mortgaged Property as security for the Mortgage Loan or, if applicable, Serviced Companion Loan, is reasonably foreseeable or there is a significant risk of such default, which monetary or other default, in either case, would likely continue unremedied beyond the applicable grace period (or, if no grace period is specified, for a period of 60 days) and is not likely to be cured by the related borrower within 60 days or, except as provided in clause (i)(y) above, in the case of a balloon payment, for at least 30 days;

(iv)  the related borrower has become the subject of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs;

(v)   the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower of or relating to all or substantially all of its property;

(vi)  the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

(vii) a default, of which the master servicer or the special servicer has notice (other than a failure by such related borrower to pay principal or interest) and that in the opinion of the master servicer or the special servicer (and, in the case of the special servicer, for so long as no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder, and with respect to any Serviced Whole Loan, in consultation with the related Serviced Companion Loan noteholders to the extent provided for in the related Intercreditor Agreement) materially and adversely affects the interests of the Certificateholders and the RR Interest Owner or any holder of a Serviced Companion Loan, if applicable, occurs and remains unremedied for the applicable grace period specified in the Mortgage Loan documents for such Mortgage Loan or Serviced Companion Loan (or if no grace period is specified for those defaults which are capable of cure, 60 days); or

(viii)  the master servicer or special servicer receives notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property (each of clause (i) through (viii), a “Servicing Transfer Event”).

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan)(including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders and the RR Interest Owner with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. The master servicer will have no responsibility for the performance by the special servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan), that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

A Mortgage Loan or Serviced Whole Loan will cease to be a Specially Serviced Loan (each, a “Corrected Loan”) (A) with respect to the circumstances described in clauses (i) and (ii) above, when the borrower thereunder has brought the Mortgage Loan or Serviced Companion Loan current and thereafter made three consecutive full and timely Periodic Payments, including pursuant to any workout of the Mortgage Loan or Serviced Companion Loan, (B) with respect to the circumstances described in clause (iii), (iv), (v), (vi) and (viii) above, when such circumstances cease to exist in the good faith judgment of the special servicer or (C) with respect to the circumstances described in clause (vii) above, when such default is cured (as determined by the special servicer in accordance with the Servicing Standard) or waived by the special servicer; provided that, in each case, at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Serviced Companion Loan to continue to be characterized as a Specially Serviced Loan. If any Specially Serviced Loan becomes a Corrected Loan, the special servicer will be required to transfer servicing of such Corrected Loan to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Serviced Mortgage Loan or Trust Subordinate Companion Loan and, if applicable, any related Serviced Companion Loan that becomes a Specially Serviced Loan not later than 45 days after the servicing of such Serviced Mortgage Loan or Trust Subordinate Companion Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and/or strategy reflected in any current Final Asset Status Report are necessary to reflect the then current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Holder (but (i) only for so long as no Consultation Termination Event has occurred and is continuing, and (ii) not with respect to any applicable Excluded Loan);

●

each Risk Retention Consultation Party (but not with respect to any applicable Excluded Loan) and the 180W Risk Retention Consultation Party (only in the case of an Asset Status Report relating to the 180 Water Whole Loan);

●

the 180 Water Controlling Class Representative (only in the case of an Asset Status Report relating to the 180 Water Whole Loan, and only for so long as no 180 Water Control Appraisal Period has occurred and is continuing);

●

with respect to any related Serviced Companion Loan, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold or to the holder of the related Serviced Companion Loan;

●

the operating advisor (but, other than with respect to an Excluded Loan applicable to the Directing Holder, only after the occurrence and during the continuance of an Operating Advisor Consultation Event);

●	the master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Asset Status Report will be provided to the certificate administrator and the trustee.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●

a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll and income or operating statement available for the related Mortgaged Property;

●

(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

●

the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●

the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●

an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

●

the appraised value of the related Mortgaged Properties (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an applicable Excluded Loan, if no Control Termination Event has occurred and is continuing, the Directing Holder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Holder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Holder (communicated to the special servicer within such 10-business day period, as applicable) is not in the best interest of all the Certificateholders and the RR Interest Owner (as a collective whole) (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders, the RR Interest Owner and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of such Companion Loan)), the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. For so long as no Control Termination Event has occurred and is continuing, if the Directing Holder disapproves the Asset Status Report within such 10-business day period, as applicable, and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Holder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the RR Interest Owner (taken as a collective whole) (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders, the RR Interest Owner and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of such Companion Loan)); provided that, if the Directing Holder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer may act upon the most recently submitted form of Asset Status Report. The procedures described in this paragraph are collectively referred to as the “Directing Holder Asset Status Report Review Process”.

Prior to an Operating Advisor Consultation Event, the special servicer will be required to promptly deliver each Final Asset Status Report to the operating advisor following the completion of the Directing Holder Asset Status Report Review Process.

While an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor (and, with respect to any Mortgage Loan that is not an Excluded Loan and only for so long as no Consultation Termination Event has occurred, the Directing Holder). The operating advisor will be required to provide comments to the special servicer in respect of each Asset Status Report, if any, within 10 business days following the later of (i) receipt of such Asset Status Report or (ii) receipt of such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders and the RR Interest Owner (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders, the RR Interest Owner and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of such Companion Loan)). The special servicer will be obligated (on a non-binding basis) to consider such alternative courses of action and any other feedback provided by the operating advisor (and, with respect to any Mortgage Loan that is not an applicable Excluded Loan and only for so long as no Consultation Termination Event has occurred, the Directing Holder) in connection with the special servicer’s preparation of any Asset Status Report that is provided while an Operating Advisor Consultation Event has occurred and is continuing. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, with respect to any Mortgage Loan that is not an applicable Excluded Loan and only for so long as no Consultation Termination Event has occurred, the Directing Holder), to the extent the special servicer determines that the operating advisor’s and/or Directing Holder’s input and/or recommendations are not inconsistent with the Servicing Standard and in the best interest of the Certificateholders and the RR Interest Owner as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders, the RR Interest Owner and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of such Companion Loan)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Holder, the special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Holder the revised Asset Status Report (until a Final Asset Status Report is issued). The procedures described in this paragraph are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or, after the occurrence and during the continuance of a Control Termination Event, the Directing Holder, or a recommendation of the operating advisor or, after the occurrence and during the continuance of a Control Termination Event, the Directing Holder.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Holder (except with respect to any applicable Excluded Loan) and after the occurrence and during the continuance of an Operating Advisor Consultation Event (or with respect to an Excluded Loan applicable to the Directing Holder), the operating advisor will be entitled to consult with the special servicer (on a non-binding basis) (in person or remotely via electronic, telephonic or other mutually agreeable communication) and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. During the continuance of a Consultation Termination Event (and at any time with respect to any applicable Excluded Loan), the Directing Holder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any

Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Holder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Holder. The special servicer will be required to implement the Final Asset Status Report.

With respect to each Non-Serviced Mortgage Loan, the directing holder under the related Non-Serviced PSA will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to such Non-Serviced Whole Loan under the related Non-Serviced PSA that are similar to the approval and consultation rights of the Directing Holder with respect to the Mortgage Loans and the Serviced Whole Loans. See “—Servicing of the Non-Serviced Mortgage Loans”. Notwithstanding the foregoing, with respect to the 180 Water Whole Loan, the related Directing Holder (which will not be the Trust Directing Holder) will have certain approval rights over any related Asset Status Report. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—180 Water Whole Loan”.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, the Asset Status Report (together with such other data or supporting information provided by the special servicer to the Directing Holder that does not include any communication (other than the related Asset Status Report) between the special servicer and the Directing Holder with respect to such Specially Serviced Loan) required to be delivered by the special servicer by the Initial Delivery Date and any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Holder pursuant to the Directing Holder Asset Status Report Review Process or following completion of the ASR Consultation Process, as applicable. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above. Each Final Asset Status Report will be labeled or otherwise identified or communicated as being final by the special servicer.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Serviced Mortgage Loan has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders and the RR Interest Owner (including the holders of the Loan-Specific Certificates), or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)  such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders and the RR Interest Owner (and with respect to any Serviced Whole Loan, the Serviced Companion Loan Holders), as a collective whole as if such Certificateholders and RR Interest Owner and, if applicable, Serviced Companion Loan Holders constituted a single lender (and, with respect to a Serviced Subordinate Companion Loan, taking into account the subordinate nature of such Serviced Subordinate Companion Loan), to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)  there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders and the RR Interest Owner (and with respect to any Serviced Whole Loan, the Serviced Companion Loan Holders), as a collective whole as if such Certificateholders and RR Interest Owner and, if applicable, Serviced Companion Loan Holders constituted a single lender (and, with respect to a Serviced Subordinate Companion Loan, taking into account the subordinate nature of such Serviced Subordinate Companion Loan), to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for the purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the special servicer has applied for, and the IRS grants (or has not denied) a qualifying extension of time to sell the property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC longer than the above-referenced three year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to administer any Mortgaged Property acquired by the issuing entity in a manner which does not cause such Mortgaged Property to fail to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC acquires title to any REO Property, the special servicer, on behalf of the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, none of the Trust REMICs will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(d) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC at the federal corporate rate (which, currently, is 21%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, as applicable, to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders and the RR Interest Owner is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders and the RR Interest Owner to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates and the RR Interest Owner. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and the RR Interest Owner and with respect to a Serviced Whole Loan, the Serviced Companion Loan Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to each Determination Date or (y) 2 business days after such amounts are received and properly identified and determined to be available, the special servicer is required to remit to the master servicer for deposit all amounts received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account; provided that the special servicer may retain in the REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that it would be in the best economic interests of the Certificateholders (including the holders of the Loan-Specific Certificates) and the RR Interest Owner or, in the case of a Serviced Whole Loan, Certificateholders, the RR Interest Owner and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders, RR Interest Owner and Serviced Companion Loan Holder constituted a single lender and, with respect to a Serviced Subordinate Companion Loan, taking into account the subordinate nature of such Serviced Subordinate Companion Loan) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan, but including the Trust Subordinate Companion Loan, if applicable) and any related Serviced Pari Passu Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders, the RR Interest Owner and the holder of any related Serviced Pari Passu Companion Loan in such manner as will be reasonably likely to realize a fair price. In the case of certain Non-Serviced Mortgage Loans, under certain limited circumstances permitted under the related Intercreditor Agreement, to the extent that such Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the special servicer for the related Non-Serviced Whole Loan, the special servicer will be entitled to sell (with the consent of the Directing Holder if no Control Termination

Event has occurred and is continuing and after consulting on a non-binding basis with the applicable Risk Retention Consultation Party in accordance with the PSA, in each case, with respect to any Non-Serviced Mortgage Loan other than an Excluded Loan as to such party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and the RR Interest Owner (and will be entitled to a Liquidation Fee in connection with such sale). Subject to the qualifications described in this section, the special servicer is required to accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Holder and each Risk Retention Consultation Party not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Serviced Mortgage Loan and any related Serviced Companion Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments or more than 120 days delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the master servicer or special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price; provided that no offer from an Interested Person will constitute a fair price unless (i) the offer is the highest offer received, and (ii) if the offer is less than the applicable Purchase Price, then at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing or investing in loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be paid in advance of any such determination by the Interested Person; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the RR Interest Owner and the related Serviced Companion Loan

Holder(s)(if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines (in consultation with the Directing Holder (other than with respect to any applicable Excluded Loan, unless a Consultation Termination Event exists), each Risk Retention Consultation Party (other than with respect to any applicable Excluded Loan) (which consultation will be non-binding) and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Loan Holder(s)), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and the RR Interest Owner and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Loan Holder(s)(as a collective whole as if such Certificateholders and the RR Interest Owner and, if applicable, the related Companion Loan Holder(s) constituted a single lender and, with respect to a Serviced Subordinate Companion Loan, taking into account the subordinate nature of such Serviced Subordinate Companion Loan), and the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and the RR Interest Owner and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Loan Holder(s)(as a collective whole as if such Certificateholders and RR Interest Owner and, if applicable, the related Companion Loan Holder(s) constituted a single lender and, with respect to a Serviced Subordinate Companion Loan, taking into account the subordinate nature of such Serviced Subordinate Companion Loan.

An “Interested Person” is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the Excluded Special Servicer, if any, the certificate administrator, the trustee, the Directing Holder, any Risk Retention Consultation Party, any sponsor, any borrower, any holder of a related mezzanine loan, any manager of a Mortgaged Property, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Loan Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to each Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell the related Pari Passu Companion Loan (or the Trust Subordinate Companion Loan, in the case of the 180 Water Whole Loan) together with such Mortgage Loan as one whole loan. The special servicer will not be permitted to sell the related Mortgage Loan together with the related Pari Passu Companion Loan (or the Trust Subordinate Companion Loan, in the case of the 180 Water Whole Loan) if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Pari Passu Companion Loan (or the holder of the Trust Subordinate Companion Loan, in the case of the 180 Water Whole Loan), unless the special servicer complies with certain notice and delivery requirements set forth in the PSA. See “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted Mortgage Loan under the related Non-Serviced PSA, the Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of the Non-Serviced Mortgage Loans, will have the right to consent to such sale if the required notices and information regarding such sale are not provided to the special servicer in accordance with the related Intercreditor Agreement. The Directing Holder will be entitled to exercise such consent right so long as a Control Termination Event has not occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the special servicer will exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—

The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan (and in the case of the 180 Water Mortgage Loan, the Trust Subordinate Companion Loan) are less than the sum of (1) the outstanding principal balance of the Mortgage Loan (and in the case of the 180 Water Mortgage Loan, the Trust Subordinate Companion Loan), (2) interest accrued on the Mortgage Loan (and in the case of the 180 Water Mortgage Loan, the Trust Subordinate Companion Loan) and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan (and in the case of the 180 Water Mortgage Loan, the Trust Subordinate Companion Loan), the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan (and in the case of the 180 Water Mortgage Loan, the Trust Subordinate Companion Loan), prior to the distribution of those Liquidation Proceeds to Certificateholders and the RR Interest Owner, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan (and in the case of the 180 Water Mortgage Loan, the Trust Subordinate Companion Loan). In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Holder

General

Subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of Holders of Companion Loans” below, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder will be entitled to advise (1) the special servicer, with respect to all Specially Serviced Loans (other than any Excluded Loan applicable to the Directing Holder) and (2) the special servicer, with respect to non-Specially Serviced Loans (other than any Excluded Loan applicable to the Directing Holder), as to all matters for which the master servicer must obtain the consent or deemed consent of the special servicer (e.g., the Major Decisions) and will have the right to replace the special servicer with or without cause, and have certain other rights under the PSA, each as described below. The PSA may provide that, with respect to certain matters in respect of which the consent of the Directing Holder is required, such consent will be deemed given after the expiration of a specified period follow the request for consent. With respect to any Mortgage Loan (other than any Excluded Loan applicable to the Directing Holder), upon the occurrence and continuance of a Control Termination Event, the Directing Holder will have certain consultation rights only, and upon the occurrence of a Consultation Termination Event, the Directing Holder will not have any consent or consultation rights, as further described below.

The “Directing Holder” will be:

(i)     with respect to each Serviced Mortgage Loan (other than the 180 Water Mortgage Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time (the “Trust Directing Holder”); provided, however, that:

(1)   absent that selection, or

(2)   until a Trust Directing Holder is so selected, or

(3)   upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Holder is no longer designated, the Controlling Class Certificateholder that represents that it owns the largest aggregate

Certificate Balance of the Controlling Class (or its representative) will be the Directing Holder; provided, however, that in the case of this clause (3), in the event no one holder represents that it owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Holder until appointed in accordance with the terms of the PSA; and

(ii)     with respect to the 180 Water Whole Loan, (a) for so long as no 180 Water Control Appraisal Period exists, the 180 Water Controlling Class Representative and (b) for so long as a 180 Water Control Appraisal Period exists, the 180 Water Note A-1 Holder (or a “controlling class representative” or any analogous party for any securitization of all or a portion of 180 Water Note A-1).

The initial Trust Directing Holder is expected to be RREF III-D AIV RR, LLC, or its affiliate.

The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Trust Directing Holder has not changed until such parties receive written notice of a replacement of the Trust Directing Holder from a party holding the requisite interest in the Controlling Class, or the resignation of the then-current Trust Directing Holder.

The “180 Water Controlling Class Representative” will be the 180 Water Controlling Class Certificateholder (or its representative) selected by more than 50% of the 180 Water Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)   absent that selection, or

(2)   until a 180 Water Controlling Class Representative is so selected, or

(3)   upon receipt of a notice from a majority of the 180 Water Controlling Class Certificateholders, by Certificate Balance, that a 180 Water Controlling Class Representative is no longer designated, then the 180 Water Controlling Class Certificateholder that represents that it owns the largest aggregate Certificate Balance of the 180 Water Controlling Class (with evidence of ownership), or its representative, will be the 180 Water Controlling Class Representative;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the 180 Water Controlling Class, then there will be no 180 Water Controlling Class Representative until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the 180 Water Controlling Class Representative has not changed until such parties receive written notice of a replacement of the 180 Water Controlling Class Representative from a party holding the requisite interest in the 180 Water Controlling Class, or the resignation of the then-current 180 Water Controlling Class Representative.

During the continuance of a 180 Water Control Appraisal Period, there will be no 180 Water Controlling Class Representative.

A “180 Water Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the 180 Water Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The initial 180 Water Controlling Class Representative is expected to be Blackstone Real Estate Special Situations Advisors L.L.C. on behalf of its affiliates and managed accounts.

The “180 Water Controlling Class” will be, as of any time of determination, the most subordinate class of 180 Water Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided that if, at any time, the Certificate Balances of all 180 Water Control Eligible Certificates, as notionally reduced by any Appraisal Reduction Amounts (but without regard to any Collateral Deficiency Amount) allocable to such classes, have been reduced to zero, the 180 Water Controlling Class will be the most senior Class of 180 Water Control Eligible Certificates that has a principal balance greater than zero; provided, further that if at any time the Certificate Balance of the Class 180W-A certificates have been reduced to zero as a result of the allocation of principal payments on the Trust Subordinate Companion Loan, then the “180 Water Controlling Class” will be the most subordinate class of 180 Water Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to the application of Appraisal Reduction Amounts (or any Collateral Deficiency Amount) to notionally reduce the Certificate Balance of such Class.

The “180 Water Control Eligible Certificates” will be the Class 180W-A, Class 180W-B, Class 180W-C and Class 180W-D certificates.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class. The Controlling Class as of the Closing Date will be the Class H-RR certificates; provided that if, at any time, the Certificate Balances of all Control Eligible Certificates, as notionally reduced by any Appraisal Reduction Amounts (but without regard to any Collateral Deficiency Amount) allocable to such classes, have been reduced to zero, the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a principal balance greater than zero; provided, further, that if at any time the Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to the application of Appraisal Reduction Amounts (or any Collateral Deficiency Amount) to notionally reduce the Certificate Balance of such Class.

The “Control Eligible Certificates” will be any of the Class G-RR or Class H-RR certificates.

The master servicer, the special servicer, the trustee or the operating advisor, may from time to time request that the certificate administrator provide the name of the then-current Trust Directing Holder for any applicable Mortgage Loan or Serviced Whole Loan or the 180 Water Controlling Class Representative. Upon such request, the certificate administrator will be required to promptly (but in no event more than 5 Business Days following such request) provide the name of the then-current Trust Directing Holder or 180 Water Controlling Class Representative, as applicable, to the master servicer, the special servicer, the trustee or the operating advisor, but only to the extent the certificate administrator has actual knowledge of the identity of the then-current Trust Directing Holder or 180 Water Controlling Class Representative, as applicable; provided, that if the certificate administrator does not have actual knowledge of the identity of the then-current Trust Directing Holder or 180 Water Controlling Class Representative, as applicable, then the certificate administrator will be required to promptly (but in no event more than 5 Business Days following such request) (i) determine which Class is the Controlling Class or 180 Water Controlling Class, as applicable, and (ii) request from the Controlling Class Certificateholders or the 180 Water Controlling Class Certificateholders, as applicable, the identity of the Trust Directing Holder or 180 Water Controlling Class Representative, as applicable. Any expenses incurred in connection with obtaining such information will be at the expense of the requesting party, except that if (i) such expenses arise in connection with an event as to which the Trust Directing Holder or 180 Water Controlling Class Representative, as applicable, has review, consent or consultation rights with respect to an action taken by, or report prepared by, the requesting party pursuant to the PSA or in connection with a request made by the operating advisor in connection with its obligation under the PSA to deliver a copy of its Operating Advisor Annual Report to the Trust Directing Holder and (ii) the requesting party has not been notified of the identity of the Trust Directing Holder or 180 Water

Controlling Class Representative, as applicable, or reasonably believes that the identity of the Trust Directing Holder or 180 Water Controlling Class Representative, as applicable, has changed, then such expenses will be at the expense of the Trust. The master servicer, the special servicer, the trustee and the operating advisor, will be entitled to conclusively rely on any such information so provided.

To the extent the master servicer or the special servicer has written notice of any change in the identity of a Trust Directing Holder or the 180 Water Controlling Class Representative or the list of Certificateholders (or Certificate Owners, if applicable) of the Controlling Class or the 180 Water Controlling Class, then the master servicer or the special servicer, as applicable, will be required to promptly notify the trustee, the certificate administrator, the operating advisor, the master servicer and the special servicer thereof, who may rely conclusively on such notice from the master servicer or the special servicer, as applicable.

In the event that no Directing Holder has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or the special servicer, as applicable, then until such time as the new Directing Holder is identified, the master servicer or the special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Holder as the case may be.

The Class G-RR certificateholders that are the Controlling Class Certificateholders may waive its rights as the Controlling Class Certificateholders as described “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below.

Major Decisions

Except as otherwise described under “—Servicing Override” below and subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreement as described under “—Rights of Holders of Companion Loans” below, prior to the occurrence and continuance of a Control Termination Event, neither the master servicer nor the special servicer will be permitted to take any of the following actions, as to which the Directing Holder has objected in writing within 10 business days (or, in connection with an Acceptable Insurance Default, 30 days) after receipt of the written recommendation and analysis together with such other information reasonably requested by the Directing Holder and reasonably available to the master servicer or the special servicer, as applicable, in order to grant or withhold such consent (the “Major Decision Reporting Package”) (provided that if such written objection has not been received by the master servicer or special servicer, as applicable, within such 10-business-day (or 30-day) period, the Directing Holder will be deemed to have approved such action) (each of the following, a “Major Decision”):

With respect to each Serviced Mortgage Loan and Serviced Whole Loan:

(a)   any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan as come into and continue in default;

(b)   any modification, consent to a modification or waiver of any monetary term or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs but excluding late payment charges or default interest) of a Serviced Mortgage Loan and any related Serviced Companion Loan or any extension of the maturity date of any Serviced Mortgage Loan and any related Serviced Companion Loan, in each case, to the extent the Directing Holder or any affiliate does not own any controlling interest (whether legally, beneficially or otherwise) in the related mezzanine loan, if applicable;

(c)   any sale of a Defaulted Loan (that is not a Non-Serviced Mortgage Loan), an REO Property (in each case, other than in connection with the termination of the issuing entity as described under

“Pooling and Servicing Agreement—Termination; Retirement of Certificates” in this prospectus) for less than the applicable Purchase Price;

(d)   any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(e)   any release of collateral or any acceptance of substitute or additional collateral (other than through defeasance, provided that such defeasance does not otherwise involve a Major Decision) for a Serviced Mortgage Loan and any related Serviced Companion Loan or any consent to either of the foregoing, other than (i) the release of non-material collateral or (ii) as required pursuant to the specific terms of the related Serviced Mortgage Loan and any related Serviced Companion Loan and for which there is no lender discretion;

(f)     any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt (i) as may be effected without the consent or discretion of the lender under the related loan agreement, (ii) where the loan documents include specific objective conditions that must be satisfied for such action where lender discretion is not necessary in order to determine whether such specific objective conditions have been satisfied and (iii) where such specific objective conditions have been satisfied with no exceptions;

(g)   any acceptance of an assumption agreement releasing a borrower from liability under a Serviced Mortgage Loan and any related Serviced Companion Loan other than any such action (i) as may be effected without the consent or discretion of the lender under the related loan agreement, (ii) where the loan documents include specific objective conditions that must be satisfied for such action where lender discretion is not necessary in order to determine whether such specific objective conditions have been satisfied and (iii) where such specific objective conditions have been satisfied with no exceptions;

(h)   any acceleration of a Mortgage Loan or Serviced Whole Loan following a default or an event of default with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan or any initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan documents or with respect to the related mortgagor or Mortgaged Property;

(i)     franchise changes (with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan for which the lender is required to consent or approve under the related Mortgage Loan documents);

(j)     any property management company changes with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan for which the lender is required to consent or approve under the related Mortgage Loan documents (i) with a principal balance greater than $2,500,000 or (ii) where the property management company will be an affiliate of the related borrower following such change;

(k)   releases or substitutions of any amount from any escrow accounts, reserve accounts, letters of credit or collateral related to hospitality property improvement plans or earnout or performance escrows, reserves or holdbacks, other than those required pursuant to the specific terms of the related Serviced Mortgage Loan and any related Serviced Companion Loan and for which no lender discretion is required;

(l)     any determination of an Acceptable Insurance Default; and

(m)  any modification, waiver or amendment of an intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender, holder of a Companion Loan or other subordinate debt holder related to a Mortgage Loan (including a Non-Serviced

Mortgage Loan, to the extent consent rights with respect to such modification, waiver or amendment are granted to the holder of the Companion Loan or other subordinate debt under the related agreement) or such Serviced Whole Loan, or an action to enforce rights with respect thereto, in each case, to the extent such modification, waiver, amendment or action would materially and adversely affect the holders of the Control Eligible Certificates;

provided that if the master servicer or the special servicer determines that immediate action is necessary to protect the interests of the Certificateholders and the RR Interest Owner and, with respect to any applicable Serviced Whole Loan, the holders of any related Serviced Companion Loan (as a collective whole as if such Certificateholders, RR Interest Owner and Serviced Companion Loan holders constituted a single lender and, with respect to a Serviced Subordinate Companion Loan, taking into account the subordinate nature of such Serviced Subordinate Companion Loan) and the master servicer or the special servicer, as applicable, has made a reasonable effort to contact the Directing Holder, the master servicer or the special servicer, as applicable, may take any such action without waiting for the Directing Holder’s response.

Subject to the terms and conditions of this section, including, without limitation, the proviso set forth at the conclusion of the immediately preceding paragraph, (a) the special servicer will process all requests for any matter that constitutes a “Major Decision” with respect to any Specially Serviced Loan, (b) the special servicer will process all requests for any matter that constitutes a Special Servicer Major Decision with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) unless the master servicer and the special servicer mutually agree that the master servicer will process such request, (c) the master servicer will process all requests for any matter that constitutes a Master Servicer Major Decision with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) and (d) the master servicer will process all requests for any matter that constitutes a Special Servicer Major Decision with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) only to the extent the master servicer and the special servicer mutually agree that the master servicer will process such request. Upon receiving a request for any matter that constitutes a Special Servicer Major Decision, unless the master servicer and the special servicer mutually agree that the master servicer will process such request, the master servicer will be required to forward such request to the special servicer and the special servicer will be required to process such request and the master servicer will have no further obligation with respect to such request or the related Special Servicer Major Decision.

Prior to taking a Major Decision, the master servicer (with respect to any Major Decision processed by the master servicer) and the special servicer (with respect to any Major Decision processed by the special servicer) will be required to obtain the written consent of the Directing Holder, which consent will be deemed given 10 business days (or, in connection with an Acceptable Insurance Default, 30 days) after receipt (unless earlier objected to) by the Directing Holder of the master servicer’s and/or special servicer’s, as applicable, written analysis and recommendation with respect to such waiver together with such other information reasonably requested by the Directing Holder.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the special servicer will be required to provide (solely with respect to each Specially Serviced Loan) each Major Decision Reporting Package to the operating advisor promptly after the special servicer receives the Directing Holder’s approval or deemed approval of such Major Decision Reporting Package; provided, however, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered (and the special servicer will use reasonable efforts not to deliver such Major Decision Reporting Package) prior to the occurrence and continuance of an Operating Advisor Consultation Event. After the occurrence and during the continuance of an Operating Advisor Consultation Event (whether or not a Control Termination Event is continuing), the master servicer or the special servicer, as applicable, will be required to provide each Major Decision Reporting Package to the operating advisor simultaneously with the master servicer’s or the special servicer’s written request, as applicable, for the operating advisor’s input regarding the related Major Decision (which written request and Major Decision Reporting Package may be delivered in one notice), as set forth under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below.

With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the master servicer or special servicer to the operating advisor, the master servicer or the special servicer, as applicable, will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding the applicable Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report.

In addition, (i) for so long as no Consultation Termination Event is continuing, with respect to any Specially Serviced Loan (other than any applicable Excluded Loan), and (ii) during the continuance of a Consultation Termination Event, with respect to any Serviced Mortgage Loan (other than any applicable Excluded Loan), upon request of a Risk Retention Consultation Party, the master servicer and the special servicer will also be required to consult with such Risk Retention Consultation Party in connection with any Major Decision that it is processing (and such other matters that are subject to consultation rights of such Risk Retention Consultation Party pursuant to the PSA) and to consider alternative actions recommended by such Risk Retention Consultation Party in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the master servicer or the special servicer, as applicable, receives no response from a Risk Retention Consultation Party within 10 days following the later of (i) the master servicer’s or the special servicer’s, as applicable, written request for input on any requested consultation and (ii) delivery of all such additional information reasonably requested by such Risk Retention Consultation Party related to the subject matter of such consultation, the master servicer or the special servicer, as applicable, will not be obligated to consult with such Risk Retention Consultation Party on the specific matter; provided, however, that the failure of such Risk Retention Consultation Party to respond will not relieve the master servicer or the special servicer, as applicable, from using reasonable efforts to consult with such Risk Retention Consultation Party on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan.

Other than during the continuance of a 180 Water Control Appraisal Period, and if the 180 Water Whole Loan is a Specially Serviced Loan, the 180W Risk Retention Consultation Party will have the same rights as set forth above with respect to the 180 Water Whole Loan. Following a 180 Water Control Appraisal Period, the 180W Risk Retention Consultation Party will no longer have any consultation rights in respect of any Major Decisions with respect to the 180 Water Whole Loan.

“Master Servicer Major Decision” means, with respect to any non-Specially Serviced Loan, any Major Decision under clause (1)(l) of the definition of “Major Decision”.

“Special Servicer Major Decision” means any Major Decision under clauses (1)(a) through (1)(k) and (1)(m) of the definition of “Major Decision”.

With respect to any borrower request or other action on a non-Specially Serviced Loan that is not a Major Decision, the master servicer will not be required to obtain the consent of or consult with the special servicer or the Directing Holder.

Asset Status Report

So long as a Control Termination Event has not occurred and is not continuing (but not with respect to any Excluded Loan), the Directing Holder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred, the Directing Holder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

With respect to a Serviced Subordinate Companion Loan, the special servicer will prepare an Asset Status Report for the related Serviced AB Whole Loan within 45 days after it becomes a Specially Serviced Loan in accordance with the terms of the PSA and any applicable provisions of the related Intercreditor Agreement the Controlling Class Representative will have no approval rights over any such Asset Status Report.

Replacement of Special Servicer

So long as a Control Termination Event has not occurred and is not continuing, the Directing Holder will have the right to replace the special servicer with or without cause as described under “—Replacement of Special Servicer Without Cause” and “—Termination of Servicer and Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event

If a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred, neither the master servicer nor the special servicer, as applicable, will be required to obtain the consent of the Directing Holder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Holder in connection with any Major Decision that it is processing or, in the case of the special servicer, any Asset Status Report (or any other matter for which the consent of the Directing Holder would have been required or for which the Directing Holder would have the right to direct the master servicer or the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Holder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the master servicer or the special servicer. In the event the master servicer or the special servicer, as applicable receives no response from the Directing Holder within 10 days following its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation, the master servicer or the special servicer, as applicable, will not be obligated to consult with the Directing Holder on the specific matter; provided, however, that the failure of the Directing Holder to respond will not relieve the master servicer or the special servicer, as applicable, from using reasonable efforts to consult with the Directing Holder on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Excluded Special Servicer Mortgage Loan (that is not also an Excluded Loan), if any, the Directing Holder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Mortgage Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Mortgage Loan is also an Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the master servicer or the special servicer will also be required to consult with the operating advisor in connection with any Major Decision that it is processing as to which it has delivered to the operating advisor a Major Decision Reporting Package (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the master servicer or the special servicer, as applicable, receives no response from the operating advisor within 10 days following the later of (i) its written request for input on any required consultation (which request is required to include the related Major Decision Reporting Package) and (ii) delivery of all such additional information reasonably requested by the operating advisor that is in the possession of the master servicer or the special servicer, as applicable, related to the subject matter of such consultation, the master servicer or the special servicer, as applicable, will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the master servicer or the special servicer, as applicable, from using reasonable efforts to consult with the operating advisor on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any Excluded Loan related to the Directing Holder, the master servicer, the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions that it is processing or for which it must give its consent and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred, no class of certificates will act as the Controlling Class, and the Directing Holder will have no consultation or consent rights under the PSA and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Holder under the PSA. The master servicer or the special servicer, as applicable, will nonetheless be required to consult with only the operating advisor in connection with Major Decisions it is processing or for which it must give its consent, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur:

(a)   with respect to any Mortgage Loan (other than the 180 Water Whole Loan) or Serviced Whole Loan (other than the 180 Water Whole Loan), when one or more of the following is true: (i) the Class G-RR certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) being reduced to less than 25% of the initial Certificate Balance of that class, (ii) the holder of the Class G-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Control Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of Class G-RR certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder, or (iii) such Mortgage Loan or Whole Loan is an applicable Excluded Loan; and

(b)   with respect to the 180 Water Whole Loan, when both (i) a 180 Water Control Appraisal Period has occurred and is continuing, and (ii) one or more of the following is true: (A) each holder of a promissory note evidencing 180 Water Note A-1 (or a portion thereof) has irrevocably waived the right, in writing, to exercise the rights of a 180 Water Controlling Noteholder and such rights have not been reinstated to a successor holder of such promissory note under the terms of a transfer or securitization of such promissory note; provided that no Control Termination Event resulting solely from the operation of this clause (A) will be deemed to have existed or be in continuance with respect to a successor holder of a waiving holder that has not irrevocably waived the right to exercise the rights of a 180 Water Controlling Noteholder; or (B) such Whole Loan is an applicable Excluded Loan;

provided, further, that, other than with respect to the 180 Water Whole Loan, a Control Termination Event will be deemed to not be continuing in the event the Certificate Balances of all classes of Pooled Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero.

A “Consultation Termination Event” will occur:

(a)   with respect to any Mortgage Loan (other than the 180 Water Mortgage Loan) or Serviced Whole Loan (other than the 180 Water Whole Loan), when one or more of the following is true: (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance (without regard to the application of any Cumulative Appraisal Reduction Amounts) equal to at least 25% of the initial Certificate Balance of that class, (ii) the holder of the Class G-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of Class G-RR certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder, or (iii) such Mortgage Loan or Whole Loan is an applicable Excluded Loan; and

(b)   with respect to the 180 Water Whole Loan, when both (i) a 180 Water Control Appraisal Period has occurred and is continuing, and (ii) one or more of the following is true: (A) each holder of a promissory note evidencing 180 Water Note A-1 (or a portion thereof) has irrevocably waived the right, in writing, to exercise the rights of a 180 Water Controlling Noteholder and such rights have not been reinstated to a successor holder of such promissory note under the terms of a transfer or securitization of such promissory note; provided that no Consultation Termination Event resulting solely from the operation of this clause (A) will be deemed to have existed or be in continuance with respect to a successor holder of a waiving holder that has not irrevocably waived the right to exercise the rights of a 180 Water Controlling Noteholder; or (B) such Whole Loan is an applicable Excluded Loan;

provided, further, that, other than with respect to the 180 Water Whole Loan, a Consultation Termination Event will be deemed to not be continuing in the event the Certificate Balances of all classes of Pooled Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero.

At any time that the Controlling Class Certificateholder is the holder of a majority of the Class G-RR certificates and the Class G-RR certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Holder and (b) to exercise any of the Directing Holder’s rights set forth in the PSA by irrevocable written notice delivered to the depositor, certificate administrator, master servicer, special servicer and operating advisor. During such time, the special servicer will be required to consult with only the operating advisor in connection with asset status reports and material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to replace the special servicer or approve or be consulted with respect to asset status reports or material special servicer actions. Any such waiver will remain effective until such time as the Controlling Class Certificateholder sells or transfers all or a portion of its interest in the certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer. Following any such sale or transfer of the Class G-RR certificates, the successor Class G-RR Certificateholder that is the Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor certificateholder that was the Controlling Class Certificateholder. The successor Class G-RR certificateholder that is the Controlling Class Certificateholder will also have the right to irrevocably waive its right to appoint the Directing Holder and to exercise any of the rights of the Controlling Class Certificateholder. In the event of any transfer of the Class G-RR certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class G-RR certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any Mortgage Loan or the Trust Subordinate Companion Loan that became a Specially Serviced Loan prior to such successor Controlling Class Certificateholder’s purchase of Class G-RR certificates and had not become a Corrected Loan prior to such purchase until such Mortgage Loan or Trust Subordinate Companion Loan becomes a Corrected Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Holder, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Holder, any Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders and the RR Interest Owner (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders, the RR Interest Owner and the holders of the related Serviced Companion Loan), as a collective whole (taking into account the subordinate or pari passu nature of any Companion Loans), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Holder’s response (or without waiting to consult with the Directing Holder or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable provides the Directing Holder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Holder or (ii) may follow any advice or consultation provided by the Directing Holder or the holder of a Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions of the Code, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or the special servicer, as applicable, under the PSA or (4) cause the master servicer or the special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or the special servicer, as applicable, is not in the best interests of the Certificateholders and the RR Interest Owner.

Rights of Holders of Companion Loans

With respect to each Non-Serviced Whole Loan, the Directing Holder will not be entitled to exercise the rights described above, but such rights, or rights similar to those rights, will be exercisable by the Directing Holder under the related Non-Serviced PSA (in the case of a Non-Serviced Whole Loan). The issuing entity, as the holder of the Non-Serviced Mortgage Loans, has consultation rights with respect to certain major decisions relating to the Non-Serviced Whole Loans and, so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan that has become a defaulted loan under the related Non-Serviced PSA and under certain circumstances described under “—Sale of Defaulted Loans and REO Properties”. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

With respect to a Serviced Pari Passu Mortgage Loan that is subject to a Pari Passu Companion Loan, the holder of the Pari Passu Companion Loan has consultation rights with respect to certain major decisions. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

With respect to the 180 Water Whole Loan, for so long as no 180 Water Control Appraisal Period is continuing, the Trust Directing Holder will not be entitled to exercise the above described rights, and those rights will be held by the 180 Water Controlling Class Representative in accordance with the PSA and the related Intercreditor Agreement. During a 180 Water Control Appraisal Period, the Directing

Holder for the 180 Water Whole Loan will be the holder of the Serviced Pari Passu Companion Loan evidenced by note A-1 (which is not included in the issuing entity). See “Description of the Mortgage Pool—The Whole Loans”.

Limitation on Liability of Directing Holder

The Directing Holder will not be liable to the issuing entity or the Certificateholders or the RR Interest Owner for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Directing Holder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder or RR Interest Owner will acknowledge and agree, by its acceptance of its certificates or RR Interest, that the Directing Holder:

(a)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates or the RR Interest;

(b)   may act solely in the interests of the holders of the Controlling Class (or, in the case of a Whole Loan, in the interests of one or more Companion Loan Holders);

(c)   does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)   may take actions that favor the interests of the holders of the Controlling Class (or, in the case of a Whole Loan, in the interests of one or more Companion Loan Holders) over the interests of the holders of one or more other classes of certificates; and

(e)   will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder or RR Interest Owner may take any action whatsoever against the Directing Holder or any director, officer, employee, agent or principal of the Directing Holder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Holder, which does not violate the terms of any Mortgage Loan, any law or the accepted servicing practices or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or the special servicer.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder or the RR Interest Owner. The operating advisor is not the special servicer, the master servicer or a sub-servicer and will not be charged with changing the outcome on any decision with respect to a Mortgage Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be a variety of activities or decisions made with respect to, or multiple strategies to resolve any Mortgage Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder or the RR Interest Owner. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended or a broker or dealer with the meaning of the Securities Exchange Act of 1934, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA) or any related REO Properties.

The special servicer is required to notify the operating advisor of whether any Asset Status Report delivered to the operating advisor is a Final Asset Status Report, which notification may be satisfied by (i) delivery of an Asset Status Report that is either signed by the Directing Holder or that otherwise includes an indication that such Asset Status Report is deemed approved due to the passage of any required consent or consultation time period or (ii) such other method as reasonably agreed to by the special servicer and the operating advisor.

Duties of Operating Advisor at All Times

With respect to each Serviced Mortgage Loan and any related Serviced Companion Loan, the operating advisor’s obligations will generally consist of the following:

(1)      reviewing (i) the actions of the special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA and (ii) after the occurrence and during the continuance of an Operating Advisor Consultation Event, the actions of the special servicer with respect to Major Decisions relating to a Mortgage Loan when it is not a Specially Serviced Loan;

(2)      reviewing (i) all reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website, and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

(3)      promptly recalculating and reviewing for accuracy and consistency with the PSA of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with (i) any Appraisal Reduction Amount or (ii) net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan, as described below; and

(4)      preparing an annual report (if, at any time during the prior calendar year, (i) a Serviced Mortgage Loan and any related Serviced Companion Loan was a Specially Serviced Loan or (ii) the operating advisor was entitled to consult with the special servicer with respect to any Major Decision) generally in the form attached to this prospectus as Annex C to be provided to the depositor, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report” below.

In connection with the performance of the duties described in clause (3) above:

(1)   after the calculation has been finalized (and if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the special servicer), the master servicer or special servicer, as applicable, will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(2)   if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the master servicer or the special servicer, as applicable, will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(3)   if the operating advisor and the master servicer or special servicer, as applicable, are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and the RR Interest Owner and, with respect to any Serviced Whole Loan for the benefit of the holders of any related Companion Loan (as a collective whole as if such Certificateholders, RR Interest Owner and Companion Loan Holders constituted a single lender, taking into account the pari passu nature of any related Pari Passu Companion Loan and the subordinate nature of any related Subordinate Companion Loan), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), and without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, property managers, any sponsor, the mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Holder, any Risk Retention Consultation Party, any Certificateholder, the RR Interest Owner or any of their respective affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

Based on the operating advisor’s review of (i) any Assessment of Compliance, any Attestation Report and other information delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, (ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or Major Decision Reporting Package and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package, the operating advisor will (if, at any time during the prior calendar year, (i) any Serviced Mortgage Loan was a Specially Serviced Loan or (ii) the operating advisor was entitled to consult with the special servicer with respect to any Major Decision) prepare an annual report generally in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the depositor, the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders and the RR Interest Owner (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and during the continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans and Serviced Companion Loans) during the prior calendar year on an “asset-level basis” and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply and (2) any material deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan); provided, however, that in the event the special servicer is replaced, the Operating Advisor Annual Report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report. In preparing any Operating Advisor Annual Report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial.

Only as used in connection with the Operating Advisor Annual Report, the term “asset-level basis” refers to the special servicer’s performance of its duties with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans and Serviced Companion Loans) under the PSA taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance, Attestation Report, Major Decision Reporting Package (after the occurrence and during the continuance of an Operating Advisor Consultation Event), Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event), Final Asset Status Report and any other information, in each case delivered to the operating advisor by the special servicer (other than any communications between the Directing Holder and the special servicer that would be Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any Operating Advisor Annual Report at least 5 business days prior to such Operating Advisor Annual Report’s delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such Operating Advisor Annual Report that are provided by the special servicer.

Each Operating Advisor Annual Report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in “—Other Obligations of Operating Advisor” below regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any Operating Advisor Annual Report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any Operating Advisor Annual Report will describe any resulting limitations and the operating advisor will not be subject to liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided. If the operating advisor is prohibited or materially limited from obtaining Privileged Information and such prohibition or limitation prevents the operating advisor from performing its duties under the PSA, the operating advisor will not be subject to any liability arising from its lack of access to such Privileged Information.

Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

While an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●	to consult (on a non-binding basis) with the special servicer (in person or remotely via electronic, telephonic or other mutually agreeable communication) in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”; and

●	to consult (on a non-binding basis) with the master servicer or the special servicer, as applicable to the extent it has received a Major Decision Reporting Package (in person or remotely via electronic, telephonic or other mutually agreeable communication) in accordance with the Operating Advisor Standard with respect to any Major Decisions processed by the master servicer or the special servicer, as applicable, as described under “—The Directing Holder—Major Decisions”.

An “Operating Advisor Consultation Event” will occur with respect to any Serviced Mortgage Loan, the earlier of when (i) the aggregate Certificate Balances of the HRR Certificates (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial aggregate Certificate Balances of the HRR Certificates and (ii) a Control Termination Event has occurred and is continuing (or a Control Termination Event would occur and be continuing if not for the last proviso in the definition of Control Termination Event).

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interest of the Certificateholders and the RR Interest Owner as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)     that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor as the sole or a material factor in such rating action;

(ii)     that can and will make the representations and warranties of the operating advisor set forth in the PSA, including to the effect that it possesses sufficient financial strength to fulfill its duties and responsibilities pursuant to the PSA over the life of the issuing entity;

(iii)     that is not (and is not affiliated (including Risk Retention Affiliated) with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a sponsor, any Borrower Party, the Retaining Third-Party Purchaser, the Directing Holder, any Risk Retention Consultation Party, or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates);

(iv)     that has not been paid by the special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)     that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)     that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 12 C.F.R. 244.2 of the Credit Risk Retention Rules.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from the special servicer or Directing Holder in connection with the Directing Holder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Holder or a Risk Retention Consultation Party and the special servicer related to any Specially Serviced Loan (other than any applicable Excluded Loan) or the exercise of the Directing Holder’s consent or consultation rights or a Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and that is labeled or otherwise identified as Privileged Information by the special servicer, (iii) information subject to attorney-client privilege and (iv) any Asset Status Report or Final Asset Status Report.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not, without the prior written consent of the special servicer and either the Directing Holder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and any applicable Excluded Loan and for so long as no Consultation Termination Event is continuing) or the Risk Retention Consultation Parties (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and any applicable Excluded Loan), as applicable, disclose such Privileged Information to any person (including Certificateholders other than the Directing Holder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception, or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Consultation Termination Event has occurred, the Directing Holder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan) other than pursuant to a Privileged Information Exception. In addition and for the avoidance of doubt, while the operating advisor may serve in a similar capacity with respect to other securitizations that involve the same parties or borrower involved in this securitization, the knowledge of the employees performing operating advisor functions for such other securitizations are not imputed to employees of the operating advisor involved in this securitization.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party (in the case of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, based on the advice of legal counsel) is required by law, rule, regulation, order, judgment or decree to disclose such information.

Delegation of Operating Advisor’s Duties

The operating advisor will be permitted to delegate its duties to agents or subcontractors in accordance with the PSA to the extent such agents or subcontractors satisfy clauses (iii), (iv) and (vi) of the definition of “Eligible Operating Advisor”; provided, however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)   any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate (i) Pooled Voting Rights or (ii) Loan-Specific Voting Rights (with respect to the 180 Water Whole Loan); provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)   any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(c)   any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(d)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, has been entered against the operating advisor, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(e)   the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)     the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders and the RR Interest Owner electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, either (i) the trustee may or (ii) upon the written direction of Certificateholders representing at least 25% of the (A) Pooled Voting Rights or (B) Loan-Specific Voting Rights (with respect to the 180 Water Whole Loan) of each class of certificates, the trustee will be required to, promptly terminate all of the rights and obligations of the operating advisor under the PSA (other than rights and obligations accrued prior to such termination (including accrued and unpaid compensation) and indemnification rights (arising out of events occurring prior to such termination)), by written notice to the operating advisor and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the certificate administrator is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Holder (only for so long as no Consultation Termination Event has occurred and is continuing), any Companion Loan Holder, the Certificateholders, the RR Interest Owner, each Risk Retention Consultation Party and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the (i) Pooled Voting Rights or (ii) Loan-Specific Voting Rights (with respect to the 180 Water Whole Loan) affected by any Operating Advisor Termination Event will be permitted to waive such Operating Advisor Termination Event within twenty (20) days of the receipt of notice from the certificate administrator of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of certificates evidencing not less than 15% of the aggregate Pooled Voting Rights requesting a vote to terminate and replace the operating advisor with a proposed successor operating advisor that is an Eligible Operating Advisor and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide written notice of such request to all Certificateholders, the RR Interest Owner and the operating advisor by posting such notice on its internet website and by mailing such notice to all Certificateholders, the RR Interest Owner and the operating advisor.

Upon the written direction of holders of more than 50% of the Pooled Voting Rights of the certificates that exercise their right to vote (provided that holders of at least 50% of the Pooled Voting Rights of the certificates exercise their right to vote), the trustee will be required to terminate all of the rights and obligations of the operating advisor under the PSA by written notice to the operating advisor (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination).

With respect to the 180 Water Mortgage Loan, upon (i) the written direction of holders of certificates evidencing not less than 15% of the aggregate Loan-Specific Voting Rights requesting a vote to terminate and replace the operating advisor with a proposed successor operating advisor that is an Eligible Operating Advisor and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide written notice of such request to all Certificateholders, the RR Interest Owner and the operating advisor by posting such notice on its internet website and by mailing such notice to all Certificateholders, the RR Interest Owner and the operating advisor. Upon the written direction of holders of more than 50% of the Loan-Specific Voting Rights of the certificates that exercise their right to vote (provided that holders of at least 50% of the Loan-Specific Voting Rights of the certificates exercise their right to vote), the trustee will be required to terminate all of the rights and obligations of the operating advisor under the PSA with respect to the 180 Water Mortgage Loan by written notice to the operating advisor (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination).

The certificate administrator will be required to include on each Distribution Date statement a statement that each Certificateholder, the RR Interest Owner and beneficial owner of certificates may access such notices on the certificate administrator’s website and each Certificateholder, RR Interest Owner and beneficial owner of certificates may register to receive email notifications when such notices are posted on the website. The certificate administrator will be entitled to reimbursement from the requesting Certificateholders or RR Interest Owner for the reasonable expenses of posting such notices.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer, each Risk Retention Consultation Party and the Directing Holder, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason, it will remain entitled to any accrued and unpaid fees and reimbursement of operating advisor expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on either the CREFC® delinquent loan status report or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer, the master servicer, the special servicer, the Directing Holder and all Certificateholders and the RR Interest Owner by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to Certificateholders and the RR Interest Owner, the certificate administrator, based on information provided to it by the master servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) or (3), deliver such information in a written notice (which may be via email) within two (2) business days to the master servicer, the special servicer, the operating advisor, the asset representations reviewer and the Directing Holder.

An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to the 101 prior pools of commercial mortgage loans for which GACC (or its predecessors) was sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2006 (excluding 12 of such 101 pools with an outstanding aggregate pool balance that is equal to or less than 20% of the initial pool balance), the highest percentage of loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least 60 days at the end of any reporting period between October 1, 2014 and September 30, 2019 was approximately 17.740%; however, the average of the highest delinquency percentages based on the aggregate outstanding principal balance of delinquent mortgage loans in the reviewed transactions was approximately 6.515%; and the highest percentage of delinquent mortgage loans, based upon the number of mortgage loans in the reviewed transactions was approximately 12.698% and the average of the highest delinquency percentages based on the number of mortgage loans in the reviewed transactions was approximately 1.911%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the 4 largest Mortgage Loans in the Mortgage Pool represent approximately 23.9% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the 4 largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the definition of “Asset Review Trigger”. CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least sixty days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

For the avoidance of doubt, the asset representations reviewer will not perform an Asset Review with respect to the Trust Subordinate Companion Loan at any time.

Asset Review Vote

If Certificateholders evidencing not less than 5% of the Pooled Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to the asset representations reviewer and to all Certificateholders and the RR Interest Owner, and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review

Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, each Risk Retention Consultation Party, the Trust Directing Holder and the Certificateholders and the RR Interest Owner. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) an additional Asset Review Trigger has occurred as a result or otherwise is in effect, (C) the certificate administrator has timely received any Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5% of the aggregate Pooled Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than 10 business days (except with respect to clause (vii)) after receipt of such notice from the certificate administrator, provide the following materials to the asset representations reviewer (collectively, with the Diligence Files, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)     a copy of an assignment of the Mortgage in favor of the related trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)     a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the related trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)     a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)     a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)     a copy of an assignment in favor of the related trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)     a copy of any notice previously delivered by the master servicer or the special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)     any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that are necessary in connection with the asset representations reviewer’s completion of any Asset Review and that are requested (in writing in accordance with the PSA) by the asset representations reviewer, in the time frames and as otherwise described below.

If, as part of an Asset Review of such Mortgage Loan, the asset representations reviewer determines that it is missing any documents that are required to be part of the Review Materials for such Mortgage Loan or which were entered into or delivered in connection with the origination of such Mortgage Loan that, in either case, are necessary to review and assess one or more documents comprising the Diligence File in connection with its completion of any Test, then the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials identified in clauses (i) through (vi) above, notify (in writing in accordance with the PSA) the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and provide a written request (in accordance with the PSA) that the master servicer or the special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of such notification from the asset representations reviewer, deliver to the asset representations reviewer such missing documents to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent in the possession of such party.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in each case in its good faith and sole discretion to be relevant to the Asset Review (such information, “Unsolicited Information”).

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence File posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, is required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the related mortgage loan seller with respect to such Delinquent Loan; provided, however, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance of the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

Neither any Certificateholder nor the RR Interest Owner will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials, and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

If the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the applicable mortgage loan seller, the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) within 10 days upon request as described above, then the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) and the related mortgage loan seller no later than 60 days after the date on which access to the Diligence Files in the secure data room is made available to the asset representations reviewer by the certificate administrator. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents provided or explanations given to support a conclusion that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be required to be promptly delivered by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within the later of (x) 60 days after the date on which access to the Diligence Files in the secure data room is made available to the asset representations reviewer by the certificate administrator or (y) 10 days after the expiration of the Cure/Contest Period, to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA and the applicable mortgage loan seller for each Delinquent Loan and the Trust Directing Holder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, certificate administrator, master servicer and special servicer. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the applicable mortgage loan seller, which, in each such case, will be the responsibility of the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans). See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the applicable mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which such Asset Review Report Summary was received by the certificate administrator, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than 2 business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to at all times be an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Trust Directing Holder of such disqualification and immediately resign, and the trustee will be required to use commercially reasonable efforts to appoint a successor asset representations reviewer. If the trustee is unable to find a successor asset representations reviewer within 30 days of the termination of the asset representations reviewer, the depositor will be permitted to find a replacement.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of Moody’s Investors Service, Inc., Fitch, DBRS, Inc., Kroll Bond Rating Agency, Inc., Morningstar Credit Ratings, LLC or S&P Global Ratings and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which Moody’s, Fitch, DBRS, Inc., Kroll Bond Rating Agency, Inc., Morningstar Credit Ratings, LLC or S&P Global Ratings has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, the operating advisor or the asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated (including Risk Retention Affiliated) with) any sponsor, any mortgage loan seller, the Retaining Third-Party Purchaser, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Trust Directing Holder, any Risk Retention Consultation Party or any of their respective affiliates (including Risk Retention Affiliates), (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, any Risk Retention Consultation Party or the Trust Directing Holder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, the RR Interest, any Mortgage Loan, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders and the RR Interest Owner), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception. In addition, the asset representations reviewer will be required to keep all documents and information received by the asset representations reviewer in connection with an Asset Review that are provided by the applicable mortgage loan seller, the master servicer and the special servicer confidential and will not be permitted to disclose such documents or information except (i) for purposes of complying with its duties and obligations under the PSA, (ii) if such documents or information become generally available and known to the public other than as a result of a disclosure directly or indirectly by the asset representations reviewer, (iii) if it is reasonable and necessary for the asset representations reviewer to disclose such documents or information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (iv) if such documents or information was already known to the asset representations reviewer and not otherwise subject to a confidentiality obligation and/or (v) if the asset representations reviewer is required by law, rule, regulation, order, judgment or decree to disclose such document or information.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates or the RR Interest; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker-dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer, organized and doing business under the laws of the United States of America, any state of the United States of America or the District of Columbia, authorized under such laws to perform the duties of the asset representations reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) executes and delivers to the trustee and the certificate administrator an agreement that contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the asset representations reviewer under the PSA from and after the date of such agreement and (C) is not be a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party hereto and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer hereunder.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)     any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing at least 25% of the Pooled Voting Rights; provided that if such failure is capable of being cured and the asset representations reviewer is diligently pursuing such cure, such 30 day period will be extended by an additional 30 days;

(ii)     any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)     any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)     a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)     the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)     the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice (which will be simultaneously delivered to the asset representations reviewer) of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders and the RR Interest Owner electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Pooled Voting Rights will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Pooled Certificateholders and the holders of the Class RR Certificates evidencing not less than 25% of the Pooled Voting Rights requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders, the RR Interest Owner and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders, the RR Interest Owner and the asset representations reviewer. Upon the written direction of Pooled Certificateholders and the holders of the Class RR certificates evidencing at least 75% of a Pooled Certificateholder Quorum, the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates evidencing at least 75% of a Pooled Certificateholder Quorum elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor is required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of the Risk Retention Consultation Parties

The Risk Retention Consultation Parties in their capacity as Risk Retention Consultation Parties will not be liable to the issuing entity or the Certificateholders or the RR Interest Owner for any action taken, or for refraining from the taking of any action, or for errors in judgment.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates and the RR Interest Owner with respect to the RR Interest, that a Risk Retention Consultation Party:

(1)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates or the RR Interest Owner other than the VRR Interest Owner related to such Risk Retention Consultation Party;

(2)   may act solely in the interests of the applicable VRR Interest Owner;

(3)   does not have any liability or duties to the holders of any class of classes of certificates or the RR Interest Owner other than the VRR Interest Owner related to such Risk Retention Consultation Party;

(4)   may take actions that favor the interests of the holders of one or more classes of certificates or the RR Interest Owner, over the interests of the holders of one or more other classes of certificates or other RR Interest Owner, as applicable; and

(5)   will have no liability whatsoever for having so acted as set forth in (1) – (4) above, and no Certificateholder or the RR Interest Owner (other than the VRR Interest Owner related to such Risk Retention Consultation Party) may take any action whatsoever against the applicable Risk Retention Consultation Party or any director, officer, employee, agent or principal of the applicable Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the recommendation of the applicable Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Replacement of Special Servicer Without Cause

Except as limited by certain conditions described below and subject to the rights of the holder of the Loan-Specific Certificates and the holder of any related Companion Loan under the related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Trust Directing Holder so long as, among other things, the Trust Directing Holder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and a comparable confirmation from each NRSRO that has been engaged to rate any securities backed, in whole or in part, by a Pari Passu Companion Loan and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees of any such termination incurred by the Trust Directing Holder will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event that relates to any Mortgage Loan (other than the 180 Water Mortgage Loan), upon (i) the written direction of holders of Pooled Principal Balance Certificates and the Class RR Certificates evidencing not less than 25% of the Pooled Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Pooled Principal Balance Certificates and the Class RR Certificates requesting a vote to replace the special servicer (other than with respect to the 180 Water Whole Loan) with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and expenses and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency and a comparable confirmation from each NRSRO that has been engaged to rate any securities backed, in whole or in part, by a Pari Passu Companion Loan (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to promptly post notice of such request on the certificate administrator’s website and concurrently provide written notice of such request by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of (i) holders of Pooled Principal Balance Certificates and the Class RR Certificates evidencing at least 66-2/3% of a Pooled Certificateholder Quorum or (ii) holders of Pooled Principal Balance Certificates and the Class RR Certificates evidencing more than 50% of the aggregate Pooled Voting Rights of each Class of Pooled Non-Reduced Certificates on an aggregate basis, the trustee will be required to terminate all of the rights and obligations of the special servicer (other than with respect to the 180 Water Whole Loan) under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders; provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination.

At no time will holders of the Certificates be permitted to replace the special servicer without cause with respect to the 180 Water Whole Loan, other than the 180 Water Control Eligible Certificates when the 180 Water Controlling Class Representative is the Directing Holder of the 180 Water Whole Loan.

A “Pooled Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer (other than with respect to the 180 Water Whole Loan) or the asset representations reviewer described above, the holders of Pooled Certificates and the Class RR certificates evidencing at least 50% of the aggregate Pooled Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances, except in the case of the termination of the asset representations reviewer, of the certificates) of all Pooled Principal Balance Certificates and the Class RR Certificates on an aggregate basis.

“Non-Reduced Certificates” means (i) any Class of Pooled Non-Reduced Certificates and (ii) any Class of Loan-Specific Certificates then-outstanding for which (a)(1) the initial Certificate Balance of such class of certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such class of certificates, (y) any Appraisal Reduction Amounts allocated to such class of certificates and (z) any 180 Water Realized Losses previously allocated to such class of certificates, is equal to or greater than (b) 25% of the remainder of (1) the initial Certificate Balance of such class of certificates less (2) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such class of certificates.

“Pooled Non-Reduced Certificates” means any class of Pooled Principal Balance Certificates and the Class RR Certificates then-outstanding for which (a)(1) the initial Certificate Balance of such class of certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such class of certificates, (y) any Appraisal Reduction Amounts allocated to such class of certificates and (z) any Pooled Realized Losses previously allocated to such class of certificates, is equal to or greater than (b) 25% of the remainder of (1) the initial Certificate Balance of such class of certificates less (2) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such class of certificates.

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders and the RR Interest Owner, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) (a) has been appointed and currently serves as a special servicer on a “transaction level” basis on a CMBS transaction currently rated by Moody’s that currently has securities outstanding and (b) is not a special servicer that has been publicly cited by Moody’s as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities rated by Moody’s in a CMBS transaction serviced by the applicable replacement special servicer prior to the time of determination, and (viii) is not a special servicer that has been publicly cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it is a Borrower Party with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan (any such Serviced Mortgage Loan and any related Serviced Companion Loan, a “Excluded Special Servicer Mortgage Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Mortgage Loan.

In the event the special servicer is required to resign as special servicer with respect to any Excluded Special Servicer Mortgage Loan because it obtains knowledge that it is a Borrower Party prior to the occurrence and continuance of a Consultation Termination Event, then (i) if the Excluded Special Servicer Mortgage Loan is not also an Excluded Loan, then the Trust Directing Holder will be entitled to appoint (and replace with or without cause) a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the Excluded Special Servicer Mortgage Loan, (ii) if the Excluded Special Servicer Mortgage Loan is also an Excluded Loan, then the largest Controlling Class Certificateholder (by Certificate Balance) that is not an Excluded Controlling Class Holder will be entitled to appoint (and replace with or without cause) the Excluded Special Servicer for the Excluded Special Servicer Mortgage Loan, and (iii) if there is no Controlling Class Certificateholder that is not an Excluded Controlling Class Holder, then the resigning special servicer will be required to use reasonable efforts to appoint the Excluded Special Servicer for the Excluded Special Servicer Mortgage Loan. In the event the special servicer is required to resign as special servicer with respect to any Excluded Special Servicer Mortgage Loan because it obtains knowledge that it is a Borrower Party and either (i) a Consultation Termination Event has occurred and is continuing or (ii) there is no Controlling Class Certificateholder that is not an Excluded Controlling Class Holder, then the resigning special servicer will be required to use reasonable efforts to appoint the Excluded Special Servicer for the Excluded Special Servicer Mortgage Loan. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

If at any time a special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Mortgage Loan, (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan will no longer be an Excluded Special Servicer Mortgage Loan, (3) such special servicer will become the special servicer again for the such related Mortgage Loan and (4) such special servicer will be entitled all special servicing compensation with respect to such Mortgage Loan earned during such time on and after such Mortgage Loan is no longer an Excluded Special Servicer Mortgage Loan.

The Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Mortgage Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Mortgage Loan earned during such time as the related Mortgage Loan is an Excluded Special Servicer Mortgage Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect all Mortgage Loans and Serviced Whole Loan which are not Excluded Special Servicer Mortgage Loans).

No appointment of a special servicer will be effective until the depositor has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to each Non-Serviced Whole Loan, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the directing holder appointed under the related Non-Serviced PSA (and not by the Trust Directing Holder) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See

“Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the special servicer would be in the best interests of the Pooled Certificateholders and the VRR Interest Owners as a collective whole, the operating advisor will have the right to recommend the replacement of the special servicer (other than with respect to the 180 Water Whole Loan). In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Pooled Certificateholder and each VRR Interest Owner of the recommendation and post the related report on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Pooled Certificateholders and the VRR Interest Owner of such Qualified Replacement Special Servicer will not preclude the Directing Holder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days of after the notice is posted to the certificate administrator’s website by an affirmative vote of holders of Pooled Certificates and the Class RR Certificates evidencing at least a majority of a Pooled Quorum (which, for this purpose, is the holders of Certificates that (i) evidence at least 20% of the Pooled Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Pooled Principal Balance Certificates and the Class RR Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other).

In the event the holders of such Pooled Voting Rights elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies and a comparable confirmation from each NRSRO that has been engaged to rate any securities backed, in whole or in part, by a Serviced Companion Loan at that time. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by such Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event the special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”, the Directing Holder may not subsequently reappoint as special servicer such terminated special servicer or any Risk Retention Affiliate of such terminated special servicer.

No appointment of the special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related directing holder, directing holder or analogous party appointed under the related Non-Serviced PSA (and not by the Trust Directing Holder) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of Master Servicer and Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)   with respect to the master servicer only, any failure by the master servicer (i) to make a required deposit to the Collection Account or to the separate custodial account for any Serviced Whole Loan on the day such deposit was first required to be made, which failure is not remedied within two business days, (ii) to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless the master servicer determines that such P&I Advance would not be recoverable), which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date (provided, however, that to the extent the master servicer does not timely make such remittances to the certificate administrator, the master servicer will be required to pay the certificate administrator for the account of the certificate administrator interest on any amount not timely remitted at the Reimbursement Rate from and including the applicable required remittance date to, but not including, the date such remittance is actually made) or (iii) to remit to any holder of a Serviced Companion Loan, as and when required by the PSA or the related intercreditor agreement, any amount required to be so remitted which failure continues for two business days;

(b)   with respect to the special servicer only, any failure by the special servicer to deposit into the REO Account on the day such deposit is required to be made and such failure continues unremedied for one business day, or to remit to the master servicer for deposit in the Collection Account (or, in the case of a Serviced Whole Loan, the related custodial account) any such remittance required to be made, under the PSA; provided, however, that the failure of the special servicer to remit such remittance to the master servicer will not be a Servicer Termination Event if such failure is remedied within two business days and if the special servicer has compensated the master servicer for any loss of income (at the Reimbursement Rate) on such amount suffered by the master servicer due to and caused by the late remittance of the special servicer and reimbursed the issuing entity for any resulting advance interest due to the master servicer;

(c)   any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or 15 days in the case of the master servicer’s failure to make a Servicing Advance or 45 days in the case of failure to pay the premium for any insurance policy required to be force placed by the master servicer or the special servicer, as the case may be, pursuant to the PSA or in any event such reasonable shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, by the certificateholders of any class issued by the issuing entity, evidencing percentage interest aggregating not less than 25% of such class or by such holder of a Serviced Companion Loan, if affected; provided that, if such failure is capable of being cured and the master servicer or the special servicer, as applicable, is diligently pursuing that cure, that 15-, 30- or 45-day period, as applicable, will be extended an additional 30 days;

(d)   any breach on the part of the master servicer or the special servicer of any representation or warranty in the PSA which materially and adversely affects the interests of any Certificateholders, the RR Interest Owner or holder of a Serviced Companion Loan and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, is given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, or to the master servicer, the special servicer, the depositor and the trustee by the holders of certificates of any class issued by the issuing entity, evidencing percentage interests aggregating not less than 25% of such class or by such holder of a Serviced Companion Loan, if affected; provided that, if such breach is capable of being cured and the master servicer or special servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)   certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, as applicable, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

(f)     the master servicer or the special servicer is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting;

(g)   either of Moody’s or KBRA (or, in the case of serviced companion loan securities, any companion loan rating agency) (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or one or more classes of serviced companion loan securities, or (ii) has placed one or more classes of certificates or one or more classes of serviced companion loan securities on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) and (ii), such action has not been withdrawn by Moody’s or KBRA (or, in the case of serviced companion loan securities, any companion loan rating agency) within 60 days of such event) and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such rating action; or

(h)   so long as the issuing entity is subject to Exchange Act reporting requirements, any failure by the master servicer or special servicer, as applicable, to deliver to the trustee and the certificate administrator (i) an annual certification regarding such servicer’s compliance with the terms of the PSA, as well as an assessment of compliance with certain servicing criteria and an accountant’s attestation report with respect to such assessment by the time required under the PSA after any applicable grace period or (ii) any Exchange Act reporting items that a primary servicer, sub-servicer or servicing function participant (such entity, the “Sub-Servicing Entity”) retained by the master servicer or special servicer, as applicable (but excluding any Sub-Servicing Entity which the master servicer or special servicer has been directed to retain by a sponsor or mortgage loan seller) is required to deliver (any Sub-Servicing Entity will be terminated if it defaults in accordance with the provision of this clause (h)).

Rights Upon Servicer Termination Event

If a Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, occurs and is continuing, then the trustee may, and at the written direction of (1) the holders of certificates evidencing at least (a) 25% of the aggregate Voting Rights in the case of the master servicer, (b) 25% of the Pooled Voting Rights in the case of the special servicer (other than with respect to the 180 Water Whole Loan) and (c) 25% of the Voting Rights in the case of the special servicer with respect to the 180 Water Whole Loan, (2) in the case of the special servicer, for so long as no Control Termination

Event has occurred and is continuing, the Directing Holder or (3) the Depositor (with respect to clause (h) of the definition of “Servicer Termination Event”), the trustee will be required to terminate all of the rights (other than certain rights to indemnification, compensation and (in certain limited circumstances) the excess servicing strip as provided in the PSA) and obligations of the master servicer as master servicer or the special servicer as special servicer, as the case may be, under the PSA. In the case of a Servicer Termination Event pursuant to clause (f) or (g) of the definition thereof, the certificate administrator will be required to notify Certificateholders and Serviced Companion Loan Holders of such Servicer Termination Event and request whether such Certificateholders and, if applicable, the Serviced Companion Loan Holders favor such termination. Notwithstanding the foregoing, upon any termination of the master servicer or the special servicer, as applicable, under the PSA, the master servicer or the special servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest thereon as provided in the PSA.

Notwithstanding the foregoing, (a) if a Servicer Termination Event with respect to the master servicer affects a Serviced Companion Loan or the holder thereof and the master servicer is not otherwise terminated or (b) if a nationally recognized statistical rating organization (“NRSRO”), as that term is defined in Section 3(a)(62) of the Exchange Act, engaged to rate any class of certificates backed, wholly or partially, by any Serviced Companion Loan qualifies, downgrades or withdraws its rating of such class of certificates, publicly citing servicing concerns with the master servicer as the sole or a material factor in such rating action, then the holder of such Serviced Companion Loan will be entitled to request that the trustee direct the master servicer to appoint a sub-servicer (or if the related Serviced Whole Loan is currently being sub-serviced, then the trustee may direct the master servicer to replace such sub-servicer with a new sub-servicer but only if such original sub-servicer is in default (beyond any applicable cure periods) under the related sub-servicing agreement) that will be responsible for servicing the related Serviced Whole Loan; provided that the trustee will be required to direct the master servicer to obtain a Rating Agency Confirmation (including a Rating Agency Confirmation with respect to any companion loan securities)(at the expense of the requesting party) with respect to the appointment of such sub-servicer.

Notwithstanding the foregoing, (a) if a Servicer Termination Event with respect to the special servicer affects a Serviced Companion Loan and the special servicer is not otherwise terminated or (b) if an NRSRO engaged to rate any class of certificates backed, wholly or partially, by any Serviced Companion Loan qualifies, downgrades or withdraws its rating of such class of certificates, publicly citing servicing concerns with the special servicer as the sole or a material factor in such rating action, then the holder of such Serviced Companion Loan will be entitled to direct that the trustee terminate the special servicer with respect to the related Serviced Whole Loan only, but no other Mortgage Loan.

On and after the date of termination following a Servicer Termination Event by the master servicer or the special servicer, the trustee will succeed to all authority and power of the master servicer or the special servicer, as applicable, under the PSA (and any sub-servicing agreements) and generally will be entitled to the compensation arrangements to which the master servicer or the special servicer, as applicable, would have been entitled. If the trustee is unwilling or unable so to act, or holders of certificates evidencing at least (i) 25% of the aggregate Voting Rights in the case of the master servicer, (ii) 25% of the aggregate Pooled Voting Rights in the case of the special servicer (other than with respect to the 180 Water Whole Loan) and (iii) 25% of the aggregate Voting Rights in the case of the special servicer with respect to the 180 Water Whole Loan (or, for so long as no Control Termination Event has occurred and is continuing, the Directing Holder) so request, or, with respect to a Serviced Whole Loan, if an affected Serviced Companion Loan noteholder so requests, or if the trustee is not an “approved” servicer by any of the rating agencies for mortgage pools similar to the one held by the issuing entity, the trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution that, for so long as no Control Termination Event has occurred and is continuing, has been approved by the Directing Holder (which approval may not be unreasonably withheld in the case of the appointment of a successor master servicer) to act as successor to the master servicer or the special servicer, as applicable, under the PSA; provided that the trustee must obtain a Rating Agency Confirmation (including a Rating Agency Confirmation with respect to any companion loan securities). Pending such appointment, the trustee is obligated to act in such capacity unless the trustee is prohibited by law from so acting. The trustee and any such successor may agree upon the servicing compensation to be paid; provided that no such compensation may be in excess of that permitted to the terminated master servicer or special servicer, provided, further, that if no successor can be obtained to perform the obligations of the terminated master servicer or special servicer, additional amounts may be paid to such successor and such amounts in excess of that permitted the terminated master servicer or special servicer will be treated as Realized Losses. All reasonable costs and expenses of the trustee (including the cost of obtaining a Rating Agency Confirmation and any applicable indemnity) or the successor master servicer or successor special servicer incurred in connection with transferring the mortgage files to the successor master servicer or special servicer and amending the PSA to reflect such succession are required to be paid by the predecessor master servicer or the special servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses. If the predecessor master servicer or special servicer (as the case may be) has not reimbursed the trustee or the successor master servicer or special servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense is required to be reimbursed by the issuing entity; provided that the terminated master servicer or special servicer will not thereby be relieved of its liability for such expenses.

No Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA, the certificates or the Mortgage Loans, unless, with respect to the PSA, such holder previously has given to the trustee a written notice of a default under the PSA, and of the continuance thereof, and unless the holders of certificates of any class affected thereby evidencing percentage interests of at least 25% of such class, as applicable, have made written request of the trustee to institute such proceeding in its capacity as trustee under the PSA and have offered to the trustee such security or indemnity reasonably satisfactory to it as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the trustee, for 60 days after its receipt of such notice, request and offer of security or indemnity, failed or refused to institute such proceeding.

Neither the trustee nor the certificate administrator will have any obligation to make any investigation of matters arising under the PSA or to institute, conduct or defend any litigation under the PSA or in relation to it at the request, order or direction of any of the holders of certificates, unless holders of certificates entitled to greater than 25% of the percentage interest of each affected class direct the trustee to do so and such holders of certificates have offered to the trustee or the certificate administrator, as applicable security or indemnity reasonably satisfactory to the trustee or the certificate administrator, as applicable against the costs, expenses and liabilities which may be incurred in connection with such action.

Notwithstanding the foregoing discussion in this “—Rights Upon Servicer Termination Event” section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events described in clause (f), (g) or (h) under “—Servicer Termination Events” above, the master servicer will have the right, at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a successor master servicer in connection with whose appointment a Rating Agency Confirmation (including a Rating Agency Confirmation with respect to any companion loan securities) has been provided, in accordance with the terms set forth in the PSA, including that any successor master servicer fulfill the ratings requirements for successor master servicer set forth in the PSA.

In addition, the depositor may direct the trustee to terminate the master servicer upon 5 business days’ written notice if the master servicer fails to comply with certain of its reporting obligations under the PSA (subject to any applicable grace period).

Waiver of Servicer Termination Event

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than (a) 66-2/3% of the aggregate Voting Rights of the certificates in the case of the master servicer, (b) 66-2/3% of the aggregate Pooled Voting Rights, in the case of the special servicer (other than with respect to the 180 Water Whole Loan and (c) 66-2/3% of the aggregate Voting Rights in the case of the special servicer with respect to the 180 Water Whole Loan (and each Serviced Companion Loan noteholder adversely affected by such Servicer Termination Event), except (a) a Servicer Termination Event under clause (i) of the definition of “Servicer Termination Events” may be waived only with the consent of the Depositor and each affected depositor under a Non-Serviced PSA and (b) a default in making any required deposits to or payments from the Collection Account, any Serviced Whole Loan Custodial Account or the Lower-Tier REMIC Distribution Account or in remitting payments as received, in each case in accordance with the PSA.

Resignation of the Master Servicer and Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as a Control Termination Event has not occurred and is not continuing, the approval of such successor by the Directing Holder, which approval in each case will not be unreasonably withheld or delayed or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the resigning party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of Servicer and Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or the special servicer.

Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Under the Credit Risk Retention Rule, the Retaining Third-Party Purchaser is prohibited from being Risk Retention Affiliated with, among other persons, the master servicer, the trustee, the certificate administrator, the operating advisor or the asset representations reviewer. As long as the prohibition exists, upon the occurrence of (i) a servicing officer of the master servicer or a responsible officer of the certificate administrator or the trustee, as applicable, obtaining actual knowledge that the master servicer, the certificate administrator or the trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of the Retaining Third-Party Purchaser (in such case, an “Impermissible TPP Affiliate”), (ii) the master servicer, certificate administrator or the trustee receiving written notice by any other party to the PSA, the Retaining Third-Party Purchaser, the sponsor or any underwriter or initial purchaser that the master servicer, certificate administrator or the trustee, as applicable, is or has become an Impermissible TPP Affiliate, or (iii) the operating advisor or the asset representations reviewer obtaining actual knowledge that it is or has become a Risk Retention Affiliate of the Retaining Third-Party Purchaser or any other party to the PSA (in such case, an “Impermissible Operating Advisor Affiliate” and “Impermissible Asset Representations Reviewer Affiliate”, respectively; and either of an Impermissible TPP Affiliate, an Impermissible Operating Advisor Affiliate and an Impermissible Asset Representations

Reviewer Affiliate being an “Impermissible Risk Retention Affiliate”), such Impermissible Risk Retention Affiliate is required to promptly notify the Sponsor and the other parties to the PSA and resign in accordance with the terms of the PSA. The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA; provided, however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of the Retaining Third-Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the issuing entity.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders, the RR Interest Owner or holders of the related Companion Loan, or any third party beneficiary, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. The PSA will also provide that the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any legal action or claim that relates to the PSA (including any such fees and costs relating to enforcing this indemnity), the Mortgage Loans, any related Companion Loan or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including in its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, certificate administrator or trustee under the related Non-Serviced PSA with respect to a Non-Serviced Companion Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them and each Non-Serviced Securitization Trust will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related non-serviced Mortgaged Property under the related Non-Serviced PSA or the PSA (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other Mortgage Loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of the Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor or operating advisor will be under any obligation to appear in, prosecute or defend any legal action that (i) is not incidental to its respective responsibilities under the PSA or (ii) in its opinion, may expose it to any expense or liability not reimbursed by the issuing entity. However, each of the master servicer, the special servicer, the depositor and the operating advisor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders and the RR Interest Owner (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders, the RR Interest Owner and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the subordinate or pari passu nature of such Serviced Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and the special servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the master servicer or the special servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Collection Account or any other account by or on behalf of the master servicer or any special servicer. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account, the Lower-Tier REMIC Distribution Account or the Trust Subordinate Companion Loan REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

For the avoidance of doubt, with respect to any indemnification provisions in the PSA providing that the issuing entity or a party to the PSA is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Investor to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and the special servicer, and the Enforcing Servicer will be required to promptly forward it to each other party to the PSA and the applicable mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include (but are not limited to) obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in such form, to such extent and at such time as the master servicer or the special servicer, as applicable, would require were it, in its individual capacity, the owner of the affected Mortgage Loan or Trust Subordinate Companion Loan.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the master servicer (with respect to any non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) will be required to determine whether at that time, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or the special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Investor or, to the extent nonrecoverable, trust fund expenses. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request is Initially Delivered By a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan or Trust Subordinate Companion Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan or Trust Subordinate Companion Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer, and the Enforcing Servicer will be required to promptly forward that Repurchase Request to the related mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner (in either case, other than the holder of the Class RR Certificates) to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan or Trust Subordinate Companion Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan or the Trust Subordinate Companion Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Repurchase Request.

The “Enforcing Servicer” will be (a) with respect to a Specially Serviced Loan, the special servicer, and (b) with respect to a non-Specially Serviced Loan, (i) in the case of a Repurchase Request made by the special servicer, the Trust Directing Holder or a Controlling Class Certificateholder, the master servicer, and (ii) in the case of a Repurchase Request made by any person other than the special servicer, the Trust Directing Holder or a Controlling Class Certificateholder, (A) prior to a Resolution Failure relating to such non-Specially Serviced Loan, the master servicer (provided that the consent of the special servicer will be required with respect to any Qualified Substitute Mortgage Loan), and (B) from and after a Resolution Failure relating to such non-Specially Serviced Loan, the special servicer.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to the Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) has knowledge of a Material Defect with respect to a Mortgage Loan or Trust Subordinate Companion Loan, that party will be required to deliver prompt written notice of such Material Defect to the master servicer and the special servicer, and the Enforcing Servicer will be required to promptly forward to each other party to the PSA and the related mortgage loan seller, identifying the applicable Mortgage Loan or Trust Subordinate Companion Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”). The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

Resolution of a Repurchase Request

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request as described in “—Certificateholder’s Rights When a Repurchase Request is Initially Delivered By a Certificateholder” or “—Repurchase Request Delivered by a Party to the PSA” above, a “Resolution Failure” will be deemed to have occurred. Receipt of the Repurchase Request will be deemed to occur two business days after the Repurchase Request is sent to the related mortgage loan seller. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan or Trust Subordinate Companion Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller made the Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA, or (vi) the related Mortgage Loan or Trust Subordinate Companion Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Within 2 business days after a Resolution Failure occurs with respect to a PSA Party Repurchase Request made by any party other than the special servicer or a Certificateholder Repurchase Request made by any Certificateholder other than the Trust Directing Holder or a Controlling Class Certificateholder, in each case, related to a non-Specially Serviced Loan, the master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the special servicer, indicating the master servicer’s analysis and recommended course of action with respect to such Repurchase Request, along with the servicing file and all information, documents (but excluding the original documents constituting the mortgage file) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, the related Serviced Companion Loan, either in the master servicer’s possession or otherwise reasonably available to the master servicer, and reasonably requested by the special servicer to enable it to assume its duties under the PSA to the extent set forth in the PSA for such non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed Course of Action Notice and such servicing file, the special servicer will become the Enforcing Servicer with respect to such Repurchase Request.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan or Trust Subordinate Companion Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the PSA), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator, who will make such notice available to all other Certificateholders, Certificate Owners and the RR Interest Owner (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (the “Proposed Course of Action”). If the master servicer is the Enforcing Servicer, the master servicer may (but will not be obligated to) consult with the special servicer and (for so long as no Consultation Termination Event has occurred) the Directing Holder regarding any Proposed Course of Action. Such notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days of the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, (c) a statement that responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for responding Certificateholders to send their responses to the applicable Enforcing Servicer and the certificate administrator. The certificate administrator will within three (3) business days after the expiration of the

30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating Certificateholder responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the majority of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action for purposes of determining the course of action proposed by the majority of Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party obligated and entitled to determine a course of action, including but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Trust Directing Holder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (other than of the Class RR Certificates) (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder, Certificate Owner or RR Interest Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely delivers a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party obligated and entitled to determine a course of action including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading
“—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders and the RR Interest Owner to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer (in consultation with the Trust Directing Holder for so long as no Consultation Termination Event has occurred and is continuing), and in accordance with the Servicing Standard. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

The Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

If (i) a Repurchase Request is made with respect to any Mortgage Loan based on any particular alleged Material Defect, (ii) a Resolution Failure is deemed to occur with respect to such Repurchase Request, and (iii) if either (A) a mediation or arbitration is undertaken with respect to such Repurchase Request or (B) the Certificateholders and Certificate Owners cease to have a right to refer such Repurchase Request to mediation or arbitration, in either case in accordance with the foregoing discussion under this heading “—Resolution of a Repurchase Request,” then no Certificateholder or Certificate Owner may make any subsequent Repurchase Request with respect to such Mortgage Loan based on the same alleged Material Defect unless there is a material change in the facts and circumstances known to such party.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and commercial real estate finance or commercial mortgage-backed securitization matters or other complex commercial transactions.

The expenses of any mediation will be allocated among the parties to the mediation including, if applicable, between the Enforcing Party and the Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

For the avoidance of doubt, any expenses required to be borne by or allocated to the Enforcing Servicer in mediation or arbitration or related responsibilities under the PSA will be reimbursable as trust fund expenses.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Trust Directing Holder, provided that a Consultation Termination Event has not occurred and is continuing, and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the trustee or the Enforcing Servicer, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, the Certificateholders and the RR Interest Owner will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the master servicer or the special servicer to perform its obligations with respect to a Mortgage Loan or the exercise of any rights of the Trust Directing Holder (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed in lieu, or bankruptcy or other litigation).

Servicing of the Non-Serviced Mortgage Loans

General

Each Non-Serviced Mortgage Loan will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The servicing terms of each such Non-Serviced PSA will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the COMM 2019-GC44 mortgage pool, if necessary).

●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA, except that caps, floors and offsets may differ or not apply.

●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.

●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to master servicers or special servicers under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicers and special servicers for this transaction.

●	The Non-Serviced Directing Holder under the related Non-Serviced PSA will have rights substantially similar to the Directing Holder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Holder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the Non-Serviced Special Servicer by the related Non-Serviced Directing Holder under such
Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Holder is permitted to replace the special servicers under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicers and special servicers, as applicable.

●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.

●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Holder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Master Servicer Major Decisions under the PSA.

●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under
“—Sale of Defaulted Loans and REO Properties”.

●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans.

●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.

●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.

●	While the special servicers under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.

●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the COMM 2019-GC44 mortgage pool, if necessary).

●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements differ as to whether it is notice or rating agency confirmation that is required).

●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.

●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.

●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available online at www.sec.gov or by requesting copies from the underwriters.

Servicing of the Century Plaza Towers Whole Loan

The Century Plaza Towers Mortgage Loan is being serviced pursuant to the CPTS 2019-CPT TSA. The servicing terms of the CPTS 2019-CPT TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer under the CPTS 2019-CPT TSA earns a servicing fee with respect to the Century Plaza Towers Mortgage Loan equal to 0.00125% per annum.

●	Upon the Century Plaza Towers Mortgage Loan becoming a specially serviced loan under the CPTS 2019-CPT TSA, the related Non-Serviced Special Servicer under the CPTS

2019-CPT TSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25% per annum.

●	The related Non-Serviced Special Servicer under the CPTS 2019-CPT TSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 0.50%.

●	The related Non-Serviced Special Servicer under the CPTS 2019-CPT TSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 0.50%.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—Century Plaza Towers Whole Loan”.

Servicing of the Midtown Center Whole Loan

The Midtown Center Mortgage Loan is being serviced pursuant to the DC Office Trust 2019-MTC TSA. The servicing terms of the DC Office Trust 2019-MTC TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer under the DC Office Trust 2019-MTC TSA earns a servicing fee with respect to the Century Plaza Towers Mortgage Loan equal to 0.00125% per annum.

●	Upon the Century Plaza Towers Mortgage Loan becoming a specially serviced loan under the DC Office Trust 2019-MTC TSA, the related Non-Serviced Special Servicer under the DC Office Trust 2019-MTC TSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25% per annum.

●	The related Non-Serviced Special Servicer under the DC Office Trust 2019-MTC TSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 0.25%.

●	The related Non-Serviced Special Servicer under the DC Office Trust 2019-MTC TSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 0.25%.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—Midtown Center Whole Loan”.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency

Confirmation again (which may also be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans or the Trust Subordinate Companion Loan (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency, (ii) (a) it has been appointed and currently serves as a master servicer or special servicer, as applicable, on a transaction-level basis on a CMBS transaction currently rated by Moody’s that currently has securities outstanding and (b) it is not a master servicer or special servicer, as applicable, that has been publicly cited by Moody’s as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities rated by Moody’s in a CMBS transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency or (iii) KBRA has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by the master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean each of Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, Inc. (“KBRA”).

Any Rating Agency Confirmation requests made by the master servicer, special servicer, certificate administrator, or trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA, and thereafter may be delivered by the applicable party to the Rating Agencies in accordance with the delivery instructions set forth in the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder or RR Interest Owner consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any securities related to a Companion Loan, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency. With respect to any matter affecting any Pari Passu Companion Loan, any Rating Agency Confirmation will also refer to a comparable confirmation from the nationally recognized statistical rating organizations then rating the securities representing an interest in such Pari Passu Companion Loan and such rating organizations’ respective ratings of such securities.

Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan or the Trust Subordinate Companion Loan), the custodian, the trustee (only if an advance was made by the trustee in the applicable calendar year) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans or the Trust Subordinate Companion Loan, to cause (or, in the case of a sub-servicer that is a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan or the Trust Subordinate Companion Loan), the trustee (only if an advance was made by the trustee in the applicable calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans or the Trust Subordinate Companion Loan, if applicable, to cause (or, in the case of a sub-servicer that is a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to any Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders and the RR Interest Owner to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder or RR Interest Owner will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates or the RR Interest, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless the holders of certificates of any class evidencing not less than 25% of the aggregate percentage interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA, the certificates or the RR Interest or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders or the RR Interest Owner, unless the Certificateholders or the RR Interest Owner, as applicable, have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other of such certificates, or to obtain or seek to obtain priority over or preference to any other such Certificateholder, which priority or preference is not otherwise provided for in the PSA, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders and the RR Interest Owner of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan, Trust Subordinate Companion Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding Certificates (other than the Class S and Class R certificates) and the RR Interest for the Mortgage Loans, Trust Subordinate Companion Loan and REO Properties remaining in the issuing entity, as described below or (3) the purchase or other liquidation of all of the assets of the issuing entity (including the Trust Subordinate Companion Loan) as described below by the holders of the Controlling Class, the special servicer, or the master servicer, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, the Directing Holder and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

Any holder of certificates owning a majority of the percentage interest of the then Controlling Class, and, if such holder does not exercise its option, the special servicer and, if the special servicer does not exercise its option, the master servicer, will have the option to purchase all of the Mortgage Loans and the Trust Subordinate Companion Loan and all property acquired in respect of any Mortgage Loan (or Trust Subordinate Companion Loan) remaining in the issuing entity, and thereby effect termination of the issuing entity and early retirement of the then-outstanding certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans (and the Trust Subordinate Companion Loan) remaining in the issuing entity is less than 1% of the Initial Pool Balance of all of the Mortgage Loans and the Trust Subordinate Companion Loan as of the Cut-off Date. Any such party may be an affiliate of the sponsor, depositor, issuing entity or other related party at the time it exercises such right. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the sum of, without duplication, (A) 100% of the outstanding principal balance of each Mortgage Loan and the Trust Subordinate Companion Loan included in the issuing entity as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal); (B) the fair market value of all other property included in the issuing entity as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on the outstanding principal balance of each Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired and the Trust Subordinate Companion Loan) at the Mortgage Rate to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest); and (D) unreimbursed Advances (with interest thereon), unpaid Servicing Fees and other servicing compensation, Certificate

Administrator/Trustee Fees, CREFC® Intellectual Property Royalty License Fees, Operating Advisor Fees, and unpaid expenses of and indemnity amounts owed by the issuing entity. The issuing entity may also be terminated in connection with an exchange by the Sole Certificateholder of all the then-outstanding certificates (excluding the Class R certificates) (provided that the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D and Class E certificates are no longer outstanding) if the Sole Certificateholder compensates the certificate administrator for the amount of investment income the certificate administrator would have earned if the outstanding Certificate Balance of the then-outstanding certificates (other than the Class X Certificates, Class S certificates and Class R certificates) were on deposit with the certificate administrator as of the first day of the current calendar month and the Sole Certificateholder pays to the master servicer an amount equal to (i) the product of (a) the prime rate, (b) the aggregate Certificate Balance of the then-outstanding certificates (other than the Class X Certificates, the Class S certificates and Class R certificates) as of the date of the exchange and (c) three, divided by (ii) 360, for the Mortgage Loans and any REO Properties remaining in the issuing entity; provided, further, that if the Sole Certificateholder has taken only an assignment of the Voting Rights of the Class X Certificates, the holders of the Class X Certificates will be entitled to receive a cash payment in consideration for an exchange of their certificates. Following such termination, no further amount will be payable on the certificates, regardless of whether any recoveries are received on the REO Properties. Notice of any such termination is required to be given promptly by the certificate administrator by mail to the Certificateholders with a copy to the master servicer, the special servicer, the operating advisor, the mortgage loan sellers, the trustee and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Notice to the Certificateholders will be given at their addresses shown in the certificate registrar not more than 30 days, and not less than ten days, prior to the anticipated termination date. With respect to any book-entry certificates, such notice will be mailed to DTC and beneficial owners of certificates will be notified to the extent provided in the procedures of DTC and its participants.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity (including the Trust Subordinate Companion Loan), together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders and the RR Interest Owner, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the Certificateholders, the RR Interest Owner or holders of any Companion Loan:

(a)   to correct any defect or ambiguity in the PSA or in order to address any manifest error in any provision of the PSA;

(b)   to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in this prospectus (or in an offering document for any of the Class X-B, Class X-D, Class X-F, Class D, Class E, Class F, Class G-RR, Class H-RR, Class S or Class R certificates) with respect to the certificates, the RR Interest, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)   to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the Master Servicer Remittance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder or RR Interest Owner, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)   to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity or any Trust REMIC or the Grantor Trust that would be a claim against the issuing entity or any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder, RR Interest Owner or holder of a Companion Loan;

(e)   to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, cause the issuing entity, any Trust REMIC or any of the Certificateholders (other than the transferor) to be subject to a federal tax caused by a transfer to a person that is a “disqualified organization” or a Non-U.S. Person;

(f)     to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, RR Interest Owner or any holder of a Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)   to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder or RR Interest Owner not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)   to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a Grantor Trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Pari Passu Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(i)     to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and

provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)     to modify, eliminate or add to any provisions of the PSA to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv); or

(k)   to modify, eliminate or add to any of its provisions (i) to such extent as will be necessary to comply with the requirements of the Credit Risk Retention Rules, as evidenced by an opinion of counsel, or (ii) in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an opinion of counsel.

The PSA may also be amended by the parties to the PSA with the consent of the RR Interest Owner (if affected by such amendment) and the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate percentage interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates or the RR Interest Owner, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class or the RR Interest without the consent of the holder of such certificate or the RR Interest Owner, as applicable, or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan or holder of the Loan-Specific Certificates, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA without the consent of the applicable mortgage loan seller, or (5) amend the Servicing Standard without, in each case, the consent of 100% of the holders of certificates and the RR Interest Owner or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes in any material adverse respect the rights of the holders of the Loan-Specific Certificates without the consent of such class and no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by any Intercreditor Agreement without the consent of the holder(s) of the related Non-Serviced Companion Loan(s).

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to: (i) be a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, (ii) be authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, (iii) have a combined capital and surplus of at least $100,000,000, (iv) be subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or the special servicer (except during any period when the trustee has assumed the duties of the master servicer or the special servicer, as the case may be), (v) be an entity that is not on the depositor’s “prohibited party” list, (vi) be an institution insured by the Federal Deposit Insurance Corporation, and (vii) have a rating on its long-term senior unsecured debt of at least “A2” by Moody’s and “A” by Fitch; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it has a rating on its long-term unsecured debt of at least “A-” by Fitch, (b) it has a rating on its short-term debt obligations of at least “P-2” by Moody’s and “F1” by Fitch, and (c) the master servicer has a rating on its long-term senior unsecured debt of at least “A2” by Moody’s and “A+” by Fitch, or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation.

The trustee and the certificate administrator also will be permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the RR Interest Owner, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator which, prior to the occurrence and continuance of a Control Termination Event, is acceptable to the Directing Holder. If no successor trustee or certificate administrator has accepted an appointment within 30 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of five (5) days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer.

In addition, holders of the certificates entitled to at least 50% of the Voting Rights may, with cause (at any time) or without cause (at any time with 30 days’ prior written notice), remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 50% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

Ten (10) Mortgaged Properties (23.1%) are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and in accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

Nine (9) Mortgaged Properties (12.4%) are located in New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hospitality property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hospitality properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hospitality properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hospitality properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the federal bankruptcy code. Although the reasoning and result of Durrett in respect of the federal bankruptcy code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal bankruptcy code and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the federal bankruptcy code.

Under the federal bankruptcy code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the federal bankruptcy code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the federal bankruptcy code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the federal bankruptcy code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the federal bankruptcy code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the federal bankruptcy code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition securities interest.

Under the federal bankruptcy code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The federal bankruptcy code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the federal bankruptcy code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the federal bankruptcy code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the federal bankruptcy code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The federal bankruptcy code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the federal bankruptcy code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the federal bankruptcy code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the federal bankruptcy code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The federal bankruptcy code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the federal bankruptcy code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The federal bankruptcy code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the federal bankruptcy code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the federal bankruptcy code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The federal bankruptcy code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the federal bankruptcy code. Under the federal bankruptcy code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the federal bankruptcy code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the federal bankruptcy code or if certain other defenses in the federal bankruptcy code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the federal bankruptcy code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the federal bankruptcy code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the federal bankruptcy code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the federal bankruptcy code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator, “ however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean-up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hospitality properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “PATRIOT Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, we cannot assure you that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

GACC and its affiliates are playing several roles in this transaction. Deutsche Bank Securities Inc., an underwriter, is an affiliate of Deutsche Mortgage & Asset Receiving Corporation, the depositor, GACC, a mortgage loan seller and a sponsor, DBRI, an originator, and DBNY, an originator, an initial Risk Retention Consultation Party and a holder of a portion of the Class RR Certificates. GSMC and its affiliates are playing several roles in this transaction. Goldman Sachs & Co. LLC, an underwriter, is an affiliate of GSMC, a mortgage loan seller, a sponsor and an initial Risk Retention Consultation Party and GS Bank, an originator and the RR Interest Owner. CREFI and its affiliates are playing several roles in this transaction. Citigroup Global Markets Inc., an underwriter, is an affiliate of CREFI, a mortgage loan seller, a sponsor, an originator, an initial Risk Retention Consultation Party and a holder of a portion of the Class RR Certificates.

DBRI, an affiliate of GACC and DBNY, is the current holder of certain of the Century Plaza Towers Pari Passu Companion Loans, 180 Water Pari Passu Companion Loans and 225 Bush Pari Passu Companion Loans, which are expected to be securitized in one or more future securitizations.

Pursuant to a certain interim servicing agreement between GACC and/or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain GACC Mortgage Loans prior to their inclusion in the issuing entity.

CREFI or an affiliate currently holds one or more of each of the Legends at Village West Pari Passu Companion Loans, the Elston Retail Collection Pari Passu Companion Loan and the Broadcasting Square Pari Passu Companion Loan.

Pursuant to a certain interim servicing agreement between CREFI and/or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain CREFI Mortgage Loans prior to their inclusion in the issuing entity.

Wells Fargo Bank, National Association acts as interim custodian with respect to all the CREFI Mortgage Loans, except for the related Mortgage File with respect to any CREFI Mortgage Loan that is a Non-Serviced Mortgage Loan.

GSMC or an affiliate currently holds one or more of each of The Shoppes at Blackstone Valley Companion Loans, the PCI Pharma Portfolio Companion Loans and the Cobb Place Companion Loan.

In addition, an affiliate of GSMC, a mortgage loan seller and sponsor, has an 85%, indirect ownership interest in the borrowers with respect to The Essex Site 2 Mortgage Loan (3.4%). Additionally, an affiliate of GSMC invested approximately $2.0 million in the sole tenant of 55 Green Street Mortgage Loan (3.6%). The interests of such borrower or tenant may conflict with the interests of the certificateholders, and GSMC has no obligation to act in the best interest of the certificateholders. In addition, we cannot assure you that the related mortgage loans do not contain terms less favorable to the lender (and consequently, to the investors) than loans that were not made to an affiliate of the originator or to an owner of a property occupied by a sole tenant in which an affiliate of GSMC has invested.

Pursuant to a certain interim servicing agreement between GSMC and/or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain GSMC Mortgage Loans prior to their inclusion in the issuing entity.

Wells Fargo Bank, National Association acts as interim custodian with respect to all the GSMC Mortgage Loans, except for the related Mortgage File with respect to any GSMC Mortgage Loan that is a Non-Serviced Mortgage Loan.

Midland is also (i) expected to be the master servicer and the special servicer of each of the 225 Bush Whole Loan, The Essex Site 2 Whole Loan and the Legends at Village West Whole Loan, which are each expected to be serviced under the Benchmark 2019-B14 PSA, (ii) the master servicer of each of the USAA Office Portfolio Whole Loan and the Millennium Park Plaza Whole Loan, which are each serviced under the CGCMT 2019-GC41 PSA, and (iii) the master servicer of the Wind Creek Leased Fee Whole Loan, which is serviced under the Benchmark 2019-B13 PSA.

RREF III-D AIV RR, LLC, or its affiliate, is expected to be appointed as the initial Directing Holder with respect to each Serviced Mortgage Loan (other the 180 Water Mortgage Loan than any Excluded Loan). Rialto Capital Advisors, LLC, the expected special servicer for this transaction, is an affiliate of (a) RREF III-D AIV RR, LLC which is expected to purchase the Class G-RR and Class H-RR certificates and (b) RREF III Debt AIV, LP (or its affiliate), the entity that is expected to purchase the Class X-F and Class F certificates, and will receive the Class S certificates. Rialto Capital Advisors, LLC is expected to act as special servicer with respect to any Serviced Mortgage Loans (other than any Excluded Loan) and any related Companion Loans and it or an affiliate assisted RREF III-D AIV RR, LLC, or its affiliate, with its due diligence of the Mortgage Loans prior to the Closing Date. In addition, Rialto Capital Advisors, LLC was appointed as the initial special servicer for the USAA Portfolio and Millennium Park Plaza whole loans, which are serviced under the CGCMT 2019-GC41 pooling and servicing agreement, and is an affiliate of the entity that is the controlling class certificateholder and initial controlling class representative under the CGCMT 2019-GC41 pooling and servicing agreement.

Wells Fargo Bank, National Association, the certificate administrator, custodian and trustee, is also (i) expected to be the master servicer, certification administrator and custodian under the CPTS 2019-CPT TSA with respect to the Century Plaza Towers Whole Loan, (ii) expected to be the certificate administrator, custodian and trustee under the Benchmark 2019-B14 PSA with respect to the 225 Bush Whole Loan, the Essex Site 2 Whole Loan and the Legends at Village West Whole Loan, (iii) the master servicer, certificate administrator and custodian under the DC Office Trust 2019-MTC TSA with respect to the Midtown Center Whole Loan and (iv) the trustee, certificate administrator and custodian under the Benchmark 2019-B13 PSA with respect to the Wind Creak Leased Fee Whole Loan.

Park Bridge Lender Services LLC, the operating advisor and asset representations reviewer, is also the operating advisor and asset representations reviewer under the (i) CGCMT 2019-GC41 PSA pursuant to which the USAA Office Portfolio Whole Loan and the Millennium Park Plaza Whole Loan are serviced and (ii) the Benchmark 2019-B13 PSA pursuant to which the Wind Creek Leased Fee Whole Loan is serviced.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Operating Advisor”,
“—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which yield maintenance charges and prepayment premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay yield maintenance charges or prepayment premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements”, purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a Subordinate Companion Loan or a mezzanine loan, if any. See “Description of the Mortgage Pool—The Whole Loans”. To the extent a Mortgage Loan requires payment of a yield maintenance charge or prepayment premium in connection with a voluntary prepayment, any such yield maintenance charge or prepayment premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or the special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments of the Mortgage Loans allocated to the Pooled Principal Balance Certificates will depend in part on the period of time during which the Senior Principal Balance Certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the Mortgage Loans allocated to the Pooled Principal Balance Certificates than they were when the Senior Principal Balance Certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X Certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amount, as applicable, of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Pooled Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution (based on the allocation of amounts among the Pooled Principal Balance Certificates, on the one hand, and the VRR Interest, on the other hand) to applicable Certificateholders in reduction of the Certificate Balances of the certificates. A 180 Water Realized Loss occurs when the principal balance of the Trust Subordinate Companion Loan is reduced without an equal distribution (based on the allocation of amounts among the Loan-Specific Principal Balance Certificates, on the one hand, and the 180W-VRR Interest, on the other hand) to Loan-Specific Certificateholders in reduction of the Certificate Balance of the Loan-Specific Certificates. Realized Losses may occur in connection with a default on a Mortgage Loan or Trust Subordinate Companion Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan or Trust Subordinate Companion Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balance of a class of Pooled Principal Balance Certificates indicated in the following table as a result of the application of Pooled Realized Losses will also reduce the Notional Amount of the related certificates. Realized Losses will be allocated to the respective Classes of the Principal Balance Certificates in reverse distribution priority and as more particularly described in “Description of the Certificates—Subordination; Allocation of Realized Losses”.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Class(es)
Class X-A	$808,764,000	Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M
Class X-B	$76,438,000	Class B, Class C
Class X-D	$41,918,000	Class D, Class E
Class X-F	$18,493,000	Class F

Certificateholders and the RR Interest Owner are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Pooled Principal Balance Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Losses and shortfalls on any AB Whole Loan and Prepayment Interest Shortfalls for each Distribution Date with respect to an AB Whole Loan will generally be allocated first to the related Subordinate Companion Loan and then to the related Mortgage Loan (and correspondingly to the Pooled Certificates to the extent not covered by the master servicer’s Compensating Interest Payment for such Distribution Date in the case of any Prepayment Interest Shortfall) and any Pari Passu Companion Loans on a pro rata basis.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or yield maintenance charges, release of property provisions, amortization terms that require balloon payments and incentives for a borrower to repay its ARD Loan by the Anticipated Repayment Date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a yield maintenance charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a yield maintenance charge or prepayment premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the Allocated Loan Amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 10 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the following table, including by reason of prepayments and principal losses on the Mortgage Loans (or Whole Loans) and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Class(es)
Class X-A	$808,764,000	Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M
Class X-B	$76,438,000	Class B, Class C
Class X-D	$41,918,000	Class D, Class E
Class X-F	$18,493,000	Class F

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with Notional Amounts because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and the Trust Subordinate Companion Loan and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with Notional Amounts should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the certificate is distributed to the related investor. The weighted average life of a Pooled Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of Certificates and the RR Interest will be made as set forth under “Description of the

Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—The VRR Interest—Priority of Distributions on the VRR Interest”.

Prepayments on Mortgage Loans (or Whole Loans) may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. As used in each of the following tables, the column headed “0% CPR” assumes that none of the Mortgage Loans (or Whole Loans) is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPR”, “50% CPR”, “75% CPR” and “100% CPR” assume that no prepayments are made on any Mortgage Loan (or Whole Loan) during such Mortgage Loan’s (or such Whole Loan’s) lockout period, defeasance period, yield maintenance period or prepayment premium lock-out period (in each case, if any), and that prepayments are otherwise made on each of the Mortgage Loans (or Whole Loans) at the indicated CPR percentages. We cannot assure you, however, that prepayments of the Mortgage Loans (or Whole Loans) will conform to any level of CPR, and we make no representation that the Mortgage Loans (or Whole Loans) will prepay at the levels of CPR shown or at any other prepayment rate or that Mortgage Loans (or Whole Loans) that are in a lockout period, defeasance period, yield maintenance period or prepayment premium lock-out period will not prepay as a result of involuntary liquidations upon default or otherwise.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates (other than the Class X-A certificates) that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each class of Offered Certificates (other than the Class X-A certificates). The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

●	Scheduled Periodic Payments, including payments due at maturity, of principal and/or interest on the Mortgage Loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in January 2020;

●	the Mortgage Rate in effect for each Mortgage and AB Whole Loan as of the Cut-off Date will remain in effect to the related maturity date or ARD and will be adjusted as required pursuant to the definition of Mortgage Rate;

●	the Mortgage Loan Sellers will not be required to repurchase any Mortgage Loan, and none of the holders of the Controlling Class (or any other Certificateholder), the RR Interest Owner, the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	any principal prepayments on the Mortgage Loan and AB Whole Loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPR set forth in the tables below (and as applicable, without regard to any limitations in such Whole Loans on partial voluntary principal prepayment) and allocated to the related Mortgage Loan (and, in the case of the 180 Water Whole Loan, the related Mortgage Loan and Trust Subordinate Companion Loan) pursuant to the related Intercreditor Agreement);

●	no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

●	the Closing Date occurs on December 12, 2019;

●	each ARD Loan prepays in full on the related Anticipated Repayment Date;

●	the Pass-Through Rates, initial Certificate Balances and initial Notional Amount of the respective classes of Offered Certificates are as described in this prospectus;

●	the Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans;

●	no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related Mortgage Loan (or Whole Loan) in whole or in part;

●	no additional trust fund expenses are incurred;

●	no property releases (or related re-amortizations) occur;

●	the optional termination is not exercised; and

●	there are no modifications or maturity date extensions in respect of the Mortgage Loans.

To the extent that the Mortgage Loans (or Whole Loans) have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans (or Whole Loans) will actually prepay at any constant rate until maturity or that all the Mortgage Loans (and Whole Loans) will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans (or Whole Loans) that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans (or Whole Loans) were to equal any of the specified CPR percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans (or Whole Loans) may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPRs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
December 2020	86%	86%	86%	86%	86%
December 2021	71%	71%	71%	71%	71%
December 2022	47%	47%	47%	47%	47%
December 2023	23%	23%	23%	23%	23%
December 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	2.82	2.80	2.80	2.80	2.80

(1)	The weighted average life of the Class A-1 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of the Class A-1 certificates.

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	4.93	4.90	4.86	4.81	4.62

(1)	The weighted average life of the Class A-2 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of the Class A-2 certificates.

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	6.93	6.91	6.88	6.84	6.59

(1)	The weighted average life of the Class A-3 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of the Class A-3 certificates.

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	98%	98%	98%	98%	98%
December 2025	76%	76%	76%	76%	76%
December 2026	54%	54%	54%	54%	55%
December 2027	32%	32%	32%	32%	33%
December 2028	10%	10%	10%	10%	10%
December 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	7.24	7.24	7.24	7.24	7.25

(1)	The weighted average life of the Class A-SB certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-SB certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of the Class A-SB certificates.

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.76	9.68	9.61	9.56	9.36

(1)	The weighted average life of the Class A-4 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of the Class A-4 certificates.

Percent of the Initial Certificate Balance
of the Class A-5 Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.93	9.92	9.90	9.83	9.59

(1)	The weighted average life of the Class A-5 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-5 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of the Class A-5 certificates.

Percent of the Initial Certificate Balance
of the Class A-M Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.93	9.93	9.93	9.93	9.68

(1)	The weighted average life of the Class A-M certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-M certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of the Class A-M certificates.

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.93	9.93	9.93	9.93	9.68

(1)	The weighted average life of the Class B certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of the Class B certificates.

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.93	9.93	9.93	9.93	9.70

(1)	The weighted average life of the Class C certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of the Class C certificates.

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPRs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from December 1, 2019 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans (or Whole Loans) or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans (or Whole Loans) will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans (or Whole Loans) will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans (or Whole Loans) will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans (or Whole Loans) are presented in terms of the CPR model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
99.500000%	2.1621%	2.1634%	2.1635%	2.1635%	2.1635%
99.750000%	2.0692%	2.0697%	2.0697%	2.0697%	2.0697%
100.000000%	1.9766%	1.9764%	1.9764%	1.9764%	1.9764%
100.250000%	1.8844%	1.8834%	1.8833%	1.8833%	1.8833%
100.500000%	1.7925%	1.7907%	1.7906%	1.7906%	1.7906%

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
102.500000%	2.2772%	2.2744%	2.2703%	2.2640%	2.2425%
102.750000%	2.2238%	2.2208%	2.2163%	2.2094%	2.1858%
103.000000%	2.1705%	2.1673%	2.1624%	2.1549%	2.1293%
103.250000%	2.1174%	2.1139%	2.1087%	2.1006%	2.0730%
103.500000%	2.0645%	2.0607%	2.0551%	2.0464%	2.0168%

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
100.500000%	2.6066%	2.6063%	2.6060%	2.6055%	2.6021%
100.750000%	2.5669%	2.5665%	2.5661%	2.5654%	2.5606%
101.000000%	2.5273%	2.5268%	2.5262%	2.5253%	2.5192%
101.250000%	2.4878%	2.4872%	2.4865%	2.4854%	2.4778%
101.500000%	2.4484%	2.4477%	2.4469%	2.4456%	2.4367%

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
102.500000%	2.4902%	2.4902%	2.4902%	2.4902%	2.4909%
102.750000%	2.4526%	2.4526%	2.4526%	2.4526%	2.4533%
103.000000%	2.4150%	2.4150%	2.4150%	2.4150%	2.4158%
103.250000%	2.3776%	2.3776%	2.3776%	2.3776%	2.3785%
103.500000%	2.3402%	2.3402%	2.3402%	2.3402%	2.3412%

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
100.500000%	2.6421%	2.6416%	2.6412%	2.6408%	2.6394%
100.750000%	2.6128%	2.6121%	2.6115%	2.6110%	2.6091%
101.000000%	2.5836%	2.5828%	2.5820%	2.5813%	2.5788%
101.250000%	2.5545%	2.5535%	2.5525%	2.5517%	2.5487%
101.500000%	2.5255%	2.5243%	2.5231%	2.5222%	2.5186%

Pre-Tax Yield to Maturity for the Class A-5 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5 certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
102.500000%	2.6648%	2.6647%	2.6641%	2.6623%	2.6556%
102.750000%	2.6362%	2.6361%	2.6354%	2.6336%	2.6262%
103.000000%	2.6078%	2.6077%	2.6069%	2.6049%	2.5969%
103.250000%	2.5794%	2.5793%	2.5785%	2.5763%	2.5677%
103.500000%	2.5511%	2.5510%	2.5501%	2.5477%	2.5385%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
4.837500%	4.1136%	4.0445%	3.9633%	3.8498%	3.3299%
4.850000%	4.0513%	3.9821%	3.9008%	3.7872%	3.2667%
4.862500%	3.9893%	3.9200%	3.8386%	3.7248%	3.2036%
4.875000%	3.9276%	3.8582%	3.7767%	3.6627%	3.1408%
4.887500%	3.8660%	3.7965%	3.7150%	3.6009%	3.0783%

Pre-Tax Yield to Maturity for the Class A-M Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-M certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
102.500000%	2.9755%	2.9755%	2.9755%	2.9755%	2.9688%
102.750000%	2.9466%	2.9466%	2.9466%	2.9466%	2.9391%
103.000000%	2.9176%	2.9176%	2.9176%	2.9176%	2.9096%
103.250000%	2.8888%	2.8888%	2.8888%	2.8888%	2.8801%
103.500000%	2.8601%	2.8601%	2.8601%	2.8601%	2.8507%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
102.500000%	3.1763%	3.1763%	3.1763%	3.1763%	3.1695%
102.750000%	3.1470%	3.1470%	3.1470%	3.1470%	3.1395%
103.000000%	3.1178%	3.1178%	3.1178%	3.1178%	3.1097%
103.250000%	3.0887%	3.0887%	3.0887%	3.0887%	3.0800%
103.500000%	3.0596%	3.0596%	3.0596%	3.0596%	3.0503%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
99.250000%	3.6860%	3.6862%	3.6865%	3.6869%	3.6890%
99.500000%	3.6554%	3.6556%	3.6559%	3.6564%	3.6578%
99.750000%	3.6249%	3.6251%	3.6254%	3.6259%	3.6267%
100.000000%	3.5945%	3.5947%	3.5950%	3.5954%	3.5957%
100.250000%	3.5642%	3.5644%	3.5647%	3.5651%	3.5648%

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or different interpretations, and any such change or interpretation can apply retroactively. This discussion reflects provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Three separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Trust Subordinate Companion Loan REMIC”, “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Trust Subordinate Companion Loan REMIC will hold the Trust Subordinate Companion Loan and certain other assets and will issue (i) certain classes of regular interests (the “Trust Subordinate Companion Loan REMIC Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Trust Subordinate Companion Loan REMIC. The Lower-Tier REMIC will hold the Mortgage Loans (excluding Excess Interest) and certain other assets and will issue (i) classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and the Trust Subordinate Companion Loan REMIC Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D, Class X-F, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class H-RR certificates, the Loan-Specific Certificates, the regular interests that correspond in the aggregate to the VRR Interest (the “VRR REMIC Regular Interests”) and the 180W-VRR Interest, each representing a regular interest in the Upper-Tier REMIC (the “Regular Interests”) and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and each Intercreditor Agreement, (iii) compliance with each Non-Serviced PSA and the continued qualification of each respective REMIC formed thereunder and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Trust Subordinate Companion Loan REMIC Regular Interests will constitute a “regular interest” in the Trust Subordinate Companion Loan REMIC, (d) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the related Lower-Tier REMIC, (e) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (f) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor (1) the portions of the issuing entity consisting of (i) entitlement to collections of excess interest accrued on any ARD Loan and the related distribution account, and (ii) the uncertificated regular interests in the Upper-Tier REMIC corresponding to the VRR Interest and distributions thereon, will be classified as a “trust” under Section 301.7701-4(c) of the Treasury Regulations (the “Grantor Trust”), (2) the Class S certificates and the VRR Interest will represent beneficial ownership of the excess interest and related distribution account and (3) the VRR Interest will represent beneficial ownership of the uncertificated regular interests in the Upper-Tier REMIC corresponding to the VRR Interest and distributions thereon.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of the Regular Interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a three month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans such as the Mortgage Loans or the Trust Subordinate Companion Loan; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the Trust Subordinate Companion Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests and the Trust Subordinate Companion Loan REMIC Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan or the Trust Subordinate Companion Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the Trust REMICs. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the Startup Day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or prepayment interest shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. It is expected that each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each of the Trust Subordinate Companion Loan REMIC Regular Interests will constitute a class of regular interests in the Trust Subordinate Companion Loan REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will evidence the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in that association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans and the Trust Subordinate Companion Loan that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as

“loans .. . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, 19 of the Mortgaged Properties (26.2%) are multifamily properties or mixed use properties with a multifamily component. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the Trust REMICs qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, the Mortgage Loans or the Trust Subordinate Companion Loan that has been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interest Holder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interest Holder’s basis in the Regular Interest. Regular Interest Holders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interest Holders.

Notwithstanding the following, under legislation enacted on December 22, 2017 and commonly referred to as the “Tax Cuts and Jobs Act” (the “Tax Cuts and Jobs Act”), Regular Interest Holders that use the accrual method of accounting and file “applicable financial statements,” may be required to accrue amounts of OID, yield maintenance charges and other amounts (but not market discount) no later than the year they include such amounts as revenue on such applicable financial statements. However, recent proposed Treasury regulations exclude from the application of this rule any item of income for which a taxpayer uses a special method of accounting, including, among other things, income subject to OID timing rules. Prospective investors are urged to consult their tax counsel regarding the potential application of the Tax Cuts and Jobs Act to their particular situation.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interest Holders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interests Holder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters) (in the case of the VRR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date (in the case of the VRR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). The issue price of the Regular Interests also includes the amount paid by an initial Regular Interest Holder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans and the Trust Subordinate Companion Loan provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).

It is anticipated that the certificate administrator will treat the Class X Certificates as having no qualified stated interest. Accordingly, such classes of Regular Interests will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans or the Trust Subordinate Companion Loan will not be deductible currently. The holder of any such class may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans and the Trust Subordinate Companion Loan used in pricing the transaction, i.e., 0% CPR; provided that it is assumed that each ARD Loan prepays on its Anticipated Repayment Date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life”. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interest

Holders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. It is anticipated that the Class C certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans or the Trust Subordinate Companion Loan will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interest Holder (other than a holder of a Class X Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans or the Trust Subordinate Companion Loan that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest only certificates, the preceding sentence may not apply in the case of the Class X Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on a Regular Interest, or (ii) in the case of a

Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interest Holder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will not apply. If made, such selection will apply to all market discount instruments acquired by such Regular Interest Holder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. The election cannot be revoked without IRS consent. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1276 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interest Holder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interest Holder may elect under Code Section 171 to amortize such premium under the constant yield method. If made, such election will apply to all premium debt instruments (other than those paying tax-exempt interest) held by the Holder of the Regular Interest on the first day of the taxable year to which the election applies and to all taxable, premium debt instruments acquired thereafter. The election cannot be revoked without IRS consent. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. Based on the foregoing, it is anticipated that the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M and Class B certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election and thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Trust Subordinate Companion Loan, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interest Holder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of Class X Certificates. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interest Holders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the principal balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans or the Trust Subordinate Companion Loan below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interest Holders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Provisions

Yield maintenance charges and prepayment premiums actually collected on the Mortgage Loans or the Trust Subordinate Companion Loan will be distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D, Class A-M, Class B, Class C, Class D and Class E certificates, the VRR Interest and each class of Loan-Specific Certificates, respectively, as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of yield maintenance charges and prepayment premiums so allocated should be taxed to the holders of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D, Class A-M, Class B, Class C, Class D and Class E certificates, the VRR Interest and each class of Loan-Specific Certificates, respectively, but it is not expected, for federal income tax reporting purposes, that yield maintenance charges and prepayment premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of yield maintenance charges and prepayment premiums. Yield maintenance charges and prepayment premiums, if any, may be treated as paid upon the retirement or partial retirement of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D, Class A-M, Class B, Class C, Class D and Class E certificates and the VRR Interest and each class of Loan-Specific Certificates, respectively. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of yield maintenance charges and prepayment premiums.

Sale or Exchange of Regular Interests

If a Regular Interest Holder sells or exchanges a Regular Interest, such Regular Interest Holder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount, market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interest Holder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interest Holder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interest Holder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The rate for corporations is the same with respect to both ordinary income and capital gains. In connection with a sale or exchange of a VRR Interest, the related Regular Interest Holder must separately account for the sale or exchange of the related “regular interest” in the Upper-Tier REMIC and the related interest in the Grantor Trust.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by any Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to such Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after its Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the three months following its Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC and the Trust Subordinate Companion Loan REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s or the Trust Subordinate Companion Loan REMIC’s acquisition of a REO Property, as applicable, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC generally must be conducted through an independent contractor. Further, operation of foreclosed property, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC would reduce amounts available for distribution to Certificateholders and the RR Interest Owner.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, as applicable, to such tax.

Bipartisan Budget Act of 2015

The Bipartisan Budget Act of 2015 (the “2015 Budget Act”) included new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules apply to REMICs, the holders of their residual interests and the trustees and administrators authorized to represent REMICs in IRS audits and related procedures.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than a representative’s actions under the rules that were in place for taxable years before 2018 and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will have the authority to utilize, and will be directed to utilize, any elections available under the new provisions (including any changes) and Treasury regulations so that holders of the Class R certificates, to the fullest extent possible, rather than any Trust REMIC itself, will be liable for any taxes arising from audit adjustments to the Trust REMICs’ taxable income. It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections.

Certificateholders should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interest Holders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

“U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). A “Non-U.S. Person” is a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including payments of U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interest Holders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interest Holders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the Trust REMICs. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the residual interest holders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

These regulations also require that the certificate administrator make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Offered Certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates or the RR Interest Owner to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Offered Certificates. We cannot assure you that holders of Offered Certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local and any other tax consequences of an investment in the Offered Certificates.

Method of Distribution (Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), between the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Class	Deutsche Bank Securities Inc.	Goldman Sachs & Co. LLC
Class A-1	$6,277,922	$11,458,958
Class A-2	$37,347,960	$68,170,440
Class A-3	$14,921,161	$27,235,279
Class A-SB	$7,952,716	$14,515,924
Class A-4	$47,344,000	$86,416,000
Class A-5	$71,875,993	$131,193,727
Class X-A	$217,557,516	$397,103,124
Class A-M	$31,837,764	$58,112,796
Class B	$10,944,265	$19,976,335
Class C	$9,617,557	$17,554,723

Class	Citigroup Global Markets Inc.	Academy Securities, Inc.
Class A-1	$5,601,120	$0
Class A-2	$33,321,600	$0
Class A-3	$13,312,560	$0
Class A-SB	$7,095,360	$0
Class A-4	$42,240,000	$0
Class A-5	$64,127,280	$0
Class X-A	$194,103,360	$0
Class A-M	$28,405,440	$0
Class B	$9,764,400	$0
Class C	$8,580,720	$0

Class	Drexel Hamilton, LLC
Class A-1	$0
Class A-2	$0
Class A-3	$0
Class A-SB	$0
Class A-4	$0
Class A-5	$0
Class X-A	$0
Class A-M	$0
Class B	$0
Class C	$0

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

The parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and will contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 106.70687251% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from December 1, 2019, before deducting expenses payable by the depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters and dealers may be deemed to have received compensation from the depositor in the form of underwriting discounts and commissions.

Expenses payable by the depositor are estimated at $5,060,000, excluding underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in 2 business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of the depositor, an affiliate of one of the sponsors and an affiliate of two of the originators. Goldman Sachs & Co. LLC, one of the underwriters, is an affiliate of one of the sponsors and one of the originators. Citigroup Global Markets Inc., one of the underwriters, is an affiliate of one of the sponsors, one of the originators and the holder of the Pari Passu Companion Loans related to the Elston Retail Collection Whole Loan, the Legends at Village West Whole Loan and the Broadcasting Square Whole Loan.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is expected to be directed to affiliates of Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and Citigroup Global Markets Inc., which are underwriters for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Deutsche Bank Securities Inc., of the purchase price for the Offered Certificates, the payment described in the next paragraph and the following payments: (i) the payment by the depositor to GACC, an affiliate of Deutsche Bank Securities Inc., in its capacity as a sponsor, of the purchase price for the mortgage loans to be sold to the depositor by GACC, (ii) the payment by the depositor to GSMC, an affiliate of Goldman Sachs & Co. LLC, in its capacity as a sponsor, of the purchase price for the mortgage loans sold to the depositor by GSMC and (iii) the payment by the depositor to CREFI, an affiliate of Citigroup Global Markets Inc., in its capacity as a sponsor, of the purchase price for the mortgage loans sold to the depositor by CREFI. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

As a result of the circumstances described above in this paragraph and the prior paragraph, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and Citigroup Global Markets Inc. have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

In addition, any disclosures filed, on or prior to the date of filing of this prospectus, as exhibits to Form ABS-EE by or on behalf of the depositor with respect to the issuing entity will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 60 Wall Street, New York, New York 10005, Attention: President, or by telephone at (212) 250-2500.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-226943) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, and reports on Forms ABS-15G and Forms ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with, or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engage in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the fiduciary responsibility provisions of ERISA or to Section 4975 of the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be

“significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemption

The U.S. Department of Labor has issued an administrative exemption to Deutsche Bank Securities Inc., as Department Final Authorization Number 97-03E (December 9, 1996), as amended by Prohibited Transaction Exemption 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013)(the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Deutsche Bank Securities Inc., provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief:

First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”).

Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities.

Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith.

Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an

Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Each purchaser of Offered Certificates that is an ERISA Plan will be deemed to have represented and warranted that (i) none of the depositor, the Trust, the trustee, any underwriter, the master servicer, the special servicer, the Certificate Administrator, the operating advisor, the asset representations reviewer, or any of their respective affiliated entities, has provided any investment advice within the meaning of Section 3(21) of ERISA (and regulations thereunder) to the ERISA Plan, or to any fiduciary or other person making the decision to invest the assets of the ERISA Plan (“Fiduciary”), in connection with its acquisition of Certificates, and (ii) the Fiduciary is exercising its own independent judgment in evaluating the transaction.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”); and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the certificates and material federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP. Certain legal matters will be passed upon for the underwriters by Sidley Austin LLP.

Ratings

It is a condition to their issuance that the Offered Certificates receive investment grade credit ratings from each of the Rating Agencies engaged by the Depositor to rate such class of certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders and the RR Interest Owner of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each distribution date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in August 2057. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder or the RR Interest Owner might suffer a lower than anticipated yield, (c) the likelihood of receipt of yield maintenance charges, prepayment charges, prepayment premiums, prepayment fees or penalties or default interest or post anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest or (ii) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with

Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Index of Defined Terms

17g-5 Information Provider	311
180 Water Assumed Scheduled Payment	332
180 Water Available Funds	282
180 Water Companion Loans	194
180 Water Control Appraisal Period	200
180 Water Control Eligible Certificates	386
180 Water Controlling Class	385
180 Water Controlling Class Certificateholder	385
180 Water Controlling Class Representative	385
180 Water Controlling Noteholder	198
180 Water Defaulted Note Purchase Date	201
180 Water Intercreditor Agreement	194
180 Water Lead Securitization	200
180 Water Major Decision	201
180 Water Mortgage Loan	194
180 Water Mortgaged Property	194
180 Water Non-Controlling Note A Holder	200
180 Water Non-Lead Securitization	200
180 Water Note	194
180 Water Note A Holders	194
180 Water Note A Percentage Interest	197
180 Water Note A Rate	197
180 Water Note A Relative Spread	197
180 Water Note A Subordinate Class Representative	200
180 Water Note A-1	194
180 Water Note A-1 Holder	197
180 Water Note A-2	194
180 Water Note A-2 Holder	198
180 Water Note A-3	194
180 Water Note A-3 Holder	198
180 Water Note A-4	194
180 Water Note A-4 Holder	198
180 Water Note A-5	194
180 Water Note A-5 Holder	198
180 Water Noteholder	200
180 Water Noteholders	194
180 Water Purchase Notice	201
180 Water Realized Loss	301
180 Water Senior Mortgage Loan	194
180 Water Senior Notes	194
180 Water Senior Pari Passu Companion Loans	194
180 Water Sequential Pay Event	198
180 Water Subordinate Companion Loan	194
180 Water Subordinate Companion Loan Holder	195
180 Water Subordinate Companion Loan Percentage Interest	198
180 Water Subordinate Companion Loan Rate	198
180 Water Subordinate Companion Loan Relative Spread	198
180 Water VRR Realized Loss	301
180 Water Whole Loan	194
180 Water Workout	195
180W Risk Retention Consultation Party	305
180W-VRR Percentage	301
1986 Act	474
1996 Act	454
2015 Budget Act	482
225 Bush Control Appraisal Period	218
225 Bush Controlling Noteholder	216
225 Bush Defaulted Note Purchase Date	219
225 Bush Intercreditor Agreement	212
225 Bush Lead Securitization	218
225 Bush Major Decision	219
225 Bush Mortgage Loan	212
225 Bush Mortgaged Property	211
225 Bush Non-Controlling Note A Holder	218
225 Bush Non-Lead Securitization	218
225 Bush Note	211
225 Bush Note A Holders	212
225 Bush Note A Percentage Interest	215
225 Bush Note A Rate	215
225 Bush Note A Relative Spread	215
225 Bush Note A Subordinate Class Representative	218
225 Bush Note A-1	212
225 Bush Note A-1 Holder	215
225 Bush Note A-2	212
225 Bush Note A-2 Holder	215
225 Bush Note A-3	212
225 Bush Note A-3 Holder	215
225 Bush Note A-4	212
225 Bush Note A-4 Holder	215
225 Bush Note A-5	212
225 Bush Note A-5 Holder	215
225 Bush Note A-6	212
225 Bush Note A-6 Holder	215
225 Bush Noteholder	218
225 Bush Noteholders	212
225 Bush Purchase Notice	219
225 Bush Senior Mortgage Loan	212
225 Bush Senior Notes	212

225 Bush Senior Pari Passu Companion Loans	212
225 Bush Sequential Pay Event	216
225 Bush Subordinate Companion Loan	212
225 Bush Subordinate Companion Loan Holder	213
225 Bush Subordinate Companion Loan Percentage Interest	216
225 Bush Subordinate Companion Loan Rate	216
225 Bush Subordinate Companion Loan Relative Spread	216
225 Bush Whole Loan	211
225 Bush Workout	213
401(c) Regulations	492
4W Space	165
AB Modified Loan	360
AB Whole Loan	186
Acceptable Insurance Default	365
Accrued AB Loan Interest	294
Acting General Counsel’s Letter	130
Actual/360 basis	30
Actual/360 Basis	172
Actual/360 Loans	337
ADA	456
Administrative Cost Rate	289
ADR	136
Advances	333
Affirmative Asset Review Vote	406
Aggregate Principal Distribution Amount	289
Allocated Loan Amount	136
Annual Debt Service	136
Anticipated Repayment Date	173
Appraisal Reduction Amount	357
Appraisal Reduction Event	356
Appraised Value	136
Appraised-Out Class	362
Approved Exchange	16
ARD Loan	173
ASR Consultation Process	378
Assessment of Compliance	436
Asset Representations Reviewer Asset Review Fee	355
Asset Representations Reviewer Fee Cap	355
Asset Representations Reviewer Termination Event	410
Asset Review	407
Asset Review Notice	406
Asset Review Quorum	406
Asset Review Report	408
Asset Review Report Summary	408
Asset Review Standard	407
Asset Review Trigger	404
Asset Review Vote Election	405
Asset Status Report	376
Assumed Final Distribution Date	296
Assumed Scheduled Payment	290
Attestation Report	436
AULs	155
Available Funds	281
B14 Master Servicer	221
B14 PSA	220
B14 Special Servicer	221
B14 Trustee	221
Balloon Balance	136
Balloon LTV	137
Base Interest Fraction	295
Benchmark 2019-B13 PSA	186
Benchmark 2019-B14 PSA	186
Benefit Plan Investors	489
Borrower Party	305
Borrower Party Affiliate	305
Breach Notice	323
BSC	155
Business Day	339
Casualty Threshold	147
CCRE	234
Century Plaza Towers Companion Loans	203
Century Plaza Towers Directing Certificateholder	210
Century Plaza Towers Intercreditor Agreement	203
Century Plaza Towers Mortgage Loan	202
Century Plaza Towers Non-Standalone Pari Passu Companion Loans	202
Century Plaza Towers Noteholders	203
Century Plaza Towers Pari Passu Companion Loans	202
Century Plaza Towers Servicer	203
Century Plaza Towers Special Servicer	203
Century Plaza Towers Standalone Companion Loans	203
Century Plaza Towers Standalone Pari Passu Companion Loans	202
Century Plaza Towers Subordinate Companion Loans	203
Century Plaza Towers Triggering Event of Default	204
Century Plaza Towers Trustee	203
Century Plaza Towers Whole Loan	203
CERCLA	453
Certificate Administrator/Trustee Fee	353
Certificate Administrator/Trustee Fee Rate	354
Certificate Balance	279
Certificate Owners	314
Certificateholder	306
Certificateholder Repurchase Request	425
Certifying Certificateholder	316
CGCMT 2019-GC41 PSA	186

CGMRC	252
Class A-SB Planned Principal Balance	291
Class RR Certificates	270
Class X certificates	3
Class X Certificates	278
Class X-A Strip Rates	287
Class X-B Strip Rate	287
Class X-D Strip Rate	287
Class X-F Strip Rate	288
Clearstream	313
Clearstream Participants	315
Closing Date	135
CMBS	55, 263
CMBS B-Piece Securities	274
Code	472
Collateral Deficiency Amount	360
Collection Account	336
Collection Period	283
Communication Request	317
Companion Loan	133
Companion Loan Holder	184
Compensating Interest Payment	297
Competitive Gaming Period	166
Competitive Gaming Project	166
Constant Prepayment Rate	464
Consultation Termination Event	393
Contractual Debt Yield	183
Contractual Total Debt DSCR	183
Control Eligible Certificates	386
Control Note	186
Control Termination Event	392
Controlling Class	386
Controlling Class Certificateholder	386
Controlling Holder	186
Controlling Note	186
Conversion Space	177
Corrected Loan	375
CPR	464
CPTS 2019-CPT Securitization	203
CPTS 2019-CPT TSA	186
CREC	155
Credit Risk Retention Rules	271
CREFC®	302
CREFC® Intellectual Property Royalty License Fee	355
CREFC® Intellectual Property Royalty License Fee Rate	356
CREFC® Reports	302
CREFI	251
CREFI Data File	253
CREFI Mortgage Loans	251
CREFI Securitization Database	252
CREFI VRR Interest Portion	271
Crossover Date	286
CRR	114
Cumulative Appraisal Reduction Amount	360
Cure Event	210
Cure Payment	210
Cure/Contest Period	408
Current LTV	137
Cut-off Date	133
Cut-off Date Balance	136
Cut-off Date LTV Ratio	137
Cut-off Date UW NCF	140
daily portions	477
DBNY	134, 234
DBNY VRR Interest Portion	270
DBRI	134, 234
DC Office Trust 2019-MTC TSA	187
Defaulted Loan	382
Defeasance Deposit	177
Defeasance Loans	176
Defeasance Lock-Out Period	176
Defeasance Option	176
Definitive Certificate	313
Delegated Directive	13
Delinquent Loan	405
Depositaries	313
Determination Date	280
Deutsche Bank	234
Diligence File	320
Directing Holder	384
Directing Holder Asset Status Report Review Process	378
Disclosable Special Servicer Fees	353
Discount Rate	174
Dispute Resolution Consultation	427
Dispute Resolution Cut-off Date	427
Distribution Accounts	337
Distribution Date	280
DMARC	235
Dodd-Frank Act	115
DOJ	234
DOL	489
DTC	313
DTC Participants	314
DTC Rules	315
Due Date	172, 283
Due Diligence Questionnaire	253
EDGAR	488
EEA	12
Eligible Asset Representations Reviewer	409
Eligible Operating Advisor	399
Enforcing Party	425
Enforcing Servicer	425
EPA	155
ESA	154, 239
Escrow/Reserve Mitigating Circumstances	241
EU Risk Retention and Due Diligence Requirements	114

EU Securitization Regulation	115
Euroclear	313
Euroclear Operator	315
Euroclear Participants	315
Excess Interest	280
Excess Interest Distribution Account	338
Excess Prepayment Interest Shortfall	299
Exchange Act	233, 242
Excluded Controlling Class Holder	304
Excluded Controlling Class Loan	305
Excluded Information	305
Excluded Loan	305
Excluded Plan	491
Excluded Special Servicer	415
Excluded Special Servicer Mortgage Loan	415
Exemption	490
Exemption Rating Agency	490
FATCA	483
FDIA	129
FDIC	129
FDIC Safe Harbor	130
FETL	16
Fiduciary	492
FIEL	17
Final Asset Status Report	379
Final Dispute Resolution Election Notice	427
Financial Promotion Order	14
FIRREA	131, 238
Fitch	434
FPO Persons	14
FSCMA	17
FSMA	14
Funds	266
GACC	134, 234
GACC Data Tape	236
GACC Deal Team	236
GACC Mortgage Loans	235
Gain-on-Sale Reserve Account	338
Garn Act	455
Goldman Originator	244
grace period	172
Grantor Trust	52, 472
GS Bank	129, 242, 243
GSMC	242
GSMC Data Tape	243
GSMC Deal Team	243
GSMC Mortgage Loans	242
GSMC VRR Interest Portion	270
Hard Lockbox	137
HDFC	153
HPD Documents	171
HRR certificates	28
HRR Certificates	111, 271
HSTP Act	64
Impermissible Asset Representations Reviewer Affiliate	421
Impermissible Operating Advisor Affiliate	421
Impermissible Risk Retention Affiliate	422
Impermissible TPP Affiliate	421
Indirect Participants	314
Initial Delivery Date	376
Initial Pool Balance	133
Initial Rate	173
Initial Requesting Certificateholder	425
In-Place Cash Management	137
Institutional Investor	16
Institutional Investors	114
Insurance and Condemnation Proceeds	336
Insurance Rating Requirements	5
Intercreditor Agreement	184
Interest Accrual Amount	289
Interest Accrual Period	289
Interest Distribution Amount	289
Interest Payment Differential	174
Interest Reserve Account	337
Interest Shortfall	289
Interested Person	383
Intermediary	483
Investment Company Act	1
Investor Certification	306
Investor Member	167
Investor Q&A Forum	310
Investor Registry	311
IO Group YM Distribution Amount	295
IPO Filing	144
Japanese Retention Requirement	17
JFSA	17
JRR Rule	17
KBRA	434
Largest Tenant	137
Lead Note	226
Lease Expiration	137
Lennar	265
Liquidation Fee	350
Liquidation Proceeds	350
Loan Per Net Rentable Area	137
Loan Specific Certificates	278
Loan-Specific Certificateholder	307
loan-specific certificates	3, 28
Loan-Specific Certificates	133
Loan-Specific Voting Rights	312
Loan-to-Value Ratio	137
Loan-to-Value Ratio at Maturity or ARD	137
Los Angeles	158
Loss of Value Payment	325
Lower-Tier Regular Interests	472
Lower-Tier REMIC	52, 472
Lower-Tier REMIC Distribution Account	337
LTV Ratio	137

LTV Ratio at Maturity or ARD	137
MAI	326
Major Decision	387
Major Decision Reporting Package	387
Majority B Noteholder	226
Market Discount	477
MAS	16
Master Lease	167
Master Servicer Major Decision	390
Master Servicer Non-Major Decision	369
Master Servicer Proposed Course of Action Notice	426
Master Servicer Remittance Date	331
Master Servicing Fee	347
Master Servicing Fee Rate	347
Master Tenant	152, 167
Material Defect	323
Maturity Date LTV Ratio	137
Midland	263
Midtown Center Companion Loans	229
Midtown Center Intercreditor Agreement	229
Midtown Center Mortgage Loan	229
Midtown Center Noteholders	229
Midtown Center Pari Passu Companion Loans	229
Midtown Center Risk Retention Consultation Parties	232
Midtown Center Senior Notes	229
Midtown Center Servicer	229
Midtown Center Special Servicer	229
Midtown Center Subordinate Companion Loans	229
Midtown Center Trustee	230
Midtown Center Whole Loan	229
MiFID II	13
MLPA	317
MOA	271
Modeling Assumptions	464
Modification Fees	352
Modified Mortgage Loan	356
Moody’s	434
Mortgage	134
Mortgage File	317
Mortgage Loan Seller	234
Mortgage Loans	133
Mortgage Note	134
mortgage pool	28
Mortgage Pool	133
Mortgage Rate	289
Mortgaged Property	134
Most Recent NOI	137
MPCA	155
MSA	138
Net Default Interest	346
Net Mortgage Rate	288
Net Operating Income	138
Net Prepayment Interest Excess	297
NFA	155
NFIP	85
NFR	154
NI 33-105	18
NOI	138
NOI Date	138
Nominee Agreement	153
Non-Control Note	187
Non-Controlling Holder	187
non-offered loan-specific certificates	28
non-offered pooled certificates	28
non-qualified intermediary	483
Nonrecoverable Advance	333
Non-Reduced Certificates	414
Non-Serviced Certificate Administrator	187
Non-Serviced Companion Loan	187
Non-Serviced Custodian	187
Non-Serviced Directing Holder	187
Non-Serviced Master Servicer	187
Non-Serviced Mortgage Loan	187
Non-Serviced Pari Passu Companion Loan	187
Non-Serviced Pari Passu Whole Loan	187
Non-Serviced PSA	187
Non-Serviced Securitization Trust	187
Non-Serviced Special Servicer	187
Non-Serviced Trustee	187
Non-Serviced Whole Loan	188
Non-U.S. Person	483
Non-VRR Certificates	28, 278
Non-VRR Percentage	273
Notice of Foreclosure/DIL	211
Notional Amount	280
NRA	138
NRSRO	304, 419, 493
NRSRO Certification	307
NYCEDC	168
Occupancy	138
Occupancy Date	138
offered certificates	28
Offered Certificates	278
Offsetting Modification Fees	352
OID Regulations	475
OLA	130
Operating Advisor Annual Report	397
Operating Advisor Consultation Event	399
Operating Advisor Consulting Fee	354
Operating Advisor Expenses	354
Operating Advisor Fee	354
Operating Advisor Fee Rate	354
Operating Advisor Standard	397
Operating Advisor Termination Event	401
Original Balance	138
P&I Advance	331
PA DEP	155

PAR	239
Pari Passu Companion Loan	133
Park Bridge Financial	269
Park Bridge Lender Services	269
Participants	313
Parties in Interest	489
Pass-Through Rate	286
PATRIOT Act	457
PCIS Persons	14
PCO	169
PCR	249, 259
Periodic Payments	281
Permitted Investments	281
Permitted Release Default Event	178
Permitted Special Servicer/Affiliate Fees	353
PIPs	79, 156
Plans	489
PML	249
Pooled Aggregate Available Funds	281
Pooled Available Funds	283
Pooled Certificateholder	307
Pooled Certificateholder Quorum	414
pooled certificates	28
Pooled Certificates	278
Pooled Non-Reduced Certificates	414
pooled principal balance certificates	3
Pooled Principal Balance Certificates	278
Pooled Realized Loss	300
Pooled Voting Rights	312
PRC	15
Preliminary Dispute Resolution Election Notice	427
Prepayment Assumption	476
Prepayment Interest Excess	297
Prepayment Interest Shortfall	297
Prepayment Provision	138
PRIIPs Regulation	13
Prime Rate	336
Principal Balance Certificates	278
Principal Distribution Amount	290
Principal Shortfall	291
Privileged Information	400
Privileged Information Exception	401
Privileged Person	304
Prohibited Prepayment	298
Promotion Of Collective Investment Schemes Exemptions Order	14
Proposed Course of Action	426
Proposed Course of Action Notice	426
Prospectus Directive	13
PSA	278
PSA Party Repurchase Request	425
PTCE	492
Purchase Price	325
Qualified Intermediary	483
Qualified Investor	13
Qualified Replacement Special Servicer	414
Qualified Substitute Mortgage Loan	325
Qualifying CRE Loan Percentage	271
RAC No-Response Scenario	434
Rated Final Distribution Date	297
Rating Agencies	434
Rating Agency Confirmation	434
RCA	265
RCM	265
REA	71
Realized Losses	301
REC	154
Record Date	280
Registration Statement	488
Regular Interest Holder	475
Regular Interests	472
Regulation AB	436
Reimbursement Rate	336
Reinvestment Yield	174
Related Group	139
Related Proceeds	334
Release Date	177
Relevant Persons	14
Relief Act	456
REMIC	472
REMIC Regulations	472
REO Account	338
REO Loan	291
REO Property	375
Repurchase Election Notice	210
Repurchase Option Notice	210
Repurchase Request	425
Requesting Certificateholder	427
Requesting Holders	362
Requesting Investor	317
Requesting Party	433
Required Risk Retention Percentage	271
Requirements	457
Residual Certificates	278
Resolution Failure	426
Resolved	426
Restricted Group	490
Restricted Mezzanine Holder	305
Restricted Party	401
Retaining Parties	271
Retaining Sponsor	270
Retaining Third-Party Purchaser	111, 271
Review Materials	406
Revised Rate	173
RevPAR	139
Risk Retention Affiliate	400
Risk Retention Affiliated	400
Risk Retention Consultation Party	305
RMBS	262
Rooms	142
RR Interest	270

RR Interest Owner	270
RREF	275
Rule 17g-5	307
rust Subordinate Companion Loan REMIC Distribution Account	338
S&P	434
Scheduled Principal Distribution Amount	290
SEC	233, 242
Securities Act	436
Securitization Accounts	338
SEL	249
Senior Certificates	278
Senior Principal Balance Certificates	278
Serviced AB Mortgage Loan	188
Serviced AB Whole Loan	188
Serviced Companion Loan	188
Serviced Mortgage Loan	188
Serviced Pari Passu Companion Loan	188
Serviced Pari Passu Mortgage Loan	188
Serviced Pari Passu Whole Loan	188
Serviced Subordinate Companion Loan	188
Serviced Whole Loan	188
Serviced Whole Loan Custodial Account	336
Servicer Termination Even	417
Servicer Termination Event	419
Servicing Advances	333
Servicing Compensation	347
Servicing Fee	347
Servicing Fee Rate	347
Servicing Standard	330
Servicing Transfer Event	375
SF	139
SF Code	168
SFA	16
SFO	15
Similar Law	489
Site 2 Affordable Managers	167
Small Loan Appraisal Estimate	358
SMMEA	493
Soft Lockbox	139
Soft Springing Hard Lockbox	139
SoftBank	144
Sole Certificateholder	352
Special Servicer Major Decision	390
Special Servicer Non-Major Decision	367
Special Servicing Fee	348
Special Servicing Fee Rate	348
Specially Serviced Loans	374
Sponsor	234
Springing Cash Management	139
Springing Hard Lockbox	139
Springing Soft Lockbox	139
Sq. Ft.	139
Square Feet	139
SRP	154
Startup Day	473
Stated Principal Balance	291
Stone Point	266
Subject Loans	355
Subordinate Certificates	278
Subordinate Companion Loan	133, 188
Subsequent Asset Status Report	376
Sub-Servicing Agreement	331
Sub-Servicing Entity	418
T-12	139
Tax Cuts and Jobs Act	475
TCO	169
Term to Maturity	139
Terms and Conditions	315
Tests	407
The Essex A Note Holders	220
The Essex A Notes	220
The Essex B Notes	220
The Essex Companion Loans	220
The Essex Control Appraisal Period	226
The Essex Controlling Noteholder	226
The Essex Intercreditor Agreement	221
The Essex Major Decision	226
The Essex Mortgage Loan	220
The Essex Non-Controlling Noteholders	228
The Essex Note B Holders	220
The Essex Noteholders	221
The Essex Notes	220
The Essex Pari Passu Companion Loans	220
The Essex Percentage Interest	224
The Essex Relative Spread	224
The Essex Senior Mortgage Loan	220
The Essex Sequential Pay Event	224
The Essex Subordinate Companion Loan	220
The Essex Threshold Event Collateral	226
The Essex Whole Loan	220
Title V	456
Total Debt	183
Trailing 12 NOI	137
TRIA	9
TRIPRA	86
Trust	260
Trust Directing Holder	384
Trust REMIC	52
Trust REMICs	472
trust subordinate companion loan	44
Trust Subordinate Companion Loan	133
Trust Subordinate Companion Loan REMIC	52, 472
Trust Subordinate Companion Loan REMIC Distribution Account	337
Trust Subordinate Companion Loan REMIC Regular Interests	472
TTM	139
U.S. Obligations	174

U.S. Person	483
UCC	443
Underwriter Entities	104
Underwriting Agreement	486
Underwritten EGI	139, 142
Underwritten Expenses	139
Underwritten NCF	140
Underwritten NCF Debt Yield	140
Underwritten NCF DSCR	140
Underwritten Net Cash Flow	140
Underwritten Net Cash Flow DSCR	140
Underwritten Net Operating Income	140
Underwritten Net Operating Income DSCR	142
Underwritten NOI	140
Underwritten NOI Debt Yield	140
Underwritten NOI DSCR	142
Underwritten Revenues	142
Units	142
Unscheduled Principal Distribution Amount	290
Unsolicited Information	407
Updated Appraisal	359
Upper-Tier REMIC	52, 472
Upper-Tier REMIC Distribution Account	337
USTs	156
UW EGI	139, 142
UW Expenses	139
UW NCF	140
UW NCF Debt Yield	140
UW NCF DSCR	140
UW NOI	140
UW NOI Debt Yield	140
UW NOI DSCR	142
VCP	155
Volcker Rule	116
Voting Rights	312
VRR Allocation Percentage	273
VRR Available Funds	272
VRR interest	4, 28
VRR Interest	270
VRR Interest Balance	273
VRR Interest Distribution Amount	273
VRR Interest Owners	270
VRR Percentage	273
VRR Principal Distribution Amount	273
VRR Realized Loss	272
VRR Realized Loss Interest Distribution Amount	273
VRR REMIC Regular Interests	472
VRR-A Risk Retention Consultation Party	305
VRR-B Risk Retention Consultation Party	305
VRR-C Risk Retention Consultation Party	305
WAC rate	3
WAC Rate	288
Weighted Average Mortgage Rate	142
Wells Fargo Bank	261, 262
Whole Loan	133, 188
Wind Creek Base Rent	165
Wind Creek Tenant Gaming Proceeds	165
Withheld Amounts	337
Workout Fee	349
Workout-Delayed Reimbursement Amount	336

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

AND MORTGAGED PROPERTIES

[THIS PAGE INTENTIONALLY LEFT BLANK]

COMM 2019-GC44

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage		Cut-off		General	Detailed			Interest	Original	Remaining	Original	Remaining
			Initial Pool	# of	Loan	Original	Date	Maturity	Property	Property	Interest	Administrative	Accrual	Term to	Term to	Amortization	Amortization	Origination
Loan	ID	Property Name	Balance	Properties	Seller(1)	Balance($)(3)	Balance($)(3)	or ARD Balance($)	Type(4)(5)	Type	Rate(6)	Fee Rate(7)	Basis	Maturity or ARD	Maturity or ARD	Term	Term	Date
Loan	1	Century Plaza Towers(2)(32)(34)	7.3%	1	GACC	75,000,000	75,000,000	75,000,000	Office	CBD	3.0045%	0.01188%	Actual/360	120	119	0	0	10/21/2019
Loan	2	180 Water(2)(32)(33)(34)	6.1%	1	GACC	62,500,000	62,500,000	62,500,000	Multifamily	High Rise	3.410377%	0.01188%	Actual/360	60	59	0	0	10/18/2019
Loan	3	The Shoppes at Blackstone Valley(2)(34)	5.4%	1	GSMC	55,000,000	55,000,000	46,125,464	Retail	Anchored	3.8443%	0.01188%	Actual/360	120	119	360	360	11/01/2019
Loan	4	Weston Kentucky Portfolio	5.1%	3	GSMC	52,253,500	52,253,500	52,253,500	Industrial	Various	3.3530%	0.02188%	Actual/360	120	119	0	0	11/01/2019
Property	4.01	Westport Distribution Center	2.5%	1	GSMC	25,541,823	25,541,823		Industrial	Warehouse/Distribution
Property	4.02	Bluegrass Corporate Center	1.3%	1	GSMC	13,518,318	13,518,318		Industrial	Flex
Property	4.03	Jefferson Trade Center	1.3%	1	GSMC	13,193,359	13,193,359		Industrial	Flex
Loan	5	225 Bush(2)(32)	4.9%	1	GACC	50,000,000	50,000,000	50,000,000	Office	CBD	3.3030%	0.01188%	Actual/360	60	59	0	0	10/11/2019
Loan	6	USAA Office Portfolio(2)	4.4%	4	GSMC	45,000,000	45,000,000	45,000,000	Office	Suburban	3.3700%	0.01188%	Actual/360	121	116	0	0	07/02/2019
Property	6.01	Legacy Corporate Centre I & II	1.3%	1	GSMC	13,589,109	13,589,109		Office	Suburban
Property	6.02	Crosstown Center I	1.2%	1	GSMC	12,549,505	12,549,505		Office	Suburban
Property	6.03	Crosstown Center II	1.1%	1	GSMC	11,138,614	11,138,614		Office	Suburban
Property	6.04	Legacy Corporate Centre III	0.8%	1	GSMC	7,722,772	7,722,772		Office	Suburban
Loan	7	PCI Pharma Portfolio(2)	3.9%	5	GSMC	40,000,000	40,000,000	40,000,000	Various	Various	3.3790%	0.01188%	Actual/360	120	119	0	0	10/31/2019
Property	7.01	3001 Red Lion Road	1.8%	1	GSMC	18,102,929	18,102,929		Industrial	R&D/Flex
Property	7.02	4536 & 4545 Assembly Drive	1.2%	1	GSMC	12,679,282	12,679,282		Industrial	Warehouse/Distribution
Property	7.03	6166 Nancy Ridge Drive	0.5%	1	GSMC	4,772,810	4,772,810		Office	Suburban Flex
Property	7.04	6146 Nancy Ridge Drive	0.3%	1	GSMC	3,133,663	3,133,663		Office	Suburban Flex
Property	7.05	1635 & 1639 New Milford School Road	0.1%	1	GSMC	1,311,317	1,311,317		Industrial	Warehouse
Loan	8	Elston Retail Collection(2)	3.9%	1	CREFI	40,000,000	39,918,185	28,397,553	Retail	Anchored	3.6500%	0.02188%	Actual/360	120	119	300	299	10/31/2019
Loan	9	55 Green Street	3.6%	1	GSMC	36,600,000	36,600,000	36,600,000	Office	CBD	3.4510%	0.03188%	Actual/360	120	119	0	0	11/01/2019
Loan	10	The Essex Site 2(2)(20)(32)(33)	3.4%	1	GSMC	35,100,000	35,100,000	35,100,000	Mixed Use	Multifamily/Retail	2.7590%	0.01188%	Actual/360	84	83	0	0	10/25/2019
Loan	11	Legends at Village West(2)	3.4%	1	CREFI	35,000,000	34,948,301	31,690,606	Retail	Anchored	3.8600%	0.03063%	Actual/360	60	59	360	359	10/22/2019
Loan	12	Midtown Center(2)(32)	3.2%	1	GSMC	32,525,000	32,525,000	32,525,000	Office	CBD	3.0850%	0.01188%	Actual/360	120	118	0	0	09/30/2019
Loan	13	Broadcasting Square(2)	3.1%	1	CREFI	32,000,000	32,000,000	32,000,000	Retail	Power Center	3.1600%	0.02188%	Actual/360	120	119	0	0	11/01/2019
Loan	14	Westland Fair	3.1%	1	GSMC	31,500,000	31,500,000	28,285,300	Retail	Anchored	3.4000%	0.03188%	Actual/360	120	119	360	360	10/30/2019
Loan	15	Cobb Place(2)	2.4%	1	GSMC	25,000,000	25,000,000	22,506,615	Retail	Anchored	3.5420%	0.02188%	Actual/360	84	83	360	360	10/24/2019
Loan	16	Tri Pointe Plaza	2.2%	1	CREFI	22,165,000	22,165,000	22,165,000	Mixed Use	Office/Retail	3.6600%	0.01188%	Actual/360	120	119	0	0	10/17/2019
Loan	17	Villa Carlotta(34)	2.0%	1	CREFI	20,500,000	20,500,000	20,500,000	Multifamily	Mid Rise	4.0100%	0.04188%	Actual/360	120	119	0	0	11/06/2019
Loan	18	Wind Creek Leased Fee(2)	1.9%	1	GACC	20,000,000	19,923,773	17,121,720	Other	Leased Fee	4.3800%	0.01188%	Actual/360	120	116	420	416	07/23/2019
Loan	19	BOA Building Tulsa	1.8%	1	GACC	18,340,000	18,133,706	13,741,487	Office	CBD	5.0500%	0.01188%	Actual/360	120	113	300	293	04/18/2019
Loan	20	Embassy Suites Laredo(34)	1.8%	1	GACC	18,000,000	18,000,000	15,093,878	Hospitality	Full Service	3.8390%	0.01188%	Actual/360	120	118	360	360	10/03/2019
Loan	21	Brookside Park Apartments	1.7%	1	CREFI	17,525,000	17,525,000	17,525,000	Multifamily	Garden	3.7500%	0.01188%	Actual/360	120	119	0	0	11/05/2019
Loan	22	Brentwood Town Center	1.7%	1	GSMC	17,500,000	17,500,000	17,500,000	Retail	Unanchored	3.2570%	0.01188%	Actual/360	120	119	0	0	10/18/2019
Loan	23	Residence Inn Phoenix Chandler South	1.7%	1	GSMC	17,500,000	17,500,000	14,864,822	Hospitality	Extended Stay	4.3000%	0.01188%	Actual/360	120	119	360	360	10/23/2019
Loan	24	Spectrum Apartments	1.7%	1	CREFI	17,500,000	17,500,000	17,500,000	Multifamily	Mid Rise	4.0500%	0.01188%	Actual/360	120	119	0	0	10/31/2019
Loan	25	874 Springfield	1.7%	1	CREFI	17,500,000	17,474,012	13,816,029	Retail	Anchored	3.8300%	0.01188%	Actual/360	120	119	360	359	10/29/2019
Loan	26	Keystone Crossing	1.6%	1	GSMC	16,750,000	16,724,346	13,138,352	Mixed Use	Office/Retail	3.6550%	0.01188%	Actual/360	120	119	360	359	10/10/2019
Loan	27	Townhomes at Highfield Commons	1.6%	1	GSMC	16,600,000	16,600,000	15,041,958	Multifamily	Townhomes	3.9123%	0.01188%	Actual/360	120	119	360	360	11/01/2019
Loan	28	Millennium Park Plaza(2)	1.5%	1	GSMC	15,000,000	15,000,000	15,000,000	Mixed Use	Multifamily/Office/Retail	3.6600%	0.01188%	Actual/360	120	116	0	0	07/19/2019
Loan	29	Claremont Apartments	1.5%	1	GSMC	14,880,000	14,880,000	14,880,000	Multifamily	Garden	3.4200%	0.06063%	Actual/360	120	119	0	0	10/11/2019
Loan	30	Ledges One	1.4%	1	GSMC	14,500,000	14,500,000	14,500,000	Multifamily	Garden	3.6840%	0.01188%	Actual/360	120	119	0	0	10/23/2019
Loan	31	North Attleboro Center	1.4%	1	GACC	13,923,000	13,923,000	13,923,000	Retail	Anchored	3.6550%	0.01188%	Actual/360	120	119	0	0	11/04/2019
Loan	32	Hampton Inn Summerlin	1.3%	1	CREFI	13,800,000	13,772,964	9,915,286	Hospitality	Limited Service	3.9500%	0.01188%	Actual/360	120	119	300	299	10/31/2019
Loan	33	Home2 Suites Hanford Lemoore	1.3%	1	GSMC	13,000,000	12,981,269	10,327,159	Hospitality	Extended Stay	4.0000%	0.01188%	Actual/360	120	119	360	359	10/17/2019
Loan	34	Young Innovations Portfolio	1.1%	2	GACC	11,110,290	11,110,290	11,110,290	Industrial	Flex	3.5780%	0.01188%	Actual/360	120	119	0	0	10/11/2019
Property	34.01	Young Innovations Earth City	0.6%	1	GACC	6,588,660	6,588,660		Industrial	Flex
Property	34.02	Young Innovations Algonquin	0.4%	1	GACC	4,521,630	4,521,630		Industrial	Flex
Loan	35	Oxy Lofts	0.9%	1	GSMC	9,000,000	9,000,000	9,000,000	Multifamily	Garden	3.7280%	0.01188%	Actual/360	120	119	0	0	10/31/2019
Loan	36	Bushwick Multifamily Portfolio	0.8%	3	CREFI	8,500,000	8,500,000	8,500,000	Multifamily	Mid Rise	3.8700%	0.01188%	Actual/360	120	119	0	0	10/30/2019
Property	36.01	682 Chauncey Street	0.4%	1	CREFI	4,100,000	4,100,000		Multifamily	Mid Rise
Property	36.02	1441 Bushwick Ave	0.2%	1	CREFI	2,290,000	2,290,000		Multifamily	Mid Rise
Property	36.03	22 Granite Street	0.2%	1	CREFI	2,110,000	2,110,000		Multifamily	Mid Rise
Loan	37	Newpark Flats Apartments	0.8%	1	GSMC	8,000,000	8,000,000	8,000,000	Multifamily	Garden	3.3500%	0.06063%	Actual/360	120	119	0	0	10/31/2019
Loan	38	City Pointe Apartments & Townhomes	0.7%	1	GACC	7,250,000	7,250,000	6,546,766	Multifamily	Garden	3.7130%	0.04063%	Actual/360	120	119	360	360	10/25/2019
Loan	39	Hub at Vista Palomar Park(34)	0.7%	1	GSMC	7,200,000	7,200,000	7,200,000	Retail	Unanchored	3.6490%	0.01188%	Actual/360	120	119	0	0	10/28/2019
Loan	40	152 South 4th Street	0.6%	1	CREFI	5,750,000	5,750,000	5,750,000	Multifamily	Mid Rise	3.7000%	0.01188%	Actual/360	120	119	0	0	10/25/2019
Loan	41	155 Meserole Street	0.5%	1	CREFI	5,450,000	5,450,000	5,450,000	Multifamily	Mid Rise	3.7000%	0.01188%	Actual/360	120	119	0	0	10/25/2019
Loan	42	119 Guernsey Street	0.5%	1	CREFI	5,090,000	5,090,000	5,090,000	Multifamily	Mid Rise	3.7000%	0.01188%	Actual/360	120	119	0	0	10/25/2019
Loan	43	273 Leonard Street	0.5%	1	CREFI	5,000,000	5,000,000	5,000,000	Multifamily	Mid Rise	3.7000%	0.01188%	Actual/360	120	119	0	0	10/25/2019

A-1-1

COMM 2019-GC44

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

									Pari Passu	Pari Passu
			First				Monthly	Annual	Companion Loan	Companion Loan	Remaining			Crossed
			Payment	Maturity	ARD Loan	Final	Debt	Debt	Monthly Debt	Annual Debt	Interest Only		Cash	With	Related	Underwritten	Underwritten
Loan	ID	Property Name	Date	or ARD Date	(Yes/No)	Maturity Date	Service($)(8)	Service($)(8)	Service($)	Service($)	Period	Lockbox(9)	Management(10)	Other Loans	Borrower	NOI DSCR(8)(11)	NCF DSCR(8)(11)
Loan	1	Century Plaza Towers(2)(32)(34)	12/09/2019	11/09/2029	No	11/09/2029	190,389	2,284,672	2,094,283	25,131,391	119	Hard	Springing	No	No	4.42x	4.09x
Loan	2	180 Water(2)(32)(33)(34)	12/06/2019	11/06/2024	No	11/06/2024	180,091	2,161,090	216,109	2,593,308	59	Hard	In Place	No	No	3.17x	3.15x
Loan	3	The Shoppes at Blackstone Valley(2)(34)	12/01/2019	11/06/2029	No	11/06/2029	257,666	3,091,986	510,646	6,127,755	23	Hard	Springing	No	No	1.61x	1.53x
Loan	4	Weston Kentucky Portfolio	12/06/2019	11/06/2029	No	11/06/2029	148,033	1,776,394			119	Springing Hard	Springing	No	No	3.32x	3.06x
Property	4.01	Westport Distribution Center
Property	4.02	Bluegrass Corporate Center
Property	4.03	Jefferson Trade Center
Loan	5	225 Bush(2)(32)	12/06/2019	11/06/2024	No	11/06/2024	139,536	1,674,438	428,656	5,143,872	59	Hard	Springing	No	No	4.00x	3.85x
Loan	6	USAA Office Portfolio(2)	08/06/2019	08/06/2029	No	08/06/2029	128,130	1,537,563	562,065	6,744,774	116	Hard	Springing	No	No	2.86x	2.84x
Property	6.01	Legacy Corporate Centre I & II
Property	6.02	Crosstown Center I
Property	6.03	Crosstown Center II
Property	6.04	Legacy Corporate Centre III
Loan	7	PCI Pharma Portfolio(2)	12/06/2019	11/06/2029	No	11/06/2029	114,198	1,370,372	195,564	2,346,762	119	Hard	Springing	No	Yes - A	2.77x	2.61x
Property	7.01	3001 Red Lion Road
Property	7.02	4536 & 4545 Assembly Drive
Property	7.03	6166 Nancy Ridge Drive
Property	7.04	6146 Nancy Ridge Drive
Property	7.05	1635 & 1639 New Milford School Road
Loan	8	Elston Retail Collection(2)	12/06/2019	11/06/2029	No	11/06/2029	203,482	2,441,780	152,611	1,831,335	0	Springing Hard	Springing	No	No	1.46x	1.44x
Loan	9	55 Green Street	12/06/2019	11/06/2029	No	11/06/2029	106,717	1,280,609			119	Hard	In Place	No	No	2.53x	2.46x
Loan	10	The Essex Site 2(2)(20)(32)(33)	12/01/2019	11/01/2026	No	11/01/2026	81,822	981,859	190,917	2,291,005	83	Hard	Springing	No	No	3.68x	3.66x
Loan	11	Legends at Village West(2)	12/06/2019	11/06/2024	No	11/06/2024	164,283	1,971,394	398,973	4,787,671	0	Hard	Springing	No	No	1.68x	1.67x
Loan	12	Midtown Center(2)(32)	11/11/2019	10/11/2029	Yes	09/30/2033	84,778	1,017,332	910,920	10,931,044	118	Hard	Springing	No	No	4.02x	3.98x
Loan	13	Broadcasting Square(2)	12/06/2019	11/06/2029	No	11/06/2029	85,437	1,025,244	80,097	961,167	119	Hard	In Place	No	No	3.83x	3.50x
Loan	14	Westland Fair	12/06/2019	11/06/2029	No	11/06/2029	139,697	1,676,359			59	Hard	Springing	No	No	2.01x	1.91x
Loan	15	Cobb Place(2)	12/06/2019	11/06/2026	No	11/06/2026	112,848	1,354,177	67,709	812,506	23	Hard	In Place	No	No	2.00x	1.90x
Loan	16	Tri Pointe Plaza	12/06/2019	11/06/2029	No	11/06/2029	68,542	822,506			119	Hard	Springing	No	No	2.60x	2.45x
Loan	17	Villa Carlotta(34)	12/06/2019	11/06/2029	No	11/06/2029	69,456	833,467			119	Springing Hard	Springing	No	No	1.98x	1.97x
Loan	18	Wind Creek Leased Fee(2)	09/06/2019	08/06/2029	No	08/06/2029	93,171	1,118,046	589,769	7,077,233	0	Hard	In Place	No	No	1.27x	1.27x
Loan	19	BOA Building Tulsa	06/06/2019	05/06/2029	No	05/06/2029	107,749	1,292,985			0	Hard	Springing	No	No	1.75x	1.55x
Loan	20	Embassy Suites Laredo(34)	11/06/2019	10/06/2029	No	10/06/2029	84,272	1,011,269			22	Hard	Springing	No	No	2.51x	2.18x
Loan	21	Brookside Park Apartments	12/06/2019	11/06/2029	No	11/06/2029	55,526	666,315			119	Springing Hard	Springing	No	No	2.25x	2.17x
Loan	22	Brentwood Town Center	12/06/2019	11/06/2029	No	11/06/2029	48,158	577,891			119	Springing Hard	Springing	No	No	2.89x	2.85x
Loan	23	Residence Inn Phoenix Chandler South	12/06/2019	11/06/2029	No	11/06/2029	86,603	1,039,230			23	None	In Place	No	No	2.04x	1.84x
Loan	24	Spectrum Apartments	12/06/2019	11/06/2029	No	11/06/2029	59,883	718,594			119	Springing Hard	Springing	No	No	1.85x	1.82x
Loan	25	874 Springfield	12/06/2019	11/06/2029	No	11/06/2029	81,842	982,100			0	Hard	Springing	No	No	1.73x	1.61x
Loan	26	Keystone Crossing	12/06/2019	11/06/2029	No	11/06/2029	76,672	920,060			0	Hard	Springing	No	No	2.07x	1.91x
Loan	27	Townhomes at Highfield Commons	12/06/2019	11/06/2029	No	11/06/2029	78,414	940,967			59	Soft	In Place	No	No	1.53x	1.50x
Loan	28	Millennium Park Plaza(2)	09/06/2019	08/06/2029	No	08/06/2029	46,385	556,625	603,010	7,236,125	116	Soft (Residential) / Hard (Nonresidential)	Springing	No	No	2.01x	2.01x
Loan	29	Claremont Apartments	12/06/2019	11/06/2029	No	11/06/2029	42,997	515,964			119	None	None	No	No	2.45x	2.42x
Loan	30	Ledges One	12/06/2019	11/06/2029	No	11/06/2029	45,133	541,599			119	None	None	No	No	2.29x	2.26x
Loan	31	North Attleboro Center	12/06/2019	11/06/2029	No	11/06/2029	42,996	515,954			119	Hard	Springing	No	No	3.76x	3.46x
Loan	32	Hampton Inn Summerlin	12/06/2019	11/06/2029	No	11/06/2029	72,461	869,532			0	Hard	Springing	No	No	1.95x	1.76x
Loan	33	Home2 Suites Hanford Lemoore	12/06/2019	11/06/2029	No	11/06/2029	62,064	744,768			0	Springing Hard	Springing	No	No	2.40x	2.22x
Loan	34	Young Innovations Portfolio	12/06/2019	11/06/2029	No	11/06/2029	33,587	403,047			119	Hard	Springing	No	Yes - A	2.83x	2.75x
Property	34.01	Young Innovations Earth City
Property	34.02	Young Innovations Algonquin
Loan	35	Oxy Lofts	12/06/2019	11/06/2029	No	11/06/2029	28,348	340,180			119	Soft	Springing	No	No	1.98x	1.96x
Loan	36	Bushwick Multifamily Portfolio	12/06/2019	11/06/2029	No	11/06/2029	27,793	333,519			119	Springing Soft	Springing	No	No	1.92x	1.89x
Property	36.01	682 Chauncey Street
Property	36.02	1441 Bushwick Ave
Property	36.03	22 Granite Street
Loan	37	Newpark Flats Apartments	12/06/2019	11/06/2029	No	11/06/2029	22,644	271,722			119	None	None	No	No	2.67x	2.64x
Loan	38	City Pointe Apartments & Townhomes	12/06/2019	11/06/2029	No	11/06/2029	33,424	401,086			59	Springing Soft	Springing	No	No	1.75x	1.69x
Loan	39	Hub at Vista Palomar Park(34)	12/06/2019	11/06/2029	No	11/06/2029	22,198	266,377			119	Springing Hard	Springing	No	No	2.75x	2.68x
Loan	40	152 South 4th Street	12/06/2019	11/06/2029	No	11/06/2029	17,975	215,705			119	Springing Soft	Springing	No	Yes - B	1.90x	1.89x
Loan	41	155 Meserole Street	12/06/2019	11/06/2029	No	11/06/2029	17,038	204,451			119	Springing Soft	Springing	No	Yes - B	1.90x	1.88x
Loan	42	119 Guernsey Street	12/06/2019	11/06/2029	No	11/06/2029	15,912	190,946			119	Springing Soft	Springing	No	Yes - B	1.89x	1.87x
Loan	43	273 Leonard Street	12/06/2019	11/06/2029	No	11/06/2029	15,631	187,569			119	Springing Soft	Springing	No	Yes - B	1.96x	1.95x

A-1-2

COMM 2019-GC44

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

							FIRREA	Cut-Off
			Grace	Payment	Appraised	Appraisal	Compliant	Date LTV	LTV Ratio at
Loan	ID	Property Name	Period(13)	Date	Value ($)(14)(15)	As-of Date(14)	(Yes/No)	Ratio(11)(14)(15)	Maturity or ARD(11)(14)	Address	City	County
Loan	1	Century Plaza Towers(2)(32)(34)	0	9	2,302,000,000	09/24/2019	Yes	39.1%	39.1%	2029 & 2049 Century Park East	Los Angeles	Los Angeles
Loan	2	180 Water(2)(32)(33)(34)	0	6	451,500,000	09/18/2019	Yes	30.5%	30.5%	180 Water Street	New York	New York
Loan	3	The Shoppes at Blackstone Valley(2)(34)	5 days grace, other than the payment due on the Maturity Date	1	238,700,000	08/14/2019	Yes	68.7%	57.6%	70 Worcester Providence Turnpike	Millbury	Worcester
Loan	4	Weston Kentucky Portfolio	0	6	80,400,000	09/25/2019	Yes	65.0%	65.0%	Various	Louisville	Jefferson
Property	4.01	Westport Distribution Center			37,800,000	08/28/2019	Yes			12710 Westport Road	Louisville	Jefferson
Property	4.02	Bluegrass Corporate Center			20,100,000	08/28/2019	Yes			10100 Bluegrass Parkway	Louisville	Jefferson
Property	4.03	Jefferson Trade Center			19,600,000	08/28/2019	Yes			3600 Chamberlain Lane	Louisville	Jefferson
Loan	5	225 Bush(2)(32)	0	6	589,000,000	09/05/2019	Yes	34.6%	34.6%	225 Bush Street	San Francisco	San Francisco
Loan	6	USAA Office Portfolio(2)	0	6	380,000,000	06/07/2019	Yes	63.8%	63.8%	Various	Various	Various
Property	6.01	Legacy Corporate Centre I & II			114,824,056	06/07/2019	Yes			5601 Legacy Drive and 7300 Parkwood Boulevard	Plano	Collin
Property	6.02	Crosstown Center I			106,065,678	06/07/2019	Yes			9527 Delaney Creek Boulevard	Tampa	Hillsborough
Property	6.03	Crosstown Center II			93,934,322	06/07/2019	Yes			9519 Delaney Creek Boulevard	Tampa	Hillsborough
Property	6.04	Legacy Corporate Centre III			65,175,943	06/07/2019	Yes			7400 Parkwood Boulevard	Plano	Collin
Loan	7	PCI Pharma Portfolio(2)	0	6	165,940,000	Various	Yes	65.4%	65.4%	Various	Various	Various
Property	7.01	3001 Red Lion Road			75,100,000	10/10/2019	Yes			3001 Red Lion Road	Philadelphia	Philadelphia
Property	7.02	4536 & 4545 Assembly Drive			52,600,000	10/11/2019	Yes			4536 & 4545 Assembly Drive	Rockford	Winnebago
Property	7.03	6166 Nancy Ridge Drive			19,800,000	10/10/2019	Yes			6166 Nancy Ridge Drive	San Diego	San Diego
Property	7.04	6146 Nancy Ridge Drive			13,000,000	10/10/2019	Yes			6146 Nancy Ridge Drive	San Diego	San Diego
Property	7.05	1635 & 1639 New Milford School Road			5,440,000	10/11/2019	Yes			1635 & 1639 New Milford School Road	Rockford	Winnebago
Loan	8	Elston Retail Collection(2)	0	6	105,000,000	09/04/2019	Yes	66.5%	47.3%	2100 North Elston Avenue	Chicago	Cook
Loan	9	55 Green Street	0	6	64,300,000	02/01/2020	Yes	56.9%	56.9%	55 Green Street	San Francisco	San Francisco
Loan	10	The Essex Site 2(2)(20)(32)(33)	0	1	293,000,000	08/21/2019	Yes	39.9%	39.9%	125 Delancey Street	New York	New York
Loan	11	Legends at Village West(2)	5	6	225,000,000	09/01/2021	Yes	53.3%	48.3%	1843 Village West Parkway	Kansas City	Wyandotte
Loan	12	Midtown Center(2)(32)	0	11	960,000,000	08/23/2019	Yes	39.8%	39.8%	1100 15th Street Northwest	Washington	District of Columbia
Loan	13	Broadcasting Square(2)	0	6	120,000,000	09/09/2019	Yes	51.7%	51.7%	2756 Paper Mill Road	Wyomissing	Berks
Loan	14	Westland Fair	0	6	45,100,000	09/10/2019	Yes	69.8%	62.7%	1251-1291 South Decatur Boulevard	Las Vegas	Clark
Loan	15	Cobb Place(2)	0	6	54,500,000	09/25/2019	Yes	73.4%	66.1%	840 Ernest W Barrett Parkway Northwest	Kennesaw	Cobb
Loan	16	Tri Pointe Plaza	0	6	34,100,000	09/23/2019	Yes	65.0%	65.0%	4400, 4410 & 4488 West Boy Scout Boulevard	Tampa	Hillsborough
Loan	17	Villa Carlotta(34)	0	6	33,900,000	09/20/2019	Yes	60.5%	60.5%	5959 Franklin Avenue	Los Angeles	Los Angeles
Loan	18	Wind Creek Leased Fee(2)	0	6	172,500,000	04/23/2019	Yes	84.7%	72.8%	77 Sands Boulevard	Bethlehem	Northampton
Loan	19	BOA Building Tulsa	0	6	26,200,000	02/14/2019	Yes	69.2%	52.4%	15 West 6th Street	Tulsa	Tulsa
Loan	20	Embassy Suites Laredo(34)	0	6	25,800,000	09/06/2020	Yes	69.8%	58.5%	110 Calle del Norte	Laredo	Webb
Loan	21	Brookside Park Apartments	0	6	29,600,000	10/10/2019	Yes	59.2%	59.2%	565 St. Johns Avenue Southwest	Atlanta	Fulton
Loan	22	Brentwood Town Center	0	6	35,000,000	09/22/2019	Yes	50.0%	50.0%	13050 San Vicente Boulevard	Los Angeles	Los Angeles
Loan	23	Residence Inn Phoenix Chandler South	0	6	29,900,000	08/14/2019	Yes	58.5%	49.7%	2727 West Queen Creek Road	Chandler	Maricopa
Loan	24	Spectrum Apartments	0	6	26,000,000	10/09/2019	Yes	67.3%	67.3%	815 Southeast 9th Avenue	Minneapolis	Hennepin
Loan	25	874 Springfield	0	6	24,600,000	07/01/2019	Yes	71.0%	56.2%	874 Springfield Avenue	Irvington	Essex
Loan	26	Keystone Crossing	0	6	23,900,000	07/30/2019	Yes	70.0%	55.0%	8480, 8500 & 8520 Keystone Crossing	Indianapolis	Marion
Loan	27	Townhomes at Highfield Commons	0	6	24,700,000	09/24/2019	Yes	67.2%	60.9%	6 & 12 Truman Circle and 33, 38, 43, 46, 52, 55, 58, 63, 64 & 71 Monroe Drive	Rochester	Strafford
Loan	28	Millennium Park Plaza(2)	0	6	319,000,000	06/10/2019	Yes	65.8%	65.8%	151-155 North Michigan Avenue	Chicago	Cook
Loan	29	Claremont Apartments	0	6	21,600,000	09/12/2019	Yes	68.9%	68.9%	500 North Quincy Street	Abington	Plymouth
Loan	30	Ledges One	0	6	22,450,000	09/11/2019	Yes	64.6%	64.6%	505 Everhope Avenue	Greer	Spartanburg
Loan	31	North Attleboro Center	0	6	27,000,000	09/11/2019	Yes	51.6%	51.6%	1505 South Washington Street & 40 Cumberland Avenue	North Attleboro	Bristol
Loan	32	Hampton Inn Summerlin	0	6	22,000,000	09/01/2020	Yes	62.6%	45.1%	7100 Cascade Valley Court	Las Vegas	Clark
Loan	33	Home2 Suites Hanford Lemoore	0	6	20,200,000	08/30/2019	Yes	64.3%	51.1%	1589 Glendale Avenue	Hanford	Kings
Loan	34	Young Innovations Portfolio	0	6	17,200,000	Various	Yes	64.6%	64.6%	Various	Various	Various
Property	34.01	Young Innovations Earth City			10,200,000	09/11/2019	Yes			13705 Shoreline Court East	Earth City	Saint Louis
Property	34.02	Young Innovations Algonquin			7,000,000	09/12/2019	Yes			2260 Wendt Street	Algonquin	McHenry
Loan	35	Oxy Lofts	0	6	14,900,000	09/23/2019	Yes	60.4%	60.4%	4547 Eagle Rock Boulevard	Los Angeles	Los Angeles
Loan	36	Bushwick Multifamily Portfolio	0	6	13,300,000	08/22/2019	Yes	63.9%	63.9%	Various	Brooklyn	Kings
Property	36.01	682 Chauncey Street			6,420,000	08/22/2019	Yes			682 Chauncey Street	Brooklyn	Kings
Property	36.02	1441 Bushwick Ave			3,300,000	08/22/2019	Yes			1441 Bushwick Avenue	Brooklyn	Kings
Property	36.03	22 Granite Street			3,580,000	08/22/2019	Yes			22 Granite Street	Brooklyn	Kings
Loan	37	Newpark Flats Apartments	0	6	15,300,000	09/26/2019	Yes	52.3%	52.3%	6033 Park Lane South	Park City	Summit
Loan	38	City Pointe Apartments & Townhomes	0	6	11,400,000	09/05/2019	Yes	63.6%	57.4%	401 Jeanette Benton Drive	Evansville	Vanderburgh
Loan	39	Hub at Vista Palomar Park(34)	0	6	11,750,000	09/12/2019	Yes	61.3%	61.3%	3211-3265 Business Park Drive	Vista	San Diego
Loan	40	152 South 4th Street	0	6	8,900,000	08/27/2019	Yes	64.6%	64.6%	152 South 4th Street	Brooklyn	Kings
Loan	41	155 Meserole Street	0	6	8,500,000	08/27/2019	Yes	64.1%	64.1%	155 Meserole Street	Brooklyn	Kings
Loan	42	119 Guernsey Street	0	6	7,800,000	08/27/2019	Yes	65.3%	65.3%	119 Guernsey Street	Brooklyn	Kings
Loan	43	273 Leonard Street	0	6	7,700,000	08/27/2019	Yes	64.9%	64.9%	273 Leonard Street	Brooklyn	Kings

A-1-3

COMM 2019-GC44

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

							Net	Units	Loan per Net						Second Most	Second
					Year	Year	Rentable Area	of	Rentable Area	Prepayment Provisions	Most Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent
Loan	ID	Property Name	State	Zip Code	Built	Renovated	(SF/Units/Rooms)(4)(15)	Measure	(SF/Units/Rooms) $(11)	(# of payments)(16)(17)(18)	Statements Date(12)	EGI ($)(12)	Expenses($)(12)	NOI($)(12)	Statements Date	EGI($)
Loan	1	Century Plaza Towers(2)(32)(34)	CA	90067	1975	2015	2,401,641	Sq. Ft.	375	YM1(25), DorYM1(90), O(5)	09/30/2019	120,890,660	37,547,742	83,342,918	12/31/2018	125,317,446
Loan	2	180 Water(2)(32)(33)(34)	NY	10038	1971	2017	573	Units	239,965	L(25), D(31), O(4)	06/30/2019	27,974,070	14,855,308	13,118,762	12/31/2018	26,646,594
Loan	3	The Shoppes at Blackstone Valley(2)(34)	MA	01527	2003-2004	NAP	787,071	Sq. Ft.	208	L(25), D(88), O(7)	08/31/2019	18,578,998	4,518,587	14,060,411	12/31/2018	18,936,797
Loan	4	Weston Kentucky Portfolio	KY	Various	Various	NAP	1,446,260	Sq. Ft.	36	L(25), YM1(90), O(5)	08/31/2019	8,018,493	1,912,935	6,105,558	12/31/2018	7,803,720
Property	4.01	Westport Distribution Center	KY	40245	1981-1990	NAP	690,160	Sq. Ft.	37
Property	4.02	Bluegrass Corporate Center	KY	40299	1972	NAP	394,200	Sq. Ft.	34
Property	4.03	Jefferson Trade Center	KY	40241	1981	NAP	361,900	Sq. Ft.	36
Loan	5	225 Bush(2)(32)	CA	94104	1922, 1955	2010-2013	579,987	Sq. Ft.	351	L(25), D(29), O(6)	08/31/2019	36,531,101	12,018,844	24,512,257	12/31/2018	36,782,955
Loan	6	USAA Office Portfolio(2)	Various	Various	Various	NAP	881,490	Sq. Ft.	275	L(11), YM1(106), O(4)
Property	6.01	Legacy Corporate Centre I & II	TX	75024	1999	NAP	238,926	Sq. Ft.	306
Property	6.02	Crosstown Center I	FL	33619	2015	NAP	260,869	Sq. Ft.	259
Property	6.03	Crosstown Center II	FL	33619	2018	NAP	236,550	Sq. Ft.	254
Property	6.04	Legacy Corporate Centre III	TX	75024	2019	NAP	145,145	Sq. Ft.	287
Loan	7	PCI Pharma Portfolio(2)	Various	Various	Various	Various	1,356,188	Sq. Ft.	80	L(23), YM1(2), DorYM1(91), O(4)
Property	7.01	3001 Red Lion Road	PA	19114	1954	2002	447,000	Sq. Ft.	110
Property	7.02	4536 & 4545 Assembly Drive	IL	61109	1989	2003, 2005, 2012, 2018	768,400	Sq. Ft.	45
Property	7.03	6166 Nancy Ridge Drive	CA	92121	1996	2016	37,583	Sq. Ft.	344
Property	7.04	6146 Nancy Ridge Drive	CA	92121	1987	2017	24,785	Sq. Ft.	343
Property	7.05	1635 & 1639 New Milford School Road	IL	61109	1996	2001	78,420	Sq. Ft.	45
Loan	8	Elston Retail Collection(2)	IL	60614	2004	NAP	178,704	Sq. Ft.	391	L(25), D(92), O(3)	T-7 7/31/2019 Ann.	6,436,828	236,566	6,200,262	12/31/2018	6,407,444
Loan	9	55 Green Street	CA	94111	1984	2019	54,414	Sq. Ft.	673	L(11), YM1(102), O(7)
Loan	10	The Essex Site 2(2)(20)(32)(33)	NY	10002	2019	NAP	205,070	Sq. Ft.	571	L(25), D(54), O(5)
Loan	11	Legends at Village West(2)	KS	66111	2005	2019	702,750	Sq. Ft.	171	L(25), D(31), O(4)	08/31/2019	23,089,427	11,476,129	11,613,298	12/31/2018	22,260,380
Loan	12	Midtown Center(2)(32)	DC	20005	2017	NAP	867,654	Sq. Ft.	440	L(26), D(87), O(7)
Loan	13	Broadcasting Square(2)	PA	19610	2000	NAP	471,735	Sq. Ft.	131	L(25), D(92), O(3)	08/31/2019	11,207,977	2,744,042	8,463,935	12/31/2018	11,308,845
Loan	14	Westland Fair	NV	89102	1971-2006	2006	214,127	Sq. Ft.	147	L(25), D(91), O(4)	12/31/2018	4,284,623	977,870	3,306,753	12/31/2017	4,314,878
Loan	15	Cobb Place(2)	GA	30144	1987	NAP	335,191	Sq. Ft.	119	L(25), D(54), O(5)	06/30/2019	5,807,016	1,457,779	4,349,237	12/31/2018	5,718,934
Loan	16	Tri Pointe Plaza	FL	33607	2008	NAP	72,608	Sq. Ft.	305	L(25), D(92), O(3)	08/31/2019	2,992,375	852,919	2,139,456	12/31/2018	2,856,878
Loan	17	Villa Carlotta(34)	CA	90028	1922, 1926	2016-2018	52	Units	394,231	L(25), D(91), O(4)	09/30/2019	2,323,672	1,218,092	1,105,580
Loan	18	Wind Creek Leased Fee(2)	PA	18015	NAP	NAP	2,608,541	Sq. Ft.	56	L(28), D(87), O(5)
Loan	19	BOA Building Tulsa	OK	74119	1968	NAP	299,342	Sq. Ft.	61	L(31), D(86), O(3)	01/31/2019	4,034,576	1,945,304	2,089,272	12/31/2018	4,009,599
Loan	20	Embassy Suites Laredo(34)	TX	78041	2005	2016	154	Rooms	116,883	L(26), D(87), O(7)	08/31/2019	8,304,939	5,631,452	2,673,486	12/31/2018	7,811,725
Loan	21	Brookside Park Apartments	GA	30315	2005	2015	201	Units	87,189	L(25), D(91), O(4)	09/30/2019	3,039,118	1,362,516	1,676,602	12/31/2018	2,913,568
Loan	22	Brentwood Town Center	CA	90049	1992	NAP	12,962	Sq. Ft.	1,350	L(25), D(91), O(4)	12/31/2018	1,905,024	619,111	1,285,913	12/31/2017	1,817,067
Loan	23	Residence Inn Phoenix Chandler South	AZ	85248	2018	NAP	142	Rooms	123,239	L(25), D(91), O(4)	09/30/2019	5,105,186	2,918,394	2,186,792
Loan	24	Spectrum Apartments	MN	55414	2017	NAP	118	Units	148,305	L(25), YM1(91), O(4)	08/31/2019	2,306,658	967,156	1,339,502	12/31/2018	2,300,922
Loan	25	874 Springfield	NJ	07111	1990	NAP	98,250	Sq. Ft.	178	L(25), D(90), O(5)	07/31/2019	2,124,983	707,356	1,417,627	12/31/2018	2,079,557
Loan	26	Keystone Crossing	IN	46240	1984, 2007	NAP	117,779	Sq. Ft.	142	L(25), D(91), O(4)	05/31/2019	2,602,093	1,030,177	1,571,915	12/31/2018	2,650,109
Loan	27	Townhomes at Highfield Commons	NH	03867	2016-2019	NAP	96	Units	172,917	L(25), D(91), O(4)	08/31/2019	1,845,651	498,908	1,346,743	12/31/2018	1,397,009
Loan	28	Millennium Park Plaza(2)	IL	60601	1982	2015	560,083	Sq. Ft.	375	L(28), D(85), O(7)	05/31/2019	22,194,678	6,549,845	15,644,833	12/31/2018	21,775,900
Loan	29	Claremont Apartments	MA	02351	1971	2016-2018	91	Units	163,516	L(25), D(91), O(4)	08/31/2019	1,769,982	638,854	1,131,128	12/31/2018	1,693,511
Loan	30	Ledges One	SC	29651	2015-2017	NAP	103	Units	140,777	L(25), D(91), O(4)	T-1 8/31/2019 Ann.	1,841,099	699,763	1,141,336
Loan	31	North Attleboro Center	MA	02760	1994, 1999	NAP	157,024	Sq. Ft.	89	L(25), D(90), O(5)	08/31/2019	2,554,722	681,452	1,873,270	12/31/2018	2,060,643
Loan	32	Hampton Inn Summerlin	NV	89128	1998	NAP	127	Rooms	108,449	L(25), D(92), O(3)	08/31/2019	4,184,540	2,374,136	1,810,404	12/31/2018	4,040,806
Loan	33	Home2 Suites Hanford Lemoore	CA	93230	2017	NAP	87	Rooms	149,210	L(25), D(91), O(4)	08/31/2019	3,488,641	1,695,140	1,793,501	12/31/2018	3,211,562
Loan	34	Young Innovations Portfolio	Various	Various	Various	Various	212,400	Sq. Ft.	52	L(23), YM1(2), DorYM1(90), O(5)
Property	34.01	Young Innovations Earth City	MO	63045	1981	1991	117,400	Sq. Ft.	56
Property	34.02	Young Innovations Algonquin	IL	60102	2007	NAP	95,000	Sq. Ft.	48
Loan	35	Oxy Lofts	CA	90041	2011	NAP	32	Units	281,250	L(25), D(91), O(4)	08/31/2019	1,039,930	389,230	650,700	12/31/2018	976,112
Loan	36	Bushwick Multifamily Portfolio	NY	11207	Various	Various	22	Units	386,364	L(25), D(91), O(4)	Various	691,024	81,733	609,291
Property	36.01	682 Chauncey Street	NY	11207	2017	NAP	10	Units	410,000		10/31/2019	283,742	22,990	260,752
Property	36.02	1441 Bushwick Ave	NY	11207	1911	2017	6	Units	381,667		10/31/2019	196,747	28,307	168,440	12/31/2018	189,372
Property	36.03	22 Granite Street	NY	11207	1911	2017	6	Units	351,667		09/30/2019	210,534	30,436	180,098	12/31/2018	207,309
Loan	37	Newpark Flats Apartments	UT	84098	2018	NAP	43	Units	186,047	L(25), D(91), O(4)
Loan	38	City Pointe Apartments & Townhomes	IN	47713	1999	2019	112	Units	64,732	L(25), D(91), O(4)	08/31/2019	980,091	343,228	636,862	12/31/2018	743,782
Loan	39	Hub at Vista Palomar Park(34)	CA	92081	1999	2017	27,650	Sq. Ft.	260	L(25), D(91), O(4)	07/31/2019	1,017,136	336,440	680,696	12/31/2018	889,103
Loan	40	152 South 4th Street	NY	11211	1887	2015	8	Units	718,750	L(25), D(92), O(3)	06/30/2019	467,372	57,817	409,554	12/31/2018	465,570
Loan	41	155 Meserole Street	NY	11206	1887	2015	12	Units	454,167	L(25), D(92), O(3)	06/30/2019	506,324	114,116	392,208	12/31/2018	500,648
Loan	42	119 Guernsey Street	NY	11222	1916	2015	8	Units	636,250	L(25), D(92), O(3)	06/30/2019	420,927	60,484	360,442	12/31/2018	420,525
Loan	43	273 Leonard Street	NY	11211	1901	2015	7	Units	714,286	L(25), D(92), O(3)	06/30/2019	395,232	45,384	349,848	12/31/2018	377,950

A-1-4

COMM 2019-GC44

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Second	Second	Third Most	Third	Third	Third
			Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Ownership
Loan	ID	Property Name	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Debt Yield(11)	Debt Yield(11)	Revenue($)	EGI($)	Expenses($)	NOI ($)(12)	Reserves($)	TI/LC($)	NCF ($)	Interest
Loan	1	Century Plaza Towers(2)(32)(34)	36,292,891	89,024,555	12/31/2017	117,379,087	34,178,955	83,200,132	13.5%	12.5%	167,331,712	158,615,968	37,470,212	121,145,756	480,328	8,415,062	112,250,366	Fee Simple
Loan	2	180 Water(2)(32)(33)(34)	14,981,570	11,665,024					11.0%	10.9%	32,826,742	30,028,135	14,955,048	15,073,087	117,355		14,955,732	Fee Simple
Loan	3	The Shoppes at Blackstone Valley(2)(34)	4,833,324	14,103,473	12/31/2017	19,150,138	4,783,415	14,366,723	9.0%	8.6%	20,054,088	19,047,577	4,228,958	14,818,619	68,703	666,997	14,082,919	Fee Simple
Loan	4	Weston Kentucky Portfolio	1,929,927	5,873,793	12/31/2017	7,616,869	1,868,742	5,748,127	11.3%	10.4%	8,261,325	7,829,482	1,931,595	5,897,886	280,011	174,172	5,443,704	Fee Simple
Property	4.01	Westport Distribution Center																Fee Simple
Property	4.02	Bluegrass Corporate Center																Fee Simple
Property	4.03	Jefferson Trade Center																Fee Simple
Loan	5	225 Bush(2)(32)	11,108,481	25,674,474	12/31/2017	35,806,940	11,018,547	24,788,393	13.4%	12.9%	44,006,816	41,830,321	14,566,655	27,263,666	115,997	869,981	26,277,688	Fee Simple
Loan	6	USAA Office Portfolio(2)							9.8%	9.7%	32,829,436	31,543,524	7,885,881	23,657,643	176,298		23,481,345	Fee Simple
Property	6.01	Legacy Corporate Centre I & II									9,256,484	8,793,660	2,198,415	6,595,245	47,785		6,547,460	Fee Simple
Property	6.02	Crosstown Center I									9,350,565	8,883,037	2,220,759	6,662,278	52,174		6,610,104	Fee Simple
Property	6.03	Crosstown Center II									8,692,763	8,475,444	2,118,861	6,356,583	47,310		6,309,273	Fee Simple
Property	6.04	Legacy Corporate Centre III									5,529,624	5,391,383	1,347,846	4,043,538	29,029		4,014,509	Fee Simple
Loan	7	PCI Pharma Portfolio(2)							9.5%	8.9%	11,159,629	10,601,648	318,049	10,283,599	203,428	386,514	9,693,657	Fee Simple
Property	7.01	3001 Red Lion Road									4,971,878	4,723,284	141,699	4,581,586	67,050	127,395	4,387,141	Fee Simple
Property	7.02	4536 & 4545 Assembly Drive									3,590,085	3,410,581	102,317	3,308,263	115,260	218,994	2,974,009	Fee Simple
Property	7.03	6166 Nancy Ridge Drive									1,369,404	1,300,934	39,028	1,261,906	5,637	10,711	1,245,557	Fee Simple
Property	7.04	6146 Nancy Ridge Drive									903,040	857,888	25,737	832,151	3,718	7,064	821,370	Fee Simple
Property	7.05	1635 & 1639 New Milford School Road									325,223	308,962	9,269	299,693	11,763	22,350	265,580	Fee Simple
Loan	8	Elston Retail Collection(2)	215,823	6,191,621	12/31/2017	6,312,553	226,063	6,086,490	8.9%	8.8%	8,762,869	8,557,400	2,317,867	6,239,532	26,806	60,786	6,151,940	Fee Simple
Loan	9	55 Green Street							8.8%	8.6%	4,585,179	4,355,920	1,117,620	3,238,300	10,883	77,540	3,149,877	Fee Simple
Loan	10	The Essex Site 2(2)(20)(32)(33)							10.3%	10.3%	15,499,658	14,909,246	2,857,283	12,051,963	58,500		11,993,463	Fee Simple
Loan	11	Legends at Village West(2)	10,976,852	11,283,528	12/31/2017	22,860,496	11,073,853	11,786,643	9.5%	9.4%	23,956,373	22,757,007	11,382,857	11,374,151	119,463		11,254,688	Fee Simple
Loan	12	Midtown Center(2)(32)							12.6%	12.4%	47,058,790	68,757,739	20,725,125	48,032,614	173,531	307,921	47,551,162	Fee Simple
Loan	13	Broadcasting Square(2)	2,756,142	8,552,703	12/31/2017	11,120,033	2,553,077	8,566,956	12.3%	11.2%	11,914,944	10,775,794	3,168,868	7,606,926	155,673	507,923	6,943,331	Fee Simple
Loan	14	Westland Fair	934,494	3,380,384	12/31/2016	4,212,063	950,766	3,261,297	10.7%	10.2%	5,168,861	4,448,918	1,072,552	3,376,366	42,825	134,302	3,199,238	Fee Simple
Loan	15	Cobb Place(2)	1,284,751	4,434,183	12/31/2017	5,587,471	1,300,499	4,286,971	10.8%	10.3%	6,005,975	5,711,389	1,385,911	4,325,478	70,390	149,132	4,105,956	Fee Simple
Loan	16	Tri Pointe Plaza	843,084	2,013,794	12/31/2017	2,511,755	767,215	1,744,540	9.7%	9.1%	3,291,173	3,061,991	919,868	2,142,123	16,700	108,637	2,016,786	Fee Simple
Loan	17	Villa Carlotta(34)							8.1%	8.0%	3,116,796	2,871,861	1,219,320	1,652,541	13,000		1,639,541	Fee Simple
Loan	18	Wind Creek Leased Fee(2)							7.1%	7.1%	10,402,235	10,402,235		10,402,235			10,402,235	Fee Simple
Loan	19	BOA Building Tulsa	1,984,627	2,024,972	12/31/2017	3,943,781	2,088,919	1,854,862	12.5%	11.0%	4,673,128	4,364,826	2,101,104	2,263,722	74,836	186,093	2,002,794	Fee Simple
Loan	20	Embassy Suites Laredo(34)	5,456,208	2,355,517	12/31/2017	7,561,405	5,191,662	2,369,742	14.1%	12.3%	7,184,592	8,304,939	5,766,915	2,538,023	332,198		2,205,826	Fee Simple
Loan	21	Brookside Park Apartments	1,299,714	1,613,854	12/31/2017	2,673,773	1,316,469	1,357,304	8.5%	8.3%	2,950,788	3,039,118	1,542,415	1,496,703	50,250		1,446,453	Fee Simple
Loan	22	Brentwood Town Center	583,111	1,233,956					9.5%	9.4%	2,390,544	2,275,186	604,173	1,671,013	3,241	23,178	1,644,595	Fee Simple
Loan	23	Residence Inn Phoenix Chandler South							12.1%	11.0%	4,910,933	5,105,186	2,983,900	2,121,286	204,207		1,917,078	Fee Simple
Loan	24	Spectrum Apartments	825,941	1,474,982					7.6%	7.5%	2,292,177	2,423,469	1,092,249	1,331,220	23,600		1,307,620	Fee Simple
Loan	25	874 Springfield	657,191	1,422,366	12/31/2017	1,986,434	645,676	1,340,758	9.7%	9.0%	2,548,182	2,420,773	720,233	1,700,540	14,738	109,359	1,576,443	Fee Simple
Loan	26	Keystone Crossing	966,716	1,683,393	12/31/2017	2,305,568	920,405	1,385,163	11.4%	10.5%	3,193,585	2,963,664	1,063,280	1,900,384	30,623	108,901	1,760,861	Leasehold
Loan	27	Townhomes at Highfield Commons	497,601	899,408	12/31/2017	1,237,504	527,753	709,751	8.7%	8.5%	2,088,360	2,087,340	649,988	1,437,352	24,000		1,413,352	Fee Simple
Loan	28	Millennium Park Plaza(2)	6,410,039	15,365,861	12/31/2017	20,409,860	6,198,041	14,211,819	7.5%	7.5%	15,260,112	22,411,024	6,752,423	15,658,602	11,400		15,647,202	Fee Simple
Loan	29	Claremont Apartments	652,649	1,040,861	12/31/2017	1,608,323	592,648	1,015,675	8.5%	8.4%	1,936,980	1,885,282	618,876	1,266,406	18,200		1,248,206	Fee Simple
Loan	30	Ledges One							8.6%	8.4%	1,838,664	1,866,201	624,437	1,241,764	17,293		1,224,472	Fee Simple
Loan	31	North Attleboro Center	575,336	1,485,307	12/31/2017	1,912,487	592,753	1,319,734	13.9%	12.8%	2,819,532	2,617,532	679,512	1,938,020	36,116	117,768	1,784,137	Fee Simple
Loan	32	Hampton Inn Summerlin	2,339,702	1,701,104	12/31/2017	3,974,328	2,316,702	1,657,626	12.3%	11.1%	4,184,703	4,184,540	2,485,039	1,699,501	167,382		1,532,119	Fee Simple
Loan	33	Home2 Suites Hanford Lemoore	1,687,753	1,523,809					13.8%	12.7%	3,488,381	3,488,641	1,699,010	1,789,631	139,546		1,650,086	Fee Simple
Loan	34	Young Innovations Portfolio							10.3%	10.0%	1,238,279	1,176,365	35,291	1,141,074	31,860		1,109,214	Fee Simple
Property	34.01	Young Innovations Earth City																Fee Simple
Property	34.02	Young Innovations Algonquin																Fee Simple
Loan	35	Oxy Lofts	379,173	596,939	12/31/2017	992,331	283,066	709,265	7.5%	7.4%	1,069,945	1,051,520	377,069	674,452	7,840		666,612	Fee Simple
Loan	36	Bushwick Multifamily Portfolio							7.5%	7.4%	754,800	739,390	99,222	640,169	8,448		631,721	Fee Simple
Property	36.01	682 Chauncey Street									333,600	339,250	35,860	303,390	3,390		300,000	Fee Simple
Property	36.02	1441 Bushwick Ave	24,377	164,995	12/31/2017	203,630	20,692	182,938			208,500	198,075	30,998	167,077	2,562		164,515	Fee Simple
Property	36.03	22 Granite Street	31,301	176,009	12/31/2017	211,684	40,257	171,427			212,700	202,065	32,364	169,701	2,496		167,205	Fee Simple
Loan	37	Newpark Flats Apartments							9.1%	9.0%	1,048,800	1,081,189	355,848	725,341	8,600		716,741	Fee Simple
Loan	38	City Pointe Apartments & Townhomes	334,342	409,440	12/31/2017	219,227	187,461	31,766	9.7%	9.4%	1,168,458	1,223,314	522,499	700,815	22,400		678,415	Fee Simple
Loan	39	Hub at Vista Palomar Park(34)	324,039	565,064					10.2%	9.9%	1,131,538	1,074,961	341,983	732,978	5,530	13,768	713,681	Fee Simple
Loan	40	152 South 4th Street	59,421	406,149	12/31/2017	454,055	61,009	393,047	7.1%	7.1%	481,320	469,280	59,835	409,445	2,272		407,173	Fee Simple
Loan	41	155 Meserole Street	111,534	389,114	12/31/2017	474,969	89,483	385,486	7.1%	7.1%	523,200	511,104	121,961	389,143	3,828		385,315	Fee Simple
Loan	42	119 Guernsey Street	57,420	363,105	12/31/2017	341,075	55,841	285,234	7.1%	7.0%	434,640	424,001	63,528	360,473	2,520		357,953	Fee Simple
Loan	43	273 Leonard Street	45,578	332,372	12/31/2017	404,275	44,218	360,057	7.3%	7.3%	427,200	414,384	47,366	367,018	1,764		365,254	Fee Simple

A-1-5

COMM 2019-GC44

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Ground Lease	Ground Lease			Lease			Lease			Lease			Lease
Loan	ID	Property Name	Expiration(19)	Extension Terms(19)	Largest Tenant(21)(22)(23)(24)(25)	SF	Expiration(23)	2nd Largest Tenant(23)(25)	SF	Expiration(23)	3rd Largest Tenant(23)	SF	Expiration(23)	4th Largest Tenant(23)	SF	Expiration(23)
Loan	1	Century Plaza Towers(2)(32)(34)			Bank of America	149,508	09/30/2029	Manatt Phelps	116,366	04/30/2035	JPMorgan	97,726	08/31/2021	Kirkland & Ellis	85,664	12/31/2034
Loan	2	180 Water(2)(32)(33)(34)			Citibank	3,496	04/30/2029	180 Water Donuts LLC	750	08/31/2029	NAP	NAP	NAP	NAP	NAP	NAP
Loan	3	The Shoppes at Blackstone Valley(2)(34)			Target	127,000	01/31/2029	Kohl’s	87,141	02/03/2024	Cinema de Lux	72,000	06/30/2024	Dick’s Sporting Goods	54,159	01/31/2024
Loan	4	Weston Kentucky Portfolio
Property	4.01	Westport Distribution Center			Westport Axle Corporation	231,000	05/31/2020	Dana Driveshaft Manufacturing, LLC	156,170	02/28/2026	Conagra Foods	128,990	12/31/2019	Dakkota Integrated Systems, LLC	74,000	10/31/2020
Property	4.02	Bluegrass Corporate Center			ABB EP Industrial Solutions	37,000	07/31/2022	Vision Dynamics LLC	28,000	03/31/2025	Logicmark LLC	15,000	08/31/2020	Kentucky Farm Bureau	14,184	10/31/2022
Property	4.03	Jefferson Trade Center			Hexagon Chemical	18,700	06/30/2022	DC Ventures	17,000	03/31/2021	Fastenal Company	16,000	05/31/2023	Ladder Now, LLC	15,000	07/31/2021
Loan	5	225 Bush(2)(32)			Twitch Interactive	84,035	08/18/2021	LiveRamp, Inc	76,724	05/04/2022	Benefit Cosmetics, LLC	61,917	08/31/2020	Handshake	52,735	07/30/2027
Loan	6	USAA Office Portfolio(2)
Property	6.01	Legacy Corporate Centre I & II			USAA	238,926	12/31/2029	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	6.02	Crosstown Center I			USAA	260,869	08/31/2030	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	6.03	Crosstown Center II			USAA	236,550	12/31/2033	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	6.04	Legacy Corporate Centre III			USAA	145,145	10/31/2033	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	7	PCI Pharma Portfolio(2)
Property	7.01	3001 Red Lion Road			PCI Pharma	447,000	10/31/2039	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	7.02	4536 & 4545 Assembly Drive			PCI Pharma	768,400	10/31/2039	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	7.03	6166 Nancy Ridge Drive			PCI Pharma	37,583	10/31/2039	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	7.04	6146 Nancy Ridge Drive			PCI Pharma	24,785	10/31/2039	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	7.05	1635 & 1639 New Milford School Road			PCI Pharma	78,420	10/31/2039	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	8	Elston Retail Collection(2)			Kohl’s	128,234	05/31/2030	Best Buy	45,720	01/31/2026	BMO Harris Bank	4,750	08/31/2025	NAP	NAP	NAP
Loan	9	55 Green Street			Getaround	54,414	06/30/2029	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	10	The Essex Site 2(2)(20)(32)(33)			Regal Cinemas	65,000	03/31/2039	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	11	Legends at Village West(2)			American Multi-Cinema, Inc.	88,270	08/31/2028	Dave & Busters	46,953	11/30/2022	TJ Maxx	29,956	10/31/2020	H&M	25,025	01/31/2028
Loan	12	Midtown Center(2)(32)			Fannie Mae	713,500	09/30/2033	WeWork	109,943	11/30/2036	Philotimo Hospitality Group LLC	12,319	03/31/2030	Shoto / Akedo	11,616	12/31/2029
Loan	13	Broadcasting Square(2)			Weis Markets, Inc.	52,976	09/30/2025	Dick’s Sporting Goods	45,101	01/31/2021	Bed Bath & Beyond	30,066	01/31/2021	Marmaxx Corp.	30,000	01/31/2023
Loan	14	Westland Fair			Michael’s	24,975	02/28/2021	PetSmart	24,880	04/30/2025	Smart and Final	21,000	12/31/2020	Skechers Outlet	15,000	06/30/2026
Loan	15	Cobb Place(2)			American Signature Home	50,000	01/31/2024	Ashley Furniture	42,871	04/14/2022	DSW Shoes	36,899	01/31/2024	Bed Bath & Beyond	35,096	01/31/2024
Loan	16	Tri Pointe Plaza			Synovus Bank	15,765	01/31/2029	Eddie V’s Holdings	10,895	04/30/2028	Benchmark International	10,176	05/31/2020	BNY Mellon, NA	7,269	06/30/2024
Loan	17	Villa Carlotta(34)			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	18	Wind Creek Leased Fee(2)			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	19	BOA Building Tulsa			Laredo Petroleum, Inc	94,582	01/31/2023	The Summit Corporation	31,430	12/31/2029	Bank of America, National Association	18,888	04/30/2024	Petroflow Energy Corporation	10,357	12/31/2019
Loan	20	Embassy Suites Laredo(34)			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	21	Brookside Park Apartments			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	22	Brentwood Town Center			Blatteis & Schnur	2,115	06/01/2025	Le Pain Quotidien	1,527	02/29/2024	CosBar	1,474	03/31/2027	Bar Method	1,320	07/31/2020
Loan	23	Residence Inn Phoenix Chandler South			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	24	Spectrum Apartments			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	25	874 Springfield			Springfield Foods Inc	30,000	09/30/2030	Blink Irvington Inc	12,000	05/31/2034	Dollar Tree	10,500	05/31/2024	BK Springfield	9,450	10/31/2023
Loan	26	Keystone Crossing	10/31/2067	None	Salem University, LLC	12,328	05/31/2027	Sterling Jewelers, LLC	9,193	01/31/2028	Body Contour Centers	9,160	05/31/2028	General Services Administration	8,600	10/31/2020
Loan	27	Townhomes at Highfield Commons			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	28	Millennium Park Plaza(2)			CenturyLink, Inc.	9,558	09/30/2023	Broadwing Communications	6,000	01/27/2020	Nandos of Michigan Ave LLC	4,055	10/31/2032	Angelini Ori Abate Law	3,900	11/30/2025
Loan	29	Claremont Apartments			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	30	Ledges One			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	31	North Attleboro Center			Christmas Tree Shops	51,074	08/31/2028	Altitude Trampoline	30,100	09/30/2028	Planet Fitness	16,900	05/31/2028	Guitar Center	16,800	05/31/2028
Loan	32	Hampton Inn Summerlin			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	33	Home2 Suites Hanford Lemoore			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	34	Young Innovations Portfolio
Property	34.01	Young Innovations Earth City			Young Innovations	117,400	08/31/2039	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	34.02	Young Innovations Algonquin			Young Innovations	95,000	08/31/2039	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	35	Oxy Lofts			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	36	Bushwick Multifamily Portfolio
Property	36.01	682 Chauncey Street			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	36.02	1441 Bushwick Ave			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	36.03	22 Granite Street			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	37	Newpark Flats Apartments			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	38	City Pointe Apartments & Townhomes			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	39	Hub at Vista Palomar Park(34)			Carlsbad Ranch Market	3,564	06/22/2027	Wells Fargo	3,250	10/31/2020	My Gym	2,800	04/30/2024	Cat & Craft	2,484	08/31/2023
Loan	40	152 South 4th Street			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	41	155 Meserole Street			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	42	119 Guernsey Street			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	43	273 Leonard Street			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-6

COMM 2019-GC44

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

								Upfront	Monthly
					Lease		Occupancy	Replacement	Replacement
Loan	ID	Property Name	5th Largest Tenant(22)(23)	SF	Expiration(23)	Occupancy(4)(20)(25)	As-of Date	Reserves($)(27)	Reserves ($)(28)(30)
Loan	1	Century Plaza Towers(2)(32)(34)	Greenberg Glusker	83,199	02/28/2035	92.9%	10/01/2019
Loan	2	180 Water(2)(32)(33)(34)	NAP	NAP	NAP	97.0%	10/17/2019		11,936
Loan	3	The Shoppes at Blackstone Valley(2)(34)	Marshalls	42,000	05/31/2024	96.3%	10/31/2019		13,118
Loan	4	Weston Kentucky Portfolio				97.8%	10/31/2019		23,334
Property	4.01	Westport Distribution Center	Grindmaster Corporation	37,500	07/31/2021	100.0%	10/31/2019
Property	4.02	Bluegrass Corporate Center	Revolution Church of KY	10,416	12/31/2022	94.2%	10/31/2019
Property	4.03	Jefferson Trade Center	Eventualities	13,600	12/31/2020	97.5%	10/31/2019
Loan	5	225 Bush(2)(32)	SunRun	43,850	05/31/2024	97.8%	09/30/2019		9,666
Loan	6	USAA Office Portfolio(2)				100.0%	11/06/2019		Springing
Property	6.01	Legacy Corporate Centre I & II	NAP	NAP	NAP	100.0%	11/06/2019
Property	6.02	Crosstown Center I	NAP	NAP	NAP	100.0%	11/06/2019
Property	6.03	Crosstown Center II	NAP	NAP	NAP	100.0%	11/06/2019
Property	6.04	Legacy Corporate Centre III	NAP	NAP	NAP	100.0%	11/06/2019
Loan	7	PCI Pharma Portfolio(2)				100.0%	11/01/2019		Springing
Property	7.01	3001 Red Lion Road	NAP	NAP	NAP	100.0%	11/01/2019
Property	7.02	4536 & 4545 Assembly Drive	NAP	NAP	NAP	100.0%	11/01/2019
Property	7.03	6166 Nancy Ridge Drive	NAP	NAP	NAP	100.0%	11/01/2019
Property	7.04	6146 Nancy Ridge Drive	NAP	NAP	NAP	100.0%	11/01/2019
Property	7.05	1635 & 1639 New Milford School Road	NAP	NAP	NAP	100.0%	11/01/2019
Loan	8	Elston Retail Collection(2)	NAP	NAP	NAP	100.0%	08/31/2019		2,234
Loan	9	55 Green Street	NAP	NAP	NAP	100.0%	11/01/2019		6,805
Loan	10	The Essex Site 2(2)(20)(32)(33)	NAP	NAP	NAP	100.0%	09/10/2019	4,875	5,415
Loan	11	Legends at Village West(2)	Off Broadway Shoes	21,554	01/31/2026	92.1%	09/15/2019		9,955
Loan	12	Midtown Center(2)(32)	Dauphine	6,465	05/31/2029	99.7%	08/31/2019		Springing
Loan	13	Broadcasting Square(2)	Ross	29,828	01/31/2022	93.8%	09/27/2019		12,561
Loan	14	Westland Fair	Office Depot	14,990	06/30/2024	93.3%	07/01/2019		3,569
Loan	15	Cobb Place(2)	Hobbytown USA	30,277	12/31/2028	94.7%	10/01/2019		5,866
Loan	16	Tri Pointe Plaza	Body Sculpt of Tampa, LLC	5,460	05/31/2023	100.0%	09/09/2019		1,183
Loan	17	Villa Carlotta(34)	NAP	NAP	NAP	90.4%	10/22/2019		1,083
Loan	18	Wind Creek Leased Fee(2)	NAP	NAP	NAP	NAP	NAP		Springing
Loan	19	BOA Building Tulsa	Olifant Energy L.L.C.	10,357	09/30/2020	93.1%	11/01/2019	250,000	5,936
Loan	20	Embassy Suites Laredo(34)	NAP	NAP	NAP	89.4%	08/31/2019		Greater of (i) (x) from November 2019 to October 2020, 2.0%, (y) from November 2020 to October 2021, 3.0% and (z) from November 2021 and thereafter, 4.0% of the projected Gross Revenue for the Property for the prior month, (ii) the then-current amount required by the Management Agreement and (iii) the then-current amount required by the Franchise Agreement for Approved Capital Expenditures and the repair and replacement of the FF&E.
Loan	21	Brookside Park Apartments	NAP	NAP	NAP	93.0%	09/30/2019	298,564	4,188
Loan	22	Brentwood Town Center	Paige	1,188	06/24/2027	95.1%	08/01/2019		270
Loan	23	Residence Inn Phoenix Chandler South	NAP	NAP	NAP	69.7%	09/30/2019		17,017
Loan	24	Spectrum Apartments	NAP	NAP	NAP	95.8%	10/04/2019		2,458
Loan	25	874 Springfield	Valley Fair Laundry LLC	5,200	05/31/2024	99.4%	08/28/2019		1,228
Loan	26	Keystone Crossing	Fidelity Real Estate Company/CBRE	7,730	12/31/2022	90.9%	10/03/2019		2,454
Loan	27	Townhomes at Highfield Commons	NAP	NAP	NAP	96.9%	10/24/2019		2,000
Loan	28	Millennium Park Plaza(2)	Ferrero USA Inc	2,785	05/31/2027	99.2%	05/31/2019	1,000,000	Springing
Loan	29	Claremont Apartments	NAP	NAP	NAP	100.0%	09/20/2019		1,517
Loan	30	Ledges One	NAP	NAP	NAP	99.0%	10/22/2019		1,717
Loan	31	North Attleboro Center	David’s Bridal	11,700	12/31/2021	93.6%	06/30/2019		3,010
Loan	32	Hampton Inn Summerlin	NAP	NAP	NAP	78.1%	08/31/2019		13,949
Loan	33	Home2 Suites Hanford Lemoore	NAP	NAP	NAP	80.1%	08/31/2019		11,629
Loan	34	Young Innovations Portfolio				100.0%	12/06/2019		Springing
Property	34.01	Young Innovations Earth City	NAP	NAP	NAP	100.0%	12/06/2019
Property	34.02	Young Innovations Algonquin	NAP	NAP	NAP	100.0%	12/06/2019
Loan	35	Oxy Lofts	NAP	NAP	NAP	90.6%	10/28/2019		667
Loan	36	Bushwick Multifamily Portfolio				100.0%	Various	704	704
Property	36.01	682 Chauncey Street	NAP	NAP	NAP	100.0%	10/01/2019
Property	36.02	1441 Bushwick Ave	NAP	NAP	NAP	100.0%	09/01/2019
Property	36.03	22 Granite Street	NAP	NAP	NAP	100.0%	09/01/2019
Loan	37	Newpark Flats Apartments	NAP	NAP	NAP	95.3%	09/30/2019		717
Loan	38	City Pointe Apartments & Townhomes	NAP	NAP	NAP	92.0%	10/18/2019		1,867
Loan	39	Hub at Vista Palomar Park(34)	Reform Yoga	2,361	02/28/2023	100.0%	08/01/2019		460
Loan	40	152 South 4th Street	NAP	NAP	NAP	100.0%	09/27/2019		133
Loan	41	155 Meserole Street	NAP	NAP	NAP	100.0%	09/27/2019		200
Loan	42	119 Guernsey Street	NAP	NAP	NAP	100.0%	09/27/2019		133
Loan	43	273 Leonard Street	NAP	NAP	NAP	100.0%	09/27/2019		117

A-1-7

COMM 2019-GC44

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Upfront	Monthly	Upfront	Monthly	Upfront	Monthly	Upfront	Upfront	Monthly	Other
			TI/LC	TI/LC	Tax	Tax	Insurance	Insurance	Engineering	Other	Other	Reserves
Loan	ID	Property Name	Reserves ($)(27)	Reserves ($)(28)(29)	Reserves ($)(27)	Reserves ($)(28)	Reserves($)(27)	Reserves ($)(28)	Reserve($)(27)	Reserves ($)(27)	Reserves ($)(28)	Description
Loan	1	Century Plaza Towers(2)(32)(34)				Springing		Springing		100,769,680		Outstanding TI/LC Reserve (Upfront: 71,223,945.39); Free Rent Funds (Upfront: 29,545,734.88)
Loan	2	180 Water(2)(32)(33)(34)	333,406		2,830,078	739,930	100,505	82,813		4,100,046	Springing	Conversion Reserve (Upfront: 1,808,900); Operating Shortfall Reserve (Upfront: 1,200,000); Prepaid Rent Reserve (Upfront: 891,145.89; Monthly: Springing); Shortfall Reserve (Upfront: 200,000)
Loan	3	The Shoppes at Blackstone Valley(2)(34)		114,781		Springing		Springing		806,129		Unfunded Obligations Reserve
Loan	4	Weston Kentucky Portfolio	1,000,000	Springing		Springing		Springing		5,166,085		Earnout Reserve (Upfront: 4,840,000); Unfunded Obligations Reserve (Upfront: 326,084.66)
Property	4.01	Westport Distribution Center
Property	4.02	Bluegrass Corporate Center
Property	4.03	Jefferson Trade Center
Loan	5	225 Bush(2)(32)		96,665	3,012,292	376,536	838,031	119,719		4,983,228		Outstanding TI/LC Reserve (Upfront: 4,097,105.82); Rent Concession Reserve (Upfront: 886,121.68)
Loan	6	USAA Office Portfolio(2)		Springing		Springing		Springing
Property	6.01	Legacy Corporate Centre I & II
Property	6.02	Crosstown Center I
Property	6.03	Crosstown Center II
Property	6.04	Legacy Corporate Centre III
Loan	7	PCI Pharma Portfolio(2)		Springing		Springing		Springing
Property	7.01	3001 Red Lion Road
Property	7.02	4536 & 4545 Assembly Drive
Property	7.03	6166 Nancy Ridge Drive
Property	7.04	6146 Nancy Ridge Drive
Property	7.05	1635 & 1639 New Milford School Road
Loan	8	Elston Retail Collection(2)		5,065		Springing		Springing	78,950
Loan	9	55 Green Street			58,299	29,150		Springing
Loan	10	The Essex Site 2(2)(20)(32)(33)			311,439	62,288		Springing
Loan	11	Legends at Village West(2)	10,000,000	Springing	3,569,900	594,983		Springing	227,700
Loan	12	Midtown Center(2)(32)		Springing		Springing		Springing		32,330,342		Existing TI/LC Obligations Reserve (Upfront: 31,164,158.86); Rent Concession Reserve (Upfront: 1,166,183.54)
Loan	13	Broadcasting Square(2)		28,548	551,285	137,821		Springing	5,000
Loan	14	Westland Fair	500,000	Springing	83,851	14,161	14,919	7,459	6,600	35,000		Unfunded Obligations Reserve
Loan	15	Cobb Place(2)	500,000	20,833	107,436	53,718	13,234	6,617	32,588	291,231		Unfunded Obligations Reserve
Loan	16	Tri Pointe Plaza		9,076	183,789	20,421		Springing
Loan	17	Villa Carlotta(34)			80,502	16,480	11,095	2,774
Loan	18	Wind Creek Leased Fee(2)		Springing		Springing		Springing		1,365,880	Springing	Debt Service Reserve (Upfront: 1,365,879.90); Lease Sweep Funds (Monthly Springing: Excess Cash Flow)
Loan	19	BOA Building Tulsa	500,000	17,682	123,770	20,628	27,769	4,628		513,125		Concessions Reserve Funds (Upfront: 443,215); Free Rent Reserve (Upfront: 69,910)
Loan	20	Embassy Suites Laredo(34)			169,170	18,797		Springing	73,700	4,550,000		PIP Reserve
Loan	21	Brookside Park Apartments			68,231	34,115	79,475	8,831	3,125	180,024		Debt Service Reserve (Upfront: 101,899.15); Radon Remediation Reserve (Upfront: 78,125)
Loan	22	Brentwood Town Center	200,000	Springing	34,794	17,397		Springing		126,412		Unfunded Obligations Reserve
Loan	23	Residence Inn Phoenix Chandler South			37,895	18,947		Springing
Loan	24	Spectrum Apartments			69,458	34,729	20,897	5,224
Loan	25	874 Springfield		8,188	38,825	38,825		Springing
Loan	26	Keystone Crossing		9,815		28,756		Springing	20,449	870,480	9,000	Unfunded Obligations Reserve (Upfront: 816,479.94); Ground Rent Reserve (Upfront: 54,000; Monthly: 9,000)
Loan	27	Townhomes at Highfield Commons				33,943	5,958	2,979
Loan	28	Millennium Park Plaza(2)		Springing		Springing		Springing		77,030		Unfunded Obligations Reserve
Loan	29	Claremont Apartments			29,565	14,783		Springing
Loan	30	Ledges One			234,592	18,587		Springing
Loan	31	North Attleboro Center	50,000	9,814	105,374	26,684	24,242	Springing
Loan	32	Hampton Inn Summerlin			39,656	6,609	5,182	2,591		1,921,340		PIP Reserve
Loan	33	Home2 Suites Hanford Lemoore			90,602	11,325	17,125	1,903
Loan	34	Young Innovations Portfolio		Springing		Springing		Springing
Property	34.01	Young Innovations Earth City
Property	34.02	Young Innovations Algonquin
Loan	35	Oxy Lofts			20,407	10,203		Springing	16,830
Loan	36	Bushwick Multifamily Portfolio			7,724	1,287	2,910	1,455
Property	36.01	682 Chauncey Street
Property	36.02	1441 Bushwick Ave
Property	36.03	22 Granite Street
Loan	37	Newpark Flats Apartments			5,166	5,166	1,591	799
Loan	38	City Pointe Apartments & Townhomes			4,568	4,568	22,787	2,715	15,625
Loan	39	Hub at Vista Palomar Park(34)	125,000	Springing	15,551	7,776		Springing
Loan	40	152 South 4th Street			8,990	1,798	2,606	237	1,250
Loan	41	155 Meserole Street			29,559	5,912	5,005	385	3,063
Loan	42	119 Guernsey Street			8,588	1,718	3,850	385	7,250
Loan	43	273 Leonard Street			3,221	644	4,151	377	3,500

A-1-8

COMM 2019-GC44

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Environmental			Franchise
			Report	Engineering		Expiration	Loan
Loan	ID	Property Name	Date(31)	Report Date	PML/SEL (%)	Date	Purpose	Sponsor(26)
Loan	1	Century Plaza Towers(2)(32)(34)	10/15/2019	10/11/2019	18.0%	NAP	Refinance	SPF JVP LLC; Luminance Acquisition Venture LLC
Loan	2	180 Water(2)(32)(33)(34)	09/30/2019	09/27/2019	NAP	NAP	Refinance	Nathan Berman
Loan	3	The Shoppes at Blackstone Valley(2)(34)	10/04/2019	09/30/2019	NAP	NAP	Refinance	Stephen R. Weiner; Adam J. Weiner; Jeremy M. Sclar; Thomas J. DeSimone; Richard A. Marks; Raanan Katz; David Katz; Samantha Perry David; Eric Smookler; Daniel Preysman
Loan	4	Weston Kentucky Portfolio	Various	09/13/2019	NAP		Refinance	Weston Inc.
Property	4.01	Westport Distribution Center	09/13/2019	09/13/2019	NAP	NAP
Property	4.02	Bluegrass Corporate Center	09/13/2019	09/13/2019	NAP	NAP
Property	4.03	Jefferson Trade Center	09/18/2019	09/13/2019	NAP	NAP
Loan	5	225 Bush(2)(32)	08/15/2019	08/12/2019	19.0%	NAP	Refinance	Kylli Inc.
Loan	6	USAA Office Portfolio(2)	06/21/2019	Various	NAP		Acquisition	JDM Real Estate Funds, LLC
Property	6.01	Legacy Corporate Centre I & II	06/21/2019	06/24/2019	NAP	NAP
Property	6.02	Crosstown Center I	06/21/2019	06/19/2019	NAP	NAP
Property	6.03	Crosstown Center II	06/21/2019	06/19/2019	NAP	NAP
Property	6.04	Legacy Corporate Centre III	06/21/2019	06/21/2019	NAP	NAP
Loan	7	PCI Pharma Portfolio(2)	Various	Various	Various		Acquisition	New Mountain Net Lease Corporation; New Mountain Net Lease Partners Corporation
Property	7.01	3001 Red Lion Road	06/06/2019	10/15/2019	NAP	NAP
Property	7.02	4536 & 4545 Assembly Drive	06/06/2019	10/15/2019	NAP	NAP
Property	7.03	6166 Nancy Ridge Drive	08/21/2019	08/21/2019	6.0%	NAP
Property	7.04	6146 Nancy Ridge Drive	08/21/2019	08/21/2019	12.0%	NAP
Property	7.05	1635 & 1639 New Milford School Road	06/06/2019	10/15/2019	NAP	NAP
Loan	8	Elston Retail Collection(2)	10/04/2019	10/02/2019	NAP	NAP	Refinance	Warren H. Baker; Marc A. Kahan
Loan	9	55 Green Street	08/15/2019	08/15/2019	15.0%	NAP	Refinance	David Sacks; Glenn A. Gilmore
Loan	10	The Essex Site 2(2)(20)(32)(33)	08/27/2019	08/27/2019	NAP	NAP	Refinance	Taconic Development Capital LLC; L&M Development Partners Inc.; Donald Capoccia; Brandon Baron; Joseph Ferrara
Loan	11	Legends at Village West(2)	10/03/2019	10/03/2019	NAP	NAP	Refinance	Walton Street Real Estate FUND VII, L.P., Walton Street Real Estate Investors VII, L.P., Walton Street Real Estate Fund VII-Q, L.P., Walton Street Real Estate Fund VII-E, L.P., Walton Street Real Estate Partners VII, L.P., Walton Street Real Estate Partners VII-NGE, L.P., Walton Street Real Estate Fund VII-NUS, L.P. and WSC Capital Holdings VII, L.P.
Loan	12	Midtown Center(2)(32)	09/09/2019	09/09/2019	NAP	NAP	Refinance	Carr Properties OC LLC
Loan	13	Broadcasting Square(2)	09/23/2019	09/23/2019	NAP	NAP	Refinance	POA Trust U/I/T Louise B. Grass 9/14/1994; Martin L. Grass Irrevocable Trust
Loan	14	Westland Fair	09/23/2019	09/20/2019	NAP	NAP	Acquisition	Kamyar Mateen; Tyler Mateen
Loan	15	Cobb Place(2)	08/26/2019	08/26/2019	NAP	NAP	Acquisition	Blake R. Berg; Mark C. Ibanez; Samuel H. Heide
Loan	16	Tri Pointe Plaza	08/01/2019	08/01/2019	NAP	NAP	Acquisition	Jeffrey J. Feil; Feil Properties L.L.C.
Loan	17	Villa Carlotta(34)	10/17/2019	10/17/2019	19.0%	NAP	Refinance	Gidi Cohen; Adrian Goldstein
Loan	18	Wind Creek Leased Fee(2)	07/17/2019	NAP	NAP	NAP	Recapitalization	Jeffrey Gural; Barry Gosin; James Kuhn; Michael Perrucci; Richard Fischbein
Loan	19	BOA Building Tulsa	03/22/2019	03/13/2019	NAP	NAP	Refinance	Jacqueline E. Price Johannsen
Loan	20	Embassy Suites Laredo(34)	09/12/2019	07/15/2019	NAP	10/31/2034	Acquisition	Russell Flicker; Jonathan Rosenfeld; Bernard Michael; Chad Cooley
Loan	21	Brookside Park Apartments	10/16/2019	10/16/2019	NAP	NAP	Refinance	Alon Ossip; Ossip (2011) Trust; OSGA LP
Loan	22	Brentwood Town Center	10/17/2019	10/15/2019	10.0%	NAP	Refinance	Daniel J. Blatteis
Loan	23	Residence Inn Phoenix Chandler South	08/26/2019	08/26/2019	NAP	06/01/2038	Refinance	Richard E. Huffman; Santo M. Catanese; Alana M. Mann; Thomas B. Nelson
Loan	24	Spectrum Apartments	10/18/2019	10/16/2019	NAP	NAP	Refinance	Kent J. Roers; Brian J. Roers; Nicholas Walton
Loan	25	874 Springfield	09/06/2019	09/24/2019	NAP	NAP	Refinance	Ronnie Levy; Maurice Levy
Loan	26	Keystone Crossing	07/31/2019	07/30/2019	NAP	NAP	Refinance	JMS Capital Group, LLC; John M. Schneider
Loan	27	Townhomes at Highfield Commons	09/27/2019	09/27/2019	NAP	NAP	Refinance	Raymond B. Johnson III; Courtney Donaldson
Loan	28	Millennium Park Plaza(2)	06/11/2019	06/12/2019	NAP	NAP	Refinance	Donal P. Barry, Sr.
Loan	29	Claremont Apartments	09/18/2019	09/18/2019	NAP	NAP	Refinance	Thomas L. Bendheim
Loan	30	Ledges One	09/19/2019	09/19/2019	NAP	NAP	Refinance	David M. Conwill; Steven B. Kimmelman; Leslie S.R. Leohr
Loan	31	North Attleboro Center	09/05/2019	09/06/2019	NAP	NAP	Refinance	Jacob Wintner
Loan	32	Hampton Inn Summerlin	09/10/2019	09/10/2019	NAP	08/31/2033	Acquisition	Rup Kumar Nagala; Vani Nagala
Loan	33	Home2 Suites Hanford Lemoore	09/03/2019	09/03/2019	5.0%	03/31/2037	Refinance	Jayantilal M. Patel
Loan	34	Young Innovations Portfolio	Various	Various	NAP		Recapitalization	New Mountain Net Lease Corporation
Property	34.01	Young Innovations Earth City	08/27/2019	08/27/2019	NAP	NAP
Property	34.02	Young Innovations Algonquin	08/28/2019	08/26/2019	NAP	NAP
Loan	35	Oxy Lofts	10/01/2019	10/01/2019	9.0%	NAP	Refinance	Dario De Luca; Robert Colucci, Trustee of The Amended and Restated DPD Generational Trust dated 4/1/2004; Dario De Luca, Trustee of The Dario and Patricia De Luca Revocable Living Trust U/D/T 8/9/2000; Dario De Luca, Trustee of The DPD Ranch Trust dated 11/21/2008
Loan	36	Bushwick Multifamily Portfolio	09/03/2019	09/03/2019	NAP		Refinance	Avrohom Schlaff
Property	36.01	682 Chauncey Street	09/03/2019	09/03/2019	NAP	NAP
Property	36.02	1441 Bushwick Ave	09/03/2019	09/03/2019	NAP	NAP
Property	36.03	22 Granite Street	09/03/2019	09/03/2019	NAP	NAP
Loan	37	Newpark Flats Apartments	10/01/2019	09/30/2019	5.0%	NAP	Acquisition	Glenn L. Goldman
Loan	38	City Pointe Apartments & Townhomes	09/16/2019	09/18/2019	NAP	NAP	Refinance	Alexander Olympus Zarris
Loan	39	Hub at Vista Palomar Park(34)	09/20/2019	09/20/2019	4.0%	NAP	Refinance	Steven Michael Bram
Loan	40	152 South 4th Street	09/06/2019	09/06/2019	NAP	NAP	Refinance	Shaindy Schwartz; Joel Schwartz
Loan	41	155 Meserole Street	09/06/2019	09/06/2019	NAP	NAP	Refinance	Shaindy Schwartz; Joel Schwartz
Loan	42	119 Guernsey Street	09/06/2019	09/06/2019	NAP	NAP	Refinance	Shaindy Schwartz; Joel Schwartz
Loan	43	273 Leonard Street	09/06/2019	09/06/2019	NAP	NAP	Refinance	Shaindy Schwartz; Joel Schwartz

A-1-9

COMM 2019-GC44

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan	ID	Property Name	Guarantor(32)
Loan	1	Century Plaza Towers(2)(32)(34)	NAP
Loan	2	180 Water(2)(32)(33)(34)	Nathan Berman
Loan	3	The Shoppes at Blackstone Valley(2)(34)	SDM Holdings LLC; WV Holdings LLC; Raanan Katz
Loan	4	Weston Kentucky Portfolio	Legacy Properties Group, Inc.
Property	4.01	Westport Distribution Center
Property	4.02	Bluegrass Corporate Center
Property	4.03	Jefferson Trade Center
Loan	5	225 Bush(2)(32)	Kylli Inc.
Loan	6	USAA Office Portfolio(2)	JDM Real Estate Funds, LLC
Property	6.01	Legacy Corporate Centre I & II
Property	6.02	Crosstown Center I
Property	6.03	Crosstown Center II
Property	6.04	Legacy Corporate Centre III
Loan	7	PCI Pharma Portfolio(2)	New Mountain Net Lease Corporation; New Mountain Net Lease Partners Corporation
Property	7.01	3001 Red Lion Road
Property	7.02	4536 & 4545 Assembly Drive
Property	7.03	6166 Nancy Ridge Drive
Property	7.04	6146 Nancy Ridge Drive
Property	7.05	1635 & 1639 New Milford School Road
Loan	8	Elston Retail Collection(2)	Warren H. Baker; Marc A. Kahan
Loan	9	55 Green Street	Sacks Realty LLC; Glenn A. Gilmore
Loan	10	The Essex Site 2(2)(20)(32)(33)	Taconic Development Capital LLC; L&M Development Partners Inc.; Donald Capoccia; Brandon Baron; Joseph Ferrara
Loan	11	Legends at Village West(2)	Walton Street Real Estate FUND VII, L.P., Walton Street Real Estate Investors VII, L.P., Walton Street Real Estate Fund VII-Q, L.P., Walton Street Real Estate Fund VII-E, L.P., Walton Street Real Estate Partners VII, L.P., Walton Street Real Estate Partners VII-NGE, L.P., Walton Street Real Estate Fund VII-NUS, L.P. and WSC Capital Holdings VII, L.P.
Loan	12	Midtown Center(2)(32)	Carr Properties OC LLC
Loan	13	Broadcasting Square(2)	POA Trust U/I/T Louise B. Grass 9/14/1994; Martin L. Grass Irrevocable Trust
Loan	14	Westland Fair	Kamyar Mateen; Tyler Mateen
Loan	15	Cobb Place(2)	WPCM Relative Value Fund I, LLC
Loan	16	Tri Pointe Plaza	Jeffrey J.Feil
Loan	17	Villa Carlotta(34)	Gidi Cohen; Adrian Goldstein
Loan	18	Wind Creek Leased Fee(2)	Jeffrey Gural; Barry Gosin; James Kuhn; Michael Perrucci; Richard Fischbein
Loan	19	BOA Building Tulsa	Jacqueline E. Price Johannsen
Loan	20	Embassy Suites Laredo(34)	Russell Flicker; Jonathan Rosenfeld; Bernard Michael; Chad Cooley
Loan	21	Brookside Park Apartments	Alon Ossip; Ossip (2011) Trust; OSGA LP
Loan	22	Brentwood Town Center	Daniel J. Blatteis
Loan	23	Residence Inn Phoenix Chandler South	Richard E. Huffman; Santo M. Catanese; Alana M. Mann; Thomas B. Nelson
Loan	24	Spectrum Apartments	Kent J. Roers; Brian J. Roers; Nicholas Walton
Loan	25	874 Springfield	Ronnie Levy; Maurice Levy
Loan	26	Keystone Crossing	JMS Capital Group, LLC; John M. Schneider
Loan	27	Townhomes at Highfield Commons	Raymond B. Johnson III; Courtney Donaldson
Loan	28	Millennium Park Plaza(2)	Donal P. Barry, Sr.
Loan	29	Claremont Apartments	Thomas L. Bendheim
Loan	30	Ledges One	David M. Conwill; Steven B. Kimmelman; Leslie S.R. Leohr
Loan	31	North Attleboro Center	Jacob Wintner
Loan	32	Hampton Inn Summerlin	Rup Kumar Nagala; Vani Nagala
Loan	33	Home2 Suites Hanford Lemoore	Jayantilal M. Patel
Loan	34	Young Innovations Portfolio	New Mountain Net Lease Corporation
Property	34.01	Young Innovations Earth City
Property	34.02	Young Innovations Algonquin
Loan	35	Oxy Lofts	Dario De Luca; Robert Colucci, Trustee of The Amended and Restated DPD Generational Trust dated 4/1/2004; Dario De Luca, Trustee of The Dario and Patricia De Luca Revocable Living Trust U/D/T 8/9/2000; Dario De Luca, Trustee of The DPD Ranch Trust dated 11/21/2008
Loan	36	Bushwick Multifamily Portfolio	Avrohom Schlaff
Property	36.01	682 Chauncey Street
Property	36.02	1441 Bushwick Ave
Property	36.03	22 Granite Street
Loan	37	Newpark Flats Apartments	Glenn L. Goldman
Loan	38	City Pointe Apartments & Townhomes	Alexander Olympus Zarris
Loan	39	Hub at Vista Palomar Park(34)	Steven Michael Bram
Loan	40	152 South 4th Street	Shaindy Schwartz
Loan	41	155 Meserole Street	Shaindy Schwartz
Loan	42	119 Guernsey Street	Shaindy Schwartz
Loan	43	273 Leonard Street	Shaindy Schwartz

A-1-10

COMM 2019-GC44

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

							Existing		Future Debt
							Additional Sub Debt		Permitted
Loan	ID	Property Name	Previous Securitization	Non-Trust Pari Passu Original Balance	Non-Trust Pari Passu Cut-off Date Balance	Non-Trust Pari Passu Balloon Balance	Amount	Existing Additional Sub Debt Description	Type
Loan	1	Century Plaza Towers(2)(32)(34)	MSC 2014-CPT	825,000,000	825,000,000	825,000,000	300,000,000	B Note	Mezzanine
Loan	2	180 Water(2)(32)(33)(34)		75,000,000	75,000,000	75,000,000	227,500,000	$127,500,000 B Note; $100,000,000 Mezzanine	Mezzanine
Loan	3	The Shoppes at Blackstone Valley(2)(34)		109,000,000	109,000,000	91,412,282		None	Mezzanine
Loan	4	Weston Kentucky Portfolio						None	NAP
Property	4.01	Westport Distribution Center
Property	4.02	Bluegrass Corporate Center
Property	4.03	Jefferson Trade Center
Loan	5	225 Bush(2)(32)	GSMS 2017-GS5	153,600,000	153,600,000	153,600,000	146,400,000	B Note	NAP
Loan	6	USAA Office Portfolio(2)		197,400,000	197,400,000	197,400,000		None	NAP
Property	6.01	Legacy Corporate Centre I & II		59,610,891	59,610,891	59,610,891
Property	6.02	Crosstown Center I		55,050,495	55,050,495	55,050,495
Property	6.03	Crosstown Center II		48,861,386	48,861,386	48,861,386
Property	6.04	Legacy Corporate Centre III		33,877,228	33,877,228	33,877,228
Loan	7	PCI Pharma Portfolio(2)		68,500,000	68,500,000	68,500,000		None	NAP
Property	7.01	3001 Red Lion Road		31,001,265	31,001,265	31,001,265
Property	7.02	4536 & 4545 Assembly Drive		21,713,270	21,713,270	21,713,270
Property	7.03	6166 Nancy Ridge Drive		8,173,436	8,173,436	8,173,436
Property	7.04	6146 Nancy Ridge Drive		5,366,397	5,366,397	5,366,397
Property	7.05	1635 & 1639 New Milford School Road		2,245,631	2,245,631	2,245,631
Loan	8	Elston Retail Collection(2)	JPMCC 2012-CIBX	30,000,000	29,938,639	21,298,164		None	NAP
Loan	9	55 Green Street						None	NAP
Loan	10	The Essex Site 2(2)(20)(32)(33)		81,900,000	81,900,000	81,900,000	98,000,000	$58,000,000 B Notes; $40,000,000 Mezzanine	NAP
Loan	11	Legends at Village West(2)		85,000,000	84,874,444	76,962,902		None	NAP
Loan	12	Midtown Center(2)(32)		349,475,000	349,475,000	349,475,000	143,000,000	B Note	NAP
Loan	13	Broadcasting Square(2)	MSBAM 2013-C8	30,000,000	30,000,000	30,000,000		None	NAP
Loan	14	Westland Fair						None	NAP
Loan	15	Cobb Place(2)	GSMS 2005-GG4	15,000,000	15,000,000	13,503,969		None	NAP
Loan	16	Tri Pointe Plaza						None	NAP
Loan	17	Villa Carlotta(34)						None	Mezzanine
Loan	18	Wind Creek Leased Fee(2)		126,600,000	126,117,481	108,380,491		None	NAP
Loan	19	BOA Building Tulsa						None	NAP
Loan	20	Embassy Suites Laredo(34)						None	Mezzanine
Loan	21	Brookside Park Apartments						None	NAP
Loan	22	Brentwood Town Center						None	NAP
Loan	23	Residence Inn Phoenix Chandler South						None	NAP
Loan	24	Spectrum Apartments						None	NAP
Loan	25	874 Springfield						None	NAP
Loan	26	Keystone Crossing	COMM 2010-C1					None	NAP
Loan	27	Townhomes at Highfield Commons						None	NAP
Loan	28	Millennium Park Plaza(2)		195,000,000	195,000,000	195,000,000		None	NAP
Loan	29	Claremont Apartments						None	NAP
Loan	30	Ledges One						None	NAP
Loan	31	North Attleboro Center						None	NAP
Loan	32	Hampton Inn Summerlin						None	NAP
Loan	33	Home2 Suites Hanford Lemoore						None	NAP
Loan	34	Young Innovations Portfolio						None	NAP
Property	34.01	Young Innovations Earth City
Property	34.02	Young Innovations Algonquin
Loan	35	Oxy Lofts	FREMF 2013-K713					None	NAP
Loan	36	Bushwick Multifamily Portfolio						None	NAP
Property	36.01	682 Chauncey Street
Property	36.02	1441 Bushwick Ave	FRESB 2018-SB50
Property	36.03	22 Granite Street
Loan	37	Newpark Flats Apartments						None	NAP
Loan	38	City Pointe Apartments & Townhomes						None	NAP
Loan	39	Hub at Vista Palomar Park(34)	GSMS 2007-GG10					None	Mezzanine
Loan	40	152 South 4th Street	FRESB 2016-SB17					None	NAP
Loan	41	155 Meserole Street	FRESB 2016-SB17					None	NAP
Loan	42	119 Guernsey Street	FRESB 2016-SB17					None	NAP
Loan	43	273 Leonard Street	FRESB 2016-SB17					None	NAP

A-1-11

COMM 2019-GC44

FOOTNOTES TO ANNEX A-1

(1)	GACC—German American Capital Corporation or one of its affiliates; GSMC—Goldman Sachs Mortgage Company or one of its affiliates; CREFI—Citi Real Estate Funding Inc. or one of its affiliates.

(2)	With respect to the pari passu loans referenced below, the Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate and exclude the mezzanine debt and, in the case of any loans structured with A/B Notes, the secured subordinate debt. For additional information see the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General” in this Prospectus.
Loan Number	Mortgage Loan Seller	Property Name	Cut-off Date Balance ($)	Non-Trust Pari Passu Cut-off Date Balance	Controlling Note	Governing PSA
1	GACC	Century Plaza Towers	$75,000,000	$825,000,000	No	CPTS 2019-CPT
2	GACC	180 Water	$62,500,000	$75,000,000	Yes	COMM 2019-GC44
3	GSMC	The Shoppes at Blackstone Valley	$55,000,000	$109,000,000	Yes	COMM 2019-GC44
5	GACC	225 Bush	$50,000,000	$153,600,000	No	Benchmark 2019-B14
6	GSMC	USAA Office Portfolio	$45,000,000	$197,400,000	No	CGCMT 2019-GC41
7	GSMC	PCI Pharma Portfolio	$40,000,000	$68,500,000	Yes	COMM 2019-GC44
8	CREFI	Elston Retail Collection	$39,918,185	$29,938,639	Yes	COMM 2019-GC44
10	GSMC	The Essex Site 2	$35,100,000	$81,900,000	No	Benchmark 2019-B14
11	CREFI	Legends at Village West	$34,948,301	$84,874,444	No	Benchmark 2019-B13
12	GSMC	Midtown Center	$32,525,000	$349,475,000	No	DC Office Trust 2019-MTC
13	CREFI	Broadcasting Square	$32,000,000	$30,000,000	Yes	COMM 2019-GC44
15	GSMC	Cobb Place	$25,000,000	$15,000,000	Yes	COMM 2019-GC44
18	GACC	Wind Creek Leased Fee	$19,923,773	$126,117,481	No	Benchmark 2019-B13
28	GSMC	Millennium Park Plaza	$15,000,000	$195,000,000	No	CGCMT 2019-GC41

(3)	With respect to any Mortgaged Property securing a multi-property Mortgage Loan, the amounts listed under the headings “Original Balance ($)” and “Cut-off Date Balance ($)” reflect the Allocated Loan Amount for such Mortgaged Property.
● Loan No. 6 – USAA Office Portfolio
● Loan No. 7 – PCI Pharma Portfolio
● Loan No. 34 – Young Innovations Portfolio
● Loan No. 36 – Bushwick Multifamily Portfolio

Loan No. 4 – Weston Kentucky Portfolio – The amounts listed under the headings “Original Balance ($)” and “Cut off Date Balance ($)” for each Mortgaged Property are based upon the portfolio value allocations as stated in the appraisal.

(4)				Office			Retail			Multifamily
	Loan No.	Mortgage Loan	NRA	NRA	Occ.	% of GPR	NRA	Occ.	% of GPR	Units	Occ.	% of GPR
			(sq. ft.)	(sq. ft.)			(sq. ft. )
	10	The Essex Site 2	205,070	NAP	NAP	NAP	65,000	100.00%	33.10%	195	100.00%	60.50%
	26	Keystone Crossing(1)	117,779	100,856	89.40%	62.20%	16,923	100.00%	24.20%	NAP	NAP	NAP
	28	Millennium Park Plaza(1)	560,083	85,017	99.80%	18.40%	18,450	75.60%	9.30%	557	100.00%	68.10%
(1)	Office information includes telecom tenants.

(5)	Loan No. 10 – The Essex Site 2 – in the event 40,000 sq. ft. of the Mortgaged Property is not used for a movie theater, the borrowers must provide notice of the inability to the New York City Economic Development Corporation (“NYCEDC”) documenting the commercially reasonable efforts made by the borrowers, over a period of not less than 12 months, to lease the space to a theater operator. In such event, the borrowers (following consultation with the NYCEDC) must (a) identify a party who will use the retail space in a manner reasonably acceptable to the NYCEDC and consistent with the overall objectives of the “retail mix” to be maintained within the project, and (b) develop (with the approval of NYCEDC) an alternate plan for the use of the space, subject to the following limitations: (i) retailers larger than 18,000 sq. ft. must be located above or below the ground floor level, (ii) retail spaces must not exceed 30,000 sq. ft. with the exception of the grocery store, fitness center and movie theater, (iii) not including the supermarket/grocery store, movie theater, bowling alley and fitness facilities, there must be no more than three retailers within the project larger than 18,000 sq. ft., and (iv) there must be at least 40 micro retail spaces within the project as a whole.

(6)	Loan No. 12 – Midtown Center – commencing on the anticipated repayment date, the interest rate increases to the greater of (a) 1.585% plus (i) 1.50% and (ii) 250 basis points or (b) the mid-market swap rate which swap has a maturity date with the closest approximation of the final maturity date as of the anticipated repayment date plus (i) 1.50% and (ii) 250 basis points.

A-1-12

(7)	The Administrative Cost Rate includes the respective per annum rates applicable to the calculation of the servicing fee, any sub-servicing fee, trustee/certificate administrator fee, operating advisor fee, and CREFC® license fee with respect to each Mortgage Loan. For purposes of this annex A-1, the definition of Administrative Fee Rate as it relates to any Non-Serviced Mortgage Loan includes the related Pari Passu Loan Primary Servicing Fee Rate which includes the “primary servicing fee rate” (as defined or set forth in the applicable pooling and servicing agreement) and any other related servicing or any sub-servicing fee rate (other than those payable to the applicable special servicer) applicable to such Non-Serviced Mortgage Loan that constitutes a portion of the “servicing fee rate” applicable to the other master servicer under the applicable other pooling and servicing agreement. See the table titled “Non-Serviced Whole Loans” under “Summary of Terms—Offered Certificates—Servicing and Administration Fees” in this Prospectus.

(8)	Annual Debt Service ($), Monthly Debt Service ($), Underwritten NOI DSCR and Underwritten NCF DSCR for Mortgage Loans (i) except for loans with partial interest only periods are shown based on the monthly debt service payment immediately following the expiration of the interest only period and (ii) that are interest only until the related maturity date are shown based on the interest only payments during the 12 month period following the Cut off Date (or, in the case of Monthly Debt Service ($), the average of such interest only payments) without regard to leap year adjustments.

(9)	“Hard” generally means each tenant is required to transfer its rent directly to the lender controlled lockbox account. However, with respect to hospitality properties, “Hard” means all credit card receipts are deposited directly into the lockbox by the card processing company and all over the-counter cash and equivalents are required to be deposited by the property manager or borrower into the lockbox. “Soft” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Soft” means that upon the occurrence of a trigger event (as specified in the related Mortgage Loan Documents), the borrower is required to establish a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Hard” means that upon a trigger event (as specified in the related Mortgage Loan Documents), each tenant will be required to transfer its rent directly to a lender controlled lockbox. “Soft Springing Hard” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account, but upon a trigger event (as specified in the related Mortgage Loan Documents), each tenant will be required to transfer its rent directly to a lender controlled lockbox.

Loan No. 28 – Millennium Park Plaza – The related Mortgaged Property has a hard lockbox for commercial tenants and a soft lockbox for the residential tenants.

(10)	“In Place” means that related property cash flows go through a waterfall of required reserve or other payment amounts due before the lender either (i) disburses excess cash to the related borrower or (ii) retains excess cash as additional collateral for the Mortgage Loan. “Springing” means that upon the occurrence of a trigger event, as defined in the related Mortgage Loan Documents, In Place cash management (as described above) will take effect, and will generally continue until all trigger events are cured (to the extent a cure is permitted under the related Mortgage Loan Documents).

Loan No. 2 – 180 Water– the 180 Water Whole Loan is in a cash sweep period as of the Cut-off Date.

(11)	With respect to the loans referenced below structured with A/B Notes, the Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) calculations exclude the subordinate secured debt.
● Loan No. 1 – Century Plaza Towers
● Loan No. 2 – 180 Water
● Loan No. 5 – 225 Bush
● Loan No. 10 – The Essex Site 2
● Loan No. 12 – Midtown Center

(12)	Loan No. 1 – Century Plaza Towers – The increase from Most Recent NOI ($) to Underwritten NOI ($) is primarily attributable to (i) $2,354,778 in straight line rent taken through the earlier of the loan term or the lease term for thirteen tenants, (ii) $3,269,254 of rent steps taken through October 2020 and (iii) new leasing that has been executed since September 2019, accounting for 20.6% of net rentable area and 24.6% of UW Gross Potential Revenue.

Loan No. 2 – 180 Water - The increase from Most Recent NOI ($) to Underwritten NOI ($) is primarily attributable to recent lease-up of the commercial units and burn-off of concessions.

Loan No. 5 – 225 Bush - The increase from Most Recent NOI ($) to Underwritten NOI ($) is primarily attributable to new leases being signed at market rent.

A-1-13

Loan No. 22 – Brentwood Town Center – The Underwritten NOI ($) is over 10% higher than Most Recent NOI ($). The increase in Underwritten NOI ($) over historical period is primarily attributable to (i) $70,395 of rent steps taken through November 2020 and (ii) new leasing that has been executed since 2018, accounting for 21% of net rentable area and 13% of underwritten base rent.

Loan No. 25 – 874 Springfield – The increase from Most Recent NOI ($) to Underwritten NOI ($) is primarily attributable to Blink Irvington Inc signing a new 15-year lease, expiring in May 2034 and accounting for $280,000 of underwritten base rent.

Loan No. 26 – Keystone Crossing – The Underwritten NOI ($) is over 10% higher than Most Recent NOI ($). The increase in Underwritten NOI ($) over historical period is primarily driven by the recent lease-up of previously vacant office suites.

Loan No. 29 – Claremont Apartments – The Underwritten NOI ($) is over 10% higher than Most Recent NOI ($). The increase in Underwritten NOI ($) over historical period is primarily driven by an approximately $2.82 million renovation the borrower sponsor completed, as well as the borrower sponsor’s construction of one additional unit.

Loan No. 30 – Ledges One – The related Mortgaged Property completed construction in November 2017 and reached stabilization in August 2019. The related TTM historical financials represent the one-month August 2019 financials annualized over a twelve month period.

Loan No. 38 – City Pointe Apartments & Townhomes - The increase from Most Recent NOI ($) to Underwritten NOI ($) is primarily attributable to lease up of the Mortgaged Properties following the loan sponsor’s acquisition in 2017, with occupancy increasing from 40.2% as of year-end 2017, 64.3% as of year-end 2018 to current occupancy of 92.0% as of October 2019.

(13)	The grace periods noted under “Grace Period” reflect the number of days of grace before a payment default is an event of default. Certain jurisdictions impose a statutorily longer grace period. Certain of the Mortgage Loans may additionally be subject to grace periods with respect to the occurrence of an event of default (other than a payment default) and/or commencement of late charges which are not addressed in Annex A 1 to this Prospectus.

Loan No. 1 — Century Plaza Towers – One late payment charge is waived each calendar year if paid within 10 days after payment is due.

Loan No. 3 – The Shoppes at Blackstone Valley – The Mortgage Loan documents provide the borrower with a five day grace period for any payments due on a payment date (other than the maturity date).

(14)	In certain cases, in addition to an “as-is” value, the appraisal states an “as complete”, “as-stabilized” or “hypothetical” value for the related Mortgaged Property that assumes that certain events will occur with respect to retenanting, construction, renovation or repairs at such Mortgaged Property. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this Prospectus. With respect to the Mortgaged Properties that secure the Mortgage Loans listed in the following table, the respective Cut-off Date LTV Ratio was calculated using the related “as complete”, “as-stabilized” or “hypothetical” Appraised Values, as opposed to the “as-is” Appraised Values, each as set forth in the following table:

Mortgage Loan	% of Initial Pool Balance	Mortgage Loan Cut-off Date LTV Ratio (Other Than “As-Is”)	Mortgage Loan LTV Ratio at Maturity (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Mortgage Loan Cut-off Date LTV Ratio (“As-Is”)	Mortgage Loan LTV Ratio at Maturity (“As-Is”)	Appraised Value (“As-Is”)
Weston Kentucky Portfolio(1)	5.1%	65.0%	65.0%	$80,400,000	67.4%	67.4%	$77,500,000
55 Green Street(2)	3.6%	56.9%	56.9%	$64,300,000	61.2%	61.2%	$59,800,000
Legends at Village West(3)	3.4%	53.3%	48.3%	225,000,000	58.5%	53.0%	$205,000,000
Embassy Suites Laredo(4)	1.8%	69.8%	58.5%	$25,800,000	87.8%	73.6%	$20,500,000
Hampton Inn Summerlin(5)	1.3%	62.6%	45.1%	22,000,000	76.9%	55.4%	$17,900,000

(1) The Appraised Value (Other than As-Is) reflects the aggregate “as-is” appraised value plus an approximately 3.74% portfolio premium. Excluding the portfolio premium, the aggregate “as-is” appraised value is $77,500,000 as of August 28, 2019, which results in a Cut-off Date LTV Ratio and Maturity or ARD Date LTV Ratio of 67.4%.
(2) The Appraised Value (Other than As-Is) reflects the “prospective stabilized” value as of February 1, 2020, which assumes approximately $5.9 million of tenant improvements are completed at the Mortgaged Property. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the “as-is” appraised value of $59,800,000 are both 61.2%.
(3) This represents the aggregate “as-stabilized” appraised value of the Legends at Village West Property as of September 1, 2021 which assumes the mortgaged property achieves stabilized occupancy. On the origination date of the Legends at Village West, an upfront reserve of $10,000,000 was deposited into the leasing reserve account. The Cut-off Date LTV Ratio and LTV Ratio at Maturity / ARD, calculated based on the aggregate “as-is” Appraised Value of $205,000,000, are 58.5% and 53.0% respectively.
(4) The Appraised Value (Other Than As-Is) reflects the “As Complete” of $25,800,000 for the Mortgaged Property, as of September 6, 2020, which assumes that the renovations estimated to cost approximately $4,600,000 in capital expenditures are completed within the first 18 months. The “as-is” appraised value of the Mortgaged Property is $20,500,000 as of September 6, 2019.
(5) The Appraised Value (Other than As-Is) represents the “as complete” value of $22,000,000, effective September 1, 2020, which assumes that an approximately $3.0 million PIP is complete, of which approximately $1.9 million was reserved at origination.

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(15)	Loan No. 18 – Wind Creek Leased Fee – The Net Rentable Area (SF/Units/Rooms) shown is based on the total square footage of the land.

Loan No. 18 – Wind Creek Leased Fee – The Cut-off Date LTV and LTV Ratio at Maturity or ARD are based on the “as-is” appraised value of the leased fee interest. The “as-is” appraised value, inclusive of the Wind Creek Casino and Resort Bethlehem improvements is $1.14 billion, which results in a Cut-off Date LTV Ratio of 12.8%.

(16)	Prepayment Provisions are shown from the respective Mortgage Loan First Payment Date.
“L(x)” means lock-out for x payments.
“D(x)” means may be defeased for x payments.
“YM(x)” means may be prepaid for x payments with payment of a yield maintenance charge.
“YM1(x)” means may be prepaid for x payments with payment of the greater of a yield maintenance charge and 1% of the amount prepaid.
“DorYM1(x)” means may be prepaid for x payments with either defeasance or a yield maintenance charge or 1% of the amount prepaid.
“O(x)” means freely prepayable for x payments, including the maturity date.
Certain of the Mortgage Loans permit the release of a portion of a Mortgaged Property (or an individual Mortgaged Property, in connection with a portfolio Mortgage Loan) under various circumstances, as described in this Prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in this Prospectus. In addition, certain of the Mortgage Loans permit the borrower to prepay a portion of the Mortgage Loan to avoid or cure a cash sweep period due to a low debt yield or debt service coverage ratio trigger. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayments” in this Prospectus.

(17)	Loan No. 1 – Century Plaza Towers – Defeasance of the full $1.2 billion Century Plaza Towers Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last senior pari passu note to be securitized and (ii) October 21, 2022. Prepayment in whole, but not in part, of the Century Plaza Towers Whole Loan is permitted with the payment of yield maintenance prior to July 9, 2029 at any time.

Loan No. 2 – 180 Water – the lockout period will be at least 25 payment dates beginning with and including the first payment date of December 6, 2019. Defeasance of the 180 Water whole loan in full is permitted after the date that is the earlier to occur of (i) December 6, 2022 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 25 payments is based on the expected COMM 2019-GC44 securitization closing date in December 2019. The actual lockout period may be longer.

Loan No. 3 – The Shoppes at Blackstone Valley – The lockout period will be at least 25 payment dates beginning with and including the first payment date of December 1, 2019. Defeasance of The Shoppes at Blackstone Valley Whole Loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized or (ii) November 1, 2022. The assumed lockout period of 25 payment dates is based on the expected COMM 2019-GC44 securitization closing date in December 2019. The actual lockout period may be longer.

Loan No. 5 – 225 Bush – the lockout period will be at least 25 payment dates beginning with and including the first payment date of December 6, 2019. Defeasance of the 225 Bush whole loan in full is permitted after the date that is the earlier to occur of (i) October 11, 2022 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 25 payments is based on the expected COMM 2019-GC44 securitization closing date in December 2019. The actual lockout period may be longer.

Loan No. 7 – PCI Pharma Portfolio – Yield Maintenance of the full $108.5 million PCI Pharma Portfolio whole loan is permitted at any time after the prepayment lockout period, which is October 31, 2021. In addition, defeasance of the full $108.5 million PCI Pharma Portfolio Whole Loan is permitted at any time after the defeasance lockout period, which date is the earlier to occur of (a) October 31, 2022 and (b) the second anniversary of the closing date of the securitization into which the last pari passu note to be securitized. The assumed defeasance lockout period of 25 payment dates is based on the expected COMM 2019-GC44 securitization closing date in December 2019. The actual lockout period may be longer.

Loan No. 8 – Elston Retail Collection – The lockout period will be at least 25 payments beginning with and including the first payment date of December 6, 2019. The borrower has the option to defease the full $70.0 million Elston Retail Collection Whole Loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) October 31, 2023. The assumed lockout period of 25 payments is based on the expected COMM 2019-GC44 securitization closing date in December 2019. The actual lockout period may be longer.

Loan No. 10 – The Essex Site 2 – The lockout period will be at least 25 payment dates beginning with and including the first payment date of December 1, 2019. Defeasance of the full $215.0 million Whole Loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) December 1, 2022. The assumed lockout period of 25 payment dates is based on the expected COMM 2019-GC44 securitization closing date in December 2019. The actual lockout period may be longer.

A-1-15

Loan No. 11 – Legends at Village West – The lockout period will be at least 25 payments beginning with and including the first payment date of December 6, 2019. The borrower has the option to defease the full $120.0 million Legends at Village West Whole Loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) October 22, 2022. The assumed lockout period of 25 payments is based on the expected COMM 2019-GC44 securitization closing date in December 2019. The actual lockout period may be longer.

Loan No. 13 – Broadcasting Square – The lockout period will be at least 25 payments beginning with and including the first payment date of December 6, 2019. The borrower has the option to defease the full $62.5 million Broadcasting Square Whole Loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) November 1, 2023. The assumed lockout period of 25 payments is based on the expected COMM 2019-GC44 securitization closing date in December 2019. The actual lockout period may be longer.

Loan No. 15 – Cobb Place – The lockout period will be at least 25 payment dates beginning with and including the first payment date of December 6, 2019. Defeasance of the full $40.0 million Whole Loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) October 24, 2022. The assumed lockout period of 25 payment dates is based on the expected COMM 2019-GC44 securitization closing date in December 2019. The actual lockout period may be longer.

(18)	Partial release in connection with a partial prepayment or partial defeasance or substitution or a free release is permitted for the following loans. See “Description of the Mortgage Pool – Certain Terms of the Mortgage Loans – Partial Releases” in this Prospectus for the terms of the releases.
● Loan No. 1 – Century Plaza Towers
● Loan No. 4 – Weston Kentucky Portfolio
● Loan No. 6 – USAA Office Portfolio
● Loan No. 7 – PCI Pharma Portfolio
● Loan No. 8 – Elston Retail Collection
● Loan No. 34 – Young Innovations Portfolio
● Loan No. 36 – Bushwick Multifamily Portfolio

(19)	Loan No. 26 – Keystone Crossing – The Mortgaged Property is subject to a ground lease that commenced on July 16, 1984, expires on October 31, 2067 and has no extension options. The borrower is required to pay annual ground rent payments equal to 5% of underwritten effective gross revenue less (i) operating expenses (excluding ground rent, managment fees, and $70,948 of salaries) and (ii) minimum annual rent of $17,070. The annual ground rent payment as of the Cut-off Date is $107,535. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Prospectus.

(20)	Loan No. 10 – The Essex Site 2 – The affordable housing unit at the Mortgaged Property is subject to a master lease (the “Master Lease”) between the Residential Borrower and Site 2 DSA Affordable MT LLC (“Master Tenant”), pursuant to which the Master Tenant is required to operate the affordable housing unit and enter into subleases with residential tenants. The Master Tenant and the lender entered into a subordination, non-disturbance and attornment agreement with respect to the Master Lease whereby the Master Tenant agreed to subordinate the Master Lease to the lien of the mortgage in exchange for non-disturbance so long as the Master Tenant is not in default under the Master Lease. The Master Tenant is a joint venture between Site 2 DSA Affordable Managers LLC, an affiliate of the Residential Borrower (“Site 2 Affordable Managers”), and Wells Fargo Affordable Housing Community Development Corporation (“Investor Member”). Site 2 Affordable Managers owns 0.01% of the interests in the Master Tenant and controls the day to day operations of Master Tenant, and Investor Member owns 99.99% of the interests in Master Tenant. The lender has taken a pledge of Site 2 Affordable Manager’s equity interests in the Master Tenant so that, upon foreclosure, an affiliate of Residential Borrower will not control the Master Tenant.

(21)	Loan No. 22 – Brentwood Town Center – The Largest Tenant, Blatteis & Schnur, representing approximately 16.3% of the net rentable area, is affiliated with the borrower. The rent commencement date is April 1, 2020, and $126,411.88 was reserved for gap rent.

(22)	Loan No. 1 – Century Plaza Towers – the Largest Tenant, Bank of America has various lease expiration dates: (i) 106,890 sq. ft. with a lease expiration date of September 30, 2029, (ii) 17,833 sq. ft. with a lease expiration date of September 30, 2024 and (iii) 24,785 sq. ft. related to the Merrill Lynch space, with a lease expiration date of June 30, 2022.

Loan No. 4.01 – Westport Distribution Center – The Largest Tenant, Westport Axle Corporation, leases 181,000 sq. ft. with an expiration date in May 2020, and 50,000 sq. ft. with an expiration date in May 2021.
Loan No. 4.02 – Bluegrass Corporate Center – The Largest Tenant, ABB EP Industrial Solutions, leases (i) 33,000 sq. ft. with an expiration date in July 2022, and (ii) 4,000 sq. ft. with an expiration date in April 2020.

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Loan No. 20 – BOA Building Tulsa – The Fifth Largest Tenant, Petroflow Energy Corporation, also has various lease expiration dates: (i) 10,357 sq. ft. with a lease expiration date of December 31, 2019 and (ii) a storage space that is 533 sq. ft., which is currently operating on a month to month lease.

Loan No. 28 – Millennium Park Plaza – The Largest Tenant, CenturyLink, Inc., leases 9,128 sq. ft. with an expiration date in September 2023, and 430 sq. ft. with an expiration date in July 2023.

(23)	The lease expiration dates shown are based on full lease terms. However, in certain cases, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date for no reason after a specified period of time and/or upon notice to the landlord or upon the occurrence of certain contingencies including, without limitation, if the landlord violates the lease or fails to provide utilities or certain essential services for a specified period or allows certain restricted uses, upon interference with such tenant’s use of access or parking, upon casualty or condemnation, for zoning violations, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, if a certain percentage of the net rentable area at the Mortgaged Property is not occupied, if the tenant fails to meet sales targets or business objectives, or, in the case of a government tenant, for lack of appropriations or other reasons. In addition, in some instances, a tenant may have the right to assign its lease and be released from its obligations under the subject lease. Furthermore, some tenants may have the option to downsize their rented space without terminating the lease completely.

Loan No. 1 – Century Plaza Towers – the Largest Tenant, Bank of America, representing approximately 6.2% of the net rentable area at the Mortgaged Property, has the right to terminate its lease as of September 30, 2026 upon written notice on or before September 30, 2025 and the payment of a termination fee in the amount of $1,908,666. The Fourth Largest Tenant Kirkland & Ellis, representing approximately 3.6% of the net rentable area at the Mortgaged Property, has the one-time right to terminate its lease as of January 1, 2032 upon written notice on or before January 1, 2031 and payment of a termination fee equal to the sum of (a) an amount equal to the base rent that would have been payable with respect to the terminated premises during the four (4) month period after the termination date had tenant not terminated this lease and (b) the unamortized amount, as of the termination date, calculated with interest in an amount equal to 8% per annum. The Fifth Largest Tenant, Greenberg Glusker, has the one-time right to terminate its lease as of March 1, 2032 upon written notice on or before March 1, 2031 and the payment of a termination fee.

Loan No. 1 – Century Plaza Towers – the Second Largest Tenant, Manatt Phelps, representing approximately 4.8% of the net rentable area at the Mortgaged Property, has the right to contract its lease by terminating the lease on the 4th floor of the space on the last day of the 5th or 10th year of the lease term.

Loan No. 12 – Midtown Center – the Largest Tenant, Fannie Mae, representing approximately 82.2% of the net rentable area at the Mortgaged Property, has (i) a unilateral termination option effective May 31, 2029 upon 32 months’ notice and (ii) the right to contract its premises by one full floor per year upon at least 18 months’ notice

Loan No. 19 – BOA Building Tulsa – the Third Largest Tenant, Bank of America, National Association, representing approximately 6.3% of the net rentable area at the Mortgaged Property has a one-time right to terminate its lease with respect to all or a portion of its space with an effective termination on May 1, 2022 by providing the lender a minimum of 12 months’ prior written notice. The lease also provides for an additional contraction option with written notice on or before April 30, 2021, whereby the tenant may contract up to 25% of its space on May 1, 2022. The fee for exercising the cancellation option or the termination option will be equal to the unamortized tenant allowances and brokerage commissions incurred by the landlord during the applicable renewal term, discounted at an eight percent (8%) interest rate.

Loan No. 26 – Keystone Crossing – The Fourth Largest Tenant, General Services Administration, representing approximately 7.3% of the net rentable area at the Mortgaged Property, has the right to terminate its lease at any time upon 60 days’ notice.

Loan No. 28 – Millennium Park Plaza – The Fifth Largest Tenant, Ferrero USA Inc, representing approximately 0.5% of the net rentable area at the Mortgaged Property, has the right to terminate its lease after May 31, 2020 with three months’ notice and payment of a termination fee.

(24)	The following major tenants (listed on Annex A-1) are currently subleasing all or a significant portion of its leased space:

Loan No. 7.01 – 3001 Red Lion Road – The sole tenant, PCI Pharma, subleases 49,566 sq. ft. to MedImmune (wholly owned by AstraZeneca).

Loan No. 14 – Westland Fair – The Largest Tenant, Michael’s, representing approximately 11.7% of the net rentable area, subleases its space from CFSMC Las Vegas, LLC.

(25)	Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation. With respect to the largest 15 Mortgage Loans and certain tenants representing more than 25% of the net rentable area of a Mortgaged Property, see “Description of the Mortgage Pool—Tenant Issues—Other” in this Prospectus.

A-1-17

The tenants shown in the Annex A-1 have signed leases but may or may not be open for business as of the Cut-off Date of the securitization.

Loan No. 1 – Century Plaza Towers – the Largest Tenant, Bank of America, representing approximately 6.2% of the net rentable area at the Mortgaged Property, has signed a lease for an additional 26,664 sq. ft. on the 13th floor of the South Tower and is expected to being paying rent and take occupancy in January 2020. The Second Largest Tenant, Manatt Phelps, representing approximately 4.8% of the net rentable area at the Mortgaged Property, has signed a lease for five suites in the South Tower on the 4th, 14th, 15th, 16th and 17th floors totaling 116,366 sq. ft. and is expected to begin paying rent and take occupancy in stages starting in March 2020, with full occupancy of the space expected by May 2020. The Fourth Largest Tenant, Kirkland & Ellis, representing approximately 3.6% of net rentable area at the Mortgaged Property, has not yet taken occupancy and is expected to occupy three suites in the South Tower on the 37th, 38th, and 39th floors totaling 85,664 sq. ft. starting in January 2020. The Fifth largest tenant, Greenberg Glusker, representing approximately 3.5% of the net rentable area at the Mortgaged Property has signed a lease for three suites in the South Tower on the 26th, 27th and 31st floors totaling 83,199 sq. ft. and is expected to being paying rent and take occupancy in March 2020. We cannot assure you whether these tenants will take occupancy and begin paying rent as expected or at all.

Loan No. 12 – Midtown Center – The Second Largest Tenant, WeWork, representing approximately 12.7% of the net rentable area at the Mortgage Property, is entitled to free rent through December 2019. A rent concession reserve was required at origination for full abated amounts.

(26)	The following Mortgage Loans have one or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—– Tenancies-in-Common or Diversified Ownership” in this Prospectus for further information.
Loan No. 16 – Tri Pointe Plaza
Loan No. 35 – Oxy Lofts

(27)	All upfront reserve balances reflect the upfront reserve amount at loan origination. The current balance may be less than the amount shown.

(28)	All ongoing reserve balances reflect the ongoing reserve amount at loan origination. The current balance may be greater than or less than the amount shown. Monthly reserves required to be deposited in such accounts may be capped pursuant to the related Mortgage Loan documents.

Loan No. 19 – Wind Creek Leased Fee - On a monthly basis, immediately following the date on which a quarterly installment of base rent is paid under the ground lease (other than the first installment of rent due on July 30, 2019 under the ground lease documents), the borrower is required to deposit an amount equal to the monthly debt service payment amount due on each of the next two succeeding monthly payment dates, which amounts are required to be transferred into the interest reserve account.

(29)	Loan No. 4 – Weston Kentucky Portfolio – If the TI/LC reserve falls below the TI/LC reserve cap of $1,000,000, the borrower is required to deposit $20,833 on each monthly payment date until the TI/LC reserve cap is met.

Loan No. 14 – Westland Fair – If the TI/LC reserve falls below the TI/LC reserve cap of $500,000, the borrower is required to deposit approximately $17,844 on each monthly payment date until the TI/LC reserve cap is met.

Loan No. 22 – Brentwood Town Center – If the TI/LC reserve falls below the TI/LC reserve cap of $75,000, the borrower is required to deposit $6,250 on each monthly payment date until the TI/LC reserve cap is met.

Loan No. 39 – Hub at Vista Palomar Park – If the TI/LC reserve falls below the TI/LC reserve cap of $125,000, the borrower is required to deposit approximately $2,304 on each monthly payment date until the TI/LC reserve cap is met.

(30)	Loan No. 20- – Embassy Suites Laredo – The Monthly Replacement Reserve is an FF&E reserve in an amount equal to the greater (i) of the then-current amount required under the management agreement, (ii) the then-current amount required under the franchise agremenet for approved capital expenditures and (iii) (a) for the payment dates occurring in November 2019 through October 2020, 2% of the prior month’s gross revenue, (b) for the payment dates occurring in November 2020 through October 2021, 3% of the prior month’s gross revenue and (c) for the payment dates occurring from November 2021 and thereafter, 4% of the prior month’s gross revenue.

A-1-18

Loan No. 23 – Residence Inn Phoenix Chandler South – The Monthly Replacement Reserve is an FF&E reserve in an amount equal to (i) for the payment dates occurring in December 2019 through November 2020, approximately $17,017 and (ii) thereafter the greater of (a) the monthly amount required to be reserved pursuant to the franchise agreement for the replacement of FF&E or (b) 1/12 of 4% of the operating income of the Mortgaged Property for the previous 12-month period as determined on the anniversary of the last day of the calendar month in October.

Loan No. 33 – Home2 Suites Hanford Lemoore – The Monthly Replacement Reserve is an FF&E reserve in an amount equal to (i) for the payment dates occurring in December 2019 through November 2020, approximately $11,629 and (ii) thereafter the greater of (a) the monthly amount required to be reserved pursuant to the franchise agreement for the replacement of FF&E or (b) 1/12th of 4% of the operating income of the Mortgaged Property for the previous 12-month period as determined on the anniversary of the last day of the calendar month in October.

(31)	With respect to the Mortgage Loans identified below, the lender is insured under an environmental insurance policy obtained (i) in lieu of obtaining a Phase II Environmental Site Assessment, (ii) in lieu of providing an indemnity or guaranty from a sponsor or (iii) to address environmental conditions or concerns. For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in this Prospectus.

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Maximum Policy Amount	Premium Paid in Full	Expiration Date
1	Century Plaza Towers(1)	$75,000,000	7.30%	$50,000,000	Yes	6/24/2021
(1) The policy was purchased at the borrower’s election and was not required by the lender. The policy is cancellable at the borrower’s option.

(32)	Loan No. 1 – Century Plaza Towers – There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the Century Plaza Towers Whole Loan.

Loan No.	Mortgage Loan	Senior Notes Cut-off Date Balance	Subordinate Notes Cut-off Date Balance	Total Mortgage Debt Cut-off Date Balance (1)	Total Senior Notes U/W NCF DSCR	Total Mortgage Debt U/W NCF DSCR (1)	Total Senior Notes Cut-off Date LTV	Total Mortgage Debt Cut-off Date LTV Ratio (1)	Total Senior Notes U/W NOI Debt Yield	Total Mortgage Debt U/W Debt NOI Yield(1)
1	Century Plaza Towers	$900,000,000	$300,000,000	$1,200,000,000	4.09x	3.07x	39.1%	52.1%	13.5%	10.1%
2	180 Water	$137,500,000	$127,500,000	$265,000,000	3.15x	1.63x	30.5%	58.7%	11.0%	5.7%
5	225 Bush	$203,600,000	$146,400,000	$350,000,000	3.85x	2.24x	34.6%	59.4%	13.4%	7.8%
10	The Essex Site 2	$117,000,000	$58,000,000	$175,000,000	3.66x	1.89x	39.9%	59.7%	10.3%	6.9%
12	Midtown Center	$382,000,000	$143,000,000	$525,000,000	3.98x	2.90x	39.8%	54.7%	12.6%	9.1%
(1) Includes any related pari passu companion loan(s) and subordinate secured companion loan(s)

(33)	Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mezzanine Debt Cut-off Date Balance	Annual Interest Rate on Mezzanine Loan	Mezzanine Loan Maturity Date or ARD	Intercreditor Agreement	Total Debt Cut-off Date LTV Ratio (1)	Total Debt U/W NCF DSCR (1)	Total Cut-off Debt U/W NOI Debt Yield(1)
	2	180 Water	$62,500,000	6.1%	$100,000,000	8.3%	11/6/2024	Yes	80.8%	0.85x	4.1%
	10	The Essex Site 2	$35,100,000	3.4%	$40,000,000	6.6%	11/1/2026	Yes	73.4%	1.33x	5.6%
(1) Calculated including any related pari passu companion loan(s), related subordinate companion loan(s) and mezzanine debt.

A-1-19

(34)	Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Intercreditor Agreement Required	Combined Minimum DSCR	Combined Maximum LTV	Combined Minimum Debt Yield
	1	Century Plaza Towers	$75,000,000	7.3%	Yes	3.12x	52.1%	9.5%
	2	180 Water(1)	$62,500,000	6.1%	Yes	0.85x	N/A	4.1%
	3	The Shoppes at Blackstone Valley(2)	$55,000,000	5.4%	Yes	1.25x	70.0%	9.1%
	17	Villa Carlotta Embassy	$20,500,000	2.0%	Yes	1.25x	80.0%	7.0%
	20	Suites Laredo Hub at Vista	$18,000,000	1.8%	Yes	2.18x	69.8%	12.3%
	39	Palomar Park	$7,200,000	0.7%	Yes	2.74x	61.3%	10.1%

(1) The borrower has a one-time right to cause to incur additional indebtedness in the form of a mezzanine loan, that will be in no event greater than $100,000,000.

(2) The borrower has the right to incur additional indebtedness in the form of a mezzanine loan, that will be in no event greater than $40,000,000.

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ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS

AND MORTGAGED PROPERTIES

[THIS PAGE INTENTIONALLY LEFT BLANK]

Annex A-2

Distribution of Cut-off Date Balances(1)
						Weighted Averages
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	LTV Ratio at Maturity or ARD(2)
$5,000,000	-	$7,499,999	6	$35,740,000	3.5%	3.6924%	119	2.01x	63.8%	62.5%
$7,500,000	-	$14,999,999	9	$106,667,523	10.4%	3.6986%	119	2.39x	61.9%	58.0%
$15,000,000	-	$24,999,999	13	$234,545,837	22.9%	3.9566%	118	1.94x	66.1%	59.7%
$25,000,000	-	$49,999,999	10	$352,591,485	34.4%	3.3684%	106	2.60x	58.1%	54.2%
$50,000,000	-	$75,000,000	5	$294,753,500	28.8%	3.3597%	96	3.19x	46.6%	44.6%
Total/Weighted Average			43	$1,024,298,346	100.0%	3.5463%	108	2.58x	57.2%	53.4%

Distribution of Mortgage Rates(1)
						Weighted Averages
Range of Mortgage Rates as of the Cut-off Date			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	LTV Ratio at Maturity or ARD(2)
2.7590%	-	3.9999%	37	$917,759,598	89.6%	3.4577%	107	2.67x	56.0%	52.7%
4.0000%	-	4.2499%	3	$50,981,269	5.0%	4.0212%	119	1.98x	63.8%	60.4%
4.2500%	-	4.7499%	2	$37,423,773	3.7%	4.3426%	117	1.54x	72.4%	62.0%
4.7500%	-	5.0500%	1	$18,133,706	1.8%	5.0500%	113	1.55x	69.2%	52.4%
Total/Weighted Average			43	$1,024,298,346	100.0%	3.5463%	108	2.58x	57.2%	53.4%

A-2-1

Annex A-2

Property Type Distribution(1)(3)(4)(5)

						Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Number of Units or NRA	Cut-off Date Balance per # of Units or NRA	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	LTV Ratio at Maturity or ARD(2)
Retail	10	$274,463,498	26.8%	2,985,464	$272	3.6066%	108	95.6%	2.06x	62.9%	54.8%
Anchored	8	$249,763,498	24.4%	2,944,852	$197	3.6299%	107	95.5%	1.99x	63.8%	55.0%
Unanchored	2	$24,700,000	2.4%	40,612	$1,032	3.3713%	119	96.5%	2.80x	53.3%	53.3%
Office	11	$265,165,178	25.9%	5,146,896	$380	3.3454%	107	97.1%	3.38x	47.8%	46.7%
CBD	5	$212,258,706	20.7%	4,203,038	$404	3.3389%	104	96.3%	3.52x	43.8%	42.4%
Suburban	6	$52,906,472	5.2%	943,858	$287	3.3713%	116	100.0%	2.81x	64.0%	64.0%
Multifamily	17	$218,045,000	21.3%	1,478	$255,689	3.6696%	102	96.2%	2.33x	54.0%	53.4%
Garden	6	$71,155,000	6.9%	582	$147,443	3.6160%	119	95.5%	2.22x	62.2%	61.5%
Mid Rise	9	$67,790,000	6.6%	227	$404,072	3.9054%	119	96.0%	1.90x	64.0%	64.0%
High Rise	1	$62,500,000	6.1%	573	$239,965	3.4104%	59	97.0%	3.15x	30.5%	30.5%
Townhomes	1	$16,600,000	1.6%	96	$172,917	3.9123%	119	96.9%	1.50x	67.2%	60.9%
Industrial	8	$95,457,318	9.3%	2,952,480	$53	3.3879%	119	98.8%	2.87x	65.1%	65.1%
Warehouse/Distribution	2	$38,221,105	3.7%	1,458,560	$40	3.3616%	119	100.0%	2.91x	65.1%	65.1%
Flex	4	$37,821,967	3.7%	968,500	$40	3.4191%	119	97.1%	2.97x	64.9%	64.9%
R&D/Flex	1	$18,102,929	1.8%	447,000	$110	3.3790%	119	100.0%	2.61x	65.4%	65.4%
Warehouse	1	$1,311,317	0.1%	78,420	$45	3.3790%	119	100.0%	2.61x	65.4%	65.4%
Mixed Use	4	$88,989,346	8.7%	955,540	$391	3.3037%	104	98.2%	2.75x	56.2%	53.4%
Office/Retail	2	$38,889,346	3.8%	190,387	$235	3.6578%	119	96.1%	2.22x	67.2%	60.7%
Multifamily/Retail	1	$35,100,000	3.4%	205,070	$571	2.7590%	83	100.0%	3.66x	39.9%	39.9%
Multifamily/Office/Retail	1	$15,000,000	1.5%	560,083	$375	3.6600%	116	99.2%	2.01x	65.8%	65.8%
Hospitality	4	$62,254,233	6.1%	510	$123,545	4.0267%	119	79.4%	2.00x	63.9%	51.5%
Extended Stay	2	$30,481,269	3.0%	229	$134,299	4.1722%	119	74.1%	2.00x	61.0%	50.3%
Full Service	1	$18,000,000	1.8%	154	$116,883	3.8390%	118	89.4%	2.18x	69.8%	58.5%
Limited Service	1	$13,772,964	1.3%	127	$108,449	3.9500%	119	78.1%	1.76x	62.6%	45.1%
Leased Fee	1	$19,923,773	1.9%	2,608,541	$56	4.3800%	116	NAP	1.27x	84.7%	72.8%
Total/Weighted Average	55	$1,024,298,346	100.0%			3.5463%	108	95.7%	2.58x	57.2%	53.4%

A-2-2

Annex A-2

Geographic Distribution(1)(3)(6)

						Weighted Averages
State/Location			Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	LTV Ratio at Maturity or ARD(2)
California			10	$236,687,742	23.1%	3.3566%	106	3.24x	47.3%	46.6%
Southern			8	$150,087,742	14.7%	3.3514%	119	3.22x	49.2%	48.1%
Northern			2	$86,600,000	8.5%	3.3655%	84	3.26x	44.0%	44.0%
New York			9	$127,390,000	12.4%	3.3100%	80	3.00x	41.0%	41.0%
New York City			9	$127,390,000	12.4%	3.3100%	80	3.00x	41.0%	41.0%
New York State			0	$0	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Massachusetts			3	$83,803,000	8.2%	3.7375%	119	2.01x	65.9%	58.6%
Illinois			5	$73,430,414	7.2%	3.5960%	118	1.86x	66.0%	55.6%
Pennsylvania			3	$70,026,701	6.8%	3.5637%	118	2.64x	64.6%	61.2%
Kentucky			3	$52,253,500	5.1%	3.3530%	119	3.06x	65.0%	65.0%
Other			22	$380,706,989	37.2%	3.7149%	110	2.21x	62.7%	57.1%
Total/Weighted Average			55	$1,024,298,346	100.0%	3.5463%	108	2.58x	57.2%	53.4%

Distribution of Cut-off Date LTV Ratios(1)(2)

						Weighted Averages
Range of LTV Ratios as of the Cut-off Date			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	LTV Ratio at Maturity or ARD(2)
30.5%	-	54.9%	10	$361,496,301	35.3%	3.2408%	91	3.44x	40.9%	40.4%
55.0%	-	59.9%	3	$71,625,000	7.0%	3.7316%	119	2.24x	57.9%	55.7%
60.0%	-	64.9%	13	$166,014,523	16.2%	3.6920%	118	2.29x	63.2%	60.5%
65.0%	-	69.9%	13	$346,040,391	33.8%	3.6899%	119	2.08x	67.1%	60.7%
70.0%	-	84.7%	4	$79,122,131	7.7%	3.8405%	107	1.68x	75.0%	63.3%
Total/Weighted Average			43	$1,024,298,346	100.0%	3.5463%	108	2.58x	57.2%	53.4%

Distribution of LTV Ratios at Maturity Date or ARD(1)(2)

						Weighted Averages
Range of LTV Ratios as of the Maturity Date			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	LTV Ratio at Maturity or ARD(2)
30.5%	-	49.9%	9	$361,264,449	35.3%	3.3523%	91	3.12x	43.4%	39.7%
50.0%	-	54.9%	6	$102,537,976	10.0%	3.6992%	118	2.81x	56.1%	51.5%
55.0%	-	59.9%	7	$168,573,358	16.5%	3.7226%	119	1.92x	65.4%	57.3%
60.0%	-	72.8%	21	$391,922,563	38.3%	3.6092%	116	2.29x	66.7%	64.8%
Total/Weighted Average			43	$1,024,298,346	100.0%	3.5463%	108	2.58x	57.2%	53.4%

A-2-3

Annex A-2

Distribution of Underwritten NCF Debt Service Coverage Ratios(1)

						Weighted Averages
Range of Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	LTV Ratio at Maturity or ARD(2)
1.27x	-	1.44x	2	$59,841,958	5.8%	3.8930%	118	1.38x	72.6%	55.8%
1.45x	-	1.74x	6	$149,406,019	14.6%	3.9938%	104	1.58x	65.0%	55.0%
1.75x	-	2.49x	21	$332,938,579	32.5%	3.7187%	116	2.08x	64.8%	60.5%
2.50x	-	3.49x	9	$257,486,790	25.1%	3.4016%	104	2.94x	54.2%	54.2%
3.50x	-	4.09x	5	$224,625,000	21.9%	3.0664%	100	3.87x	40.1%	40.1%
Total/Weighted Average			43	$1,024,298,346	100.0%	3.5463%	108	2.58x	57.2%	53.4%

Distribution of Original Terms to Maturity or ARD(1)

						Weighted Averages
Range of Original Terms to Maturity			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	LTV Ratio at Maturity or ARD(2)
60	-	84	5	$207,548,301	20.3%	3.3659%	66	3.01x	42.1%	40.4%
120	-	121	38	$816,750,046	79.7%	3.5921%	119	2.47x	61.1%	56.7%
Total/Weighted Average			43	$1,024,298,346	100.0%	3.5463%	108	2.58x	57.2%	53.4%

Distribution of Remaining Terms to Maturity or ARD(1)

						Weighted Averages
Range of Remaining Terms to Maturity			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	LTV Ratio at Maturity or ARD(2)
59	-	83	5	$207,548,301	20.3%	3.3659%	66	3.01x	42.1%	40.4%
113	-	119	38	$816,750,046	79.7%	3.5921%	119	2.47x	61.1%	56.7%
Total/Weighted Average			43	$1,024,298,346	100.0%	3.5463%	108	2.58x	57.2%	53.4%

A-2-4

Annex A-2

Distribution of Underwritten NOI Debt Yields(1)

						Weighted Averages
Range of NOI Debt Yields as of the Cut-off Date			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	LTV Ratio at Maturity or ARD(2)
7.1%	-	8.9%	16	$251,736,958	24.6%	3.7636%	119	1.91x	65.2%	60.8%
9.0%	-	9.9%	9	$247,337,313	24.1%	3.6061%	110	2.18x	62.9%	58.5%
10.0%	-	12.4%	11	$304,661,100	29.7%	3.4096%	100	2.77x	54.5%	51.1%
12.5%	-	14.1%	7	$220,562,976	21.5%	3.4200%	105	3.50x	45.4%	42.4%
Total/Weighted Average			43	$1,024,298,346	100.0%	3.5463%	108	2.58x	57.2%	53.4%

Distribution of Amortization Types(1)

						Weighted Averages
Amortization Type			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	LTV Ratio at Maturity or ARD(2)
Interest Only			27	$647,046,790	63.2%	3.3923%	106	2.98x	52.7%	52.7%
Interest Only, then Amortizing			7	$170,850,000	16.7%	3.7653%	114	1.76x	68.3%	59.4%
Amortizing Balloon			8	$173,876,556	17.0%	3.9903%	106	1.62x	66.5%	52.7%
Interest Only, ARD			1	$32,525,000	3.2%	3.0850%	118	3.98x	39.8%	39.8%
Total/Weighted Average			43	$1,024,298,346	100.0%	3.5463%	108	2.58x	57.2%	53.4%

A-2-5

FOOTNOTES TO ANNEX A-2

(1)	The U/W NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Service Coverage Ratio and Cut-off Date Balance per # of Units or NRA calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

(2)	With respect to 5 mortgage loans (15.2%) (including Weston Kentucky Portfolio, 55 Green Street, Legends at Village West, Embassy Suites Laredo and Hampton Inn Summerlin), the Cut-off Date LTV and LTV Ratio at Maturity Date or ARD LTV have been calculated using a value other than the “As Is” appraised values. For additional information please see the footnotes to Annex A-1 in the Prospectus.

(3)	Reflects allocated loan amount for properties securing multi-property Mortgage Loans.

(4)	Anchored retail includes one power center property.

(5)	Suburban office includes two suburban flex properties.

(6)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than or equal to 93600.

A-2-6

ANNEX A-3

DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN
INFORMATION

 A-3-1

2029 & 2049 Century Park East Los Angeles, CA 90067	Collateral Asset Summary – Loan No. 1 Century Plaza Towers	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 39.1% 4.09x 13.5%

 A-3-2

2029 & 2049 Century Park East Los Angeles, CA 90067	Collateral Asset Summary – Loan No. 1 Century Plaza Towers	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 39.1% 4.09x 13.5%

 A-3-3

2029 & 2049 Century Park East Los Angeles, CA 90067	Collateral Asset Summary – Loan No. 1 Century Plaza Towers	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 39.1% 4.09x 13.5%

 A-3-4

2029 & 2049 Century Park East Los Angeles, CA 90067	Collateral Asset Summary – Loan No. 1 Century Plaza Towers	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 39.1% 4.09x 13.5%

 A-3-5

2029 & 2049 Century Park East Los Angeles, CA 90067	Collateral Asset Summary – Loan No. 1 Century Plaza Towers	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 39.1% 4.09x 13.5%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Borrower Sponsor(1):	SPF; Hines JV
Borrower:	One Hundred Towers L.L.C.
Original Balance(2):	$75,000,000
Cut-off Date Balance(2):	$75,000,000
% by Initial UPB:	7.3%
Interest Rate:	3.00450%
Payment Date:	9th of each month
First Payment Date:	December 9, 2019
Maturity Date:	November 9, 2029
Amortization:	Interest Only
Additional Debt(2):	$825,000,000 Pari Passu Debt; $300,000,000 Subordinate Debt
Call Protection(3):	YM1(25), DorYM1(90), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(4)
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	$0	NAP
TI/LC:	$0	$0	NAP
Outstanding TI/LC:	$71,223,945	$0	NAP
Free Rent:	$29,545,735	$0	NAP

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Los Angeles, CA
Year Built / Renovated:	1975 / 2015
Total Sq. Ft.:	2,401,641
Property Management:	CBRE, Inc.
Underwritten NOI(5):	$121,145,756
Underwritten NCF:	$112,250,366
Appraised Value:	$2,302,000,000
Appraisal Date:	September 24, 2019

Historical NOI
Most Recent NOI(5):	$83,342,918 (T-12 September 30, 2019)
2018 NOI(6):	$89,024,555 (December 31, 2018)
2017 NOI(6):	$83,200,132 (December 31, 2017)
2016 NOI:	$80,783,345 (December 31, 2016)

Historical Occupancy
Most Recent Occupancy:	92.9% (October 1, 2019)
2018 Occupancy:	83.5% (December 31, 2018)
2017 Occupancy:	84.6% (December 31, 2017)
2016 Occupancy:	87.0% (December 31, 2016)

Financial Information(2)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$75,000,000
Pari Passu Notes	825,000,000
Total Senior Notes	$900,000,000	$375 / $375	39.1% / 39.1%	4.42x / 4.09x	13.5% / 12.5%	13.5% / 12.5%
Subordinate Notes	300,000,000
Whole Loan	$1,200,000,000	$500 / $500	52.1% / 52.1%	3.31x / 3.07x	10.1% / 9.4%	10.1% / 9.4%
(1)	There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the Century Plaza Towers Whole Loan (as defined below). Please see “The Borrower / Borrower Sponsor” herein.
(2)	The Century Plaza Towers Loan (as defined below) consists of the non-controlling Notes A-1-C4 and A-1-C5 and is part of the Century Plaza Towers Whole Loan evidenced by 29 senior pari passu notes and three subordinate notes, with an aggregate outstanding principal balance as of the Cut-off Date of $1.2 billion. For additional information, see “The Loan” herein.
(3)	The lockout period, with respect to a defeasance of the Century Plaza Towers Whole Loan, will be at least 25 payment dates beginning with and including the first payment date of December 9, 2019. Defeasance of the full $1.2 billion Century Plaza Towers Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last senior pari passu note to be securitized and (ii) October 21, 2022. Prepayment in whole, but not in part, of the Century Plaza Towers Whole Loan is permitted at any time prior to July 9, 2029 with the payment of a yield maintenance fee.
(4)	See “Initial and Ongoing Reserves” herein.
(5)	The increase in Underwritten NOI from Most Recent NOI is primarily attributable to (i) $2,354,778 in straight line rent taken through the earlier of the loan term or the lease term for fourteen tenants, (ii) $3,269,254 of rent steps taken through October 2020 and (iii) new leasing that has been executed since September 2019, accounting for 20.6% of NRA and 24.6% of U/W Gross Potential Rent.
(6)	The increase in 2018 Net Operating Income from 2017 Net Operating Income is primarily attributable to an approximately $2.4 million fee associated with City National Bank and Tang Media’s termination.

 A-3-6

2029 & 2049 Century Park East Los Angeles, CA 90067	Collateral Asset Summary – Loan No. 1 Century Plaza Towers	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 39.1% 4.09x 13.5%

The Loan.   The Century Plaza Towers mortgage loan (the “Century Plaza Towers Loan”) is part of a whole loan (the “Century Plaza Towers Whole Loan”) consisting of 29 pari passu senior notes with an outstanding aggregate principal balance as of the Cut-off Date of $900,000,000 (collectively the “Century Plaza Towers Senior Notes”) and three pari passu subordinate notes with an aggregate outstanding principal balance as of the Cut-of Date of $300,000,000 (the “Century Plaza Towers Subordinate Notes”). The Century Plaza Towers Whole Loan is secured by the borrower’s fee simple interest in a 2,401,641 sq. ft., Class A, office complex consisting of two buildings located in Los Angeles, California (the “Century Plaza Towers Property”). The Century Plaza Towers Loan, which is evidenced by the non-controlling Notes A-1-C4 and A-1-C5, has an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $75.0 million.

The relationship between the holders of the Century Plaza Towers Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—Century Plaza Towers Whole Loan” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-C4, A-1-C5	$75,000,000	$75,000,000	COMM 2019-GC44	No
A-1-S1, A-1-S2, A-1-S3, A-2-S1, A-2-S2, A-2-S3, A-2-C1, A-2-C3, A-2-C4, A-3-S1, A-3-S2, A-3-S3, A-3-C1, A-3-C3	525,000,000	525,000,000	CPTS 2019-CPT(1)	No
A-1-C1, A-1-C2, A-1-C6, A-1-C7	112,500,000	112,500,000	DBRI	No
A-1-C3, A-1-C8	62,500,000	62,500,000	JPMDB 2019-COR6(2)	No
A-2-C2, A-2-C5, A-2-C6, A-2-C7	62,500,000	62,500,000	MSBNA	No
A-3-C2, A-3-C4, A-3-C5	62,500,000	62,500,000	WFBNA	No
Senior Notes	$900,000,000	$900,000,000
B-1, B-2, B-3	300,000,000	300,000,000	CPTS 2019-CPT	Yes
Whole Loan	$1,200,000,000	$1,200,000,000

(1)    The CPTS 2019-CPT securitization transaction is expected to close prior to the Closing Date.

(2)    The JPMDB 2019-COR6 securitization transaction is expected to close prior to the Closing Date.

The Century Plaza Towers Whole Loan has a 10-year interest-only term and accrues interest at a rate of 3.00450% per annum. The Century Plaza Towers Whole Loan was primarily used to repay the existing loan, fund upfront reserves, pay closing costs and return approximately $272.9 million to the borrower sponsor. Based on the “As Is” appraised value of $2.302 billion as of September 24, 2019 and the Cut-off Date balance of the Century Plaza Towers Senior Notes, the Cut-off Date LTV Ratio is 39.1%. The most recent financing of the Century Plaza Towers Whole Loan was securitized in the MSC 2014-CPT transaction.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$1,200,000,000	100.0%	Loan Payoff	$823,449,563	68.6%
			Upfront Reserves	100,769,680	8.4
			Closing Costs	2,834,724	0.2
			Return of Equity	272,946,032	22.7
Total Sources	$1,200,000,000	100.0%	Total Uses	$1,200,000,000	100.0%

The Borrower / Borrower Sponsor. The borrower is One Hundred Towers L.L.C., a Delaware limited liability company structured to be a bankruptcy-remote entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Century Plaza Towers Whole Loan. The borrower sponsor is a joint venture between (i) the Commingled Pension Trust Fund (Strategic Property) of JPMorgan Chase Bank, N.A. (“SPF”) and (ii) a joint venture between an institutional account managed by both Hines and Hines Investment Management Holdings Limited Partnership (the “Hines JV”) (together with SPF, the “Borrower Sponsor” or “JV”). Hines JV is a privately owned global real estate investment, development and management firm, founded in 1957, with a presence in 219 cities in 23 countries and has assets under management for which Hines provides fiduciary investment management services and $60.5 billion for which Hines provides third party property-level services. The Century Plaza Towers Whole Loan is non-recourse to the borrower and there is no nonrecourse carveout guarantor or separate environmental indemnitor for the Century Plaza Towers Whole Loan. In no event will the Borrower Sponsor be obligated to make payments under the Century Plaza Towers Whole Loan.

 A-3-7

2029 & 2049 Century Park East Los Angeles, CA 90067	Collateral Asset Summary – Loan No. 1 Century Plaza Towers	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 39.1% 4.09x 13.5%

The Property.

Tenant Summary(1)
Tenant	Credit Rating (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Bank of America(3)	A+ / A2 / A-	149,508	6.2%	$56.98	6.5%	Various(4)
Manatt Phelps(5)	NR / NR / NR	116,366	4.8	$62.26	5.5	4/30/2035
JPMorgan	AA- / A2 / A-	97,726	4.1	$57.00	4.2	8/31/2021
Kirkland & Ellis(6)	NR / NR / NR	85,664	3.6	$68.79	4.5	12/31/2034
Greenberg Glusker(7)	NR / NR / NR	83,199	3.5	$66.00	4.2	2/28/2035
Venable LLP	NR / NR / NR	81,817	3.4	$57.70	3.6	12/31/2025
Westfield(8)	NR / NR / A	81,124	3.4	$52.30	3.2	4/30/2028
Seyfarth Shaw	NR / NR / NR	80,160	3.3	$78.51	4.8	8/31/2021
Proskauer Rose(9)	NR / NR / NR	70,195	2.9	$57.26	3.1	10/31/2030
Mitchell Silberberg Knupp(10)	NR / NR / NR	69,396	2.9	$56.40	3.0	6/30/2034
Total / Wtd. Avg. Major Tenants		915,155	38.1%	$61.09	42.6%
Remaining Tenants		1,315,465	54.8	$57.21	57.4
Total / Wtd. Avg. Occupied Collateral		2,230,620	92.9%	$58.80	100.0%
Vacant		171,021	7.1
Total		2,401,641	100.0%
(1)	Based on the underwritten rent roll dated October 1, 2019.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)

The sq. ft. of Bank of America includes 124,723 sq. ft. occupied by Bank or America on floors 1 through 14 and 24,785 sq. ft. occupied by Merrill Lynch on floors 25 through 33. In addition, the sq. ft. for Bank of America includes 26,664 sq. ft., which Bank of America is expected to begin paying rent and take occupancy in January 2020.

(4)

Bank of America has various lease expiration dates: (i) 106,890 sq. ft. with a lease expiration date of September 30, 2029, (ii) 17,833 sq. ft. with a lease expiration date of September 30, 2024 and (iii) 24,785 sq. ft. related to the Merrill Lynch space, with a lease expiration date of June 30, 2022. Bank of America has the right to terminate its lease as of September 30, 2026 upon written notice prior to September 30, 2025 and a termination fee of $1,908,666.

(5)

Manatt Phelps is expected to begin paying rent and take occupancy in stages in March 2020, with full occupancy of the space expected in May 2020. Manatt Phelps has the right to terminate its lease on the 4th floor on the last day of the 5th year or 10th year of its lease term.

(6)

Kirkland & Ellis is expected to begin paying rent and take occupancy in January 2020. Kirkland & Ellis, has the one-time right to terminate its lease as of January 1, 2032 upon written notice on or before January 1, 2031 and payment of a termination fee

(7)	Greenberg Glusker has a one-time right to terminate its lease as of March 1, 2032 upon written notice on or before March 1, 2031 and the payment of a termination fee.
(8)	Westfield has a one-time right to terminate its lease on April 30, 2025, with 15 months’ prior notice and the payment of a termination fee of approximately $3.5 million.
(9)	Proskauer Rose has a one-time right to terminate its lease on October 31, 2025, upon written notice on or before October 31, 2024 and the payment of a termination fee.
(10)	Mitchell Silberberg Knupp has a one-time right to terminate its lease on June 30, 2029, upon written notice on or before June 30, 2028 and the payment of a termination fee.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	2	1,405	0.1	1,405	0.1%	$32.49	0.0	0.0%
2020	26	96,896	4.0	98,301	4.1%	$50.13	3.7	3.7%
2021	30	276,557	11.5	374,858	15.6%	$63.47	13.4	17.1%
2022	15	122,719	5.1	497,577	20.7%	$58.72	5.5	22.6%
2023	14	89,979	3.7	587,556	24.5%	$56.38	3.9	26.5%
2024	18	224,254	9.3	811,810	33.8%	$60.00	10.3	36.7%
2025	19	258,081	10.7	1,069,891	44.5%	$57.45	11.3	48.0%
2026	5	76,664	3.2	1,146,555	47.7%	$59.56	3.5	51.5%
2027	5	79,651	3.3	1,226,206	51.1%	$58.43	3.5	55.1%
2028	4	98,484	4.1	1,324,690	55.2%	$53.30	4.0	59.1%
2029	18	257,405	10.7	1,582,095	65.9%	$56.29	11.0	70.1%
2030 & Thereafter(3)	31	648,525	27.0	2,230,620	92.9%	$60.44	29.9	100.0%
Vacant	NAP	171,021	7.1	2,401,641	100.0%	NAP	NAP
Total / Wtd. Avg.	187	2,401,641	100.0%			$58.80	100.0%
(1)	Based on the underwritten rent roll dated October 1, 2019.
(2)

Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	2030 & Thereafter is inclusive of amenity space.

 A-3-8

2029 & 2049 Century Park East Los Angeles, CA 90067	Collateral Asset Summary – Loan No. 1 Century Plaza Towers	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 39.1% 4.09x 13.5%

The Century Plaza Towers Property consists of two Class A, 44-story, trophy, office towers and contains 2,401,641 sq. ft. of office space and a lower level retail concourse. In addition, the Century Plaza Towers Property has an underground garage containing a total of 6,566 parking spaces (of which 5,907 spaces are part of the collateral for the Century Plaza Towers Whole Loan). The Century Plaza Towers Property was originally developed in 1975 for Aluminum Company of America (“Alcoa”) and was designed by Minoru Yamasaki.

The Century Plaza Towers Property includes 26,000 sq. ft. column-free flexible floor plates. The Century Plaza Towers Property underwent an $80.0 million renovation in 2008 and has had approximately $48.0 million of capital expenditures invested since 2014, including a multi-year program currently underway to fully renovate all restrooms, multi-tenant corridors, and elevator lobbies; nearly $28.0 million has been invested since 2015. Together with the property located at 2000 Avenue of the Stars (which is also owned by the loan sponsor), the Century Plaza Towers Property is part of Century Park, a 14-acre campus that includes a four-acre central park, restaurants, cafes, and other amenity retail.

As of October 1, 2019, the Century Plaza Towers Property was 92.9% leased to 122 distinct tenants operating in a variety of industries including financial services, insurance, legal, technology and real estate. The Century Plaza Towers Property tenants have a weighted average remaining lease term of approximately 7.7 years as of October 1, 2019.

Major Tenants.

Bank of America (149,508 sq. ft.; 6.2% of NRA; 6.5% of U/W Base Rent) The largest tenant, Bank of America is an investment and retail banking institution and financial services company based in Charlotte, North Carolina. It is the second largest banking institution in the United States by total assets.  The institution’s corporate and investment banking division operates under the name Bank of America Merrill Lynch. Bank of America occupies four suites in the south tower on the 1st, 2nd, 11th and 12th floors totaling 98,059 sq. ft. Bank of America has signed a lease for an additional 26,664 sq. ft. on the 13th floor of the South Tower and is expected to begin paying rent and take occupancy in January 2020. Merrill Lynch occupies one suite in the North Tower totaling 24,785 sq. ft. The firm pays approximately $54 to $61 of gross rent PSF across the North and South Towers. Bank of America has been at the Century Plaza Towers Property since 1994.  With respect to the additional space in the South Tower, we cannot assure you that Bank of America will begin paying rent or take occupancy as expected or at all.

Manatt Phelps (116,366 sq. ft.; 4.8% of NRA; 5.5% of U/W Base Rent) Manatt Phelps is a Los Angeles-based law firm that has practices focused on banking, entertainment, media, technology, retail and consumer products, and real estate and energy. Founded in 1965, Manatt Phelps employs over 450 attorneys across Los Angeles, New York, Palo Alto, San Francisco, Orange County, Chicago, Washington, D.C. and Boston. The firm is ranked #105 in the 2019 Am Law rankings. Manatt Phelps has signed a lease for five suites in the South Tower on the 4th, 14th, 15th, 16th and 17th floors totaling 116,366 sq. ft. and is expected to begin paying rent and take occupancy in stages starting in March 2020, with full occupancy of the space expected by May 2020. Manatt Phelps’s contractual rent under its lease is $62 gross rent PSF. We cannot assure you that Manatt Phelps will begin paying rent or take occupancy as expected or at all.

JPMorgan (97,726 sq. ft.; 4.1% of NRA; 4.2% of U/W Base Rent) JPMorgan was founded in 1871, JPMorgan (NYSE: JPM) is a commercial, investment and retail banking institution founded by J.P. Morgan. Headquartered in New York City, JPMorgan is the largest bank in the United States. JPMorgan is affiliated with the borrower. JPMorgan occupies four suites in the North Tower on the 37th, 38th, 39th and 41st floors totaling 97,726 sq. ft. and pays $57 gross rent PSF. JPMorgan has been at the Century Plaza Towers Property since 2011.

Environmental Matters.   The Phase I environmental report dated October 15, 2019 recommended no further action at the Century Plaza Towers Property.

The Market.    The Century Plaza Towers Property is located in the Century City submarket of West Los Angeles, California. Situated between Beverly Hills to the east, Westwood, Brentwood, and Santa Monica to the west, and the residential neighborhoods of Bel Air, Holmby Hills, and Hollywood Hills to the north, Century City is located near the Westside’s amenities and housing communities. The Century Plaza Towers Property has access to the Santa Monica (I-10) and San Diego (I-405) Freeways and several additional major east-west thoroughfares including Santa Monica Boulevard and Olympic Boulevard.

Prior to the economic downturn in 2007-2008, vacancy rates in the Century City submarket declined to single digits, and reached an historical low direct vacancy rate of 7.1% in 2006. As the economic downturn affected the area, vacancy rates began to increase to 14.4% in 2010. As of year-end 2017, direct vacancy in the Century City submarket declined slightly to 8.2%, representing a 3.6% decrease since 2015. As of the second quarter in 2019, the direct vacancy rate was 6.1%, 80 basis points lower than year-end 2018 (6.9%).

The appraisal identified seven directly competitive office sales comparables in the Los Angeles market. Comparable buildings were built between 1925 and 2017 and range in size from 201,922 sq. ft. to 1,006,645 sq. ft. The weighted average occupancy of the sales comparables was 82.8% and the weighted average sales price PSF was approximately $830.23. Through the first half of 2019, asking rates increased slightly by 1.1% to $52.72 PSF.

 A-3-9

2029 & 2049 Century Park East Los Angeles, CA 90067	Collateral Asset Summary – Loan No. 1 Century Plaza Towers	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 39.1% 4.09x 13.5%

Cash Flow Analysis.

Cash Flow Analysis
	2016	2017	2018	T-12 9/30/2019	U/W	U/W PSF
Base Rent(1)	$93,728,374	$96,736,098	$101,042,428	$97,138,295	$131,169,730	$54.62
Vacant Income	0	0	0	0	14,339,776	5.97
Gross Potential Rent	$93,728,374	$96,736,098	$101,042,428	$97,138,295	$145,509,506	$60.59
Total Reimbursements	2,366,196	3,084,229	4,320,460	4,341,561	3,618,229	1.51
Parking Income	15,328,900	14,885,609	14,507,607	14,942,509	14,942,509	6.22
Termination Fees(2)	73,059	100,000	2,379,522	1,206,827	0	0.00
Other Income	2,443,068	2,573,150	3,067,428	3,261,468	3,261,468	1.36
Less: Vacancy	0	0	0	0	(8,715,744)	(3.63)
Effective Gross Income	$113,939,597	$117,379,087	$125,317,446	$120,890,660	$158,615,968	$66.04
Total Fixed Expenses	10,597,318	10,746,959	10,885,265	10,991,770	10,951,732	4.56
Total Operating Expenses	22,558,934	23,431,996	25,407,626	26,555,972	26,518,479	11.04
Net Operating Income(3)(4)	$80,783,345	$83,200,132	$89,024,555	$83,342,918	$121,145,756	$50.44
TI/LC	0	0	0	0	8,415,062	3.50
Capital Expenditures	0	0	0	0	480,328	0.20
Net Cash Flow	$80,783,345	$83,200,132	$89,024,555	$83,342,918	$112,250,366	$46.74
(1)	U/W Base Rent is based on the underwritten rent roll dated October 1, 2019 inclusive of rent steps through October 2020.
(2)	2018 Termination Fees are associated with the City National Bank and Tang Media. 2019 termination fees are due to Tribune Entertainment and BUSA.
(3)	The increase in 2018 Net Operating Income from 2017 Net Operating Income is primarily attributable to an approximately $2.4 million fee associated with City National Bank and Tang Media’s termination.
(4)

The increase in U/W Net Operating Income from T-12 9/30/2019 Net Operating Income is primarily attributable to (i) $2,354,778 in straight line rent taken through the earlier of the loan term or the lease term for fourteen tenants, (ii) $3,269,254 of rent steps taken through October 2020 and (iii) new leasing that has been executed since September 2019, accounting for 20.6% of NRA and 24.6% of U/W Gross Potential Rent. We cannot assure you that these tenants will begin paying rent or take occupancy as expected or at all.

Property Management.   The Century Plaza Towers Property is managed by CBRE, Inc.

Lockbox / Cash Management.   The Century Plaza Towers Whole Loan is structured with a hard lockbox and will have springing cash management during a Trigger Period (as defined below). At origination, a clearing account controlled by the lender (the “Clearing Account”) was established by the borrower, into which all rents, revenues and receipts from the Century Plaza Towers Property are required to be deposited directly by the tenants (with respect to rents). If no Trigger Period exists, the funds in the Clearing Account will be swept on each business day into the borrower’s operating account and, if a Trigger Period exists, such funds will be swept on each business day into a deposit account controlled by the lender (the “CMA”) at a financial institution selected by the lender.

During a Trigger Period, all amounts on deposit in the CMA will be applied to the payment of all monthly amounts due under the Century Plaza Towers Whole Loan documents (including, without limitation, monthly deposits for reserves for taxes and insurance (unless an acceptable blanket policy is in place with regards to insurance), debt service and all other required reserves) and all property costs and expenses set forth in the lender-approved budget. Any funds remaining thereafter will be transferred to a cash collateral account, as additional collateral for the Century Plaza Towers Whole Loan. Under certain circumstances and for limited purposes described in the Century Plaza Towers Whole Loan documents, the borrower may request disbursements of such excess cash flow.

A “Trigger Period” means any period when there exists (i) an uncured event of default under the Century Plaza Towers Whole Loan documents or under a permitted mezzanine loan (as described below) or (ii) a Low Debt Yield Trigger (as defined below).

A “Low Debt Yield Trigger” will occur if the aggregate debt yield on the Century Plaza Towers Whole Loan and any mezzanine loan is less than 5.0% at the end of two consecutive calendar quarters. A Low Debt Yield Trigger will cease to exist if such combined debt yield exceeds 5.0% at the end of any two consecutive quarters. The debt yield may be tested by the lender quarterly.

Initial and Ongoing Reserves.  At loan origination, the borrower deposited (i) approximately $71,223,945 into a TI/LC reserve for outstanding landlord work and tenant allowances and (ii) approximately $29,545,735 into a free rent reserve. There are springing reserves during the continuation of a Trigger Period for real estate taxes and insurance premiums.

 A-3-10

2029 & 2049 Century Park East Los Angeles, CA 90067	Collateral Asset Summary – Loan No. 1 Century Plaza Towers	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 39.1% 4.09x 13.5%

Current Mezzanine or Subordinate Indebtedness. The Century Plaza Towers Subordinate Notes have an aggregate outstanding principal balance as of the Cut-off Date of $300.0 million and accrue interest at a fixed rate of 3.00450% per annum. Each of the Century Plaza Towers Subordinate Notes have a 120-month term and is interest only for the full term. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Century Plaza Towers Whole Loan” in the Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted. The borrower will have a one-time right to cause its owners to incur a mezzanine loan, provided, among other conditions: (i) the aggregate loan-to-value ratio of the Century Plaza Towers Whole Loan and the mezzanine loan is equal to or less than 52.1% (or if a partial prepayment of the Century Plaza Towers Whole Loan has occurred in connection with a conversion, 51.1%), (ii) the aggregate debt service coverage ratio of the Century Plaza Towers Whole Loan and the mezzanine loan is equal to or greater than 3.12x (or if a partial prepayment of the Whole Loan has occurred in connection with a conversion, 3.18x), (iii) the aggregate debt yield of the Century Plaza Towers Whole Loan and the mezzanine loan is equal to or greater than 9.5% (or if a partial prepayment of the Century Plaza Towers Whole Loan has occurred in connection with a conversion (as defined under “Transfer of Development Credits” below), 9.7%), (iv) the mezzanine loan is coterminous with the Century Plaza Towers Whole Loan and (v) the mezzanine borrower enters into a customary intercreditor agreement acceptable to the lender and each Rating Agency.

Partial Release. None.

Transfer of Development Credits. Provided that no event of default under the Century Plaza Towers Whole Loan has occurred and is continuing, the borrower will have the right to perform a Conversion (as defined below), provided that the following conditions are satisfied: (i) such Conversion may not, and may not be reasonably expected to, have a material adverse effect upon, among other things, the value, use or operation of the Century Plaza Towers Property, and (ii) the lender has approved all plans and specification for such Conversion, such approval not to be unreasonably withheld, conditioned or delayed. Provided that no event of default under the Century Plaza Towers Whole Loan is then continuing, the borrower will be permitted to transfer the development credits associated with the Conversion Space (as defined below) to an affiliate in connection with the anticipated commencement of the construction of an additional building at the 2000 Avenue of the Stars parcel owned by such affiliate or to a third party in connection with a sale of the 2000 Avenue of the Stars parcel to a third party, provided that, among other things, (A) such transfer may not, and may not be reasonably expected to, have a material adverse effect upon, among other things, the value, use or operation of the Century Plaza Towers Property, (B) the borrower prepays the Century Plaza Towers Whole Loan in the amount of $30,000,000.00 with the payment of a prepayment fee equal to the greater of a yield maintenance fee and 1% of the unpaid principal balance of the Century Plaza Towers Whole Loan, and (C) REMIC requirements are satisfied. If a transfer involves the proposed project at 2000 Avenue of the Stars, the borrower is permitted to initially post cash or a letter of credit in the required amount in lieu of making a prepayment.  In this event, the prepayment will be due (and the posted amount so applied) upon the issuance of a building permit for the proposed project at 2000 Avenue of the Stars or the posted amount will be returned upon a re-transfer of the development credits to the borrower.

A “Conversion” means a conversion of the windowless top-two floors of each tower of the Century Plaza Towers Property (the “Conversion Space”) into non-occupiable space in accordance with all applicable legal requirements.

 A-3-11

180 Water Street New York, NY 10038	Collateral Asset Summary – Loan No. 2 180 Water	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,500,000 30.5% 3.15x 11.0%

 A-3-12

180 Water Street New York, NY 10038	Collateral Asset Summary – Loan No. 2 180 Water	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,500,000 30.5% 3.15x 11.0%

 A-3-13

180 Water Street New York, NY 10038	Collateral Asset Summary – Loan No. 2 180 Water	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,500,000 30.5% 3.15x 11.0%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Borrower Sponsor:	Nathan Berman
Borrower:	180 Water LLC
Original Balance(1):	$62,500,000
Cut-off Date Balance(1):	$62,500,000
% by Initial UPB:	6.1%
Interest Rate:	3.410377%
Payment Date:	6th of each month
First Payment Date:	December 6, 2019
Maturity Date:	November 6, 2024
Amortization:	Interest Only
Additional Debt(1)(2):	$75,000,000 Pari Passu Debt; $127,500,000 Subordinate Debt; $100,000,000 Mezzanine Loan; Future Mezzanine Debt Permitted
Call Protection(3):	L(25), D(31), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(4)
	Initial	Monthly	Cap
Taxes:	$2,830,078	$739,930	NAP
Insurance:	$100,505	$82,813	NAP
Replacement:	$0	$11,936	NAP
TI/LC:	$333,406	$0	NAP
Conversion:	$1,808,900	$0	NAP
Operating Shortfall(4)(8):	$1,400,000	$0	NAP
Prepaid Rent(4):	$891,146	Springing	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	High Rise Multifamily
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1971 / 2017
Total Units:	573
Property Management:	Metro Loft Management, LLC
Underwritten NOI(5):	$15,073,087
Underwritten NCF:	$14,955,732
Appraised Value(6):	$451,500,000
Appraisal Date:	September 18, 2019

Historical NOI(7)
Most Recent NOI(5):	$13,118,762 (T-12 June 30, 2019)
2018 NOI:	$11,665,024 (December 31, 2018)
2017 NOI:	NAV
2016 NOI:	NAV

Historical Occupancy(7)
Most Recent Occupancy:	97.0% (October 17, 2019)
2018 Occupancy:	96.0% (December 31, 2018)
2017 Occupancy:	NAV
2016 Occupancy:	NAV

Financial Information(1)
Tranche	Cut-off Date Balance	Balance per Unit Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF(8)	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$62,500,000
Pari Passu Notes	75,000,000
Total Senior Notes	$137,500,000	$239,965 / $239,965	30.5% / 30.5%	3.17x / 3.15x	11.0% / 10.9%	11.0% / 10.9%
Subordinate Note	127,500,000
Whole Loan	$265,000,000	$462,478 / $462,478	58.7% / 58.7%	1.64x / 1.63x	5.7% / 5.6%	5.7% / 5.6%
Mezzanine Loan	100,000,000
Total Debt	$365,000,000	$636,998 / $636,998	80.8% / 80.8%	0.86x / 0.85x	4.1% / 4.1%	4.1% / 4.1%
(1)	The 180 Water Loan (as defined below) is part of a whole loan evidenced by five pari passu senior notes with an aggregate outstanding principal balance as of the Cut-off Date of $137.5 million and one subordinate note with a principal balance as of the Cut-off Date of $127.5 million. See “The Loan” herein.
(2)	See “Current Mezzanine or Subordinate Indebtedness” and “Future Mezzanine or Subordinate Indebtedness Permitted” herein.
(3)	The lockout period will be at least 25 payments beginning with and including the first payment date of December 6, 2019. The borrower has the option to defease the full $265.0 million 180 Water Whole Loan (as defined below) after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu senior note to be securitized and (ii) December 6, 2022. The assumed lockout period of 25 months is based on the expected closing date of the COMM 2019-GC44 securitization in December 2019. The actual lockout period may be longer.
(4)	See “Initial and Ongoing Reserves” herein. The Operating Shortfall Reserve includes $200,000 which was deposited by the borrower on November 6, 2019. The Prepaid Rent Reserve represents the $891,146 deposit the borrower made on November 6, 2019.
(5)	The increase in Underwritten NOI from Most Recent NOI is a result of the lease up and stabilization of occupancy and rents for the residential component of the 180 Water Property (as defined below) and signing of two retail leases.
(6)	Based on the as-is appraised value. The appraisal also concluded to (i) an “Alternate As-Is” appraised value of $453.5 million and (ii) a “Prospective As Complete” appraised value of $458.5 million. The “Alternate As-Is” value is based on the assumption that the remaining planned capital expenditures for the mezzanine unit additions are fully funded and reserved by the lender, and that these reserved funds would pass with title to any purchaser of the 180 Water Property. The “Prospective As Complete” appraised value assumes the completion of the construction of seven additional residential units to be located on the mezzanine floor of the 180 Water Property as described below. At loan origination, the borrower reserved approximately $1.8 million for the conversion and completion of the mezzanine units.
(7)	The 180 Water Property was renovated in 2017, therefore Historical NOI and Historical Occupancy information prior to 2018 is not available.
(8)	At loan origination, the borrower deposited $1.2 million into a shortfall reserve with an additional $200,000 deposited on November 6, 2019. The shortfall reserve will be available to cover cash flow shortfalls in debt service on the Total Debt (as defined below), reserves and operating expenses until the Total Debt debt service coverage ratio is equal to 1.15x. See “Escrows and Reserves” below. The borrower’s current business plan is to (i) lease-up the 180 Water Property’s retail component and (ii) complete the conversion of additional mezzanine space between the grade level and the second floor into seven additional residential units (which is expected to be completed in December 2019). See “The Property” below.

 A-3-14

180 Water Street New York, NY 10038	Collateral Asset Summary – Loan No. 2 180 Water	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,500,000 30.5% 3.15x 11.0%

The Loan.    The 180 Water mortgage loan (the “180 Water Loan”) is part of a whole loan (the “180 Water Whole Loan”) consisting of five pari passu senior notes with an aggregate outstanding principal balance as of the Cut-off Date of $137.5 million (collectively the “180 Water Senior Notes”) and one subordinate note with an outstanding principal balance as of the Cut-off Date of $127.5 million (the “180 Water Subordinate Note”).  The 180 Water Whole Loan is secured by the borrower’s fee simple interest in a 573 unit, Class A, high-rise multifamily property, with ground floor retail, located in the Financial District of New York, New York (the “180 Water Property”). The 180 Water Subordinate Note will be an asset of the trust but will not be pooled together with the other mortgage loans, and payments of interest and principal received in respect of the 180 Water Subordinate Note will be available only to make distributions in respect of the loan-specific classes of certificates.

The relationship between the holders of the 180 Water Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—180 Water Whole Loan” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	Benchmark 2019-B14(1)	No(2)
A-2	40,000,000	40,000,000	COMM 2019-GC44	No
A-3	25,000,000	25,000,000	DBRI(3)	No
A-4	15,000,000	15,000,000	COMM 2019-GC44	No
A-5	7,500,000	7,500,000	COMM 2019-GC44	No
Senior Notes	$137,500,000	$137,500,000
B	127,500,000	127,500,000	COMM 2019-GC44 (loan-specific certificates)	Yes(2)
Whole Loan	$265,000,000	$265,000,000
(1)	The Benchmark 2019-B14 securitization transaction is expected to close prior to the Closing Date.
(2)

The initial controlling note is the 180 Water Subordinate Note, so long as no control appraisal period with respect to the 180 Water Whole Loan is continuing. If and for so long as a control appraisal period with respect to the 180 Water Whole Loan has occurred and is continuing, then the controlling note will be Note A-1, which will not be included in the trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu-AB Whole Loan—180 Water Whole Loan”.

(3)	Expected to be contributed to one or more future securitization transactions.

The 180 Water Whole Loan has a five-year term with interest only payments during the loan term. The 180 Water Whole Loan has an interest rate of 3.410377% per annum. The proceeds of the 180 Water Whole Loan, the Mezzanine Loan (as defined below) and new cash contribution from the borrower sponsor were primarily used to pay off existing debt, fund reserves and pay closing costs. Based on the “as is” appraised value of $451.5 million as of September 18, 2019 and Cut-off Date balance of the 180 Water Senior Notes, the Cut-off Date LTV Ratio is 30.5%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$265,000,000	68.4%	Loan Payoff	$378,415,399	97.7%
Mezzanine Loan	100,000,000	25.8	Closing Costs	2,746,128	0.7
Sponsor Equity	22,434,416	5.8	Upfront Reserves	6,272,889	1.6
Total Sources	$387,434,416	100.0%	Total Uses	$387,434,416	100.0%

The Borrower / Borrower Sponsors.    The borrower is 180 Water LLC, a single purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors in the organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 180 Water Whole Loan. The borrower sponsor and nonrecourse carve-out guarantor is Nathan Berman.

Nathan Berman is the founder and owner of Metro Loft Management LLC (“Metro Loft”), a vertically integrated real estate development and management company. Based in New York, Metro Loft focuses on luxury rental and developmental properties in lower Manhattan and is the largest residential manager in downtown Manhattan. Nathan Berman is a developer who has renovated and constructed 14 other former office buildings into residential apartments and condos, including 20 Exchange Place, 63 Wall Street, 116 John Street, 17 John Street, 84 William Street, 135 William Street, 71 Leonard Street, 47 Ann Street, and 443 Greenwich Street.

 A-3-15

180 Water Street New York, NY 10038	Collateral Asset Summary – Loan No. 2 180 Water	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,500,000 30.5% 3.15x 11.0%

The Property.

Multifamily Unit Mix(1)(2)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Rent Per Unit	Average Rent PSF/Year
Studio	256	44.7%	96.9%	455	$3,165	$83.64
1BR/1BA	166	29.0	99.4%	623	$4,251	$81.78
1BR/2BA	50	8.7	98.0%	882	$5,445	$74.18
2BR/2BA	53	9.2	98.1%	878	$5,641	$77.32
3BR/3BA	48	8.4	87.5%	1,258	$7,965	$76.04
Total / Wtd. Avg.	573	100.0%	97.0%	648	$4,283	$80.03
(1)	Based on the underwritten rent roll dated October 17, 2019.
(2)	Occupancy, Average Unit Size (Sq. Ft.), and Average Monthly In-Place Rents represent a weighted average of the various unit type layouts.

Retail Tenant Summary(1)
Tenant	Credit Rating (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Citibank	A / A3 / BBB+	3,496	25.4%	$225.00	82.2%	2/28/2029
Dunkin Donuts	NR / NR / NR	750	5.4	$226.67	17.8	8/31/2029
Total Occupied		4,246	30.8%	$225.29	100.0%
Vacant		9,527	69.2
Total / Wtd. Avg.		13,773	100.0%

(1)	Based on the underwritten rent roll dated June 30, 2019.

The 180 Water Property is a Class A, 573-unit multifamily property located in the Financial District of Manhattan, New York. The 180 Water Property was constructed in 1971 as an office building and was converted into a high-rise multifamily building with ground floor retail, following a gut renovation that was completed in 2017.

Each residential unit features high-end finishes, 8 to 11 foot ceiling heights, and in-unit washer/dryers. The 180 Water Property features 17,184 sq. ft. of amenity space that includes a rooftop pool, landscaped and furnished rooftop terrace, fitness facility, personal storage and bike storage units, 24-hour doorman, on-site valet and on-site concierge (dry cleaning, maid service, laundry and pet care, among others).

As of October 17, 2019, the 180 Water Property residential space was 97.0% occupied with a weighted average rent of $4,283 per unit. The 180 Water Property has 13,773 sq. ft. of ground floor retail occupied by Dunkin Donuts and Citibank collectively. In July 2018, Dunkin Donuts signed a 10-year lease for 750 sq. ft. on the ground floor plus an additional 200 sq. ft. of mezzanine space, and Citibank (rated A/A3/BBB+ by Fitch/Moody’s/S&P) executed a 10-year, 3,496 sq. ft. lease in April 2019. In addition, there is an outstanding letter of intent for Neapolitan Express to occupy approximately 650 sq. ft. at $211 PSF on a 10-year lease (however we cannot assure you that Neapolitan Express will execute its lease or take occupancy as expected or at all).

The borrower currently plans to lease-up the 180 Water Property’s retail component, which is 30.8% occupied as of June 30, 2019, however, the borrower is under no obligation to do so. The borrower also plans, and is required under the 180 Water Whole Loan documents, to complete the conversion of additional mezzanine space between the grade level and the second floor into seven additional residential units (expected to be completed in December 2019). The lease up of the retail component and the construction and lease up of the additional mezzanine units is estimated to add approximately $1.1 million and $400,000 to net cash flow, respectively. We cannot assure you as to whether or when the seven additional residential units will be constructed, or whether such residential units or additional retail units will be leased, or of the rental rates or income on any such units. At loan origination, the borrower deposited approximately $1.8 million into a conversion holdback reserve for the completion of the seven residential units and $333,406 into a rollover reserve for future tenant improvements and leasing commissions.

Environmental Matters.    According to Phase I environmental report, dated September 30, 2019, there are no recognized environmental conditions at the 180 Water Property.

The Market.    The 180 Water Property is located at the southwest corner of John Street and Water Street in the Financial District of downtown Manhattan. The 180 Water Property is located four blocks from the Fulton Transit Center, two blocks from the FDR Highway, four blocks from the Brooklyn Bridge and is serviced by 12 different New York City subway lines, the PATH trains and numerous bus and ferry lines. According to the appraisal, the 180 Water Property is located in the Financial District residential submarket. As of the second quarter of 2019, the Financial District residential inventory consisted of 26,101 units with a 2.0% vacancy rate and average rent of $4,238 per unit. According to the appraisal, the 2019 estimated population within the 10038 zip code is 21,826; while the 2019 estimated average household income within the zip code is $154,459.

The appraisal identified five comparable multifamily properties proximate to the 180 Water Property. The 180 Water Property comparables range from 475 to 650 units with an average of 580 units. Residential lease comparables are presented in the table below.

 A-3-16

180 Water Street New York, NY 10038	Collateral Asset Summary – Loan No. 2 180 Water	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,500,000 30.5% 3.15x 11.0%

Residential Lease Comparables(1)
Property Name	Distance from Subject	Year Built / Renovated	Number of Stories	Occupancy	No. Units	Unit Type	Lease Areas (SF)	Base Rent	Base Rent PSF
95 Wall Street	0.10 mile(s)	1970 / 2008	22	97.0%	507	0BR	454	$3,178	$84.00
						1BR	678	$4,035	$71.42
						2BR	1079	$6,000	$66.73

2 Gold Street	0.11 mile(s)	2005 / NAP	51	99.0%	650	0BR	446	$3,090	$83.14
						1BR	680	$3,700	$65.29
						2BR	880	$5,740	$78.27

10 Hanover Square	0.11 mile(s)	1971 / 2005	28	98.6%	500	0BR	545	$3,277	$72.15
						1BR	781	$5,194	$79.81
						2BR	1,161	$6,292	$65.03

63 Wall Street(2)	0.10 mile(s)	1928 / 2003	37	96.8%	475	0BR	N/A	$3,150	N/A
						1BR	N/A	$3,870	N/A
						2BR	N/A	$5,435	N/A
						3BR	991	$6,405	$77.56

200 Water Street	0.00 mile(s)	1971 / 2009	32	98.6%	576	0BR	548	$3,300	$72.26
						0BR	632	$3,525	$66.93
						1BR	650	$4,000	$73.85
						1BR	722	$4,350	$72.30
						2BR	980	$6,050	$74.08

(1) Source: Appraisal.

(2) 63 Wall Street is owned by the borrower sponsor.

Cash Flow Analysis.

Cash Flow Analysis
	2018	T-12 6/30/2019	U/W	U/W Per Unit(1)
Residential Income
Gross Potential Rent	$27,773,850	$29,050,974	$29,637,638	$51,724
Vacancy	(433,534)	(1,076,071)	(1,063,154)	(1,855)
Concessions	(1,744,444)	(916,613)	(418,728)	(731)
Net Residential Income	$25,595,872	$27,058,291	$28,155,756	$49,137
Commercial Income
Commercial Income	2,594,772	1,729,848	2,273,325	165
Vacancy	(2,465,454)	(1,729,848)	(1,316,725)	(96)
Net Commercial Income	$129,318	$0	$956,600	$69
Other Income(2)	921,404	915,779	915,779	1,598
Effective Gross Income	$26,646,594	$27,974,070	$30,028,135	$52,405
Total Variable Expenses	5,159,727	5,336,195	5,369,020	9,370
Total Fixed Expenses	9,821,843	9,519,113	9,586,028	16,730
Total Expenses	$14,981,570	$14,855,308	$14,955,048	$26,100
Net Operating Income(3)	$11,665,024	$13,118,762	$15,073,087	$26,306
Replacement Reserves	0	0	117,355	205
Net Cash Flow	$11,665,024	$13,118,762	$14,955,732	$26,101
(1)	Commercial Income related line items are based on the total commercial sq. ft. of 13,773. All other line items are based on the 573 residential units.
(2)	Other Income includes surrender income, storage income, pool rental income, late fees, residential electric income, escalation and miscellaneous income.
(3)

The increase in U/W Net Operating Income from T-12 6/30/2019 Net Operating Income is a result of the lease up and stabilization of occupancy and rents for the residential component of the 180 Water Property  and signing of two retail leases.

Property Management.   The 180 Water Property is managed by Metro Loft Management, LLC, an affiliate of the borrower sponsor.

 A-3-17

180 Water Street New York, NY 10038	Collateral Asset Summary – Loan No. 2 180 Water	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,500,000 30.5% 3.15x 11.0%

Lockbox / Cash Management.   The 180 Water Whole Loan is structured with a hard lockbox and in place cash management.  The related borrower is required to cause all rents to be deposited directly into the lender-controlled lockbox account. All funds received by the borrower or the manager are required to be deposited in the lockbox account within one business day following receipt. Funds on deposit in the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied on each payment date to the payment of debt service (which includes both the 180 Water Whole Loan and the Mezzanine Loan), the funding of required reserves and budgeted and approved extraordinary monthly operating expenses. Provided no Trigger Period (as defined below) is continuing, excess cash in the cash management account will be disbursed to the borrower in accordance with the 180 Water Loan documents. If a Trigger Period is continuing, excess cash in the cash management account will be transferred to an account held by the lender as additional collateral for the 180 Water Whole Loan. As of the origination date of the 180 Water Whole Loan, a Trigger Period existed as a result of a Low DSCR Period (as defined below) with respect to the Total Debt and with respect to the 180 Water Whole Loan.

A “Trigger Period” means a period commencing upon the occurrence of: (i) an event of default; (ii) a Low DSCR Period; or (iii) a default under the Mezzanine Loan.

A Trigger Period may be cured (a) with respect to clause (i) above, upon the acceptance by the lender of a cure of such event of default, (b) with respect to clause (ii) above, the debt service coverage ratio has satisfied the conditions as defined below or (c) with respect to clause (iii) above, upon the receipt by the lender of a notice from the mezzanine lender that such event of default has been cured.

A “Low DSCR Period” will commence upon (i) the aggregate debt service coverage ratio of the 180 Water Whole Loan and the Mezzanine Loan (or any replacement thereof described below) (together, the “Total Debt”) is less than 1.15x as of any calendar quarter or (ii) the debt service coverage ratio of the 180 Water Whole Loan is less than 2.21x as of any calendar quarters and will end if, (a) with respect to a Low DSCR Period continuing pursuant to clause (i), the 180 Water Property achieves an aggregate debt service coverage ratio for the Total Debt of at least 1.15x for two consecutive calendar quarters and (B) with respect to a Low DSCR Period continuing pursuant to clause (ii), the 180 Water Property has achieved a debt service coverage ratio for the 180 Water Whole Loan of at least 2.21x for two consecutive calendar quarters. As of the origination date of the 180 Water Whole Loan, a Low DSCR Period existed with respect to the Total Debt and with respect to the 180 Water Whole Loan.

Initial and Ongoing Reserves. At origination, the borrower deposited (i) $2,830,078 for a tax reserve, (ii) $100,505 for an insurance reserve, (iii) $333,406 for a rollover reserve, (iv) $1,200,000 into an operating shortfall reserve and (v) $1,808,900 into a conversion reserve. On November 6, 2019, the borrower deposited (i) $891,146 into a prepaid rent reserve and (ii) $200,000 into the shortfall reserve.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes (initially estimated at $739,930).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of the estimated annual insurance premiums (initially estimated at $82,813), except that deposits will not be required with respect to the premiums for all risk insurance during any period when the borrower maintains coverage under a blanket insurance policy.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis commencing on November 6, 2019, $20.83 per residential unit (initially estimated at $11,936).

Shortfall Reserve – The shortfall reserve will be available to cover cash flow shortfalls in debt service on the Total Debt, reserves and operating expenses. If the lender determines that the balance of the shortfall reserve is less than the shortfalls expected to occur over the immediately succeeding three-month period, then the lender may notify the borrower, and the borrower will be required to deposit additional funds into the shortfall reserve such that the balance will cover all expected shortfalls to occur over the immediately succeeding six-month period. If the debt service coverage ratio of the Total Debt is equal to or greater than 1.15x as of the end of any calendar quarter and the debt service coverage ratio for the 180 Water Whole Loan is equal to or greater than 2.21x as of the end of any calendar quarter, any remaining balance in the shortfall reserve will be returned to the borrower.

Prepaid Rent Reserve – The borrower is permitted to collect residential rents more than one month (but not more than 12 months) in advance, provided that, within three business days following the borrower’s receipt of any such rents, the borrower deposits such prepaid rents into the prepaid rent reserve.  On each monthly payment date, 1/12 of the prepaid rent reserve will be included in the cash flow applied on such monthly payment date pursuant to the cash management provisions described under “Lockbox/Cash Management” below.

Conversion Reserve – Funds in the conversion reserve will be made available to the borrower to cover the costs of converting the mezzanine space of the 180 Water Property into seven additional residential units as described above.  The borrower is required to substantially complete such conversion not later than October 18, 2020 (subject to certain force majeure events).

 A-3-18

180 Water Street New York, NY 10038	Collateral Asset Summary – Loan No. 2 180 Water	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,500,000 30.5% 3.15x 11.0%

Current Mezzanine or Subordinate Indebtedness. A mezzanine loan (the “Mezzanine Loan”) was funded to the owners of the borrower concurrently with the origination of the 180 Water Whole Loan. The Mezzanine Loan has an original principal balance of $100.0 million, accrues interest at a per annum rate of 8.30000% and is interest-only for its entire term, provided that if the Total Debt debt yield increases to 6.50%, then the interest rate will be reduced to a per annum rate of 7.80000%. The Mezzanine Loan was sold to an unaffiliated third party on November 21, 2019. As described above, the borrower incurred the 180 Water Subordinate Note as part of the 180 Water Whole Loan. The 180 Water Subordinate Note has an outstanding principal balance as of the Cut-off Date of $127.5 million and accrues interest at a fixed rate of 3.410377% per annum. The 180 Water Subordinate Note has a 60-month term and is interest only for the full term of the loan. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—180 Water Whole Loan” in the Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted. The borrower has a one-time right to replace the Mezzanine Loan in whole (but not in part) with a replacement mezzanine loan, so long as certain conditions are satisfied, including that: (i) the principal balance of the replacement mezzanine loan would be no greater than the lesser of (x) the outstanding principal balance of the Mezzanine Loan at such time, or (y) $100.0 million, (ii) the new lender executes an intercreditor agreement that is substantially the same as the initial intercreditor agreement for the Mezzanine Loan, (iii) immediately after the closing of the replacement mezzanine loan, the Total Debt debt service coverage ratio would be no less than the greater of (a) the origination date Total Debt debt service coverage ratio (0.85x) and (b) the Total Debt debt service coverage ratio immediately prior to the closing of the replacement mezzanine loan and (iv) immediately after the closing of the replacement mezzanine loan, the Total Debt debt yield would be no less than the greater of (a) the origination date Total Debt debt yield (4.1%) and (b) the Total Debt debt yield immediately prior to the closing of the replacement mezzanine loan.

Zoning Lot Merger. The borrower has the right to consummate a zoning lot merger of the 180 Water Property with the adjacent property known as 160 Water Street in order to permit the owner of the 160 Water Street property to use a substantial portion of the unused residential density of the 180 Water Property, provided that the borrower sponsor has a material economic interest in the owner of the 160 Water Street property and is actively involved with such owner in the conversion of the 160 Water Street building from office use to residential and/or hotel use. This right is subject to satisfaction of certain conditions set forth in the 180 Water Whole Loan documents, including the execution of certain development right agreements that are approved or pre-approved by the lender; the receipt by the lender of a REMIC opinion; and the satisfaction of certain other customary REMIC requirements. Prior to the Closing Date, the 180 Water Whole Loan documents were amended to pre-approve the form of development rights agreements.

Partial Release. None.

 A-3-19

70 Worcester Providence Turnpike Millbury, MA 01527	Collateral Asset Summary – Loan No. 3 The Shoppes at Blackstone Valley	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 68.7% 1.53x 9.0%

 A-3-20

70 Worcester Providence Turnpike Millbury, MA 01527	Collateral Asset Summary – Loan No. 3 The Shoppes at Blackstone Valley	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 68.7% 1.53x 9.0%

 A-3-21

70 Worcester Providence Turnpike Millbury, MA 01527	Collateral Asset Summary – Loan No. 3 The Shoppes at Blackstone Valley	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 68.7% 1.53x 9.0%

 A-3-22

70 Worcester Providence Turnpike Millbury, MA 01527	Collateral Asset Summary – Loan No. 3 The Shoppes at Blackstone Valley	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 68.7% 1.53x 9.0%

Mortgage Loan Information
Loan Seller:	GSMC
Loan Purpose:	Refinance
Borrower Sponsors(1):	SDM Holdings LLC; WV Holdings LLC; Raanan Katz
Borrower:	Route 146 Millbury Property LLC
Original Balance(2):	$55,000,000
Cut-off Date Balance(2):	$55,000,000
% by Initial UPB:	5.4%
Interest Rate:	3.84430%
Payment Date:	1st of each month
First Payment Date:	December 1, 2019
Maturity Date:	November 6, 2029
Amortization:	Interest only for first 24 months; 360 months thereafter
Additional Debt(2):	$109,000,000 Pari Passu Debt; Future Mezzanine Debt Permitted
Call Protection(3):	L(25), D(88), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(4)
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	$13,118	NAP
TI/LC:	$0	$114,781	$6,000,000
Unfunded Obligations Reserve:	$806,129	$0	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Millbury, MA
Year Built / Renovated:	2003-2004 / NAP
Total Sq. Ft.:	787,071
Property Management:	WS Asset Management, Inc.
Underwritten NOI:	$14,818,619
Underwritten NCF:	$14,082,919
Appraised Value:	$238,700,000
Appraisal Date:	August 14, 2019

Historical NOI
Most Recent NOI:	$14,060,411 (T-12 August 31, 2019)
2018 NOI:	$14,103,473 (December 31, 2018)
2017 NOI:	$14,366,723 (December 31, 2017)
2016 NOI:	$14,044,644 (December 31, 2016)

Historical Occupancy
Most Recent Occupancy:	96.3% (October 31, 2019)
2018 Occupancy:	97.4% (December 31, 2018)
2017 Occupancy:	98.7% (December 31, 2017)
2016 Occupancy:	99.1% (December 31, 2016)

Financial Information(2)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$55,000,000
Pari Passu Notes	109,000,000
Whole Loan	$164,000,000	$208 / $175	68.7% / 57.6%	1.61x / 1.53x	9.0% / 8.6%	10.8% / 10.2%
(1)	SDM Holdings LLC, WV Holdings LLC and Raanan Katz are the non-recourse carveout guarantors for The Shoppes at Blackstone Valley Whole Loan.
(2)

The Cut-off Date Balance of $55.0 million represents the controlling note A-1 of the $164.0 million The Shoppes at Blackstone Valley Whole Loan (as defined below) evidenced by nine pari passu notes.  See “—The Loan” below.

(3)

The lockout period will be at least 25 payments beginning with and including the first payment date of December 1, 2019. The borrower has the option to defease the full $164,000,000 The Shoppes at Blackstone Valley Whole Loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) November 5, 2022. The assumed lockout period of 25 payments is based on the expected COMM 2019-GC44 securitization closing date in December 2019. The actual lockout period may be longer.

(4)	See “Initial and Ongoing Reserves” herein.

 A-3-23

70 Worcester Providence Turnpike Millbury, MA 01527	Collateral Asset Summary – Loan No. 3 The Shoppes at Blackstone Valley	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 68.7% 1.53x 9.0%

The Loan. The Shoppes at Blackstone Valley mortgage loan (“The Shoppes at Blackstone Valley Loan”) is part of a fixed rate whole loan secured by a first mortgage encumbering the borrower’s fee interest in an anchored retail property located in Millbury, Massachusetts (“The Shoppes at Blackstone Valley Property”). The Shoppes at Blackstone Valley Loan is evidenced by the controlling Note A-1 with an original principal balance and outstanding principal balance as of the Cut-off Date of $55.0 million. The Shoppes at Blackstone Valley Loan is part of a whole loan that is evidenced by nine pari passu promissory notes with an original principal balance and outstanding principal balance as of the Cut-off Date of $164.0 million (“The Shoppes at Blackstone Valley Whole Loan”). Only The Shoppes at Blackstone Valley Loan will be included in the mortgage pool for the COMM 2019-GC44 Mortgage Trust.

The relationship between the holders of The Shoppes at Blackstone Valley Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$55,000,000	$55,000,000	COMM 2019-GC44	Yes
A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9	109,000,000	109,000,000	GS Bank(1)	No
Whole Loan	$164,000,000	$164,000,000
(1)	Currently held by GS Bank and expected to be contributed to one or more future securitization transactions.

The Shoppes at Blackstone Valley Whole Loan has a ten-year term, and following a two-year interest-only period, will amortize on a 30-year schedule.  The Shoppes at Blackstone Valley Whole Loan accrues interest at a fixed rate of 3.84430% per annum. The Shoppes at Blackstone Valley Whole Loan proceeds were used to refinance existing debt of approximately $183.6 million and pay closing costs of approximately $1.1 million. The most recent prior financing of The Shoppes at Blackstone Valley Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount	$ 164,000,000	88.4%	Loan Payoff	$ 183,641,400	99.0%
Borrower Sponsor Equity	21,501,666	11.6	Closing Costs	1,054,137	0.6
			Upfront Reserves	806,129	0.4
Total Sources	$ 185,501,666	100.0%	Total Uses	$ 185,501,666	100.0%

The Borrower / Borrower Sponsor. The borrower is Route 146 Millbury Property LLC, a Delaware limited liability company and single purpose entity with two independent managers. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Shoppes at Blackstone Valley Whole Loan. The non-recourse carveout guarantors are SDM Holdings LLC, WV Holdings LLC, and Raanan Katz. The borrower sponsors at origination are Stephen R. Weiner, Adam J. Weiner, Jeremy M. Sclar, Thomas J. DeSimone, Richard A. Marks, Raanan Katz and David Katz. The borrower may add Samantha Perry David, Eric Smookler and/or Daniel Preysman as additional borrower sponsors, subject to certain conditions under The Shoppes at Blackstone Valley Whole Loan documents, including satisfaction of the lender’s “know your customer” requirements.

The Property. The Shoppes at Blackstone Valley Property is a 787,071 sq. ft. anchored retail shopping center situated on an approximately 87.74 acre site, located in Millbury, Massachusetts. The improvements were constructed between 2003 and 2004 and contain a mixture of anchor, junior anchor, in-line and restaurant components. The Shoppes at Blackstone Valley Property is anchored by Target, Kohl’s, Cinema de Lux, Dick’s Sporting Goods, Marshalls, Best Buy, Nordstrom Rack and Raymour & Flanigan. Target, Cinema de Lux and Dick’s Sporting Goods are ground leased to the tenants. Junior anchors include Barnes & Noble and Michaels. The Shoppes at Blackstone Valley Property features three, one- and three-story buildings, a restaurant and a three-story movie theatre. The Shoppes at Blackstone Valley Property is served by no less than 3,927 surface parking spaces which is approximately 5.0 spaces per 1,000 sq. ft. of net rentable area. As of October 31, 2019, The Shoppes at Blackstone Valley Property was 96.3% occupied by 53 tenants. The Shoppes at Blackstone Valley Property is located along Route 146 and is approximately 2.5 miles from Interstate-90.

 A-3-24

70 Worcester Providence Turnpike Millbury, MA 01527	Collateral Asset Summary – Loan No. 3 The Shoppes at Blackstone Valley	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 68.7% 1.53x 9.0%

Tenant Summary(1)
Tenant / Building	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent(3)	Tenant Sales PSF / Screen(4)	Occupancy Cost(4)	Lease Expiration
Target	A-/A2/A	127,000	16.1%	$3.15	2.7%	NAV	NAV	1/31/2029
Kohl’s(5)	BBB/Baa2/BBB	87,141	11.1	$13.56	8.0	$225	7.2%	2/3/2024
Cinema de Lux	NR/NR/NR	72,000	9.1	$26.35	12.9	$776,778	23.8%	6/30/2024
Dick’s Sporting Goods(5)	NR/NR/NR	54,159	6.9	$9.28	3.4	$173	7.7%	1/31/2024
Marshalls(5)	NR/A2/A+	42,000	5.3	$16.75	4.8	$462	5.1%	5/31/2024
Best Buy	NR/Baa1/BBB	32,906	4.2	$14.50	3.2	NAV	NAV	1/31/2021
Nordstrom Rack	BBB+/Baa2/BBB	32,778	4.2	$19.00	4.2	NAV	NAV	9/30/2023
Raymour & Flanigan	NR/NR/NR	30,606	3.9	$9.08	1.9	NAV	NAV	1/31/2024
Barnes & Noble(5)	NR/NR/NR	24,320	3.1	$17.90	3.0	$209	11.0%	1/31/2020
Michaels(5)	NR/NR/BB-	21,299	2.7	$18.00	2.6	$214	10.1%	2/29/2028
Ten Largest Owned Tenants		524,209	66.6%	$13.13	46.6%
Remaining Occupied		233,791	29.7	$33.68	53.4
Total / Wtd. Avg. Occupied		758,000	96.3%	$19.47	100.0%
Vacant Spaces		29,071	3.7
Total		787,071	100.0%

(1)	Based on the underwritten rent roll dated as of October 31, 2019.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Tenant Sales PSF / Screen are as of August 31, 2019, except as indicated in footnote 5. Cinema de Lux tenant sales per screen is based on 14 screens.
(4)	Occupancy Cost is calculated using the tenant reported sales as of August 31, 2019 and the total rent.
(5)	Kohl’s, Dick’s and Marshalls’ reported sales are as of January 31, 2019. Barnes & Noble’s reported sales are as of April 30, 2019. Michaels’ reported sales are as of December 31, 2018.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	6	15,811	2.0	15,811	2.0	43.47	4.7	4.7%
2020	6	54,991	7.0	70,802	9.0	24.12	9.0	13.6%
2021	6	66,493	8.4	137,295	17.4	23.93	10.8	24.4%
2022	2	9,310	1.2	146,605	18.6	35.77	2.3	26.7%
2023	6	61,465	7.8	208,070	26.4	25.45	10.6	37.3%
2024	13	338,772	43.0	546,842	69.5	18.71	43.0	80.2%
2025	4	24,856	3.2	571,698	72.6	31.37	5.3	85.5%
2026	1	4,216	0.5	575,914	73.2	60.10	1.7	87.2%
2027	1	6,051	0.8	581,965	73.9	30.00	1.2	88.5%
2028	2	23,385	3.0	605,350	76.9	20.41	3.2	91.7%
2029	3	138,603	17.6	743,953	94.5	5.76	5.4	97.1%
2030 & Thereafter	3	14,047	1.8	758,000	96.3	30.25	2.9	100.0%
Vacant	NAP	29,071	3.7	787,071	100.0	NAP	NAP
Total / Wtd. Avg.	53	787,071	100.0%			$19.47	100.0%
(1)	Based on the underwritten rent roll dated October 31, 2019.

Major Tenants.

Target (A-/A2/A - Fitch/Moody’s/S&P) (127,000 sq. ft.; 16.1% of NRA; 2.7% of U/W Base Rent). Target leases 127,000 sq. ft. at The Shoppes at Blackstone Valley Property pursuant to a ground lease. Founded in 1902, Target is a publicly traded (NYSE: TGT) retailer, offering general merchandise and groceries through its stores and online business. As of August 2019, Target operated 1,853 stores in the United States. The initial term of the Target ground lease expires in January of 2029 and contains seven, five-year renewal options with an initial option rent of $3.54 per sq. ft.

 A-3-25

70 Worcester Providence Turnpike Millbury, MA 01527	Collateral Asset Summary – Loan No. 3 The Shoppes at Blackstone Valley	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 68.7% 1.53x 9.0%

Kohl’s (BBB/Baa2/BBB - Fitch/Moody’s/S&P); (87,141 sq. ft.; 11.1% of NRA; 8.0% of U/W Base Rent). Kohl’s leases 87,141 sq. ft. at The Shoppes at Blackstone Valley Property. The initial term of the Kohl’s lease expires in February 2024 and contains six, five-year renewal options remaining at an initial option rent of $14.24 PSF. Kohl’s is an American department store retail chain that sells home goods and apparel. The tenant reported sales of $19,604,026 or $225 PSF as of August 31, 2019.

Cinema de Lux (72,000 sq. ft.; 9.1% of NRA; 12.9% of U/W Base Rent). Cinema de Lux, a movie theater operator, leases 72,000 sq. ft. at The Shoppes at Blackstone Valley Property pursuant to a ground lease. The tenant features the Chatters Bar & Grill and in-theater dining options serving both food and alcohol in seats, as well as 14 screens at The Shoppes at Blackstone Valley Property. The initial term of the Cinema de Lux lease expires in June 2024 and contains four, five-year renewal options, with an initial option rent of $28.99 PSF. The tenant reported sales of $776,615/screen in 2016, $783,328/screen in 2017, $811,426/screen in 2018 and $776,778/screen as of August 31, 2019.

Dick’s Sporting Goods (“Dick’s”) (54,159 sq. ft.; 6.9% of NRA; 3.4% of U/W Base Rent): Dick’s Sporting Goods ground leases 54,159 sq. ft. at The Shoppes at Blackstone Valley Property. The initial term of the Dick’s lease expires in January 2024. The ground lease has six, five-year renewal options, with an initial option rent of $9.77 PSF. Dick’s is a large sporting goods retailer and is listed on the Fortune 500. Dick’s was founded in 1948, has over 800 locations, and is headquartered in Coraopolis, Pennsylvania. Dick’s reported sales of $9,378,102 or $173 PSF as of January 31, 2019.

Marshalls (NR/A2/A+ - Fitch/Moody’s and S&P); (42,000 sq. ft.; 5.3% of NRA; 4.8% of U/W Base Rent): Marshalls leases 42,000 sq. ft. at The Shoppes at Blackstone Valley Property Marshalls is a chain of American off-price department stores and has over 1,000 locations across the United States and Puerto Rico. Marshalls was founded in 1956 and is headquartered in Framingham, Massachusetts. The initial term of the Marshalls lease ends in May 2024 and has one, five-year renewal option, with an initial option rent of $17.75 PSF. Marshalls reported sales of $19,419,840 or $462 PSF as of January 31, 2019.

Environmental Matters. The Phase I environmental report dated October 4, 2019 identified a recognized environmental condition due to the detection, beginning in approximately 2004, of perchlorate in on-site monitoring wells and stormwater drainage features, as well as in the public supply wells across the Blackstone River east of The Shoppes at Blackstone Valley Property. It is suspected that the perchlorate originated from explosives used to blast bedrock during the development of The Shoppes at Blackstone Valley Property. The release was reported to the Massachusetts Department of Environmental Protection, and the portion of the release within the boundaries of The Shoppes at Blackstone Valley Property achieved regulatory closure in September 2012. The remaining portion of the release, which is off-site, is in Remedy Operation Status, which relates to continued monitoring of the off-site portion of the release. One off-site well continues to exceed the regulatory standard. The environmental consultant recommended continued monitoring and reporting of the off-site release.

The Market. The Shoppes at Blackstone Valley Property is located along Route 146 and Route 122A in the Outlying Worcester County submarket of Massachusetts. Route 146 provides access to Interstate 90, an east-west interstate highway connecting Boston, Massachusetts and Seattle, Washington, and is approximately 2.5 miles from The Shoppes at Blackstone Valley Property. Interstates 290 and 395, which are auxiliary highways in Metro Worcester, are located approximately 6 miles from The Shoppes at Blackstone Valley property. Worcester’s colleges and universities (i.e. Holy Cross, Worcester State University, Assumption College, UMASS Medical School, Clark University and Worcester Polytechnic Institute), the City of Worcester, and suburban Worcester communities (i.e. the Towns of Grafton, Millbury, Auburn, Sutton Healthcare (12,906 employees), University of Massachusetts Medical School (4,445 employees), Reliant Medical Group (2,500 employees), Saint Vincent Hospital (2,350 employees) and MAPFRE U.S.A. Corp. (2,103 employees) are nearby demand drivers. The nearest anchored retail center, RK Worcester Fair, is located approximately two miles north of The Shoppes at Blackstone Village Property in Worcester. RK Worcester Fair is a grocery-anchored community center co-anchored by Burlington Coat Factory and contains approximately 200,000 sq. ft. of rentable area.

According to a market research report, The Shoppes at Blackstone Valley Property is located in the Outlying Worcester submarket. As of the second quarter of 2019, the Outlying Worcester submarket had an inventory of approximately 17.0 million sq. ft. with a vacancy rate of 3.6%. The asking rental rate in the submarket is $10.87 per sq. ft., a drop from $11.93 per sq. ft. as of the previous quarter. Current construction projects in the submarket includes (i) the 10,000-seat minor league baseball stadium for the Worcester Red Sox, a Triple-A minor league baseball team expected to move from Pawtucket to Worcester in 2021 and (ii) development plans for an approximately $90 million mixed-use facility surrounding the stadium.

 A-3-26

70 Worcester Providence Turnpike Millbury, MA 01527	Collateral Asset Summary – Loan No. 3 The Shoppes at Blackstone Valley	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 68.7% 1.53x 9.0%

Directly Competitive Shopping Centers(1)
Property	Sub-type	Anchor Tenants	Rentable Area (sq. ft.)	Year Built / Renovated	Distance From Property (Miles)
The Shoppes at Blackstone Valley	Anchored	Target, Kohl’s, Cinema de Lux, Dick’s Sporting Goods(2)	787,071(2)	2003-2004 / NAP	N/A
Northborough Crossing	Power Center	Wegmans, BJs, Dick’s Sporting Goods, Kohl’s	645,785	2011-2012 / N/A	10.5
Highland Commons	Power Center	Market Basket, Cabela’s, Lowe’s, BJs	653,635	2009-2016 / N/A	22.8
White City Shopping Center	Community Center	Shaw’s	257,775	1962-2012 / N/A	7.8
Auburn Mall	Enclosed Regional Mall	Macy’s, Sears	583,739	1971 / N/A	3.9
Greendale Mall	Enclosed Regional Mall	TJ Maxx & Homegoods, Best Buy	431,266	1987 / N/A	8.0
(1)	Source: Appraisal.
(2)	Based on the October 31, 2019 rent roll.

Cash Flow Analysis.

Cash Flow Analysis(1)
	2016	2017	2018	TTM 08/31/2019	U/W(2)	U/W PSF
Base Rent	$14,284,389	$14,512,759	$14,333,987	$14,318,367	$14,756,324	$18.75
Overage / Percentage Rent	610,070	674,490	697,196	654,373	679,298	0.86
Total Reimbursement Revenue	3,402,730	3,777,832	3,823,831	3,545,438	3,551,135	4.51
Market Revenue from Vacant Units	0	0	0	0	1,006,511	1.28
Other Revenue	285,588	185,057	81,783	60,820	60,820	0.08
Gross Revenue	$18,582,777	$19,150,138	$18,936,797	$18,578,998	$20,054,088	$25.48
Less: Vacancy	0	0	0	0	(1,006,511)	(1.28)
Effective Gross Income	$18,582,777	$19,150,138	$18,936,797	$18,578,998	$19,047,577	$24.20
Total Expenses	4,538,133	4,783,415	4,833,324	4,518,587	4,228,958	5.37
Net Operating Income	$14,044,644	$14,366,723	$14,103,473	$14,060,411	$14,818,619	$18.83
TI/LC	0	0	0	0	666,997	$0.85
Replacement Reserves	0	0	0	0	68,703	0.09
Net Cash Flow	$14,044,644	$14,366,723	$14,103,473	$14,060,411	$14,082,919	$17.89
(1)

Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	The U/W Base Rent includes contractual rent steps through December 31, 2020 totaling $125,686.

Property Management.    The Shoppes at Blackstone Valley Property is currently managed by WS Asset Management, Inc., a Massachusetts corporation and an affiliate of the borrower.

Lockbox / Cash Management.    The Shoppes at Blackstone Valley Whole Loan documents require a hard lockbox and springing cash management. The borrower was required to deliver tenant direction letters to each existing tenant at The Shoppes at Blackstone Valley Property, within five business days of origination, directing each tenant to remit its payments directly to the lender-controlled lockbox account or post office box. The borrower is also required to deliver a tenant direction letter to each future tenant. So long as no Shoppes Cash Sweep Period then exists, all funds deposited into the lockbox account are required to be transferred on each business day to the borrower’s operating account. Upon the occurrence and during the continuance of a Shoppes Cash Sweep Period (as defined below), all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed to pay debt service, applicable reserves, mezzanine debt service (if any) and budgeted operating expenses and all excess cash remaining in the cash management account after the application of such funds are required to be held by the lender in an excess cash flow reserve account as additional collateral for The Shoppes at Blackstone Valley Whole Loan.  Upon the occurrence and during the continuance of an event of default under The Shoppes at Blackstone Valley Whole Loan documents, the lender may apply funds to the debt in such priority as it may determine.

A “Shoppes Cash Sweep Period” means each period that commences when (a) the debt yield as of the last day of any fiscal quarter is less than 7.75% and concludes when the debt yield as of the last day of any subsequent fiscal quarter is at least 7.75%; (b) the borrower fails to deliver required monthly, quarterly or annual financial reports and concludes when such reports are delivered and indicate that no other Shoppes Cash Sweep Period is ongoing; and/or (c) if the Shoppes Permitted Mezzanine Loan (as defined below) is in place, there is an event of default under any of the loan documents for the Shoppes Permitted Mezzanine Loan and concludes when the holder of the Shoppes Permitted Mezzanine Loan has waived the applicable event of default. The Shoppes at Blackstone Valley Whole Loan documents provide that no Shoppes Cash Sweep Period may occur prior to December 31, 2019.

Initial and Ongoing Reserves.  At loan origination, the borrower was required to deposit approximately $806,129 for unfunded obligations.

 A-3-27

70 Worcester Providence Turnpike Millbury, MA 01527	Collateral Asset Summary – Loan No. 3 The Shoppes at Blackstone Valley	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 68.7% 1.53x 9.0%

Real Estate Taxes and Insurance Reserves – On each payment date, during a Shoppes Cash Sweep Period, the borrower is required to make monthly deposits of: (i) a tax reserve in an amount equal to 1/12 of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period and (ii) an insurance reserve in an amount equal to 1/12 of the amount that the lender estimates will be necessary to cover premiums over the then succeeding 12-month period; provided that the borrower will not be required to reserve such amounts in respect of insurance premiums so long as no event of default under the related loan documents has occurred and is continuing, and the borrower maintains a blanket policy of insurance meeting the requirements of The Shoppes at Blackstone Valley Whole Loan documents.

TI/LC Reserve – On each payment date, the borrower is required to make monthly deposits to a lender-controlled account of approximately $114,781 for a TI/LC reserve, capped at $6,000,000 (or if, on or after January 1, 2024, The Shoppes at Blackstone Valley Property achieves a debt yield in excess of 9.0%, the TI/LC reserve will be capped at $4,500,000).

Replacement Reserve – On each payment date, the borrower is required to make monthly deposits to a lender-controlled account of approximately $13,118 for a replacement reserve.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. The owner of the direct or indirect equity interests of the borrower is permitted to incur mezzanine debt (the “Shoppes Permitted Mezzanine Loan”) secured by a pledge of direct or indirect equity interests in the borrower, provided that certain conditions set forth in the loan documents are satisfied, including, without limitation: (i) the principal amount of the Shoppes Permitted Mezzanine Loan may not exceed $40,000,000; (ii) after giving effect to the Shoppes Permitted Mezzanine Loan, (a) the loan-to-value ratio on The Shoppes at Blackstone Valley Whole Loan and the Shoppes Permitted Mezzanine Loan (collectively, the “Total Debt”) is no greater than 70%, (b) the debt service coverage ratio on the Total Debt is at least 1.25x, and (c) the debt yield on the Total Debt is at least 9.1%; (iii) the holder of the Shoppes Permitted Mezzanine Loan enters into a subordination and intercreditor agreement with the lender in form and substance reasonably acceptable to the lender; and (iv) a rating agency confirmation is delivered in connection with the consummation of the Shoppes Permitted Mezzanine Loan.

Partial Release. None.

Permitted Ground Leases. Provided that no event of default is continuing, the borrower is permitted to enter into up to two long-term ground leases with a third party (which may be an affiliate of the borrower) with respect to certain parcels of The Shoppes at Blackstone Valley Property (three of which are currently occupied by major tenants and one of which is currently parking space that could be developed in the future). In connection with any such ground lease, the borrower is required to provide a REMIC opinion and obtain rating agency confirmation.

 A-3-28

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 A-3-29

Various Louisville, KY	Collateral Asset Summary – Loan No. 4 Weston Kentucky Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,253,500 65.0% 3.06x 11.3%

 A-3-30

Various Louisville, KY	Collateral Asset Summary – Loan No. 4 Weston Kentucky Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,253,500 65.0% 3.06x 11.3%

 A-3-31

Various Louisville, KY	Collateral Asset Summary – Loan No. 4 Weston Kentucky Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,253,500 65.0% 3.06x 11.3%

Mortgage Loan Information
Loan Seller:	GSMC
Loan Purpose:	Refinance
Borrower Sponsor:	Legacy Properties Group, Inc.
Borrower:	Weston Kentucky LLC
Original Balance:	$52,253,500
Cut-off Date Balance:	$52,253,500
% by Initial UPB:	5.1%
Interest Rate:	3.35300%
Payment Date:	6th of each month
First Payment Date:	December 6, 2019
Maturity Date:	November 6, 2029
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(25), YM1(90), O(5)
Lockbox / Cash Management:	Springing Hard / Springing

Reserves(1)
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	$23,334	$500,000
TI/LC:	$1,000,000	Springing	$1,000,000
Earnout Reserve:	$4,840,000	$0	NAP
Unfunded Obligations Reserve:	$326,085	$0	NAP
Property Information
Single Asset / Portfolio:	Portfolio of three properties
Property Type:	Industrial / Various
Collateral:	Fee Simple
Location:	Louisville, KY
Year Built / Renovated:	Various / NAP
Total Sq. Ft.:	1,446,260
Property Management:	Weston Inc.
Underwritten NOI:	$5,897,886
Underwritten NCF:	$5,443,704
Appraised Value(2):	$80,400,000
Appraisal Date:	September 25, 2019

Historical NOI
Most Recent NOI:	$6,105,558 (T-12 August 31, 2019)
2018 NOI:	$5,873,793 (December 31, 2018)
2017 NOI:	$5,748,127 (December 31, 2017)
2016 NOI:	$5,490,929 (December 31, 2016)

Historical Occupancy
Most Recent Occupancy:	97.8% (October 31, 2019)
2018 Occupancy:	99.0% (December 31, 2018)
2017 Occupancy :	98.0% (December 31, 2017)
2016 Occupancy:	96.0% (December 31, 2016)

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$52,253,500	$36 / $36	65.0% / 65.0%	3.32x / 3.06x	11.3% / 10.4%	11.3% / 10.4%
(1)	See “Initial and Ongoing Reserves” herein.
(2)

The Appraised Value reflects the aggregate “as-is” appraised value plus an approximately 3.74% portfolio premium. Excluding the portfolio premium, the aggregate “as-is” appraised value is $77,500,000 as of August 28, 2019, which results in a Cut-off Date LTV Ratio and Maturity or ARD Date LTV Ratio of 67.4%.

 A-3-32

Various Louisville, KY	Collateral Asset Summary – Loan No. 4 Weston Kentucky Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,253,500 65.0% 3.06x 11.3%

The Loan.   The Weston Kentucky Portfolio mortgage loan (the “Weston Kentucky Portfolio Loan”) is a fixed rate loan secured by first mortgages encumbering the borrower’s fee interest in three industrial properties located in Louisville, Kentucky (the “Weston Kentucky Portfolio Properties”). The Weston Kentucky Portfolio Loan is evidenced by a promissory note with an original principal balance and outstanding principal balance as of the Cut-off Date of $52,253,500.

The Weston Kentucky Portfolio Loan has a ten-year interest-only term and accrues interest at a fixed rate of 3.35300% per annum. The Weston Kentucky Portfolio Loan proceeds were used to refinance existing debt of approximately $25.8 million, return equity to the borrower sponsor of approximately $19.6 million, fund upfront reserves of approximately $6.2 million and pay closing costs of approximately $0.6 million. The most recent prior financing of the Weston Kentucky Portfolio Properties was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$52,253,500	100.0%	Loan Payoff	$25,813,301	49.4%
			Return of Equity	19,634,152	37.6
			Upfront Reserves	6,166,085	11.8
			Closing Costs	639,962	1.2
Total Sources	$52,253,500	100.0%	Total Uses	$52,253,500	100.0%

The Borrower / Borrower Sponsor. The borrower is Weston Kentucky LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Weston Kentucky Portfolio Loan.

The non-recourse carveout guarantor is Legacy Properties Group, Inc. (the “Weston Kentucky Portfolio Guarantor”), a Delaware corporation, which is a privately-owned holding company focusing on the ownership, investment and management of commercial real estate. The Weston Kentucky Portfolio Guarantor owns Weston Inc. (“Weston”), the primary operating company that manages the Weston Kentucky Portfolio Guarantor’s real estate holdings. Weston was founded in 1972 by the Asher family and has offices in Cleveland, Ohio and Louisville, Kentucky.

The Properties.

Tenant Summary(1)

Tenant / Building	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(3)	% of Total U/W Base Rent	Lease Expiration

Westport Axle Corporation(3)	NR/NR/NR	231,000	16.0%	$4.35	15.1%	Various
Dana Driveshaft Manufacturing, LLC	NR/NR/NR	156,170	10.8	$3.84	9.0	2/28/2026
Conagra Foods	NR/NR/NR	128,990	8.9	$4.10	8.0	12/31/2019
Dakkota Integrated Systems, LLC	NR/NR/NR	74,000	5.1	$4.20	4.7	10/31/2020
Grindmaster Corporation	NR/NR/NR	37,500	2.6	$3.99	2.3	7/31/2021
Bluegrass Packaging Industries, Inc.	NR/NR/NR	37,500	2.6	$3.85	2.2	1/31/2022
ABB EP Industrial Solutions(4)	NR/NR/NR	37,000	2.6	$5.36	3.0	Various
Vision Dynamics LLC	NR/NR/NR	28,000	1.9	$5.19	2.2	3/31/2025
BellSouth Telecommunications, LLC	NR/NR/NR	25,000	1.7	$4.00	1.5	9/30/2020
Hexagon Chemical	NR/NR/NR	18,700	1.3	$4.00	1.1	6/30/2022
Total / Wtd. Avg. Major Tenants		773,860	53.5%	$4.21	49.1%
Remaining Tenants		640,500	44.3	$5.28	50.9%
Total / Wtd. Avg. Occupied Collateral		1,414,360	97.8%	$4.70	100.0%
Vacant		31,900	2.2
Total		1,446,260	100.0%

(1)	Based on the underwritten rent roll dated as of October 31, 2019 with rent steps through November 30, 2020.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Westport Axle Corporation leases 181,000 sq. ft. ($4.19 PSF) expiring on May 31, 2020 and 50,000 sq. ft. ($4.95 PSF) expiring on May 31, 2021.
(4)	ABB EP Industrial Solutions leases 33,000 sq. ft. ($5.26 PSF) expiring on July 31, 2022 and 4,000 sq. ft. ($6.20 PSF) expiring on April 30, 2020.

 A-3-33

Various Louisville, KY	Collateral Asset Summary – Loan No. 4 Weston Kentucky Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,253,500 65.0% 3.06x 11.3%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	5	21,480	1.5%	21,480	1.5%	$5.68	1.8%	1.8%
2019	5	142,390	9.8	163,870	11.3%	$4.15	8.9	10.7%
2020	44	472,679	32.7	636,549	44.0%	$4.63	32.9	43.7%
2021	47	270,422	18.7	906,971	62.7%	$5.06	20.6	64.3%
2022	47	275,599	19.1	1,182,570	81.8%	$4.92	20.4	84.7%
2023	6	45,487	3.1	1,228,057	84.9%	$5.67	3.9	88.6%
2024	1	2,133	0.1	1,230,190	85.1%	$6.36	0.2	88.8%
2025	1	28,000	1.9	1,258,190	87.0%	$5.19	2.2	91.0%
2026	1	156,170	10.8	1,414,360	97.8%	$3.84	9.0	100.0%
2027	0	0	0.0	1,414,360	97.8%	$0.00	0.0	100.0%
2028	0	0	0.0	1,414,360	97.8%	$0.00	0.0	100.0%
2029	0	0	0.0	1,414,360	97.8%	$0.00	0.0	100.0%
2030 & Thereafter	0	0	0.0	1,414,360	97.8%	$0.00	0.0	100.0%
Vacant	NAP	31,900	2.2	1,446,260	100.0%	NAP	NAP
Total / Wtd. Avg.	157	1,446,260	100.0%			$4.70	100.0%
(1)	Based on the underwritten rent roll dated as of October 31, 2019 with rent steps through November 30, 2020.

The Weston Kentucky Portfolio Properties are comprised of three industrial properties across 26 separate buildings located in three industrial clusters in Louisville, KY. The Weston Kentucky Portfolio Properties, built between 1972 and 1990, consist of 1,446,260 sq. ft. in the aggregate and are 97.8% occupied as of October 31, 2019. The Weston Kentucky Portfolio Properties are leased to tenants in various industries, such as manufacturing and logistics.

The Bluegrass Corporate Center property is an industrial flex property totaling 394,200 sq. ft. located on a 28.46-acre site. The improvements were built in 1972, are in average condition and have a remaining economic life of 25 years. The Bluegrass Corporate Center property consists of 12, single-story buildings and 529 surface parking spaces for a parking ratio of 1.5 spaces per 1,000 sq. ft. The improvements feature poured concrete slab foundation, structural steel framing and masonry exterior walls. The buildings feature 18 foot clear height, 58 dock high doors and 70 grade level doors.

The Jefferson Trade Center property is an industrial flex property totaling 361,900 sq. ft. located on a 27.86-acre site. The improvements were built in 1981, are in average condition and have a remaining economic life of 25 years. The Jefferson Trade Center property consists of eight, single-story buildings and 716 surface parking spaces for a parking ratio of 1.98 spaces per 1,000 sq. ft. The improvements feature reinforced concrete slab foundation, structural steel framing and concrete block exterior walls. The buildings feature 14-18 foot clear height, 67 dock high doors and 82 grade level doors.

The Westport Distribution Center property is an industrial warehouse/distribution property totaling 690,160 sq. ft. located on a 56.56-acre site. The improvements were built between 1981 and 1990, are in average condition and have a remaining economic life of 25 years. The Westport Distribution Center property consists of six, single-story buildings and 389 surface parking spaces for a parking ratio of 0.56 spaces per 1,000 sq. ft. The improvements feature reinforced concrete slab foundation, structural steel framing, and concrete block and masonry exterior walls. The buildings feature 20 foot clear height, 95 dock high doors, 4 grade level doors and 2 rail doors.

Major Tenants.   Westport Axle Corporation (231,000 sq. ft.; 16.0% of NRA; 15.1% of U/W Base Rent). Westport Axle Corporation is a private company headquartered in Louisville, Kentucky that manufactures and assembles machine components. The company provides assembly and subassembly, sequencing metering, warehousing, packaging, sorting, and bulk services. Westport Axle Corporation serves customers across the United States. Westport Axle Corporation leases 181,000 sq. ft. on Westport Road expiring on May 31, 2020, and 50,000 sq. ft. on Collins Lane expiring on May 31, 2021. The Westport Axle Corporation lease on Collins Lane has one, three-year renewal option remaining.

Dana Driveshaft Manufacturing, LLC (“Dana”) (156,170 sq. ft.; 10.8% of NRA; 9.0% of U/W Base Rent). Dana is a supplier of driveline products, power technologies and genuine service parts for light and heavy vehicle manufacturers world-wide. The company’s customer base includes vehicle manufacturers in the global light vehicle, medium/heavy vehicle and off-highway markets. The company operates in five segments: Light Vehicle Driveline, Power Technologies, Structural Products, Commercial Vehicle and Off-Highway. The initial term of the Dana lease expires in February 2026 and has two, five-year renewal options remaining.

Conagra Foods d.b.a. Bakery Chef, Inc. (“Bakery Chef”) (128,990 sq. ft.; 8.9% of NRA, 8.0% of U/W Base Rent). Founded in 1981 and based in Downers Grove, Illinois, Bakery Chef produces frozen, ready-to-eat and microwaveable biscuits, breads, bread sticks, rolls,

 A-3-34

Various Louisville, KY	Collateral Asset Summary – Loan No. 4 Weston Kentucky Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,253,500 65.0% 3.06x 11.3%

buns, muffins, pancakes, waffles and french toast, as well as breakfast, lunch and dinner entrees. It also provides mixes for pancakes and desserts and sells its products to retail grocery, food service, in-store bakery and industrial food operations in the United States, including McDonalds Corp. The Bakery Chef lease expires in December 2019 and has one, three-year option remaining. At origination the lender established an earnout reserve that is to be released when the debt yield is 10.25% or Bakery Chef renews its lease as described under “Initial and Ongoing Reserves” below.

Dakkota Integrated Systems, LLC (“Dakkota”) (74,000 sq. ft.; 5.1% of NRA; 4.7% of U/W Base Rent). Dakkota provides a variety of build-to-order manufacturing processes including cockpit, overhead and fascia systems. Dakkota was founded in 2001. Dakkota develops assembly and sequencing operations along with product development and supply chain management processes to lead the industry in product/process integration, assembly and delivery. The Dakkota lease expires in October 2020 and contains one, three-year renewal option and one six-month extension option.

Environmental Matters.  The Phase I environmental reports dated September 13, 2019 (or in the case of the Jefferson Trade Center property, September 18, 2019) identified no recognizable environmental conditions but indicated that based on the age of the buildings there is a potential for asbestos containing materials (“ACMs”) to exist and such suspect ACMs should be managed in-place in good condition under an ACM O&M Program.

The Market. The Louisville Industrial Market has 219.4 million sq. ft. of space with a vacancy of 5.2% according to the appraisal. The Louisville Industrial Market currently has approximately 4.3 million sq. ft. of industrial real estate under construction as of year-end 2018. Average rental rates for the market are reported as $3.97 PSF in Louisville, Kentucky.

The Bluegrass Corporate Center Property is located within the Southeast Louisville Industrial Submarket. The Southeast Louisville Industrial Submarket has approximately 16.1 million sq. ft. of space, with a vacancy of 1.7%. The Southeast Louisville Industrial Submarket currently has 224,000 sq. ft. of industrial real estate new construction and absorbed negative 160,993 net sq. ft. as of year-end 2018. Average rental rates in the submarket were reported at $5.15 PSF.

The Jefferson Trade Center Property and The Westport Distribution Center Property are located within the Hurstbourne/Lyndon Industrial Submarket. The Hurstbourne/Lyndon Industrial Submarket has approximately 12.9 million sq. ft. of space, with a vacancy of 0.6%. The Hurstbourne/Lyndon Industrial submarket currently has no industrial real estate new construction and absorbed negative 33,667 net sq. ft. as of year-end 2018. Average rental rates in the submarket were reported at $6.51 PSF.

The appraisal identified six comparable flex leases for the Bluegrass Corporate Center Property that had base rents ranging from $4.59 to $10.00 PSF with an average of $6.70 PSF.

Comparable Flex Leases(1)
Property Name / Location	Year Built	Tenant Name	Tenant Leased Space	Lease Date	Lease Term (years)	Base Rent PSF
Bluegrass Corporate Center Louisville, KY	1972	Vision Dynamics LLC(2)	28,000(2)	Apr-20(2)	5.0(2)	$5.19(2)
11321 Decimal Drive Jeffersontown, KY	1989	Confidential	1,083	Sep-17	3.0	$7.25
10400-10466 Bluegrass Parkway Louisville, KY	1976-1980	Confidential	3,150	Aug-19	3.0	$7.00
Commonwealth Business Center Louisville, KY	1985	Confidential	2,410	Feb-17	4.0	$10.00
Industrial Building Louisville, KY	1980	Arjo Hunt Leigh	4,950	May-17	3.0	$6.18
Jefferson Trade Center Louisville, KY	1981	Confidential	2,500	June-19	3.0	$5.15
Jefferson Trade Center Louisville, KY	1981	Confidential	16,000	June-19	3.0	$4.59
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated October 31, 2019.

 A-3-35

Various Louisville, KY	Collateral Asset Summary – Loan No. 4 Weston Kentucky Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,253,500 65.0% 3.06x 11.3%

The appraisal identified six comparable flex leases for the Jefferson Trade Center Property that had base rents ranging from $4.72 to $10.00 PSF with an average of $6.72 PSF.

Comparable Flex Leases(1)
Property Name / Location	Year Built	Tenant Name	Tenant Leased Space	Lease Date	Lease Term (years)	Base Rent PSF
Jefferson Trade Center Louisville, KY	1981	Hexagon Chemical(2)	18,700(2)	July-19(2)	3.4(2)	$3.88(2)
11321 Decimal Drive Jeffersontown, KY	1986	Confidential	1,083	Sep-17	3.0	$7.25
10400-10466 Bluegrass Parkway Louisville, KY	1976-1980	Confidential	3,150	Aug-19	3.0	$7.00
Commonwealth Business Center Louisville, KY	1985	Confidential	2,410	Feb-17	4.0	$10.00
Industrial Building Louisville, KY	1980	Arjo Hunt Leigh	4,950	May-17	3.0	$6.18
1800 Production Court Louisville, KY	1972	Confidential	3,000	Apr-19	3.0	$4.72
1800 Production Court Louisville, KY	1972	Confidential	2,000	Apr-19	3.0	$5.14
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated October 31, 2019.

The appraisal identified six comparable distribution leases for the Westport Distribution Center Property that had base rents ranging from $3.95 to $5.27 PSF with an average of $4.62 PSF.

Comparable Distribution Leases(1)
Property Name / Location	Year Built	Tenant Name	Tenant Leased Space	Lease Date	Lease Term (years)	Base Rent PSF
Westport Distribution Center Louisville, KY	1981-1990	Westport Axle Corporation(2)	231,000(2)	Various(2)	Various(2)	$4.19(2)
12530 Westport Road Louisville, KY	1995	Grupo Antolin	138,126	Aug-17	8.0	$5.27
11400 Interchange Drive Louisville, KY	1999	Revzilla	140,000	Jan-18	6.0	$3.98
4325 Robards Lane Louisville, KY	2000	RSCS	60,000	Jan-18	5.0	$4.95
5100 Jeff Commerce Drive Louisville, KY	2016	America’s Best Tires	98,059	Aug-17	5.0	$3.95
Industrial Building Louisville, KY	1989	651 Vinyl	22,500	Nov-17	5.0	$4.60
2420-2460 Chamberlain Crossings Drive Louisville, KY	2006	Confidential	68,430	Apr-17	5.0	$4.95
(1)	Source: Appraisal.
(2)

Based on the underwritten rent roll dated October 31, 2019. Westport Axle Corporation leases 181,000 sq. ft. ($4.19 PSF, five-year term) expiring on May 31, 2020 and 50,000 sq. ft. ($4.95 PSF, approximately three-year term) expiring on May 31, 2021.

Cash Flow Analysis.

Cash Flow Analysis(1)(2)
	2016	2017	2018	T-12 8/31/2019	U/W	U/W PSF
Base Rental Revenue	$5,992,105	$6,198,737	$6,367,101	$6,474,718	$6,641,576	$4.59
Total Reimbursement Revenue	1,307,876	1,387,545	1,421,321	1,528,380	1,406,106	0.97
Market Revenue from Vacant Units	0	0	0	0	198,248	0.14
Other Revenue	15,629	30,587	15,298	15,395	15,395	0.01
Gross Revenue	$7,315,610	$7,616,869	$7,803,720	$8,018,493	$8,261,325	$5.71
Vacancy Loss	0	0	0	0	(431,843)	(0.30)
Effective Gross Revenue	$7,315,610	$7,616,869	$7,803,720	$8,018,493	$7,829,482	$5.41
Total Operating Expenses	1,824,681	1,868,742	1,929,927	1,912,935	1,931,595	1.34
Net Operating Income	$5,490,929	$5,748,127	$5,873,793	$6,105,558	$5,897,886	$4.08
TI/LC	0	0	0	0	174,172	$0.12
Replacement Reserves	0	0	0	0	280,011	$0.19
Net Cash Flow	$5,490,929	$5,748,127	$5,873,793	$6,105,558	$5,443,704	$3.76
(1)	Based on the underwritten rent roll dated as of October 31, 2019 with rent steps through November 30, 2020 totaling $134,087.
(2)

Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

 A-3-36

Various Louisville, KY	Collateral Asset Summary – Loan No. 4 Weston Kentucky Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,253,500 65.0% 3.06x 11.3%

Property Management. The Weston Kentucky Portfolio is managed by Weston Inc., a subsidiary of the Weston Kentucky Portfolio Guarantor that manages its real estate holdings. The property management division of Weston focuses on providing management and operational services for both its internal portfolio and for external clients, focusing mainly on industrial properties.

Lockbox / Cash Management.   The Weston Kentucky Portfolio Loan is structured with a springing hard lockbox and springing cash management. Upon the occurrence of an initial Weston Kentucky Cash Sweep Event (as defined below), the lender may deliver notices to each tenant instructing them to remit all rents into a lender-controlled lockbox account. At all times from and after an initial Weston Kentucky Cash Sweep Event (regardless of whether such period has concluded), the borrower will be required to cause all rents or other income received by the borrower or the property manager with respect to the Weston Kentucky Portfolio Properties to be deposited into such lockbox account within one business day of receipt. On each business day during the continuance of a Weston Kentucky Cash Sweep Event, all amounts in the lockbox account are required to be remitted to a lender-controlled cash management account. On each business day that no Weston Kentucky Cash Sweep Event is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account.  Upon the occurrence and during the continuance of a Weston Kentucky Cash Sweep Event, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed for payment of taxes, insurance premiums, operating expenses, debt service, reserves, and other amounts payable in accordance with the Weston Kentucky Portfolio Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Weston Kentucky Portfolio Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Weston Kentucky Portfolio Loan.  Upon the occurrence and during the continuance of an event of default under the Weston Kentucky Portfolio Loan documents, the lender may apply funds to the debt in such priority as it may determine.

A “Weston Kentucky Cash Sweep Event” means each period that commences when (a) the debt service coverage ratio, as of the first day of any fiscal quarter, is less than 1.25x and concludes when the debt service coverage ratio, as of the first day of each of two consecutive fiscal quarters, is at least 1.25x; (b) the Weston Kentucky Portfolio Guarantor fails to maintain (A) a net worth in excess of $20,000,000 or (B) liquid assets in excess of $2,000,000 and concludes when the Weston Kentucky Portfolio Guarantor maintains (A) a net worth in excess of $20,000,000 and (B) liquid assets in excess of $2,000,000; and/or (c) the borrower fails to deliver required monthly, quarterly or annual financial reports and concludes when such reports are delivered and indicate that no other Weston Kentucky Cash Sweep Event is ongoing.

Initial and Ongoing Reserves.  At loan origination, the borrower was required to deposit $4,840,000 into an earnout reserve, $1,000,000 for TI/LCs, and approximately $326,085 for unfunded obligations. The borrower requested the release of funds from the earnout reserve after satisfying the conditions in the Weston Kentucky Portfolio Loan documents, which included, among other things, providing evidence reasonably satisfactory to the lender that the Bakery Chef tenant has renewed or extended its lease for all its space for a term of no less than two years with rents at least equal to the rents currently payable under its lease and is open for business and paying full, unabated rent. The lender released all funds in the earnout reserve on November 14, 2019.

Real Estate Taxes and Insurance Reserves –  On each payment date, the borrower is required to make monthly deposits of: (i) a tax reserve in an amount equal to 1/12 of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period and (ii) an insurance reserve in an amount equal to 1/12 of the amount that the lender estimates will be necessary to cover premiums over the then succeeding 12-month period (such reserve has been conditionally waived so long as no event of default under the related loan documents has occurred and is continuing, the borrower maintains a blanket policy meeting the requirements of the Weston Kentucky Portfolio Loan documents and the borrower provides timely evidence of the payments of the applicable premiums).

TI/LC Reserve – At loan origination, $1,000,000 was funded into the TI/LC reserve. On each payment date, the borrower is required to make monthly deposits of approximately $20,833 to the extent the TI/LC reserve is below the cap of $1,000,000.

Replacement Reserve – On each payment date, the borrower is required to make monthly deposits of $23,334 for a replacement reserve, capped at $500,000.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. The Weston Kentucky Portfolio Loan documents provide that the borrower may obtain the free release of four unimproved parcels, as to which no value was attributed in underwriting or the appraisals, from the lien of the Weston Kentucky Portfolio Loan, subject to the satisfaction of certain terms and conditions including, without limitation (i) no event of default is continuing, and (ii) the borrower has delivered a REMIC opinion.

 A-3-37

225 Bush Street San Francisco, CA 94104	Collateral Asset Summary – Loan No. 5 225 Bush	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 34.6% 3.85x 13.4%

 A-3-38

225 Bush Street San Francisco, CA 94104	Collateral Asset Summary – Loan No. 5 225 Bush	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 34.6% 3.85x 13.4%

 A-3-39

225 Bush Street San Francisco, CA 94104	Collateral Asset Summary – Loan No. 5 225 Bush	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 34.6% 3.85x 13.4%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Borrower Sponsor:	Kylli Inc.
Borrower:	225 Bush Street Owners LLC
Original Balance(1):	$50,000,000
Cut-off Date Balance(1):	$50,000,000
% by Initial UPB:	4.9%
Interest Rate:	3.30300%
Payment Date:	6th of each month
First Payment Date:	December 6, 2019
Maturity Date:	November 6, 2024
Amortization:	Interest Only
Additional Debt(1)(2):	$153,600,000 Pari Passu Debt; $146,400,000 Subordinate Debt
Call Protection(3):	L(25), D(29), O(6)
Lockbox / Cash Management:	Hard / Springing

Reserves(4)
	Initial	Monthly	Cap
Taxes:	$3,012,292	$376,536	NAP
Insurance:	$838,031	$119,719	NAP
Replacement:	$0	$9,666	$231,995
TI/LC:	$0	$96,665	$3,479,922
Outstanding TI/LCs:	$4,097,106	$0	NAP
Free Rent:	$886,122	$0	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD - Office
Collateral:	Fee Simple
Location:	San Francisco, CA
Year Built / Renovated:	1922, 1955 / 2010-2013
Total SF:	579,987
Property Management:	225 Bush Street Partners LLC
Underwritten NOI:	$27,263,666
Underwritten NCF:	$26,277,688
Appraised Value:	$589,000,000
Appraisal Date:	September 5, 2019

Historical NOI(5)
Most Recent NOI:	$24,512,257 (T-12 August 31, 2019)
2018 NOI:	$25,674,474 (December 31, 2018)
2017 NOI:	$24,788,393 (December 31, 2017)
2016 NOI:	$25,426,362 (December 31, 2016)

Historical Occupancy
Most Recent Occupancy:	97.8% (September 30, 2019)
2018 Occupancy:	92.5% (December 31, 2018)
2017 Occupancy:	92.0% (December 31, 2017)
2016 Occupancy:	93.4% (December 31, 2016)

Financial Information(1)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$50,000,000
Pari Passu Notes	153,600,000
Total Senior Notes	$203,600,000	$351 / $351	34.6% / 34.6%	4.00x / 3.85x	13.4% / 12.9%	13.4% / 12.9%
B Note	146,400,000
Whole Loan	$350,000,000	$603 / $603	59.4% / 59.4%	2.33x / 2.24x	7.8% / 7.5%	7.8% / 7.5%
(1)

The 225 Bush Loan (as defined below) is part of a whole loan evidenced by six senior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $203.6 million and one subordinate note with an outstanding principal balance as of the Cut-off Date of $146.4 million. See “The Loan” herein.

(2)	See “Current Mezzanine or Subordinate Indebtedness” herein.
(3)

The lockout period will be at least 25 payments beginning with and including the first payment date of December 6, 2019. The borrower has the option to defease the full $350.0 million 225 Bush Whole Loan (as defined below) after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) October 11, 2022. The assumed lockout period of 25 months is based on the expected closing date of the COMM 2019-GC44 securitization in December 2019. The actual lockout period may be longer.

(4)	See “Initial and Ongoing Reserves” herein.
(5)	Historical NOI fluctuations year-over-year are due to tenant rent abatements associated with new leases.

 A-3-40

225 Bush Street San Francisco, CA 94104	Collateral Asset Summary – Loan No. 5 225 Bush	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 34.6% 3.85x 13.4%

The Loan.    The 225 Bush mortgage loan (the “225 Bush Loan”) is part of a whole loan (the “225 Bush Whole Loan”) consisting of six pari passu senior notes with an aggregate initial principal balance and Cut-off Date balance of $203,600,000 (collectively the “225 Bush Senior Notes”) and one junior note with an initial principal balance and Cut-off Date balance of $146,400,000 (the “225 Bush Junior Note”).  The 225 Bush Whole Loan is secured by the borrower’s fee simple interest in a 579,987 sq. ft., Class A, office building with ground floor retail located in San Francisco, California (the “225 Bush Property”).

The relationship between the holders of the 225 Bush Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced AB Whole Loans—225 Bush Whole Loan” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	Benchmark 2019-B14(1)	No(2)
A-2	50,000,000	50,000,000	COMM 2019-GC44	No
A-3	30,000,000	30,000,000	UBS AG, New York Branch(3)	No
A-4	35,000,000	35,000,000	UBS AG, New York Branch(3)	No
A-5	28,600,000	28,600,000	DBRI(3)	No
A-6	10,000,000	10,000,000	Benchmark 2019-B14(1)	No
Senior Notes	$203,600,000	$203,600,000
B	146,400,000	146,400,000	Benchmark 2019-B14(1)	Yes(2)
Whole Loan	$350,000,000	$350,000,000
(1)	The Benchmark 2019-B14 securitization transaction is expected to close prior to the Closing Date.
(2)

The initial controlling note is Note B, so long as no control appraisal period with respect to the 225 Bush Whole Loan has occurred and is continuing. If and for so long as a control appraisal period with respect to the 225 Bush Whole Loan has occurred and is continuing, then the controlling note will be Note A-1. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan—225 Bush Whole Loan” in the Prospectus.

(3)	Expected to be contributed to one or more future securitization transactions.

The 225 Bush Whole Loan has a five-year term with interest only payments during the loan term. The 225 Bush Whole Loan has an interest rate of 3.30300% per annum. The proceeds of the 225 Bush Whole Loan were primarily used to pay off the existing loan, fund reserves, pay closing costs and return equity to the borrower sponsor. Based on the “as is” appraised value of $589.0 million as of September 5, 2019 and Cut-off Date balance of the 225 Bush Senior Notes, the Cut-off Date LTV Ratio is 34.6%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$350,000,000	100.0%	Loan Payoff	$241,210,092	68.9%
			Upfront Reserves	8,833,550	2.5
			Closing Costs	3,591,605	1.0
			Return of Equity	96,364,753	27.5
Total Sources	$350,000,000	100.0%	Total Uses	$350,000,000	100.0%

The Borrower / Borrower Sponsors.    The borrower is 225 Bush Street Owners LLC, a single purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors in the organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 225 Bush Whole Loan. The borrower sponsor and nonrecourse carve-out guarantor is Kylli Inc.

Kylli Inc. is a full-service real estate investment management company focused on the acquisition, development and management of assets in the San Francisco Bay Area. Kylli Inc. is a wholly-owned subsidiary of Genzon Investment Group Co., Ltd., which is a privately-held full service investment company headquartered in Shenzhen, China. Kylli Inc.’s assets in the United States, include (i) over 500,000 sq. ft. of office space under management in San Francisco, (ii) 767,000 sq. ft. of office space under construction in Burlingame Point, California fully leased to Facebook and (iii) over 48 acres of developable land in Santa Clara, California.

 A-3-41

225 Bush Street San Francisco, CA 94104	Collateral Asset Summary – Loan No. 5 225 Bush	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 34.6% 3.85x 13.4%

The Property.

Tenant Summary(1)
Tenant	Ratings Fitch/Moody’s/S&P(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent per Sq. Ft.	% of Total U/W Base Rent	Lease Expiration Date
Twitch Interactive(3)	A+ / A3 / AA-	84,035	14.5%	$62.98	14.2%	8/18/2021
LiveRamp, Inc	NR / NR / NR	76,724	13.2	$74.86	15.4	5/4/2022
Benefit Cosmetics, LLC(4)(5)	NR / NR / NR	61,917	10.7	$35.90	6.0	8/31/2020
Handshake	NR / NR / NR	52,735	9.1	$90.01	12.7	7/30/2027
SunRun	NR / NR / NR	43,850	7.6	$81.75	9.6	5/31/2024
Knotel	NR / NR / NR	26,664	4.6	$79.00	5.6	7/14/2026
Jewish Vocational Services(6)	NR / NR / NR	26,497	4.6	$47.59	3.4	2/28/2021
Mesosphere, Inc.	NR / NR / NR	26,339	4.5	$79.31	5.6	4/30/2023
HEAP, Inc.	NR / NR / NR	26,333	4.5	$73.13	5.2	8/21/2023
General Assembly Space, Inc.	NR / NR / NR	26,320	4.5	$64.92	4.6	8/29/2024
Total Major Tenants		451,414	77.8%	$67.97	82.1%
Other Occupied(7)		115,919	20.0	$57.58	17.9
Total Occupied		567,333	97.8%	$65.84	100.0%
Vacant		12,654	2.2
Total		579,987	100.0%
(1)	Based on the underwritten rent roll dated September 30, 2019.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	The Net Rentable Area (Sq. Ft.) for Twitch Interactive includes 5,574 sq. ft. of storage space with an average base rent of $11.39 PSF.
(4)

According to the loan sponsor, Benefit Cosmetics has indicated that it will not be extending its lease at the end of its term in August 2020. Benefit Cosmetics is currently in occupancy and paying full rent at $35.90 PSF, which is approximately 60.1% below the appraisal’s concluded market rent for the Benefit Cosmetics space of $90.00 PSF.

(5)	The Net Rentable Area (Sq. Ft.) for Benefit Cosmetics, LLC includes 1,787 sq. ft. of storage space with an average base rent of $17.83 PSF.
(6)	The Net Rentable Area (Sq. Ft.) for Jewish Vocational Services includes 305 sq. ft. of storage space with a base rent of $12.00 PSF.
(7)	Other Occupied is inclusive of a 8,766 sq. ft. of conference room space and fitness center space and 3,957 sq. ft. of storage space and antenna space with no attributable underwritten base rent.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative %of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM & 2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	7	67,403	11.6	67,403	11.6%	$37.96	6.8	6.8%
2021	13	141,317	24.4	208,720	36.0%	$60.99	23.1	29.9%
2022	6	92,117	15.9	300,837	51.9%	$73.34	18.1	48.0%
2023	6	56,632	9.8	357,469	61.6%	$75.10	11.4	59.4%
2024	12	94,693	16.3	452,162	78.0%	$74.66	18.9	78.3%
2025	1	20,677	3.6	472,839	81.5%	$58.00	3.2	81.5%
2026	1	26,664	4.6	499,503	86.1%	$79.00	5.6	87.2%
2027	2	52,735	9.1	552,238	95.2%	$90.01	12.7	99.9%
2028	0	0	0.0	552,238	95.2%	$0.00	0.0	99.9%
2029	0	0	0.0	552,238	95.2%	$0.00	0.0	99.9%
2030 and Thereafter(3)	4	15,095	2.6	567,333	97.8%	$3.07	0.1	100.0%
Vacant	NAP	12,654	2.2	579,987	100.0%	NAP	NAP
Total	52	579,987	100.0%			$65.84	100.0%
(1)	Based on the underwritten rent roll dated September 30, 2019.
(2)

Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	2030 and Thereafter is inclusive of a 8,766 sq. ft. of conference room space and fitness center space and 3,957 sq. ft. of storage space and antenna space that have no underwritten rent.

 A-3-42

225 Bush Street San Francisco, CA 94104	Collateral Asset Summary – Loan No. 5 225 Bush	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 34.6% 3.85x 13.4%

The 225 Bush Property is a Class A, 22-story, 579,987 sq. ft. office building with ground floor retail located in the North Financial District neighborhood of San Francisco, California. The 225 Bush Property was originally constructed in two phases in 1922 and 1955. Formerly known as the “Standard Oil Building,” the 225 Bush Property was developed by John D. Rockefeller as the headquarters for Standard Oil and later became the headquarters of Chevron. The 225 Bush Property was designed by George W. Kelham and modeled after the Federal Reserve Bank of New York in Manhattan’s financial district. The 225 Bush Property features 26,000 sq. ft. floor plates, a fitness center with locker rooms and showers, 110 subterranean valet parking spaces and is situated on a 0.88-acre site at the corner of Bush Street and Sansome Street, one block north of Market Street.

The borrower sponsor purchased the 225 Bush Property in 2014 for $350.0 million and thereafter invested approximately $5.0 million in building system upgrades and approximately $23.0 million in tenant improvements. Historical investments include a $1.1 million renovation of the east and west lobbies in 2009 which included new lighting, interior paneling, carpeting, artwork, furniture, security desks, and the installation of new street-level property signage. From 2010 to 2013, the 225 Bush Property underwent a $12.8 million renovation which consisted of a full renovation of the terra cotta brick façade, including waterproofing, repairs of the terra cotta brick, refurbishing and painting of the steel windows and storefronts, as well as lobby renovations and the installation of the 13th floor fitness center. The borrower sponsor has indicated that it plans to execute a $7.0 million modernization of the building’s elevator systems which is expected to commence before the end of 2019 and be completed in 2022; however the borrower is under no obligation to conduct the modernization and no amounts were reserved therefor under the 225 Bush Street Whole Loan. We cannot assure you the borrower sponsor will complete such modernization plans.

As of September 30, 2019, the 225 Bush Property was 97.8% leased to 32 office tenants and an investment grade retail tenant, Target, which occupies 20,677 sq. ft. of ground floor retail space. The 225 Bush Property’s 10 largest tenants occupy 77.8% of the net rentable area and no tenant occupies more than 14.5% of the total net rentable area.

Major Tenants.

The largest tenant, Twitch Interactive (“Twitch”) (84,035 sq. ft.; 14.5% of NRA; 14.2% of U/W Base Rent), is a wholly owned subsidiary of Amazon.com, Inc. (“Amazon”) (rated A3/A+/AA- by Moody’s/Fitch/S&P). Twitch is a live social media entertainment company which has developed a platform allowing people to create and live-stream their own original entertainment to a global audience. Twitch is a platform for channels relating to cooking, fitness, music, the arts, talk shows and other genres. According to the Twitch website, in 2018, Twitch viewers watched over 505 billion minutes of original content. Additionally, the Twitch platform has over 3 million unique broadcasters each month on average, over 15 million average daily visitors and over 1.3 million average viewership at any given moment.

Twitch has been in occupancy at the 225 Bush Property since May 2013, originally occupying 26,351 sq. ft. (6th floor) under a five-year lease. In November 2014, the tenant executed a six-year renewal, expanding their premises by 25,653 sq. ft. (8th floor) and 26,457 sq. ft. (9th floor) for a total footprint of 78,461 sq. ft. (not including storage space). Twitch has one, five-year extension option remaining as well as a right of first offer to lease the entire 2nd, 5th, 7th and 10th floors. Amazon fully guarantees Twitch’s lease.

The second largest tenant, LiveRamp, Inc (“LiveRamp”) (76,724 sq. ft.; 13.2% of NRA; 15.4% of U/W Base Rent) provides an identity resolution software platform to companies that enables a customer to use their offline customer data in online advertising. According to LiveRamp’s financial statements, as of March 2019, LiveRamp reported an annual revenue $285.62 million. Subscription revenue was $237 million, up 38% and contributed 83% of total revenue.

LiveRamp has been in occupancy at the 225 Bush Property since May 2015, originally occupying 25,891 sq. ft. (17th floor) under a seven-year lease. LiveRamp expanded at the 225 Bush Property in August 2016 by 25,809 sq. ft. (16th floor) and once more in in July 2017 by an additional 25,024 sq. ft. (15th floor) for a total footprint of 76,724 sq. ft. The tenant has one, five-year extension option remaining for the entirety of its space.

The third largest tenant, Benefit Cosmetics, LLC (Benefit Cosmetics) (61,917 sq. ft.; 10.7% of NRA; 6.0% of U/W Base Rent) is a wholly owned subsidiary of Moët Hennessy – Louis Vuitton (“LVMH”), which is multinational luxury goods conglomerate headquartered in Paris, France.  According to the borrower sponsor, Benefit Cosmetics has indicated that it will not be extending its lease at the end of its term in August 2020. Benefit Cosmetics is currently in occupancy and paying full rent at $35.90 PSF, which is approximately 60.1% below the appraisal’s concluded market rent for the Benefit Cosmetics space of $90.00 PSF.

Environmental Matters.    According to Phase I environmental report, dated August 15, 2019, there are no recognized environmental conditions at the 225 Bush Property.

The Market.    The 225 Bush Property is located in San Francisco’s North Financial District on the corner of Sansome Street and Bush Street, one block from the South of Market (“SOMA”) neighborhood. The 225 Bush Property is approximately 0.5 miles east of Union Square, which features major international retailers such as Nike, Apple, Gucci, Macy’s and Louis Vuitton and approximately 0.1 miles from the popular dining corridor known as Belden Place. In addition, the 225 Bush Property is within walking distance to the Montgomery BART station (0.3 miles), MUNI light rail, bus system stops and the Transbay Terminal development.

As of the second quarter of 2019, the North Financial District office submarket consisted of approximately 30.3 million sq. ft. of office space with an overall market vacancy of 5.2% and average asking rents of approximately $67.81 PSF.

 A-3-43

225 Bush Street San Francisco, CA 94104	Collateral Asset Summary – Loan No. 5 225 Bush	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 34.6% 3.85x 13.4%

The appraisal identified six directly competitive office rent comparables located in the Financial District submarket. Comparable buildings were built between 1912 and 2000 and range in size from 47,733 sq. ft. to 485,000 SF. Direct asking rents at the comparable properties ranged between $77.00 and $92.00 PSF (full service leases) with a weighted average of approximately $86.29 PSF. The 225 Bush Property’s in-place weighted average office rent is $68.89 PSF, which is lower than the appraisal’s concluded office market rent, which ranges from $75.00 PSF to $90.00 PSF. The 225 Bush Property’s in-place weighted average office rent is approximately 18.1% below the weighted average concluded office market rent.

Appraisal’s Concluded Office Market Rent(1)
Floor(s)	Rent PSF
Partial Floor	$75.00
Full Floor	$85.00
Benefit Cosmetics Space	$90.00
(1) Source: Appraisal.

Summary of Lease Comparables(1)
Property Name	Year Built/Renovated	# of Stories	Rentable Area (SF)	Lease Date	Lease Term (mos.)	Lease Size (SF)	Tenant Name	Base Rent
225 Bush	1922, 1955 / 2010-2013	22	579,987	Various	Various	Various	Various	$68.89(2)
150 California	2000 / NAP	23	249,510	12/2019	84	19,541	City National Bank	$77.00
330-332 Pine Street	1912 / 2012	9	47,733	2/2019	62	6,345	Auto List	$80.00
The Landmark at One Market	1917 / 2000	11	434,396	10/2019	88	62,408	Duane Morris, LLP	$92.00
Embarcadero Center West	1988 / NAP	30	485,000	10/2018	96	1,559	Opus Bank	$84.00
150 Spear Street	1981 / NAP	18	264,551	9/2018	123	10,152	RMA	$78.00
353 Sacramento	1982 / NAP	23	284,751	4/2018	66	11,022	Crew App	$82.00
(1)	Source: Appraisal.
(2)	Represents the Base Rent PSF of the office space.

Cash Flow Analysis.

Cash Flow Analysis
	2016	2017	2018	T-12 8/31/2019	U/W	U/W PSF
Base Rent(1)(2)	$32,955,563	$32,773,764	$33,530,722	$33,115,349	$38,476,742	$66.34
Vacant Income	0	0	0	0	613,434	1.06
Gross Potential Rent	$32,955,563	$32,773,764	$33,530,722	$33,115,349	$39,090,176	$67.40
Total Reimbursements	3,060,722	2,256,601	2,572,270	2,655,316	4,439,738	7.65
Total Other Income	833,678	776,575	679,963	760,436	476,903	0.82
Net Rental Income	$36,849,963	$35,806,940	$36,782,955	$36,531,101	$44,006,816	$75.88
(Vacancy/Credit Loss)	0	0	0	0	(2,176,496)	(3.75)
Effective Gross Income	$36,849,963	$35,806,940	$36,782,955	$36,531,101	$41,830,321	$72.12
Total Expenses	11,423,601	11,018,547	11,108,481	12,018,844	14,566,655	25.12
Net Operating Income(3)	$25,426,362	$24,788,393	$25,674,474	$24,512,257	$27,263,666	$47.01
Total TI/LC, Capex/RR	0	0	0	0	985,978	1.70
Net Cash Flow	$25,426,362	$24,788,393	$25,674,474	$24,512,257	$26,277,688	$45.31
(1)

Underwritten Base Rent is based on the in place rent roll as of September 30, 2019 and inclusive Benefit Cosmetics, which has indicated that it will not be extending its lease at the end of its term in August 2020. Benefit Cosmetics is currently in occupancy and paying full rent at $35.90 PSF, which is approximately 60.1% below the appraisal’s concluded market rent for the Benefit Cosmetics space of $90.00 PSF.

(2)	Underwritten Base Rent is inclusive of (i) rent steps through November 2021 equal to $1,055,382 and (ii) straight line rent for Target and Twitch over the loan term, equal to $66,371.
(3)	Historical NOI fluctuations year-over-year are due to tenant rent abatements associated with new leases.

Property Management.   The 225 Bush Property is managed by 225 Bush Street Partners LLC, a Delaware limited liability company and an affiliate of the borrower.

 A-3-44

225 Bush Street San Francisco, CA 94104	Collateral Asset Summary – Loan No. 5 225 Bush	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 34.6% 3.85x 13.4%

Lockbox / Cash Management.   The 225 Bush Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to direct all existing tenants of the 225 Bush Property to directly deposit all rents into a clearing account controlled by the lender. If no Trigger Period (as defined below) exists, the funds in the clearing account will be swept on a daily basis into the borrower’s operating account and, if a Trigger Period exists, such funds are required to be swept on a daily basis into a deposit account controlled by the lender. During a Trigger Period, funds in the deposit account are required to be applied and disbursed in accordance with the 225 Bush Whole Loan documents. During a Trigger Period, all excess cash after payment of the monthly debt service on the 225 Bush Whole Loan, all required reserves and budgeted operating expenses, and certain other items in the payment waterfall described in the 225 Bush Whole Loan documents will be reserved as additional collateral for the 225 Bush Whole Loan. Under certain circumstances and for limited purposes described in the 225 Bush Whole Loan documents, the borrower may request disbursements of such excess cash flow.

A “Trigger Period” means the occurrence and continuation of (i) an event of default or (ii) a Low DSCR Period (as defined below).

A Trigger Period may be cured in accordance with the following conditions: with respect to a Trigger Period caused solely by (a) clause (i) above, the acceptance of a cure by the lender of the related event of default and (b) with respect to clause (ii) above, the debt service coverage ratio is at least 1.60x as of the last day of any calendar quarter.

A “Low DSCR Period” will commence if and when the debt service coverage ratio on the 225 Bush Whole Loan, as of the last day of any calendar quarter, is less than 1.55x and end if and when such event is cured as described above.

Initial and Ongoing Reserves. At loan origination, the borrower deposited (i) $3,012,292 into a tax reserve, (ii) $838,031 into an insurance reserve, (iii) approximately $4,097,106 into an outstanding tenant improvements and leasing commission reserve in connection with five leases and (iv) approximately $886,122 into a free rent reserve in connection with two leases.

Tax Reserve - The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes (initially estimated at $376,536).

Insurance Reserve - The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums (initially estimated at $119,719).

Replacement Reserve - The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to $9,666 for replacement reserves (approximately $0.20 PSF annually), subject to a cap of $231,995 (approximately $0.40 PSF).

TI/LC Reserve - The borrower is required to deposit into a TI/LC reserve, on a monthly basis, an amount equal to $96,665 for tenant improvement and leasing commission obligations (approximately $2.00 PSF annually), subject to a cap of $3,479,922 (approximately $6.00 PSF).

Current Mezzanine or Subordinate Indebtedness.   The 225 Bush Junior Note has an outstanding principal balance as of the Cut-off Date of $146.4 million, and accrues interest at a fixed rate of 3.30300% per annum. The 225 Bush Junior Note has a five-year term and is interest-only for the full term. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—225 Bush Whole Loan” in the Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted.   None.

Partial Release. None.

 A-3-45

Various	Collateral Asset Summary – Loan No. 6 USAA Office Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 63.8% 2.84x 9.8%

 A-3-46

Various	Collateral Asset Summary – Loan No. 6 USAA Office Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 63.8% 2.84x 9.8%

 A-3-47

Various	Collateral Asset Summary – Loan No. 6 USAA Office Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 63.8% 2.84x 9.8%
Mortgage Loan Information
Loan Seller:	GSMC
Loan Purpose:	Acquisition
Borrower Sponsor:	JDM Real Estate Funds, LLC
Borrower:	JDM Legacy TX, LLC; JDM Crosstown FL, LLC
Original Balance(1):	$45,000,000
Cut-off Date Balance(1):	$45,000,000
% by Initial UPB:	4.4%
Interest Rate:	3.37000%
Payment Date:	6th of each month
First Payment Date:	August 6, 2019
Maturity Date:	August 6, 2029
Amortization:	Interest Only
Additional Debt(1) :	$197,400,000 Pari Passu Debt
Call Protection:	L(11), YM1(106), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(2)
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	Springing	NAP
TI/LC:	$0	Springing	NAP
Property Information
Single Asset / Portfolio:	Portfolio of four properties
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	Various / NAP
Total Sq. Ft.:	881,490
Property Management:	Tenant Managed
Underwritten NOI:	$23,657,643
Underwritten NCF:	$23,481,345
Appraised Value:	$380,000,000
Appraisal Date:	June 7, 2019

Historical NOI(3)
Most Recent NOI:	NAV
2018 NOI:	NAV
2017 NOI:	NAV
2016 NOI:	NAV

Historical Occupancy(3)
Most Recent Occupancy:	100.0% (November 6, 2019)
2018 Occupancy:	NAV
2017 Occupancy:	NAV
2016 Occupancy:	NAV

Financial Information(1)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$45,000,000
Pari Passu Notes	197,400,000
Whole Loan	$242,400,000	$275 / $275	63.8% / 63.8%	2.86x / 2.84x	9.8% / 9.7%	9.8% / 9.7%
(1)

The USAA Office Portfolio Loan (as defined below) consists of the non-controlling Notes A-6, A-7 and A-8 and is part of the USAA Office Portfolio Whole Loan (as defined below) evidenced by eight pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $242.4 million. For additional information, see “The Loan” herein.

(2)	See “Initial and Ongoing Reserves” herein.
(3)	Historical cash flows and occupancy are not available since the USAA Office Portfolio Properties were acquired at origination.

 A-3-48

Various	Collateral Asset Summary – Loan No. 6 USAA Office Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 63.8% 2.84x 9.8%

The Loan.  The mortgage loan (the “USAA Office Portfolio Loan”) is part of a whole loan (the “USAA Office Portfolio Whole Loan”) consisting of eight pari passu promissory notes (note A-1, note A-2, note A-3, note A-4, note A-5, note A-6, note A-7 and note A-8) with an aggregate original principal balance of $242,400,000 and is secured by a first mortgage and deed of trust encumbering the borrowers’ respective fee simple interests in a portfolio of four office properties located in Plano, Texas and Tampa, Florida (the “USAA Office Portfolio Properties”). The USAA Office Portfolio Loan, evidenced by non-controlling note A-6, non-controlling note A-7, and non-controlling note A-8, has an aggregate outstanding principal balance as of the Cut-off Date of $45,000,000 and represents approximately 4.4% of the Initial Pool Balance. The related pari passu companion loans are evidenced by the controlling note A-1 (with an outstanding principal balance as of the Cut-off Date of $62,400,000), non-controlling note A-2 (with an outstanding principal balance as of the Cut-off Date of $45,000,000), non-controlling note A-3 (with an outstanding principal balance as of the Cut-off Date of $30,000,000), non-controlling note A-4 (with an outstanding principal balance as of the Cut-off Date of $45,000,000), and non-controlling note A-5 (with an outstanding principal balance as of the Cut-off Date of $15,000,000).

The USAA Office Portfolio Whole Loan had an initial term of 121 months and has a remaining term of 116 months as of the Cut-off Date and requires interest-only payments during its term. The scheduled maturity date of the USAA Office Portfolio Whole Loan is August 6, 2029. The USAA Office Portfolio Whole Loan may be voluntarily prepaid in whole (but not in part) beginning on July 6, 2020. Any voluntary prepayments prior to the payment date in May 2029, require a yield maintenance premium, which may be no less than 1% of the amount prepaid.

The table below summarizes the promissory notes that comprise the USAA Office Portfolio Whole Loan. The relationship between the holders of the USAA Office Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$62,400,000	$62,400,000	CGCMT 2019-GC41	Yes
A-2	45,000,000	45,000,000	GSMS 2019-GC42	No
A-3	30,000,000	30,000,000	CGCMT 2019-GC43	No
A-4	45,000,000	45,000,000	CGCMT 2019-GC43	No
A-5	15,000,000	15,000,000	GSMS 2019-GSA1	No
A-6	30,000,000	30,000,000	COMM 2019-GC44	No
A-7	10,000,000	10,000,000	COMM 2019-GC44	No
A-8	5,000,000	5,000,000	COMM 2019-GC44	No
Whole Loan	$242,400,000	$242,400,000

The USAA Office Portfolio Whole Loan was originated by Goldman Sachs Bank USA (“GS Bank”) on July 2, 2019. The USAA Office Portfolio Whole Loan has an interest rate of 3.37000% per annum. The borrowers utilized the proceeds of the USAA Office Portfolio Whole Loan to acquire the USAA Office Portfolio Properties and pay closing costs.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$242,400,000	64.6%	Purchase Price	$375,000,000	99.9%
Principal’s New Cash Contribution	132,983,640	35.4	Closing Costs	383,640	0.1
Total Sources	$375,383,640	100.0%	Total Uses	$375,383,640	100.0%

The Borrower / Borrower Sponsor.  The borrowers for the USAA Office Portfolio Whole Loan are JDM Legacy TX, LLC and JDM Crosstown FL, LLC, each a Delaware limited liability company. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the USAA Office Portfolio Whole Loan. The non-recourse carveout guarantor and borrower sponsor under the USAA Office Portfolio Whole Loan is JDM Real Estate Funds, LLC, a Delaware limited liability company (“JDM REF”).

JDM REF is a real estate investment fund manager that primarily acquires and holds properties leased to credit tenants through triple-net leases throughout the United States. JDM REF focuses on real estate that is operated by a single tenant, and its diversified portfolio of triple-net leased assets includes corporate offices, data centers, and an industrial facility. JDM REF was founded and is controlled by Jerry Colangelo, David Eaton and Mel Shultz, who have led the business together for over 35 years and who collectively possess over 125 years of real estate, sports and entertainment, development and operational experience. As of December 31, 2018, JDM REF manages a portfolio of 24 individual triple-net leased commercial office, data center and industrial properties located in 17 states comprising approximately 8.5 million rentable square feet of operational space.

The Properties.   The USAA Office Portfolio Properties are comprised of five office buildings under four leases that are each 100.0% leased to United Services Automobile Association (“USAA”), a financial services and insurance company, on a long term triple-net lease with 3% annual escalations. The credit rating for USAA is AA and Aa1 by S&P and Moody’s, respectively. The two buildings comprising Legacy Corporate Centre I & II are on the same lease, while each of the three other USAA Office Portfolio Properties is comprised of one building subject to its own individual lease. There are no termination or contraction options except in the case of a major casualty, and the USAA Office Portfolio Properties have a weighted average remaining lease term of approximately 12.0 years as of the Cut-off Date.

 A-3-49

Various	Collateral Asset Summary – Loan No. 6 USAA Office Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 63.8% 2.84x 9.8%

Legacy Corporate Centre I & II and Legacy Corporate Centre III are located in the Upper Tollway/West Plano submarket of Plano, Texas. Legacy Corporate Centre I & II were constructed in 1999 and Legacy Corporate Centre III was constructed in 2019. These host one of USAA’s software and technology innovation centers.

Crosstown Center I and Crosstown Center II are located along the I-75 office corridor in Tampa, Florida. Crosstown Center I was built in 2015 and Crosstown Center II was built in 2018. Tampa serves as a strategic command center for USAA’s customer services operations.

Tenant Summary(1)

Tenant / Building	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
USAA / Crosstown Center I	NR / Aa1 / AA	260,869	29.6%	$23.20	29.1%	8/31/2030
USAA / Legacy Corporate Centre I & II	NR / Aa1 / AA	238,926	27.1	$25.08	28.8	12/31/2029
USAA / Crosstown Center II	NR / Aa1 / AA	236,550	26.8	$22.66	25.8	12/31/2033
USAA / Legacy Corporate Centre III	NR / Aa1 / AA	145,145	16.5	$23.49	16.4	10/31/2033
Total / Wtd. Avg. Occupied		881,490	100.0%	$23.61	100.0%
Vacant		0	0.0
Total		881,490	100.0%

(1)	Based on the underwritten rent roll dated as of November 6, 2019.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2020	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2021	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2022	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2023	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2024	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2025	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2026	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2027	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2028	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2029	1	238,926	27.1	238,926	27.1%	$25.08	28.8	28.8%
2030 & Thereafter	3	642,564	72.9	881,490	100.0%	$23.07	71.2	100.0%
Vacant	NAP	0	0.0	881,490	100.0%	NAP	NAP
Total / Wtd. Avg.	4	881,490	100.0%			$23.61	100.0%
(1)	Calculated based on approximate square footage occupied by the sole tenant.
(2)	Based on the underwritten rent roll dated November 6, 2019.

Sole Tenant. USAA is a San Antonio, Texas-based Fortune 500 diversified financial services group of companies including a Texas Department of Insurance regulated reciprocal inter-insurance exchange and subsidiaries offering banking, investing, and insurance to people and families who serve, or served, in the United States military. USAA is an interinsurance exchange, the establishment of which is provided for under the Texas Insurance Code. This insurance exchange is made up of current and former military officers and NCOs who have taken out P&C policies with USAA; which simultaneously are insured by each other and, as a group, own USAA’s assets. USAA has two additional, five-year renewal options.

Environmental Matters.  According to the Phase I environmental reports dated June 21, 2019 and provided in connection with the origination of the USAA Office Portfolio Whole Loan, there are no recognized environmental conditions or recommendations for further action at the USAA Office Portfolio Properties.

The Market. The USAA Office Portfolio Properties total 881,490 sq. ft. of Class A office space and are located in Plano, Texas (43.6% of total sq. ft.) and Tampa, Florida (56.4% of total sq. ft.). Plano and Tampa have highly diversified economies posting corporate employment growth. Plano is located 20 miles north of downtown Dallas and is a hub for major corporate employers, such as PepsiCo, Pizza Hut, Toyota, J.P. Morgan, Fannie Mae, FedEx and Liberty Mutual. East Tampa’s accessibility and affordability have attracted global and

 A-3-50

Various	Collateral Asset Summary – Loan No. 6 USAA Office Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 63.8% 2.84x 9.8%

national companies including Johnson & Johnson, J.P. Morgan, Citicorp, Progressive Insurance, Spectrum/Bright House, Verizon, and Advent Health.

The leases on the USAA Office Portfolio Properties are structured as triple-net leases, with the tenant responsible for all associated operating expenses.

Since 2015, Plano’s population has grown by an estimated 3.3% to 282,700 in 2018. According to residential development projections by the city’s planning department, the population is projected to grow to 292,900 by 2028 and to 300,000 by 2038. According to the U.S. Census Bureau, the median household income of Plano is $85,085 as of January 2019. The unemployment rate in Plano for fiscal year 2018 remained at 3.2%.

The Crosstown Center properties are located in the East Tampa submarket and approximately 8.5 miles east of downtown Tampa, Florida. The City of Tampa serves a population of approximately 385,430. Tampa is home to several company headquarters including Publix Supermarkets, Raymond James Financial, Jabil, TECO Energy, Sykes Enterprises, ALDI, HCA West Florida and Tech Data.

Comparable Office Leases(1)
Property Name / Location	Year Built	Stories	Tenant Name	Tenant Leased Space	Lease Date	Lease Term (years)	Base Rent PSF
Legacy Corporate Centre I, II & III Plano, TX	1999, 2019	3, 4	USAA(2)	238,926 / 145,145(2)	Various(3)	Various(3)	$25.08 / $23.49(2)
Granite Park VII Plano, TX	2017	10	Fannie Mae	300,000	Dec-17	15.0	$26.25
Liberty Mutual Plano, TX	2017	11	Liberty Mutual	955,900	Oct-17	20.0	$25.01
Platinum Park Plano, TX	2016	5	Hewlett-Packard	106,325	Jan-19	11.0	$23.37
The Campus at Legacy West Plano, TX	1992	3	NTT Data	232,744	Apr-18	12.0	$29.00
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated November 6, 2019. USAA leases 238,926 sq. ft. in Legacy Corporate Centre I & II and 145,145 sq. ft. in Legacy Corporate Centre III.
(3)	The lease for Legacy Corporate Centre I & II has a 15 year term that ends on December 31, 2029. The lease for Legacy Corporate Centre III has a 15 year term that ends on October 31, 2033.

Comparable Office Leases(1)
Property Name / Location	Year Built	Stories	Tenant Name	Tenant Leased Space	Lease Date	Lease Term (years)	Base Rent PSF
Crosstown Center I and II Tampa, FL	2015, 2018	4, 5	USAA(2)	260,869 / 236,550(2)	Various(3)	Various(3)	$23.20 / $22.66(2)
Belcan Engineering West Palm Beach, FL	2000	3	Belcan Corporation	65,770	Jan-18	12.0	$19.11
Laser Spine Institute at Avion Park Tampa, FL	2016	6	Asking Rent	176,089	Jun-19	5.0	$32.00
Highwoods Preserve V Tampa, FL	2000	6	Asking Rent	110,739	Apr-20	5.0	$19.00
Plantation Walk Plantation, FL	1978	7	Aetna	85,000	Mar-19	10.0	$20.50
Miramar II Miramar, FL	2001	3	Royal Caribbean	128,540	May-16	5.0	$22.88
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated November 6, 2019. USAA leases 260,869 sq. ft. in Crosstown Center I and 236,550 sq. ft. in Crosstown Center II.
(3)	The lease for Crosstown Center I is a 15 year term that ends on August 31, 2030. The lease for Crosstown Center II is a 15 year term that ends on December 31, 2033.

 A-3-51

Various	Collateral Asset Summary – Loan No. 6 USAA Office Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 63.8% 2.84x 9.8%

Cash Flow Analysis.

Cash Flow Analysis(1)(2)
	U/W(3)	U/W PSF
Base Rent	$20,814,104	$23.61
Contractual Rent Steps	5,075,757	5.76
Total Reimbursement Revenue	6,939,575	7.87
Gross Revenue	$32,829,436	$37.24
Vacancy Loss	(1,285,912)	(1.46)
Effective Gross Revenue	$31,543,524	$35.78
Total Operating Expenses	7,885,881	8.95
Net Operating Income	$23,657,643	$26.84
TI/LC	0	0.00
Replacement Reserves	176,298	0.20
Net Cash Flow	$23,481,345	$26.64
(1)

Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Historical cash flows are not available as the USAA Office Portfolio Properties were acquired at origination.
(3)	U/W cash flows are based on contractual rents as of November 6, 2019 and contractual rent steps through August 31, 2020.

Property Management.  The USAA Office Portfolio Properties are self-managed by the sole tenant.

Lockbox / Cash Management. The USAA Office Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to direct each tenant at each USAA Office Portfolio Property to deposit rents directly into a lender-controlled lockbox account. In addition, the borrowers are required to cause all cash revenues relating to the USAA Office Portfolio Properties and all other money received by the borrowers or the property manager with respect to the USAA Office Portfolio Properties (other than tenant security deposits) to be deposited into a lender-controlled lockbox account or, during a continuing USAA Office Portfolio Trigger Period or an event of default, a lender-controlled cash management account within one business day of receipt. On each business day during the continuance of a USAA Office Portfolio Trigger Period (as defined below) or an event of default, all amounts in the lockbox account are required to be remitted to the cash management account. On each business day that no USAA Office Portfolio Trigger Period or event of default is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account.

On each payment date during the continuance of a USAA Office Portfolio Trigger Period or, at the lender’s discretion, during an event of default under the USAA Office Portfolio Whole Loan, all funds on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be reserved as additional collateral for the USAA Office Portfolio Whole Loan, unless such USAA Office Portfolio Trigger Period is solely caused by a USAA Office Portfolio Lease Sweep Period, in which case the amount required to be reserved as additional collateral is equal to the amount necessary to cause the sum of the amounts in the excess cash reserve account, the tenant improvements and leasing commissions reserve account and the capital expenditure reserve account to equal the USAA Office Portfolio Lease Sweep Cap Amount (as defined below).

Initial and Ongoing Reserves.     At loan origination, the borrower was not required to make any upfront deposits. On each payment date during the continuance of a USAA Office Portfolio Trigger Period, the borrowers will be required to fund (i) a tax and insurance reserve in an amount equal to 1/12 of the property taxes and insurance premiums that will be payable during the next 12 months, (ii) a tenant improvements and leasing commissions reserve in an amount equal to $73,458 and (iii) a capital expenditure reserve in an amount equal to $14,692.

A “USAA Office Portfolio Trigger Period” means any period during which (i) for any reason other than the continuance of a USAA Office Portfolio Lease Sweep Period (as defined below), net operating income (as calculated under the loan documents) falls below $17,177,566 as of the end of any fiscal quarter, until net operating income (as calculated under the loan documents) exceeds $17,177,566 as of the end of two consecutive fiscal quarters thereafter, (ii) a USAA Office Portfolio Lease Sweep Period is continuing or (iii) an event of default is continuing under any mezzanine loan originated in connection with a request by the lender to restructure the USAA Office Portfolio Whole Loan.

A “USAA Office Portfolio Lease Sweep Period” means any period commencing on the date USAA (i) surrenders, cancels, terminates, or materially modifies any of its leases with the borrowers and ending upon a Replacement Lease Cure (as defined below); (ii) is required to, but has not, exercised any extension option and ending upon the last day for the exercise of such option has lapsed, or the date that is 12 months prior to expiration of such lease (absent a renewal or extension of such lease) and ending upon either (x) USAA renewing or extending the term of the applicable lease for a term of no less than 10 years on arm’s-length prevailing market terms (or on the terms that would have otherwise applied to an extension or renewal if it had been timely renewed or extended) or (y) a Replacement Lease Cure; (iii) defaults in the payment of rent (after any applicable notice and cure periods) under any USAA lease and ending upon either (x)

 A-3-52

Various	Collateral Asset Summary – Loan No. 6 USAA Office Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 63.8% 2.84x 9.8%

the cure of such default or (y) a Replacement Lease Cure; (iv) files or is the subject of, or its lease guarantor, if any, files or is the subject of, any bankruptcy or similar insolvency proceeding or has its assets made subject to the jurisdiction of a bankruptcy court and ending upon either (x) the assumption by USAA of the applicable USAA lease, or (y) a Replacement Lease Cure; or (v) notifies the borrowers in writing of its election to terminate any of its leases within the next 12 months in accordance with its terms as a result of the occurrence of a casualty or condemnation and ending upon a Replacement Lease Cure. In addition, a USAA Office Portfolio Lease Sweep Period will be deemed to have ended upon (x) the subaccount of the cash management account known as the excess cash flow reserve account containing funds in the amount of the USAA Office Portfolio Lease Sweep Cap Amount (giving credit for amounts (if any) in the tenant improvements and leasing commissions reserve and the capital expenditure reserve) or (y) the borrowers’ delivery of additional collateral to the lender in the form of cash or a letter of credit reasonably acceptable to the lender in an amount equal to the USAA Office Portfolio Lease Sweep Cap Amount.

A “Replacement Lease Cure” means the borrowers entering into one or more qualified replacement leases for at least 90% of the space demised under the applicable lease or with aggregate net effective rent under such replacement lease(s) of no less than 90% of the net effective rent under the replaced lease.

A “USAA Office Portfolio Lease Sweep Cap Amount” means, with respect to any USAA Office Portfolio Trigger Period caused solely by a USAA Office Portfolio Lease Sweep Period, an amount equal to the product of (x) $30, and (y) the rentable square footage under the applicable lease(s) to USAA and to the extent causing the applicable USAA Office Portfolio Lease Sweep Period.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release.  Provided no event of default under the USAA Office Portfolio Whole Loan is continuing, the borrowers have a one-time right at any time from and after July 6, 2020 to obtain the release of a single USAA Office Portfolio Property subject to the satisfaction of certain conditions, including, among others: (i) prepayment (together with any applicable yield maintenance premium) in an amount equal to the greater of (x) 110% of the allocated loan amount for the applicable USAA Office Portfolio Property or (y) the portion of the net proceeds received by the borrowers in connection with the sale of such USAA Office Portfolio Property that when applied to the repayment of the USAA Office Portfolio Whole Loan would result in a loan-to-value ratio of not greater than 60% (based on a newly acquired appraisal of the applicable USAA Office Portfolio Properties), (ii) after giving effect to such release, the debt yield (as calculated under the loan documents) for the 12-month period ending on the last day of the most recent fiscal quarter, is no less than the greater of (x) 8.3% and (y) the debt yield (as calculated under the loan documents) immediately prior to such release, and (iii) if requested by lender, delivery of a REMIC opinion.

 A-3-53

Various	Collateral Asset Summary – Loan No. 7 PCI Pharma Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 65.4% 2.61x 9.5%

 A-3-54

Various	Collateral Asset Summary – Loan No. 7 PCI Pharma Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 65.4% 2.61x 9.5%

 A-3-55

Various	Collateral Asset Summary – Loan No. 7 PCI Pharma Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 65.4% 2.61x 9.5%

Mortgage Loan Information
Loan Seller:	GSMC
Loan Purpose:	Acquisition
Borrower Sponsors(1):	New Mountain Net Lease Corporation; New Mountain Net Lease Partners Corporation
Borrower:	NM PCI, L.P.
Original Balance(2):	$40,000,000
Cut-off Date Balance(2):	$40,000,000
% by Initial UPB:	3.9%
Interest Rate:	3.37900%
Payment Date:	6th of each month
First Payment Date:	December 6, 2019
Maturity Date:	November 6, 2029
Amortization:	Interest Only
Additional Debt(2):	$68,500,000 Pari Passu Debt
Call Protection(3):	L(23), YM1(2), DorYM1(91), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(4)
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	Springing	$311,923
TI/LC:	$0	Springing	$2,034,282

Property Information
Single Asset / Portfolio:	Portfolio of five properties
Property Type:	Various
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	Various / Various
Total Sq. Ft.:	1,356,188
Property Management:	Self-Managed
Underwritten NOI:	$10,283,599
Underwritten NCF:	$9,693,657
Appraised Value:	$165,940,000
Appraisal Date:	Various

Historical NOI(5)
Most Recent NOI:	NAV
2018 NOI:	NAV
2017 NOI:	NAV
2016 NOI:	NAV

Historical Occupancy(5)
Most Recent Occupancy:	100.0% (November 1, 2019)
2018 Occupancy:	NAV
2017 Occupancy:	NAV
2016 Occupancy:	NAV

Financial Information(1)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$40,000,000
Pari Passu Notes	68,500,000
Whole Loan	$108,500,000	$80 / $80	65.4% / 65.4%	2.77x / 2.61x	9.5% / 8.9%	9.5% / 8.9%

(1)	The borrower is affiliated with the borrower of the mortgage loan identified on Annex A-1 to the Prospectus as Young Innovations Portfolio, which has a Cut-off Date Balance of $11,110,290.

(2)	The PCI Pharma Portfolio Whole Loan (as defined below) is being provided as part of NMNL’s $132.33 million sale leaseback with PCI Pharma Services (“PCI”). The Cut-off Date Balance of $40.0 million represents the controlling note A-1 of the $108.5 million PCI Pharma Portfolio Whole Loan evidenced by seven pari passu notes. See “—The Loan” below.

(3)	Yield Maintenance of the full $108.5 million PCI Pharma Portfolio Whole Loan is permitted at any time after the prepayment lockout period, which is the date that is 24 months from the origination date of the PCI Pharma Portfolio Whole Loan. In addition, defeasance of the full $108.5 million PCI Pharma Portfolio Whole Loan is permitted at any time after the defeasance lockout period, which date is the earlier to occur of (a) October 31, 2022 and (b) the second anniversary of the closing date of the securitization into which the last PCI Pharma Portfolio note is securitized, with direct, non-callable obligations of the United States of America. See also “Partial Release” herein for a description of partial prepayments (with yield maintenance) and partial defeasance, in each case, in connection with a release of one or more individual PCI Pharma Portfolio Properties.

(4)	See “Initial and Ongoing Reserves” herein.

(5)	Historical cash flows and occupancy are not available as the PCI Pharma Portfolio Properties were acquired at origination.

 A-3-56

Various	Collateral Asset Summary – Loan No. 7 PCI Pharma Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 65.4% 2.61x 9.5%

The Loan.   The PCI Pharma Portfolio mortgage loan (the “PCI Pharma Portfolio Loan”) is part of a fixed rate loan secured by first mortgages encumbering the borrower’s fee simple interest in three industrial and two office properties located in Illinois, Pennsylvania and California (the “PCI Pharma Portfolio Properties”). The PCI Pharma Portfolio Loan is evidenced by the controlling Note A-1 with an original principal balance and outstanding principal balance as of the Cut-off Date of $40.0 million. The PCI Pharma Portfolio Loan is part of a $108.5 million whole loan that is evidenced by seven pari passu promissory notes (the “PCI Pharma Portfolio Whole Loan”). Only the PCI Pharma Portfolio Loan will be included in the mortgage pool for the COMM 2019-GC44 Mortgage Trust.

The relationship between the holders of the PCI Pharma Portfolio Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$40,000,000	$40,000,000	COMM 2019-GC44	Yes
Note A-2, A-3, A-4, A-5, A-6, A-7	68,500,000	68,500,000	GS Bank(1)	No
Whole Loan	$108,500,000	$108,500,000
(1)	Currently held by GS Bank and expected to be contributed to one or more future securitization transactions.

The PCI Pharma Portfolio Whole Loan has a ten-year interest-only term and accrues interest at a fixed rate of 3.37900% per annum. The PCI Pharma Portfolio Whole Loan proceeds were used to purchase the PCI Pharma Portfolio Properties for approximately $164.4 million and pay closing costs. The most recent prior financing of the PCI Pharma Portfolio Properties was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$108,500,000	65.9%	Purchase Price	$164,395,051	99.8%
Borrower Sponsor Equity	56,150,656	34.1	Closing Costs	255,605	0.2
Total Sources	$164,650,656	100.0%	Total Uses	$164,650,656	100.0%

The Borrower / Borrower Sponsor. The borrower is NM PCI, L.P., a Delaware limited partnership and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the PCI Pharma Portfolio Whole Loan.

The borrower sponsors and non-recourse carveout guarantors are, jointly and severally, New Mountain Net Lease Corporation and New Mountain Net Lease Partners Corporation, each a Maryland corporation. New Mountain Net Lease Partners Corporation operates under the direction of Teddy Kaplan and generally invests in single tenant industrial, office, and specialized assets, such as cold storage and food manufacturing.

The Properties. The PCI Pharma Portfolio Properties include five of PCI’s primary North American pharmaceutical packaging facilities. The PCI Pharma Portfolio Properties were sold to the borrower as part of a master-leased, 20-year, absolute-net, sale-leaseback transaction with a total contract rental rate of $10,629,000, including 2.00% annual rent increases. PCI’s facilities are customized with significant investment by the tenant and contain over 165 primary and secondary packaging rooms, each with their own dedicated HVAC service, secure DEA vaults to store Schedule II drugs, and highly automated storage and retrieval systems. All of the facilities are Good Manufacturing Practices (“GMP”) certified and are routinely inspected by the FDA, DEA and key customers. Each packaging line must be validated in order to handle a specific drug, a process that takes on average 12 months and can take up to three years to complete. PCI has invested over $91 million into the facilities since 2017 and the facilities contain over $200 million of equipment.

The 3001 Red Lion Road property is a R&D/Flex facility and is located in Philadelphia, Pennsylvania situated on a 16.7-acre site. It comprises 447,000 sq. ft. and features 18 foot to 55 foot clearances, 10 dock height loading doors, and one drive-in door. The improvements were completed in 1954, and were expanded and renovated through 2002. The improvements feature reinforced concrete foundation with masonry and steel structural frame and concrete precast and metal panel exterior walls. Roofing consists of flat metal roof with rubber membrane.

The 1635 & 1639 New Milford School Road property is a 78,420 sq. ft. single-story concrete constructed warehouse facility, situated on an approximately 16.88-acre site located in Rockford, Illinois. The improvements were constructed in 1996 and renovated in 2001. The building contains 19 foot to 20 foot ceiling clearances, six dock doors, and one drive-in door. The office portion has a two-story configuration, of which the second story is being used mainly as storage space. The improvements feature reinforced concrete foundation with masonry and steel structural frame and steel and concrete structural frame.

The 6146 Nancy Ridge Drive property is a 24,785 sq. ft. two-story existing lab / research and development building situated on an approximately 1.28-acre site located in San Diego, California. The 6146 Nancy Ridge Drive property is located along Nancy Ridge Drive, a mile west of the 805 freeway, and is part of a business park in the Sorrento Valley area of San Diego. The improvements were constructed in 1987 and most recently renovated in 2017 and feature reinforced concrete foundation and structural frame.

 A-3-57

Various	Collateral Asset Summary – Loan No. 7 PCI Pharma Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 65.4% 2.61x 9.5%

The 6166 Nancy Ridge Drive property is a 37,583 sq. ft. existing lab / research and development building situated on a 262,857 sq. ft. site located in San Diego, California. The two-story asset was built in 1996 and renovated in 2016. This property is located along Nancy Ridge Drive, a mile west of the 805 freeway, and is part of a business park in the Sorrento Valley area of San Diego. The improvements feature reinforced concrete foundation and structural frame.

The 4536 & 4545 Assembly Drive property is a 768,400 sq. ft., two-building, steel and concrete constructed warehouse distribution facility, located in Rockford, Illinois. The improvements were constructed in 1989, with additions or renovations occurring in 2003, 2005, 2012 and 2018. The property contains a total of 17% office area, 20-32 foot ceiling clearance, 30 dock doors and eight drive-in doors. The office areas have a two-story configuration and there is a skyway bridge that connects the two buildings.

Tenant Summary(1)

Building	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
4536 & 4545 Assembly Drive	NR/NR/NR	768,400	56.7%	$4.54	32.2%	10/31/2039
3001 Red Lion Road	NR/NR/NR	447,000	33.0	$10.81	44.6	10/31/2039
1635 & 1639 New Milford School Road	NR/NR/NR	78,420	5.8	$4.03	2.9	10/31/2039
6166 Nancy Ridge Drive	NR/NR/NR	37,583	2.8	$35.40	12.3	10/31/2039
6146 Nancy Ridge Drive	NR/NR/NR	24,785	1.8	$35.40	8.1	10/31/2039
Total / Wtd. Avg. Occupied		1,356,188	100.0%	$7.99	100.0%
Vacant		0	0.0
Total		1,356,188	100.0%

(1)	Based on the underwritten rent roll dated as of November 1, 2019.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative %of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2020	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2021	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2022	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2023	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2024	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2025	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2026	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2027	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2028	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2029	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2030 & Thereafter	5	1,356,188	100.0	1,356,188	100.0%	$7.99	100.0	100.0%
Vacant	NAP	0	0.0	1,356,188	100.0%	NAP	NAP
Total / Wtd. Avg.	5	1,356,188	100.0%			$7.99	100.0%
(1)	Based on the underwritten rent roll dated November 1, 2019.

Sole Tenant. PCI was founded in 1971 as Packaging Coordinators, Inc. PCI is a global provider of outsourced pharmaceutical services offering commercial and clinical packaging, clinicals for age and distribution services, potent and non-potent drug manufacturing, and selected drug development services. PCI serves a wide array of end markets, including large branded and generic pharmaceutical, over the counter, biotechnology, medical device, dental, animal health, and consumer care across three primary business lines: commercial (packaging and serialization; 73% of revenue), clinical services (17% of revenue), and manufacturing and development services (10% of revenue).

PCI has a client base including Pfizer, Merck, and J&J among others. In addition to the company’s work with “Big Pharma”, PCI’s client base is well-diversified among mid- and small-sized specialty, generic and virtual pharmaceutical and biotech companies. In year-end June 2019, the PCI reported $610 million of revenue and $129 million of adjusted EBITDA.

 A-3-58

Various	Collateral Asset Summary – Loan No. 7 PCI Pharma Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 65.4% 2.61x 9.5%

Environmental Matters. The Phase I environmental reports dated June 6, 2019 and August 21, 2019 recommended no further action at the PCI Pharma Portfolio Properties other than the bulk sampling of all suspect asbestos containing materials, and subsequent removal of any materials that are determined to be asbestos-containing, prior to any renovation or demolition activities at the 6146 Nancy Ridge Drive property.

The Market. The 1635 & 1639 New Milford School Road property and 4536 & 4545 Assembly Drive property are located in Rockford, Illinois. Primary interstate/freeway access to the area is provided by Interstate 90/39, and US Route 20. Interstate 39/90 makes the neighborhood accessible to areas throughout Winnebago County, the Chicago metropolitan statistical area to the east and the Madison, Wisconsin metropolitan statistical area to the north. Chicago Rockford International Airport is located in a three-mile drive from the 1635 & 1639 New Milford School Road property. The PCI Pharma Portfolio Properties are located in the I-39 Corridor/Winnebago County Industrial Submarket of the Rockford metropolitan statistical area market. According to a market research report, as of the third quarter of 2019, the I-39 Corridor/Winnebago County Industrial Submarket had an inventory of 29,387,439 sq. ft. with a vacancy rate of 10.4% and the asking rental rate in the submarket is $3.88 PSF.

The 3001 Red Lion Road property is located in the Greater Northeast neighborhood of the city of Philadelphia. Primary access to the neighborhood is provided by Route 1, which runs in a northeast/southwest direction, connecting Baltimore, Maryland with urban nodes in northern New Jersey. According to a market research report, as of the second quarter of 2019, the total inventory within the City of Philadelphia submarket is over 85.6 million sq. ft. of with a vacancy rate of 5.6%. The average asking rental rate is $4.62 PSF, with 302,500 square foot of space under construction.

The 6146 & 6166 Nancy Ridge Drive properties are located along Nancy Ridge Drive, a mile west of the 805 freeway, and are part of a business park in the Sorrento Valley area of San Diego. Access to the 805 Freeway is provided by Carrol Canyon Road. The closest local rail facility is the Sorrento Valley Coaster Station, which is approximately 3.1 miles northwest from the properties. The properties are located to the northeast of University City High School in the North San Diego submarket of the San Diego market. According to a market research report, as of the third quarter of 2019, the Mira Mesa-Mesa Miramar submarket had an inventory of 4,896,162 sq. ft. with a vacancy rate of 7.9%. As of the third quarter of 2019, a total of 152,099 sq. ft. of space was completed in the submarket with the asking rental rate in the submarket is $22.25 PSF, an increase from $19.85 PSF.

Comparable Industrial Leases(1)
Property Name / Location	Year Built	Stories	Tenant Name	Tenant Leased Space	Lease Date	Lease Term (years)	Base Rent PSF
PCI Pharma Portfolio - 4536 & 4545 Assembly Drive Rockford, IL	1989	2	PCI(2)	768,400(2)	Oct-19(2)	20.0(2)	$4.54(2)
3915 Morreim Drive Belvidere, IL	2011	NAV	Syncreon	60,000	Jan-17	5.0	$5.00
3140 Colley Road Beloit, WI	2006	NAV	Staples	399,652	Oct-18	20.0	$3.25
825 Bluff Road Romeoville, IL	2005	NAV	Central American Group	500,160	Apr-18	6.3	$3.86
775 Logistics Drive Belvidere, IL	2017	NAV	Yanfeng Automotive	336,204	Apr-17	7.0	$5.10
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated November 1, 2019.

 A-3-59

Various	Collateral Asset Summary – Loan No. 7 PCI Pharma Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 65.4% 2.61x 9.5%

Comparable R&D Leases(1)
Property Name / Location	Year Built	Stories	Tenant Name	Tenant Leased Space	Lease Date	Lease Term (years)	Base Rent PSF
PCI Pharma Portfolio - 3001 Red Lion Road Philadelphia, PA	1954	1 and part 2	PCI(2)	447,000(2)	Oct-19(2)	20.0(2)	$10.81(2)
3500 Horizon Drive King of Prussia, PA	1996	1	Jefferson Health System	65,579	Nov-19	15.0	$21.00
1547 North Trooper Road Norristown, PA	2000	1	TechniTool	120,000	Jan-19	2.5	$7.35
2401 Green Lane Levittown, PA	2019	1	Urban Outfitters	308,959	May-19	15.0	$5.95
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated November 1, 2019.

Comparable Industrial Leases(1)
Property Name / Location	Year Built	Stories	Tenant Name	Tenant Leased Space	Lease Date	Lease Term (years)	Base Rent PSF
PCI Pharma Portfolio - 1635 & 1639 New Milford School Road Rockford, IL	1996	1	PCI(2)	78,420(2)	Oct-19(2)	20.0(2)	$4.03(2)
3915 Morreim Drive Belvidere, IL	2011	1	Syncreon	60,000	Jan-17	5.0	$5.00
4732 Prairie Hill Road South Beloit, IL	1993	1	OOR	32,000-68,000	Sep-18	3.0	$3.85
3575 Morreim Drive Belvidere, IL	2000	1	Corrugated Metals	100,358	Apr-17	3.2	$4.40
729 Logistics Drive Belvidere, IL	2005	1	XPO Logistics	50,000	Oct-16	5.1	$5.24
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated November 1, 2019.

Comparable R&D Leases(1)
Property Name / Location	Year Built	Stories	Tenant Name	Tenant Leased Space	Lease Date	Lease Term (years)	Base Rent PSF
PCI Pharma Portfolio - 6146 & 6166 Nancy Ridge Drive San Diego, CA	Various(3)	2	PCI(2)	Various(3)	Oct-19(2)	20.0(2)	$35.40(2)
10770 Wateridge Circle San Diego, CA	1990	2	Emergent	43,000	Nov-20	7.6	$45.36
5451 Oberlin Drive San Diego, CA	1982	0	CUE	20,900	Oct-19	10.6	$43.20
6965 Lusk Boulevard San Diego, CA	1990	2	Omniome	74,558	Apr-20	7.5	$42.00
15050 Avenue of Science San Diego, CA	1985	2	Broadridge Financial	21,909	Feb-19	2.0	$31.80
Enclave Sorrento - Building A San Diego, CA	1986	4	Samsung	46,101	Dec-18	6.5	$36.00
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated November 1, 2019.
(3)	Built in 1987, PCI leases 24,785 SF at 6146 Nancy Ridge Drive. Built in 1996, PCI leases 37,583 at 6166 Nancy Ridge Drive.

 A-3-60

Various	Collateral Asset Summary – Loan No. 7 PCI Pharma Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 65.4% 2.61x 9.5%

Cash Flow Analysis.

Cash Flow Analysis(1)(2)(3)
	In Place	U/W	U/W PSF
Base Rent	$10,841,580	$10,841,580	$7.99
Total Reimbursement Revenue	0	318,049	0.23
Gross Revenue	$10,841,580	$11,159,629	$8.23
Vacancy Loss	0	(557,981)	(0.41)
Effective Gross Revenue	$10,841,580	$10,601,648	$7.82
Total Operating Expenses	0	318,049	0.23
Net Operating Income	$10,841,580	$10,283,599	$7.58
TI/LC	0	386,514	0.29
Replacement Reserves	203,428	203,428	0.15
Net Cash Flow	$10,638,152	$9,693,657	$7.15
(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	In place rents per the sale lease back executed at closing, with contractual rent steps through November 30, 2020 of $212,580.

(3)	Historical cash flows and occupancy are not available as the PCI Pharma Portfolio Properties were acquired at origination and previously owner occupied.

Property Management.   The PCI Pharma Portfolio Properties are currently managed by Packaging Coordinators, Inc. (the “PCI Master Tenant”).

Lockbox / Cash Management.   The PCI Pharma Portfolio Whole Loan documents require a hard lockbox and springing cash management. The borrower was required to deliver a tenant direction letter to the PCI Master Tenant directing the PCI Master Tenant to remit its rent check directly to the lender-controlled lockbox. The borrower is also required to deliver a tenant direction letter to each future tenant. So long as no PCI Cash Sweep Event then exists, all funds deposited into the lockbox account are required to be transferred on each business day to the operating account. Upon the occurrence and during the continuance of a PCI Cash Sweep Event, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed for payment of taxes, insurance premiums, operating expenses, debt service, reserves, and other amounts payable in accordance with the PCI Pharma Portfolio Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the PCI Pharma Portfolio Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the PCI Pharma Portfolio Whole Loan.  Upon the occurrence and during the continuance of an event of default under the PCI Pharma Portfolio Whole Loan documents or any bankruptcy action of the borrower, the lender may apply funds to the debt in such priority as it may determine.

A  “PCI Cash Sweep Event” means each period that commences when (a) the PCI Master Tenant files for bankruptcy and concludes when (x) the PCI Master Tenant assumes the master lease in connection with such bankruptcy or (y) the borrower has relet the applicable PCI Pharma Portfolio Properties pursuant to a replacement lease reasonably approved by the lender and resulting in a debt yield of at least 8.25%; (b) 30% or more of the aggregate square footage of the PCI Pharma Portfolio Properties has gone dark (a “Go-Dark Event”) and concludes when (x) (1) a Go-Dark Event is no longer continuing and (2) the PCI Master Tenant has provided an estoppel certificate confirming its intent to occupy such PCI Pharma Portfolio Properties in accordance with the master lease, (y) the borrower has relet the applicable PCI Pharma Portfolio Properties pursuant to a replacement lease reasonably approved by the lender and resulting in a debt yield of at least 8.25% or (z) provided that such Go-Dark Event affects less than 40% of the aggregate square footage of the PCI Pharma Portfolio Properties, the balance of the excess cash flow reserve is equal to at least two years of base rent under the master lease; (c) the debt yield, as of the last day of any two consecutive fiscal quarters, is less than 8.25% and concludes when the debt yield, as of the last day of any two consecutive fiscal quarters, is equal to or greater than 8.25%; (d) the corporate family rating (or equivalent) or corporate credit rating (or equivalent) of the highest rated parent entity of the PCI Master Tenant (meaning the overall rating of such entity and not just a portion of its public debt) is downgraded to a rating of “CCC” or below by S&P or “Caa2” or below by Moody’s and concludes when (x) the corporate family rating (or equivalent) or corporate credit rating (or equivalent) of the highest rated parent entity of the PCI Master Tenant (meaning the overall rating of such entity and not just a portion of its public debt) being at least “B-”or above by S&P or “B3” or above by Moody’s or (y) the amount contained on the master lease reserve account is equal to at least two years of base rent under the master lease and/or (e) the borrower fails to deliver required monthly, quarterly or annual financial reports and concludes when such reports are delivered and indicate that no other PCI Cash Sweep Event is ongoing.

Initial and Ongoing Reserves.  At loan origination, the borrower was not required to make any upfront deposits.

Real Estate Taxes and Insurance Reserves –  On each due date, the borrower is required to make monthly deposits of: (i) a tax reserve in an amount equal to 1/12 of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period (such reserve has been conditionally waived so long as no event of default under the related loan documents has occurred and is continuing, the PCI Master Tenant is required to pay such taxes, and the borrower has provided satisfactory evidence that taxes have

 A-3-61

Various	Collateral Asset Summary – Loan No. 7 PCI Pharma Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 65.4% 2.61x 9.5%

been paid in accordance with the requirements of the PCI Pharma Portfolio Whole Loan documents) and (ii) an insurance reserve in an amount equal to 1/12 of the amount that the lender estimates will be necessary to cover premiums over the then succeeding 12-month period (such reserve has been conditionally waived so long as no event of default under the related loan documents has occurred and is continuing, the PCI Master Tenant is required to pay such insurance premiums, and the borrower has provided satisfactory evidence that insurance premiums have been paid in accordance with the requirements of the PCI Pharma Portfolio Whole Loan documents).

TI/LC Reserve – On each due date during a PCI Cash Sweep Event, the borrower is required to make monthly deposits of approximately $113,016 into the TI/LC reserve, capped at $1.50 PSF.

Replacement Reserve – On each due date during a PCI Cash Sweep Event, the borrower is required to make monthly deposits of approximately $16,952 into the replacement reserve, capped at $0.23 PSF.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. The PCI Pharma Portfolio Whole Loan documents provide that the borrower may release up to three of the PCI Pharma Portfolio Properties from the lien of the PCI Pharma Portfolio Whole Loan documents following (x) a casualty or condemnation of a PCI Pharma Portfolio Property that results in the PCI Master Tenant terminating its master lease with respect to such property (y) the occurrence of an event of default with respect to a PCI Pharma Portfolio Property (a “Permitted Release Default Event”), subject to the satisfaction of certain terms and conditions including, without limitation (i) the borrower prepays or defeases a portion of the PCI Pharma Portfolio Whole Loan equal to 115% of the allocated loan amount for such property (or 120% with respect to a release due to a Permitted Release Default Event), plus the payment of a yield maintenance premium (if applicable) (ii) no event of default is continuing, or in the case of a release due to a Permitted Release Default Event, (w) the release would cure such event of default, (x) such event of default is not the result of the borrower’s gross negligence or willful misconduct, (y) no other event of default is continuing, and (z) the release will be completed prior to the expiration of the cure period for such event of default (which may be extended if the borrower is diligently pursuing such cure), and (iii) the borrower has delivered a REMIC opinion.

 A-3-62

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 A-3-63

2100 North Elston Avenue Chicago, IL 60614	Collateral Asset Summary – Loan No. 8 Elston Retail Collection	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,918,185 66.5% 1.44x 8.9%

 A-3-64

2100 North Elston Avenue Chicago, IL 60614	Collateral Asset Summary – Loan No. 8 Elston Retail Collection	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,918,185 66.5% 1.44x 8.9%

 A-3-65

2100 North Elston Avenue Chicago, IL 60614	Collateral Asset Summary – Loan No. 8 Elston Retail Collection	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,918,185 66.5% 1.44x 8.9%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Refinance
Borrower Sponsors:	Warren H. Baker; Marc A. Kahan
Borrower:	Elston Development I LLC
Original Balance(1):	$40,000,000
Cut-off Date Balance(1):	$39,918,185
% by Initial UPB:	3.9%
Interest Rate:	3.65000%
Payment Date:	6th of each month
First Payment Date:	December 6, 2019
Maturity Date:	November 6, 2029
Amortization:	300 months
Additional Debt(1):	$29,938,639 Pari Passu Debt
Call Protection(2):	L(25),D(92),O(3)
Lockbox / Cash Management:	Springing Hard / Springing

Reserves(3)
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	$2,234	NAP
TI/LC:	$0	$5,065	NAP
Required Repairs:	$78,950	NAP	NAP

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Chicago, IL
Year Built / Renovated:	2004 / NAP
Total Sq. Ft.:	178,704
Property Management:	Baker Development Corporation
Underwritten NOI:	$6,239,532
Underwritten NCF:	$6,151,940
Appraised Value:	$105,000,000
Appraisal Date:	September 4, 2019

Historical NOI
Most Recent NOI:	$6,200,262 (Annualized 7 months, July 31, 2019)
2018 NOI:	$6,191,621 (December 31, 2018)
2017 NOI:	$6,086,490 (December 31, 2017)
2016 NOI:	$6,115,563 (December 31, 2016)

Historical Occupancy
Most Recent Occupancy:	100.0% (August 31, 2019)
2018 Occupancy:	100.0% (December 31, 2018)
2017 Occupancy:	100.0% (December 31, 2017)
2016 Occupancy:	100.0% (December 31, 2016)

Financial Information(1)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$39,918,185
Pari Passu Notes	29,938,639
Whole Loan	$69,856,824	$391 / $278	66.5% / 47.3%	1.46x / 1.44x	8.9% / 8.8%	12.6% / 12.4%
(1)

The Elston Retail Collection Loan (as defined below) consists of the controlling Note A-1 and is part of the Elston Retail Collection Whole Loan (as defined below) evidenced by two pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $69,856,824. For additional information, see “The Loan” herein.

(2)

The Elston Retail Collection Loan’s lockout period is required to be at least 25 payments beginning with and including the first payment date of December 6, 2019. Defeasance of the full $70.0 million whole loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last promissory note to be securitized and (ii) October 31, 2023. The assumed lockout period of 25 months is based on the expected closing date of the COMM 2019-GC44 securitization in December 2019. The actual lockout period may be longer.

(3)	See “Initial and Ongoing Reserves” herein.

 A-3-66

2100 North Elston Avenue Chicago, IL 60614	Collateral Asset Summary – Loan No. 8 Elston Retail Collection	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,918,185 66.5% 1.44x 8.9%

The Loan.  The Elston Retail Collection mortgage loan (the “Elston Retail Collection Loan”) is a fixed rate loan secured by a first mortgage lien on the borrower’s fee simple interest in a 178,704 sq. ft. retail shopping center located in Chicago, Illinois (the “Elston Retail Collection Property”). The Elston Retail Collection Loan is part of a whole loan comprised of two pari passu notes in the aggregate original principal balance of $70.0 million (the “Elston Retail Collection Whole Loan”). The Elston Retail Collection Loan is evidenced by the controlling Note A-1, with an original principal balance of $40,000,000 and outstanding principal balance as of the Cut-off Date of $39,918,185 and is being contributed to the COMM 2019-GC44 mortgage trust. The non-controlling Note A-2 (original principal balance of $30,000,000) is currently held by CREFI and expected to be contributed to one or more future securitization transactions.

The relationship between the holders of the Elston Retail Collection Whole Loan will be governed by a co-lender agreement as described under the “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$40,000,000	$39,918,185	COMM 2019-GC44	Yes
Note A-2	30,000,000	29,938,639	CREFI(1)	No
Total	$70,000,000	$69,856,824
(1)	Expected to be contributed to one or more future securitization transactions.

The Elston Retail Collection Whole Loan, which accrues interest at an interest rate of 3.65000% per annum, has an original principal balance of $70.0 million and outstanding principal balance as of the Cut-Off Date of $69,856,824. The Elston Retail Collection Whole Loan had an initial term of 120 months, has a remaining term of 119 months and will amortize on a 25-year schedule. The proceeds of the Elston Retail Collection Whole Loan were primarily used to refinance prior debt secured by the Elston Retail Collection Property, fund upfront reserves, and cover closing costs. Based on the “As-Is” appraised value of $105.0 million as of the September 4, 2019 appraisal, the Elston Retail Collection Whole Loan Cut-Off Date LTV Ratio is 66.5%.

The most recent prior financing of the Elston Retail Collection Property was included in the JPMCC 2012-CIBX securitization transaction.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$70,000,000	99.3%	Loan Payoff	$62,076,038	88.1%
Sponsor Equity	498,958	0.7	Defeasance Costs	5,223,852	7.4
			Mezzanine Debt Payoff	2,403,427	3.4
			Closing Costs	716,692	1.0
			Upfront Reserves	78,950	0.1
Total Sources	$70,498,958	100.0%	Total Uses	$70,498,958	100.0%

The Borrower / Borrower Sponsor.    The borrowing entity for the Elston Retail Collection Whole Loan is Elston Development I LLC, a Delaware limited liability company and special purpose entity with at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Elston Retail Collection Whole Loan.

The borrower sponsors and non-recourse carveout guarantors are Warren H. Baker and Marc A. Kahan. Warren H. Baker is the President of Baker Development Corporation (“BDC”) and has over 35 years of experience in commercial, residential and industrial development. BDC is a privately owned real estate development company based in Chicago that was founded in 1985. Since then, BDC has been involved in the acquisition, development and construction of nearly $3.0 billion of real estate transactions.

 A-3-67

2100 North Elston Avenue Chicago, IL 60614	Collateral Asset Summary – Loan No. 8 Elston Retail Collection	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,918,185 66.5% 1.44x 8.9%

The Property.

Tenant Summary(1)
Tenant	Ratings (Moody’s/S&P/Fitch)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(3)	% of Total U/W Base Rent(3)	Lease Expiration
Kohl’s(4)	Baa2 / BBB / BBB	128,234	71.8%	$34.94	69.8%	5/31/2030
Best Buy(5)	Baa1 / BBB / NR	45,720	25.6%	$32.49	23.2	1/31/2026
BMO Harris Bank(6)	Aa2 / A+ / NR	4,750	2.7%	$94.74	7.0	8/31/2025
Total Occupied Space		178,704	100.0%	$35.91	100.0%
Vacant		0	0.0	NAP
Total		178,704	100.0%	$35.91
(1)	Based on the underwritten rent roll dated August 31, 2019.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)

U/W Base Rent PSF and % of Total U/W Base Rent includes $341,137 of contractual rent steps underwritten based on the straight line average of all rent steps for Kohl’s through the term of the Elston Retail Collection Loan.

(4)	Tenant has eight, five-year renewal options.
(5)	Tenant has five, five-year lease renewal options.
(6)	Tenant has one, nine-year and 364-day renewal option.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(3)	% U/W Base Rent Rolling(3)	Cumulative % of U/W Base Rent(3)
2019	0	0	0.0%	0	0.0%	$0	0.0%	0.0%
2020	0	0	0.0	0	0.0%	$0	0.0	0.0%
2021	0	0	0.0	0	0.0%	$0	0.0	0.0%
2022	0	0	0.0	0	0.0%	$0	0.0	0.0%
2023	0	0	0.0	0	0.0%	$0	0.0	0.0%
2024	0	0	0.0	0	0.0%	$0	0.0	0.0%
2025	1	4,750	2.7	4,750	2.7%	$94.74	7.0	7.0%
2026	1	45,720	25.6	50,470	28.2%	$32.49	23.2	30.2%
2027	0	0	0.0	50,470	28.2%	$0	0.0	30.2%
2028	0	0	0.0	50,470	28.2%	$0	0.0	30.2%
2029	0	0	0.0	50,470	28.2%	$0	0.0	30.2%
2030 & Thereafter	1	128,234	71.8	178,704	100.0%	$34.94	69.8	100.0%
Vacant	NAP	NAP	NAP	178,704	100.0%	NAP	NAP
Total / Wtd. Avg.	3	178,704	100.0%			$35.91	100.0%
(1)	Based on the underwritten rent roll dated August 31, 2019.
(2)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.
(3)

Annual U/W Base Rent PSF, % U/W Base Rent Rolling and Cumulative % of U/W Base Rent includes contractual rent steps underwritten based on the straight line average of all rent steps for Kohl’s through the term of the Elston Retail Collection Loan.

The Elston Retail Collection Property is a 178,704 sq. ft. retail shopping center located in Chicago, Illinois. The Elston Retail Collection Property was built on an approximately 9.9 acre site that consists of three separate buildings that are currently 100.0% leased to Kohl’s, Best Buy and BMO Harris Bank along with an 869 space, three-level parking garage that Best Buy and Kohl’s share. Each of Kohl’s, Best Buy and BMO Harris Bank are the original tenants that have occupied their space since the Elston Retail Collection Property was developed in 2004. Best Buy and BMO Harris Bank each own their improvements and have ground leases for their pad site, whereas both the land and improvements for Kohl’s are part of the Elston Retail Property.

Major Tenants.

Kohl’s. (128,234 sq. ft.; 71.8% of NRA; 69.8% of U/W Base Rent): The largest tenant at the Elston Retail Collection Property, Kohl’s (NYSE: KSS, rated Baa2 by Moody’s, BBB by S&P and BBB by Fitch), leases 128,234 sq. ft. across a two-story building on a triple-net lease. Kohl’s has occupied the Elston Retail Collection Property since 2005 with the original lease term expiring on May 31, 2030 plus eight, five-year renewal options and no termination options. Additionally, lease terms call for base rent to increase every five years both during the initial lease term and subsequent renewals. Kohl’s operates more than 1,100 stores across 49 states as of 2019 and generates annual sales of approximately $19.0 billion as of 2018.

Best Buy (45,720 sq. ft.; 25.6% of NRA; 23.2% of U/W Base Rent): The second largest tenant at the Elston Retail Collection Property, Best Buy (NASDAQ: BBY, rated Baa1 by Moody’s and BBB by S&P), leases 45,720 sq. ft. on a triple-net ground lease that commenced in February 2005. Best Buy currently has a lease expiration date of January 31, 2026 plus five, five-year extension options remaining and no termination options. Best Buy currently operates over 1,000 stores across the United States.

 A-3-68

2100 North Elston Avenue Chicago, IL 60614	Collateral Asset Summary – Loan No. 8 Elston Retail Collection	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,918,185 66.5% 1.44x 8.9%

BMO Harris Bank (4,750 sq. ft.; 2.7% of NRA; 7.0% of U/W Base Rent): The third largest tenant at the Elston Retail Collection Property, BMO Harris Bank (NYSE: BMO, rated Aa2 by Moody’s and A+ by S&P), leases 4,750 sq. ft. on a triple-net ground lease that commenced in September 2005. BMO Harris Bank currently has a lease expiration of August 31, 2025 with one, nine-year and 364-day extension option, with no termination options.

Environmental Matters. The Phase I environmental report dated October 4, 2019  identified as a controlled REC historic operations on the Elston Retail Collection Property, which operations included the use of hazardous substances, varnish kettles, above-ground storage tanks, and underground storage tanks, and which resulted in impacts to site soils and groundwater. Based upon remediation subsequently conducted and engineered barriers put in place, the Illinois Environmental Protection Agency issued No Further Remediation (“NFR”) letters for the Elston Retail Collection Property that restrict land use to industrial and commercial purposes, and contain certain other restrictions and requirements. Given the issuance of the NFR letters, the Phase I ESA environmental consultant did not recommend any additional assessment. However, the Phase I ESA consultant did recommend continued implementation of the NFR letters’ requirements. For additional information, see “Description of the Mortgage Pool—Environmental Considerations” in the Prospectus.

The Market. The Elston Retail Collection Property is located in the East Bucktown neighborhood of Chicago, east of Interstate 90/94, which provides access to the Chicago CBD and surrounding suburban areas. The Elston Retail Collection Property is also situated approximately 14.0 miles east of the Chicago O’Hare Airport. The primary north-south thoroughfare in the immediate area in Ashland Avenue, which is located directly east of Elston Avenue.

According to a third party report, the Elston Retail Collection Property is located in the retail North submarket of Chicago. As of the first quarter of 2019, the submarket contained approximately 4.0 million sq. ft. of retail space for community shopping centers, which was reportedly 8.2% vacant. The submarket vacancy has remained stable for the last 20 years, with peak vacancy of 9.0% over that timeframe. The submarket has seen average annual rent growth of 1.5% over the last five years. According to the appraisal, market rent for big box space, junior box space and bank space was concluded to be $20.00, $40.00 and $100.00, respectively.

According to a third party report, as of January 1, 2019, the population within a one-, three- and five-mile radius of the Elston Retail Collection Property was 50,310, 520,735, and 1,106,653, respectively. Additionally, the average household income within a one-, three- and five-mile radius of the property was $171,337, $137,783 and $114,793, respectively.

Cash Flow Analysis.

Cash Flow Analysis
	2016	2017	2018	T-7 Annualized 7/31/2019	U/W(1)	U/W (PSF)(1)
Base Rent	$6,051,630	$5,951,492	$6,075,406	$6,091,906	$6,075,406	$34.00
Reimbursements	325,322	337,062	289,788	302,672	2,346,326	13.13
Rent Steps(1)	0	0	0	0	341,137	1.91
Gross Potential Rent	$6,376,952	$6,288,553	$6,365,194	$6,394,578	$8,762,869	$49.04
Other Income(2)	0	24,000	42,250	42,250	42,250	0.24
Vacancy & Credit Loss(3)	0	0	0	0	(247,719)	(1.39)
Effective Gross Income	$6,376,952	$6,312,553	$6,407,444	$6,436,828	$8,557,400	$47.89
Real Estate Taxes	0	0	0	0	1,801,645	$10.08
Insurance	42,007	28,072	36,253	330	44,566	$0.25
Management Fee	0	0	0	0	256,722	$1.44
Total Other Expenses	219,382	197,991	179,570	236,236	214,935	$1.20
Net Operating Income	$6,115,563	$6,086,490	$6,191,621	$6,200,262	$6,239,532	$34.92
Replacement Reserves	0	0	0	0	26,806	$0.15
TI/LC	0	0	0	0	60,786	$0.34
Net Cash Flow	$6,115,563	$6,086,490	$6,191,621	$6,200,262	$6,151,940	$34.43
(1)	Rent Steps includes $341,137 of contractual rent steps underwritten based on the straight line average of all rent steps for Kohl’s through the term of the Elston Retail Collection Loan.
(2)	Other Income consists of parking income
(3)	U/W Vacancy & Credit Loss represents the underwritten economic vacancy of 2.8%.

Property Management.   The Elston Retail Collection Property is managed by Baker Development Corporation, an Illinois corporation and affiliate of the borrower.

Lockbox / Cash Management.  The Elston Retail Whole Loan documents require a springing hard lockbox and springing cash management. The Elston Retail Collection Whole Loan requires that (i) upon the occurrence of an Elston Retail Collection Trigger Period (as defined below), the borrower or property manager, as applicable, deposit into the lockbox account, immediately after receipt, all revenue received by the borrower or property manager, and (ii) within five days after the occurrence of an Elston Retail Collection Trigger Period, the borrower delivers tenant direction letters to all tenants directing such tenants to pay all rents into the lockbox account. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless an

 A-3-69

2100 North Elston Avenue Chicago, IL 60614	Collateral Asset Summary – Loan No. 8 Elston Retail Collection	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,918,185 66.5% 1.44x 8.9%

Elston Retail Collection Trigger Period exists. Upon the occurrence and during the continuance of an Elston Retail Collection Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Elston Retail Collection Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Elston Retail Collection Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Elston Retail Collection Whole Loan. To the extent that no Elston Retail Collection Trigger Period is continuing, all excess cash flow funds are required to be disbursed to the borrower. Upon an event of default under the Elston Retail Collection Whole Loan, the lender has the right to apply funds to the debt in such priority as it may determine.

An “Elston Retail Collection Trigger Period” means a period (A) commencing upon the earliest of (i) an event of default, (ii) the debt service coverage ratio being less than 1.15x or (iii) the occurrence of a Specified Tenant Trigger Period (as defined below), and (B) expiring upon, (a) with respect to clause (i) above, the cure, if applicable, of such event of default, (b) with respect to clause (ii) above, the debt service coverage ratio being at least 1.20x for two consecutive calendar quarters, and (c) with respect to clause (iii) above, a Specified Tenant Trigger Period ceasing to exist.

A “Specified Tenant Trigger Period” means a period (A) commencing on the first to occur of (i) any Specified Tenant (as defined below) being in monetary or material non-monetary default under the applicable Specified Tenant lease beyond applicable notice and cure periods, (ii) any Specified Tenant giving notice to the borrower that it is terminating its lease for all or any portion of its space, (iii) any termination or cancellation of any Specified Tenant lease (including without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (iv) any bankruptcy or similar insolvency of any Specified Tenant, (v) any Specified Tenant failing to renew or extend the applicable Specified Tenant lease on or prior to the applicable Specified Tenant extension deadline, and (vi) Kohl’s and/or Best Buy, in each case, ceasing to satisfy the credit rating condition in accordance with the Elston Retail Collection Whole Loan documents, and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (x) the satisfaction of the Specified Tenant cure conditions or (y) the borrower leasing the Specified Tenant space (or applicable portion thereof) in accordance with the Elston Retail Collection Whole Loan documents, the applicable tenant thereunder being in actual, physical occupancy of, and open for business in, the space demised under its lease and paying the full amount of rent due thereunder.

A “Specified Tenant” means (i) Kohl’s, (ii) Best Buy and (iii) any other tenants of the Specified Tenant space (or any portion thereof) and any guarantors of the applicable related Specified Tenant lease.

Initial and Ongoing Reserves.    On the origination date of the Elston Retail Collection Whole Loan, the borrower was required to deposit $78,950 for immediate repairs.

Tax Escrows – On a monthly basis, the borrower is required to deposit 1/12 of the estimated annual real estate taxes into a tax reserve account; provided, however, with respect to any portion of the Elston Retail Collection Property that is leased pursuant to a lease that satisfies the Tax Reserve Waiver Conditions (as defined below), the borrower is not required to make such monthly tax reserve deposit allocable to such portion of the Elston Retail Collection Property for so long as the Tax Reserve Waiver Conditions are satisfied. On the origination date of the Elston Retail Collection Whole Loan, the Tax Reserve Waiver Conditions were satisfied with respect to each of the three tenants at the Elston Retail Collection Property.

“Tax Reserve Waiver Conditions” means each of the following: (i) no Elston Retail Collection Trigger Period is continuing, (ii) the applicable tenant’s lease is in full force and effect with no defaults continuing beyond applicable notice and cure periods, (iii) the portion of the Elston Retail Collection Property demised pursuant to the applicable tenant’s lease is separately assessed for taxes from the remainder of the Elston Retail Collection Property, (iv) the applicable tenant is obligated pursuant to its lease to pay directly to the taxing authority all taxes imposed against the portion of the Elston Retail Collection Property demised pursuant to its lease and such tenant is in full compliance with such obligations, and (v) the borrower delivers, or causes to be delivered, to lender evidence reasonably acceptable to the lender that all taxes imposed against the portion of the Elston Retail Collection Property demised pursuant to such tenant’s lease have been paid to the applicable taxing authority prior to the date such taxes were due and payable.

Insurance Escrows – At the option of lender, if the liability or casualty policy maintained by borrower covering the Elston Retail Collection Property does not constitute an approved blanket or umbrella policy, the lender may require the borrower to deposit, on a monthly basis, 1/12 of the amount that would be sufficient to pay insurance premiums due for the renewal of coverage into an insurance reserve account; provided, however, that, with respect to any portion of the Elston Retail Collection Property that is leased pursuant to a lease that satisfies the Insurance Reserve Waiver Conditions (as defined below), the borrower is not required to make such monthly tax reserve deposit allocable to such portion of the Elston Retail Collection Property for so long as the Insurance Reserve Waiver Conditions are satisfied. On the origination date of the Elston Retail Collection Whole Loan, the Insurance Reserve Waiver Conditions were satisfied with respect to Kohl’s.

“Insurance Reserve Waiver Conditions” means, with respect the applicable portion of the Elston Retail Collection Property demised to a tenant pursuant to such tenant’s lease, each of the following, (i) no Elston Retail Collection Trigger Period is continuing, (ii) the applicable lease is in full force and effect with no defaults thereunder beyond applicable notice and cure periods, (iii) such lease requires such tenant to maintain the insurance policies meeting the requirements set forth in the Elston Retail Collection Whole Loan documents with respect to the portion of the Elston Retail Collection Property demised pursuant to such tenant’s lease and to pay all premiums due in connection

 A-3-70

2100 North Elston Avenue Chicago, IL 60614	Collateral Asset Summary – Loan No. 8 Elston Retail Collection	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,918,185 66.5% 1.44x 8.9%

therewith (without credit, offset or reimbursement from borrower), and (iv) the borrower provides the lender with satisfactory evidence that such insurance policies are being maintained, including satisfactory evidence of any renewal thereof (and payment therefor) no later than thirty (30) days prior to the applicable expiration date.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $2,234 into a replacement reserve.

TI/LC Reserves – On a monthly basis, the borrower is required to escrow $5,065 into a tenant improvement and leasing commissions reserve.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.  None.

Partial Release.  The Borrower may, not more than two times during the term of the Elston Retail Collection Whole Loan, obtain a release of one or more billboard parcels consisting of a portion of the Elston Retail Collection Property (each, a “Billboard Release Parcel”) without payment of any release price provided that certain conditions are satisfied, including without limitation, (i) the borrower delivers a REMIC opinion and, if required by lender, a rating agency confirmation, (ii) the release is permitted under applicable REMIC requirements, and (iii) the borrower delivers a reciprocal easement and restrictive covenant agreement containing all reciprocal easements for, among other things, ingress and egress, necessary for operation of the remaining portion of the Elston Retail Collection Property. The Billboard Release Parcels were not assigned any value in the related Elston Retail Collection Property appraisal.

Ownership of Improvements.  The borrower may become the owner of the improvements located on the Best Buy premises during the term of the Elston Retail Collection Whole Loan. The initial term of the Best Buy lease expires on January 31, 2026 (subject to five, 5-year options to renew). Pursuant to the terms of the Best Buy lease, Best Buy owns the improvements during the term of the lease. Upon the expiration or earlier termination of the lease, the borrower will become the absolute owner of all permanent improvements then located on the Best Buy premises (including, without limitation, the Best Buy building), free and clear of all rights and claims of Best Buy. Additionally, the initial term of the BMO Harris Bank lease expires on August 31, 2025 (subject to one, 9-year, 364 day option to renew). BMO Harris Bank appears to be the owner of all of the improvements located on the premises during the term of the lease. Upon the expiration or earlier termination of the lease, BMO Harris Bank must surrender the land and the building to the borrower, free and clear of all liens.

 A-3-71

55 Green Street San Francisco, CA 94111	Collateral Asset Summary – Loan No. 9 55 Green Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,600,000 56.9% 2.46x 8.8%

 A-3-72

55 Green Street San Francisco, CA 94111	Collateral Asset Summary – Loan No. 9 55 Green Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,600,000 56.9% 2.46x 8.8%

 A-3-73

55 Green Street San Francisco, CA 94111	Collateral Asset Summary – Loan No. 9 55 Green Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,600,000 56.9% 2.46x 8.8%

Mortgage Loan Information
Loan Seller:	GSMC
Loan Purpose:	Refinance
Borrower Sponsor(1):	Sacks Realty LLC; Glenn A. Gilmore
Borrowers:	Green Front LLC
Original Balance:	$36,600,000
Cut-off Date Balance:	$36,600,000
% by Initial UPB:	3.6%
Interest Rate:	3.45100%
Payment Date:	6th of each month
First Payment Date:	December 6, 2019
Maturity Date:	November 6, 2029
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(11), YM1(102), O(7)
Lockbox / Cash Management:	Hard / In-Place

Reserves(2)
	Initial	Monthly	Cap
Taxes:	$58,299	$29,150	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	$6,805	$163,324
TI/LC:	$0	$0	NAP

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	San Francisco, CA
Year Built / Renovated:	1984 / 2019
Total Sq. Ft.:	54,414
Property Management:	IntersectionCRE, Inc.
Underwritten NOI(3):	$3,238,300
Underwritten NCF(3):	$3,149,877
Appraised Value(4):	$64,300,000
Appraisal Date:	February 1, 2020

Historical NOI(5)
Most Recent NOI:	NAV
2018 NOI:	NAV
2017 NOI:	NAV
2016 NOI:	NAV

Historical Occupancy(5)
Most Recent Occupancy(5):	100.0% (November 1, 2019)
2018 Occupancy:	NAV
2017 Occupancy:	NAV
2016 Occupancy:	NAV

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon(4)	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$36,600,000	$673 / $673	56.9% / 56.9%	2.53x / 2.46x	8.8% / 8.6%	8.8% / 8.6%
(1)	Sacks Realty LLC and Glenn A. Gilmore are the nonrecourse carve-out guarantors.
(2)	See “Initial and Ongoing Reserves” herein.
(3)	Underwritten NOI and Underwritten NCF are based on the November 1, 2019 rent roll, executed lease and lender adjustments. See “Cash Flow Analysis” herein.
(4)

Appraised Value, Cut-off Date LTV and Balloon LTV are based on the “As Stabilized” appraised value as of February 1, 2020 of $64.3 million. The “As Stabilized” appraised value assumes an approximately $5.9 million of capital is completed at the 55 Green Street Property. The “As Is” appraised value as of August 12, 2019 is $59.8 million, resulting in a Cut-off Date LTV Ratio and Balloon LTV of 61.2%.

(5)	Historical cash flows and occupancy are not available as the borrower sponsor purchased the 55 Green Street Property vacant in 2018. Subsequent to the purchase, the building underwent renovations.

 A-3-74

55 Green Street San Francisco, CA 94111	Collateral Asset Summary – Loan No. 9 55 Green Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,600,000 56.9% 2.46x 8.8%

The Loan.   The 55 Green Street mortgage loan (the “55 Green Street Loan”) is a fixed rate loan secured by a first mortgage encumbering the borrower’s fee simple interest in an office property located in San Francisco, California (the “55 Green Street Property”). The 55 Green Street Loan is evidenced by a promissory note with an original principal balance and outstanding principal balance as of the Cut-off Date of $36.6 million.

The 55 Green Street Loan has a ten-year interest-only term and accrues interest at a fixed rate of 3.45100% per annum. The 55 Green Street Loan proceeds were used to retire approximately $26.37 million of existing debt, return approximately $9.57 million of equity to the borrower sponsor, fund reserves and pay closing costs.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$36,600,000	100.0%	Loan Payoff	$26,377,642	72.1%
			Principal Equity Distribution	9,577,113	26.2
			Closing Costs	586,946	1.6
			Reserves	58,299	0.2
Total Sources	$36,600,000	100.0%	Total Uses	$36,600,000	100.0%

The Borrower.  The borrower is Green Front LLC, a Delaware limited liability company and single purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 55 Green Street Whole Loan. The nonrecourse carve-out guarantors are Sacks Realty LLC and Glenn A. Gilmore. Sacks Realty, LLC is controlled by David Sacks, an ultra-high net worth individual and tech entrepreneur. Glenn A. Gilmore is one of the founders of The Brick & Timber Collective and is involved in the day-to-day management of the company. Brick & Timber Collective LLC (“Brick & Timber”) is a real estate development and management firm founded by Glenn Gilmore in 2015. They have extensive experience renovating historic office properties in San Francisco. Brick & Timber has ten properties in various stages of renovation and leasing, including 590 Pacific, 855 Front, 831 Montgomery, and 243 Vallejo in San Francisco.

The Property.

Tenant Summary(1)

Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

Getaround(2)(3)	NR / NR / NR	54,414	100.0%	$63.69	100.0%	6/30/2029
Total / Wtd. Avg. Occupied		54,414	100.0%	$63.69	100.0%
Vacant Space		0	0.0
Total / Wtd. Avg.		54,414	100.0%

(1)	Based on the underwritten rent roll dated November 1, 2019.
(2)

The 55 Green Property features approximately 45,527 sq. ft. of office space and 8,887 sq. ft. of lower level parking, which includes storage space and 17 parking stalls. Getaround signed an approximately 10-year NNN lease expiring in 2029.

(3)

Getaround is in the process of completing its buildout with respect to two of the five floors. One floor is expected to be completed in November 2019, and the other by the end of 2019.  We cannot assure you this will be completed as anticipated or at all.

 A-3-75

55 Green Street San Francisco, CA 94111	Collateral Asset Summary – Loan No. 9 55 Green Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,600,000 56.9% 2.46x 8.8%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2020	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2021	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2022	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2023	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2024	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2025	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2026	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2027	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2028	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2029	1	54,414	100.0	54,414	100.0%	$63.69	100.0	100.0%
2030 &Thereafter	0	0	0.0	54,414	100.0%	$0.00	0.0	100.0%
Vacant	NAP	0	0.0	54,414	100.0%	NAP	NAP
Total / Wtd. Avg.	1	54,414	100.0%			$63.69	100.0%
(1)	Based on the underwritten rent roll dated November 1, 2019.

The 55 Green Street Property is a five-story, 54,414 sq. ft., single-tenant, CBD office building located in the Embarcadero district of San Francisco, California. The 55 Green Street Property features 45,527 sq. ft. of office space and 8,887 sq. ft. of lower level parking with 17 parking stalls. The improvements were constructed in 1984 (renovated in 2019) and situated on a 0.21-acre site.

Sole Tenant. Getaround (54,414 sq. ft.; 100.0% of NRA; 100.0% of U/W Base Rent) The 55 Green Street Property is Getaround’s headquarters. Getaround signed an approximately 10-year lease with one, five-year extension option with the intention of using the space as their headquarters. Getaround is a peer-to-peer car rental startup that initially launched at TechCrunch Disrupt NY in 2011 and is led by co-founders Sam Zaid, Jessica Scorpio and Elliot Crow. Getaround was launched to address “car overpopulation,” and the company offers a platform that aims to reduce car ownership and a car’s downtime by making it a shared asset. An affiliate of GS Bank is a minority equity investor in Getaround.

Environmental Matters.   The Phase I environmental report dated August 15, 2019 recommended no further action at the 55 Green Street Property.

The Market. The 55 Green Street Property is located in the Embarcadero neighborhood, which falls just north of Jackson Square and San Francisco’s downtown office core within the North Waterfront / Jackson Square submarket which has an average vacancy rate of 3.2%. The North Waterfront / Jackson Square is a historic district located along the northern border of the Financial District and stretching to the waterfront. North Waterfront / Jackson Square has traditionally been home to a diverse tenant base including professional services, large retail companies, and media and advertising. Increasingly, technology and venture capital firms are taking space in the neighborhood with companies such as Esurance, Intel, Azure Capital Partners and Seed Change now calling the submarket home.

The Property is situated at a waterfront location with close proximity to transportation options, including MUNI light rail, MUNI bus lines, BART, Golden Gate Transit and San Francisco Bay Ferry. The nearest bus stop is located one block from the Property at Battery & Green.

The appraisal identified six comparable office leases that had industrial gross, full service or NNN base rents ranging from $65.00 to $97.00 per sq. ft. with an average of $82.79 per sq. ft. The appraiser concluded to a market full-service, with gross receipts tax recovered on a net basis rent of $96.00 per sq. ft. According to the appraisal, the average asking rental rate for Class B space in the submarket is $79.00 per sq. ft. The in-place NNN base rent per sq. ft. at the 55 Green Street Property is $63.69 per sq. ft.

 A-3-76

55 Green Street San Francisco, CA 94111	Collateral Asset Summary – Loan No. 9 55 Green Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,600,000 56.9% 2.46x 8.8%

Comparable Office Leases(1)
Property Name	Tenant Name	Lease Date	Tenant Leased Space	Lease Term (years)	Lease Type	Base Rent PSF
55 Green Street(2)	Getaround	3/14/2019	54,414	10.3 Yrs.	NNN	$63.69
444 De Haro Plaza	Discord	June 2019	66,000	10.0 Yrs.	Industrial Gross	$92.00
100 California Street	Segment IO, Inc.	March 2021	20,173	8.1 Yrs.	Full Service	$92.76
1 Market Plaza	RPX Corporation	December 2018	26,967	10.2 Yrs.	Full Service	$97.00
221 Main Street	Docusign	March 2019	10,291	5.5 Yrs.	Industrial Gross	$80.00
One Tehoma	SoFi	April 2019	98,566	10.5 Yrs.	NNN	$70.00
657-667 Mission St.	Utility Technologies	February 2019	148,810	12.5 Yrs.	NNN	$65.00
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated November 1, 2019.

Cash Flow Analysis.

Cash Flow Analysis(1)
	U/W(2)	U/W PSF
Base Rent	$3,465,569	$63.69
Contractual Rent Steps	0	0.00
Total Reimbursement Revenue	1,119,610	20.58
Less: Vacancy(3)	(229,259)	(4.21)
Effective Gross Income	$4,355,920	$80.05
Total Operating Expenses	1,117,620	20.54
Net Operating Income	$3,238,300	$59.51
TI/LC	77,540	1.43
Capital Expenditures	10,883	0.20
Net Cash Flow	$3,149,877	$57.89
(1)	Historical cash flows and occupancy are not available as the borrower sponsor purchased the 55 Green Street Property vacant in 2018. Subsequent to the purchase, the building underwent renovations.
(2)	U/W Base Rent is based on the underwritten rent roll dated November 1, 2019, with rent steps through January 2021 totaling $100,939.
(3)	U/W Vacancy includes an adjustment of 5.0%. The building is 100.0% occupied.

Property Management. The 55 Green Street Property is managed by IntersectionCRE, Inc., a California corporation, who manages 26 properties totaling just over 750,000 sq. ft. in San Francisco.

Lockbox / Cash Management.   The 55 Green Street Loan is structured with a hard lockbox and in-place cash management. The Borrower is required under the 55 Green Street Loan to deliver notices to each tenant instructing them to remit all rents into a lender-controlled lockbox account. At all times, the borrower will be required to cause all rents or other income received by the borrower or the property manager with respect to the 55 Green Street Property to be deposited into such lockbox account within one business day of receipt. On each business day, all amounts in the lockbox account are required to be remitted to a lender-controlled cash management account. On each business day that no event of default or 55 Green Trigger Period is continuing, all funds in the cash management account in excess of the amount required to be paid or reserved with the lender on the next payment date are required to be swept into a borrower-controlled operating account.  Upon the occurrence and during the continuance of an event of default or a 55 Green Trigger Period, all funds in the lockbox account in excess of the debt service, reserve payments and operating expenses are required (x) during the continuance of a 55 Green Trigger Period caused by a 55 Green Critical Tenant Trigger Event (and no other 55 Green Trigger Period then exists), to be reserved in a critical tenant reserve (capped at $3,000,000), or (y) during the continuance of a 55 Green Trigger Period not caused by a 55 Green Critical Tenant Trigger Event, to be held by the lender in an excess cash flow reserve account as additional collateral for the 55 Green Street Loan.  Upon the occurrence and during the continuance of an event of default under the 55 Green Street Loan documents the lender may apply funds to the debt in such priority as it may determine.

A “55 Green Trigger Period” means each period when (a) the debt service coverage ratio as of the first day of any fiscal quarter from and after the due date in March 2020 is less than 1.15x until the debt service coverage ratio as of the first day of each of two consecutive fiscal quarters thereafter, is equal to or greater than 1.15x; and (b) a 55 Green Critical Tenant Trigger Event occurs (and the borrower fails to timely make a cash deposit in the amount of $3,000,000 or provide a letter of credit with a face value of $3,000,000) until the earlier to occur of (x) the satisfaction of the 55 Green Critical Tenant Disbursement Conditions or (y) the balance in the critical tenant reserve is equal to $3,000,000.

 A-3-77

55 Green Street San Francisco, CA 94111	Collateral Asset Summary – Loan No. 9 55 Green Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,600,000 56.9% 2.46x 8.8%

A “55 Green Critical Tenant Trigger Event” means the occurrence of any of the following (a) the filing of a bankruptcy petition by or against any 55 Green Critical Tenant (a “55 Green Critical Tenant Bankruptcy Trigger Event”); (b) a 55 Green Critical Tenant giving notice of its intent to terminate its lease or vacate a portion of its premises; (c) the failure of a 55 Green Critical Tenant to give notice to renew its lease as of the earlier of (i) the date required pursuant to its lease or (ii) 12 months prior to the expiration of its lease (a “55 Green Critical Tenant Non-Renewal Trigger Event”); or (d) a 55 Green Critical Tenant going dark with respect to at least 25% of its space for a period of at least 30 days (excluding such events caused by casualty, condemnation or renovations) (a “55 Green Critical Tenant Vacating Trigger Event”).

The “55 Green Critical Tenant Disbursement Conditions” mean the satisfaction of the following conditions: (a) with respect to a 55 Green Critical Tenant Bankruptcy Trigger Event, (1) such bankruptcy case is dismissed 90 days after commencement without any negative impact on the applicable lease and the 55 Green Critical Tenant paying normal monthly rent and otherwise being in compliance with its lease and having provided an updated estoppel certificate, (2) the applicable 55 Green Critical Tenant has assumed or affirmed its lease during the bankruptcy period and the 55 Green Critical Tenant paying normal monthly rent and otherwise being in compliance with its lease and having provided an updated estoppel certificate or (3) such 55 Green Critical Tenant has been terminated and an amount equal to at least 75% of such 55 Green Critical Tenant’s space has been leased pursuant to one or more approved substitute leases for a term of at least five years at market rent and the related tenants thereafter are in occupancy, paying normal monthly rent or will commence within 120 days with any free or abated rents reserved with lender and such tenants provide acceptable estoppel certificates which must include evidence of the satisfaction of the foregoing conditions, that all tenant improvements have been paid and there are no defaults (provided that if less than 100% of such 55 Green Critical Tenant’s space has been leased, the debt yield is at least the greater of (x) 8.61% and (y) the debt yield immediately prior to the occurrence of a 55 Green Critical Tenant Trigger Event) (the conditions in item (3), collectively, the “55 Green Re-Tenanting Condition”); (b) with respect to a 55 Green Critical Tenant Non-Renewal Trigger Event, either (1) such 55 Green Critical Tenant renews its lease, the tenant is in occupancy, paying full monthly rent, open for business and having provided an updated estoppel certificate or (2) the 55 Green Re-Tenanting Condition has been satisfied; and (c) with respect to a 55 Green Critical Tenant Vacating Trigger Event, either (1) the lender has received satisfactory evidence that the applicable 55 Green Critical Tenant has resumed its business and operations in all or substantially all of its premises and having provided an updated estoppel certificate or (2) the 55 Green Re-Tenanting Condition has been satisfied.

A “55 Green Critical Tenant” means either (i) Getaround or (ii) any successor tenant that takes occupancy of all or a portion of Getaround’s current space.

Initial and Ongoing Reserves.  At loan origination, the borrower funded an upfront deposit for taxes in the amount of $58,299.

Real Estate Taxes and Insurance Reserves –  On each due date, the borrower is required to make monthly deposits of: (i) a tax reserve in an amount equal to 1/12 of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period and (ii) an insurance reserve in an amount equal to 1/12 of the amount that the lender estimates will be necessary to cover premiums over the then succeeding 12-month period (such reserve has been conditionally waived so long as no event of default under the related loan documents has occurred and is continuing, the borrower maintains a blanket policy meeting the requirements of the 55 Green Street Loan documents and the borrower provides timely evidence of the payment of the applicable premiums).

Replacement Reserves – On each due date, the borrower is required to make monthly deposits of $6,805, capped at $163,324.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

 A-3-78

125 Delancey Street New York, NY 10002	Collateral Asset Summary – Loan No. 10 The Essex Site 2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,100,000 39.9% 3.66x 10.3%

(THIS PAGE INTENTIONALLY LEFT BLANK)

 A-3-79

125 Delancey Street New York, NY 10002	Collateral Asset Summary – Loan No. 10 The Essex Site 2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,100,000 39.9% 3.66x 10.3%

 A-3-80

125 Delancey Street New York, NY 10002	Collateral Asset Summary – Loan No. 10 The Essex Site 2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,100,000 39.9% 3.66x 10.3%

 A-3-81

125 Delancey Street New York, NY 10002	Collateral Asset Summary – Loan No. 10 The Essex Site 2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,100,000 39.9% 3.66x 10.3%

Mortgage Loan Information
Loan Seller:	GSMC
Loan Purpose:	Refinance
Borrower Sponsors(1):	Various
Borrowers:	Site 2 DSA Residential LLC, Site 2 DSA Theater LLC
Original Balance(2):	$35,100,000
Cut-off Date Balance(2):	$35,100,000
% by Initial UPB:	3.4%
Interest Rate:	2.75900%
Payment Date:	1st of each month
First Payment Date:	December 1, 2019
Maturity Date:	November 1, 2026
Amortization:	Interest Only
Additional Debt(2):	$81,900,000 Pari Passu Debt $58,000,000 Subordinate Debt $40,000,000 Mezzanine Loan
Call Protection(3):	L(25), D(54), O(5)
Lockbox / Cash Management(4):	Hard / Springing

Reserves(5)
	Initial	Monthly	Cap
Taxes:	$311,439	$62,288	NAP
Insurance:	$0	Springing	NAP
Replacement:	$4,875	$5,415	NAP
TI/LC:	$0	$0	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Multifamily/Retail
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	2019 / NAP
Total Sq. Ft.:	205,070
Property Management:	C&C Apartment Management LLC and Taconic Management Company LLC
Underwritten NOI:	$12,051,963
Underwritten NCF:	$11,993,463
Appraised Value:	$293,000,000
Appraisal Date:	August 21, 2019

Historical NOI(6)
Most Recent NOI:	NAV
2018 NOI:	NAV
2017 NOI:	NAV
2016 NOI:	NAV

Historical Occupancy(6)
Most Recent Occupancy:	100.0% (September 10, 2019)
2018 Occupancy:	NAV
2017 Occupancy:	NAV
2016 Occupancy:	NAV

Financial Information(2)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$35,100,000
Pari Passu Notes	81,900,000
Total Senior Notes	$117,000,000	$571 / $571	39.9% / 39.9%	3.68x / 3.66x	10.3% / 10.3%	10.3% / 10.3%
Note B-1	40,600,000
Note B-2	17,400,000
Whole Loan	$175,000,000	$853 / $853	59.7% / 59.7%	1.89x / 1.89x	6.9% / 6.9%	6.9% / 6.9%
Mezzanine Loan	40,000,000
Total Debt	$215,000,000	$1,048 / $1,048	73.4% / 73.4%	1.33x / 1.33x	5.6% / 5.6%	5.6% / 5.6%
(1)	The Borrower Sponsors are Taconic Development Capital LLC, L&M Development Partners Inc., Donald Capoccia, Brandon Baron and Joseph Ferrara.
(2)

The Cut-off Date Balance of $35.1 million represents the non-controlling note A-1-4 of the $175.0 million Essex Site 2 Whole Loan represented by four pari passu senior notes and two subordinate notes. See “—The Loan” below. The whole loan financial information presented in the chart above reflects the $175.0 million aggregate Cut-off Date balance of The Essex Site 2 Whole Loan, and excludes the related The Essex Site 2 Mezzanine Loan. The total debt financial information presented in the chart above reflects the $215.0 million aggregate Cut-off Date balance of The Essex Site 2 Whole Loan and The Essex Site 2 Mezzanine Loan.

(3)

The lockout period will be at least 25 payments beginning with and including the first payment date of December 1, 2019. The borrower has the option to defease the full $215,000,000 The Essex Site 2 Whole Loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) December 1, 2022. The assumed lockout period of 25 payments is based on the expected COMM 2019-GC44 securitization closing date in December 2019. The actual lockout period may be longer.

(4)	See “Lockbox and Cash Management” herein.
(5)	See “Initial and Ongoing Reserves” herein.
(6)	Historical cash flows and occupancy are not available as The Essex Site 2 Property was constructed in 2019.

 A-3-82

125 Delancey Street New York, NY 10002	Collateral Asset Summary – Loan No. 10 The Essex Site 2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,100,000 39.9% 3.66x 10.3%

The Loan.   The Essex Site 2 mortgage loan (“The Essex Site 2 Loan”) is part of a fixed rate loan secured by first mortgages encumbering the borrowers’ fee simple interest or beneficial ownership interest in four condominium units: three multifamily condominiums and one retail condominium located in New York, New York. The Essex Site 2 Loan is part of a whole loan with an aggregate outstanding principal balance as of the Cut-off Date of $175.0 million (“The Essex Site 2 Whole Loan”) and is comprised of (i) a senior loan, comprised of four pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $117.0 million (“The Essex Site 2 Senior Notes”) (two of which, Note A-1-1, with an outstanding principal balance as of the Cut-off Date of $30.0 million, and Note A-1-3, with an outstanding principal balance as of the Cut-off Date of $26.9 million are being contributed to the Benchmark 2019-B14 Trust and Note A-1-2, with an outstanding principal of $25.0 million, which is expected to be contributed to one more future securitization trusts (collectively, “The Essex Site 2 Pari Passu Companion Loans”), (ii) a subordinate companion loan, comprised of two pari passu notes, with an aggregate principal balance as of the Cut-off Date of $58.0 million (collectively, “The Essex Site 2 Subordinate Companion Loan”) each as described below.

The relationship between the holders of The Essex Site 2 Senior Notes and The Essex Site 2 Subordinate Companion Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Essex Site 2 Whole Loan” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1-1	$30,000,000	$30,000,000	Benchmark 2019-B14(1)	No(2)
Note A-1-2	25,000,000	25,000,000	JPMCB(3)	No
Note A-1-3	26,900,000	26,900,000	Benchmark 2019-B14	No
Note A-1-4	35,100,000	35,100,000	COMM 2019-GC44	No
Senior Notes	$117,000,000	$117,000,000
Note B-1	40,600,000	40,600,000	JPMCB(3)	Yes(2)
Note B-2	17,400,000	17,400,000	GS Bank USA(3)	No
Whole Loan	$175,000,000	$175,000,000
(1)	The Benchmark 2019-B14 securitization transaction is expected to close prior to Closing Date.
(2)

The Essex Site 2 Whole Loan will be serviced pursuant to the Benchmark 2019-B14 pooling and servicing agreement. However, for so long as no The Essex Site 2 Control Appraisal Period has occurred and is continuing, the holder of the related Note B-1 will be the controlling noteholder and will have the right to approve certain modification and consent to certain actions taken with respect to the related whole loan. If and for so long as a The Essex Site 2 Control Appraisal Period has occurred and is continuing, then the controlling note will be Note A-1-1. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan—The Essex Site 2 Whole Loan” in the Prospectus.

(3)	Currently held by JPMCB and GS Bank USA and expected to be sold to one or more third party investors.

The Essex Site 2 Whole Loan has a seven-year interest-only term and accrues interest at a fixed rate of 2.75900% per annum. The Essex Site 2 Whole Loan proceeds were used to refinance existing debt of approximately $154.3 million, pay closing costs of approximately $2.9 million, fund upfront reserves of approximately $0.3 million and return equity to the borrower sponsor of approximately $57.5 million. The most recent prior financing of The Essex Site 2 Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$117,000,000	54.4%	Loan Payoff	$154,290,280	71.8%
B-Notes	58,000,000	27.0	Return of Equity	57,512,465	26.7
Mezzanine Loan	40,000,000	18.6	Closing Costs	2,880,941	1.3
			Upfront Reserves	316,314	0.1
Total Sources	$215,000,000	100.0%	Total Uses	$215,000,000	100.0%

The Borrowers / Borrower Sponsors.   The borrowers are Site 2 DSA Residential LLC (the “Residential Borrower”), and Site 2 DSA Theater LLC, each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Essex Site 2 Loan. An affiliate of Goldman Sachs Mortgage Company has an 85%, indirect ownership interest in the borrowers.

The borrower sponsors and non-recourse carveout guarantors are Taconic Development Capital LLC, L&M Development Partners Inc., Donald Capoccia, Brandon Baron and Joseph Ferrara. Taconic Development Capital LLC is an affiliate of Taconic Investment Partners, an owner, operator and developer of over 13.0 million square feet of office, mixed use and retail space and over 4,000 housing units primarily in New York City. L&M Development Partners Inc. is a developer of affordable, mixed-income and market rate housing, with experience investing over $7.0 billion and acquiring, building or preserving over 22,000 residential units in New York’s tri-state area, the West Coast and Gulf Coast regions. Donald Capoccia, Brandon Baron and Joseph Ferrara are principals at BFC Partners, a real estate firm that has concluded over $1.8 billion in acquisition and development with an additional $2.3 billion of projects under development.

 A-3-83

125 Delancey Street New York, NY 10002	Collateral Asset Summary – Loan No. 10 The Essex Site 2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,100,000 39.9% 3.66x 10.3%

The Property. The Essex Site 2 property is a 205,070 square foot, 26-story, mixed-use tower, situated on Site Two of the multi-phase Essex Crossing development located in the Lower East Side of Manhattan, New York (“The Essex Site 2 Property”). Collateral for The Essex Site 2 Whole Loan consists of 140,070 square feet of residential space (195 units) and 65,000 square feet of theater space. Constructed in 2019, The Essex Site 2 Property consists of seven condominium units, four of which serve as collateral for The Essex Site 2 Whole Loan, including three condominium units associated with the multifamily units and one unit associated with a 14-screen movie theater leased to Regal Cinemas. The remaining three condominium units (which do not serve as collateral for The Essex Site 2 Whole Loan) consist of the Market Line, which is owned and operated by Delancey Street Associates, Essex Market, which is owned and operated by New York City, and an urban farm located on the sixth floor terrace of The Essex Site 2 Property. Amenities for the multifamily portion of The Essex Site 2 Property include a 24-hour attended lobby, a fitness center, a resident lounge, a children’s playroom, a conference room, a library, a landscaped terrace and grilling stations on the sixth floor and rooftop terrace. The residential units feature in-unit washers and dryers and offer views of the surrounding cityscape and East River Crossings.

Opened in January 2019, The Essex Site 2 Property is part of the greater Essex Crossing development in the Lower East Side of Manhattan, New York, a 1.9 million square foot development project expected to be completed in 2024, comprised of nine sites with over 1,000 new residences, 300,000 square feet of retail space, including Trader Joe’s and Target, 350,000 square feet of office space and 100,000 square feet of green space, which will be connected by a below-ground, 150,000 square foot market place known as the Market Line. Additional offerings within Essex Crossing include Essex Market, a public market, the Gutter, a 12-lane bowling alley, an outdoor park space featuring a children’s play area and the International Center of Photography, which is expected to open in January 2020. Essex Crossing was developed by Delancey Street Associates, a partnership between L+M Development Partners (5.0%), BFC Partners (5.0%), Taconic Investment Partners (5.0%) and within Taconic, the Prusik Group (2.0% of Taconic’s 5.0% - 0.1%) and the Goldman Sachs Urban Investment Group (85.0%).

The Essex Site 2 Property multifamily unit mix consists of 48 studio, 49 one-bedroom, 71 two-bedroom and 27 three-bedroom units. As part of the overall Essex Crossing master-plan, The Essex Site 2 Property is required to operate 46.0% of the residential units as affordable housing units. The Essex Site 2 Property contains 97 market rate units and 98 affordable units. The affordable units consist of 53 low income units and 45 moderate income units. The low income units are designated for households whose income is between 37.0% and 57.0% of the area median income (“AMI”). The moderate income units are designated for households whose income is between 110.0% and 155.0% of the AMI. Leasing for the residential component started in December 2018 with all units 100.0% occupied as of September 10, 2019.

Residential Unit Summary(1)
Unit Type	Units	Occupied Units	% Occupied	Average Unit Size (SF)	Average Monthly In-Place Rent per Unit	Average Monthly In- Place Rent PSF
Studio	48	48	100.0%	436	$1,949	$54
1BR	49	49	100.0	601	$3,455	$69
2BR	71	71	100.0	848	$4,605	$65
3BR	27	27	100.0	1,093	$7,093	$78
Total/Wtd. Avg.	195	195	100.0%	718	$4,007	$65
(1)	Based on the underwritten rent roll dated September 10, 2019.

Residential Unit Mix(1)
	Market				Affordable: Moderate Income				Affordable: Low Income
Unit Type	Units	Average Unit Size (SF)	Average Monthly In-Place Rent per Unit	Average Monthly In-Place Rent PSF	Units	Average Unit Size (SF)	Average Monthly In-Place Rent per Unit	Average Monthly In-Place Rent PSF	Units	Average Unit Size (SF)	Average Monthly In-Place Rent per Unit	Average Monthly In-Place Rent PSF
Studio	12	497	$4,288	$103	15	415	$1,695	$49	21	415	$793	$23
1BR	25	626	$5,455	$105	9	575	$2,227	$46	15	575	$860	$18
2BR	39	906	$6,804	$90	17	776	$2,660	$41	15	778	$1,091	$17
3BR	21	1,108	$8,468	$92	4	1,040	$2,919	$34	2	1,051	$1,000	$11
Total/Wtd. Avg.	97	827	$6,505	$96	45	639	$2,275	$44	53	587	$904	$19
(1)	Based on the underwritten rent roll dated September 10, 2019.

 A-3-84

125 Delancey Street New York, NY 10002	Collateral Asset Summary – Loan No. 10 The Essex Site 2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,100,000 39.9% 3.66x 10.3%

The Essex Site 2 Property’s retail component is 100.0% leased to Regal Cinemas, which operates a 14-screen movie theater located on floors two through five of The Essex Site 2 Property. According to the borrower sponsors, Regal Cinemas spent approximately $11.0 million on theater build out. The theatre has modern reserved seating, a bar, concessions and Regal’s RPX screens. As of October 2019, Regal Cinemas operates 7,221 screens in 550 theatres located in 42 states along with American Samoa, the District of Columbia, Guam and Saipan. In February 2018, Regal Cinemas was acquired by Cineworld Group Plc, an international cinema chain operating in 10 countries. As of year-end 2018, Cineworld reported $4.7 billion in revenue. Regal Cinemas opened in April 2019 and has a lease expiration date of March 2039 with three, five-year renewal options and no termination options.

Retail Tenant Summary(1)
Tenant / Building	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Regal Cinemas	NR/NR/NR	65,000	100.0%	$78.85	100.0%	3/31/2039
Total		65,000	100.0%

(1)	Based on the underwritten rent roll dated as of September 10, 2019.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

Retail Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2020	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2021	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2022	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2023	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2024	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2025	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2026	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2027	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2028	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2029	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2030 & Thereafter	1	65,000	100.0	65,000	100.0%	$78.85	100.0	100.0%
Vacant	NAP	0	0.0	65,000	100.0%	NAP	NAP
Total / Wtd. Avg.	1	65,000	100.0%			$78.85	100.0%

(1)	Based on the underwritten rent roll dated September 10, 2019.

Environmental Matters.  The Phase I environmental report dated August 27, 2019 recommended no further action at The Essex Site 2 Property.

The Market.  The Essex Site 2 Property is located in the Lower East Side neighborhood of Manhattan, New York and offers access to the area’s network of highways including the FDR Drive, Interstate 78 and Interstate 278. The Essex Site 2 Property is located adjacent to Delancey Street Station, a subway stop that provides access to two of New York City’s 24-hour subway lines, and within walking distance to additional subway stations including Grand Street, Second Avenue and East Broadway. Additional transportation options in the area include the MTA Bus system and Port Authority Trans-Hudson Corporation, a heavy rail rapid-transit system that connects Manhattan and New Jersey. According to a third party report, as of the fourth quarter of 2018, New York City’s average household income is $197,449.

According to a third party report, The Essex Site 2 Property is located within the Soho retail submarket within the New York retail market. As of the third quarter of 2019, the New York retail market and Soho retail submarket had overall inventory of 591.7 million square feet and 5.8 million square feet, respectively, and exhibited vacancy rates of 3.8% and 5.8%, respectively. According to a third party report, The Essex Site 2 Property is located within the Lower East Side multifamily submarket within the New York multifamily market. The New York multifamily market is experiencing rent growth of approximately 3.3% in 2019, and as of the third quarter of 2019, reported a vacancy rate of 2.0%. As of the third quarter of 2019, the Lower East Side multifamily submarket reported an average asking rent of $3,683 and vacancy rate of 2.5%.

 A-3-85

125 Delancey Street New York, NY 10002	Collateral Asset Summary – Loan No. 10 The Essex Site 2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,100,000 39.9% 3.66x 10.3%

Cash Flow Analysis.

Cash Flow Analysis(1)
	U/W	U/W PSF
Residential Income(2)	$9,375,660	$45.72
Retail Income	5,125,000	24.99
Vacant Income	0	0
Gross Potential Rent	$14,500,660	$70.71
Total reimbursements	998,998	4.87
Net Rental Income	$15,499,658	$75.58
Vacancy	(684,816)	(3.34)
Other Income	94,404	0.46
Effective Gross Income	$14,909,246	$72.70
Total Expenses(3)	2,857,283	13.93
Net Operating Income	$12,051,963	$58.77
Replacement Reserves(4)	58,500	0.29
Net Cash Flow	$11,993,463	$58.48
(1)	Historical cash flows and occupancy are not available as The Essex Site 2 Property was constructed in 2019.

(2)	Underwritten Residential Income is based on the in-place rent roll as of September 10, 2019.

(3)	The Essex Property is subject to a 421-a tax abatement that started in 2019. Real estate taxes were underwritten to the 12 year average tax expense.

(4)	Replacement Reserves include rent from one commercial tenant and all residential units.

Property Management. The residential units are managed by C&C Apartment Management LLC. The theater unit is managed by Taconic Management Company LLC, a wholly owned subsidiary of Taconic Investment Partners.

Lockbox / Cash Management. The Essex Site 2 Whole Loan is structured with a hard lockbox and springing cash management. The borrowers were required at loan origination to deliver tenant direction letters instructing (a) residential tenants to send all payments in the form of credit card payments or checks to ClickPay who will process such payments and deposit the amount of such payments into a lender controlled lockbox account, and (b) residential tenants and retail tenant to deposit all other payments directly into the lockbox account. Additionally, the property manager is required to deposit all amounts constituting rents that it receives directly into the lockbox account. To the extent no Essex Cash Sweep Event (as defined below) is continuing, all funds in the lockbox account are required to be transferred to or at the direction of the borrowers. Following the occurrence and during the continuance of an Essex Cash Sweep Event, all funds in the lockbox account are required to be swept each business day to a segregated cash management account under the control of the lender and disbursed in accordance with The Essex Site 2 Whole Loan documents. To the extent there is an Essex Cash Sweep Event continuing, all excess cash flow after payment of debt service, required reserves and operating expenses are required to be held as additional collateral for The Essex Site 2 Whole Loan. The lender has been granted a first priority security interest in the cash management account.

An “Essex Cash Sweep Event” means the occurrence of (i) an event of default, (ii) an event of default under The Essex Site 2 Mezzanine Loan, (iii) any bankruptcy action of a borrower or property manager, or (iv) the date on which the debt service coverage ratio (as calculated in The Essex Site 2 Whole Loan documents and based on the trailing three-month period immediately preceding the date of determination) is less than 1.15x.

An Essex Cash Sweep Event Cure may be cured in accordance with the following conditions: with respect to an Essex Cash Sweep Event caused solely by (a) clause (i) above, the acceptance by the lender of a cure of such event of default, (b) clause (ii) above, The Essex Site 2 Mezzanine Loan default has been cured in accordance with the terms of The Essex Site 2 Mezzanine Loan documents, (c) clause (iii) above, the borrowers replace the property manager with a qualified manager under a replacement management agreement within 90 days of such bankruptcy action, and (d) clause (iv) above, the debt service coverage ratio (as calculated in The Essex Site 2 Whole Loan documents and based on the trailing three-month period immediately preceding the date of determination) is at least 1.15x for two consecutive quarters.

Initial and Ongoing Reserves.  At loan origination, the borrowers deposited (i) approximately $311,439 into a real estate tax reserve and (ii) $4,875 into a replacement reserve.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12 of the estimated annual real estate taxes, which currently equates to approximately $62,288 per month.

Insurance Reserve – The borrowers are required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12 of estimated insurance premiums. In the event the borrowers obtain and maintain a blanket insurance policy acceptable to the lender and no event of default under The Essex Site 2 Loan or The Essex Site 2 Mezzanine Loan (as defined below) has occurred and is continuing, the requirement for monthly deposits into the insurance reserve will be waived.

 A-3-86

125 Delancey Street New York, NY 10002	Collateral Asset Summary – Loan No. 10 The Essex Site 2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,100,000 39.9% 3.66x 10.3%

Replacements Reserve – The borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to $4,602.50 for the residential units and $812.50 for the theater unit.

Current Mezzanine or Subordinate Indebtedness. The related $58,000,000 B-note accrues at an interest rate of 5.25000%. The related mezzanine loan (“The Essex Site 2 Mezzanine Loan”) was funded concurrently and is coterminous with The Essex Site 2 Whole Loan. The Essex Site 2 Mezzanine Loan has an original principal balance as of the Cut-off Date of $40.0 million, accrues interest at a rate of 6.62500% per annum and is interest-only for the full term.

In connection with the tax abatement described below, the borrowers executed two enforcement notes payable to the order of the City of New York, acting by and through the Department of Housing Preservation and Development in the aggregate amount of $77,799,999 which are secured by two enforcement mortgages. No payments are due under the notes during the term of The Essex Site 2 Whole Loan and the enforcement mortgages are subordinate to the lien of the mortgage in favor of the lender. The notes will mature on October 25, 2099 but no payments of principal and interest are due until the maturity date. Upon a foreclosure of the lien of the mortgage in favor of the lender, the enforcement mortgages would be extinguished.

Condominium. The Essex Site 2 Property consists of four condominium units out of a total of seven condominium units that collectively comprise a condominium regime. The borrowers control three out of the seven votes on the condominium board and the Essex Master Tenant, which is an affiliate of the borrowers, controls two out of the seven votes on the condominium board pursuant to an irrevocably proxy given by the borrower in favor of the Essex Master Tenant under the Essex Master Lease.  In the event of a significant casualty or condemnation, the borrowers are required to cause the Essex Master Tenant to vote to rebuild and the failure to do so will result in full recourse to guarantor. Additionally, the lender has been appointed as the insurance trustee. If any amendment, modification or waiver to the condominium documents (i) adversely impairs or changes the priority of the lien held by a mortgagee with respect to a unit, or (ii) terminates the condominium, such amendment, waiver or modification will not be binding upon such mortgagee without its prior written consent.

Master Lease. The affordable housing unit at the Essex Site 2 Property is subject to a master lease (the “Essex Master Lease”) between the Residential Borrower and Site 2 DSA Affordable MT LLC (“Essex Master Tenant”), pursuant to which the Essex Master Tenant will operate the affordable housing unit and enter into subleases with residential tenants. The Essex Master Tenant and the lender entered into a subordination, non-disturbance and attornment agreement with respect to the Essex Master Lease whereby the Essex Master Tenant agreed to subordinate the Essex Master Lease to the lien of the mortgage in exchange for non-disturbance so long as the Essex Master Tenant is not in default under the Essex Master Lease. The Essex Master Tenant is a joint venture between Site 2 DSA Affordable Managers LLC, an affiliate of the Residential Borrower (“Site 2 Affordable Managers”), and Wells Fargo Affordable Housing Community Development Corporation (the “Investor Member”). Site 2 Affordable Managers owns 0.01% of the interests in the Essex Master Tenant and controls the day to day operations of the Essex Master Tenant, and the Investor Member owns 99.99% of the interests in the Essex Master Tenant. The lender has taken a pledge of Site 2 Affordable Manager’s equity interests in the Essex Master Tenant so that, upon foreclosure, an affiliate of Residential Borrower will not control the Essex Master Tenant.

Tax Abatement. The Essex Site 2 Property has received a tax exemption pursuant to Section 421-a of the New York Real Property Tax Law by which the Essex Site 2 Property is currently exempt from the payment of approximately 93.45% of the real estate taxes with respect to the residential units and 84.42% of real property taxes with respect to the theater unit, resulting in a total estimated real estate tax abatement of approximately $28 million. The exemption expires in 2054.

 A-3-87

1843 Village West Parkway Kansas City, KS 66111	Collateral Asset Summary – Loan No. 11 Legends at Village West	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,948,301 53.3% 1.67x 9.5%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Refinance
Borrower Sponsors(1):	Various
Borrower:	W-LD Legends Owner VII, L.L.C.
Original Balance(2):	$35,000,000
Cut-off Date Balance(2):	$34,948,301
% by Initial UPB:	3.4%
Interest Rate:	3.86000%
Payment Date:	6th of each month
First Payment Date:	December 6, 2019
Maturity Date:	November 6, 2024
Amortization:	360 Months
Additional Debt(2):	$84,874,444 Pari Passu Debt
Call Protection(3):	L(25), D(31), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(4)
	Initial	Monthly	Cap
Taxes:	$3,569,900	$594,983	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	$9,955	NAP
TI/LC:	$10,000,000	Springing	$2,500,000
Required Repairs:	$227,700	NAP	NAP

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Kansas City, KS
Year Built / Renovated:	2005 / 2019
Total Sq. Ft.:	702,750
Property Management:	Legacy Asset Management, LLC
Underwritten NOI:	$11,374,151
Underwritten NCF:	$11,254,688
Appraised Value(5):	$225,000,000
Appraisal Date:	September 1, 2021

Historical NOI
Most Recent NOI:	$11,613,298 (T-12 August 31, 2019)
2018 NOI:	$11,283,528 (December 31, 2018)
2017 NOI:	$11,786,643 (December 31, 2017)
2016 NOI:	$10,933,398 (December 31, 2016)

Historical Occupancy
Most Recent Occupancy:	92.1% (September 15, 2019)
2018 Occupancy:	96.6% (December 31, 2018)
2017 Occupancy:	90.9% (December 31, 2017)
2016 Occupancy:	95.2% (December 31, 2016)

Financial Information(2)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon(5)	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$34,948,301
Pari Passu Notes	84,874,444
Whole Loan	$119,822,745	$171 / $155	53.3% / 48.3%	1.68x / 1.67x	9.5% / 9.4%	10.5% / 10.4%
(1)	See “The Borrower / Borrower Sponsor” below.
(2)

The Legends at Village West loan consists of the non-controlling Note A-2 (the “Legends at Village West Loan”) and is part of a whole loan evidenced by three pari passu notes having an aggregate outstanding principal balance as of the Cut-off Date of approximately $119.8 million (the “Legends at Village West Whole Loan”). See “Whole Loan Summary” chart herein.

(3)

The Legends at Village West Whole Loan lockout period is required to be at least 25 payments beginning with and including the first payment date of December 6, 2019. Defeasance of the full $120.0 million Legends at Village West Whole Loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last promissory note to be securitized and (ii) October 22, 2022. The assumed lockout period of 25 months is based on the expected closing date of the COMM 2019-GC44 securitization in December 2019. The actual lockout period may be longer.

(4)	For a full description of Escrows and Reserves, see “Initial and Ongoing Reserves”.
(5)

The appraised value represents the aggregate “as-stabilized” appraised value of the Legends at Village West Property (as defined below) as of September 1, 2021 which assumes the mortgaged property achieves stabilized occupancy. On the origination date of the Legends at Village West Whole Loan, an upfront reserve of $10,000,000 was deposited into the leasing reserve account. The Cut-off Date LTV Ratio and LTV Ratio at Maturity / ARD, calculated based on the aggregate “as-is” Appraised Value of $205,000,000 are 58.5% and 53.0% respectively.

 A-3-88

1843 Village West Parkway Kansas City, KS 66111	Collateral Asset Summary – Loan No. 11 Legends at Village West	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,948,301 53.3% 1.67x 9.5%

 The relationship between the holders of the Legends at Village West Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Non-Serviced Pari Passu Whole Loans” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$50,000,000	$49,926,144	Benchmark 2019-B14(1)	Yes
Note A-2	35,000,000	34,948,301	COMM 2019-GC44	No
Note A-3	35,000,000	34,948,301	CREFI(2)	No
Total	$120,000,000	$119,822,745
(1)	The Benchmark 2019-B14 securitization transaction is expected to close prior to the Closing Date.
(2)	Expected to be contributed to one or more future securitization transactions.

The Legends at Village West Whole Loan, which accrues interest at an interest rate of 3.86000% per annum, has an outstanding principal balance as of the Cut-Off Date of approximately $119.8 million. The Legends at Village West Whole Loan had an initial term of 60 months, has a remaining term of 59 months and will amortize on a 30-year schedule. The proceeds of the Legends at Village West Whole Loan were primarily used to refinance prior debt secured by the Legends at Village West Property, fund upfront reserves, and cover closing costs. Based on the appraised value of $225.0 million as of the October 4, 2019 appraisal, the Legends at Village West Whole Loan Cut-Off Date LTV Ratio is 53.3%.

The most recent prior financing of the Legends at Village West Property was not included in a prior securitization transaction.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$120,000,000	84.4%	Loan Payoff	$127,397,288	89.6%
Sponsor Equity	22,257,132	15.6	Upfront Reserves	13,797,600	9.7
			Closing Costs	1,062,245	0.7
Total Sources	$142,257,132	100.0%	Total Uses	$142,257,132	100.0%

The Borrower / Borrower Sponsor. The borrowing entity for the Legends at Village West Whole Loan is W-LD Legends Owner VII, L.L.C., a Delaware limited liability company and special purpose entity with at least two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Legends at Village West Whole Loan.

The loan sponsors and non-recourse carveout guarantors are Walton Street Real Estate FUND VII, L.P., Walton Street Real Estate Investors VII, L.P., Walton Street Real Estate Fund VII-Q, L.P., Walton Street Real Estate Fund VII-E, L.P., Walton Street Real Estate Partners VII, L.P., Walton Street Real Estate Partners VII-NGE, L.P., Walton Street Real Estate Fund VII-NUS, L.P. and WSC Capital Holdings VII, L.P. (collectively, “Walton Street”). Walton Street is required to maintain a net worth of at least $75.0 million and liquidity of at least $7.5 million through the loan term. Walton Street, a private equity real estate investment firm based in Chicago, sponsors equity and debt investment funds and currently has approximately $10.2 billion of real estate assets under management.

The Property.

The Legends at Village West property is a regional open-air outlet shopping center that comprises 702,750 sq. ft. of gross leasable area (including two operation and easement agreement outparcels that contribute to common area maintenance only), located in the southeast quadrant of Village West Parkway and Parallel Parkway in Kansas City, Kansas (the “Legends at Village West Property”). The Legends at Village West Property was developed by RED Development in 2005 and later underwent a conversion, in order to become an entertainment-focused outlet center. The Legends at Village West Property is located on a site that is 79.2 acres and it is part of the 400-acre Village West Tourism District which includes: the Nebraska Furniture Mart, Community America Ballpark, Kansas Speedway, Hollywood Casino, Sporting KC’s soccer stadium (18,500 seats), Kansas City T-Bones stadium (4,800 seats) and the 660,000 square foot Cerner office campus. Kansas Speedway and Village West attract over 10 million visitors annually. In addition, the Legend at Village West Property’s proximity to the Nebraska Furniture Mart, one of the nation’s top two highest-volume furniture outlets in the country, and Cabela’s, brings a large volume of traffic to the Legends at Village West Property.

 A-3-89

1843 Village West Parkway Kansas City, KS 66111	Collateral Asset Summary – Loan No. 11 Legends at Village West	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,948,301 53.3% 1.67x 9.5%

Major Tenants.

American Multi-Cinema, Inc. (88,270 sq. ft.; 12.6% of NRA; 8.9% of U/W Base Rent): The largest tenant at the Legends at Village West Property, American Multi-Cinema, Inc. (NYSE: “AMC”) has occupied the Legends at Village West Property since 2015 with the original lease term expiring on August 31, 2028 plus three, five-year renewal options. AMC operates 14 screens at the Legends at Village West Property and reported sales of approximately $6.5 million at the Legends at Village West Property location as of August 31, 2019, resulting in sales of $466,417 per screen. Founded in 1920 and headquartered in Leawood, Kansas, AMC is the largest movie theater chain in the United States. As of August 2019, AMC operated approximately 1,000 theaters with 11,000 screens worldwide. The company operates under the Dalian Wanda Group since being acquired by the Chinese media conglomerate in 2012. In the second quarter of 2019, AMC generated roughly $1.5 billion in total revenues, a 4.4% increase year-over-year.

Dave & Buster’s (46,953 sq. ft.; 6.7% of NRA; 6.3% of U/W Base Rent): The second largest tenant at the Legends at Village West Property, Dave & Buster’s (NASDAQ: PLAY), has occupied the Legends at Village West Property since November 2005. Dave & Buster’s currently has a lease expiration date of November 30, 2022 plus three, five-year extension options remaining and no termination options. Dave & Buster’s reported sales of approximately $7.6 million as of August 31, 2019. Dave & Buster’s was founded in 1982 and it is currently headquartered in Dallas, Texas. Dave & Buster’s operates a chain of restaurants offering a variety of American-style menu options, a full bar and entertainment options which include an arcade and sports viewings. As of September 2019, the company operated over 110 locations in 39 states and Puerto Rico and one in Canada. During the second quarter of 2019, Dave & Buster’s reported total revenues of $344.6 million which represented an 8.0% increase from the prior year.

TJ Maxx (29,956 sq. ft.; 4.3% of NRA; 2.1% of U/W Base Rent): The third largest tenant at the Legends at Village West Property, TJ Maxx (NYSE: “TJX”), has been a tenant since October 2005. TJX holds a lease that expires in October 2020 and has four, five-year extension options remaining. TJX reported sales of approximately $9.8 million as of August 31, 2019, a 9.2% increase since December 31, 2018. Founded in 1956 and headquartered in Framingham, Massachusetts, TJX (rated A2/A+ by Moody’s/S&P) is the nation’s largest off-price apparel and home fashion retailer. TJX sells brand-name goods at discounted prices. TJX operated 4,412 stores totaling over 118 million sq. ft. of space across the United States, Canada, Europe, and Australia. This includes 1,260 TJ Maxx stores, 1,107 Marshalls stores, 783 HomeGoods stores, 39 Sierra Trading Post stores and 23 Homesense stores in the United States. TJX Companies reported estimated net sales for 2019 of approximately $39.0 billion which was an 8.7% increase from 2018. For the first half of fiscal 2020, net sales are projected to be $19.1 billion, representing a 5.8% year-over-year increase.

The Legends at Village West Property is located in the Kansas City metropolitan statistical area (“MSA”). According to the appraisal, the Kansas City MSA estimated 2019 population is 2,179,053. The average household income for the MSA in 2019 is estimated to be $88,209. According to a third party report, as of January 1, 2019, the population within a one-, three- and five-mile radius of the Legends at Village West Property was 2,008, 15,177 and 44,455, respectively. Additionally, the average household income within a one-, three- and five-mile radius of the Legends at Village West Property was $98,681, $108,484 and $94,399, respectively.

 A-3-90

1843 Village West Parkway Kansas City, KS 66111	Collateral Asset Summary – Loan No. 11 Legends at Village West	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,948,301 53.3% 1.67x 9.5%

Tenant Summary(1)
Tenant	Ratings (Moody’s/S&P/Fitch)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(3)	% of Total U/W Base Rent(3)	Lease Expiration	Sales PSF(4)	Sales Date	Occupancy Cost(4)
American Multi-Cinema, Inc.(5)	NR / NR / NR	88,270	12.6%	$13.73	8.9%	8/31/2028	$466,417	8/31/2019	27.0%
Dave & Buster’s(5)	NR / NR / NR	46,953	6.7%	$18.15	6.3%	11/30/2022	$161	8/31/2019	17.0%
TJ Maxx(6)	A2 / A+ / NR	29,956	4.3%	$9.50	2.1%	10/31/2020	$328	8/31/2019	7.1%
H&M(7)	NR / NR / NR	25,025	3.6%	$7.42	1.4%	1/31/2028	$106	8/31/2019	7.0%
Off Broadway Shoes(8)	NR / NR / NR	21,554	3.1%	$16.75	2.7%	1/31/2026	$321	8/31/2019	10.4%
HomeGoods(6)	A2 / A+ / NR	20,150	2.9%	$12.15	1.8%	5/31/2028	NAV	8/31/2019	NAV
Old Navy(9)	Baa2 / BB+ / NR	17,266	2.5%	$15.00	1.9%	7/31/2021	$294	8/31/2019	10.6%
Polo Ralph Lauren(6)	A2 / A- / NR	16,979	2.4%	$2.42	0.3%	10/31/2021	$247	8/31/2019	2.1%
Books a Million(10)	NR / NR / NR	16,846	2.4%	$7.83	1.0%	1/31/2022	$73	8/31/2019	10.8%
Cavender’s(11)	NR / NR / NR	16,207	2.3%	$11.02	1.3%	5/31/2028	$241	8/31/2019	8.9%
Subtotal/Weighted Average		299,206	42.6%	$12.54	27.7%
Other Tenants		348,093	49.5%	28.17	72.3%
Total Occupied Space		647,299	92.1%	$20.94	100.0%
Vacant		55,451	7.9%
Total		702,750	100.0%
(1)	Based on the September 15, 2019 rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)

U/W Base Rent PSF and % of Total U/W Base Rent of $13,007,843 includes $123,690 of contractual rent steps underwritten through October 2020 and $66,204 related to the present value of all rent steps for Verizon, Converse, Under Armour, and Homegoods through the term of the loan. U/W Base Rent PSF and % of Total Base Rent also includes $547,978 of percentage rent paid by tenants whose rent is calculated monthly as a factor of sales.

(4)	Sales PSF and Occupancy Cost are as of August 31, 2019. Sales PSF for American Multi-Cinema, Inc. represents sales per screen, 14 screens, at the Legends at Village West Property.
(5)	Dave & Buster’s has three, five-year renewal options.
(6)	TJ Maxx has four, five-year lease renewal options, including an option to extend the term (original or having been extended) to the January 31 following term expiration.
(7)	H&M has four, five-year lease renewal options.
(8)	Off Broadway Shoes has one, five-year renewal option.
(9)	Old Navy has two, five-year renewal options.
(10)	Books a Million has four, five-year renewal options.
(11)	Cavender’s has one, five-year renewal option.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(3)	% U/W Base Rent Rolling(3)	Cumulative % of U/W Base Rent(3)
MTM	0	0	0.0%	0	0.0%	$0.0	0.0%	0.0%
2019	4	30,005	4.3	30,005	4.3%	$5.12	1.1	1.1%
2020	9	63,490	9.0	93,495	13.3%	$18.88	8.8	10.0%
2021	21	126,798	18.0	220,293	31.3%	$20.66	19.3	29.3%
2022	10	92,365	13.1	312,658	44.5%	$22.02	15.0	44.3%
2023	6	21,153	3.0	333,811	47.5%	$32.48	5.1	49.4%
2024	10	23,919	3.4	357,730	50.9%	$30.88	5.4	54.8%
2025	3	11,333	1.6	369,063	52.5%	$38.83	3.2	58.1%
2026	12	69,555	9.9	438,618	62.4%	$29.80	15.3	73.4%
2027	5	35,130	5.0	473,748	67.4%	$28.65	7.4	80.8%
2028	6	157,392	22.4	631,140	89.8%	$12.98	15.1	95.9%
2029	3	11,906	1.7	643,046	91.5%	$16.60	1.5	97.3%
2030 & Thereafter	1	4,253	0.6	647,299	92.1%	$85.56	2.7	100.0%
Vacant	NAP	55,451	7.9	702,750	100.0%	NAP	NAP
Total / Wtd. Avg.	90	702,750	100.0%			$28.54	100.0%
(1)	Based on the underwritten rent roll dated September 15, 2019.
(2)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.
(3)

Annual U/W Base Rent per sq. ft., % of U/W Base Rent Rolling, and Cumulative of U/W Base Rent of $13,007,843 includes $123,690 of contractual rent steps underwritten through October 2020 and $66,204 related to the present value of all rent steps for Verizon, Converse, Under Armour, and Homegoods through the term of the Legends at Village West Whole Loan.

 A-3-91

1843 Village West Parkway Kansas City, KS 66111	Collateral Asset Summary – Loan No. 11 Legends at Village West	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,948,301 53.3% 1.67x 9.5%

Cash Flow Analysis.

Cash Flow Analysis
	2016	2017	2018	T-12 8/31/2019	U/W(1)	U/W (PSF)(1)
Base Rent	$11,844,504	$13,154,702	$12,727,178	$12,936,723	$12,817,949	$18.24
Reimbursements	7,704,228	8,494,591	8,394,509	8,970,806	8,639,619	12.29
Rent Steps(1)	0	0	0	0	189,893	0.27
Potential Income	0	0	0	0	2,308,911	3.29
Gross Potential Rent	$19,548,732	$21,649,293	$21,121,687	$21,907,529	$23,956,373	$34.09
Other Income(2)	1,867,831	1,211,203	1,138,693	1,181,898	1,109,546	1.58
Vacancy & Credit Loss(3)	(0)	(0)	(0)	(0)	(2,308,911)	(3.29)
Effective Gross Income	$21,416,563	$22,860,496	$22,260,380	$23,089,427	$22,757,007	$32.38
Real Estate Taxes	6,550,296	6,842,850	6,542,634	6,836,446	6,993,185	9.95
Insurance	143,226	142,175	141,469	143,680	147,985	0.21
Management Fee	614,865	658,370	709,248	668,750	682,710	0.97
Total Other Expenses	3,174,778	3,430,458	3,583,501	3,827,253	3,558,977	5.06
Net Operating Income	$10,933,398	$11,786,643	$11,283,528	$11,613,298	$11,374,151	$16.19
Replacement Reserves	0	0	0	0	119,463	0.17
TI/LC	0	0	0	0	0	0.00
Net Cash Flow	$10,933,398	$11,786,643	$11,283,528	$11,613,298	$11,254,688	$16.02
(1)

Rent Steps include $123,690 of contractual rent steps underwritten through October 2020 and the present value of all rent steps for Verizon, Converse, Under Armour, and Homegoods through the term of the loan.

(2)	Other Income consists of percentage rent, storage rent, late fees and marketing funds.
(3)	U/W Vacancy & Credit Loss represents the underwritten economic vacancy of 9.6%.

 A-3-92

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 A-3-93

1100 15th Street Northwest Washington, DC 20005	Collateral Asset Summary – Loan No. 12 Midtown Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,525,000 39.8% 3.98x 12.6%

Mortgage Loan Information
Loan Seller:	GSMC
Loan Purpose:	Refinance
Borrower Sponsor:	Carr Properties OC LLC
Borrower:	1100 15th Street LLC
Original Balance(1):	$32,525,000
Cut-off Date Balance(1):	$32,525,000
% by Initial UPB:	3.2%
Interest Rate:	3.08500%
Payment Date:	11th of each month
First Payment Date:	November 11, 2019
Maturity Date(2):	October 11, 2029
Amortization(2):	Interest Only, ARD
Additional Debt(1)(3):	$349,475,000 Pari Passu Debt; $143,000,000 Subordinate Debt
Call Protection(4):	L(26), D(87), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Replacement Reserve:	$0	Springing	$433,827
TI/LC Reserve:	$0	Springing	$1,735,308
Rent Concession Reserve:	$1,166,184	$0	NAP
Existing TI/LC Obligations Reserve:	$31,164,159	$0	NAP

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Washington, DC
Year Built / Renovated:	2017 / NAP
Total Sq. Ft.:	867,654
Property Management:	Columbia Equity Services, LLC
Underwritten NOI:	$48,032,614
Underwritten NCF:	$47,551,162
Appraised Value:	$960,000,000
Appraisal Date:	August 23, 2019

Historical NOI(5)
Most Recent NOI:	NAV
2018 NOI:	NAV
2017 NOI:	NAV
2016 NOI:	NAV

Historical Occupancy(5)
Most Recent Occupancy:	99.7% (August 31, 2019)
2018 Occupancy:	NAV
2017 Occupancy:	NAV
2016 Occupancy:	NAV

Financial Information(1)(2)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$32,525,000
Pari Passu Notes	349,475,000
Total Senior Notes	$382,000,000	$440 / $440	39.8% / 39.8%	4.02x / 3.98x	12.6% / 12.4%	12.6% / 12.4%
Subordinate Notes	143,000,000
Total Debt	$525,000,000	$605 / $605	54.7% / 54.7%	2.93x / 2.90x	9.1% / 9.1%	9.1% / 9.1%
(1)

The Midtown Center loan consists of the non-controlling Notes A-2-6 and A-2-7 with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $32.525 million (the “Midtown Center Loan”). The Midtown Center Loan is part of a $525.0 million whole loan that is evidenced by 13 promissory notes: 10 pari passu senior notes with an aggregate original principal balance of $382.0 million (the “Midtown Center Senior Notes”) and three subordinate notes with an aggregate original principal balance of $143.0 million (the “Midtown Center Subordinate Notes”) and, together with the Midtown Center Senior Notes, the “Midtown Center Whole Loan”). Only the Midtown Center Loan will be included in the COMM 2019-GC44 Trust.

(2)

The Midtown Center Whole Loan has an anticipated repayment date of October 11, 2029 (the “Anticipated Repayment Date” or “ARD”) and a final maturity date of September 30, 2033. In the event of a Fannie Mae termination event (as defined in the offering circular) prior to or contemporaneously with the Anticipated Repayment Date, the final maturity date will be accelerated to the Anticipated Repayment Date.

(3)

The Midtown Center Subordinate Notes, with an aggregate outstanding principal balance as of the Cut-off Date of $143.0 million, accrue interest at a fixed rate of 3.08500% per annum. The Midtown Center Subordinate Notes each have a 120-month term and are interest only for the full term. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—Midtown Center Whole Loan” in the Prospectus.

(4)

The lockout period will be at least 26 payments beginning with and including November 11, 2019. The borrower has the option to defease the Midtown Center Whole Loan in full after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) November 11, 2022.

(5)	Historical operating statements were not obtained, as the Midtown Center Property was built in 2017 and the majority of leases did not commence until May 2018 or thereafter.

 A-3-94

1100 15th Street Northwest Washington, DC 20005	Collateral Asset Summary – Loan No. 12 Midtown Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,525,000 39.8% 3.98x 12.6%

The relationship between the holders of the Midtown Center Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—Midtown Center” in the Prospectus. In addition, there is no controlling class representative and no directing holder under the DC Office Trust 2019-MTC securitization transaction, which holds the Midtown Center Whole Loan control note and governs the servicing of the Midtown Center Whole Loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1-1	$135,950,000	$135,950,000	DC Office Trust 2019-MTC	Yes
Note A-1-2	52,525,000	52,525,000	DC Office Trust 2019-MTC	No
Note A-1-3	72,525,000	72,525,000	DC Office Trust 2019-MTC	No
Note A-2-1	12,068,966	12,068,966	BANK 2019-BNK22	No
Note A-2-2	13,881,034	13,881,034	BANK 2019-BNK22	No
Note A-2-3	10,000,000	10,000,000	BANK 2019-BNK22	No
Note A-2-4	37,931,034	37,931,034	BANK 2019-BNK22	No
Note A-2-5	14,593,966	14,593,966	BANK 2019-BNK22	No
Note A-2-6	6,262,500	6,262,500	COMM 2019-GC44	No
Note A-2-7	26,262,500	26,262,500	COMM 2019-GC44	No
Senior Notes	$382,000,000	$382,000,000
Note B-1-1	64,350,000	64,350,000	DC Office Trust 2019-MTC	No
Note B-1-2	39,325,000	39,325,000	DC Office Trust 2019-MTC	No
Note B-1-3	39,325,000	39,325,000	DC Office Trust 2019-MTC	No
Whole Loan	$525,000,000	$525,000,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$382,000,000	72.8%	Loan Payoff	$472,344,264	90.0%
Subordinate Notes	143,000,000	27.2	Upfront Reserves	32,330,342	6.2
			Closing Costs	3,221,663	0.6
			Return of Equity	17,103,731	3.3
Total Sources	$525,000,000	100.0%	Total Uses	$525,000,000	100.0%

The Borrowers / Borrower Sponsors. The borrower is 1100 15th Street LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Midtown Center Whole Loan.

The borrower sponsor and nonrecourse carveout guarantor for the Midtown Center Whole Loan is Carr Properties OC LLC (“Carr Properties”). Carr Properties is a privately held real estate investment trust that owns, manages, acquires, and develops properties in Washington, D.C. and Boston, Massachusetts. Carr Properties currently owns a portfolio of 23 commercial office properties totaling over 4.2 million sq. ft. and maintains a pipeline of three development projects that is expected to add a further 1.25 million sq. ft. to its portfolio.

The Property. The Midtown Center Property is comprised of a 14-story, trophy class office building totaling 867,654 sq. ft. and a three-level underground parking garage located at the northwest intersection of 15th Street Northwest and L Street Northwest within downtown Washington, DC. Constructed in 2017, the Midtown Center Property is situated on a 2.2-acre parcel, features a glass and copper-clad façade and was designed to achieve LEED Certified Gold designation.

Designed by New York–based SHoP Architects, the improvements of the Midtown Center Property replaced the former headquarters building of The Washington Post, which the borrower sponsor demolished in 2016 after acquiring the site in 2014. The Midtown Center Property comprises two towers (the “East Tower” and the “West Tower”) that are connected by a series of three bridges. Amenities at the Midtown Center Property include a fitness center, a 5,000 sq. ft. rooftop terrace and a 1,000 sq. ft. rooftop conference room, a bike room with bike repair station and electric car charging stations within the parking garage. The Midtown Center Property features a private alley, located between the retail plaza and the neighboring property, with over 10,000 sq. ft. of outdoor space available for outdoor seating and programming. Per the zoning report, parking is not required at the Midtown Center Property, however, the Midtown Center Property contains an underground parking garage with 546 parking spaces, resulting in a parking ratio of approximately 0.6 spaces per 1,000 sq. ft. of net rentable area.

As of August 31, 2019, the Midtown Center Property was 99.7% leased to nine tenants. Approximately 4.8% of the net rentable area and 3.8% of the underwritten base rent at the Midtown Center Property is attributed to seven ground floor and lower level retail tenants with frontage along 15th Street, including restaurants and a coffee shop.

 A-3-95

1100 15th Street Northwest Washington, DC 20005	Collateral Asset Summary – Loan No. 12 Midtown Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,525,000 39.8% 3.98x 12.6%

Major Tenants.

Fannie Mae (713,500 sq. ft.; 82.2% of NRA; 82.9% of U/W Base Rent; 9/30/2033 lease expiration) – Fannie Mae (AAA/Aaa/AA+ by Fitch/Moody’s/S&P) signed a lease in 2015 to move their global headquarters to the Midtown Center Property. Fannie Mae, a government sponsored enterprise, provides housing finance for homebuyers, rentals and multifamily rental properties in the United States. Fannie Mae provides liquidity to the single-family market by purchasing and guaranteeing mortgage loans that are made by its lender customers and issuing debt securities that attract global investors to finance U.S. housing. Fannie Mae operates regional offices in Virginia, Texas, Georgia, Illinois, California, Pennsylvania, Maryland, Massachusetts and New York.

Fannie Mae occupies the West Tower and a portion of the East Tower (floors 6-14, a portion of floor 5, bridges and below grade space). Fannie Mae’s lease commenced in phases in November 2017 (“Phase One”; 43.7% of total Fannie Mae NRA) and May 2018 (“Phase Two”; 56.3% of total Fannie Mae NRA).

Contraction Option: Fannie Mae has the right to contract its leased premises by one full floor each lease year (subject to the conditions below) on the 6th, 7th, 8th, and 9th anniversaries of the rent commencement date for the Phase Two premises (May 31, 2019), each with 18 months’ prior notice.

●	First contraction right to be exercised: Fannie Mae has the option to contract all of the space leased on the then lowest floor of East Tower.

●	Second contraction right to be exercised: Fannie Mae has the option to contract all of the space leased on the then lowest floor of West Tower excluding the 3rd and 4th floors.

●

Third contraction right to be exercised: Fannie Mae has the option to contract all of the space leased on the then lowest floor of (i) if Fannie Mae has expanded its premises, the East Tower or (ii) if the premises have not been expanded, the West Tower (excluding the 3rd and 4th Floors).

●

Fourth contraction right to be exercised: Fannie Mae has the option to contract all of the space leased on the then lowest floor of (i) if the third contraction space was located in the East Tower, the West Tower (excluding the 3rd and 4th floors) or (ii) if the third contraction space was located in the West Tower, the East Tower.

Fannie Mae is required to pay a contraction fee equal to the prorated portion (based on the proportion of the entire Fannie Mae demised premises) of (A) the tenant allowance actually expended, applied, or credited by the borrower, (B) the brokerage commissions paid by the borrower, (C) $2,800,000 for the Midtown Center Borrower’s base building obligations and tenant improvement items, (D) $8,000,000 for the borrower’s base building work acceleration costs, and (E) $15,000,000 for the borrower’s early termination of lease of the preexisting tenant (collectively, the “Required Fees”). The contraction fee is required to be amortized monthly, with six percent annual interest thereon, on a straight-line basis during the initial term of the Midtown Center Whole Loan (i.e., through the Anticipated Repayment Date).

Termination Option: Fannie Mae has the right to terminate its lease effective as of May 31, 2029, with 32 months’ prior notice. Fannie Mae is required to pay a termination fee of the unamortized portion of landlord’s lease costs as of the termination date (which such amount is $66,191,869 if Fannie Mae’s premises is neither expanded nor contracted as of the termination date). In addition, Fannie Mae exercising its termination option triggers a cash trap event period under the loan documents.

Fannie Mae has the right to extend its lease for two periods of: (i) with respect to the first renewal, either (A) five years or (B) 10 years, and (ii) with respect to the second renewal, either (A) if the first renewal is five years, either (x) five years or (y) nine years and seven months or (B) if the first renewal is 10 years, four years and seven months, in any event, each with 30 months’ notice, at the fair market rental rate.

WeWork (109,943 sq. ft., 12.7% of NRA; 13.4% of U/W Base Rent; November 30, 2036 lease expiration). WeWork Companies Inc. provides furnished and fully-serviced shared workspaces, primarily to small and midmarket enterprises. The entity on the WeWork lease is 1100 15th Street NW Tenant LLC, and the lease is guaranteed by WeWork Companies Inc. The initial maximum aggregate liability of the lease guarantor is limited to 12 months of (i) monthly base rent, (ii) imputed gross up for tenant’s proportional share of operating expenses and real estate taxes equal to $25.00 per rentable square foot, and (iii) guaranty enforcement costs (collectively, the “Guaranteed Obligations”). As long as the tenant is not then in default under its lease beyond any applicable notice and cure periods, the lease guarantor’s cap on liability will be reduced to 10 months of the Guaranteed Obligations beginning in December 2024, eight months of the Guaranteed Obligations beginning December 2025, four months of the Guaranteed Obligations beginning in December 2026, three months of the Guaranteed Obligations beginning in December 2029, two months of the Guaranteed Obligations beginning in December 2031 and the lease guarantors liability will be reduced to $0 from December 2033 through the remainder of the lease term.

Other than Fannie Mae and WeWork, no tenant makes up more than 1.4% of net rentable area or 1.2% of underwritten base rent at the Midtown Center Property.

 A-3-96

1100 15th Street Northwest Washington, DC 20005	Collateral Asset Summary – Loan No. 12 Midtown Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,525,000 39.8% 3.98x 12.6%

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent per Sq. Ft.	% of Total U/W Base Rent	Lease Expiration
Major Tenants
Fannie Mae(3)(4)	Aaa / AAA / AA+	713,500	82.2%	$49.83	82.9%	9/30/2033
WeWork(5)(6)(7)	NR / NR / NR	109,943	12.7	$52.19	13.4	11/30/2036
Total Major Tenants		823,443	94.9%	50.14	96.2%
Non-Major Tenants(8)		41,728	4.8	38.65	3.8
Total / Wtd. Avg. Occupied		865,171	99.7%	$49.59	100.0%
Vacant Space		2,483	0.3
Total / Wtd. Avg.		867,654	100.0%
(1)	Based on the underwritten rent roll dated August 31, 2019.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)

The U/W Base Rent per Sq. Ft. shown above represents Fannie Mae’s rental rate including its contractual rent step in December 2019. The lender’s underwriting gives separate credit for straight-line rent averaging through the remaining loan term to the Anticipated Repayment Date. The total implied underwritten rental rate for Fannie Mae, inclusive of the rent step and straight line credit, is approximately $55.21 per Sq. Ft. See “Underwritten Net Cash Flow” below.

(4)	Fannie Mae has a contraction options and a termination option that are further detailed in the “Major Tenants” section above.
(5)

The entity on the WeWork lease is 1100 15th Street NW Tenant LLC, and the lease is guaranteed by WeWork Companies Inc. (which is the rated entity). The maximum aggregate liability of the lease guarantor is detailed in “The Property” section above.

(6)

The U/W Base Rent per Sq. Ft. and % of Total U/W Base Rent shown above represent WeWork’s rental rate including its contractual rent step in September 2020. With respect to 39,785 sq. ft. on the 4th floor of the West Tower (“4W Space”; 36.2% of the total WeWork NRA), the lender has given additional underwriting credit by straight-line rent averaging through the remaining loan term to the Anticipated Repayment Date, because Fannie Mae is (i) obligated to begin paying rent attributable to the 4W Space in the event the WeWork lease is terminated due to a lease default or bankruptcy; and (ii) required to pay the borrower the related share of any losses it incurs with respect to the 4W Space (as a proportion of WeWork’s total net rentable area) that are attributable to WeWork’s non-performance of its lease obligations. The total implied underwritten rental rate for WeWork, inclusive of the rent step and straight line credit for the 4W Space, is approximately $53.92 per sq. ft. See “Underwritten Net Cash Flow” below. $1,166,184 representing future rent credits and abatements under the WeWork lease were reserved for at the time of origination of the Midtown Center Whole Loan.

(7)	WeWork is entitled to free rent through December 2019. A rent concession reserve was required at origination for full abated amounts.
(8)	Non-Major Tenants include seven ground floor and lower level retail tenants.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2020	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2021	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2022	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2023	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2024	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2025	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2026	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2027	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2028	1	2,055	0.2	2,055	0.2%	$46.35	0.2	0.2%
2029	4	21,432	2.5	23,487	2.7%	$35.60	1.8	2.0%
2030 & Thereafter	5	841,684	97.0	865,171	99.7%	$49.95	98.0	100.0%
Vacant	NAP	2,483	0.3	867,654	100.0%	NAP	NAP
Total / Wtd. Avg.	10	867,654	100.0%			$49.59	100.0%

(1)	Based on the underwritten rent roll dated August 31, 2019.

 A-3-97

1100 15th Street Northwest Washington, DC 20005	Collateral Asset Summary – Loan No. 12 Midtown Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,525,000 39.8% 3.98x 12.6%

Cash Flow Analysis.

Cash Flow Analysis(1)
	U/W	U/W PSF(2)
Base Rent(3)	$41,872,354	$48.26
Rent Average Benefit(4)	4,031,666	4.65
Contractual Rent Step(5)	1,030,620	1.19
Grossed Up Vacant Space	124,150	0.14
Gross Potential Rent	$47,058,790	$54.24
Other Income	1,980,000	2.28
Total Recoveries	20,408,599	23.52
Net Rental Income	$69,447,389	$80.04
(Vacancy & Credit Loss)	(689,650)	(0.79)
Effective Gross Income	$68,757,739	$79.25
Real Estate Taxes	11,734,113	13.52
Insurance	189,402	0.22
Management Fee	1,000,000	1.15
Other Operating Expenses	7,801,610	8.99
Total Operating Expenses	$20,725,125	$23.89
Net Operating Income	$48,032,614	$55.36
Replacement Reserves	173,531	0.20
TI/LC	307,921	0.35
Net Cash Flow	$47,551,162	$54.80
(1)	Based on the underwritten rent roll dated August 31, 2019. Historical operating statements were not obtained and were not considered relevant to the lender’s underwriting, as the majority of leases at the Midtown Center Property did not commence until May 2018 or thereafter.
(2)	U/W PSF is based on 867,654 sq. ft.
(3)	Base Rent is inclusive of all in-place rent currently collected at the Midtown Center Property.
(4)	Rent Average Benefit: Straight line average of contractual steps through the Anticipated Repayment Date.
(5)	Represents contractual rent steps through September 2020.

 A-3-98

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 A-3-99

2756 Paper Mill Road Wyomissing, PA 19610	Collateral Asset Summary – Loan No. 13 Broadcasting Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 51.7% 3.50x 12.3%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Refinance
Borrower Sponsors:	POA Trust U/I/T Louise B. Grass 9/14/1994; Martin L. Grass Irrevocable Trust
Borrowers:	Spring Ridge LP; S Ridge Holdings LLC; GH Spring Ridge Associates, Inc.; GH Spring Ridge Associates, L.P.
Original Balance(1):	$32,000,000
Cut-off Date Balance(1):	$32,000,000
% by Initial UPB:	3.1%
Interest Rate:	3.16000%
Payment Date:	6th of each month
First Payment Date:	December 6, 2019
Maturity Date:	November 6, 2029
Amortization:	Interest Only
Additional Debt(1):	$30,000,000 Pari Passu Debt;
Call Protection(2):	L(25), D(92), O(3)
Lockbox / Cash Management:	Hard / In Place

Reserves
	Initial	Monthly	Cap
Taxes:	$551,285	$137,821	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	$12,561	NAP
TI/LC:	$0	$28,548	NAP
Required Repairs:	$5,000	NAP	NAP

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Power Center Retail
Collateral:	Fee Simple
Location:	Wyomissing, PA
Year Built / Renovated:	2000 / NAP
Total Sq. Ft.:	471,735
Property Management:	S Ridge Management LLC
Underwritten NOI:	$7,606,926
Underwritten NCF:	$6,943,331
Appraised Value:	$120,000,000
Appraisal Date:	September 9, 2019

Historical NOI
Most Recent NOI(3):	$8,463,935 (T-12 August 31, 2019)
2018 NOI(3):	$8,552,703 (December 31, 2018)
2017 NOI:	$8,566,956 (December 31, 2017)
2016 NOI:	$8,460,017 (December 31, 2016)

Historical Occupancy
Most Recent Occupancy:	93.8% (September 27, 2019)
2018 Occupancy:	93.0% (December 31, 2018)
2017 Occupancy:	100.0% (December 31, 2017)
2016 Occupancy:	100.0% (December 31, 2016)

Financial Information(1)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$32,000,000
Pari Passu Notes	30,000,000
Whole Loan	$62,000,000	$131 / $131	51.7% / 51.7%	3.83x / 3.50x	12.3% / 11.2%	12.3% / 11.2%
(1)

The Broadcasting Square loan consists of the controlling Note A-1 (the “Broadcasting Square Loan”) and is part of a whole loan evidenced by two pari passu notes having an aggregate outstanding principal balance as of the Cut-off Date of $62.0 million (the “Broadcasting Square Whole Loan”). See “Whole Loan Summary” chart herein.

(2)

The lockout period, with respect to a defeasance of the Broadcasting Square Whole Loan, will be at least 25 payment dates beginning with and including the first payment date of December 6, 2019. Defeasance of the full $62.0 million Broadcasting Square Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) November 1, 2023.

(3)	The 2018 NOI is higher than the Most Recent NOI due to Babies R US and Subway vacating the Broadcasting Square Property (as defined below).

 A-3-100

2756 Paper Mill Road Wyomissing, PA 19610	Collateral Asset Summary – Loan No. 13 Broadcasting Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 51.7% 3.50x 12.3%

The relationship between the holders of the Broadcasting Square Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$32,000,000	$32,000,000	COMM 2019-GC44	Yes
A-2	30,000,000	30,000,000	CREFI	No
Whole Loan	$62,000,000	$62,000,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$62,000,000	100.0%	Loan Payoff	$53,557,578	86.4%
			Closing Costs	939,605	1.5
			Upfront Reserves	556,285	0.9
			Return of Equity	6,946,532	11.2
Total Sources	$62,000,000	100.0%	Total Uses	$62,000,000	100.0%

The Borrower / Borrower Sponsor. The borrowers are Spring Ridge LP, a Delaware limited partnership, S Ridge Holdings LLC, a Delaware limited liability company, GH Spring Ridge Associates, Inc., a Pennsylvania corporation and GH Spring Ridge Associates, L.P., a Pennsylvania limited partnership, each structured to be a bankruptcy-remote entity with two independent directors in its organizational structure or in its members’ organizational structures. The borrower sponsor and nonrecourse guarantors are the POA Trust U/I/T Louise B. Grass 9/14/1994 and the Martin L. Grass Irrevocable Trust. The trustees of the POA Trust U/I/T Louise B Grass 9/14/1994 are Elizabeth Weese, Steven Wilds, and Jonathan Weese; the trustee of the Martin L Grass Irrevocable Trust is Stephen Geduldig. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Broadcasting Square Whole Loan.

The Property.  The Broadcasting Square property consists of a 471,735 sq. ft. retail power center located in Wyomissing, Pennsylvania, 65 miles northwest of Philadelphia (the “Broadcasting Square Property”). The Broadcasting Square Property was built in 2000 on an 81.02 acre site and as of September 27, 2019, was 93.8% leased to 46 distinct tenants. A 124,410 sq. ft. Target shadow-anchors the Broadcasting Square Property. No tenant at the Broadcasting Square Property comprises more than 8.1% of underwritten base rent. 2018 weighted average sales per sq. ft. at the Broadcasting Square Property were approximately $415, which equates to a 4.4% weighted average occupancy cost based on the underwritten rent. The borrower sponsor is the original developer of the Broadcasting Square Property.

 A-3-101

2756 Paper Mill Road Wyomissing, PA 19610	Collateral Asset Summary – Loan No. 13 Broadcasting Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 51.7% 3.50x 12.3%

Tenant Summary(1)
Tenant	Ratings (Moody’s/S&P/Fitch)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(3)	% of Total U/W Base Rent(3)	Lease Expiration	Sales PSF(4)	Sales Date	Occupancy Cost(5)
Weis Markets, Inc.(6)	NR / NR / NR	52,976	11.2%	$12.81	8.1%	9/30/2025	$472	12/31/2018	2.7%
Dick’s Sporting Goods(7)	NR / NR / NR	45,101	9.6	$11.72	6.3	1/31/2021	$296	12/31/2018	4.0%
Bed Bath & Beyond, Inc.(8)	Baa3 / BB / NR	30,066	6.4	$12.65	4.5	1/31/2021	$275	12/31/2018	4.6%
Marmaxx Corp.(9)	A2 / A+ / NR	30,000	6.4	$12.50	4.5	1/31/2023	$367	12/31/2018	3.4%
Ross(10)	A2 / A- / NR	29,828	6.3	$13.75	4.9	1/31/2022	$480	12/31/2018	2.9%
Barnes & Noble(11)	NR / NR / NR	24,107	5.1	$12.00	3.4	1/31/2022	$228	12/31/2018	5.3%
Michaels Stores, Inc.(12)	B1 / NR / NR	23,929	5.1	$12.25	3.5	3/31/2022	$181	12/31/2018	6.8%
Bob’s Discount Furniture(13)	NR / B / NR	19,653	4.2	$23.00	5.4	9/30/2025	$536	12/31/2018	4.3%
Petco(14)	NR / NR / NR	16,510	3.5	$21.03	4.1	5/31/2027	$210	12/31/2018	10.0%
Party City(15)	NR / NR / NR	12,000	2.5	$20.00	2.9	8/31/2027	$191	12/31/2018	10.4%
Subtotal/Weighted Average		284,170	60.2%	$14.06	47.6%
Remaining Tenants		158,105	33.5	$27.80	52.4
Total Occupied		442,275	93.8%	$18.97	100.0%
Vacant		29,460	6.2
Total		471,735	100.0%
(1)	Based on the underwritten rent roll dated September 27, 2019.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	U/W Base Rent PSF and % of Total U/W Base Rent includes $63,302 of contractual rent steps underwritten through October 2020.
(4)	Most Recent Sales PSF are as of December 31, 2019.
(5)	Occupancy Cost are as of September 30, 2019.
(6)	Tenant has one, four-year renewal option currently in effect with 11 months remaining.
(7)

Tenant has two remaining renewal options; first is for five-year; second is for four-years and six months. Both renewal options include rent bumps. Tenant may terminate lease if an exclusive violation occurs and is uncured 6 months after commencement of rental abatement.

(8)

Tenant has two remaining renewal options; first renewal option is for five-years; second is for four-years 11 months and five days. Both renewal options include rent bumps. Tenant may terminate if exclusive violation is not cured one year after commencement of rental abatement.

(9)	Tenant has one, five-year renewal option.
(10)	Tenant has two, five-year renewal options; both with rent bumps. Tenant may terminate the lease if landlord violates exclusive use in excess of 12 months.
(11)	Tenant has one, five-year renewal option that includes rent steps.
(12)

Tenant has two renewal options; the first is for five years, second is for four years and six months. Both renewal options include rent bumps. Tenant may terminate if exclusive violation occurs and is uncured within 60 days of notice.

(13)	Tenant holds three, five-year renewal options, that include rent bumps. Tenant may terminate the lease after six months of 25% reduced rent due to a landlord violation of exclusive use.
(14)

Tenant holds one, five-year renewal option with a rent bump. Tenant may terminate lease if an exclusive violation occurs and is uncured for additional 12 months after the initial 60 day violation period. Tenant may abate rent for remainder of period during which the landlord makes changes to portion of common area known as “No Build Area” that results in material impact on tenant.

(15)	Tenant may terminate the lease within three months after the landlord does not cure the exclusion violation with six months’ notice.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(3)	% U/W Base Rent Rolling(3)	Cumulative % of U/W Base Rent(3)
MTM	0	0	0.0%	0	0.0%	$0.0	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	4	18,813	4.0%	18,813	4.0%	$23.04	5.2%	5.2%
2021	6	100,429	21.3%	119,242	25.3%	$15.59	18.7%	23.8%
2022	15	127,055	26.9%	246,297	52.2%	$19.40	29.4%	53.2%
2023	3	40,737	8.6%	287,034	60.8%	$15.53	7.5%	60.7%
2024	4	20,026	4.2%	307,060	65.1%	$27.10	6.5%	67.2%
2025	4	77,199	16.4%	384,259	81.5%	$16.37	15.1%	82.3%
2026	1	4,464	0.9%	388,723	82.4%	$42.35	2.3%	84.5%
2027	5	42,192	8.9%	430,915	91.3%	$21.61	10.9%	95.4%
2028	1	5,320	1.1%	436,235	92.5%	$34.02	2.2%	97.6%
2029	2	3,000	0.6%	439,235	93.1%	$38.00	1.4%	98.9%
2030 & Thereafter	1	3,040	0.6%	442,275	93.8%	$30.00	1.1%	100.0%
Vacant	NAP	29,460	6.2%	471,735	100.0%	NAP	NAP
Total / Wtd. Avg.	46	471,735	100.0%			$18.97	100.0%
(1)	Based on the underwritten rent roll dated September 27, 2019.
(2)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.
(3)	Annual U/W Base Rent PSF, % U/W Base Rent Rolling and Cumulative % of Base Rent includes $63,302 of contractual rent steps underwritten through October 2020.

 A-3-102

2756 Paper Mill Road Wyomissing, PA 19610	Collateral Asset Summary – Loan No. 13 Broadcasting Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 51.7% 3.50x 12.3%

Cash Flow Analysis.

Cash Flow Analysis
	2016	2017	2018	T-12 8/31/2019	U/W(1)	U/W (PSF)(1)
Base Rent	$8,431,630	$8,631,742	$8,635,184	$8,495,365	$8,326,910	$17.65
Reimbursements	2,610,852	2,480,882	2,669,534	2,707,553	2,381,406	5.05
Rent Steps(1)	0	0	0	0	63,302	0.13
Potential Income	0	0	0	0	1,143,326	2.42
Gross Potential Rent	$11,042,482	$11,112,624	$11,304,718	$11,202,918	$11,914,944	$25.26
Other Income(2)	2,664	7,409	4,128	5,059	4,176	0.01
Vacancy & Credit Loss(3)	0	0	0	0	(1,143,326)	(2.42)
Effective Gross Income	$11,045,145	$11,120,033	$11,308,845	$11,207,977	$10,775,794	$22.84
Real Estate Taxes	1,450,175	1,492,463	1,520,960	1,544,935	1,575,101	3.34
Insurance	103,016	87,281	82,373	85,208	85,948	0.18
Management Fee	77,045	79,368	82,431	84,050	431,032	0.91
Total Other Expenses	954,892	893,965	1,070,379	1,029,849	1,076,788	2.28
Net Operating Income(4)	$8,460,017	$8,566,956	$8,552,703	$8,463,935	$7,606,926	$16.13
Replacement Reserves	0	0	0	0	155,673	0.33
TI/LC	0	0	0	0	507,923	1.08
Net Cash Flow	$8,460,017	$8,566,956	$8,552,703	$8,463,935	$6,943,331	$14.72
(1)	Rent Steps include $63,302 of contractual rent steps underwritten through October 2020. Total sq. ft. of 471,735 and U/W Base Rent does not include Target or Wendy’s.
(2)	Other Income consists of percentage rent and late fees.
(3)	U/W Vacancy & Credit Loss represents the underwritten economic vacancy of 9.6%.
(4)	The 2018 NOI is higher than the Most Recent NOI due to Babies R US and Subway vacating the Broadcasting Square Property.

 A-3-103

1251-1291 South Decatur Boulevard Las Vegas, NV 89102	Collateral Asset Summary – Loan No. 14 Westland Fair	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,500,000 69.8% 1.91x 10.7%

Mortgage Loan Information
Loan Seller:	GSMC
Loan Purpose:	Acquisition
Borrower Sponsors:	Kamyar Mateen; Tyler Mateen
Borrower:	Westland Fair, LP
Original Balance:	$31,500,000
Cut-off Date Balance:	$31,500,000
% by Initial UPB:	3.1%
Interest Rate:	3.40000%
Payment Date:	6th of each month
First Payment Date:	December 6, 2019
Maturity Date:	November 6, 2029
Amortization:	Interest only for first 60 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves
	Initial	Monthly	Cap
Taxes:	$83,851	$14,161	NAP
Insurance:	$14,919	$7,459	NAP
Replacement:	$0	$3,569	NAP
TI/LC:	$500,000	Springing	$500,000
Engineering Reserve:	$6,600	$0	NAP
Unfunded Obligations Reserve:	$35,000	$0	NAP

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Las Vegas, NV
Year Built / Renovated:	1971-2006 / 2006
Total Sq. Ft.:	214,127
Property Management:	Westland Fair GP, LLC
Underwritten NOI:	$3,376,366
Underwritten NCF:	$3,199,238
Appraised Value:	$45,100,000
Appraisal Date:	September 10, 2019

Historical NOI
Most Recent NOI:	$3,306,753 (T-12 December 31, 2018)
2017 NOI:	$3,380,384 (December 31, 2017)
2016 NOI:	$3,261,297 (December 31, 2016)

Historical Occupancy
Most Recent Occupancy(1):	93.3% (July 1, 2019)
2018 Occupancy:	91.8% (December 31, 2018)
2017 Occupancy:	90.3% (December 31, 2017)
2016 Occupancy:	94.7% (December 31, 2016)

Financial Information(1)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$31,500,000	$147 / $132	69.8% / 62.7%	2.01x / 1.91x	10.7% / 10.2%	11.9% / 11.3%
(1)

Most Recent Occupancy includes one tenant Nex Level Barber Shop (1,800 sq. ft., $18.00 PSF) which has executed a lease but has not yet taken occupancy of its space. The Most Recent Occupancy excluding this tenant is 92.4%. Nex Level Barber Shop is anticipated to take occupancy of its space in December 2019. We cannot assure you that they will take occupancy or pay rent as anticipated or at all.

 A-3-104

1251-1291 South Decatur Boulevard Las Vegas, NV 89102	Collateral Asset Summary – Loan No. 14 Westland Fair	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,500,000 69.8% 1.91x 10.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$31,500,000	71.0%	Purchase Price	$43,500,000	98.1%
Principal’s New Cash Contribution	12,858,606	29.0	Upfront Reserve	640,370	1.4
			Closing Costs	218,236	0.5
Total Sources	$44,358,606	100.0%	Total Uses	$44,358,606	100.0%

The Borrower / Borrower Sponsors. The borrower is Westland Fair, LP with Kamyar Mateen and Tyler Mateen being the non-recourse carveout guarantors. Kamyar Mateen is the CEO of Cannon Commercial. Mr. Mateen has been involved in the real estate business for over 40 years. Mr. Mateen’s son, Tyler Mateen, is also a borrower sponsor and carve-out guarantor for the loan. Cannon Commercial is a real estate investment and management company based in Los Angeles, California with a diversified real estate portfolio including office, retail, multifamily, and industrial assets. Cannon Commercial is affiliated with the borrower, and manages a majority of the borrower sponsor’s real estate holdings. Throughout the past 24 years, the borrower sponsors have been involved in approximately 80 real estate transactions. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Westland Fair Loan.

The Property.  The Westland Fair Property is a 214,127 sq. ft. anchored shopping center located on the southeast corner of Decatur Boulevard and Charleston Boulevard in Las Vegas, Nevada. The Westland Fair Property was constructed in 1971 through 2006 and renovated in 2006 and is situated on a 23.26-acre site. The Westland Fair Property features 11, single-story buildings and includes multiple pad sites for freestanding buildings with superior frontage and visibility. The Westland Fair Property features 70,855 sq. ft. of anchor space, 40,390 sq. ft. of junior anchor space, 42,335 sq. ft. of large in-line space, 20,167 sq. ft. of free standing pad space and 18,275 sq. ft. of high visibility space. The Westland Fair Property is 93.3% occupied with 3 suites vacant (14,404 sq. ft.) as of July 1, 2019. Major tenants at the Westland Fair Property include Michael’s (24,975 sq. ft.; 11.7% NRA), PetSmart (24,880 sq. ft.; 11.6% NRA) and Smart and Final (21,000 sq. ft.; 9.8% NRA).

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area(3)	U/W Base Rent PSF	% of Total U/W Base Rent	Sales PSF(4)	Occupancy Cost(5)	Lease Expiration
Michael’s(6)	NR / NR / BB-	24,975	11.7%	$9.00	6.1%	NAV	NAV	2/28/2021
PetSmart	Caa2 / NR / B-	24,880	11.6	$12.75	8.6	163	9.9%	4/30/2025
Smart and Final	NR / NR / NR	21,000	9.8	$3.93	2.2	NAV	NAV	12/31/2020
Skechers Outlet	NR / NR / NR	15,000	7.0	$20.00	8.2	245	10.9%	6/30/2026
Office Depot	NR / NR / B	14,990	7.0	$15.68	6.4	NAV	NAV	6/30/2024
WSS	NR / NR / NR	10,400	4.9	$13.00	3.7	272	6.4%	6/30/2020
Rainbow	NR / NR / NR	7,100	3.3	$13.20	2.5	141	12.5%	1/31/2021
CiCi’s Pizza	NR / NR / NR	6,800	3.2	$17.43	3.2	NAV	NAV	10/31/2024
Easyhome	NR / NR / NR	5,400	2.5	$14.63	2.1	NAV	NAV	11/30/2019
Lucky Buffet	NR / NR / NR	5,200	2.4	$36.88	5.2	NAV	NAV	7/31/2028
Sub Total / Wtd. Avg.		135,745	63.4%	$13.10	48.4%
Remaining Tenants		63,978	29.9	$29.67	51.6
Occupied Subtotal / Wtd. Avg.		199,723	93.3%	$18.41	100.0%
Vacant Space		14,404	6.7
Total / Wtd. Avg.		214,127	100.0%
(1)	Based on the underwritten rent roll dated July 1, 2019, with rent steps through November 30, 2020 totaling $15,795.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)

% of Net Rentable Area includes one tenant Nex Level Barber Shop (1,800 sq. ft., $18.00 PSF) who has executed a lease but has not yet taken occupancy of its space. Nex Level Barber Shop is anticipated to take occupancy of its space in December 2019. We cannot assure you that they will take occupancy or pay rent as anticipated or at all.

(4)	Sales PSF are as of July 31, 2019.
(5)	Occupancy Cost is calculated using the tenant reported sales as of July 31, 2019 and the total rent.
(6)

Michael’s is subleasing from CFSMC Las Vegas, LLC (successor in interest to Service Merchandise, Inc.). Michael’s has been a sublessee at the Property since 2004. Per the Michael’s Sublease, Tenant currently pays $1.00 PSF more than the in-place rent.

 A-3-105

1251-1291 South Decatur Boulevard Las Vegas, NV 89102	Collateral Asset Summary – Loan No. 14 Westland Fair	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,500,000 69.8% 1.91x 10.7%

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(1)	% U/W Base Rent Rolling(1)	Cumulative % of U/W Base Rent(1)
MTM	1	2,910	1.4%	2,910	1.4%	$8.25	0.7%	0.7%
2019	1	5,400	2.5	8,310	3.9%	$14.63	2.1	2.8%
2020	8	45,386	21.2	53,696	25.1%	$13.26	16.4	19.2%
2021	4	42,265	19.7	95,961	44.8%	$13.89	16.0	35.1%
2022	6	12,626	5.9	108,587	50.7%	$40.14	13.8	48.9%
2023	3	12,175	5.7	120,762	56.4%	$26.36	8.7	57.7%
2024	3	23,590	11.0	144,352	67.4%	$16.36	10.5	68.2%
2025	2	26,280	12.3	170,632	79.7%	$13.67	9.8	77.9%
2026	3	19,750	9.2	190,382	88.9%	$23.00	12.4	90.3%
2027	0	0	0.0	190,382	88.9%	$0.00	0.0	90.3%
2028	1	5,200	2.4	195,582	91.3%	$36.88	5.2	95.5%
2029	1	1,400	0.7	196,982	92.0%	$32.25	1.2	96.7%
2030 & Thereafter	1	2,741	1.3	199,723	93.3%	$43.78	3.3	100.0%
Vacant	NAP	14,404	6.7	214,127	100.0%	NAP	NAP
Total / Wtd. Avg.	34	214,127	100.0%			$18.41	100.0%

(1)      Based on the underwritten rent roll dated July 1, 2019 with rent steps through November 30, 2020 totaling $15,795.

Cash Flow Analysis.

Cash Flow Analysis(1)
	2016	2017	2018	U/W	U/W PSF
Base Rent	$3,573,514	$3,607,796	$3,599,400	$3,675,953	$17.17
Total Reimbursement Revenue	632,371	670,578	678,795	772,965	3.61
Market Revenue from Vacant Units	0	0	0	719,943	3.36
Other Revenue	6,178	36,504	6,428	0	0.00
Vacancy Loss	0	0	0	(719,943)	(3.36)
Effective Gross Revenue	$4,212,063	$4,314,878	$4,284,623	$4,448,918	$20.78
Real Estate Taxes	198,111	200,839	207,684	232,782	1.09
Insurance	32,315	31,381	30,557	89,511	0.42
Management Fee	168,027	175,240	174,885	177,957	0.83
Other Operating Expenses	552,313	527,034	564,744	572,302	2.67
Total Operating Expenses	$950,766	$934,494	977,870	1,072,552	$5.01
Net Operating Income	$3,261,297	$3,380,384	$3,306,753	$3,376,366	$15.77
TI/LC	0	0	0	134,302	0.63
Capital Expenditures	0	0	0	42,825	0.20
Net Cash Flow	$3,261,297	$3,380,384	$3,306,753	$3,199,238	$14.94
(1)	Based on the underwritten rent roll dated July 1, 2019 with rent steps through November 30, 2020 totaling $15,795.

 A-3-106

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 A-3-107

840 Ernest W Barrett Parkway Northwest Kennesaw, GA 30144	Collateral Asset Summary – Loan No. 15 Cobb Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 73.4% 1.90x 10.8%

Mortgage Loan Information
Loan Seller:	GSMC
Loan Purpose:	Acquisition
Borrower Sponsor:	WPCM Relative Value Fund I, LLC
Borrower:	Cobb Place Property, LLC
Original Balance(1):	$25,000,000
Cut-off Date Balance(1):	$25,000,000
% by Initial UPB:	2.4%
Interest Rate:	3.54200%
Payment Date:	6th of each month
First Payment Date:	December 6, 2019
Maturity Date:	November 6, 2026
Amortization:	Interest only for first 24 months, 360 months thereafter
Additional Debt:	$15,000,000 Pari Passu Debt
Call Protection(2):	L(25), D(54), O(5)
Lockbox / Cash Management:	Hard / In Place

Reserves
	Initial	Monthly	Cap
Taxes:	$107,436	$53,718	NAP
Insurance:	$13,234	$6,617	NAP
Replacement:	$0	$5,866	NAP
TI/LC:	$500,000	$20,833	$1,250,000
Unfunded Obligations:	$291,231	$0	NAP
Required Repairs:	$32,588	NAP	NAP

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Kennesaw, GA
Year Built / Renovated:	1987 / NAP
Total Sq. Ft.:	335,191
Property Management:	Crawford Square Real Estate Advisors, LLC
Underwritten NOI:	$4,325,478
Underwritten NCF:	$4,105,956
Appraised Value:	$54,500,000
Appraisal Date:	September 25, 2019

Historical NOI
Most Recent NOI:	$4,349,237 (T-12 June 30, 2019)
2018 NOI:	$4,434,183 (December 31, 2018)
2017 NOI:	$4,286,971 (December 31, 2017)
2016 NOI:	$3,695,371 (December 31, 2016)

Historical Occupancy
Most Recent Occupancy:	94.7% (October 1, 2019)
2018 Occupancy:	97.3% (December 31, 2018)
2017 Occupancy:	96.0% (December 31, 2017)
2016 Occupancy:	94.5% (December 31, 2016)

Financial Information(1)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$25,000,000
Pari Passu Notes	15,000,000
Whole Loan	$40,000,000	$119 / $107	73.4% / 66.1%	2.00x / 1.90x	10.8% / 10.3%	12.0% / 11.4%
(1)

The Cobb Place loan consists of the non-controlling Note A-1 (the “Cobb Place Loan”) and is part of a whole loan evidenced by two pari passu notes having an aggregate outstanding principal balance as of the Cut-off Date of $40.0 million (the “Cobb Place Whole Loan”). See the “Whole Loan Summary” chart herein.

(2)

The lockout period will be at least 25 payments beginning with and including December 6, 2019. The borrower has the option to defease the Cobb Place Whole Loan in full after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) October 24, 2022.

 A-3-108

840 Ernest W Barrett Parkway Northwest Kennesaw, GA 30144	Collateral Asset Summary – Loan No. 15 Cobb Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 73.4% 1.90x 10.8%

The relationship between the holders of the Cobb Place Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$25,000,000	$25,000,000	COMM 2019-GC44	Yes
Note A-2	15,000,000	15,000,000	GS Bank(1)	No
Whole Loan	$40,000,000	$40,000,000
(1)	Anticipated to be contributed to one or more securitization transactions.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$40,000,000	72.9%	Purchase Price	$53,500,000	97.5%
Borrower Cash Contribution	14,875,557	27.1	Upfront Reserves	944,489	1.7
			Closing Costs	431,068	0.8
Total Sources	$54,875,557	100.0%	Total Uses	$54,875,557	100.0%

The Borrower / Borrower Sponsor.  The borrower is Cobb Place Property, LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Cobb Place Loan.

The non-recourse carveout guarantor is WPCM Relative Value Fund I, LLC, which is Wicker Park Capital Management’s (“WPCM”) first discretionary, closed-end fund. WPCM is a privately held real estate investment firm focused on the acquisition and asset management of apartment and retail properties in the Southeast United States. WPCM was founded in March of 2013 and has two offices in Savannah, Georgia and Birmingham, Alabama. Since its formation, WPCM has made over 24 investments, which combined include nearly 2 million sq. ft. of retail and 14 apartment communities.

The Property.  The Cobb Place Property is a 335,191 sq. ft., 94.7% occupied anchored retail center located within the main retail thoroughfare of Kennesaw, Georgia, just west of I-75 along Barrett Lakes Boulevard. The two, single-story buildings comprising the Cobb Place Property were constructed in 1987 and are situated on a 34.96-acre site. The Cobb Place Property is anchored by DSW Shoes, Bed Bath & Beyond, American Signature, Ashley Furniture Home Store, and Hobbytown USA. The improvements feature 243,410 sq. ft. of anchor space, 61,391 sq. ft. of large inline space, 26,689 sq. ft. of small inline space and 3,700 sq. ft. of restaurant space. The Cobb Place Property is served by 1,649 surface parking spaces at 4.92 spaces per 1,000 sq. ft.

The Cobb Place Property is located within two miles of a Target, Walmart, Costco, Total Wine, Dicks Sporting Goods, and Whole Foods. Kennesaw State University, which is the third largest university in the state of Georgia with over 35,000 students enrolled, is approximately 5 miles from the Cobb Place Property. The overall economic impact on the surrounding area from Kennesaw State University is estimated to be over $1.5 billion. The Kennesaw State University bus route offers routine transit access to the Cobb Place Property.

 A-3-109

840 Ernest W Barrett Parkway Northwest Kennesaw, GA 30144	Collateral Asset Summary – Loan No. 15 Cobb Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 73.4% 1.90x 10.8%

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. ft.)	% of Net Rentable Area	U/W Base Rent PSF(3)	% of Total U/W Base Rent	Sales PSF(4)	Occupancy Cost(5)	Lease Expiration
American Signature Home	NR/NR/NR	50,000	14.9%	$9.00	9.8%	$143	8.4%	1/31/2024
Ashley Furniture	NR/NR/NR	42,871	12.8%	$10.50	9.8%	NAV	NAV	4/14/2022
DSW Shoes	NR/NR/NR	36,899	11.0%	$11.00	8.9%	NAV	NAV	1/31/2024
Bed Bath & Beyond	NR/Baa3/BB	35,096	10.5%	$11.24	8.6%	NAV	NAV	1/31/2024
Hobbytown USA	NR/NR/NR	30,277	9.0%	$6.72	4.4%	$119	9.4%	12/31/2028
Cost Plus	NR/NR/NR	18,277	5.5%	$15.00	6.0%	NAV	NAV	1/31/2024
Bassett Furniture	NR/NR/NR	15,000	4.5%	$24.20	7.9%	NAV	NAV	11/30/2027
Fried Tomato Buffet	NR/NR/NR	7,283	2.2%	$15.97	2.5%	$297	6.9%	2/28/2027
Petland(6)	NR/NR/NR	6,282	1.9%	$19.13	2.6%	NAV	NAV	5/31/2026
Sideline Sports Grill	NR/NR/NR	6,021	1.8%	$24.41	3.2%	$192	14.5%	12/31/2026
Ten Largest Owned Tenants		248,006	74.0%	$11.79	63.8%
Remaining Occupied		69,492	20.7%	$23.89	36.2%
Total / Wtd. Avg. Occupied		317,498	94.7%	$14.44	100.0%
Vacant Spaces		17,693	5.3%
Total		335,191	100.0%

(1)	Based on the underwritten rent roll dated as of October 1, 2019.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	U/W Base Rent PSF based on in-place rents from the Cobb Place Property with rent steps through November 30, 2020 totaling $22,033.
(4)	Tenant Sales per SF are as of June 30, 2019.
(5)	Occupancy Cost is calculated using the tenant reported sales as of June 30, 2019 and the total rent.
(6)

Petland has the right to terminate its lease upon 60 days’ prior written notice to landlord in the event of a local or state government ruling preventing the sale of live animals. In the event Petland terminates its lease, it has to pay the borrower the cost of its improvement allowance.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0	0.0%
2020	1	862	0.3%	862	0.3%	$26.52	0.5	0.5%
2021	4	8,365	2.5%	9,227	2.8%	$21.38	3.9	4.4%
2022	4	49,387	14.7%	58,614	17.5%	$12.46	13.4	17.8%
2023	3	7,631	2.3%	66,245	19.8%	$34.55	5.8	23.6%
2024	9	151,314	45.1%	217,559	64.9%	$11.78	38.9	62.5%
2025	1	1,200	0.4%	218,759	65.3%	$21.49	0.6	63.0%
2026	3	15,450	4.6%	234,209	69.9%	$22.48	7.6	70.6%
2027	5	31,068	9.3%	265,277	79.1%	$22.19	15.0	85.6%
2028	5	40,229	12.0%	305,506	91.1%	$10.45	9.2	94.8%
2029	4	11,991	3.6%	317,497	94.7%	$19.87	5.2	100.0%
2030 & Thereafter	1	0	0.0%	317,498	94.7%	$0.00	0.0	100.0%
Vacant	NAP	17,693	5.3%	335,191	100.0%	NAP	NAP
Total / Wtd. Avg.	40	335,191	100.0%			$14.44	100.0%
(1)	Based on the underwritten rent roll dated October 1, 2019 with rent steps through November 30, 2020 totaling $22,033.

 A-3-110

840 Ernest W Barrett Parkway Northwest Kennesaw, GA 30144	Collateral Asset Summary – Loan No. 15 Cobb Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 73.4% 1.90x 10.8%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2016	2017	2018	T-12 6/30/2019(2)	U/W(2)	U/W PSF
Base Rent (2)	$4,156,946	$4,380,410	$4,562,799	$4,568,291	$4,584,930	$13.68
Overage / Percentage Rent	0	61,094	0	0	0	0.00
Total Reimbursement Revenue	1,402,192	1,127,306	1,131,077	1,211,143	1,101,386	3.29
Market Revenue from Vacant Units	0	0	0	0	292,077	0.87
Other Revenue	21,685	18,660	25,058	27,582	27,582	0.08
Gross Revenue	$5,580,822	$5,587,471	$5,718,934	$5,807,016	$6,005,975	$17.92
Less: Vacancy	0	0	0	0	(294,586)	(0.88)
Effective Gross Income	$5,580,822	$5,587,471	$5,718,934	$5,807,016	$5,711,389	$17.04
Total Operating Expenses	1,885,451	1,300,499	1,284,751	1,457,779	1,385,911	4.13
Net Operating Income	$3,695,371	$4,286,971	$4,434,183	$4,349,237	$4,325,478	$12.90
TI/LC(3)	0	0	0	0	149,132	0.44
Replacement Reserves	0	0	0	0	70,390	0.21
Net Cash Flow	$3,695,371	$4,286,971	$4,434,183	$4,349,237	$4,105,956	$12.25
(1)

Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten based on the in place rent roll dated October 1, 2019, with rent steps through November 30, 2020 totaling $22,033.
(3)	Underwritten based on $0.25 PSF for anchors and $0.50 PSF for all other tenants; adjusted for the $500,000 upfront reserve.

 A-3-111

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX B

FORM OF REPORT TO CERTIFICATEHOLDERS

B-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	COMM 2019-GC44 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-GC44	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	1/17/20
		Record Date:	12/31/19
		Determination Date:	1/13/20

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7 - 9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15 - 16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Realized Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21 - 22
Supplemental Reporting	23

Depositor	Master Servicer	Special Servicer	Operating Advisor
Deutsche Mortgage & Asset Receiving Corporation 60 Wall Street New York, NY 10005 Contact: Helaine M. Kaplan Email: cmbs.requests@db.com Phone Number: (212) 250-5270	Midland Loan Services, a Division of PNC Bank, National Association 10851 Mastin Street Building 82, Suite 300 Overland Park, KS 66210 Contact: Heather Wagner Phone Number: (913) 253-9570	Rialto Capital Advisors, LLC 200 S. Biscayne Blvd. Suite 3550 Miami, FL 33131 Contact: General Phone Number: (305) 229-6465	Park Bridge Lender Services LLC 600 Third Avenue, 40th Floor New York, NY 10016 Contact: David Rodgers Phone Number: (212) 230-9025
This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	COMM 2019-GC44 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-GC44	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	1/17/20
		Record Date:	12/31/19
		Determination Date:	1/13/20

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-M		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Interest		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Certificates		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
180W-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
180W-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
180W-C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
180W-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
180W-VRR Int		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	COMM 2019-GC44 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-GC44	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	1/17/20
		Record Date:	12/31/19
		Determination Date:	1/13/20

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-M		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
RR Interest		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
RR Certificates		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
180W-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
180W-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
180W-C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
180W-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
180W-VRR Int		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	COMM 2019-GC44 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-GC44	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	1/17/20
		Record Date:	12/31/19
		Determination Date:	1/13/20

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Interest Shortfall/(Excess)	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-M	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Interest	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Certificates	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
180W-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
180W-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
180W-C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
180W-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
180W-VRR Int	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	COMM 2019-GC44 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-GC44	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	1/17/20
		Record Date:	12/31/19
		Determination Date:	1/13/20

Other Required Information

Available Distribution Amount (1)	0.00

Controlling Class Information		Appraisal Reduction Amount
Controlling Class:		Loan Number	Appraisal	Cumulative	Most Recent
Effective as of: mm/dd/yyyy			Reduction	ASER	App. Reduction
			Effected	Amount	Date
Controlling Class Representative:
Effective as of: mm/dd/yyyy

Total

(1) The Available Distribution Amount includes any Prepayment Fees

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	COMM 2019-GC44 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-GC44	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	1/17/20
		Record Date:	12/31/19
		Determination Date:	1/13/20

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Scheduled Interest	0.00		Master Servicing Fee - Midland Loan Services	0.00
Interest reductions due to Nonrecoverability Determinations	0.00		Trustee Fee - Wells Fargo Bank, N.A.	0.00
Interest Adjustments	0.00		Certificate Administrator Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC® Intellectual Property Royalty License Fee	0.00
ARD Interest	0.00		Operating Advisor Fee - Park Bridge Lender Services LLC	0.00
Default Interest and Late Payment Charges	0.00		Asset Representations Reviewer Fee - Park Bridge Lender	0.00
Net Prepayment Interest Shortfall	0.00		Services LLC
Net Prepayment Interest Excess	0.00		Total Fees		0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00		Additional Trust Fund Expenses:
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Attorney Fees & Expenses	0.00
Unscheduled Principal	0.00		Bankruptcy Expense	0.00
Principal Prepayments	0.00		Taxes Imposed on Trust Fund	0.00
Collection of Principal after Maturity Date	0.00		Non-Recoverable Advances	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Workout-Delayed Reimbursement Amounts	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00		Total Additional Trust Fund Expenses		0.00
Negative Amortization	0.00
Principal Adjustments	0.00		Interest Reserve Deposit		0.00
Total Principal Collected		0.00

Other:			Payments to Certificateholders & Others:
Prepayment Penalties/Yield Maintenance Charges	0.00		Interest Distribution	0.00
Repayment Fees	0.00		Principal Distribution	0.00
Borrower Option Extension Fees	0.00		Prepayment Penalties/Yield Maintenance Charges	0.00
Excess Liquidation Proceeds	0.00		Borrower Option Extension Fees	0.00
Net Swap Counterparty Payments Received	0.00		Net Swap Counterparty Payments Received	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	COMM 2019-GC44 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-GC44	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	1/17/20
		Record Date:	12/31/19
		Determination Date:	1/13/20

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Debt Yield Ratio (4)

Debt Yield Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals

See footnotes on last page of this section.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	COMM 2019-GC44 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-GC44	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	1/17/20
		Record Date:	12/31/19
		Determination Date:	1/13/20

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	COMM 2019-GC44 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-GC44	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	1/17/20
		Record Date:	12/31/19
		Determination Date:	1/13/20

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-Off Date balance of each property as disclosed in the offering document.

The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

Note: There are no Hyper-Amortization Loans included in the Mortgage Pool.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	COMM 2019-GC44 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-GC44	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	1/17/20
		Record Date:	12/31/19
		Determination Date:	1/13/20

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	SS	-	Self Storage	1	-	Modification	7	-	REO	11	-	Full Payoff	1	-	Maturity Date Extension	6	-	Capitalization on Interest
RT	-	Retail	98	-	Other	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties	2	-	Amortization Change	7	-	Capitalization on Taxes
HC	-	Health Care	SE	-	Securities	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD	3	-	Principal Write-Off	8	-	Other
IN	-	Industrial	CH	-	Cooperative Housing	4	-	Extension			to Master Servicer	98	-	Other	4	-	Blank	9	-	Combination
MH	-	Mobile Home Park	WH	-	Warehouse	5	-	Note Sale	10	-	Deed in Lieu Of				5	-	Temporary Rate Reduction	10	-	Forbearance
OF	-	Office	ZZ	-	Missing Information	6	-	DPO			Foreclosure
MU	-	Mixed Use	SF	-	Single Family
LO	-	Lodging

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	COMM 2019-GC44 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-GC44	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	1/17/20
		Record Date:	12/31/19
		Determination Date:	1/13/20

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI (1)	Most Recent NOI (1)	Most Recent NOI Start Date	Most Recent NOI End Date

Total

(1) The Most Recent Fiscal NOI and Most Recent NOI fields correspond to the financial data reported by the Master Servicer. An NOI of 0.00 means the Master Servicer did not report NOI figures in their loan level reporting.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	COMM 2019-GC44 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-GC44	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	1/17/20
		Record Date:	12/31/19
		Determination Date:	1/13/20

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document Cross-Reference	Principal Prepayment Amount		Prepayment Penalties
			Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Charge

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	COMM 2019-GC44 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-GC44	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	1/17/20
		Record Date:	12/31/19
		Determination Date:	1/13/20

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.		WAM
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit

Note: Foreclosure and REO Totals are excluded from the delinquencies.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	COMM 2019-GC44 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-GC44	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	1/17/20
		Record Date:	12/31/19
		Determination Date:	1/13/20

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Performing Matured Balloon	1	-	Modification	7	-	REO	11	-	Full Payoff
		But Still in Grace Period	1	- 30-59 Days Delinquent	5	-	Non Performing Matured Balloon	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties
		Or Not Yet Due	2	- 60-89 Days Delinquent	6	-	121+ Days Delinquent	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD
B	-	Late Payment But Less	3	- 90-120 Days Delinquent				4	-	Extension			to Master Servicer	98	-	Other
		Than 30 Days Delinquent						5	-	Note Sale	10	-	Deed In Lieu Of
** Outstanding P & I Advances include the current period advance.								6	-	DPO			Foreclosure

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	COMM 2019-GC44 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-GC44	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	1/17/20
		Record Date:	12/31/19
		Determination Date:	1/13/20

Specially Serviced Loan Detail - Part 1

Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	DSCR Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	COMM 2019-GC44 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-GC44	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	1/17/20
		Record Date:	12/31/19
		Determination Date:	1/13/20

Specially Serviced Loan Detail - Part 2

Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment from Special Servicer

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	COMM 2019-GC44 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-GC44	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	1/17/20
		Record Date:	12/31/19
		Determination Date:	1/13/20

Advance Summary

Loan Group	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	COMM 2019-GC44 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-GC44	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	1/17/20
		Record Date:	12/31/19
		Determination Date:	1/13/20

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	COMM 2019-GC44 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-GC44	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	1/17/20
		Record Date:	12/31/19
		Determination Date:	1/13/20

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	COMM 2019-GC44 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-GC44	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	1/17/20
		Record Date:	12/31/19
		Determination Date:	1/13/20

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	COMM 2019-GC44 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-GC44	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	1/17/20
		Record Date:	12/31/19
		Determination Date:	1/13/20

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	COMM 2019-GC44 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-GC44	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	1/17/20
		Record Date:	12/31/19
		Determination Date:	1/13/20

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	COMM 2019-GC44 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-GC44	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	1/17/20
		Record Date:	12/31/19
		Determination Date:	1/13/20

Supplemental Reporting

Disclosable Special Servicer Fees, Loan Event of Default, Servicer Termination Event or Special Servicer Termination Event information would be disclosed here.

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ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT

Report Date: If during the prior calendar year, (i) any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan at any time or (ii) the Operating Advisor was entitled to consult with the Special Servicer with respect to any Major Decision, this report will be delivered no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of December 1, 2019 (the “Pooling and Servicing Agreement”), among Deutsche Mortgage & Asset Receiving Corporation, as the depositor, Midland Loan Services, a Division of PNC Bank, National Association, as the master servicer, Rialto Capital Advisors, LLC, as the special servicer, Wells Fargo Bank, National Association, as the certificate administrator and as the trustee and Park Bridge Lender Services LLC, as the operating advisor and as the asset representations reviewer.
Transaction: COMM 2019-GC44 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-GC44
Operating Advisor: Park Bridge Lender Services LLC
Special Servicer for period: Rialto Capital Advisors, LLC
Directing Holder: RREF III-D AIV RR, LLC (or its affiliate)

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

b.	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

2.	[●] Mortgage Loans were the subject of a Major Decision as to which the operating advisor has consultation rights pursuant to the PSA.

II.	Executive Summary

Based on the requirements and qualifications set forth in the PSA, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the PSA) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA during the prior calendar year on an “asset-level basis”. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

●	[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

In connection with the assessment set forth in this report, the Operating Advisor:

1.	Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List related Mortgage Loans]

2.	Consulted with the Special Servicer as provided under the PSA. The Operating Advisor’s analysis of the Asset Status Reports (including related net present value calculations, Collateral Deficiency Amount calculations and Appraisal Reduction Amount calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not re-engineer the quantitative aspects of their net present value calculator, visit any property, visit the Special Servicer, visit the Directing Holder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.	Specific Items of Review

1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.	During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate. The Special Servicer [agreed with/did not agree with] the material recommendations made by the Operating Advisor. Such recommendations generally included the following: [LIST].

3.	Net present value calculations:

4.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the Special Servicer.

a.	The Operating Advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

b.	After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

5.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].

6.	In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

IV.	Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.	As provided in the PSA, the Operating Advisor is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the PSA that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.	Except as may have been reflected in any Major Decision Reporting Package or any Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Holder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have any obligation to speak with the Directing Holder or borrower directly. As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or the actions of the Special Servicer.

5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communication held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

7.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the Certificate Administrator through the Certificate Administrator’s website.

8.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

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ANNEX D-1

GERMAN AMERICAN CAPITAL CORPORATION AND CITI REAL ESTATE FUNDING INC.
MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each of GACC and CREFI will in its respective Mortgage Loan Purchase Agreement make, with respect to each Mortgage Loan sold by it that is included in the issuing entity, representations and warranties generally to the effect set forth below, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth in Annex D-2 and Annex D-3, respectively. Prior to the execution of the related final Mortgage Loan Purchase Agreement, there may be additions, subtractions or other modifications to the representations, warranties and exceptions. These representations, warranties and exceptions should not be read alone, but should only be read in conjunction with the prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement. For the avoidance of doubt references to “Mortgage Loan” and “Mortgage Loans” in this Annex D-1 exclude the GSMC Mortgage Loans. In addition, solely for purposes of this Annex D-1 and the related exceptions set forth in Annex D-2 or Annex D-3, as applicable, the term “Mortgage Loans” and “Mortgage Notes” will refer to such mortgage loans and mortgage notes sold by the applicable mortgage loan seller.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties (subject to the exceptions to such representations and warranties), serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the issuing entity, on the other. We present the representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the related Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1) Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Whole Loan is a portion of a whole loan evidenced by a Mortgage Note At the time of the sale, transfer and assignment to Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any Non-Serviced Mortgage Loan, to the trustee for the related Non-Serviced Securitization Trust), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

(2) Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases, Rents and Profits (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Borrower, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under

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applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Borrower with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3) Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4) Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Loan Documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Borrower nor the related guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after November 6, 2019.

(5) Hospitality Provisions. The Loan Documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement includes an executed comfort letter or similar agreement signed by the related Borrower and franchisor or licensor of such property that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the Trust (or, in the case of a Non-Serviced Mortgage Loan, by the Non-Serviced Securitization Trust) against such franchisor or licensor either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the Trust (or, in the case of a Non-Serviced Mortgage Loan, by the seller of the note which is contributed to the Non-Serviced Securitization Trust or its designee providing notice of the transfer of such note to the Non-Serviced Securitization Trust) in accordance with the terms of such executed comfort letter or similar agreement, which the Mortgage Loan Seller or its designee (except in the case of a Non-Serviced Mortgage Loan) shall provide, or if neither (A) nor (B) is applicable, except in the case of a Non-Serviced Mortgage Loan, the Mortgage Loan Seller or its designee shall apply for, on the Trust’s behalf, a new comfort letter or similar agreement as of the Closing Date. The mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office. For the avoidance of doubt, no representation is made as to the perfection of any security interest in revenues to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

(6) Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases, Rents and Profits to the Trust (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee) constitutes a legal, valid and binding assignment to the Trust (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee). Each related Mortgage and Assignment of Leases, Rents and Profits is freely assignable without the consent of the related Borrower. Each related Mortgage is a legal, valid and enforceable first

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lien on the related Borrower’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (7) set forth in Annex D-2 or Annex D-3 (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants (as tenants only)(subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in this prospectus to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

(7) Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer)(the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan or a Whole Loan or is part of a Whole Loan that is cross-collateralized and cross-defaulted with another Whole Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for another Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan or with the Whole Loan of which such Crossed Mortgage Loan is a part, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(8) Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (6) above), and equipment

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and other personal property financing). Except as set forth in Annex D-2 or Annex D-3, the Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Borrower.

(9) Assignment of Leases, Rents and Profits. There exists as part of the related Mortgage File an Assignment of Leases, Rents and Profits (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases, Rents and Profits constituting security for the entire Whole Loan), each related Assignment of Leases, Rents and Profits creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, Rents and Profits, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(10) UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Mortgage Loan Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Borrower and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Loan Documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(11) Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(12) Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

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(13) Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(14) Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Borrower, guarantor, or Borrower’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Borrower’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Borrower’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Loan Documents or (f) the current principal use of the Mortgaged Property.

(15) Escrow Deposits. All escrow deposits and payments required to be escrowed with lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Loan Documents are being conveyed by the Mortgage Loan Seller to Purchaser or its servicer (or, with respect to any Non-Serviced Mortgage Loan, to the depositor or servicer for the related Non-Serviced Securitization Trust).

(16) No Holdbacks. The Stated Principal Balance as of the Cut-off Date of the Mortgage Loan set forth on the mortgage loan schedule attached as Exhibit A to the MLPA has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Borrower or other considerations determined by Mortgage Loan Seller to merit such holdback).

(17) Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating meeting the Insurance Ratings Requirements (as defined below) in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Borrower and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (i) a claims paying or financial strength rating of any of the following; (a) at least “A-:VIII” from A.M. Best Company, (b) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (c) at least “A-” from S&P Global Ratings or (ii) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc., and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc.

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Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Borrower is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Borrower is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures owned by the Borrower and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the SEL or PML, as applicable.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan (or Whole Loan, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan (or Whole Loan, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is a Non-Serviced Mortgage Loan, the applicable Other Trustee). Each related Mortgage Loan obligates the related Borrower to maintain all such insurance and, at such Borrower’s failure to do so, authorizes the lender to maintain such insurance at the Borrower’s cost and expense and to charge such Borrower for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as

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may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

(18) Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(19) No Encroachments. To Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(20) No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

(21) REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(but determined without regard to the rule in the U.S. Department of Treasury regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan (or related Whole Loan); or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield

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maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations. All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(22) Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(23) Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(24) Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

(25) Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Mortgage Loan. The terms of the Loan Documents require the Borrower to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(26) Licenses and Permits. Each Borrower covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(27) Recourse Obligations. The Loan Documents for each Mortgage Loan provide that (a) the related Borrower and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Borrower and/or its principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents (if after an event of default under the Mortgage Loan), insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property (but in some cases, only to the extent there is sufficient cash flow generated by

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the related Mortgaged Property to prevent such waste), and (iv) any breach of the environmental covenants contained in the related Loan Documents, and (b) the Mortgage Loan shall become full recourse to the related Borrower and at least one individual or entity, if the related Borrower files a voluntary petition under federal or state bankruptcy or insolvency law.

(28) Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (33)), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (33)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan (or related Whole Loan)) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or Whole Loan, as applicable) outstanding after the release, the Borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan (or related Whole Loan)) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Whole Loan, as applicable).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

(29) Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements.

(30) Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as

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“TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated in Annex D-2 or Annex D-3, as applicable; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Borrower under each Mortgage Loan is required to carry terrorism insurance, but in such event the Borrower shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(31) Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Borrower, is directly or indirectly pledged, transferred or sold (in each case a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Loan Documents, (iii) Transfers of less than, or other than, a controlling interest in the related Borrower, (iv) Transfers to another holder of direct or indirect equity in the Borrower, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) Transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (28) and (33) in this prospectus or the exceptions thereto set forth in Annex D-2 or Annex D-3, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to Annex D-2 or Annex D-3, or future permitted mezzanine debt in each case as set forth on Schedule D-2 to Annex D-2 or Annex D-3 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on Schedule D-3 to Annex D-2 or Annex D-3 or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(32) Single-Purpose Entity. Each Mortgage Loan requires the Borrower to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Borrower with respect to each Mortgage Loan with a Cut-off Date Stated Principal Balance in excess of $5 million provide that the Borrower is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Stated Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Borrower. For this purpose, a “Single-Purpose Entity” shall

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mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Stated Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Borrower for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(33) Defeasance. With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for Defeasance as a unilateral right of the Borrower, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Borrower is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the Borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the Borrower would continue to own assets in addition to the Defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Borrower is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Borrower is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(34) Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of any ARD Loan and situations where default interest is imposed.

(35) Ground Leases. For purposes of the MLPA, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, or with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns, the Mortgage Loan Seller represents and warrants that:

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(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Mortgage Loan Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)	The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)	The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)	A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as

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addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)	Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(36) Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(37) Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

(38) No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Loan Documents.

(39) Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, no Borrower, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(40) Organization of Borrower. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Borrower delivered by the Borrower in connection with the origination of such Mortgage Loan, the Borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Borrower that is an Affiliate of another Borrower under another Mortgage Loan. (An “Affiliate” for purposes of this paragraph (40) means, a Borrower that is under direct or indirect common ownership and control with another Borrower.)

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(41) Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Borrower and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Borrower was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(42) Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.

(43) Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as Exhibit A to the MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the MLPA to be contained therein.

(44) Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Trust, except (i) with respect to any Mortgage Loan that is part of a Whole Loan, any other mortgage loan that is part of such Whole Loan and (ii) with respect to any Crossed Mortgage Loan, any mortgage loan that is part of a Whole Loan that is cross-collateralized and cross-defaulted with such Mortgage Loan or with a Whole Loan of which such Mortgage Loan is a part.

(45) Advance of Funds by the Mortgage Loan Seller. After origination, no advance of funds has been made by the Mortgage Loan Seller to the related Borrower other than in accordance with the Loan Documents, and, to the Mortgage Loan Seller’s knowledge, no funds have been received from any person other than the related Borrower or an affiliate for, or on account of, payments due on the Mortgage

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Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(46) Compliance with Anti-Money Laundering Laws. Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth in this prospectus, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in this prospectus.

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ANNEX D-2

EXCEPTIONS TO GACC MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
2	180 Water	(4) Mortgage Status; Waivers and Modifications	The Borrower has the right to effect a zoning lot merger and transfer certain development rights to a property adjacent to the Mortgaged Property and owned by an affiliate of the Borrower, subject to certain conditions, which include lender approval of the related documentation. It is anticipated that the Mortgage Loan will be amended prior to the Closing Date pursuant to which the lender will preapprove forms of zoning lot merger and development rights transfer documents
18	Wind Creek Leased Fee	(7) Permitted Liens; Title Insurance	The sole tenant of the Mortgaged Property has a right of first offer to purchase the Mortgaged Property. Such right of first offer does not apply to a transfer or sale of the Mortgaged Property in connection with a foreclosure by a mortgagee of the Mortgaged Property, but would apply to subsequent transfers. In addition, in the event that the borrower fails to comply with certain covenants relating to the gaming license of the sole tenant at the Mortgaged Property, and fails to timely cure such breach, the sole tenant may require the borrower to sell its interest in the land prior to or on the date so required by the applicable gaming authorities, and the tenant is required to have a right of first offer to purchase the Mortgaged Property.
31	North Attleboro Center	(7) Permitted Liens; Title Insurance	One of the tenants, Christmas Tree Shops, has a right of first refusal to purchase the Mortgaged Property. Such right of first refusal does not apply to a transfer or sale of the Mortgaged Property in connection with a foreclosure by a mortgagee of the Mortgaged Property, but would apply to subsequent transfers.
18	Wind Creek Leased Fee	(11) Condition of Property	No property condition report was prepared with respect to the Mortgaged Property

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
1	Century Plaza Towers	(13) Condemnation	The related Borrower is currently negotiating certain easements concerning peripheral areas of the Mortgaged Property with the City of Los Angeles (“City”) and the Los Angeles County (“County”) Metropolitan Transportation Authority in connection with the construction and operation of underground subway tunnels under a portion of the Mortgaged Property, in lieu of condemnation proceedings. Under the related Whole Loan documents, such easements may be executed by the Borrower, only if they have no material adverse effect the on Whole Loan. If such agreements are not finalized and executed, the City or County could initiate condemnation proceedings.
18	Wind Creek Leased Fee	(17) Insurance

The Mortgage Loan documents provide that to the extent that there is a conflict between the provisions of the ground lease between the borrower and the sole tenant at the Mortgaged Property (or any successor ground lease approved by the lender), with respect to the participation of the lender and the borrower in (and the actual adjustment/settlement of) any casualty or condemnation proceedings, requirements relating to restoration or payment or application of net proceeds, the provisions of such ground lease are required to control. The ground lease provides that the proceeds of any casualty are required to be provided to the tenant (or its leasehold mortgagee), to be applied to restoration, provided that if the restoration cost would reasonably be anticipated to be greater than the Casualty Threshold (as defined below) or the casualty occurs within five years of expiration of the applicable term of the ground lease, the tenant has the right to terminate the lease, in which case the lease requires that the casualty proceeds be distributed as follows: (i) the landlord is required to receive an amount not to exceed $80,000,000; (ii) the tenant (or its leasehold mortgagee) is required to receive an amount not to exceed $920,000,000, and (iii) any balance is required to be distributed, pari passu, 8% to the landlord and 92% to the tenant. The original principal balance of the related Whole Loan is $146,600,000.

“Casualty Threshold” means $15,000,000, subject to increase based on a consumer price index adjustment. In the event that casualty proceeds are in excess of $50,000,000 and the

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
tenant has elected to restore the improvements at the Mortgaged Property, the casualty proceeds are required to be paid to a depositary that is a leasehold mortgagee with respect to the leasehold interest of the sole tenant, or that is an “institutional lender” as defined in the ground lease.
1	Century Plaza Towers	(17) Insurance	The Borrower is permitted to maintain its current earthquake insurance coverage in the amount of $135,000,000 until renewal of the current policy term on April 2, 2020, when the Borrower will be required to increase its earthquake coverage to $137,154,993 in order to satisfy the requirements of the Mortgage Loan documents.
1	Century Plaza Towers	(27) Recourse Obligations	There is no separate non-recourse carveout guarantor or environmental indemnitor.
1, 2, 5, 18, 19, 20, 31, 34, 38	All GACC Mortgage Loans	(27) Recourse Obligations	In most cases, the Mortgage Loans being sold by German American Capital Corporation do not provide for recourse for misapplication of rents, insurance proceeds or condemnation awards.

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
1	Century Plaza Towers	(28) Mortgage Releases	The Borrower has the right to convert the top two floors of each tower of the Mortgaged Property into non-occupiable space and to transfer the development rights related to such space, provided that the Borrower has satisfied certain conditions set forth in the loan documents, including, without limitation, either (a) the prepayment of the Mortgage Loan in the amount of (i) $30,000,000 plus 105% of the yield maintenance that would have been due if the prepayment were made as of such date or (b) if the transfer of the development rights is to an affiliate of the Borrower, the posting of cash or a letter of credit as collateral for the Mortgage Loan in the amount of $30,000,000 plus 105% of the yield maintenance that would have been due if the prepayment were made as of such date. If the Borrower transfers the development rights to an affiliate and posts cash or a letter of credit as collateral for the Mortgage Loan, the Borrower’s affiliate may return the development rights to the Borrower along with the delivery of a clean date down endorsement to the lender, in which case the lender will be required to return the cash or letter of credit to the Borrower. If the Borrower’s affiliate is granted a permit to begin work in connection with the transferred development rights or if five years have passed without the return of the development rights to the Borrower, the lender may apply the conversion collateral to the outstanding principal balance of the Mortgage Loan and the Borrower will have to make up any shortfall in the prepayment amount.
1	Century Plaza Towers	(33) Defeasance	The Borrower is not required to pay the master servicer or the special servicer any fee for a defeasance in excess of $25,000.
34	Young Innovations Portfolio	(40) Organization of Borrower	The Borrower under the Mortgage Loan is affiliated with the Borrower under the PCI Pharma Portfolio Mortgage Loan.

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SCHEDULE D-1

GERMAN AMERICAN CAPITAL CORPORATION

LOANS WITH EXISTING MEZZANINE DEBT

Loan No.	Mortgage Loan
2	180 Water

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SCHEDULE D-2

GERMAN AMERICAN CAPITAL CORPORATION

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Loan No.	Mortgage Loan
1	Century Plaza Towers
2	180 Water
20	Embassy Suites Laredo

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SCHEDULE D-3

GERMAN AMERICAN CAPITAL CORPORATION

CROSSED MORTGAGE LOANS

None.

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ANNEX D-3

EXCEPTIONS TO CREFI MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
21	Brookside Park Apartments	(14) Actions Concerning Mortgage Loan	One of the guarantors is the defendant in various lawsuits alleging, among other things, defamation, breach of fiduciary duties, and a claim for an accounting of trust in connection with the allegation that he mismanaged the assets of Frank Stronach, the founder of Magna International. This pending lawsuit is not covered by insurance, and the plaintiffs are seeking a material amount of monetary damages. The related guarantor is also the defendant in a professional malpractice lawsuit filed by a client of the guarantor’s law firm related to a transaction that occurred in 2004 that resulted in the Canadian equivalent of the IRS reassessing the client for tax owed, plus interest, and imposing a penalty. The related guarantor values the claim between approximately $4.5 million and $5.5 million.
8, 11, 13, 16, 17, 21, 24, 25, 32, 36, 40, 41, 42, 43	All CREFI loans	(17) Insurance	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant at the related Mortgaged Property.
8	Elston Retail Collection	(17) Insurance	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property pursuant to the requirements of the Mortgage Loan documents to be maintained by a tenant, Kohl’s, with respect to the portion of the Mortgaged Property leased by Kohl’s, provided that, among other things, the insurance carriers comprising the insurance syndicate are in their current positions as insurers under the Kohl’s policies, and their ratings are not withdrawn or downgraded. One of the insurance carriers in the related syndicate is the People’s Insurance Company of China, which is rated “A-:VII” with A.M. Best and rated “A1” with Moody’s Investors Service.

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
17	Villa Carlotta	(17) Insurance	The insurance carrier providing earthquake coverage for the Mortgaged Property is rated A-VII with A.M. Best.
16, 17	Tri Pointe Plaza Village Carlotta	(32) Single-Purpose Entity	No non-consolidation opinion was delivered in connection with the origination of the Mortgage Loan.
13	Broadcasting Square	(32) Single-Purpose Entity	One of the related borrowers, GH Spring Ridge Associates, Inc., which is the fee owner of one of the condominium units that constitutes a portion of the Mortgaged Property, is also the owner of the property manager, S Ridge Management LLC. S Ridge Management LLC is not required to be single purpose entity.
40, 41, 42, 43	152 South 4th Street 155 Meserole Street 119 Guernsey Street 273 Leonard Street	(40) Organization of Mortgagor	The related Mortgagors are affiliated.
25	874 Springfield	(41) Environmental Conditions	The Phase I ESA identifies as a Controlled REC for the Mortgaged Property impacts to soil and groundwater associated with historic onsite dry cleaning operations and possibly with an off-site source. Soils were excavated beneath the former dry cleaner space, and sampling confirmed that constituents of concern were no longer identified in subsurface soils above applicable criteria. To address impacts to groundwater, a Classification Exception Area/Well Restriction Area was established at the Mortgaged Property. Analytical results confirmed that no further action was necessary in relation to vapor intrusion. Monitored natural attenuation is ongoing at the Mortgaged Property. The Phase I ESA consultant has recommended continued investigation/ remediation and monitoring of the groundwater impacts under regulatory oversight until such time a Response Action Outcome is issued.

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SCHEDULE D-1

CITI REAL ESTATE FUNDING INC.

LOANS WITH EXISTING MEZZANINE DEBT

None.

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SCHEDULE D-2

CITI REAL ESTATE FUNDING INC.

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Loan No.	Mortgage Loan
17	Villa Carlotta

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SCHEDULE D-3

CITI REAL ESTATE FUNDING INC.

CROSSED MORTGAGE LOANS

None.

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ANNEX E-1

GOLDMAN SACHS MORTGAGE COMPANY
MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

GSMC will in its MLPA, with respect to each GSMC Mortgage Loan, make the representations and warranties set forth below as of the Cut-off Date or such other date specified below, in each case subject to the exceptions to those representations and warranties that are described on Annex E-2. Prior to the execution of the related final MLPA, there may be additions, subtractions or other modifications to the representations, warranties and exceptions. These representations, warranties and exceptions should not be read alone, but should only be read in conjunction with the prospectus. Capitalized terms used but not otherwise defined in this Annex E-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

The related MLPA, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between GSMC, on the one hand, and the issuing entity, on the other. The representations and warranties are not intended to be disclosure statements regarding the characteristics of the related mortgage loans, Mortgaged Properties or other subjects discussed, but rather are intended as a risk allocation mechanism. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that are presented below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the mortgage loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1. Whole Loan; Ownership of Mortgage Loans. Except with respect to a GSMC Mortgage Loan that is part of a Whole Loan, each GSMC Mortgage Loan is a whole loan and not a participation interest in a GSMC Mortgage Loan. Each GSMC Mortgage Loan that is part of a Whole Loan is a senior or pari passu portion of a whole loan evidenced by a senior or pari passu note. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to GSMC), participation or pledge, and GSMC had good title to, and was the sole owner of, each GSMC Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such GSMC Mortgage Loan other than any servicing rights appointment, or similar agreement, any Non-Serviced PSA with respect to a GSMC Mortgage Loan and rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement. GSMC has full right and authority to sell, assign and transfer each GSMC Mortgage Loan, and the assignment to Depositor constitutes a legal, valid and binding assignment of each GSMC Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering any GSMC Mortgage Loan other than the rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.

2. Loan Document Status. Each related Mortgage Note, Mortgage, assignment of leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related mortgagor, guarantor or other obligor in connection with such GSMC Mortgage Loan is the legal, valid and binding obligation of the related mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees,

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charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by GSMC in connection with the origination of any GSMC Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

3. Mortgage Provisions. The Mortgage Loan documents for each GSMC Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

4. Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Mortgage Note, GSMC Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the related GSMC Mortgage Loan.

5. Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of assignment of leases to the issuing entity constitutes a legal, valid and binding assignment to the issuing entity. Each related Mortgage and assignment of leases is freely assignable without the consent of the related mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the mortgage loan schedule attached to the related MLPA, leasehold) interest in the related Mortgaged Property in the principal amount of such GSMC Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on Annex E-2 (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to GSMC’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to GSMC’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in this representation to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

6. Permitted Liens; Title Insurance. Each Mortgaged Property securing a GSMC Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such GSMC

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Mortgage Loan (or with respect to a GSMC Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments due and payable but not yet delinquent; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; (f) if the related GSMC Mortgage Loan constitutes a cross-collateralized GSMC Mortgage Loan, the lien of the Mortgage for another GSMC Mortgage Loan contained in the same Crossed Group; and (g) if the related GSMC Mortgage Loan is part of a Whole Loan, the rights of the holder(s) of any related Companion Loan(s) pursuant to the related Co-Lender Agreement; provided that none of items (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clauses (f) and (g) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by GSMC thereunder and no claims have been paid thereunder. Neither GSMC, nor to GSMC’s knowledge, any other holder of a GSMC Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

7. Junior Liens. It being understood that B notes secured by the same Mortgage as a GSMC Mortgage Loan are not subordinate mortgages or junior liens, except for any GSMC Mortgage Loan that is cross-collateralized and cross-defaulted with another GSMC Mortgage Loan, there are no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmens liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on Schedule E-1 to this Annex E-1, GSMC has no knowledge of any mezzanine debt secured directly by interests in the related mortgagor.

8. Assignment of Leases and Rents. There exists as part of the related Mortgage File an assignment of leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related assignment of leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related assignment of leases, subject to applicable law, provides that, upon an event of default under each GSMC Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

9. UCC Filings. If the related Mortgaged Property is operated as a hospitality property, GSMC has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the related GSMC Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and

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enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

10. Condition of Property. GSMC or the originator of each GSMC Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the related GSMC Mortgage Loan and within thirteen months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each GSMC Mortgage Loan no more than thirteen months prior to the Cut-off Date. To GSMC’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the use or value of such Mortgaged Property as security for the GSMC Mortgage Loan.

11. Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof will not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

12. Condemnation. As of the date of origination and to GSMC’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to GSMC’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of any Mortgaged Property that would have a material adverse effect on the value, use or operation of such Mortgaged Property.

13. Actions Concerning Mortgage Loan. As of the date of origination and to GSMC’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any mortgagor, guarantor, or mortgagor’s interest in the related Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such mortgagor’s title to such Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such mortgagor’s ability to perform under the related GSMC Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the related Mortgage Loan documents or (f) the current principal use of such Mortgaged Property.

14. Escrow Deposits. All escrow deposits and payments required to be escrowed with any Mortgagee pursuant to each GSMC Mortgage Loan are in the possession, or under the control, of GSMC or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with the related Mortgagee under the related Mortgage Loan documents are being conveyed by GSMC to the Depositor or its servicer.

15. No Holdbacks. The principal amount of each GSMC Mortgage Loan stated on the mortgage loan schedule attached to the related MLPA has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the GSMC Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to

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the related Mortgaged Property, the mortgagor or other considerations determined by GSMC to merit such holdback).

16. Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the related GSMC Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the related mortgagor and included in such Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each GSMC Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as a “Special Flood Hazard Area,” the related mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program (irrespective of whether such coverage is provided pursuant to a National Flood Insurance Program policy or through a private policy), plus such additional flood coverage in an amount as is generally required by GSMC for comparable mortgage loans intended for securitization.

If a Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the related GSMC Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

Each Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each Mortgaged Property located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the related Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC in an amount not less than 100% of the SEL.

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The Mortgage Loan documents for each GSMC Mortgage Loan require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related GSMC Mortgage Loan (or related Whole Loan), the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such GSMC Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under each GSMC Mortgage Loan and its successors and assigns as a loss payee under a Mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee. Each related GSMC Mortgage Loan obligates the related mortgagor to maintain all such insurance and, at such mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the mortgagor’s reasonable cost and expense and to charge such mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by GSMC.

17. Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of such Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the related GSMC Mortgage Loan requires the mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which such Mortgaged Property is a part until the separate tax lots are created.

18. No Encroachments. To GSMC’s knowledge based solely on surveys obtained in connection with origination and the Mortgagee’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each GSMC Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such GSMC Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.

19. No Contingent Interest or Equity Participation. No GSMC Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by GSMC.

20. REMIC. Each GSMC Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the GSMC Mortgage Loan to the related Mortgagor at origination did

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not exceed the non-contingent principal amount of the GSMC Mortgage Loan and (B) either: (a) such GSMC Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the GSMC Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the GSMC Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the GSMC Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the GSMC Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the GSMC Mortgage Loan; or (b) substantially all of the proceeds of such GSMC Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such GSMC Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the GSMC Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such GSMC Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the GSMC Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the GSMC Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph will have the same meanings as set forth in the related Treasury Regulations.

21. Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of each GSMC Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

22. Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to originate, acquire and/or hold (as applicable) the Mortgage Note in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such GSMC Mortgage Loan by the issuing entity.

23. Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to GSMC’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

24. Local Law Compliance. To GSMC’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by GSMC for similar commercial and multifamily mortgage loans intended for securitization, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) with respect to the improvements located on or forming part of each Mortgaged Property securing a GSMC Mortgage Loan as of the date of origination of such GSMC Mortgage Loan (or related Whole Loan, as applicable) and as of the Cut-off Date, other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the related Mortgaged Property. The terms of the related Mortgage Loan documents require the mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

25. Licenses and Permits. Each mortgagor covenants in the related Mortgage Loan documents that it will keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the related Mortgaged Property in full force and effect, and to GSMC’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by GSMC for similar commercial and multifamily

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mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. Each GSMC Mortgage Loan requires the related mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

26. Recourse Obligations. The Mortgage Loan documents for each GSMC Mortgage Loan provide that such GSMC Mortgage Loan (a) becomes full recourse to the mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the mortgagor (but may be affiliated with the mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, will be filed by the related mortgagor; (ii) the related mortgagor or guarantor will have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to such mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in the mortgagor made in violation of the related Mortgage Loan documents; and (b) contains provisions providing for recourse against the mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the mortgagor (but may be affiliated with the mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of such mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the related GSMC Mortgage Loan; (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to the Mortgagee upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a GSMC Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of intentional material physical waste at the related Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

27. Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the related Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the related GSMC Mortgage Loan, (b) upon payment in full of such GSMC Mortgage Loan, (c) upon a Defeasance (as defined in (32) below), (d) releases of out-parcels that are unimproved or other portions of the related Mortgaged Property which will not have a material adverse effect on the underwritten value of such Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the GSMC Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject GSMC Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject GSMC Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for all GSMC Mortgage Loans originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the GSMC Mortgage Loan (or related Whole Loan) outstanding after the release, the related mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions of the Code.

With respect to any partial release under the preceding clause (e), for all GSMC Mortgage Loans originated after December 6, 2010, the mortgagor can be required to pay down the principal balance of the related GSMC Mortgage Loan in an amount not less than the amount required by the REMIC provisions of the Code and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the mortgagor, if, immediately after the release of

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such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the GSMC Mortgage Loan (or related Whole Loan).

No GSMC Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another GSMC Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to partial condemnation, other than in compliance with the REMIC provisions of the Code.

28. Financial Reporting and Rent Rolls. The GSMC Mortgage Loan documents for each GSMC Mortgage Loan require the related mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each GSMC Mortgage Loan with more than one mortgagor are in the form of an annual combined balance sheet of the mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

29. Acts of Terrorism Exclusion. With respect to each GSMC Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other GSMC Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the GSMC Mortgage Loan, and, to the Sponsor’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each GSMC Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the Mortgagor under each GSMC Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor will not be required to spend more than the Terrorism Cap Amount on terrorism insurance coverage, and if the cost of terrorism insurance exceeds the Terrorism Cap Amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Cap Amount. The “Terrorism Cap Amount” is the specified percentage (which is at least equal to 200%) of the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance).

30. Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each GSMC Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such GSMC Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to

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(i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in the related mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) in this Annex E-1 or the exceptions thereto set forth on Annex E-2, or (vii) any mezzanine debt that existed at the origination of the related GSMC Mortgage Loan as set forth on Schedule E-1 to this Annex E-1, or future permitted mezzanine debt as set forth on Schedule E-2 to this Annex E-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any GSMC Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any GSMC Mortgage Loan that is cross-collateralized and cross-defaulted with another GSMC Mortgage Loan, as set forth on Schedule E-3 to this Annex E-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that, to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the related mortgagor is responsible for such payment along with all other reasonable out-of-pocket fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

31. Single-Purpose Entity. Each GSMC Mortgage Loan requires the related mortgagor to be a Single-Purpose Entity for at least as long as the related GSMC Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the mortgagor with respect to each GSMC Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that such mortgagor is a Single-Purpose Entity, and each GSMC Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the related mortgagor. For this purpose, a “Single-Purpose Entity” means an entity, other than an individual, whose organizational documents (or if the GSMC Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the GSMC Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a mortgagor for a GSMC Mortgage Loan that is cross-collateralized and cross-defaulted with the related GSMC Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

32. Defeasance. With respect to any GSMC Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the related Mortgage Loan documents provide for defeasance as a unilateral right of the mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) such GSMC Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the GSMC Mortgage Loan when due, including the entire remaining principal balance on the maturity date or, if the GSMC Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the related Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the GSMC Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the related GSMC Mortgage Loan; (iv) the mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to

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make all scheduled payments under the Mortgage Note as set forth in (iii) above, (v) if the mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the GSMC Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

33. Fixed Interest Rates. Each GSMC Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such GSMC Mortgage Loan, except in the case of any ARD Loan and situations where default interest is imposed.

34. Ground Leases. For purposes of this Annex E-1, a “Ground Lease” means a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any GSMC Mortgage Loan where the GSMC Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Sponsor, its successors and assigns, GSMC represents and warrants that:

(1)       The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the GSMC Mortgage Loan, except as reflected in any written instruments which are included in the related Mortgage File;

(2)       The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the Mortgagee;

(3)       The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related GSMC Mortgage Loan, or 10 years past the stated maturity if such GSMC Mortgage Loan fully amortizes by the stated maturity (or with respect to a GSMC Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(4)       The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(5)       The Ground Lease does not place commercially unreasonably restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the GSMC Mortgage Loan

E-1-11

and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease), and in the event it is so assigned, it is further assignable by the holder of the GSMC Mortgage Loan and its successors and assigns without the consent of (but with prior notice to) the lessor;

(6)       GSMC has not received any written notice of material default under or notice of termination of such Ground Lease. To GSMC’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Sponsor’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(7)       The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the Mortgagee written notice of any default, and provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(8)       The Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(9)       The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

(10)        Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the GSMC Mortgage Loan, together with any accrued interest;

(11)        In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to the ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the GSMC Mortgage Loan, together with any accrued interest; and

(12)        Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

35. Servicing. The servicing and collection practices used by GSMC with respect to the GSMC Mortgage Loans have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

36. Origination and Underwriting. The origination practices of GSMC (or the related originator if GSMC was not the originator) with respect to each GSMC Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such GSMC Mortgage Loan (or the related Whole Loan, as applicable) and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such GSMC Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1.

E-1-12

37. No Material Default; Payment Record. No GSMC Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required debt service payments since origination, and as of the date hereof, no GSMC Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To GSMC’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under any GSMC Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (a) or (b), materially and adversely affects the value of any GSMC Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by GSMC in this Annex E-1 (including, but not limited to, the prior sentence). No person other than the holder of any GSMC Mortgage Loan may declare any event of default under the related GSMC Mortgage Loan or accelerate any indebtedness under such Mortgage Loan documents.

38. Bankruptcy. As of the date of origination of the related GSMC Mortgage Loan and to the GSMC’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

39. Organization of Mortgagor. With respect to each GSMC Mortgage Loan, in reliance on certified copies of the organizational documents of the related mortgagor delivered by such mortgagor in connection with the origination of such GSMC Mortgage Loan (or the related Whole Loan, as applicable), the mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any GSMC Mortgage Loan that is cross-collateralized and cross-defaulted with another GSMC Mortgage Loan, no GSMC Mortgage Loan has a mortgagor that is an affiliate of another mortgagor under another GSMC Mortgage Loan.

40. Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain GSMC Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements were conducted by a reputable environmental consultant in connection with such GSMC Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, an “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that, based on the ESA, can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such

E-1-13

responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Sponsor’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

41. Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the GSMC Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to GSMC’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the GSMC Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such GSMC Mortgage Loan was originated.

42. Mortgage Loan Schedule. The information pertaining to each GSMC Mortgage Loan which is set forth on the mortgage loan schedule attached to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the PSA to be contained on the mortgage loan schedule attached to the related MLPA.

43. Cross-Collateralization. Except with respect to a GSMC Mortgage Loan that is part of a Whole Loan no GSMC Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except as set forth on Annex E-2.

44. Advance of Funds by the Sponsor. After origination, no advance of funds has been made by GSMC to the related mortgagor other than in accordance with the related Mortgage Loan documents, and, to GSMC’s knowledge, no funds have been received from any person other than the related mortgagor or an affiliate for, or on account of, payments due on the GSMC Mortgage Loan (other than as contemplated by the related Mortgage Loan documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a Mortgagee-controlled lockbox if required or contemplated under the related lease or Mortgage Loan documents). Neither GSMC nor any affiliate thereof has any obligation to make any capital contribution to any mortgagor under a GSMC Mortgage Loan, other than contributions made on or prior to the date hereof.

45. Compliance with Anti-Money Laundering Laws. GSMC has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the GSMC Mortgage Loans.

For purposes of these representations and warranties, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any GSMC Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of these representations and warranties, the phrases “GSMC’s knowledge” or “GSMC’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in this Annex E-1, the actual state of knowledge or belief of GSMC, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the GSMC Mortgage Loans regarding the matters expressly set forth in this Annex E-1.

E-1-14

ANNEX E-2

EXCEPTIONS TO GSMC MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
7	PCI Pharma Portfolio	(5) Lien; Valid Assignment	Each Mortgaged Property is subject to a right of first offer in favor of Packaging Coordinators, Inc., the master tenant, in the event the borrower intends to sell such Mortgaged Property. Such right of first offer does not apply to a foreclosure.
23	Residence Inn Phoenix Chandler South	(5) Lien; Valid Assignment	The Mortgaged Property is subject to a right of first refusal in favor of the franchisor (i.e., Marriott International, Inc.) upon a proposed sale to a competitor.
10	The Essex Site 2	(5) Lien; Valid Assignment	One of the Mortgagors has a beneficial interest, rather than a fee simple interest, in two of the condominium units (the “Affordable Units”) that constitute part of the collateral for the Mortgage Loan pursuant to a certain Declaration of Interest and Nominee Agreement (the “Nominee Agreement”) with Site 2 DSC Housing Development Fund Corporation (“HDFC”), which is the fee owner of the Affordable Units. HDFC is not a Mortgagor under the Mortgage Loan, but it executed the related mortgage for the sole purpose of subjecting its interest in the Affordable Units to the lien of the Mortgage Loan.
35	Oxy Lofts	(5) Lien; Valid Assignment	A condominium plan (subdivision) and condominium declaration were recorded with respect to the Mortgaged Property when it was originally developed by Mortgagor’s predecessor in title. A condo association was also created (but is no longer active). No units were conveyed and no assessments were imposed for common elements. The Mortgagor took title to the entire Mortgaged Property, which was subject to the condominium as separate legal lots with no reference to condominium units or common elements. Under California law, the condominium units and common elements do not exist until a conveyance of a unit to a third party occurs. The condominium plan and condominium declaration are exceptions from coverage in the title insurance policy but the legal description insured under the related title insurance policy is for the separate legal lots but not separate condominium

E-2-1

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
units. The title insurance policy will include a condominium endorsement.
3	The Shoppes at Blackstone Valley	(6) Permitted Liens; Title Insurance	The Title Policy does not contain clause (e) for the Target ground lease because the Target ground lease contains a right of first refusal (“ROFR”) in the event that the Mortgagor sells its fee interest in the portion of the Mortgaged Property covered by the Target ground lease (but not if the Mortgagor sells any more or any less than such portion).
7	PCI Pharma Portfolio	(6) Permitted Liens; Title Insurance	See exception to Representation and Warranty #5 above.
23	Residence Inn Phoenix Chandler South	(6) Permitted Liens; Title Insurance	See exception to Representation and Warranty #5 above.
35	Oxy Lofts	(6) Permitted Liens; Title Insurance	See exception to Representation and Warranty #5 above.
10	The Essex Site 2	(7) Junior Liens	In connection with the 20-year phased tax exemption from which the Mortgaged Property benefits under Section 421-a of the New York Real Property Tax Law, the Mortgagors executed two enforcement notes payable to the order of the City of New York, acting by and through the Department of Housing Preservation and Development, in the aggregate amount of $77,799,999, which are secured by two enforcement mortgages. No payments are due under the notes during the term of the Mortgage Loan and the enforcement mortgages are subordinate to the lien of the mortgage in favor of the lender. In the event of a foreclosure on the Mortgage Loan, a $389,000 payment would be due under the enforcement notes.
6, 15	USAA Office Portfolio Cobb Place	(16) Insurance	All policies may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best), and all such insurers are required to have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s (or, if

E-2-2

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best)).
3, 4, 6, 9, 10, 14,15, 22, 23, 26, 27, 28, 29, 30, 33, 35, 37, 39	All GSMC Mortgage Loans (other than Midtown Center and PCI Pharma Portfolio)	(16) Insurance	The threshold used in the Mortgage Loan documents, as it pertains to use of insurance proceeds for repair and restoration in respect of a property loss, is 5% of the original principal balance of the Mortgage Loan, or 5% of the original allocated loan amount of the affected Mortgaged Property, as applicable.
7	PCI Pharma Portfolio	(16) Insurance	The threshold used in the Mortgage Loan documents, as it pertains to use of insurance proceeds for repair and restoration in respect of a property loss, is the greater of (i) 5% of the original allocated loan amount of the affected Mortgaged Property and (ii) $500,000.
28	Millennium Park Plaza	(16) Insurance	All policies may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A-” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best), and all such insurers are required to have ratings of not less than “BBB” by S&P and “Baa2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best)).
3, 9, 12, 14, 15, 22, 23, 27, 33	The Shoppes at Blackstone Valley 55 Green Street Midtown Center Westland Fair Cobb Place Brentwood Town Center Residence Inn Phoenix Chandler South	(16) Insurance	All policies may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best), and all such insurers are required to have ratings of not less than “BBB” by S&P and “Baa2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best)).

E-2-3

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
Townhomes at Highfield Commons Home2 Suites Hanford Lemoore
30	Ledges One	(16) Insurance	All policies may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A” by S&P, “A: XV” by A.M. Best or “A2” by Moody’s (if Moody’s rates the insurer), and all such insurers are required to have ratings of not less than “BBB” by S&P and “Baa2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best)).
29	Claremont Apartments	(25) Local Law Compliance	The Mortgaged Property’s multifamily use is legal non-conforming; the Mortgaged Property was developed pursuant to a variance granted by the Abington Zoning Board of Appeals, dated December 18, 1970. The Mortgaged Property may be rebuilt in the event of a casualty so long as (a) the reconstruction commences within two years from the date of such casualty and (b) the rebuilt structure is no less conforming that the previous structure.
10	The Essex Site 2	(28) Financial Reporting and Rent Rolls	The Mortgagors are not required to deliver combined annual financial statements.
7	PCI Pharma Portfolio	(39) Organization of Mortgagor	The Mortgagor under the Mortgage Loan is affiliated with the Mortgagor under the Young Innovations Portfolio Mortgage Loan.

E-2-4

Schedule E-1 to Annex E-1

GOLDMAN SACHS MORTGAGE COMPANY

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Loan No.	Mortgage Loan	Original Principal Amount of Existing Mezzanine Debt
10	The Essex Site 2	$40,000,000

E-2-5

Schedule E-2 to Annex E-1

GOLDMAN SACHS MORTGAGE COMPANY

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Loan No.	Mortgage Loan
3	The Shoppes at Blackstone Valley

39	Hub at Vista Palomar Park

E-2-6

SCHEDULE E-3 to Annex E-1

GOLDMAN SACHS MORTGAGE COMPANY

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

E-2-7

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ANNEX F

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Period	Balance($)	Period	Balance($)
1	29,564,000.00	59	29,563,469.60
2	29,564,000.00	60	29,026,673.07
3	29,564,000.00	61	28,518,025.28
4	29,564,000.00	62	28,007,678.57
5	29,564,000.00	63	27,406,302.62
6	29,564,000.00	64	26,892,239.76
7	29,564,000.00	65	26,346,805.12
8	29,564,000.00	66	25,829,202.09
9	29,564,000.00	67	25,280,329.91
10	29,564,000.00	68	24,759,163.15
11	29,564,000.00	69	24,236,255.19
12	29,564,000.00	70	23,682,231.86
13	29,564,000.00	71	23,155,724.85
14	29,564,000.00	72	22,598,206.81
15	29,564,000.00	73	22,068,076.79
16	29,564,000.00	74	21,536,175.30
17	29,564,000.00	75	20,915,264.76
18	29,564,000.00	76	20,379,508.32
19	29,564,000.00	77	19,813,008.97
20	29,564,000.00	78	19,273,567.92
21	29,564,000.00	79	18,703,490.77
22	29,564,000.00	80	18,160,340.57
23	29,564,000.00	81	17,615,374.90
24	29,564,000.00	82	17,039,933.27
25	29,564,000.00	83	16,490,729.30
26	29,564,000.00	84	15,956,344.43
27	29,564,000.00	85	15,446,560.09
28	29,564,000.00	86	14,935,058.97
29	29,564,000.00	87	14,343,139.74
30	29,564,000.00	88	13,827,920.24
31	29,564,000.00	89	13,284,853.98
32	29,564,000.00	90	12,766,069.30
33	29,564,000.00	91	12,219,541.12
34	29,564,000.00	92	11,697,167.35
35	29,564,000.00	93	11,173,033.91
36	29,564,000.00	94	10,621,311.88
37	29,564,000.00	95	10,093,553.43
38	29,564,000.00	96	9,538,311.38
39	29,564,000.00	97	9,006,903.58
40	29,564,000.00	98	8,473,705.36
41	29,564,000.00	99	7,887,651.53
42	29,564,000.00	100	7,350,680.73
43	29,564,000.00	101	6,786,493.12
44	29,564,000.00	102	6,245,811.12
45	29,564,000.00	103	5,678,019.77
46	29,564,000.00	104	5,133,601.63
47	29,564,000.00	105	4,587,348.72
48	29,564,000.00	106	4,014,147.82
49	29,564,000.00	107	3,464,121.35
50	29,564,000.00	108	2,887,256.18
51	29,564,000.00	109	2,333,430.81
52	29,564,000.00	110	1,777,738.63
53	29,564,000.00	111	1,145,768.90
54	29,564,000.00	112	586,071.32
55	29,564,000.00	113 and thereafter	0
56	29,564,000.00
57	29,564,000.00
58	29,564,000.00

F-1

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No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	11
Important Notice About Information Presented in This Prospectus	11
Summary of Terms	19
Risk Factors	55
Description of the Mortgage Pool	133
Transaction Parties	234
Credit Risk Retention	270
Description of the Certificates	278
Description of the Mortgage Loan Purchase Agreements	317
Pooling and Servicing Agreement	328
Certain Legal Aspects of Mortgage Loans	442
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	457
Pending Legal Proceedings Involving Transaction Parties	459
Use of Proceeds	459
Yield and Maturity Considerations	460
Material Federal Income Tax Considerations	472
Certain State and Local Tax Considerations	485
Method of Distribution (Conflicts of Interest)	486
Incorporation of Certain Information by Reference	488
Where You Can Find More Information	488
Financial Information	488
Certain ERISA Considerations	489
Legal Investment	493
Legal Matters	493
Ratings	494
Index of Defined Terms	496
ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES	A-1-1
ANNEX A-2	CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES	A-2-1
ANNEX A-3	DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION	A-3-1
ANNEX B	FORM OF REPORT TO CERTIFICATEHOLDERS	B-1
ANNEX C	FORM OF OPERATING ADVISOR ANNUAL REPORT	C-1
ANNEX D-1	GERMAN AMERICAN CAPITAL CORPORATION AND CITI REAL ESTATE FUNDING INC. MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	D-1-1
ANNEX D-2	EXCEPTIONS TO GACC MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	D-2-1
ANNEX D-3	EXCEPTIONS TO CREFI MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	D-3-1
ANNEX E-1	GOLDMAN SACHS MORTGAGE COMPANY MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	E-1-1
ANNEX E-2	EXCEPTIONS TO GSMC MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	E-2-1
ANNEX F	CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE	F-1

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$885,202,000
(Approximate)

Deutsche Mortgage & Asset
Receiving Corporation
Depositor

COMM 2019-GC44 Mortgage Trust
Issuing Entity

COMM 2019-GC44
Mortgage Trust Commercial Mortgage
Pass-Through Certificates,
Series 2019-GC44

Class A-1	$23,338,000
Class A-2	$138,840,000
Class A-3	$55,469,000
Class A-SB	$29,564,000
Class A-4	$176,000,000
Class A-5	$267,197,000
Class X-A	$808,764,000
Class A-M	$118,356,000
Class B	$40,685,000
Class C	$35,753,000

PROSPECTUS

Deutsche Bank Securities
Co-Lead Manager and Joint Bookrunner

Goldman Sachs & Co. LLC
Co-Lead Manager and Joint Bookrunner

Citigroup
Co-Lead Manager and Joint Bookrunner

Academy Securities
Co-Manager

Drexel Hamilton
Co-Manager

November 21, 2019